EXHIBIT 4.1

                                                                   Exhibit 4.1

==============================================================================






             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                   Depositor


                         MIDLAND LOAN SERVICES, INC.,
                             Master Servicer No. 1


                  KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
                             Master Servicer No. 2


                                   NCB, FSB,
                             Master Servicer No. 3


                            LENNAR PARTNERS, INC.,
                            Special Servicer No. 1


                      NATIONAL CONSUMER COOPERATIVE BANK,
                            Special Servicer No. 2


                            WELLS FARGO BANK, N.A.,
                                    Trustee


                        POOLING AND SERVICING AGREEMENT


                          Dated as of March 11, 2004


                                $1,621,325,236
                 Commercial Mortgage Pass-Through Certificates
                                Series 2004-C1








==============================================================================



                                                  TABLE OF CONTENTS
                                                  -----------------

                                                                                                                Page
                                                                                                                ----

                                                      ARTICLE I

                                                     DEFINITIONS

SECTION 1.01.     Defined Terms....................................................................................6
SECTION 1.02.     Certain Calculations...........................................................................100
SECTION 1.03.     General Interpretive Principles................................................................101
SECTION 1.04.     Certain Matters with Respect to the Beverly Center Total Loan..................................101
SECTION 1.05.     Certain Considerations Regarding Reimbursements of Nonrecoverable Advances and
                    Workout-Delayed Reimbursement Amounts........................................................103

                                                     ARTICLE II

                               CONVEYANCE OF LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.     Conveyance of Loans............................................................................105
SECTION 2.02.     Acceptance by Trustee..........................................................................108
SECTION 2.03.     Representations, Warranties and Covenants of the Depositor; Repurchase and
                    Substitution of Loans by the Responsible Parties for Defects in Mortgage
                    Files, Breaches of Representations and Warranties and Other Matters..........................111
SECTION 2.04.     Issuance of Uncertificated Lower-Tier Interests and the Loan REMIC Regular
                    Interests; Execution of Certificates.........................................................118

                                                     ARTICLE III

                                   ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.     General Servicing Matters......................................................................119
SECTION 3.02.     Collection of Loan Payments....................................................................123
SECTION 3.03.     Collection of Taxes, Assessments and Similar Items; Servicing Accounts.........................126
SECTION 3.04.     The Collection Accounts, Distribution Account and Excess Interest Distribution
                    Account......................................................................................130
SECTION 3.05.     Permitted Withdrawals from the Collection Accounts and the Distribution Account................136
SECTION 3.06.     Investment of Funds in the Collection Accounts, Companion Loan Custodial
                    Accounts, Junior Loan Custodial Accounts, Servicing Accounts, Cash Collateral
                    Accounts, Lock-Box Accounts, REO Accounts, Distribution Account, Interest
                    Reserve Account and Excess Liquidation Proceeds Account......................................144
SECTION 3.07.     Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage..................146


                                                         -i-


SECTION 3.08.     Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses; Assumption
                    Agreements; Defeasance Provisions; Other Provisions..........................................152
SECTION 3.09.     Realization Upon Defaulted Loans...............................................................157
SECTION 3.10.     Trustee to Cooperate; Release of Mortgage Files................................................160
SECTION 3.11.     Servicing Compensation.........................................................................162
SECTION 3.12.     Reports to the Trustee; Collection Account Statements..........................................167
SECTION 3.13.     Annual Statement as to Compliance..............................................................173
SECTION 3.14.     Reports by Independent Public Accountants......................................................174
SECTION 3.15.     Access to Certain Information..................................................................174
SECTION 3.16.     Title to REO Property; REO Account.............................................................175
SECTION 3.17.     Management of REO Property.....................................................................176
SECTION 3.18.     Sale of Defaulted Loans and REO Properties.....................................................179
SECTION 3.19.     Additional Obligations of the applicable Master Servicer and Special Servicer;
                    Inspections; Appraisals......................................................................183
SECTION 3.20.     Modifications, Waivers, Amendments and Consents................................................187
SECTION 3.21.     Transfer of Servicing Between Master Servicer and Special Servicer; Record
                    Keeping; Asset Status Report.................................................................193
SECTION 3.22.     Sub-Servicing Agreements.......................................................................198
SECTION 3.23.     Representations, Warranties and Covenants of the Master Servicers..............................200
SECTION 3.24.     Representations, Warranties and Covenants of the Special Servicers.............................201
SECTION 3.25.     Limitation on Liability of the Directing Certificateholder.....................................203
SECTION 3.26.     Reports to the Securities and Exchange Commission; Available Information.......................203
SECTION 3.27.     Lock-Box Accounts and Servicing Accounts.......................................................210
SECTION 3.28.     Interest Reserve Account.......................................................................211
SECTION 3.29.     Limitations on and Authorizations of the Master Servicers and Special Servicers
                    with Respect to Certain Loans................................................................211
SECTION 3.30.     REMIC Administration...........................................................................213
SECTION 3.31.     Master Servicer and Special Servicer May Own Certificates......................................216
SECTION 3.32.     Certain Matters with Respect to the Beverly Center Total Loan..................................217
SECTION 3.33.     Certain Matters Related to the Mayfair Mall Total Loan.........................................227
SECTION 3.34.     Certain Matters Related to the Stanford Shopping Center Total Loan.............................228

                                                     ARTICLE IV

                                           PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.     Distributions..................................................................................230
SECTION 4.02.     Statements to Certificateholders; Reports by Trustee; Other Information
                    Available to the Holders and Others..........................................................239
SECTION 4.03.     P&I Advances...................................................................................241
SECTION 4.04.     Allocation of Collateral Support Deficit.......................................................244
SECTION 4.05.     Allocations of Uncovered Prepayment Interest Shortfall Amounts.................................245
SECTION 4.06.     Certain Deemed Distributions and Allocations Relating to Loan REMICs...........................246
SECTION 4.07.     Grantor Trust Reporting........................................................................247


                                                        -ii-


                                                      ARTICLE V

                                                  THE CERTIFICATES

SECTION 5.01.     The Certificates...............................................................................248
SECTION 5.02.     Registration of Transfer and Exchange of Certificates..........................................248
SECTION 5.03.     Book-Entry Certificates........................................................................256
SECTION 5.04.     Mutilated, Destroyed, Lost or Stolen Certificates..............................................257
SECTION 5.05.     Persons Deemed Owners..........................................................................258
SECTION 5.06.     Certification by Certificateholders and Certificate Owners.....................................258

                                                     ARTICLE VI

                            THE DEPOSITOR, THE MASTER SERVICERS AND THE SPECIAL SERVICERS

SECTION 6.01.     Liability of the Depositor, the Master Servicers and the Special Servicers.....................259
SECTION 6.02.     Merger, Consolidation or Conversion of the Depositor, the Master Servicers or
                    the Special Servicers........................................................................259
SECTION 6.03.     Limitation on Liability of the Trustee, the Depositor, the Master Servicers, the
                    Special Servicers and Others.................................................................259
SECTION 6.04.     Master Servicers and Special Servicers Not to Resign...........................................262
SECTION 6.05.     Rights of the Depositor in Respect of the Master Servicers and the Special
                    Servicers....................................................................................263

                                                     ARTICLE VII

                                                       DEFAULT

SECTION 7.01.     Events of Default; Master Servicer and Special Servicer Termination............................264
SECTION 7.02.     Trustee to Act; Appointment of Successor.......................................................270
SECTION 7.03.     Notification to Certificateholders.............................................................271
SECTION 7.04.     Waiver of Events of Default....................................................................272
SECTION 7.05.     Trustee Advances...............................................................................272

                                                    ARTICLE VIII

                                               CONCERNING THE TRUSTEE

SECTION 8.01.     Duties of Trustee..............................................................................274
SECTION 8.02.     Certain Matters Affecting the Trustee..........................................................275
SECTION 8.03.     Trustee Not Liable for Validity or Sufficiency of Certificates or Loans........................276
SECTION 8.04.     Trustee May Own Certificates...................................................................277
SECTION 8.05.     Fees and Expenses of Trustee; Reimbursements and Other Payments to Trustee.....................277
SECTION 8.06.     Eligibility Requirements for Trustee...........................................................277
SECTION 8.07.     Resignation and Removal of the Trustee.........................................................278
SECTION 8.08.     Successor Trustee..............................................................................279
SECTION 8.09.     Merger or Consolidation of Trustee.............................................................280


                                                        -iii-


SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee..................................................280
SECTION 8.11.     Appointment of Custodians......................................................................281
SECTION 8.12.     Access to Certain Information..................................................................281
SECTION 8.13.     Representations, Warranties and Covenants of the Trustee.......................................283

                                                     ARTICLE IX

                                                     TERMINATION

SECTION 9.01.     Termination Upon Repurchase or Liquidation of All Loans........................................285
SECTION 9.02.     Additional Termination Requirements............................................................288
SECTION 9.03.     Mayfair Mall and Stanford Shopping Center REO Properties.......................................288

                                                      ARTICLE X

                                              MISCELLANEOUS PROVISIONS

SECTION 10.01.    Amendment......................................................................................289
SECTION 10.02.    Recordation of Agreement; Counterparts.........................................................291
SECTION 10.03.    Limitation on Rights of Certificateholders.....................................................291
SECTION 10.04.    Governing Law..................................................................................292
SECTION 10.05.    Notices........................................................................................292
SECTION 10.06.    Severability of Provisions.....................................................................293
SECTION 10.07.    Grant of a Security Interest...................................................................293
SECTION 10.08.    Successors and Assigns; Beneficiaries..........................................................294
SECTION 10.09.    Article and Section Headings...................................................................294
SECTION 10.10.    Notices to Rating Agencies.....................................................................294

                                                     ARTICLE XI

                                SERVICING OF THE STANFORD SHOPPING CENTER TOTAL LOAN

SECTION 11.01.    General........................................................................................297
SECTION 11.02.    Application of Loan Payments...................................................................298
SECTION 11.03.    Inapplicable Provisions........................................................................298
SECTION 11.04.    The Collection Account and the Stanford Shopping Center Companion Loan Custodial
                    Account......................................................................................298
SECTION 11.05.    Loan Documents.................................................................................299
SECTION 11.06.    Servicing Compensation.........................................................................300
SECTION 11.07.    Annual Statement as to Compliance; Reports by Independent Public Accountants;
                    Access to Certain Information................................................................300
SECTION 11.08.    Certain Matters with Respect to the Stanford Shopping Center Total Loan........................300
SECTION 11.09.    P&I Advances...................................................................................301
SECTION 11.10.    Events of Default..............................................................................301
SECTION 11.11.    Amendments to the Series 2003-C5 PSA...........................................................301


                                                        -iv-

                                                     ARTICLE XII

                                      SERVICING OF THE MAYFAIR MALL TOTAL LOAN

SECTION 12.01.    General........................................................................................302
SECTION 12.02.    Application of Loan Payments...................................................................303
SECTION 12.03.    Inapplicable Provisions........................................................................303
SECTION 12.04.    Mayfair Mall Custodial Account.................................................................303
SECTION 12.05.    Loan Documents.................................................................................304
SECTION 12.06.    Servicing Compensation.........................................................................305
SECTION 12.07.    Annual Statement as to Compliance; Reports by Independent Public Accountants;
                    Access to Certain Information................................................................305
SECTION 12.08.    Certain Matters with Respect to the Mayfair Mall Total Loan....................................305
SECTION 12.09.    P&I Advances...................................................................................305
SECTION 12.10.    Events of Default..............................................................................306
SECTION 12.11.    Amendments to the Series 2003-C4 PSA...........................................................306


EXHIBITS

A-1        Form of Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class
              C Certificates
A-2        Form of Class A-X, Class A-SP and Class A-Y Certificates
A-3        Form of Class D, Class E, Class F, Class G, Class H, Class J,
             Class K, Class L, Class M, Class N, Class O and Class P
             Certificates
A-4        Form of Class V Certificate
A-5        Form of Class R Certificate
B          Mortgage Loan Schedule
C-1        List of Additional Collateral Loans
C-2        List of Mezzanine Loans
D          Form of Request for Release
E          Form of Lost Note Affidavit
F-1A       Form I of Transferor Certificate for Transfers of Non-Registered
             Certificates
F-1B       Form II of Transferor Certificate for Transfers of Non-Registered
             Certificates
F-1C       Form I of Transferor Certificate for Transfers of Interests in
             Global Certificates for Classes of Non-Registered Certificates
F-1D       Form II of Transferor Certificate for Transfers of Interests in
             Global Certificates for Classes of Non-Registered Certificates
F-2A       Form I of Transferee Certificate for Transfers of Non-Registered
             Certificates Held in Physical Form
F-2B       Form II of Transferee Certificate for Transfers of Non-Registered
             Certificates Held in Physical Form
F-2C       Form I of Transferee Certificate for Transfers of Interests in
             Non-Registered Certificates Held in Book-Entry Form
F-2D       Form II of Transferee Certificate for Transfers of Interests in
             Non-Registered Certificates Held in Book-Entry Form
G-1        Form of Transferee Certificate in Connection with ERISA
             (Non-Registered Certificates and Non-Investment Grade
             Certificates Held in Fully Registered, Certificated Form)
G-2        Form of Transferee Certificate in Connection with ERISA
             (Non-Registered Certificates Held in Book-Entry Form)
H-1        Form of Residual Transfer Affidavit for Transfers of Class R
             Certificates
H-2        Form of Transferor Certificate for Transfers of Class R
             Certificates
I          Investor Certification
J-1        Form of Intermediate Trustee (or Custodian) Certification
J-2        Form of Final Trustee (or Custodian) Certification
K          Schedule of Reference Rates
L          Form of Sarbanes-Oxley Certification
M          Form of Statement to Certificateholders
N          Form of Notice from Trustee to Mayfair Mall Master Servicer and
             Trustee
O          Form of Notice from Trustee to Stanford Shopping Center Master
             Servicer and Trustee
P          Form of Notice Regarding Defeasance of Loan
Q          Form of Subordination Agreement for Co-op Loans
R          Form of Acknowledgement of Proposed Special Servicer

          This Pooling and Servicing Agreement (this "Agreement"), is dated as of March 11, 2004, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as Depositor, MIDLAND LOAN SERVICES, INC., as Master Servicer No. 1, KEYCORP REAL ESTATE CAPITAL MARKETS, INC., as Master Servicer No. 2, NCB, FSB, as Master Servicer No. 3, LENNAR PARTNERS, INC., as Special Servicer No. 1, NATIONAL CONSUMER COOPERATIVE BANK, as Special Servicer No. 2, and WELLS FARGO BANK, N.A., as Trustee.

                            PRELIMINARY STATEMENT:

          The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued under this Agreement in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of multifamily and commercial mortgage loans listed on Exhibit B hereto. As provided herein, the Trustee shall elect or shall cause an election to be made that each of the Upper-Tier REMIC, the Lower-Tier REMIC and the respective Loan REMICs (each as defined herein) be treated for federal income tax purposes as a "real estate mortgage investment conduit" (a "REMIC"). The Excess Interest and the Excess Interest Distribution Account (each as defined herein) shall not be assets of any REMIC but shall be treated as assets of a grantor trust under subpart E, Part I of subchapter J of the Code. The Class V Certificates will represent undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account. Likewise, the right to receive the TVO Portfolio Yield Maintenance Payment (as defined herein) shall not be an asset of any REMIC but shall be treated as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code. The Class A-X Certificates will represent undivided beneficial interests in the portion of the Trust Fund consisting of the right to receive the TVO Portfolio Yield Maintenance Payment, as well as multiple "regular interests" in the Upper-Tier REMIC. Additionally, the Trust shall not include any Junior Loan, any interest of any Junior Loan Holder, any Junior Loan Custodial Account or any Companion Loan, any interest of any Companion Loan Holder or any Companion Loan Custodial Account.

          As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Lower-Tier REMIC and the proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Upper-Tier REMIC". The Class A-1, Class A-2, Class A-3, Class A-4, Class A-X, Class A-SP, Class A-Y, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole class of "residual interests" in the Upper-Tier REMIC, as well as the sole class of "residual interests" in the Lower-Tier REMIC and in each Loan REMIC, will be evidenced by the Class R Certificates.

          The following table sets forth the designation, the initial Pass-Through Rate (as defined herein), and the aggregate initial principal amount (the "Original Class Principal Balance") or notional balance ("Original Class Notional Amount"), as applicable, for each Class of Certificates comprising the "regular interests" in the Upper-Tier REMIC:



                                     UPPER-TIER REMIC

                                                                Original Class Principal Balance
                                                                     (or, in the case of the
                                                                      Class A-X, Class A-SP
                                            Initial                or Class A-Y Certificates,
       Class Designation             Pass-Through Rate(1)        Original Class Notional Amount)
-------------------------------  --------------------------  -------------------------------------
Class A-1                                 2.2540%(2)                 $           84,226,000
Class A-2                                 3.5160%(2)                 $          260,312,000
Class A-3                                 4.3210%(2)                 $          156,544,000
Class A-4                                 4.7500%(3)                 $          885,151,000
Class A-X                                 0.0859%(4)                 $        1,621,325,236 (5)
Class A-SP                                1.2154%(6)                 $        1,525,780,000 (5)
Class A-Y                                 0.6160%(7)                 $          148,581,712 (5)
Class B                                   4.8550%(8)                 $           44,586,000
Class C                                   4.8870%(9)                 $           18,240,000
Class D                                   4.9560%(10)                $           36,480,000
Class E                                   5.0150%(11)                $           18,240,000
Class F                                   5.2130%(12)                $           22,293,000
Class G                                   5.3120%(13)                $           16,213,000
Class H                                   5.6556%(14)                $           18,240,000
Class J                                   5.0420%(15)                $            8,107,000
Class K                                   5.0420%(16)                $            8,106,000
Class L                                   5.0420%(17)                $            6,080,000
Class M                                   5.0420%(18)                $           10,134,000
Class N                                   5.0420%(19)                $            4,053,000
Class O                                   5.0420%(20)                $            4,053,000
Class P                                   5.0420%(21)                $           20,267,236


(1) Expressed as a rate per annum. Approximate in the case of the Class A-X, Class A-SP, Class A-Y and Class H Certificates.

(2)  Fixed Pass-Through Rate.

(3) Variable Pass-Through Rate. See definition of "Class A-4 Pass-Through Rate" herein.

(4) Variable Pass-Through Rate. See definition of "Class A-X Pass-Through Rate" herein.

(5) Original Class Notional Amount. The Class A-X, Class A-SP and Class A-Y Certificates will not have principal amounts and will not entitle Holders to distributions of principal.

(6) Variable Pass-Through Rate. See definition of "Class A-SP Pass-Through Rate" herein.

(7) Variable Pass-Through Rate. See definition of "Class A-Y Pass-Through Rate" herein.

(8) Variable Pass-Through Rate. See definition of "Class B Pass-Through Rate" herein.

(9) Variable Pass-Through Rate. See definition of "Class C Pass-Through Rate" herein.

(10) Variable Pass-Through Rate. See definition of "Class D Pass-Through Rate" herein.

(11) Variable Pass-Through Rate. See definition of "Class E Pass-Through Rate" herein.

(12) Variable Pass-Through Rate. See definition of "Class F Pass-Through Rate" herein.

(13) Variable Pass-Through Rate. See definition of "Class G Pass-Through Rate" herein.

(14) Variable Pass-Through Rate. See definition of "Class H Pass-Through Rate" herein.

(15) Variable Pass-Through Rate. See definition of "Class J Pass-Through Rate" herein.

(16) Variable Pass-Through Rate. See definition of "Class K Pass-Through Rate" herein.

(17) Variable Pass-Through Rate. See definition of "Class L Pass-Through Rate" herein.

(18) Variable Pass-Through Rate. See definition of "Class M Pass-Through Rate" herein.

(19) Variable Pass-Through Rate. See definition of "Class N Pass-Through Rate" herein.

(20) Variable Pass-Through Rate. See definition of "Class O Pass-Through Rate" herein.

(21) Variable Pass-Through Rate. See definition of "Class P Pass-Through Rate" herein.


The Class R Certificates will not have principal amounts or notional balances and will not bear interest.


                               LOWER-TIER REMIC

          As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Loans (exclusive of Excess Interest thereon and any TVO Yield Maintenance Payment) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier REMIC"; provided that, in the case of each Loan included in a Loan REMIC, the Lower-Tier REMIC will hold the related Loan REMIC Regular Interest instead of that Loan. The Class LA-1-1, Class LA-1-2, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-Y, Class LB, Class LC, Class LD-1, Class LD-2, Class LD-3, Class LE-1, Class LE-2, Class LF, Class LG-1, Class LG-2, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO and Class LP Lower-Tier Interests will constitute "regular interests" in the Lower-Tier REMIC (the "Uncertificated Lower-Tier Interests") created hereunder. The sole class of "residual interests" in the Lower-Tier REMIC, as well as the sole class of "residual interests" in the Upper-Tier REMIC and in each Loan REMIC, will be evidenced by the Class R Certificates.

          The following table sets forth the designation, the initial Lower-Tier Remittance Rate (as defined herein) and the aggregate initial principal amount (the "Original Lower-Tier Principal Amount") or notional balance (the "Original Lower-Tier Notional Balance") for each Class of Uncertificated Lower-Tier Interests.


                                                                    Original Lower-Tier
                                                                      Principal Amount
                                                                  (or, in the case of the
                                                                  Class A-Y Uncertificated
                                  Initial Lower-Tier               Interest, the Original
Class Designation                  Remittance Rate(1)           Lower-Tier Notional Balance)
------------------           -----------------------------   --------------------------------
     LA-1-1                            5.6556%(2)             $           16,505,000
     LA-1-2                            5.6556%(2)             $           67,721,000
     LA-2-1                            5.6556%(2)             $            8,412,000
     LA-2-2                            5.6556%(2)             $           78,384,000
     LA-2-3                            5.6556%(2)             $          109,478,000
     LA-2-4                            5.6556%(2)             $           64,038,000
     LA-3-1                            5.6556%(2)             $          155,201,000
     LA-3-2                            5.6556%(2)             $            1,343,000
     LA-4-1                            5.6556%(2)             $           56,550,000
     LA-4-2                            5.6556%(2)             $           79,143,000
     LA-4-3                            5.6556%(2)             $          749,458,000
      LA-Y                             0.6160%(2)             $          148,581,712(3)
       LB                              5.6556%(2)             $           44,586,000
       LC                              5.6556%(2)             $           18,240,000
      LD-1                             5.6556%(2)             $            5,197,000
      LD-2                             5.6556%(2)             $           19,579,000
      LD-3                             5.6556%(2)             $           11,704,000
      LE-1                             5.6556%(2)             $            1,533,000
      LE-2                             5.6556%(2)             $           16,707,000
       LF                              5.6556%(2)             $           22,293,000
      LG-1                             5.6556%(2)             $           13,136,000
      LG-2                             5.6556%(2)             $            3,077,000
       LH                              5.6556%(2)             $           18,240,000
       LJ                              5.6556%(2)             $            8,107,000
       LK                              5.6556%(2)             $            8,106,000
       LL                              5.6556%(2)             $            6,080,000
       LM                              5.6556%(2)             $           10,134,000
       LN                              5.6556%(2)             $            4,053,000
       LO                              5.6556%(2)             $            4,053,000
       LP                              5.6556%(2)             $           20,267,236


(1)  Expressed as a rate per annum. Approximate in all cases.

(2) Variable Lower-Tier Remittance Rate. See the definition of "Lower-Tier Remittance Rate" herein.

(3)  Original Lower-Tier Notional Balance.


          The Class R Certificates will not have principal amounts or notional balances and will not bear interest.

                                 LOAN REMICS

          As provided herein, the Trustee shall elect or cause an election to be made to treat each of the TVO Portfolio Loan (exclusive of any TVO Portfolio Yield Maintenance Payment), the Mayfair

Mall Loan and the Stanford Shopping Center Loan (each as defined herein) and, in each such case, certain other related assets subject to, and identified in, this Agreement as a REMIC for federal income tax purposes, and each such REMIC will be designated as a "Loan REMIC". Any uncertificated "regular interest" (a "Loan REMIC Regular Interest") will be issued with respect to each Loan REMIC. The sole class of "residual interests" in each Loan REMIC, as well as the sole class of "residual interests" in each of the Lower-Tier REMIC and the Upper-Tier REMIC, will be evidenced by the Class R Certificates.

          Each Loan REMIC Regular Interest will: (i) accrue interest at the Net Mortgage Pass-Through Rate in effect from time to time for the Loan in the related Loan REMIC or any successor REO Loan with respect thereto; (ii) have an initial principal amount equal to the Cut-off Date Principal Balance for the Loan in the related Loan REMIC; and (iii) bear a numeric designation that is the same as the loan number for the Loan in the related Loan REMIC. The Class R Certificates will not have principal amounts or notional balances and will not bear interest.

          The parties intend that the portion of the Trust Fund representing the Excess Interest and the Excess Interest Distribution Account shall be treated as a grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and that the Class V Certificates shall represent undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account.

          The parties intend that the portion of the Trust Fund representing the right to receive the TVO Portfolio Yield Maintenance Payment shall be treated as a grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and that the Class A-X Certificates shall represent undivided beneficial interests in the portion of the Trust Fund consisting of the right to receive the TVO Portfolio Yield Maintenance Payment as well as multiple "regular interests" in the Upper-Tier REMIC.

          As of the close of business on the Cut-off Date (as defined herein), the Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,621,325,236.

          In consideration of the mutual agreements herein contained, the Depositor, the Master Servicers, the Special Servicers and the Trustee agree as follows:

                                   ARTICLE I

                                  DEFINITIONS


          SECTION 1.01. Defined Terms.

          Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          "30/360 Basis": The accrual of interest based on a 360-day year consisting of twelve 30-day months.

          "A Loan": The Mayfair Mall Loan, the Stanford Shopping Center Loan, the Beverly Center Loan and each CBA A Loan, each of which are senior in right of payment to the related Junior Loan(s), if any, and pari passu in right of payment to the related Companion Loan, if any.

          "A Note": With respect to any A Loan, the Mortgage Note included in the Trust Fund, which is senior in right of payment to the related Junior Loan, if any, and pari passu in right of payment to the related Companion Loan, if any, to the extent set forth in the related Intercreditor Agreement.

          "Accountant's Statement": As defined in Section 3.14.

          "Accrued Certificate Interest Amount": With respect to each Distribution Date and each Class of Regular Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance of such Class (or, in the case of a Class of Interest-Only Certificates, on the Class Notional Amount thereof) immediately prior to such Distribution Date. The Accrued Certificate Interest Amount for each such Class shall be calculated on a 30/360 Basis.

          "Accrued Component Interest Amount": With respect to each Component of the Class A-X and Class A-SP Certificates for any Distribution Date, an amount equal to interest for the related Interest Accrual Period at the Class A-X Strip Rate or Class A-SP Strip Rate, as applicable, with respect to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. The Accrued Component Interest Amount for each Component shall be calculated on a 30/360 Basis.

          "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by (or if applicable, in the case of the Mayfair Mall REO Property or the Stanford Shopping Center REO Property, on behalf of, among others) the Trust Fund and the Lower-Tier REMIC within the meaning of Treasury regulations section 1.856-6(b)(1), which is the first day on which the Lower-Tier REMIC is treated as the owner of such REO Property (or any interest therein) for federal income tax purposes.

          "Actual/360 Basis": The accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

          "Additional Collateral": With respect to the Additional Collateral Loan, the cash reserve or irrevocable letter of credit partially securing such Additional Collateral Loan.

          "Additional Collateral Loan": Any of the Loans identified on Exhibit C-1 hereto.

          "Additional Review Period": As defined in Section 3.21(e).

          "Additional Servicing Compensation": As defined in Section 3.11(a).

          "Additional Trust Fund Expenses": An expense of the Trust Fund that
(i) arises out of a default on a Loan or Serviced Loan Combination or an otherwise unanticipated event, (ii) is not covered by a Servicing Advance or a corresponding collection from the related Borrower and (iii) does not represent a loss on a Loan arising from the inability of a Master Servicer and/or a Special Servicer to collect all amounts due and owing under the Loan, including by reason of the fraud or bankruptcy of the Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property; provided, however, that, "Additional Trust Fund Expense" shall not include any of the foregoing amounts that have been recovered from the related Borrower or Mortgaged Property.

          "Adjusted Lower-Tier Remittance Rate": With respect to any of the Class LA-1-2, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LB, Class LC, Class LD-1, Class LD-2, Class LD-3, Class LE-1, Class LE-2, Class LF, Class LG-1 and Class LG-2 Lower-Tier Interests, for any Distribution Date up to and including the related Class A-SP Termination Date, an annual rate equal to the Reference Rate for such Distribution Date, and for any Distribution Date subsequent to the related Class A-SP Termination Date, an annual rate equal to the Pass-Through Rate in effect for such Distribution Date for the Corresponding Class of Sequential Pay Certificates in respect of such Uncertificated Lower-Tier Interest. With respect to any of the Class LA-1-1, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO and Class LP Lower-Tier Interests, for any Distribution Date, an annual rate equal to the Pass-Through Rate in effect for such Distribution Date for the Corresponding Class of Sequential Pay Certificates in respect of such Uncertificated Lower-Tier Interest.

          "Administered REO Property": Any REO Property other than, if applicable, any Mayfair Mall REO Property or Stanford Shopping Center REO Property.

          "Advance": Any P&I Advance or Servicing Advance.

          "Adverse REMIC Event": As defined in Section 3.30(f).

          "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          "Alternative Adjusted Lower-Tier Remittance Rate": With respect to any Uncertificated Lower-Tier Interest (other than the Class LA-Y Lower-Tier Interest), for any Distribution Date, the rate per annum equal to the Pass-Through Rate in effect for such Distribution Date for the Corresponding Class of Sequential Pay Certificates in respect of such Uncertificated Lower-Tier Interest.

          "Anticipated Repayment Date": With respect to any ARD Loan, designated as such on the Mortgage Loan Schedule, the date upon which such ARD Loan starts to accrue interest at its Revised Rate.

          "Appraisal": An appraisal prepared in accordance with 12 C.F.R. ss.
225.64 by an Appraiser selected by the Master Servicer or Special Servicer, as applicable or obtained in connection with the origination of the Loan.

          "Appraisal Reduction Amount": For any Distribution Date and for any Loan as to which an Appraisal Reduction Event has occurred, an amount calculated by the applicable Special Servicer equal to the excess, if any, of:
(a) the Stated Principal Balance of such Loan; over (b) the excess, if any, of
(i) the sum of (A) 90% of the Appraised Value (as such Appraised Value may be adjusted downward by the applicable Special Servicer in accordance with the Servicing Standard, without implying any duty to do so, based on the applicable Special Servicer's review of the Appraisal or such other information as the applicable Special Servicer deems relevant) of the related Mortgaged Property as determined (1) with respect to any Loan with an outstanding principal balance equal to or greater than $2,000,000, by one or more Appraisals (the costs of which shall be paid by the applicable Master Servicer as a Servicing Advance) or (2) with respect to any Loan with an outstanding principal balance less than $2,000,000, by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the applicable Master Servicer as a Servicing Advance) or an internal valuation performed by the applicable Special Servicer, plus (B) any letter of credit, reserve, escrow or similar amount held by the applicable Master Servicer which are posted as additional security for payments due on the Loan, over (ii) the sum of (X) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest on such Loan at a per annum rate equal to its Mortgage Rate, (Y) all unreimbursed Advances in respect of such Loan, together with interest thereon at the Reimbursement Rate, and (Z) all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to such Loan, net of any amounts currently escrowed for such amounts (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the applicable Master Servicer or the Trustee and/or for which funds have not been escrowed); provided that, if neither a required Appraisal has been obtained nor an internal valuation is completed within the period required under Sections 3.19(c) with respect to such Loan, then the Appraisal Reduction Amount shall be equal to 25% of the Stated Principal Balance of such Loan as of the date of the related Appraisal Reduction Event; and provided, further, that, if the related Mortgaged Property has become an REO Property, then references to "Loan" above in this definition shall include any successor REO Loan with respect to the subject Loan.

          In the case of the Beverly Center Loan (or any successor REO Loan with respect thereto), any Appraisal Reduction Amount will be calculated in respect of the Beverly Center Total Loan (or any successor REO Loans with respect thereto), as if it was a single Loan (or single REO Loan), and any Appraisal Reduction Amount shall be allocated first to the Beverly Center C Loan (or any successor REO Loan with respect thereto), up to the outstanding principal balance of such Junior Loan (or REO Loan), second to the Beverly Center B Loan (or any successor REO Loan with respect thereto), up to the outstanding principal balance of such Junior Loan (or REO Loan), and then among the Beverly Center Senior Loans (or any successor REO Loans with respect thereto), pro rata according to their respective outstanding principal balances. In the case of any CBA A Loan (or any successor REO Loan with respect thereto), any Appraisal Reduction Amount will be calculated in respect of the related CBA A/B Loan Pair (or any successor REO Loans with respect thereto), as if it was a single Loan (or a single REO Loan), and any Appraisal Reduction Amount shall first be allocated to the related CBA B Loan (or any successor REO Loan with respect thereto), up to the outstanding principal balance of such Junior Loan (or REO Loan), and then any remaining portion of any such Appraisal Reduction Amount shall be allocated to the related CBA A Loan (or any successor REO Loan with respect thereto). Any Appraisal Reduction Amount with respect to the Mayfair Mall Loan or any successor REO Loan with respect thereto shall be calculated by the Mayfair Mall Special Servicer under and in accordance with the Mayfair Mall Servicing Agreement, and any Appraisal Reduction Amount with respect to the Stanford Shopping Center Loan or any successor REO Loan with respect thereto shall be calculated by the Stanford Shopping Center Special Servicer in accordance with the Stanford Shopping Center Servicing Agreement.

          Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Loan or any successor REO Loan with respect thereto will be reduced to zero as of the date such Loan or such REO Loan (or the related REO Property) is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

          "Appraisal Reduction Event": With respect to any Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Loan (except that with respect to a Balloon Payment, such date may extend until the Loan becomes a Specially Serviced Loan), (ii) the date on which a reduction in the amount of Monthly Payments on such Loan, or a change in any other material economic term of such Loan (other than an extension of the Maturity Date for a period of six months or less), becomes effective as a result of a modification of such Loan by the applicable Special Servicer, (iii) 60 days after a receiver has been appointed and remains undismissed for the Borrower or immediately after a receiver has been appointed for the related Mortgaged Property, (iv) 30 days after a Borrower declares bankruptcy, (v) 60 days after the Borrower has become the subject of a decree or order for a bankruptcy proceeding that shall have remained in force undischarged and unstayed, and (vi) immediately after such Loan becomes an REO Loan; provided, however, that there shall be no reduction in P&I Advances if an Appraisal Reduction Event shall occur on and after the dates when the aggregate of the Class Principal Balances of all Classes of Sequential Pay Certificates (other than the Class A Sequential Pay Certificates) have been reduced to zero. The applicable Special Servicer shall notify the applicable Master Servicer and the Trustee (and, with respect to the Beverly Center Total Loan and each CBA A/B Loan Pair, the related Companion Loan Holder(s) and/or related Junior Loan Holder(s), as applicable) promptly upon the occurrence of any of the foregoing events.

          "Appraised Value": With respect to any Mortgaged Property (other than a residential cooperative property), the appraised value thereof (as is) as determined by the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement or obtained in connection with the origination of the Loan, and with respect to any Mortgaged Property that is a residential cooperative property, the value of such property as shown in the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement, or obtained in connection with the origination of the Loan and determined as if such property were operated as a cooperatively-owned multifamily residential building (rather than a multifamily rental apartment building).

          "Appraiser": An Independent MAI, state certified organization with five years of experience in properties of like kind and in the same geographic area.

          "ARD Loan": Any Loan that is designated as such on the Mortgage Loan Schedule.

          "Asset Status Report": As defined in Section 3.21(e).

          "Assignable Primary Servicing Fee": Any Primary Servicing Fee that is payable to any particular initial Master Servicer or its permitted assignee pursuant to Section 3.11(a) and subject to reduction by the Trustee pursuant to Section 3.11(a).

          "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Borrower, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

          "Assumed Scheduled Payment": For any Due Period shall mean the following:

          (a) with respect to any Loan (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan), Serviced Companion Loan or Junior Loan that is delinquent in respect of its Balloon Payment (and, if applicable, any successor REO Loan with respect thereto as to which the Balloon Payment would have been past due), an amount equal to the sum of
     (i) the principal portion of the Monthly Payment that would have been due on such Loan, Serviced Companion Loan or Junior Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due (and, if applicable, assuming the related Mortgaged Property had not become an REO Property), after giving effect to any modification of such Loan, Serviced Companion Loan or Junior Loan, and
     (ii) one month's interest on the Stated Principal Balance of such Loan, Serviced Companion Loan or Junior Loan (or, if applicable, any successor REO Loan with respect thereto) as of the end of such Due Period at the applicable Mortgage Rate (less the related Master Servicing Fee Rate and Primary Servicing Fee Rate). The amount of the Assumed Scheduled Payment for any A Loan, Serviced Companion Loan or Junior Loan shall be calculated solely by reference to the terms of such A Loan, Serviced Companion Loan or Junior Loan, as applicable (as modified in connection with any bankruptcy or similar proceeding involving the related Mortgagor or pursuant to a modification, waiver or amendment thereof granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to the terms hereof) and without regard to the remittance provisions of the related Intercreditor Agreement;

          (b) any REO Loan (other than any Mayfair Mall REO Loan or Stanford Shopping Center REO Loan) that is not delinquent in respect of its Balloon Payment, an amount equal to the sum of (i) the principal portion of the Monthly Payment that would have been due on the related Loan on the related Due Date based on the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related Mortgaged Property had not become an REO Property, after giving effect to any modification of the related Loan, and (ii) one month's interest on the Stated Principal Balance of such REO Loan as of the end of such Due Period at the applicable Mortgage Rate;

          (c) with respect to the Mayfair Mall Loan and any Mayfair Mall REO Loan, an "Assumed Scheduled Payment" or similar term under the Mayfair Mall Servicing Agreement; and

          (d) with respect to the Stanford Shopping Center Loan or any Stanford Shopping Center REO Loan, an "Assumed Scheduled Payment" or similar term under the Stanford Shopping Center Servicing Agreement.

          "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum (without duplication) of:

          (a) the aggregate amount received on or with respect to the Loans (and any related REO Properties) on or prior to the related Determination Date and on deposit in the respective Collection Accounts as of the close of business on the Business Day preceding the Master Servicer Remittance Date, exclusive of any portion of such aggregate amount that is comprised of one or more of the following amounts (without duplication):

               (i) all Monthly Payments collected but due on a Due Date after the end of the related Due Period;

               (ii) all amounts in the Collection Accounts that are payable or reimbursable to any Person from any such account pursuant to clauses
          (iii) through (xvii), inclusive, and clauses (xix), (xx) and (xxi) of Section 3.05(a);

               (iii) all amounts that are payable or reimbursable to any Person from the Distribution Account pursuant to clauses (iii) through (vi), inclusive, of Section 3.05(b);

               (iv) all Yield Maintenance Charges, all Static Prepayment Premiums and any TVO Portfolio Yield Maintenance Payment;

               (v) all amounts deposited in any Collection Account in error;

               (vi) any net interest or net investment income on funds on deposit in any Collection Account or any REO Account or in Permitted Investments in which such funds may be invested;

               (vii) with respect to any Distribution Date relating to each Interest Accrual Period ending in each February or in any January in a year which is not a leap year, the Withheld Amounts in respect of the Interest Reserve Loans that are to be deposited in the Interest Reserve Account on such Distribution Date and held for future distribution pursuant to Section 3.28;

               (viii) all amounts received with respect to a Serviced Loan Combination that are required to be paid to any related Junior Loan Holder and/or Companion Loan Holder, as applicable, pursuant to the terms of the related Junior Loan and/or Companion Loan, as applicable, and the related Intercreditor Agreement (which amounts will be deposited into the related Junior Loan Custodial Account or Companion Loan Custodial Account, as applicable, pursuant to Section
          3.04 and/or Section 3.05, and withdrawn from such accounts pursuant to Section 3.05);

               (ix) Excess Interest; and

               (x) Excess Liquidation Proceeds;

          (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the REO Loans in the Mortgage Pool from any REO Account to any Collection Account for such Distribution Date pursuant to Section 3.16(c);

          (c) the aggregate amount of any P&I Advances made in respect of the Mortgage Pool by the Master Servicers and/or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05, which P&I Advances shall not include any related Master Servicing Fees, Primary Servicing Fees or Workout Fees;

          (d) all funds released from the Interest Reserve Account for distribution on such Distribution Date;

          (e) any and all payments required to be made by the Master Servicers pursuant to Section 3.02(f);

          (f) the aggregate amount transferred (pursuant to Section 3.05(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date; and

          (g) if and to the extent not already included in clause (a) hereof, any Cure Payment (except for any portion thereof payable or reimbursable to the applicable Master Servicer or Special Servicer) made by any Mayfair Mall Companion Lender, any Beverly Center Junior Loan Holder, any CBA B Loan Holder or the Stanford Shopping Center Companion Lender pursuant to the terms of the related Intercreditor Agreement during the related Due Period and allocable to principal or interest with respect to the related Loan.

For purposes of clarification, the reference to "received on or with respect to the Loans (and any related REO Properties)" in clause (a) of this definition means: (x) in the case of the Mayfair Mall Loan or any Mayfair Mall REO Property, if serviced under a Mayfair Mall Servicing Agreement, received by the Mayfair Mall Master Servicer, the Mayfair Mall Special Servicer or any sub-servicer on behalf of either of them; and (y) in the case of the Stanford Shopping Center Loan or any Stanford Shopping Center REO Property, if serviced under a Stanford Shopping Center Servicing Agreement, received by the Stanford Shopping Center Master Servicer, the Stanford Shopping Center Special Servicer or any sub-servicer on behalf of either of them.

          "Balloon Loan": Any Loan, Serviced Companion Loan or Junior Loan that by its terms provides for an amortization schedule extending materially beyond its Maturity Date or for no amortization prior to its Maturity Date.

          "Balloon Payment": With respect to any Balloon Loan and any date of determination, the scheduled payment of principal due on the Maturity Date of such Balloon Loan (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

          "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "Base Interest Fraction": With respect to any Principal Prepayment or other early collection of principal on any Loan (or any successor REO Loan with respect thereto) and any of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, a fraction (not greater than 1) (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment or other early collection of principal and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Loan (or REO Loan) exceeds (ii) the Yield Rate (as provided by the applicable Master Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment or other early collection of principal; provided, however, that if such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Loan (or REO Loan) and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

          "Beverly Center All Notes Intercreditor Agreement": The Agreement Among Noteholders dated as of February 18, 2004, by and between Column Financial, Inc., as Initial Note A Holder, Landesbank Hessen-Thuringen Girozentrale, as Initial Note B Holder, and Hartford Life Insurance Company, as Initial Note C Holder.

          "Beverly Center B Loan": The mortgage loan that is secured, on a subordinate basis, by the same Mortgage on the Beverly Center Property as the Beverly Center Loan, has a Cut-off Date Principal Balance of $20,000,000 and is evidenced by a Note designated "Note B". The Beverly Center B Loan is not a "Loan" hereunder.

          "Beverly Center B Loan Holder": The holder of the Beverly Center B Loan or any successor REO Loan with respect thereto.

          "Beverly Center C Loan": The mortgage loan that is secured, on a subordinate basis, by the same Mortgage on the Beverly Center Property as the Beverly Center Loan, has a Cut-off Date Principal Balance of $21,000,000 and is evidenced by a Note designated "Note C". The Beverly Center C Loan is not a "Loan" hereunder.

          "Beverly Center C Loan Holder": The holder of the Beverly Center C Loan or any successor REO Loan with respect thereto.

          "Beverly Center Companion Loan Holder": A holder of a Beverly Center Companion Loan or any successor REO Loan with respect thereto.

          "Beverly Center Companion Loans": Collectively, the six mortgage loans, with an aggregate Cut-off Date Principal Balance of $206,500,000, that are secured, on a pari passu basis with the Beverly Center Loan, by the same Mortgage on the Beverly Center Property as the Beverly Center Loan. No Beverly Center Companion Loan is a "Loan" hereunder.

          "Beverly Center Consultation Action": Any of the actions referred to in clauses (1)(i) through (1)(vi) of Section 20(b) of the Beverly Center All Notes Intercreditor Agreement with respect to the Beverly Center Total Loan or any Beverly Center REO Property.

          "Beverly Center Controlling Holder": As of any date of determination, the then "Controlling Holder" under the Beverly Center All Notes Intercreditor Agreement; provided that whenever the "Note A Holder" under the Beverly Center All Notes Intercreditor Agreement is the "Controlling Holder" thereunder, the Beverly Center Controlling Holder shall consist of a Beverly Center Senior Control Group.

          "Beverly Center Controlling Junior Loan Holder": The "Controlling Junior Noteholder" under the Beverly Center All Notes Intercreditor Agreement.

          "Beverly Center Cure Event": A "Cure Event" under the Beverly Center All Notes Intercreditor Agreement.

          "Beverly Center Cure Payment": A "Cure Payment" under the Beverly Center All Notes Intercreditor Agreement.

          "Beverly Center Intercreditor Agreement": Either the Beverly Center All Notes Intercreditor Agreement of the Beverly Center Senior Notes Intercreditor Agreement, as applicable.

          "Beverly Center Junior Loans": The Beverly Center B Loan and the Beverly Center C Loan, together.

          "Beverly Center Junior Loan Holders": The Beverly Center B Loan Holder and the Beverly Center C Loan Holder, together.

          "Beverly Center Loan": With respect to the Beverly Center Total Loan, the mortgage loan, with a Cut-off Date Principal Balance of $100,000,000, that is included in the Trust Fund and secured by a Mortgage on the Beverly Center Property. The Beverly Center Loan is a "Loan".

          "Beverly Center Property": The Mortgaged Property identified on the Mortgage Loan Schedule as "Beverly Center".

          "Beverly Center Senior Control Group": As of any date of determination, a group consisting of the holders of more than 50% of the aggregate unpaid principal balance of the Beverly Center Senior Loans (or any successor REO Loans with respect thereto) and/or, consistent with Section 3.9 of the Beverly Center Senior Notes Intercreditor Agreement, their respective representatives and/or holders.

          "Beverly Center Senior Loans": The Beverly Center Loan and the Beverly Center Companion Loans, collectively.

          "Beverly Center Senior Notes Intercreditor Agreement": The Beverly Center Intercreditor Agreement dated as of February 26, 2004, by and among Column Financial, Inc. as Holder of the Notes numbered sequentially A-1 through A-7 on Schedule I thereto.

          "Beverly Center Specially Designated Servicing Actions": Any of the actions referred to in clauses (2)(i) through (2)(xvii) of Section 20(b) of the Beverly Center All Notes Intercreditor Agreement with respect to the Beverly Center Total Loan or any Beverly Center REO Property.

          "Beverly Center Total Loan": The aggregate indebtedness, with an original principal amount of $347,500,000 that is secured by the related Mortgage on the Beverly Center Property. References herein to the Beverly Center Total Loan shall be construed to refer to the aggregate indebtedness under the Beverly Center Loan, the Beverly Center Companion Loans and the Beverly Center Junior Loans.

          "Beverly Center Triggering Event of Default": A "Triggering Event of Default" under the Beverly Center All Notes Intercreditor Agreement.

          "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

          "Book-Entry Non-Registered Certificate": Any Non-Registered Certificate that constitutes a Book-Entry Certificate.

          "Borrower": With respect to any Loan, the obligor or obligors on any related Note or Notes, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Note or Notes.

          "Breach": As defined in Section 2.03(b).

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the states where any Collection Account, the Distribution Account, the Trustee, any Master Servicer or any Special Servicer are located, are authorized or obligated by law or executive order to remain closed.

          "Cash Collateral Account": With respect to any Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other Loan Document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the applicable Mortgage Loan Seller's interest in such Loan. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person (and not the Trust) may be taxed on all reinvestment income or gain thereon. The applicable Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into a Collection Account or a Servicing Account, or to remit to the Borrower as required by the related Loan Documents, as applicable. To the extent not inconsistent with the terms of the related Loan, each such Cash Collateral Account shall be an Eligible Account.

          "Cash Collateral Account Agreement": With respect to any Loan, the cash collateral account agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

          "CBA A Loan": The Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as Belmont Landing Apartments, Shoppes of Kenwood, Springlake Park Manufactured Home Park, Fountain Brook Apartments, Timbers of Keegan's Bayou Apartments, Atrium Business Tower and Klein Shopping Center Portfolio, respectively, each of which Loans are senior in right of payment to the related CBA B Loan, to the extent set forth in the related CBA Intercreditor Agreement.

          "CBA A/B Loan Pair": Any CBA A Loan together with the related CBA B Loan.

          "CBA A/B Material Default": With respect to a CBA A/B Loan Pair, a "Material Default" under, and within the meaning of, the related Intercreditor Agreement.

          "CBA B Loan": With respect to each CBA A Loan, the mortgage loan secured, on a subordinate basis, by the same Mortgage on the same Mortgaged Property as such CBA A Loan, which subordinate mortgage loan is not included in the Trust Fund.

          "CBA B Loan Holder": With respect to any CBA A/B Loan Pair, CBA-Mezzanine Capital Finance, LLC or its successors and assigns, as the holder of the related CBA B Loan.

          "CBA Intercreditor Agreement": With respect to each CBA A/B Loan Pair, the related intercreditor agreement entered into by and between the holder of the related CBA A Loan and the related CBA B Loan Holder, as the same may be further amended from time to time in accordance with the terms thereof.

          "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2004-C1, as executed by the Trustee or Certificate Registrar and authenticated and delivered hereunder by the Certificate Registrar.

          "Certificate Notional Amount": With respect to any Class A-X, Class A-SP or Class A-Y Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class A-X, Class A-SP or Class A-Y Notional Amount, as applicable.

          "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then principal balance of such Certificate equal to the product of (a) the

Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the subject Class of Sequential Pay Certificates.

          "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

          "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement with respect to the rights, obligations or liabilities of the Trustee, a Master Servicer or a Special Servicer, any Certificate registered in the name of the Trustee, a Master Servicer, a Special Servicer or any Affiliate of any of them, as applicable, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained; provided that (i) such restrictions shall not apply to the selection of the Controlling Class (or the Directing Certificateholder) or the exercise of a Special Servicer's or its Affiliates' rights as a member of the Controlling Class and (ii) the foregoing shall not apply if the Trustee, a Master Servicer or a Special Servicer, as the case may be, and/or their Affiliates, own the entire Class of each Class of Certificates affected by such action, vote, consent or waiver. The Trustee shall be entitled to request and conclusively rely upon a certificate of a Master Servicer or a Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates or Uncertificated Lower-Tier Interests bearing the same alphabetical and, if applicable, numerical class designation.

          "Class A Sequential Pay Certificate": Any Class A-1, Class A-2, Class A-3 or Class A-4 Certificate.

          "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, substantially in the form of Exhibit A-1 hereto.

          "Class A-1 Pass-Through Rate": 2.2540% per annum.

          "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, substantially in the form of Exhibit A-1 hereto.

          "Class A-2 Pass-Through Rate": 3.5160% per annum.

          "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, substantially in the form of Exhibit A-1 hereto.

          "Class A-3 Pass-Through Rate": 4.3210% per annum.

          "Class A-4 Certificate": A Certificate designated as "Class A-4" on the face thereof, substantially in the form of Exhibit A-1 hereto.

          "Class A-4 Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.7500% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

          "Class A-SP Certificate": A Certificate designated as "Class A-SP" on the face thereof, substantially in the form of Exhibit A-2 hereto.

          "Class A-SP Component": Any of Component A-SP-A-1-2, Component A-SP-A-2-1, Component A-SP-A-2-2, Component A-SP-A-2-3, Component A-SP-A-2-4, Component A-SP-A-3-1, Component A-SP-A-3-2, Component A-SP-A-4-1, Component A-SP-A-4-2, Component A-SP-A-4-3, Component A-SP-B, Component A-SP-C, Component A-SP-D-1, Component A-SP-D-2, Component A-SP-D-3, Component A-SP-E-1, Component A-SP-E-2, Component A-SP-F, Component A-SP-G-1 and Component A-SP-G-2. Each of the Class A-SP Components constitutes a separate "regular interest" in the Upper-Tier REMIC.

          "Class A-SP Notional Amount": As of any date of determination, the sum of then Component Notional Amounts of the Class A-SP Components; provided that, for reporting purposes, the Class A-SP Notional Amount from time to time shall be calculated in accordance with the Prospectus Supplement.

          "Class A-SP Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the respective Class A-SP Strip Rates of the Class A-SP Components for (and weighted on the basis of their respective Component Notional Balances immediately prior to) such Distribution Date; provided that, for reporting purposes, the Class A-SP Pass-Through Rate for each Distribution Date shall be calculated in accordance with the Prospectus Supplement.

          "Class A-SP Strip Rate": With respect to any Class A-SP Component, for any Distribution Date, a rate per annum equal to the excess, if any, of
(i) the lesser of the Lower-Tier Remittance Rate and the Adjusted Lower-Tier Remittance Rate with respect to such Class A-SP Component's Corresponding Uncertificated Lower-Tier Interest for such Distribution Date, over (ii) the Alternative Adjusted Lower-Tier Remittance Rate with respect to such Class A-SP Component's Corresponding Uncertificated Lower-Tier Interest for such Distribution Date.

          "Class A-SP Termination Date": With respect to any of the Uncertificated Lower-Tier Interests specified below, the Distribution Date that occurs in the month and year indicated below:

                                        Month and Year of Related
  Class Designation                    Class A-SP Termination Date
--------------------------          ---------------------------------
       LA-1-2                                   March 2005
       LA-2-1                                   March 2005
       LA-2-2                                   March 2006
       LA-2-3                                   March 2007
       LA-2-4                                   March 2008
       LA-3-1                                   March 2008
       LA-3-2                                   March 2009
       LA-4-1                                   March 2009
       LA-4-2                                   March 2010
       LA-4-3                                   March 2011
         LB                                     March 2011
         LC                                     March 2011
        LD-1                                    March 2009
        LD-2                                    March 2010
        LD-3                                    March 2011
        LE-1                                    March 2008
        LE-2                                    March 2009
         LF                                     March 2008
        LG-1                                    March 2007
        LG-2                                    March 2008


          "Class A-X Certificate": A Certificate designated as "Class A-X" on the face thereof, substantially in the form of Exhibit A-2 hereto.

          "Class A-X Component": Any of Component A-X-A-1-1, Component A-X-A-1-2, Component A-X-A-2-1, Component A-X-A-2-2, Component A-X-A-2-3, Component A-X-A-2-4, Component A-X-A-3-1, Component A-X-A-3-2, Component A-X-A-4-1, Component A-X-A-4-2, Component A-X-A-4-3, Component A-X-B, Component A-X-C, Component A-X-D-1, Component A-X-D-2, Component A-X-D-3, Component A-X-E-1, Component A-X-E-2, Component A-X-F, Component A-X-G-1, Component A-X-G-2, Component A-X-H, Component A-X-J, Component A-X-K, Component A-X-L, Component A-X-M, Component A-X-N, Component A-X-O and Component A-X-P. Each Class A-X Component constitutes a separate "regular interest" in the Upper-Tier REMIC.

          "Class A-X Notional Amount": With respect to the Class A-X Certificates, as of any date of determination, the sum of then Component Notional Amounts of all of the Class A-X Components.

          "Class A-X Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the respective Class A-X Strip Rates of the Class A-X Components for (and weighted on the basis of their respective Component Notional Balances immediately prior
to) for such Distribution Date.

          "Class A-X Strip Rate": With respect to any Class A-X Component, for any Distribution Date, a rate per annum equal to the excess, if any, of (i) the Lower-Tier Remittance Rate with respect to such Class A-X Component's Corresponding Uncertificated Lower-Tier Interest for such Distribution

Date, over (ii) the greater of the Adjusted Lower-Tier Remittance Rate and the Alternative Adjusted Lower-Tier Remittance Rate with respect to such Class A-X Component's Corresponding Uncertificated Lower-Tier Interest for such Distribution Date.

          "Class A-Y Certificate": A Certificate designated a "Class A-Y" on the face thereof, substantially in the form of Exhibit A-2 hereto.

          "Class A-Y Notional Amount": With respect to the Class A-Y Certificates, as of any date of determination, the then aggregate Stated Principal Balance of the Specially Designated Co-op Loans and any successor REO Loans with respect thereto.

          "Class A-Y Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the respective Class A-Y Strip Rates of the Specially Designated Co-op Loans and any successor REO Loans with respect thereto for (and weighted on the basis of their respective Stated Principal Balances immediately prior to) such Distribution Date.

          "Class A-Y Strip Rate": With respect to any Specially Designated Co-op Loan (and any successor REO Loan with respect thereto), for any Distribution Date, a rate per annum equal to either: (1) if such Loan accrues interest on a 30/360 Basis, the excess, if any, of the Original Net Mortgage Rate for such Loan, over 5.05%; and (2) if such Loan accrues interest on an Actual/360 Basis, the product of (a) the excess, if any, of the Original Net Mortgage Rate for such Loan, over 5.05%, multiplied by (b) a fraction, the numerator of which is the number of days in the Interest Accrual Period that corresponds to such Distribution Date, and the denominator of which 30.

          "Class B Certificate": A Certificate designated as "Class B" on the face thereof, substantially in the form of Exhibit A-1 hereto.

          "Class B Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.8550% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

          "Class C Certificate": A Certificate designated as "Class C" on the face thereof, substantially in the form of Exhibit A-1 hereto.

          "Class C Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.8870% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

          "Class D Certificate": A Certificate designated as "Class D" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "Class D Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9560% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

          "Class E Certificate": A Certificate designated as "Class E" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "Class E Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.0150% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

          "Class F Certificate": A Certificate designated as "Class F" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "Class F Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2130% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

          "Class G Certificate": A Certificate designated as "Class G" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "Class G Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.3120% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

          "Class H Certificate": A Certificate designated as "Class H" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "Class H Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.7920% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

          "Class J Certificate": A Certificate designated as "Class J" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "Class J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.0420% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

          "Class K Certificate": A Certificate designated as "Class K" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "Class K Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.0420% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

          "Class L Certificate": A Certificate designated as "Class L" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "Class L Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.0420% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

          "Class LA-1-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LA-1-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LA-2-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LA-2-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LA-2-3 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LA-2-4 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LA-3-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LA-3-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LA-4-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LA-4-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LA-4-3 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LA-Y Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Notional Balance set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LB Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LC Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LD-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LD-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LD-3 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LE-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LE-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LF Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the

Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LG-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LG-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LH Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LJ Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LK Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LL Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LM Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LN Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LO Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class LP Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

          "Class M Certificate": A Certificate designated as "Class M" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "Class M Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.0420% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

          "Class N Certificate": A Certificate designated as "Class N" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "Class N Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.0420% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

          "Class Notional Amount": For any date of determination, the Class A-X Notional Amount, the Class A-SP Notional Amount or the Class A-Y Notional Amount, as applicable.

          "Class O Certificate": A Certificate designated as "Class O" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "Class O Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.0420% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

          "Class P Certificate": A Certificate designated as "Class P" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "Class P Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.0420% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

          "Class Principal Balance": With respect to any Class of Sequential Pay Certificates, as of any date of determination, a principal amount equal to the Original Class Principal Balance of such Class as specified in the Preliminary Statement hereto, as such principal amount may be permanently reduced (to not less than zero) on each Distribution Date coinciding with or preceding such date of determination by (i) any distributions of principal made with respect to such Class of Sequential Pay Certificates on the subject Distribution Date pursuant to Section 4.01(a) and (ii) any Collateral Support Deficit allocated to such Class of Sequential Pay Certificates on the subject Distribution Date pursuant to Section 4.04.

          "Class R Certificate": A Certificate designated as "Class R" on the face thereof, substantially in the form of Exhibit A-5 hereto.

          "Class V Certificate": A Certificate designated as "Class V" on the face thereof, substantially in the form of Exhibit A-4 hereto. The Class V Certificates have no Pass-Through Rate, Class Principal Balance or Class Notional Amount.

          "Clearstream": Clearstream Banking, Luxembourg, or any successor.

          "Closing Date": March 12, 2004.

          "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicers, jointly, and reasonably acceptable to the Trustee, the Special Servicers and the Directing Certificateholder.

          "CMSA Bond Level File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA Collateral Summary File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA Investor Reporting Package":

          (a) the following seven electronic files: (i) CMSA Loan Setup File,
     (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and (vii) CMSA Special Servicer Loan File;

          (b) the following nine supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Loan Level Reserve/LOC Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List,
     (viii) CMSA Operating Statement Analysis Report and (ix) CMSA NOI Adjustment Worksheet;

          (c) the Monthly Additional Report on Recoveries and Reimbursements (notwithstanding that such form of report has not been adopted or recommended by the CMSA); and

          (d) such other reports as CMSA may designate as part of the "CMSA Investor Reporting Package" from time to time generally;

provided that, in the case of each Mortgaged Property securing a Co-op Loan, the respective files and reports comprising the CMSA Investor Reporting Package shall present the Projected Net Cash Flow for such Mortgaged Property and the Debt Service Coverage Ratio for such Co-op Loan, as such terms apply to residential cooperative properties, if and to the extent that such file or report requires preparation and/or submission of data concerning net cash flow or debt service coverage.

          "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA Loan Periodic Update File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report). Each CMSA Loan Periodic Update File prepared by a Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements and all references herein to "CMSA Loan Periodic Update File" shall be construed accordingly.

          "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report), and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income or net cash flow, as applicable, and debt service coverage numbers used in the other reports required by this Agreement.

          "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report); provided, however, that, notwithstanding the foregoing, Master Servicer No. 3 shall not be required to include a Co-op Loan on the Servicer Watch List on account of the Debt Service Coverage Ratio of such Co-op Loan, unless such Debt Service Coverage Ratio shall fall below 0.90x (for purposes of the calculation of the Debt Service Coverage Ratio of a Co-op Loan for this definition only, the Projected Net Cash Flow of the related Mortgaged Property shall be adjusted to reflect the actual expenses incurred by the related Borrower).

          "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

          "Code": The Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

          "Collateral Support Deficit": As defined in Section 4.04.

          "Collection Account": One or more separate custodial accounts or, subject to Section 3.04(h), sub-accounts created and maintained by each Master Servicer or any Sub-Servicer on behalf of such Master Servicer pursuant to
Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders and any related Junior Loan Holder(s) (other than a CBA B Loan Holder) and/or holder(s) of Serviced Companion Loan(s) and, with respect to any CBA A/B Loan Pair after the occurrence of a CBA A/B Material Default, on behalf of the related CBA B Loan Holder, as applicable, as their interests may appear, into which the amounts set forth in Section 3.04(a) shall be deposited directly, which account shall, subject to Section 3.04(h), be entitled substantially as follows: "[name of subject Master Servicer], in trust for [name of Trustee], as Trustee for the benefit of Holders of Credit

Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, and each related Junior Loan Holder and Companion Loan Holder, as applicable, as their interests appear, Collection Account". Any such account or accounts or, subject to Section 3.04(h), sub-accounts shall be an Eligible Account and shall be part of the Loan REMICs and/or the Lower-Tier REMIC.

          "Column Performance Guarantee": The Guarantee dated as of February 26, 2004, from the Column Performance Guarantor in favor of the Trustee, relating to the obligations of the CSFB Mortgage Loan Seller under Section 7 of the CSFB Mortgage Loan Purchase Agreement.

          "Column Performance Guarantor": Credit Suisse First Boston acting through the Cayman Branch, its successor in interest or any successor guarantor under the Column Performance Guarantee.

          "Commission": The Securities and Exchange Commission.

          "Companion Loan": Each of the Beverly Center Companion Loans, the Mayfair Mall Companion Loans and the Stanford Shopping Center Companion Loan, in each case, which are pari passu in right of payment to the related A Loan.

          "Companion Loan Custodial Account": Each of the custodial accounts or, subject to Section 3.04(h), sub-accounts (none of which are included in the Trust Fund) created and maintained by the applicable Master Servicer pursuant to Section 3.04 on behalf of the respective Serviced Companion Loan Holders. Each Companion Loan Custodial Account shall be maintained as an Eligible Account or, subject to Section 3.04(h), a sub-account of an Eligible Account.

          "Companion Loan Holder": Any holder of any Companion Loan or any successor REO Loan with respect thereto.

          "Component": Any of the components of the Class A-X or Class A-SP Certificates, which components are: (a) in the case of the Class A-X Certificates, the respective Class A-X Components; and (b) in the case of the Class A-SP Certificates, the respective Class A-SP Components.

          "Component A-SP-A-1-2": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-2 Lower-Tier Interest as of any date of determination.

          "Component A-SP-A-2-1": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-1 Lower-Tier Interest as of any date of determination.

          "Component A-SP-A-2-2": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-2 Lower-Tier Interest as of any date of determination.

          "Component A-SP-A-2-3": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-3 Lower-Tier Interest as of any date of determination.

          "Component A-SP-A-2-4": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-4 Lower-Tier Interest as of any date of determination.

          "Component A-SP-A-3-1": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3-1 Lower-Tier Interest as of any date of determination.

          "Component A-SP-A-3-2": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3-2 Lower-Tier Interest as of any date of determination.

          "Component A-SP-A-4-1": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-1 Lower-Tier Interest as of any date of determination.

          "Component A-SP-A-4-2": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-2 Lower-Tier Interest as of any date of determination.

          "Component A-SP-A-4-3": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-3 Lower-Tier Interest as of any date of determination.

          "Component A-SP-B": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LB Lower-Tier Interest as of any date of determination.

          "Component A-SP-C": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LC Lower-Tier Interest as of any date of determination.

          "Component A-SP-D-1": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD-1 Lower-Tier Interest as of any date of determination.

          "Component A-SP-D-2": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD-2 Lower-Tier Interest as of any date of determination.

          "Component A-SP-D-3": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD-3 Lower-Tier Interest as of any date of determination.

          "Component A-SP-E-1": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE-1 Lower-Tier Interest as of any date of determination.

          "Component A-SP-E-2": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE-2 Lower-Tier Interest as of any date of determination.

          "Component A-SP-F": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF Lower-Tier Interest as of any date of determination.

          "Component A-SP-G-1": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LG-1 Lower-Tier Interest as of any date of determination.

          "Component A-SP-G-2": One of the 20 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LG-2 Lower-Tier Interest as of any date of determination.

          "Component A-X-A-1-1": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-1 Lower-Tier Interest as of any date of determination.

          "Component A-X-A-1-2": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-2 Lower-Tier Interest as of any date of determination.

          "Component A-X-A-2-1": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-1 Lower-Tier Interest as of any date of determination.

          "Component A-X-A-2-2": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-2 Lower-Tier Interest as of any date of determination.

          "Component A-X-A-2-3": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-3 Lower-Tier Interest as of any date of determination.

          "Component A-X-A-2-4": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-4 Lower-Tier Interest as of any date of determination.

          "Component A-X-A-3-1": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3-1 Lower-Tier Interest as of any date of determination.

          "Component A-X-A-3-2": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3-2 Lower-Tier Interest as of any date of determination.

          "Component A-X-A-4-1": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-1 Lower-Tier Interest as of any date of determination.

          "Component A-X-A-4-2": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-2 Lower-Tier Interest as of any date of determination.

          "Component A-X-A-4-3": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-3 Lower-Tier Interest as of any date of determination.

          "Component A-X-B": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LB Lower-Tier Interest as of any date of determination.

          "Component A-X-C": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LC Lower-Tier Interest as of any date of determination.

          "Component A-X-D-1": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD-1 Lower-Tier Interest as of any date of determination.

          "Component A-X-D-2": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD-2 Lower-Tier Interest as of any date of determination.

          "Component A-X-D-3": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD-3 Lower-Tier Interest as of any date of determination.

          "Component A-X-E-1": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE-1 Lower-Tier Interest as of any date of determination.

          "Component A-X-E-2": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE-2 Lower-Tier Interest as of any date of determination.

          "Component A-X-F": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF Lower-Tier Interest as of any date of determination.

          "Component A-X-G-1": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LG-1 Lower-Tier Interest as of any date of determination.

          "Component A-X-G-2": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LG-2 Lower-Tier Interest as of any date of determination.

          "Component A-X-H": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LH Lower-Tier Interest as of any date of determination.

          "Component A-X-J": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ Lower-Tier Interest as of any date of determination.

          "Component A-X-K": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LK Lower-Tier Interest as of any date of determination.

          "Component A-X-L": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LL Lower-Tier Interest as of any date of determination.

          "Component A-X-M": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LM Lower-Tier Interest as of any date of determination.

          "Component A-X-N": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LN Lower-Tier Interest as of any date of determination.

          "Component A-X-O": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LO Lower-Tier Interest as of any date of determination.

          "Component A-X-P": One of the 29 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LP Lower-Tier Interest as of any date of determination.

          "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then Lower-Tier Principal Amount of its Corresponding Uncertificated Lower-Tier Interest.

          "Controlling Class": As of any date of determination, the most subordinate Class of Sequential Pay Certificates then outstanding that has a Class Principal Balance at least equal to 25% of the initial Class Principal Balance of such Class; or, if no such Class exists, the most subordinate Class of Sequential Pay Certificates then outstanding that has a Class Principal Balance greater than zero. As of the Closing Date, the Controlling Class shall be the Class P Certificates. For purposes of this definition, the respective Classes of the Class A Sequential Pay Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class.

          "Controlling Class Certificateholder": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time.

          "Co-op Loan": Any Loan that, as of the date it is first included in the Trust Fund, is secured by a Mortgage that encumbers a residential cooperative property, as identified on the Mortgage Loan Schedule.

          "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at, with respect to Certificate transfers and surrenders, at Sixth Avenue and Marquette Street, Minneapolis, Minnesota 55479 and, for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, or at such other address as the Trustee or Certificate Registrar may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicers and the Special Servicers.

          "Corrected Loan": Any Specially Serviced Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of the subject Loan, Serviced Companion Loan or any Junior Loan, as the case may be) and as to which Loan, Serviced Companion Loan or Junior Loan, as the case may be, the Special Servicer has returned servicing to the Master Servicer pursuant to
Section 3.21(a).

          "Corresponding Class A-SP Component": With respect to any Uncertificated Lower-Tier Interest, the Class A-SP Component that has an alphabetic or alphanumeric designation that, with the replacement of "A-SP-" with "L" at the beginning of such designation, is the same as the alphabetic or alphanumeric, as applicable, designation for such Uncertificated Lower-Tier Interest.

          "Corresponding Class A-X Component": With respect to any Uncertificated Lower-Tier Interest, the Class A-X Component that has an alphabetic or alphanumeric designation that, with the replacement of "A-X-" with "L" at the beginning of such designation, is the same as the alphabetic or alphanumeric, as applicable, designation for such Uncertificated Lower-Tier Interest.

          "Corresponding Class of Certificates": With respect to the Class LA-Y Lower-Tier Interest, the Class A-Y Certificates, and with respect to any other Uncertificated Lower-Tier Interest, the Corresponding Class of Sequential Pay Certificates.

          "Corresponding Class of Sequential Pay Certificates": With respect to any Uncertificated Lower-Tier Interest (other than the Class LA-Y Lower-Tier Interest), the Class of Sequential Pay Certificates that has an alphabetic or alphanumeric designation that, with the addition of "L" at the beginning of such designation, is the same as the alphabetic or alphanumeric, as applicable, designation for such Uncertificated Lower-Tier Interest; provided that (i) the Class A-1 Certificates shall be the Corresponding Class of Sequential Pay Certificates with respect to each of the Class LA-1-1 and Class LA-1-2 Lower-Tier Interests, (ii) the Class A-2 Certificates shall be the Corresponding Class of Sequential Pay Certificates with respect to each of the Class LA-2-1, Class LA-2-2, Class LA-2-3 and Class LA-2-4 Lower-Tier Interests, (iii) the Class A-3 Certificates shall be the Corresponding Class of Sequential Pay Certificates with respect to each of the Class LA-3-1 and Class LA-3-2 Lower-Tier Interests, (iv) the Class A-4 Certificates shall be the Corresponding Class of Sequential Pay Certificates with respect to each of the Class LA-4-1, Class LA-4-2 and Class LA-4-3 Lower-Tier Interests, (v) the

Class D Certificates shall be the Corresponding Class of Sequential Pay Certificates with respect to each of the Class LD-1, Class LD-2 and Class LD-3 Lower-Tier Interests, (vi) the Class E Certificates shall be the Corresponding Class of Sequential Pay Certificates with respect to each of the Class LE-1 and Class LE-2 Lower-Tier Interests and (vii) the Class G Certificates shall be the corresponding Class of Sequential Pay Certificates with respect to each of the Class LG-1 and Class LG-2 Lower-Tier Interests.

          "Corresponding Uncertificated Lower-Tier Interest": With respect to:
(a) any Class of Sequential Pay Certificates, the Uncertificated Lower-Tier Interest that has an alphabetic or alphanumeric designation that, with the deletion of "L", is the same as the alphabetic or alphanumeric, as applicable, designation for such Class of Sequential Pay Certificates (provided that (i) the Class LA-1-1 and Class LA-1-2 Lower-Tier Interests shall each be a Corresponding Uncertificated Lower-Tier Interest with respect to the Class A-1 Certificates, (ii) the Class LA-2-1, Class LA-2-2, Class LA-2-3 and Class LA-2-4 Lower-Tier Interests shall each be a Corresponding Uncertificated Lower-Tier Interest with respect to the Class A-2 Certificates, (iii) the Class LA-3-1 and Class LA-3-2 Lower-Tier Interests shall each be a Corresponding Uncertificated Lower-Tier Interest with respect to the Class A-3 Certificates, (iv) the Class LA-4-1, Class LA-4-2 and Class LA-4-3 Lower-Tier Interests shall each be a Corresponding Uncertificated Lower-Tier Interest with respect to the Class A-4 Certificates, (v) the Class LD-1, Class LD-2 and Class LD-3 Lower-Tier Interests shall each be a Corresponding Uncertificated Lower-Tier Interest with respect to the Class D Certificates, (vi) the Class LE-1 and Class LE-2 Lower-Tier Interests shall each be a Corresponding Uncertificated Lower-Tier Interest with respect to the Class E Certificates and (vii) the Class LG-1 and Class LG-2 Lower-Tier Interests shall each be a Corresponding Uncertificated Lower-Tier Interest with respect to the Class G Certificates); (b) any Class A-SP Component, the Uncertificated Lower-Tier Interest that has an alphabetic or alphanumeric designation that, with the replacement of "L" with "A-SP-" at the beginning of such designation, is the same as the alphabetic or alphanumeric, as applicable, designation for such Class A-SP Component; and (c) any Class A-X Component, the Uncertificated Lower-Tier Interest that has an alphabetic or alphanumeric designation that, with the replacement of "L" with "A-X-" at the beginning of such designation, is the same as the alphabetic or alphanumeric, as applicable, designation for such Class A-X Component.

          "Crossed Group": Any group of Loans that is cross-defaulted and cross-collateralized with each other.

          "Crossed Loan": Any Loan which is cross-defaulted and cross-collateralized with any other Loan.

          "Crossed Loan Repurchase Criteria": (i) The Debt Service Coverage Ratio for all related Crossed Loans remaining in the Trust Fund for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the Debt Service Coverage Ratio for all such related Crossed Loans, together with the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x, (ii) the Loan-to-Value Ratio for any related Crossed Loans remaining in the Trust Fund determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Responsible Party is not greater than the least of (a) the Loan-to-Value Ratio for all such related Crossed Loans, together with the affected Crossed Loan, as set forth in the tables on Exhibit A-1 to the Prospectus Supplement, (b) the Loan-to-Value Ratio for all such related Crossed Loans, together with the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the applicable

Special Servicer at the expense of the related Responsible Party and (c) 75%, and (iii) the Trustee receives an Opinion of Counsel (at the expense of the related Responsible Party) to the effect that such repurchase or substitution will not result in the imposition of a tax on the Trust Fund or its assets, income or gain, cause the remaining Crossed Loans to have been significantly modified under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any of the Certificates are outstanding.

          "CSFB Loans": The mortgage loans transferred to the Depositor pursuant to the CSFB Mortgage Loan Purchase Agreement and identified on
Schedule II thereto, together with any mortgage loans substituted in replacement thereof pursuant to the CSFB Mortgage Loan Purchase Agreement.

          "CSFB Mortgage Loan Purchase Agreement": The agreement between the Depositor as purchaser and the CSFB Mortgage Loan Seller as seller, dated as of February 26, 2004, relating to the transfer of all of the CSFB Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on Schedule II thereto.

          "CSFB Mortgage Loan Seller": Column Financial, Inc., a Delaware corporation, and its successors in interest.

          "Cure Event": The exercise by any Mayfair Mall Companion Lender, the Stanford Shopping Center Companion Lender, any Beverly Center Junior Loan Holder or any CBA B Loan Holder of the cure rights set forth in the related Intercreditor Agreement whether for one month, or for consecutive months in the aggregate.

          "Cure Payments": With respect to any Loan Combination, as to which the related Intercreditor Agreement provides that a Junior Loan Holder or Companion Loan Holder, as applicable, shall be entitled to cure a default under the related Loan, the payment that such Junior Loan Holder or Companion Loan Holder makes to the applicable Master Servicer or Special Servicer, as applicable, which payments shall consist (without duplication) of all actual costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on or incurred (whether or not yet paid) by the applicable Master Servicer or Special Servicer (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance) and any interest accrued thereon, Default Interest and any servicing compensation incurred with respect to the related Loan) during the period of time from the expiration of the grace period under such Loan until such Cure Payment is made or such other cure is otherwise effected.

          "Cut-off Date": Individually and collectively, the respective Due Dates for the Loans in March 2004.

          "Cut-off Date Principal Balance": With respect to any Loan, Serviced Companion Loan or Junior Loan, the outstanding principal balance of such Loan, Serviced Companion Loan or Junior Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

          "Debt Service Coverage Ratio": With respect to any Loan (other than Co-op Loans) for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Loan

(or, in the case of each of the Mayfair Mall Loan, the Stanford Shopping Center Loan and the Beverly Center Loan, due under the subject Loan Combination (exclusive of any related Junior Loan(s))) during such period; and with respect to Co-op Loans, as of any date of determination, the ratio of (1) the Projected Net Cash Flow for the related Mortgaged Property on an annualized basis to (2) the annualized amount of debt service payable on that Co-op Loan.

          "Default Interest": With respect to any Loan, Junior Loan, Serviced Companion Loan or REO Loan, any amounts collected thereon, other than late payment charges or prepayment consideration, that represent interest in excess of interest accrued on the principal balance of such Loan, Junior Loan, Serviced Companion Loan or REO Loan at the related Mortgage Rate, such excess interest arising out of a default thereunder; provided that, in the case of the Mayfair Mall Loan or any Mayfair Mall REO Property, "Default Interest" shall be limited to only such amounts of the type described above in this definition as are remitted to the applicable Master Servicer on behalf of the Trust under the Mayfair Mall Servicing Agreement or, if Article XII is in effect, as are transferred from the Mayfair Mall Custodial Account to the applicable Collection Account pursuant to Section 12.04(b); and provided, further, that in the case of the Stanford Shopping Center Loan or any Stanford Shopping Center REO Loan, "Default Interest" shall be limited to only such amounts of the type described above in this definition as are remitted to the applicable Master Servicer on behalf of the Trust under the Stanford Shopping Center Servicing Agreement or, if Article XI is in effect, as are deposited in the applicable Collection Account pursuant to Section 11.04(d).

          "Defaulted Loan": A Loan (including, if applicable, the Mayfair Mall Loan and the Stanford Shopping Center Loan) that is at least 60 days delinquent in respect of its Monthly Payments, or delinquent in respect of its Balloon Payment, if any, in each case without giving effect to any grace period permitted by the related Mortgage or Note or if any non-monetary event of default occurs that results in the Loan becoming a Specially Serviced Loan (or, in the case of the Mayfair Loan or the Stanford Shopping Center Loan, that would result in the Loan becoming a Specially Serviced Loan if it had originally been a Serviced Loan); provided, however, that no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Loan has not been received.

          "Defaulting Party": As defined in Section 7.01(b).

          "Defeasance Collateral": As defined in Section 3.08.

          "Defeasance Loan": As defined in Section 3.08.

          "Defect": As defined in Section 2.02(e).

          "Deficient Valuation": With respect to any Loan (other than any Loan that constitutes part of a Serviced Loan Combination), the Beverly Center Total Loan or any CBA A/B Loan Pair, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding principal balance of such Loan, the Beverly Center Total Loan or such CBA A/B Loan Pair, as the case may be, which valuation results from a proceeding initiated under the Bankruptcy Code.

          "Definitive Certificate": A Certificate issued in registered, definitive physical form.

          "Depositor": Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

          "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination Date": With respect to any Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day.

          "Directing Certificateholder": The Controlling Class Certificateholder selected by the holders or beneficial owners of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Principal Balance, as certified by the Trustee from time to time, and as shall be evidenced by notice delivered by the Directing Certificateholder to the parties hereto and the prior Directing Certificateholder, if any; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the Holders of more than 50% of the Percentage Interests in the Controlling Class that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Principal Balance of the Controlling Class shall be the Directing Certificateholder. The initial Directing Certificateholder will be Cadim TACH, Inc. No appointment of any Person as a Directing Certificateholder shall be effective until such Person provides the Trustee, the Master Servicers and the Special Servicers with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). If no Person is appointed a Directing Certificateholder, the Master Servicers, the Special Servicers and the Trustee shall not be required to recognize the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Principal Balance of the Controlling Class as the Directing Certificateholder until such Controlling Class Certificateholder provides an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). With respect to the Mayfair Mall Loan, only at such time when the Directing Certificateholder is part of a Mayfair Mall Control Group, shall it be entitled to direct the Mayfair Mall Master Servicer and Mayfair Mall Special Servicer on various servicing matters with respect to the Mayfair Mall Total Loan under the Mayfair Mall Servicing Agreement and terminate the Mayfair Mall Special Servicer. With respect to the Stanford Shopping Center Loan, only at such time when the Directing Certificateholder is part of a Stanford Shopping Center Control Group, shall it be entitled to direct the Stanford Shopping Center Master Servicer and Stanford Shopping Center Special Servicer on various servicing matters with respect to the Stanford Shopping Center Total Loan and terminate the Stanford Shopping Center Special Servicer.

          "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury regulations section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the applicable Master Servicer or Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the applicable Master Servicer or Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property.

          "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Master Servicer or the Trustee based upon an Opinion of Counsel provided to the Trustee (which shall not be an expense of the Trustee) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Distribution Account": The account, accounts or, subject to Section 3.04(i), sub-accounts created and maintained by the Trustee, pursuant to
Section 3.04(b), in trust for the Certificateholders, which, subject to
Section 3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Distribution Account". Any such account or sub-account shall be an Eligible Account or, subject to Section 3.04(i), a sub-account of an Eligible Account.

          "Distribution Date": With respect to any month, the fourth Business Day after the Determination Date of such month, commencing in April 2004.

          "Due Date": With respect to (i) any Loan, Serviced Companion Loan or Junior Loan, on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments), (ii) any Loan, Serviced Companion Loan or Junior Loan, after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Loan, Serviced Companion Loan or Junior Loan had been scheduled to be first due (without giving effect to any grace period) and (iii) any REO Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Loan, Serviced Companion Loan or Junior Loan, as applicable, had been scheduled to be first due (without giving effect to any grace period).

          "Due Period": With respect to each Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Closing Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs; provided that, if any Due Period would be different if the definition of "Business Day" used in the Mayfair Mall Servicing Agreement were in effect under this Agreement, then with respect to the Mayfair Mall Loan, any Mayfair Mall REO Loan or any Mayfair Mall REO Property, references herein to "Due Period" shall, to the extent (but only to the extent) relevant to amounts due or collected, or losses and other shortfalls incurred thereon, mean the period described above in this definition determined using the definition of "Business Day" under the Mayfair Mall Servicing Agreement; and provided, further, that, if any Due Period would be different if the definition of "Business Day" used in the Stanford Shopping Center Servicing Agreement were in effect under this Agreement, then with respect to the Stanford Shopping Center Loan, any Stanford Shopping Center REO Loan, or any Stanford Shopping Center REO Property, references herein to "Due Period" shall, to the extent (but only to the extent) relevant to amounts due or collected, or losses and other shortfalls incurred thereon, mean the period described above in this definition determined using the definition of "Business Day" under the Stanford Shopping Center Servicing Agreement.

          "EDGAR" The Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

          "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) the long-term unsecured debt obligations of which are rated at least "AA" by S&P and Fitch (or, in either case, "A" if the short-term debt obligations thereof have a short-term rating of not less than "A-1" by S&P or "F-1" by Fitch, as applicable) and "Aa3" by Moody's, if the deposits are to be held in such account for more than 30 days, or the short-term debt obligations of which have a short-term rating of not less than "A-1" by S&P, "P-1" by Moody's and "F-1" by Fitch, if the deposits are to be held in such account for 30 days or less, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state-chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b), (iii) an account or accounts maintained with PNC so long as PNC (1) shall have a long-term unsecured debt rating of at least "A1" and a short-term rating of at least "P-1" from Moody's and (2) has the appropriate rating from each of S&P and Fitch specified in clause (i) above, (iv) an account or accounts maintained with KeyBank so long as KeyBank
(1) shall have a long-term unsecured debt rating of at least "A1" and a short-term rating of at least "P-1" from Moody's and (2) has the appropriate rating from each of S&P and Fitch specified in clause (i) above, (v) in the case of Reserve Accounts and Servicing Accounts with respect to NCB Loans, any account maintained with NCB, FSB (provided that NCB, FSB has a combined capital and surplus of at least $40,000,000), or (vi) such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument. Any reference to a rating in this definition by Fitch shall only apply to funds held in any Eligible Account for a Companion Loan that is included in a mortgage-backed securities transaction that is rated by Fitch.

          "Environmental Assessment": A "Phase I environmental assessment" as described in and meeting the criteria of the American Society of Testing Materials Standard E 1527-94 or any successor thereto published by the American Society of Testing Materials.

          "Environmental Insurance Policy": With respect to any Loan, any insurance policy covering Insured Environmental Events that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

          "Environmental Insurer": The provider of insurance pursuant to any Environmental Insurance Policy.

          "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Payment": Any payment received by a Master Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, Insurance Policy premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

          "Euroclear": The Euroclear System.

          "Event of Default": One or more of the events described in Section 7.01(a).

          "Excess Interest": With respect to each of the ARD Loans or any successor REO Loan with respect thereto, interest accrued on such ARD Loan or REO Loan, as the case may be, and allocable to the Excess Rate. The Excess Interest is an asset of the Trust Fund, but shall not be an asset of any Trust REMIC.

          "Excess Interest Distribution Account": The trust account, accounts or, subject to Section 3.04(i), sub-account created and maintained by the Trustee, pursuant to Section 3.04(c), in trust for the Certificateholders, which, subject to Section 3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee]", as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Excess Interest Distribution Account" and which shall be an Eligible Account or, subject to Section 3.04(i), a sub-account of an Eligible Account. The Excess Interest Distribution Account shall not be an asset of any Trust REMIC.

          "Excess Liquidation Proceeds": The excess, if any, of (a) the Liquidation Proceeds from the sale or liquidation of a Specially Serviced Loan or REO Property, net of (i) interest on any related

Advances and (ii) any related Servicing Advances, over (b) the amount needed to pay off in full such Loan (or if such amount relates to a Loan Combination, the amount needed to pay off such Loan Combination) or the related REO Loan(s) and all amounts due with respect thereto.

          "Excess Liquidation Proceeds Account": The trust account, accounts or, subject to Section 3.04(i), sub-account created and maintained by the Trustee, pursuant to Section 3.04(d), in trust for the Certificateholders, which, subject to Section 3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1". The Excess Liquidation Proceeds Account shall be an asset of the Lower-Tier REMIC. Any such account or, subject to Section 3.04(i), sub-account shall be an Eligible Account.

          "Excess Rate": With respect to each ARD Loan (and each REO Loan that relates to an ARD Loan) after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as initially set forth in the Mortgage Loan Schedule.

          "Excess Servicing Strip": With respect to any Loan or any successor REO Loan with respect thereto, the portion of the related Master Servicing Fee calculated at an annual rate equal to the excess, if any, of the related Master Servicing Fee Rate over 0.005% (0.5 basis points) per annum, subject to reduction by the Trustee pursuant to Section 3.11(a).

          "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

          "Exchange Act Report": The monthly Statement to Certificateholders to be filed with the Commission, under cover of the related form required by the Exchange Act.

          "Exemption Favored Party": Any of (i) Credit Suisse First Boston LLC, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Certificates (other than the Class R and Class V Certificates) that is investment grade rated by at least one Rating Agency.

          "Fair Value": As defined in Section 3.18(b).

          "FDIC": Federal Deposit Insurance Corporation or any successor.

          "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

          "Final Recovery Determination": A determination by the applicable Special Servicer (or, in the case of the Mayfair Mall Loan or Mayfair Mall REO Property, by the Mayfair Mall Special Servicer or, in the case of the Stanford Shopping Center Loan or Stanford Shopping Center REO Property, by the Stanford Shopping Center Special Servicer) with respect to any defaulted Loan, Junior Loan or Serviced Companion Loan or any REO Property that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's (or, if applicable, the Mayfair Mall Special Servicer's or the Stanford Shopping Center Special Servicer's) reasonable good faith judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b) (or, if applicable, any obligation of the Mayfair Mall Special Servicer or the Stanford Shopping Center Special Servicer to make any comparable payments from its own funds pursuant to the Mayfair Mall Servicing Agreement or the Stanford Shopping Center Servicing Agreement, as the case may be), will ultimately be recoverable.

          "Fitch": Fitch, Inc. or its successor in interest.

          "FNMA": Federal National Mortgage Association or any successor thereto.

          "GAAP": Generally Accepted Accounting Principles in the United
States.

          "Global Certificate": With respect to any Class of Non-Registered Certificates, any related Regulation S Global Certificate or Rule 144A Global Certificate.

          "Grantor Trust": A grantor trust as defined under Subpart E of Part 1 of Subchapter J of the Code.

          "Group 1 Loan": Any Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group No. 1, together with any other Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

          "Group 2 Loan": Any Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group No. 2, together with any other Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

          "Group 3 Loan": Any Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group No. 3, together with any other Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

          "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

          "Independent": When used with respect to any specified Person, any such Person that (i) is in fact independent of the Depositor, each Junior Loan Holder, each Companion Loan Holder, each Master Servicer, each Special Servicer, the Trustee and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, any Junior Loan Holder, any Companion Loan Holder, any Master Servicer, any Special Servicer or any Affiliate thereof and
(iii) is not connected with the Depositor, any Junior Loan Holder, any Companion Loan Holder, any Master Servicer, any Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Junior Loan Holder, any Companion Loan Holder, any Master Servicer, any Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of debt or equity securities issued by the Depositor, such Junior Loan Holder, such Companion Loan Holder, such Master Servicer, such Special Servicer, the Trustee or any Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1.0% of the total assets of such Person.

          "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, any Master Servicer or the Trust, delivered to the Trustee and the applicable Master Servicer), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury regulations section 1.856-4(b)(5) (except that no Master Servicer or Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) has been delivered to the Trustee to that effect or
(ii) any other Person (including the Master Servicers and the Special Servicers) upon receipt by the Trustee and the applicable Master Servicer of an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor), to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

          "Independent Director": A duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment, at any time after appointment, or at any time in the preceding five years, (i) a direct or indirect legal or beneficial owner in such entity or any of its affiliates, (ii) a creditor, supplier, employee, officer, director, manager or contractor of such entity or any of its affiliates, (iii) a person who controls such entity or any of its affiliates, or (iv) a member of the immediate family of a person defined in (i), (ii) or (iii) above.

          "Initial LTV Co-op Basis": With respect to any Co-op Loan, the related loan-to-value ratio specified on the Mortgage Loan Schedule.

          "Initial Purchaser": Credit Suisse First Boston LLC, as initial purchaser of the Non-Registered Certificates.

          "Initial Resolution Period": As defined in Section 2.03(b).

          "Initial Review Period": As defined in Section 3.21(e).

          "Institutional Accredited Investor" or "IAI": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Institutional Lender/Owner": One or more of the following: (i) a bank, saving and loan association, investment bank, insurance company, real estate investment trust, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is regularly engaged in the business of making or owning mezzanine loans of similar types to the mezzanine loan in the question, (iii) a trustee in connection with a securitization of the mezzanine loan, so long as such trustee or the servicer therefor is an entity that otherwise would be an Institutional Lender/Owner, (iv) an institution substantially similar to any of the foregoing, in each case of clauses (i),
(ii), (iii) or (iv) of this definition, which (A) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $200,000,000 and (B) is regularly engaged in the business of making or owning commercial loans or (v) an entity Controlled (as defined below) by the Underwriters or any of the entities described in clause
(i) above. For purposes of this definition only, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise ("Controlled" has the meaning correlative thereto). The applicable Special Servicer shall obtain from the proposed transferee, and shall be entitled to rely on, (i) an officer's certificate of a proposed transferee that such transferee satisfies the requirements of this definition and (ii) in the case of any proposed transferee that is an entity described in and meeting the criteria in clauses
(i)-(iv) of the immediately preceding sentence, the most recent financial statements of such transferee.

          "Insurance and Condemnation Proceeds": All proceeds (net of expenses of collection) paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Borrower, in either case, in accordance with the Servicing Standard; provided that, in the case of the Mayfair Mall Loan or any Mayfair Mall REO Property, "Insurance and Condemnation Proceeds" shall be limited to only such proceeds of the type described above in this definition as are remitted to the applicable Master Servicer on behalf of the Trust under a Mayfair Mall Servicing Agreement or, if Article XII is in effect, as are transferred from the Mayfair Mall Custodial Account to the Collection Account pursuant to Section 12.04(b); and provided, further, that in the case of the Stanford Shopping Center Loan or any Stanford Shopping Center REO Property, "Insurance and Condemnation Proceeds" shall be limited to only such proceeds of the type described above in this definition as are remitted to the applicable Master Servicer on behalf of the Trust under the Stanford Shopping Center Servicing Agreement or, if Article XI is in effect, as are deposited in the applicable Collection Account pursuant to Section 11.04(d).

          "Insurance Policy": With respect to any Loan, Junior Loan, Serviced Companion Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, environmental insurance policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Loan, Junior Loan or Serviced Companion Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

          "Insured Environmental Event": As defined in Section 3.07.

          "Intercreditor Agreement": The Mayfair Mall Intercreditor Agreement, the Stanford Shopping Center Intercreditor Agreement, the Beverly Center Intercreditor Agreement or any CBA Intercreditor Agreement, individually or collectively, as the case may be.

          "Interest Accrual Period": With respect to any Class of Regular Certificates, any Uncertificated Lower-Tier Interest or any Loan REMIC Regular Interest and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period shall be deemed for purposes of this definition to consist of 30 days.

          "Interest-Only Certificates": Collectively, the Class A-X, Class A-SP and Class A-Y Certificates.

          "Interest Reserve Account": The account, accounts or, subject to
Section 3.04(i), sub-accounts created and maintained by the Trustee, pursuant to Section 3.28, in trust for the Certificateholders, which, subject to
Section 3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Interest Reserve Account", and which shall be an Eligible Account or, subject to Section 3.04(i), a sub-account of an Eligible Account.

          "Interest Reserve Loan": Any Loan that accrues interest on an Actual/360 Basis (or any successor REO Loan with respect thereto).

          "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

          "Interested Person": The Depositor, any Master Servicer, any Special Servicer, any Independent Contractor engaged by a Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

          "Investment Account": As defined in Section 3.06(a).

          "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

          "Junior Loans": The Beverly Center Junior Loans and the CBA B Loans, collectively, each of which are subordinate in right of payment to the related A Loan.

          "Junior Loan Custodial Account": Each of the custodial accounts or, subject to Section 3.04(h), sub-accounts (none of which are included in the Trust Fund) created and maintained by the applicable Master Servicer pursuant to Section 3.04 on behalf of the respective Junior Loan Holders. Each Junior Loan Custodial Account shall be maintained as an Eligible Account or, subject to Section 3.04(h), a sub-account of an Eligible Account.

          "Junior Loan Holder": Any holder of a Junior Loan or any successor REO Loan with respect thereto.

          "KeyBank": KeyBank National Association, a national banking association, and its successors in interest.

          "KeyBank Loans": Collectively, the mortgage loans transferred to the Depositor pursuant to the KeyBank Mortgage Loan Purchase Agreement and identified on Schedule II thereto, together with any mortgage loans substituted in replacement thereof pursuant to the KeyBank Mortgage Loan Purchase Agreement.

          "KeyBank Mortgage Loan Purchase Agreement": Individually and collectively, (a) the agreement between the Depositor as purchaser and the KeyBank Mortgage Loan Seller as seller, dated as of February 26, 2004, relating to the transfer of the KeyBank Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on Schedule II thereto, and (b) the agreement between the Depositor as purchaser, the CSFB Mortgage Loan Seller as seller and KeyBank as additional party, dated as of February 26, 2004 relating to the transfer of the CSFB Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on Schedule II thereto.

          "KeyBank Mortgage Loan Seller": KeyBank National Association, a national banking association, and its successors in interest.

          "KRECM": KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, and its successors in interest.

          "Late Collections": With respect to any Loan, Serviced Companion Loan or Junior Loan, all amounts (except Penalty Charges) received thereon (including, in the case of the Mayfair Mall Loan, by the Mayfair Mall Master Servicer or Mayfair Mall Special Servicer or, in the case of the Stanford Shopping Center Loan, by the Stanford Shopping Center Master Servicer or the Stanford Shopping Center Special Servicer) during any Due Period, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Loan, Serviced Companion Loan or Junior Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Due Period and not previously received. With respect to any REO Loan, all amounts (except Penalty Charges) received in connection with the related REO Property (including, in the case of the Mayfair Mall REO Property, by the Mayfair Mall Master Servicer or Mayfair Mall Special Servicer or, in the case of the Stanford Shopping Center Loan, by the Stanford Shopping Center Master Servicer or the Stanford Shopping Center Special Servicer) during any Due Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Loan (or predecessor Serviced Companion Loan or Junior Loan, as the case may be) (without regard to any acceleration of amounts due under the predecessor Loan (or predecessor Serviced Companion Loan or Junior Loan, as the case may be) by reason of default) on a Due Date in a previous Due Period and not previously received.

          "Liquidation Event": With respect to any Loan or REO Property, any of the following events: (i) payment in full of such Loan; (ii) the making of a Final Recovery Determination with respect to such Loan or REO Property;
(iii) the repurchase or replacement of such Loan by or on behalf of the related Responsible Party pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a CSFB Loan, pursuant to the Column Performance Guarantee; (iv) the purchase of such Loan or REO Property by the Directing Certificateholder or the Special Servicer pursuant to

Section 3.18; (v) in the case of any Loan Combination for which the related Intercreditor Agreement so provides, the purchase of the related A Loan by a related Junior Loan Holder or Companion Loan Holder; (vi) the purchase of such Loan by a related mezzanine lender pursuant to the terms of any related intercreditor agreement; (vii) the sale or other liquidation of such REO Property hereunder; or (viii) the purchase of such Loan or REO Property (or, in the case of any Mayfair Mall REO Property or any Stanford Shopping Center REO Property, any interest therein) by the Holders of more than 50% of the Percentage Interests in the Controlling Class, a Special Servicer or a Master Servicer pursuant to Section 9.01.

          "Liquidation Fee": A fee payable to the applicable Special Servicer with respect to each Specially Serviced Loan or REO Loan as to which the applicable Special Servicer receives a full or discounted payoff with respect thereto from the related Borrower or any Liquidation Proceeds with respect thereto, equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Loan or REO Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to clauses (iii), (iv) (so long as the subject repurchase, if arising out of an event or circumstance other than the defeasance of the TVO Portfolio Loan prior to the second anniversary of the Closing Date, occurs within the applicable cure period set forth in the related Mortgage Loan Purchase Agreement, as extended, or if the repurchase is based upon the defeasance of the TVO Portfolio Loan prior to the second anniversary of the Closing Date, occurs within 90 days of the applicable Responsible Party first being obligated to effect such repurchase), (v) (with respect to purchases of the Defaulted Loan by the related Companion Loan Holder, so long as such repurchase occurs within 60 days from the date the related Loan becomes a Specially Serviced Loan; provided, however, that no Liquidation Fee shall be payable with respect to a purchase of the Beverly Center Loan by a Beverly Center Junior Loan Holder or a Beverly Center Companion Loan Holder even if such party purchases the Defaulted Loan after 60 days from the date it became a Specially Serviced Loan), or (vii) of the definition of "Liquidation Proceeds" or, in connection with the purchase of a Specially Serviced Loan by the applicable Special Servicer or the actual purchase of a Loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement unless the purchase price with respect thereto includes the liquidation fee; and provided, further, that no Liquidation Fee shall be payable with respect to the Mayfair Mall Loan or any successor REO Loan with respect thereto or the Stanford Shopping Center Loan or any REO Loan with respect thereto.

          "Liquidation Fee Rate": As defined in Section 3.11.

          "Liquidation Proceeds": Cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) actually received by or on behalf of the Trust (including, in the case of the Mayfair Mall Loan or any Mayfair Mall REO Property, by the Mayfair Mall Master Servicer or Mayfair Mall Special Servicer or, in the case of the Stanford Shopping Center Loan or any Stanford Shopping Center REO Property by the Stanford Shopping Center Master Servicer or the Stanford Shopping Center Special Servicer), net of expenses, in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Loan or Loan Combination (including in the case of any Loan Combination, the default of the related Loan, Companion Loan or Junior Loan, as applicable, collectively), through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower (provided that, in the case of the Mayfair Mall Loan or any Mayfair Mall REO Property, "Liquidation Proceeds" shall be limited to only such proceeds of the type described in this clause (i) as are remitted to the applicable Master Servicer on behalf of the Trust under a Mayfair Mall Servicing Agreement or if Article XII is in effect, as are transferred from the Mayfair Mall Custodial Account to the Collection Account pursuant to Section 12.04(b) and, in the case of the Stanford Shopping Center Loan or any Stanford Shopping Center REO Property, "Liquidation Proceeds" shall be limited to only such proceeds of the type described above in this clause (i) as are remitted to the applicable Master Servicer on behalf of the Trust under the Stanford Shopping Center Servicing Agreement or, if Article XI is in effect, as are transferred from the Stanford Shopping Center Custodial Account to the applicable Collection Account pursuant to Section 11.04(d)); (ii) the realization upon any deficiency judgment obtained against a Borrower (provided that, in the case of the Mayfair Mall Loan or any Mayfair Mall REO Property, "Liquidation Proceeds" shall be limited to only such proceeds of the type described in this clause
(ii) as are remitted to the applicable Master Servicer on behalf of the Trust under a Mayfair Mall Servicing Agreement or if Article XII is in effect, as are transferred from the Mayfair Mall Custodial Account, as the case may be, to the Collection Account pursuant to Section 12.04(b) and, in the case of the Stanford Shopping Center Loan or any Stanford Shopping Center REO Property, "Liquidation Proceeds" shall be limited to only such proceeds of the type described above in this clause (ii) as are remitted to the applicable Master Servicer on behalf of the Trust under the Stanford Shopping Center Servicing Agreement or, if Article XI is in effect, as are transferred from the Stanford Shopping Center Custodial Account to the applicable Collection Account pursuant to Section 11.04(d)); (iii) the purchase of a Defaulted Loan by the Directing Certificateholder or the applicable Special Servicer pursuant to
Section 3.18; (iv) the repurchase or replacement of a Loan by or on behalf of the related Responsible Party pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a CSFB Loan, pursuant to the Column Performance Guarantee; (v) in the case of any Loan Combination for which the related Intercreditor Agreement so provides, the purchase of the related A Loan by any related Junior Loan Holder or any holder of a related Companion Loan; (vi) the purchase of any Loan or Loan Combination by a related mezzanine lender; or (vii) the purchase of all Loans by Holders of more than 50% of the Percentage Interests in the Controlling Class, a Special Servicer or a Master Servicer pursuant to Section 9.01.

          "Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01, and from time to time held in the Trust Fund, including any Loan that becomes a Specially Serviced Loan, which does not include any Junior Loan or any Companion Loan. As used herein, the term "Loan" includes the related Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. For the avoidance of doubt, although the Mayfair Mall Loan and the Stanford Shopping Center Loan are each held in the Trust Fund, the term "Loan" shall exclude the Mayfair Mall Loan and the Stanford Shopping Center Loan with respect to any direct servicing obligation of the applicable Master Servicer hereunder unless the context clearly indicates otherwise.

          "Loan Agreement": With respect to any Loan, Companion Loan or Junior Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the Borrower, pursuant to which such Loan, Companion Loan or Junior Loan was made.

          "Loan Combination": With respect to any A Loan, such A Loan and the related Junior Loan(s) and/or Companion Loan(s), collectively.

          "Loan Documents": With respect to each Loan, Companion Loan or Junior Loan, to the extent applicable, the Loan Agreement, the Mortgage, the Note, the Assignment of Leases (if separate from the Mortgage), the Security Agreement, any cash management agreement, any ground lease, any letters of credit, escrow or reserve account information relating to the Additional Collateral Loans, any

UCC Financing Statements, the title insurance policy, all surveys, all insurance policies, any environmental liability agreements, any escrow agreements for improvements or lease-up, any guaranties related to such Loan, Companion Loan or Junior Loan, any prior assignments of mortgage in the event that the originator is not the originator of record, any collateral assignments of property management agreements and other services agreements required by the applicable commitment and other loan documents, any preferred equity and mezzanine loan documents and all modification, consolidation and extension agreements, if any.

          "Loan REMIC": One of multiple separate REMICs comprising the Trust Fund, the assets of which consist of a specific Loan (exclusive of any Excess Interest thereon and any TVO Portfolio Yield Maintenance Payment), any REO Property with respect thereto (exclusive of any interest therein that a Junior Loan Holder or a Companion Loan Holder may have), such amounts (exclusive of any Excess Interest and TVO Portfolio Yield Maintenance Payment) as shall from time to time be held in the applicable Collection Account, the Interest Reserve Account, an REO Account or the Distribution Account with respect to such Loan or any successor REO Loan with respect thereto, and except as otherwise provided in this Agreement, all other rights and property related to such Loan or any successor REO Loan with respect thereto included in the Trust Fund that is not part of the Upper-Tier REMIC or designated as a grantor trust asset in the Preliminary Statement hereto. A Loan REMIC shall be created with respect to each of the Mayfair Mall Loan, the Stanford Shopping Center Loan and the TVO Portfolio Loan.

          "Loan REMIC Principal Amount": With respect to any Loan REMIC Regular Interest, as of any date of determination, a principal amount equal to the Stated Principal Balance of the Loan in the related Loan REMIC or any successor REO Loan with respect thereto.

          "Loan REMIC Regular Interest": An uncertificated "regular interest", within the meaning of Section 860G(a)(1) of the Code, in a Loan REMIC.

          "Loan REMIC Remittance Rate": With respect to any Loan REMIC Regular Interest for any Distribution Date, the Net Mortgage Pass-Through Rate in effect for such Distribution Date with respect to the Loan in the related Loan REMIC or any successor REO Loan with respect thereto.

          "Loan-to-Value Ratio": With respect to any Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Loan (or, in the case of each of the Mayfair Mall Loan, the Stanford Shopping Center Loan and the Beverly Center Loan, of such Loan Combination (exclusive of any related Junior Loan(s)) at the time of determination, and the denominator of which is the Original Value of the related Mortgaged Property.

          "Lock-Box Account": With respect to any Mortgaged Property, the account, if any, created pursuant to any documents relating to a Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person (and not the Trust) may be taxed on all reinvestment income or gain thereon. The applicable Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

          "Lock-Box Agreement": With respect to any Loan, the lock-box agreement, if any, between the applicable Mortgage Loan Originator or the applicable Mortgage Loan Seller and the related Borrower, pursuant to which the related Lock-Box Account may have been established.

          "Lower-Tier Notional Balance": With respect to the Class LA-Y Lower-Tier Interest, as of any date of determination, a notional amount equal to the then Class A-Y Notional Amount.

          "Lower-Tier Principal Amount": With respect to any Uncertificated Lower-Tier Interest (other than the Class LA-Y Lower-Tier Interest), as of any date of determination, a principal amount equal to the Original Lower-Tier Principal Amount of such Uncertificated Lower-Tier Interest as specified in the Preliminary Statement hereto, as such principal amount may be permanently reduced (to not less than zero) on each Distribution Date coinciding with or preceding such date of determination by (i) any deemed distributions of principal with respect to such Uncertificated Lower-Tier Interest on the subject Distribution Date pursuant to Section 4.01 and (ii) any Collateral Support Deficit allocated to such Uncertificated Lower-Tier Interest on the subject Distribution Date pursuant to Section 4.04.

          "Lower-Tier REMIC": One of multiple separate REMICs comprising the Trust Fund, the assets of which consist of the Loans (exclusive of any Excess Interest thereon and any TVO Portfolio Yield Maintenance Payment), any REO Property with respect thereto (exclusive of any interest therein that a Junior Loan Holder or Companion Loan Holder may have), such amounts (exclusive of any Excess Interest and TVO Portfolio Yield Maintenance Payment) as shall from time to time be held in a Collection Account, the Interest Reserve Account, an REO Account (exclusive of any such amounts that are allocable to a Junior Loan or Serviced Companion Loan), if any, and the Distribution Account, and except as otherwise provided in this Agreement, all other property included in the Trust Fund that is not in the Upper-Tier REMIC, in any Loan REMIC or designated as a grantor trust asset in the Preliminary Statement hereto.

          "Lower-Tier Remittance Rate": With respect to any Uncertificated Lower-Tier Interest, for any Distribution Date, either: (a) in the case of the Class LA-Y Lower-Tier Interest, a per annum rate equal to the Class A-Y Pass-Through Rate for such Distribution Date; and (b) in the case of any other Uncertificated Lower-Tier Interest, the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

          "MAI": Member of the Appraisal Institute.

          "Management Agreement": With respect to any Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

          "Manager": With respect to any Loan, any property manager for the related Mortgaged Property or Mortgaged Properties.

          "Master Servicer": With respect to (a) the Group 1 Loans, any related Serviced Companion Loans and Junior Loans and any related REO Properties, and any matters relating to the foregoing, Master Servicer No. 1 (provided that Master Servicer No. 1 will provide such administrative duties with respect to the Stanford Shopping Center Loan or any Stanford Shopping Center REO Loan as may be expressly provided herein), (b) the Group 2 Loans, any related Serviced Companion Loans and Junior Loans and any related REO Properties, and any matters relating to the foregoing, Master

Servicer No. 2 (provided that Master Servicer No. 2 will provide such administrative duties with respect to the Mayfair Mall Loan or any Mayfair Mall REO Loan as may be expressly provided herein), and (c) the Group 3 Loans, any related REO Properties, and any matters relating to the foregoing, Master Servicer No. 3. For avoidance of doubt, Master Servicer No. 1 will be the applicable Master Servicer with respect to the Stanford Shopping Center Loan or any Stanford Shopping Center REO Loan for all matters other than (unless
Article XI applies) the direct servicing thereof; and Master Servicer No. 2 will be the applicable Master Servicer with respect to the Mayfair Mall Loan or any Mayfair Mall REO Loan for all matters other than (unless Article XII applies) the direct servicing thereof.

          "Master Servicer No. 1": Midland Loan Services, Inc., in its capacity as master servicer with respect to the Group 1 Loans, any related Serviced Companion Loans and Junior Loans and any related REO Properties hereunder, or any successor master servicer appointed as provided herein with respect to the Group 1 Loans, any related Serviced Companion Loans and Junior Loans and any related REO Properties; provided that Master Servicer No. 1 will provide such administrative duties with respect to the Stanford Shopping Center Loan or any Stanford Shopping Center REO Loan as may be expressly provided herein.

          "Master Servicer No. 2": KRECM, in its capacity as master servicer with respect to the Group 2 Loans, any related Serviced Companion Loans and Junior Loans and any related REO Properties hereunder, or any successor master servicer appointed as provided herein with respect to the Group 2 Loans, any related Serviced Companion Loans and Junior Loans and any related REO Properties; provided that Master Servicer No. 2 will provide such administrative duties with respect to the Mayfair Mall Loan or any Mayfair Mall REO Loan as may be expressly provided herein.

          "Master Servicer No. 3": NCB, FSB, in its capacity as master servicer with respect to the Group 3 Loans and any related REO Properties hereunder, or any successor master servicer appointed as provided herein with respect to the Group 3 Loans and any related REO Properties.

          "Master Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date, commencing in April 2004.

          "Master Servicing Fee": With respect to each Loan (and any successor REO Loan with respect thereto), the fee payable to the applicable Master Servicer pursuant to the first paragraph of Section 3.11(a), computed on the same basis and in the same manner as interest is computed on the related Loan.

          "Master Servicing Fee Rate": With respect to each PNC Loan (and any successor REO Loan with respect thereto), 0.01% per annum; with respect to each CSFB Loan (and any successor REO Loan with respect thereto), 0.01% per annum; with respect to each KeyBank Loan (and any successor REO Loan with respect thereto), 0.02% per annum; and with respect to each NCB Loan (or any successor REO Loan with respect thereto), 0.08% per annum.

          "Material Breach": As defined in Section 2.03(b).

          "Material Document Defect": As defined in Section 2.03(b).

          "Maturity Date": With respect to any Loan, Serviced Companion Loan or Junior Loan, as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Loan, Serviced Companion Loan or Junior Loan by reason of default thereunder, (ii) any grace period permitted by the related Note or (iii) any modification, waiver or amendment of such Loan, Serviced Companion Loan or Junior Loan granted or agreed to by the applicable Master Servicer or Special Servicer pursuant to Section 3.20 (or, in the case of the Mayfair Mall Loan, by the Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer pursuant to a Mayfair Mall Servicing Agreement or by the applicable Master Servicer or Special Servicer pursuant to Article XII or, in the case of the Stanford Shopping Center Loan, by the Stanford Shopping Center Master Servicer or the Stanford Shopping Center Special Servicer pursuant to the Stanford Shopping Center Servicing Agreement or by the applicable Master Servicer or Special Servicer pursuant to Article XI) occurring prior to such date of determination.

          "Maximum Reimbursable Workout-Delayed Reimbursement Amount": As defined in Section 1.05(b).

          "Mayfair Mall Change of Servicing Control Event": Any event that, in accordance with the Mayfair Mall Intercreditor Agreement, would result in the Mayfair Mall Total Loan being serviced under this Agreement rather than under the Series 2003-C4 PSA, the Series 2003-C5 PSA or any other Mayfair Mall Servicing Agreement.

          "Mayfair Mall Control Group": The holders (and/or, consistent with
Section 3.9 of the Mayfair Mall Intercreditor Agreement, the respective representatives and/or designees of holders) of such mortgage loans comprising the Mayfair Mall Total Loan as represent more than 50% of the unpaid principal balance of the entire Mayfair Mall Total Loan; provided that, for purposes of establishing a Mayfair Mall Control Group, the mortgage loans constituting the Mayfair Mall Total Loan shall be deemed to remain outstanding even if the Mayfair Mall Property becomes an REO Property.

          "Mayfair Mall Companion Lender": The holder of a Mayfair Mall Companion Loan or, if the Mayfair Mall Property becomes an REO Property, the holder of any mortgage loan deemed outstanding with respect to that Mayfair Mall Companion Loan.

          "Mayfair Mall Companion Loans": The Mayfair Mall Note A-1 Companion Loan and the Mayfair Mall Note A-2 Companion Loan, collectively.

          "Mayfair Mall Custodial Account": The meaning assigned thereto in
Section 12.04.

          "Mayfair Mall Intercreditor Agreement": The intercreditor agreement, dated as of September 11, 2003, by and between Column Financial, Inc., as holder of the Mayfair Mall Loan, Column Financial, Inc., as holder of the Mayfair Mall Note A-1 Companion Loan, and Credit Suisse First Boston Mortgage Securities Corp., as holder of the Mayfair Mall Note A-2 Companion Loan.

          "Mayfair Mall Loan": With respect to the Mayfair Mall Total Loan, the related A-3 and B components of such loan, which is included in the Trust Fund. The Mayfair Mall Loan is a "Loan" under this Agreement.

          "Mayfair Mall Master Servicer": The master servicer of the Mayfair Mall Total Loan under any Mayfair Mall Servicing Agreement.

          "Mayfair Mall Note A-1 Companion Loan": With respect to the Mayfair Mall Total Loan, the related A-1 component of such loan, which is not included in the Trust Fund and, as of the

Closing Date, directly backs the Series 2003-C5 Certificates. The Mayfair Mall Note A-1 Companion Loan is not a "Loan" under this Agreement.

          "Mayfair Mall Note A-2 Companion Loan": With respect to the Mayfair Mall Total Loan, the related A-2 component of such loan, which is not included in the Trust and, as of the Closing Date, directly backs the Series 2003-C4 Certificates. The Mayfair Mall Note A-2 Companion Loan is not a "Loan" under this Agreement.

          "Mayfair Mall Property": The Mortgaged Property identified on the Mortgage Loan Schedule as "Mayfair Mall".

          "Mayfair Mall REO Loan": Any REO Loan related to the Mayfair Mall
Loan.

          "Mayfair Mall REO Property": The Mayfair Mall Property, if it is acquired on behalf of the respective holders of the Mayfair Mall Total Loan at a time that the Trust is one of those holders.

          "Mayfair Mall Servicing Agreement": Any servicing agreement (other than this Agreement) pursuant to which the Mayfair Mall Total Loan and any Mayfair Mall REO Property is to be serviced and/or administered, which is, as of the Closing Date, in accordance with the Mayfair Mall Intercreditor Agreement, the Series 2003-C4 PSA.

          "Mayfair Mall Specially Designated Servicing Action": Any "Mayfair Mall Specially Designated Servicing Action" under, and within the meaning of, the Mayfair Mall Intercreditor Agreement.

          "Mayfair Mall Special Servicer": The special servicer with respect to the Mayfair Mall Total Loan under any Mayfair Mall Servicing Agreement.

          "Mayfair Mall Total Loan": The Mayfair Mall Loan and the Mayfair Mall Companion Loans, collectively.

          "Mezzanine Loan": Any loan constituting "Mezzanine Debt", a "Mezzanine Loan" or "Future Mezzanine Debt" as identified in Exhibit C-2 hereto.

          "Mezzanine Loan Collateral": With respect to any Mezzanine Loan, any stock, partnership interests, membership interests or other equity interest in the related Borrower that has been pledged pursuant to such Mezzanine Loan.

          "Mezzanine Loan Holder": With respect to any Mezzanine Loan, the Holder or obligee thereof.

          "Midland": Midland Loan Services, Inc.

          "Monthly Additional Report on Recoveries and Reimbursements": With respect to the Due Period immediately prior to the related Determination Date, a report, in a format reasonably acceptable to the Master Servicers, the Special Servicers and the Trustee that identifies the following with respect to such Due Period, in all cases both on a loan-by-loan basis and in the aggregate for the subject Loans and REO Properties as to which the reporting Master Servicer is the applicable Master Servicer:

          (a) the amount of any Advance (and accrued and unpaid interest thereon) that became a Workout-Delayed Reimbursement Amount during such Due Period;

          (b) (i) the amount of any Workout-Delayed Reimbursement Amount that was reimbursed to a Master Servicer, a Special Servicer or the Trustee during such period, (ii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Due Period was made from principal collections on the related Loan (or any successor REO Loan with respect thereto) received during such Due Period as contemplated by clause (vi) of Section 3.05(b), (iii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such period was made from principal collections on the remainder of the Mortgage Pool received during such Due Period as contemplated by clause
     (vi) of Section 3.05(b) and (iv) the amount of any related Unliquidated Advances;

          (c) (i) the amount of any Unliquidated Advances recovered from the related Borrower or otherwise from the proceeds of the related Loan or REO Property on behalf of the Trust during such Due Period and (ii) the extent to which any such recovery constitutes a Principal Distribution Adjustment Amount;

          (d) (i) the amount of any Unliquidated Advance that became a Nonrecoverable Advance in such Due Period, and (ii) the amount of any Workout-Delayed Reimbursement Amount that arose in a prior such Due Period, was not reimbursed to the applicable Master Servicer, the applicable Special Servicer or the Trustee in such Due Period or a prior such Due Period (and therefore had not become an Unliquidated Advance) but which has become a Nonrecoverable Advance in such Due Period;

          (e) the amount of any Advance (and accrued and unpaid interest thereon), other than an amount described in clause (d) above, that became a Nonrecoverable Advance during such Due Period;

          (f) (i) the amount of any Nonrecoverable Advance (and accrued interest thereon) that was reimbursed to the applicable Master Servicer, the applicable Special Servicer or the Trustee during such Due Period, and (ii) the extent (if any) to which any reimbursement of a Nonrecoverable Advance (and accrued interest thereon) was made from principal collections on the Mortgage Pool received during such Due Period as contemplated by clause (vii) of Section 3.05(a) and/or clause
     (vi) of Section 3.05(b);

          (g) (i) the amount of any Advance reimbursed to the applicable Master Servicer, the applicable Special Servicer or the Trustee as a Nonrecoverable Advance in a prior Due Period but recovered from the related Borrower or otherwise from the proceeds of the related Loan or REO Property on behalf of the Trust during such Due Period (notwithstanding that it was previously determined to constitute a Nonrecoverable Advance) and (ii) the extent to which any such amount is a Principal Distribution Adjustment Amount; and

          (h) a reconciliation of interest accrued on Advances and accrued on any Workout-Delayed Reimbursement Amount or any Nonrecoverable Advance, any Penalty Charges collected during such Due Period and the amount of Penalty Charges that were applied to pay or reimburse interest on Advances.

          To the extent that it relates to any particular Servicing Group, the preparation of each Monthly Additional Report on Recoveries and Reimbursements shall constitute a responsibility of the applicable Master Servicer and shall not constitute a responsibility of any other party; provided, however, that no Master Servicer shall be responsible for preparing a Monthly Additional Report on Recoveries and Reimbursements in any month that neither Nonrecoverable Advances nor Workout Delayed Reimbursement Amounts in respect of the Servicing Group for which it is responsible were paid from principal collections in the Collection Accounts and/or the Distribution Account. Each CMSA Loan Periodic Update File prepared by a Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements (provided that there is any information to be included on such Monthly Additional Report on Recoveries and Reimbursements). For the purposes of the production by a Master Servicer of a Monthly Additional Report on Recoveries and Reimbursements, such Master Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it, by the Trustee, by the related Mortgage Loan Seller, by the related Borrower, by the applicable Special Servicer (if other than the applicable Master Servicer or an Affiliate thereof) or, to the extent such reliance is reasonable, by any other appropriate Person.

          "Monthly Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, an amount of interest equal to (a) the Accrued Certificate Interest Amount for such Class for such Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such Distribution Date that is allocable to such Class pursuant to Section 4.05(a). As to any Distribution Date and any Uncertificated Lower-Tier Interest, an amount of interest equal to (a) the Uncertificated Accrued Interest Amount for such Uncertificated Lower-Tier Interest for such Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such Distribution Date that is allocable to such Uncertificated Lower-Tier Interest pursuant to Section 4.05(b). As to any Distribution Date and any Loan REMIC Regular Interest, an amount of interest equal to (a) the Uncertificated Accrued Interest Amount for such Loan REMIC Regular Interest for such Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such Distribution Date, that is allocable to such Loan REMIC Regular Interest pursuant to Section 4.06(c). As to any Distribution Date and any Component of the Class A-X or Class A-SP Certificates, an amount of interest equal to (a) the Accrued Component Interest Amount for such Component for such Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such Distribution Date that is allocable to such Component pursuant to Section 4.05(a).

          "Monthly Payment": With respect to any Loan (other than any REO
Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment, which is payable by the related Borrower on such Due Date under the related Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment of such Loan granted or agreed to by the applicable Master Servicer or Special Servicer pursuant to Section 3.20 (or, in the case of the Mayfair Mall Loan, by the Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer pursuant to a Mayfair Mall Servicing Agreement, or by the applicable Master Servicer or the applicable Special Servicer pursuant to Article XII, or in the case of the Stanford Shopping Center Loan, by the Stanford Shopping Center Master Servicer or the Stanford Shopping Center Special Servicer pursuant to a Stanford Shopping Center Servicing Agreement, or by the applicable Master Servicer or the applicable Special Servicer pursuant to Article XI)), without regard to any acceleration of principal of such Loan by reason of a default thereunder. With respect to an REO Loan, the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

          "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

          "Mortgage": With respect to any Loan, Junior Loan or Serviced Companion Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing a Note and creating a lien on the related Mortgaged Property.

          "Mortgage File":

          (a) With respect any Loan (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan), the following documents on a collective basis:

               (i) the original Note (or a lost note affidavit with a customary indemnification provision), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the applicable Mortgage Loan Originator either in blank or to the applicable Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the related Mortgage Loan Purchase Agreement) by the applicable Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, without recourse, representation or warranty, express or implied";

               (ii) a duplicate original Mortgage or a counterpart thereof, or if such Mortgage has been returned by the related recording office,
          (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals, certified copies or copies from the applicable recording office) of any intervening assignments thereof from the related Mortgage Loan Originator to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

               (iii) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage Loan Seller (or the applicable Mortgage Loan Originator) either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1";

               (iv) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals, counterparts or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the Loan to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

               (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage Loan Seller (or the applicable Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1";

               (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator to the applicable Mortgage Loan Seller;

               (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), from the applicable Mortgage Loan Seller (or the applicable Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1", which assignment may be included as part of an omnibus assignment covering other documents relating to the Loan (provided that such omnibus assignment is effective under applicable law);

               (viii) originals or copies of all (A) assumption agreements,
          (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Loan has been assumed;

               (ix) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Loan;

               (x) the original or a counterpart of any guaranty of the obligations of the Borrower under the Loan;

               (xi) UCC acknowledgement, certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof (including the filing number or other similar filing information) or, alternatively, other evidence of filing or recording (including the filing number or other similar filing information) acceptable to the Trustee (including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof) sufficient to perfect (and maintain the perfection of) the security interest held by the related Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the related Mortgaged Property, and original UCC Financing Statement assignments, in a form suitable for filing or recording, sufficient to assign each such UCC Financing Statement to the Trustee;

               (xii) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

               (xiii) either: (A) for NCB Loans, an original or copy of any subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to subordinate indebtedness, including any mezzanine loan documents or preferred equity documents; or (B) for all other Loans with respect to any debt of a Borrower permitted under the related Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including any mezzanine loan documents or preferred equity documents, and a copy of the Note relating to such other debt (if such other debt is also secured by the related Mortgage);

               (xiv) with respect to any Cash Collateral Accounts and Lock-Box Accounts, an original or copy of any related account control agreement;

               (xv) an original or copy of any related Loan Agreement (if separate from the related Mortgage), and an original or copy of any related Lock-Box Agreement or Cash Collateral Account Agreement (if separate from the related Mortgage and Loan Agreement);

               (xvi) the originals of letters of credit, if any, relating to the Loans and amendments thereto which entitle the Trust to draw thereon; provided that in connection with the delivery of the Mortgage File to the Trust, such originals shall be delivered to the applicable Master Servicer (or, in the case of the Group 2 Loans, to the Trustee, provided that the Trustee shall not be responsible for the maintenance or renewal of any original letter of credit that it holds) and copies thereof shall be delivered to the Trustee;

               (xvii) any related environmental insurance policies and any environmental guarantees or indemnity agreements or copies thereof;

               (xviii) originals or copies of the ground lease and ground lease estoppels, if any, and any originals or copies of amendments, modifications or extensions thereto, if any;

               (xix) for properties other than residential cooperative properties, the original or copy of any property management agreement;

               (xx) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer/assignment documents;

               (xxi) except in the case of NCB Loans, the checklist of the related Loan Documents, if any, that is included in the Mortgage File for the related Loan; and

               (xxii) any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          (b) With respect to the Mayfair Mall Loan, the following documents on a collective basis:

               (i) the original executed Note for such Loan, endorsed (at the direction of the Depositor given pursuant to the related Mortgage Loan Purchase Agreement) by the applicable Mortgage Loan Seller, either on the face thereof or pursuant to a separate allonge attached thereto, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, without recourse, representation or warranty, express or implied" (and further showing a complete, unbroken chain of endorsement from the applicable Mortgage Loan Originator (if such Mortgage Loan Originator is other than the related Mortgage Loan Seller));

               (ii) a copy of the executed Mayfair Mall Intercreditor
          Agreement;

               (iii) a copy of a Mayfair Mall Servicing Agreement;

               (iv) a copy of the documents comprising the "Mortgage File" under the Mayfair Mall Servicing Agreement;

          (c) With respect to the Stanford Shopping Center Mortgage Loan, the following documents on a collective basis:

               (i) the original executed Note for such Loan, endorsed (at the direction of the Depositor given pursuant to the related Mortgage Loan Purchase Agreement) by the applicable Mortgage Loan Seller, either on the face thereof or pursuant to a separate allonge attached thereto, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, without recourse, representation or warranty, express or implied" (and further showing a complete, unbroken chain of endorsement from the applicable Mortgage Loan Originator (if such Mortgage Loan Originator is other than the related Mortgage Loan Seller));

               (ii) a copy of the executed Stanford Shopping Center Intercreditor Agreement;

               (iii) a copy of a Stanford Shopping Center Servicing Agreement;
          and

               (iv) a copy of the documents that make up the "Mortgage File" under the Stanford Shopping Center Servicing Agreement.

          Whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

          "Mortgage Interest Accrual Period": With respect to any Loan, the period during which interest accrues pursuant to the related Note.

          "Mortgage Loan Originator": Any institution that originated a Loan.

          "Mortgage Loan Purchase Agreement": Any of the CSFB Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement, the NCB Mortgage Loan Purchase Agreement or the PNC Mortgage Loan Purchase Agreement.

          "Mortgage Loan Schedule": The list of Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Loan:

          (i) the loan number (as specified in Annex A to the Prospectus Supplement);

          (ii) the property name;

         (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

          (iv) the Mortgage Rate in effect at the Cut-off Date;

          (v)  the Net Mortgage Rate in effect at the Cut-off Date;

          (vi) the original principal balance;

         (vii) the Cut-off Date Principal Balance;

        (viii) the (a) remaining term to stated maturity, (b) Maturity Date and (c) with respect to each ARD Loan, the Anticipated Repayment Date;

          (ix) the original and remaining amortization terms;

          (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

          (xi) the number of units, pads, rooms or square footage with respect to the Mortgaged Property;

         (xii) the Loan interest accrual method;

        (xiii) the total of the Trustee Fee Rate, the applicable Primary Servicing Fee Rate and the applicable Master Servicing Fee Rate;

         (xiv) the Due Date;

          (xv) whether such loan is an ARD Loan;

         (xvi) whether the Loan is subject to lockout/defeasance;

        (xvii) whether the related Mortgaged Property was covered by earthquake insurance at the time of origination, or if the loan documents require such insurance;

       (xviii) whether such Loan has the benefit of an Environmental
               Insurance Policy;

         (xix) whether such Loan is secured by the related Borrower's interest in ground leases;

          (xx) which Servicing Group includes such Loan;

         (xxi) if such Loan is a Co-op Loan, the Initial LTV Co-op Basis; and

         (xxii) whether such Loan is secured by a letter of credit.

          Such Mortgage Loan Schedule also shall set forth the aggregate of the amounts described under clause (vii) above for all of the Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

          "Mortgage Loan Seller": Any of (i) the CSFB Mortgage Loan Seller,
(ii) the KeyBank Mortgage Loan Seller, (iii) the NCB Mortgage Loan Seller, and
(iv) the PNC Mortgage Loan Seller.

          "Mortgage Pool": All of the Loans and any successor REO Loans with respect thereto, collectively, as of any particular date of determination. The Mortgage Pool shall not include any Companion Loan or Junior Loan.

          "Mortgage Rate": With respect to: (i) any Loan, Serviced Companion Loan or Junior Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default and without giving effect to any Revised Rate) to accrue on such Loan, Serviced Companion Loan or Junior Loan, as the case may be from time to time in accordance with the related Note and applicable law; (ii) any Loan, Serviced Companion Loan or Junior Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity

Date; and (iii) any REO Loan, the annualized rate described in clause (i) or
(ii), as applicable, above, determined as if the predecessor Loan, Serviced Companion Loan or Junior Loan, as the case may be, had remained outstanding.

          "Mortgaged Property": The underlying real property (including any REO Property) that secures a Loan or Loan Combination, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property (to the extent the same are owned by the Borrower and necessary in connection with the operation of the related property), fixtures, leases and other property or rights pertaining thereto.

          "NCB Loans": The mortgage loans transferred to the Depositor pursuant to the NCB Mortgage Loan Purchase Agreement and identified on
Schedule II thereto, together with any mortgage loans substituted in replacement thereof pursuant to the NCB Mortgage Loan Purchase Agreement.

          "NCB Mortgage Loan Purchase Agreement": The agreement between the Depositor as purchaser and the NCB Mortgage Loan Seller as seller, dated as of February 26, 2004, relating to the transfer of all of the NCB Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on
Schedule II thereto.

          "NCB Mortgage Loan Seller": NCB, FSB, a federal savings bank, or its successor in interest.

          "NCB Subordinate Debt Conditions": With respect to a Borrower encumbering a Mortgaged Property relating to an NCB Loan that is a Co-op Loan with a subordinate mortgage, the following conditions: (i) each of the loans, or the sole loan, to be secured by each such subordinate mortgage is made by NCB, FSB or any Affiliate thereof, (ii) each such subordinate mortgage is expressly subject and subordinate to the lien of the Mortgage encumbering the Mortgaged Property in question, (iii) each such subordinate mortgage is expressly made in compliance with the underwriting standards which NCB, FSB customarily employs in connection with making subordinate mortgages for its own mortgage loan portfolio, (iv) as of the date of the closing of the subordinate mortgage loan in question, the New Loan-to-Value Ratio (as defined below) does not exceed the lesser of (A) 40% and (B) the sum of 15% plus the Initial LTV Co-op Basis for the related Co-op Loan, (v) NCB, FSB or any Affiliate thereof that originates the subordinate mortgage loan, executes and delivers to the Trustee a subordination agreement with respect to such subordinate mortgage in substantially the form of Exhibit Q hereto (provided that the Trustee shall have no responsibility for determining the sufficiency or validity thereof), (vi) if the subordinate mortgage loan will not be a fully amortizing loan, the stated maturity date of the subordinate mortgage loan shall be no earlier than the maturity date of the related Co-op Loan,
(vii) the subordinate mortgage loan shall have interest payable on a current basis, with no deferral, (viii) the subordinate mortgage loan is made principally for the purpose of funding capital expenditures, major repairs or reserves at or with respect to the Mortgaged Property in question and (ix) the aggregate amount of subordinate debt encumbering the Mortgaged Property in question does not exceed $3,500,000. For purposes of this definition, and notwithstanding anything herein to the contrary: "Mortgage Debt" shall mean the sum of (x) the aggregate outstanding principal balance of all loans secured by one or more mortgages then encumbering the Mortgaged Property in question (including the related Co-op Loan and any then existing subordinate mortgage loans) and (y) the principal amount of the proposed new subordinate mortgage loan; "New Loan-to-Value Ratio" shall mean, as of any date for any Co-op Loan, the fraction, expressed as a percentage, the numerator of which is the Mortgage Debt for the related Mortgaged Property on such date, and the denominator of which is the Appraised Value of the related Mortgaged Property; and "Appraisal" shall mean an MAI appraisal of the applicable Mortgaged Property made, in conformance with NCB, FSB's customary underwriting requirements, not more than one year prior to the origination date of the related Co-op Loan and reviewed by Master Servicer No. 3.

          "Net Investment Earnings": With respect to any Collection Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or any REO Account, for any period beginning on a Distribution Date and ending on the following Master Servicer Remittance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account (and which is not required to be paid to the related Borrower) exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in such account in accordance with Section 3.06.

          "Net Investment Loss": With respect to any of any Collection Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or any REO Account for any period beginning on a Distribution Date and ending on the following Master Servicer Remittance Date, the amount, if any, by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account (and which investment is not directed by the related Borrower) in accordance with Section 3.06 exceeds the aggregate of all interest and other income realized during such period on such funds in such account.

          "Net Mortgage Pass-Through Rate":

          (A) With respect to any Loan (or any successor REO Loan with respect thereto) that accrues interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Original Net Mortgage Rate for such Loan (or, in the case of a Specially Designated Co-op Loan (or any successor REO Loan with respect thereto), 5.05% per annum); and

          (B) With respect to any Loan (or any successor REO Loan with respect thereto) that accrues interest on an Actual/360 Basis, for any Distribution Date, an annual rate generally equal to twelve times a fraction, expressed as a percentage:

          (1) the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related Interest Accrual Period, multiplied by (b) the Stated Principal Balance of such Loan (or such REO Loan) immediately preceding such Distribution Date, multiplied by (c) 1/360, multiplied by
               (d) the Original Net Mortgage Rate for such Loan (or, in the case of a Specially Designated Co-op Loan (or any successor REO Loan with respect thereto), 5.05% per annum); and

          (2) the denominator of which is the Stated Principal Balance of such Loan (or such REO Loan) immediately preceding that Distribution Date.

          Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to 2004, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be decreased to reflect any Withheld Amounts with respect to the subject Loan (or REO Loan) transferred from the Distribution

Account to the Interest Reserve Account in such calendar month. Furthermore, if the subject Distribution Date occurs during March of any year subsequent to 2004, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be increased to reflect any Withheld Amounts with respect to the subject Loan (or REO Loan) transferred from the Interest Reserve Account to the Distribution Account for distribution on such Distribution Date.

          "Net Mortgage Rate": With respect to any Loan, Junior Loan, Serviced Companion Loan or REO Loan, as of any date of determination, a per annum rate equal to the related Mortgage Rate then in effect, minus the sum of the related Master Servicing Fee Rate (if any), the related Primary Servicing Fee Rate (if any) and the Trustee Fee Rate.

          "Net Operating Income": With respect to any Mortgaged Property (other than a residential cooperative property), for any Borrower's fiscal year end, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than (i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Loan or Loan Combination, as applicable.

          "New Lease": Any lease of REO Property entered into at the direction of the applicable Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust Fund has the right to renegotiate the terms of such lease.

          "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance or any portion thereof.

          "Nonrecoverable P&I Advance": The portion of any P&I Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Loan or REO Loan which, in the judgment (exercised in accordance with the Servicing Standard in the case of the judgment of a Master Servicer or Special Servicer) of the applicable Master Servicer, the applicable Special Servicer or the Trustee, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Loan. The determination by a Master Servicer, a Special Servicer or the Trustee that it has made (or, in the case of a determination made by the applicable Special Servicer, that a Master Servicer has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Depositor, in the case of a Master Servicer, (ii) to the applicable Master Servicer and the Trustee in the case of a Special Servicer, (iii) to the Depositor and the applicable Master Servicer, in the case of the Trustee, and (iv) in each case, to the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, provided that the certifying party has actual knowledge of the identity thereof, any related Companion Loan Holder(s) and/or Junior Loan Holder(s) (or, in the case of a Companion Loan or Junior Loan that is part of a rated commercial mortgage securitization, to the related master servicer). Such Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the applicable Master Servicer, the applicable Special Servicer, or the Trustee, as the case may be, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the applicable Master Servicer as a Servicing Advance or, depending on the timing of payment, subject to Section 3.03(c), paid out of the applicable Collection Account). The Trustee shall be entitled to conclusively rely on the applicable Master Servicer's determination that a P&I Advance is nonrecoverable. The applicable Master Servicer and the Trustee shall be entitled to conclusively rely on the applicable Special Servicer's determination that a P&I Advance is nonrecoverable. Notwithstanding the foregoing: (i) if Master Servicer No. 1 and/or the Trustee is prevented from making any P&I Advance with respect to the Beverly Center Loan or any successor REO Loan with respect thereto based upon Section 3.2.8 of the Beverly Center Senior Notes Intercreditor Agreement (without regard to the foregoing provisions of this definition), then such P&I Advance shall be deemed to be a Nonrecoverable P&I Advance hereunder; and (ii) if any of the other Companion Loans is securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement, and if the master servicer for such commercial mortgage securitization is approved by S&P to act in that capacity, and if the applicable Master Servicer has actual knowledge that a party (with respect to such other commercial mortgage securitization) responsible for making delinquency advances similar to P&I Advances hereunder on any such other Companion Loan has determined, in accordance with the requirements of the related securitization agreement, that any such delinquency advance made or to be made with respect to such securitized Companion Loan (or any successor REO Loan or similar deemed mortgage loan with respect thereto) would be nonrecoverable out of collections on such Companion Loan (or such REO Loan or similar deemed mortgage loan), then (for so long as the applicable Master Servicer has actual knowledge that delinquency advances are not being made with respect to such securitized Companion Loan (or any successor REO Loan or similar deemed mortgage loan with respect thereto) in connection with such other commercial mortgage securitization by reason of such nonrecoverability determination) any P&I Advance that is required to be made hereunder with respect to the related A Loan (or any successor REO Loan with respect thereto) shall be deemed to be a Nonrecoverable P&I Advance.

          "Nonrecoverable Servicing Advance": The portion of any Servicing Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Loan or REO Property which, in the judgment (exercised in accordance with the Servicing Standard in the case of the judgment of a Master Servicer or Special Servicer) of the applicable Master Servicer, the applicable Special Servicer or the Trustee, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Property. The determination by a Master Servicer, a Special Servicer or the Trustee that it has made (or, in the case of a determination made by the applicable Special Servicer, that a Master Servicer has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Depositor, in the case of a Master Servicer, (ii) to the applicable Master Servicer and the Trustee in the case of a Special Servicer, (iii) to the Depositor and the applicable Master Servicer, in the case of the Trustee, and
(iv) and in each case, to the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, provided that the certifying party has actual knowledge of the identity thereof, any related Companion Loan Holder(s) and/or Junior Loan Holder(s) (or, in the case of a Companion Loan or Junior Loan that is part of a rated commercial mortgage securitization, to the related master servicer). Such Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the applicable Master Servicer, the applicable Special Servicer or the Trustee, as the case may be, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the applicable Master Servicer as a Servicing Advance or, depending on the timing of payment, subject to Section 3.03(c), paid out of the applicable Collection Account). The Trustee will be entitled to conclusively rely on the applicable Master Servicer's determination that a Servicing Advance is nonrecoverable. The applicable Master Servicer and the Trustee shall be entitled to conclusively rely on the applicable Special Servicer's determination that a Servicing Advance is a Nonrecoverable Servicing Advance. Notwithstanding the foregoing, if Master Servicer No. 1 and/or the Trustee is prevented from making any Servicing Advance with respect to the Beverly Center Total Loan or any successor REO Loan with respect thereto based upon Section 3.2.8 of the Beverly Center Senior Notes Intercreditor Agreement (without regard to the foregoing provisions of this definition), then such Servicing Advance shall be deemed a Nonrecoverable Advance.

          "Non-Registered Certificate": Any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class A-SP, Class A-X, Class A-Y, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class V Certificates will constitute Non-Registered Certificates.

          "Non-United States Tax Person": Any Person other than a United States Tax Person.

          "Note": The original executed note (or, if applicable, multiple notes collectively) evidencing the indebtedness of a Borrower under a Loan, Serviced Companion Loan or Junior Loan, as the case may be, together with any rider, addendum or amendment thereto.

          "NRSRO": A nationally recognized statistical rating organization as the term is used in federal securities laws.

          "Officer's Certificate": A certificate signed by a Servicing Officer of a Master Servicer or a Special Servicer, as the case may be, or a Responsible Officer of the Trustee.

          "Opinion of Counsel": A written opinion of counsel, who may be salaried counsel for the Depositor, a Master Servicer or a Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC, (b) compliance with the REMIC Provisions or (c) the resignation of the Depositor, a Master Servicer or a Special Servicer pursuant to Section 6.04 must be an opinion of counsel that is in fact Independent of the Depositor, the Master Servicer or the Special Servicer, as applicable.

          "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date. As to any Distribution Date and any Uncertificated Lower-Tier Interest, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Uncertificated Lower-Tier Interest for such Distribution Date. As to any Distribution Date and any Loan REMIC Regular Interest, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Loan REMIC Regular Interest for such Distribution Date. As to any Distribution Date and any Component of the Class A-X or Class A-SP Certificates, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Component for such Distribution Date.

          "Original Class Principal Balance": With respect to any Class of Sequential Pay Certificates, the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

          "Original Lower-Tier Notional Balance": With respect to the Class LA-Y Lower-Tier Interest, the initial notional balance thereof as of the Closing Date, as specified in the Preliminary Statement hereto.

          "Original Lower-Tier Principal Amount": With respect to any Uncertificated Lower-Tier Interest (other than the Class LA-Y Lower-Tier Interest), the principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

          "Original Net Mortgage Rate": With respect to any Loan, the Net Mortgage Rate in effect for such Loan as of the Closing Date (or, in the case of any Loan substituted in replacement of another Loan pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, as of the date of substitution).

          "Original Class Notional Amount": With respect to any Class of Interest-Only Certificates, the initial aggregate notional balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

          "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Loan.

          "Origination Required Insurance Amounts": As defined in Section
3.07(h).

          "OTS": The Office of Thrift Supervision or any successor thereto.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance": As to any Loan (or any successor REO Loan with respect thereto), any advance made by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.

          "P&I Advance Determination Date": With respect to any Distribution Date, the second Business Day immediately prior thereto.

          "Pass-Through Rate": With respect to each Class of Certificates, the respective per annum rate listed below:

            Class A-1:                  Class A-1 Pass-Through Rate
            Class A-2:                  Class A-2 Pass-Through Rate
            Class A-3:                  Class A-3 Pass-Through Rate
            Class A-4:                  Class A-4 Pass-Through Rate
            Class A-X:                  Class A-X Pass-Through Rate
            Class A-SP:                 Class A-SP Pass-Through Rate
            Class A-Y:                  Class A-Y Pass-Through Rate
            Class B:                    Class B Pass-Through Rate
            Class C:                    Class C Pass-Through Rate
            Class D:                    Class D Pass-Through Rate
            Class E:                    Class E Pass-Through Rate
            Class F:                    Class F Pass-Through Rate
            Class G:                    Class G Pass-Through Rate
            Class H:                    Class H Pass-Through Rate
            Class J:                    Class J Pass-Through Rate
            Class K:                    Class K Pass-Through Rate
            Class L:                    Class L Pass-Through Rate
            Class M:                    Class M Pass-Through Rate
            Class N:                    Class N Pass-Through Rate
            Class O:                    Class O Pass-Through Rate
            Class P:                    Class P Pass-Through Rate

          "Penalty Charges": With respect to any Loan, Junior Loan, Serviced Companion Loan or REO Loan, any amounts actually collected thereon from the Borrower that represent late payment charges or Default Interest; provided that, in the case of the Mayfair Mall Loan or any Mayfair Mall REO Property, "Penalty Charges" shall be limited to only such collections of the type described above in this definition as are remitted to the applicable Master Servicer on behalf of the Trust under a Mayfair Mall Servicing Agreement or, if Article XII is in effect, as are transferred from the Mayfair Mall Custodial Account to the Collection Account pursuant to Section 12.04(b); and provided, further, that, in the case of the Stanford Shopping Center Loan or any Stanford Shopping Center REO Property, "Penalty Charges" shall be limited to only such collections of the type described above in this definition as are remitted to the applicable Master Servicer on behalf of the Trust under a Stanford Shopping Center Servicing Agreement or, if Article XI is in effect, as are deposited in the applicable Collection Account pursuant to Section 11.04(d).

          "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest equal to the denomination of such Certificate, as set forth on the face thereof, divided by the initial Class Principal Balance (or, in the case of a Class of Interest-Only Certificates, the Class Notional Amount) of such Class of Certificates as of the Closing Date. With respect to a Class V or Class R Certificate, the percentage interest as set forth on the face thereof.

          "Performance Certification": As defined in Section 3.26.

          "Performing Party": As defined in Section 3.26.

          "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, a Master Servicer, a Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America, provided such obligations have a remaining term to maturity of one year or less from the date of acquisition and which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of then-current rating assigned by each Rating Agency to any Certificate as confirmed in writing;

          (ii) time deposits, unsecured certificates of deposit or bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest short-term debt rating category of each Rating Agency or such other ratings as will not result in the downgrading, withdrawal or qualification of then-current rating assigned by each Rating Agency to any Certificate, as confirmed in writing by such Rating Agency;

          (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

          (iv) debt obligations maturing in one year or less from the date of acquisition bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (i) ratings in the highest long-term unsecured debt rating category of each Rating Agency or (ii) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of then-current rating of the Certificates that are currently being rated by such Rating Agency; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated in the highest short-term unsecured debt rating category of each Rating Agency;

          (vi) units of investment funds that maintain a constant net asset value and money market funds having the highest rating from each Rating Agency for money market funds; and

          (vii) any other demand, money market or time deposit, obligation, security or investment, with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of then-current rating of the Certificates that are currently being rated by such Rating Agency;

provided that such instrument or security qualifies as a "cashflow investment" pursuant to Section 860G(a)(6) of the Code; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and, if rated by S&P, the obligation must not have an "r" highlighter affixed to its rating, and must have a predetermined fixed dollar of principal due at maturity that cannot vary or change.

          "Permitted Mezzanine Loan Holder": With respect to any Mezzanine Loan, the related Mortgage Loan Seller, any Institutional Lender/Owner or any other Mezzanine Loan Holder with respect to which each Rating Agency has confirmed in writing to the applicable Special Servicer and the Trustee that the holding of such Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates.

          "Permitted Transferee": Any Transferee of a Class R Certificate other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

          "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan": Any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to ERISA or the Code.

          "PNC": PNC Bank, National Association.

          "PNC Loans": Collectively, the mortgage loans transferred to the Depositor pursuant to the PNC Mortgage Loan Purchase Agreement and identified on Schedule II thereto, together with any mortgage loans substituted in replacement thereof.

          "PNC Mortgage Loan Purchase Agreement": The agreement between the Depositor and the PNC Mortgage Loan Seller, dated as of February 26, 2004, relating to the transfer of the PNC Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on Schedule II thereto.

          "PNC Mortgage Loan Seller": PNC Bank, National Association, a national banking association and its successors in interest.

          "Prepayment Assumption": With respect to all Loans, the assumption that all payments required to be made on such Loans according to their contractual terms (including repayment in full on their respective maturity dates) are so made; provided that, in the case of ARD Loans, it is further assumed that such ARD Loans will be fully prepaid on their related Anticipated Repayment Dates.

          "Prepayment Date": With respect to any Principal Prepayment, the date on which such Principal Prepayment is to be made.

          "Prepayment Interest Excess": With respect to any Distribution Date, for each Loan that was subject to a voluntary Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by a Master Servicer or Special Servicer for application to such Loan (including, in the case of the Mayfair Mall Loan, by the Mayfair Mall Master Servicer or Mayfair Mall Special Servicer, or, in the case of the Stanford Shopping Center Loan, by the Stanford Shopping Center Master Servicer or Stanford Shopping Center Special Servicer, in any event on behalf of the Trust), in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest (net of related Master Servicing Fees and Primary Servicing Fees payable therefrom) accrued at the Mortgage Rate for such Loan on the amount of such Principal Prepayment or, insofar as these represent an early collection of principal, such Insurance and Condemnation Proceeds after the end of the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Loan Documents relating to such Loan, to the extent such interest is collected by or remitted to the applicable Master Servicer or Special Servicer.

          "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Loan that was subject to a voluntary Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by a Master Servicer or Special Servicer for application to such Loan (including, in the case of the Mayfair Mall Loan, by the Mayfair Mall Master Servicer or Mayfair Mall Special Servicer, or, in the case of the Stanford Shopping Center Loan, by the Stanford Shopping Center Master Servicer or Stanford Shopping Center Special Servicer, in any event on behalf of the Trust), in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest (net of related Master Servicing Fees and Primary Servicing Fees payable therefrom) that would have accrued at the Mortgage Rate for such Loan, on the amount of such Principal Prepayment or, insofar as these represent an early collection of principal, such Insurance and Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment or Insurance and Condemnation Proceeds were applied to the unpaid principal balance of the subject Loan and ending on (and including) the day immediately preceding such Due Date. For the avoidance of doubt, any Prepayment Interest Shortfall with respect to the Mayfair Mall Loan shall be determined in accordance with the Mayfair Mall Servicing Agreement, and any Prepayment Interest Shortfall with respect to the Stanford Shopping Center Loan shall be determined in accordance with the Stanford Shopping Center Servicing Agreement.

          "Primary Servicer": Any initial Master Servicer or any other subservicer specifically identified as a "Primary Servicer" hereunder or in a Sub-Servicing Agreement dated as of March 11, 2004 between a Master Servicer and such subservicer, in its capacity as a primary servicer, or any successors thereto. Notwithstanding any other provision herein to the contrary, each initial Master

Servicer shall be a "Primary Servicer" hereunder and no Sub-Servicing Agreement shall be required with respect to any such Primary Servicer.

          "Primary Servicing Agreement": Each of the Sub-Servicing Agreements dated as of March 11, 2004, by and between a Master Servicer and a Primary Servicer.

          "Primary Servicing Fee": With respect to each Loan, Beverly Center Companion Loan and Beverly Center Junior Loan (and any successor REO Loan with respect to any of the foregoing), the fee payable to the related Primary Servicer under the applicable Primary Servicing Agreement or to the applicable Master Servicer pursuant to Section 3.11(a), based on the Primary Servicing Fee Rate, and computed on the same basis and in the same manner as interest is computed on the related Loan.

          "Primary Servicing Fee Rate": With respect to each Loan (and any successor REO Loan with respect thereto), the annual rate equal to (a) the rate specified with respect to such Loan on the Mortgage Loan Schedule under the heading "Servicing and Trustee Fees", minus (b) the sum of the Trustee Fee Rate and the applicable Master Servicing Fee Rate; and with respect to each Beverly Center Companion Loan and Beverly Center Junior Loan (and any successor REO Loan with respect to any of the foregoing), 0.03% per annum.

          "Principal Distribution Adjustment Amount": As to any Distribution Date, the sum of (i) the amount of any Nonrecoverable Advance that was reimbursed to the applicable Master Servicer or the Trustee and that was deemed to have been reimbursed out of principal collections that would otherwise constitute part of the Principal Distribution Amount and (ii) any Workout-Delayed Reimbursement Amount that was reimbursed to the applicable Master Servicer or the Trustee and that was deemed to have been reimbursed out of principal collections that would otherwise constitute part of the Principal Distribution Amount, in each case, with interest on such Advance, during the period since the preceding Distribution Date.

          "Principal Distribution Amount": As to any Distribution Date (other than the final Distribution Date), an amount equal to the total, without duplication, of the following: (i) all payments of principal, including voluntary Principal Prepayments and the principal portion of any Cure Payments, received by or on behalf of the Trust with respect to the Loans (but not in respect of the Mayfair Mall Loan, the Stanford Shopping Center Loan or any Serviced Companion Loan or Junior Loan) during the related Due Period, exclusive of any portion of those payments that represents a late collection of principal for which an Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Due Date for the related Loan in March 2004 or on a due date for the related Loan subsequent to the end of the related Due Period, (ii) the principal portion of all Monthly Payments received by or on behalf of the Trust with respect to the Loans (but not in respect of the Mayfair Mall Loan, the Stanford Shopping Center Loan or any Serviced Companion Loan or Junior
Loan) prior to, but that are due during, the related Due Period, (iii) all other collections, including Liquidation Proceeds and Insurance and Condemnation Proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Loans (but not in respect of the Mayfair Mall Loan, the Stanford Shopping Center Loan or any Serviced Companion Loan or Junior
Loan) or any related Administered REO Properties during the related Due Period and that were identified and applied by the applicable Master Servicer as recoveries of principal of the subject Loan (but not in respect of the Mayfair Mall Loan, the Stanford Shopping Center Loan or any Serviced Companion Loan or Junior Loan) or, in the case of an Administered REO Property, of the related REO Loan (but not an REO Loan in respect of a predecessor Serviced Companion Loan or Junior Loan), in each case net of any portion of the particular collection that represents a late collection of principal for which an Advance of principal was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Due Date for the related Loan in March 2004, (iv) all Advances of principal made with respect to the Mortgage Pool for that Distribution Date, (v) either (A) if the Mayfair Mall Total Loan or any Mayfair Mall REO Property is then being serviced and administered pursuant to a Mayfair Mall Servicing Agreement, all amounts received by Master Servicer No. 2 on behalf of the Trust as remittances under such Mayfair Mall Servicing Agreement on or with respect to the Mayfair Mall Loan or any Mayfair Mall REO Loan as of the close of business on the Business Day immediately prior to the related Master Servicer Remittance Date, which amounts represent a payment, advance or other recovery of principal with respect to the Mayfair Mall Loan or any Mayfair Mall REO Loan, as the case may be, exclusive of any portion of such amounts that (1) represents a late collection of principal due on or before the Cut-off Date or for which an Advance was previously made under this Agreement for a prior Distribution Date, (2) was received by or on behalf of the Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer, as applicable, after the end of the related Due Period or (3) was previously included in (or, but for the next paragraph, would have been previously included in) the Principal Distribution Amount for a prior Distribution Date, or (B) if the Mayfair Mall Total Loan or any Mayfair Mall REO Property is then being serviced and administered pursuant to
Article XII, the total of all amounts described in clauses (i) through (iv) above with respect to the Mayfair Mall Loan or any Mayfair Mall REO Loan (calculated as if the Mayfair Mall Loan was a Serviced Loan or any Mayfair Mall REO Property was an Administered REO Property, as applicable), and (vi) either (A) if the Stanford Shopping Center Total Loan or any Stanford Shopping Center REO Property is then being serviced and administered pursuant to a Stanford Shopping Center Servicing Agreement, all amounts received by Master Servicer No. 1 on behalf of the Trust as remittances under such Stanford Shopping Center Servicing Agreement on or with respect to the Stanford Shopping Center Loan or any Stanford Shopping Center REO Loan as of the close of business on the Business Day immediately prior to the related Master Servicer Remittance Date, which amounts represent a payment, Advance or other recovery of principal with respect to the Stanford Shopping Center Loan or any Stanford Shopping Center REO Loan, as the case may be, exclusive of any portion of such amounts that (1) represents a late collection of principal due on or before the Cut-off Date or for which an Advance was previously made under this Agreement for a prior Distribution Date, (2) was received by or on behalf of the Stanford Shopping Center Master Servicer or the Stanford Shopping Center Special Servicer, as applicable, after the end of the related Due Period or (3) was previously included in (or, but for the next paragraph, would have been previously included in) the Principal Distribution Amount for a prior Distribution Date, or (B) if the Stanford Shopping Center Loan or any Stanford Shopping Center REO Property is then being serviced and administered pursuant to Article XI, the total of all amounts described in clauses (i) through (iv) above with respect to the Stanford Shopping Center Loan or any Stanford Shopping Center REO Loan (calculated as if the Stanford Shopping Center Loan was a Serviced Loan or any Stanford Shopping Center REO Property was an Administered REO Property, as applicable); provided that if any Insurance and Condemnation Proceeds or Liquidation Proceeds were received and/or a Final Recovery Determination was made with respect to any Serviced Loan or Administered REO Property during the related Due Period, then that portion, if any, of the aggregate amount described in clause (i) through (iv) above that is specifically attributable to such Loan or REO Property, shall be reduced to not less than zero by any Special Servicing Fees, Liquidation Fees or interest on Advances previously paid hereunder with respect to such Loan or REO Property from collections on the Mortgage Pool other than Penalty Charges collected during the Due Period. For the final Distribution Date, an amount equal to the total Stated Principal Balance of the Mortgage Pool outstanding immediately prior to that final Distribution Date.

          Notwithstanding the foregoing, (i) the Principal Distribution Amount for any Distribution Date will be reduced by the Principal Distribution Adjustment Amount for such Distribution Date; and (ii) the Principal Distribution Amount will be increased by the amount of any recovery occurring during the related Due Period of an amount that was previously advanced with respect to a Loan, but only if and to the extent such Advance was previously reimbursed from principal collections that would otherwise have constituted part of the Principal Distribution Amount for a prior Distribution Date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior Distribution Date.

          "Principal Prepayment": Any payment of principal made by the Borrower on a Loan that is received (including, in the case of the Mayfair Mall Loan, by the Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer on behalf of the Trust and, in the case of the Stanford Shopping Center Loan, by the Stanford Shopping Center Master Servicer or the Stanford Shopping Center Special Servicer on behalf of the Trust) in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

          "Privileged Person": Each holder of a Certificate, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, each Junior Loan Holder, each Companion Loan Holder, any Person identified to the Trustee as a Certificate Owner or prospective purchaser of a Certificate upon receipt from such Certificate Owner or prospective purchaser of an investor certification (which may be in electronic form), the form of which is attached hereto as Exhibit I, and any other Person designated by the Depositor. The Trustee shall (and a Master Servicer may) provide all Privileged Persons with access to certain restricted information on its Website (in the case of any Certificate Owner or prospective purchaser, upon receipt of such investor certification) through the use of a restricted mechanism on its Website.

          "Projected Debt Service Coverage Ratio": With respect to any Co-op Loan, as of any date of determination, the Projected Net Cash Flow for the related Mortgaged Property on an annualized basis, divided by the annualized Monthly Payments for such Co-op Loan.

          "Projected Net Cash Flow": With respect to any Mortgaged Property that is a residential cooperative property, projected net operating income at such Mortgaged Property, as set forth in the Appraisal obtained with respect to such Mortgaged Property in connection with the origination of the related Co-op Loan (or an updated Appraisal, if required hereunder), assuming such Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

          "Prospectus": The Prospectus dated November 10, 2003, as supplemented by the Prospectus Supplement.

          "Prospectus Supplement": The Prospectus Supplement dated February 26, 2004, relating to the offering of the Public Certificates.

          "PTCE": A prohibited transaction class exemption, as issued by the United States Department of Labor.

          "PTE": A prohibited transaction exemption, as issued by the United States Department of Labor.

          "Purchase Price": With respect to any Loan to be purchased (a) by or on behalf of a Responsible Party pursuant to or as contemplated by Section 7 of the related Mortgage Loan Purchase Agreement, (b) by the Directing Certificateholder pursuant to Section 3.18(b), a Special Servicer pursuant to
Section 3.18(c), or an assignee of either thereof, in any case, pending determination of Fair Value, (c) with respect to any Loan Combination, if the related Intercreditor Agreement so provides for a purchase option, by any Companion Loan Holder or Junior Loan Holder or (d) by the holders of more than 50% of the Percentage Interests in the Controlling Class, a Special Servicer or a Master Servicer pursuant to Section 9.01, a price equal to the sum of the following:

          (i) the outstanding principal balance of such Loan as of the date of purchase (and, if the Loan that is being purchased is part of a Loan Combination and the related Companion Loan Holder or Junior Loan Holder has previously made a Cure Payment, the outstanding principal balance as reduced by the principal portion of such Cure Payment);

          (ii) all accrued and unpaid interest on such Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase (which includes unpaid Master Servicing Fees and Primary Servicing Fees) and all related Special Servicing Fees;

          (iii) all related unreimbursed Servicing Advances (and any related Servicing Advances reimbursed by the Trust Fund out of general collections on the Mortgage Pool) plus accrued and unpaid interest on related Advances at the Reimbursement Rate;

          (iv) if such Loan is being repurchased by or on behalf of a Responsible Party pursuant to or as contemplated by Section 7 of the related Mortgage Loan Purchase Agreement following the expiration of the applicable cure period (as it may be extended) (or, if the repurchase is based upon the defeasance of the TVO Portfolio Loan prior to the second anniversary of the Closing Date, more than 90 days after the applicable Responsible Party first being obligated to effect such repurchase), the amount of the Liquidation Fee payable to the Special Servicer;

          (v) if such Loan is being purchased by a Junior Loan Holder or Companion Loan Holder pursuant to the related Intercreditor Agreement following 60 days from the related Loan becoming a Specially Serviced Loan, the amount of the Liquidation Fee payable to the Special Servicer; provided that no Liquidation Fee shall be payable with respect to a purchase of the Beverly Center Loan by a Beverly Center Junior Loan Holder or a Beverly Center Companion Loan Holder even if such party purchases the Beverly Center Loan after 60 days from the date it became a Specially Serviced Loan; and

          (vi) if such Loan is being purchased by or on behalf of a Responsible Party pursuant to or as contemplated by Section 7 of the related Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred (whether paid or then owing) by the applicable Master Servicer, the applicable Special Servicer, the Depositor and the Trustee in respect of the Breach, Defect or defeasance giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation and, without duplication of any amounts described above in this definition, any Trust Fund expenses incurred prior to such purchase date with respect to such Loan and/or (if applicable) its related Companion Loan or Junior Loan.

          With respect to any Defaulted Loan to be purchased by the Directing Certificateholder (or any assignee thereof) or a Special Servicer pursuant to
Section 3.18(b) or 3.18(c) following determination of Fair Value, the Purchase Price will equal the Fair Value of such Defaulted Loan. With respect to any REO Property to be sold pursuant to Section 3.18(e), the amount calculated in accordance with the second preceding sentence of this definition in respect of the related REO Loan(s).

          "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated or equivalent appraiser with at least five years of experience in respect of the relevant geographic location and property type.

          "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

          "Qualified Insurer": (i) With respect to any Loan, Serviced Companion Loan, Junior Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction and a minimum claims paying ability rating of at least "A3" by Moody's and "A-" by each of S&P and Fitch, (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to then highest rated outstanding Certificate, but in no event lower than "A3" by Moody's and "A-" by S&P or, in the case of clauses (i) and (ii), such other rating as each such Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

          "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Loan; (iii) have the same Due Date as the deleted Loan; (iv) accrue interest on the same basis as the deleted Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Loan (provided that, with respect to Co-op Loans and any related replacement Loans, such Debt Service Coverage Ratios shall mean Projected Debt Service Coverage Ratio); (x) be determined by an Opinion of Counsel (at the applicable Responsible

Party's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Responsible Party); (xiii) have been approved by the Directing Certificateholder in its sole discretion; (xiv) prohibit defeasance within two years after the Closing Date; (xv) not be substituted for a deleted Loan if it would result in the termination of the REMIC status of any Trust REMIC established under this Agreement or the imposition of tax on any such Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel and (xvi) be secured by a residential cooperative property if it is replacing a Co-op Loan. In the event that one or more mortgage loans are substituted for one or more deleted Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above (provided that no Net Mortgage Rate shall be less than the Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding) and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Loan, the applicable Responsible Party shall certify that such mortgage loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

          "Rated Final Distribution Date": As to each Class of Sequential Pay Certificates, other than the Class P Certificates, the Distribution Date occurring in January 2037.

          "Rating Agency": Each of S&P and Moody's, (and, solely with respect to matters concerning the Beverly Center Total Loan, the Mayfair Mall Total Loan and the Stanford Shopping Center Total Loan, in each such case if Fitch is rating the certificates issued pursuant to a securitization which contains a related Companion Loan, Fitch) or their successors in interest. If any of such rating agencies or any successor thereto ceases to remain in existence, "Rating Agency" shall be deemed to refer to any other NRSRO, or other comparable Person, designated by the Depositor to replace the rating agency that has ceased to exist. Notice of such designation shall be given to the Trustee and the Master Servicer, and the specific ratings of Moody's and S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. Any reference to a written confirmation from such Rating Agency with respect to Fitch shall refer to the ratings assigned by Fitch to certificates issued pursuant to a securitization which contains a Beverly Center Companion Loan, a Mayfair Mall Companion Loan or the Stanford Shopping Center Companion Loan.

          "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

          "Reference Rate": With respect to any Distribution Date from and including the April 2004 Distribution Date to and including the March 2011 Distribution Date, the corresponding rate per annum set forth on Exhibit K hereto.

          "Registered Certificate": Any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C Certificates constitute Registered Certificates.

          "Registrar Office": As defined in Section 5.02(a).

          "Regular Certificate": Any Sequential Pay Certificate or Interest-Only Certificate.

          "Regulation S": Regulation S under the Securities Act.

          "Regulation S Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single global Certificate, or multiple global Certificates collectively, in definitive, fully registered form without interest coupon, each of which Certificates bears a Regulation S Legend.

          "Regulation S Legend": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

          "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the "Prime Rate" published in the "Money Rates" Section of The Wall Street Journal (or, if such Section or publication is no longer available, such other comparable publication as is determined by the Trustee in its sole discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

          "Release Date": With respect to any Class of Non-Registered Certificates (other than the Class R and Class V Certificates), the date that is 40 days following the later of (i) the commencement of the offering of such Non-Registered Certificates to Persons other than distributors in reliance upon Regulation S under the Securities Act and (ii) the date of closing of such offering.

          "Remaining Principal Distribution Amount": As to any Distribution Date and any Class of Sequential Pay Certificates (exclusive of the Class A Sequential Pay Certificates), the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of principal on such Distribution Date to all Classes of Sequential Pay Certificates (including the Class A Sequential Pay Certificates) senior to the subject Class.

          "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and temporary and final regulations and, to the extent not inconsistent with such temporary and final regulations, proposed regulations, and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account": A segregated custodial account or accounts created and maintained by a Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders and any related Junior Loan Holder(s) and/or Companion Loan Holder(s), which shall be entitled "[name of Special Servicer], as Special Servicer, in trust for [name of Trustee], as Trustee, for Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates and any related Junior Loan Holder(s) and/or Companion Loan Holder(s), as their interests may appear, Series 2004-C1, REO Account". Any such account or accounts shall be an Eligible Account.

          "REO Acquisition": With respect to any Loan, the acquisition by the Trust Fund of REO Property related to such Loan.

          "REO Acquisition Date": The date of the Trust Fund's acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

          "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(e).

          "REO Extension": As defined in Section 3.16(a).

          "REO Loan": Any Loan, Serviced Companion Loan or Junior Loan deemed to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund, and shall be deemed to provide for Assumed Scheduled Payments on each Due Date therefor and otherwise have the same terms and conditions as its predecessor Loan, Serviced Companion Loan or Junior Loan, as the case may be, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Loan, Serviced Companion Loan or Junior Loan, as the case may be). Each REO Loan shall be deemed to have an initial outstanding principal balance and, if applicable, Stated Principal Balance equal to the outstanding principal balance and, if applicable, Stated Principal Balance, respectively, of its predecessor Loan, Serviced Companion Loan or Junior Loan, as applicable, as of the related REO Acquisition Date. All amounts due and owing in respect of the predecessor Loan, Serviced Companion Loan or Junior Loan, as applicable, as of the related REO Acquisition Date, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to any Master Servicer, any Special Servicer or the Trustee, as applicable, in respect of the predecessor Loan, Serviced Companion Loan or Junior Loan as of the related REO Acquisition Date, including, without limitation, any unpaid Special Servicing Fees and Master Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the applicable Master Servicer or the Trustee in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the relevant party hereunder in respect of an REO Loan. In addition, Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to an REO Loan (including interest accrued thereon), in each case, that were paid from general collections on the Mortgage Pool and resulted in principal distributed to the Certificateholders being reduced shall be deemed outstanding until recovered. Collections in respect of each REO Loan (exclusive of amounts to be applied to the payment of, or to be reimbursed to a Master Servicer or Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid

Advances, Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts with respect to such REO Loan (in the case of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that were paid from general collections of principal on the Mortgage Pool and resulted in principal distributed to the Certificateholders being reduced), Primary Servicing Fees and Master Servicing Fees and related interest due the applicable Master Servicer or the Trustee; second, as a recovery of any remaining accrued and unpaid interest on such REO Loan at the related Net Mortgage Rate to but not including the Due Date in the Due Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the Servicing Standard of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, prepayment consideration and Penalty Charges].

          "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of a Mortgaged Property securing the Beverly Center Total Loan or any CBA A/B Loan Pair, for the benefit of the Certificateholders and the related Companion Loan Holder(s) and/or Junior Loan Holder(s), as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan or a Loan Combination; provided that the Mayfair Mall Property and the Stanford Shopping Center Property shall constitute an REO Property if acquired under the Mayfair Mall Servicing Agreement and the Stanford Shopping Center Servicing Agreement, respectively, in each case for the benefit of the related Companion Loan Holders and the Trust, as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of the subject Loan Combination.

          "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property. With respect to an REO Property that had been security for the Mayfair Mall Total Loan or the Stanford Shopping Center Total Loan, "REO Revenues" shall only include the portion of the amounts described above received with respect to such REO Property that are allocable to the related A Loan pursuant to the related Intercreditor Agreement.

          "Request for Release": A release signed by a Servicing Officer of a Master Servicer or a Special Servicer, as applicable, in the form of Exhibit D attached hereto.

          "Requesting Subordinate Certificateholder": The Holder of any of the Class L, Class M, Class N, Class O or Class P Certificates, that delivers notice to the Trustee, the Master Servicers and the Special Servicers indicating that such Holder is a "Requesting Subordinate Certificateholder".

          "Responsible Officer": When used with respect to the initial Trustee, any Vice President, Assistant Vice President or trust officer of the Trustee having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

          "Responsible Party": As to the specified Loans, the indicated party:
(a) in the case of the CSFB Loans, the CSFB Mortgage Loan Seller; (b) in the case of the KeyBank Loans, the KeyBank Mortgage Loan Seller; (c) in the case of the NCB Loans, the NCB Mortgage Loan Seller; and (d) in the case of the PNC Loans, the PNC Mortgage Loan Seller; provided that, insofar as the obligations of the CSFB Mortgage Loan Seller under Section 7 of the CSFB Mortgage Loan Purchase Agreement are guaranteed by the Column Performance Guarantor, then the term "Responsible Party" shall, as to the CSFB Loans, mean the CSFB Mortgage Loan Seller and the Column Performance Guarantor, individually and collectively, as the context may require.

          "Restricted Master Servicer Reports": Collectively, to the extent not filed with the Commission, the CMSA Comparative Financial Status Report, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA Financial File, the Asset Status Report and CMSA NOI Adjustment Worksheet.

          "Revised Rate": With respect to the ARD Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable ARD Loan, as calculated and as set forth in the related ARD Loan.

          "Rule 144A Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate, or multiple global Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

          "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

          "Sarbanes Act": As defined in Section 3.26.

          "Sarbanes-Oxley Certification": As defined in Section 3.26.

          "Securities Act": The Securities Act of 1933, as amended.

          "Security Agreement": With respect to any Loan, Serviced Companion Loan or Junior Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Loan, Serviced Companion Loan or Junior Loan, as the case may be.

          "Security Position Listing": A listing prepared by the Depository of the holdings of Depository Participants with respect to the Certificates.

          "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-3 and Class A-4

Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and
(ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Class A-X, Class A-SP, Class A-Y, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

          "Sequential Pay Certificates": Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates.

          "Series 2003-C4 Appraisal Reduction Amount": An "Appraisal Reduction Amount" under the Series 2003-C4 PSA.

          "Series 2003-C4 Appraisal Reduction Event": An "Appraisal Reduction Event" under the Series 2003-C4 PSA.

          "Series 2003-C4 Assumed Scheduled Payment": An "Assumed Scheduled Payment" under the Series 2003-C4 PSA.

          "Series 2003-C4 Certificate": Any of the Credit Suisse First Boston Mortgage Securities Corp. Series 2003-C4 Commercial Mortgage Pass-Through Certificates.

          "Series 2003-C4 Certificateholder": A "Certificateholder" under the Series 2003-C4 PSA.

          "Series 2003-C4 Collection Account": The "Collection Account" under the Series 2003-C4 PSA.

          "Series 2003-C4 Depositor": The "Depositor" under the Series 2003-C4 PSA.

          "Series 2003-C4 Directing Certificateholder": The "Series 2003-C4 Directing Certificateholder" under the Series 2003-C4 PSA.

          "Series 2003-C4 Event of Default": An "Event of Default" under the Series 2003-C4 PSA.

          "Series 2003-C4 Master Servicer": The "Master Servicer" under the Series 2003-C4 PSA.

          "Series 2003-C4 Mayfair Mall Custodial Account": The "Mayfair Mall Custodial Account" under the Series 2003-C4 PSA.

          "Series 2003-C4 PSA": The Pooling and Servicing Agreement dated as of September 11, 2003, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, Lennar Partners, Inc., as special servicer, and Wells Fargo

Bank, N.A., as trustee, relating to the Series 2003-C4 Certificates, as such agreement may from time to time be modified, amended, supplemented or restated.

          "Series 2003-C4 Rating Agency": A "Rating Agency" under the Series 2003-C4 PSA.

          "Series 2003-C4 Requesting Subordinate Certificateholder": The "Requesting Subordinate Certificateholder" under the Series 2003-C4 PSA.

          "Series 2003-C4 Servicing Standard": The "Servicing Standard" under the Series 2003-C4 PSA.

          "Series 2003-C4 Servicing Transfer Event": A "Servicing Transfer Event" under the Series 2003-C4 PSA.

          "Series 2003-C4 Special Servicer": The "Special Servicer" under the Series 2003-C4 PSA.

          "Series 2003-C4 Specially Serviced Mortgage Loan": A "Specially Serviced Mortgage Loan" under the Series 2003-C4 PSA.

          "Series 2003-C4 Trust": The "Trust" under the Series 2003-C4 PSA.

          "Series 2003-C4 Trustee": The "Trustee" under the Series 2003-C4
PSA.

          "Series 2003-C5 Appraisal Reduction Amount": An "Appraisal Reduction Amount" under the Series 2003-C5 PSA.

          "Series 2003-C5 Appraisal Reduction Event": An "Appraisal Reduction Event" under the Series 2003-C5 PSA.

          "Series 2003-C5 Assumed Scheduled Payment": An "Assumed Scheduled Payment" under the Series 2003-C5 PSA.

          "Series 2003-C5 Certificate": Any of the Credit Suisse First Boston Mortgage Securities Corp. Series 2003-C5 Commercial Mortgage Pass-Through Certificates.

          "Series 2003-C5 Certificateholder": A "Certificateholder" under the Series 2003-C5 PSA.

          "Series 2003-C5 Collection Account": The "Collection Account" under the Series 2003-C5 PSA.

          "Series 2003-C5 Companion Loan Custodial Account": The "Companion Loan Custodial Account" under the Series 2003-C5 PSA with respect to the Stanford Shopping Center Loan.

          "Series 2003-C5 Depositor": The "Depositor" under the Series 2003-C5 PSA.

          "Series 2003-C5 Directing Certificateholder": The "Series 2003-C5 Directing Certificateholder" under the Series 2003-C5 PSA.

          "Series 2003-C5 Event of Default": An "Event of Default" under the Series 2003-C5 PSA.

          "Series 2003-C5 Master Servicer": The "Master Servicer" under the Series 2003-C5 PSA.

          "Series 2003-C5 PSA": The Pooling and Servicing Agreement dated as of December 1, 2003, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., as master servicer, Clarion Partners, LLC, as special servicer, and Wells Fargo Bank, N.A., as trustee, relating to the Series 2003-C5 Certificates, as such agreement may from time to time be modified, amended, supplemented or restated.

          "Series 2003-C5 Rating Agency": A "Rating Agency" under the Series 2003-C5 PSA.

          "Series 2003-C5 Requesting Subordinate Certificateholder": A "Requesting Subordinate Certificateholder" under the Series 2003-C5 PSA.

          "Series 2003-C5 Servicing Standard": The "Servicing Standard" under the Series 2003-C5 PSA.

          "Series 2003-C5 Servicing Transfer Event": A "Servicing Transfer Event" under the Series 2003-C5 PSA.

          "Series 2003-C5 Special Servicer": The "Special Servicer" under the Series 2003-C5 PSA.

          "Series 2003-C5 Specially Serviced Loan": A "Specially Serviced Loan" under the Series 2003-C5 PSA.

          "Series 2003-C5 Trust": The "Trust" under the Series 2003-C5 PSA.

          "Series 2003-C5 Trustee": The "Trustee" under the Series 2003-C5
PSA.

          "Serviced Companion Loan": Each of the Beverly Center Companion
Loans.

          "Serviced Companion Loan Holder": Any holder of a Serviced Companion Loan or any successor REO Loan with respect thereto.

          "Serviced Loan": Any Loan other than the Mayfair Mall Loan and the Stanford Shopping Center Loan.

          "Serviced Loan Combinations": The Beverly Center Total Loan and, with respect to each CBA A/B Loan Pair, upon a "Material Default" under the related CBA A/B Intercreditor Agreement, such CBA A/B Loan Pair, collectively.

          "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

          "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses, including attorneys' fees and expenses and fees of real estate brokers, paid or to be paid, as the context requires, out of its own funds, by a Master Servicer or Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Loan and/or (if applicable) the related Serviced Companion Loan(s) and/or Junior Loan(s), after a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of a Master Servicer and/or Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by a Master Servicer or Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that such Master Servicer or Special Servicer is required to cause to be insured pursuant to Section 3.07, (c) obtaining any Insurance and Condemnation Proceeds or Liquidation Proceeds in respect of any such Loan, Serviced Companion Loan, Junior Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Loan and/or (if applicable) the related Serviced Companion Loan(s) and/or Junior Loan(s), including foreclosures and similar proceedings, (e) the operation, leasing, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by a Special Servicer in connection with performing inspections pursuant to Section 3.19, and (3) any other expenditure which is expressly designated as a Servicing Advance herein.

          "Servicing Fee": With respect to any Loan, Beverly Center Companion Loan or Beverly Center Junior Loan (and any successor REO Loan with respect to any of the foregoing), any related Master Servicing Fee and related Primary Servicing Fee, together.

          "Servicing Fee Rate": With respect to any Loan, Beverly Center Companion Loan or Beverly Center Junior Loan (and any successor REO Loan with respect to any of the foregoing), the sum of any related Master Servicing Fee Rate and any related Primary Servicing Fee Rate.

          "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Borrower in connection with or relating to the origination and servicing of any Loan, Serviced Companion Loan or Junior Loan or which are reasonably required for the ongoing administration of such Loan, Serviced Companion Loan or Junior Loan, as the case may be, including appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels, but excluding any other documents and writings that have been prepared by the related Mortgage Loan Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client privileged communication, together with copies of documents required to be part of the related Mortgage File.

          "Servicing Group": Servicing Group No. 1, Servicing Group No. 2 or Servicing Group No. 3, as applicable.

          "Servicing Group No. 1": Collectively, all of the Loans that are Group 1 Loans and any successor REO Loans with respect thereto.

          "Servicing Group No. 2": Collectively, all of the Loans that are Group 2 Loans and any successor REO Loans with respect thereto.

          "Servicing Group No. 3": Collectively, all of the Loans that are Group 3 Loans and any successor REO Loans with respect thereto.

          "Servicing Officer": Any officer and/or employee of a Master Servicer or Special Servicer involved in, or responsible for, the administration and servicing of Loans, whose name and specimen signature appear on a list of servicing officers furnished by such Master Servicer or Special Servicer, as the case may be, to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

          "Servicing Standard": As defined in Section 3.01(a); provided that the "Servicing Standard" shall apply with respect to the Mayfair Mall Loan, any Mayfair Mall REO Property, the Stanford Shopping Center Loan and any Stanford Shopping Center REO Property, in each case, only to the extent that the applicable Master Servicer or Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to Articles I through X.

          "Servicing Transfer Event": With respect to any Loan, Serviced Companion Loan or Junior Loan, as applicable, the occurrence of any of the following events:

          (i) a payment default shall have occurred on such Loan, Serviced Companion Loan or Junior Loan, as the case may be, at its Maturity Date (except, if (a) the Borrower is making its Assumed Scheduled Payment, (b) the Borrower notifies the Master Servicer of its intent to refinance such Loan, Serviced Companion Loan or Junior Loan, as the case may be, and is diligently pursuing such refinancing, (c) the Borrower delivers a firm commitment to refinance acceptable to the Directing Certificateholder within 45 days after the Maturity Date, and (d) such refinancing occurs within 90 days of such default, which 90-day period may be extended to 120 days at the Directing Certificateholder's discretion); or

          (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

          (iii) the applicable Master Servicer or, with the approval of the Directing Certificateholder, the applicable Special Servicer determines that a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured within 60 days; or

          (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs is entered against the related Borrower; provided that if such decree or order is discharged or stayed within 60 days of being entered, such Loan, Serviced Companion Loan or Junior Loan, as the case may be, shall not be a Specially Serviced Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

          (v) the related Borrower shall file for or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

          (vi) the related Borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vii) the applicable Master Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

          (viii) with respect to any Loan that is a part of any Loan Combination where the related Companion Loan Holder or Junior Loan Holder has exercised its right to cure consecutive monetary defaults up to the amount of consecutive monetary defaults permitted pursuant to the related Intercreditor Agreement, the occurrence of a monetary default in the following month; or

          (ix) any other default has occurred which, in the reasonable judgment of the applicable Special Servicer (with the approval of the Directing Certificateholder) or the applicable Master Servicer, has materially and adversely affected the value of such Loan, Serviced Companion Loan or Junior Loan, as the case may be, or otherwise materially and adversely affects the interests of the Certificateholders and, in either such case, has continued unremedied for 60 days (irrespective of any applicable grace period specified in the related Loan Documents), provided that the failure of the related Borrower to obtain all-risk casualty insurance that does not contain any carve-out for terrorist or similar act (other than such amounts as are specifically required by the related Loan Agreement) shall not apply with respect to this clause if the applicable Special Servicer has determined in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located or (b) such insurance is not available at any rate.

          Notwithstanding the foregoing, if a default occurs under any Loan Combination, which the related Junior Loan Holder or Companion Loan Holder has the option to cure pursuant to the related Intercreditor Agreement, then a Servicing Transfer Event will not be deemed to have occurred with respect to such Loan Combination and such Loan Combination will not be considered a Specially Serviced Loan unless and until the related Junior Loan Holder or Companion Loan Holder does not exercise its option to cure prior to the expiration of the applicable cure period as described in such related Intercreditor Agreement.

          "Significant Loan": At any time, (a) any Loan (i) whose principal balance is $20,000,000 or more at such time or (ii) that is (x) a Loan, (y) part of a group of Crossed Loans or (z) part of a group of Loans made to affiliated Borrowers that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at such time or (b) any one of the ten largest Loans (which for the purposes of this definition shall include groups of Crossed Loans and groups of Loans made to affiliated Borrowers), by outstanding principal balance at such time.

          "Single-Purpose Entity" or "SPE": A person, other than an individual, whose organizational documents provide (with such exceptions as may be approved by the applicable Master Servicer or Special Servicer in their respective discretion, in each case in accordance with the Servicing Standard) that it is formed solely for the purpose of owning and pledging Defeasance Collateral relating to one or more Defeasance Loans; shall not engage in any business unrelated to such Defeasance

Collateral; shall not have any assets other than those related to its interest in the Defeasance Collateral and may not incur any indebtedness other than as required to assume the defeased obligations under the related Note or Notes that have been defeased; shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity level formalities and recordkeeping; shall conduct business in its own name and use separate stationery, invoices and checks; may not guarantee or assume the debts or obligations of any other Person; shall not commingle its assets or funds with those of any other Person; shall pay its obligations and expenses and the salaries of its own employees from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with Affiliates; shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; shall transact business with Affiliates on an arm's-length basis pursuant to written agreements; shall hold itself out as being a legal entity, separate and apart from any other Person; if such entity is a limited partnership, shall have as its only general partners, general partners which are Single-Purpose Entities which are corporations; if such entity is a corporation, at all relevant times, has and will have at least one Independent Director; the board of directors of such entity shall not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including without limitation all Independent Directors, shall have participated in such vote; shall not fail to correct any known misunderstanding regarding the separate identity of such entity; if such entity is a limited liability company, shall have at least one member that is a Single-Purpose Entity which is a corporation, and such corporation shall be the managing member of such limited liability company; shall hold its assets in its own name; except for the pledge of such Defeasance Collateral, shall not pledge its assets for the benefit of any other person or entity; shall not make loans or advances to any person or entity; shall not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it; if such entity is a limited liability company, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision; if such entity is a limited liability company or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision. The SPE's organizational documents shall further prohibit any dissolution and winding up and provide that any insolvency filing for such entity requires the unanimous consent of all partners, directors (including without limitation all Independent Directors) or members, as applicable, and that such documents may not without Rating Agency confirmation of Certificate ratings, in respect of any Significant Loan, be amended with respect to the Single-Purpose Entity requirements so long as any Certificates are outstanding.

          "Sole Certificateholder": Any Holder (or Holders provided they act in unanimity) holding 100% of then outstanding Class A-X, Class A-SP, Class A-Y, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates or an assignment of the voting rights thereof; provided, however, that the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero.

          "Special Servicer": With respect to (a) all of the Group 1 and Group 2 Loans, any related Serviced Companion Loans and Junior Loans and any related REO Properties, and any matters relating to the foregoing, Special Servicer No. 1, and (b) all of the Group 3 Loans and any related REO Properties, and any matters relating to the foregoing, Special Servicer No. 2.

          "Special Servicer No. 1": Lennar Partners, Inc., in its capacity as special servicer with respect to the Group 1 Loans and Group 2 Loans, any related Serviced Companion Loans and Junior Loans and any related REO Properties hereunder, or any successor special servicer appointed as provided herein with respect to the Group 1 Loans and Group 2 Loans, any related Serviced Companion Loans and Junior Loans and any related REO Properties.

          "Special Servicer No. 2": National Consumer Cooperative Bank, in its capacity as special servicer with respect to the Group 3 Loans and any related REO Properties hereunder, or any successor special servicer appointed as provided herein with respect to the Group 3 Loans and any related REO Properties.

          "Special Servicing Fee": With respect to each Specially Serviced Loan and REO Loan, the fee payable to the applicable Special Servicer pursuant to the first paragraph of Section 3.11(b), computed on the basis of the Stated Principal Balance of the related Loan and for the same period for which any related interest payment on the related Specially Serviced Loan is computed, as more particularly described in Section 3.11(b).

          "Special Servicing Fee Rate": With respect to each Specially Serviced Loan and each REO Loan, 0.25% per annum.

          "Specially Designated Co-op Loan": Any NCB Loan that constitutes a Co-op Loan or any successor REO Loan with respect thereto as to which the Original Net Mortgage Rate is in excess of 5.05% per annum.

          "Specially Designated Servicing Actions": Any of the Beverly Center Specially Designated Servicing Actions, Mayfair Mall Specially Designated Servicing Actions and Stanford Shopping Center Specially Designated Servicing Actions, individually or collectively, as the case may be.

          "Specially Serviced Loan": As defined in Section 3.01(a).

          "Stanford Shopping Center Change of Servicing Control Event": Any event that, in accordance with the Stanford Shopping Center Intercreditor Agreement, would result in the Stanford Shopping Center Total Loan being serviced under this Agreement rather than under the Series 2003-C5 PSA.

          "Stanford Shopping Center Companion Lender": The holder of the Stanford Shopping Center Companion Loan or, if the Stanford Shopping Center Property becomes an REO Property, the holder of any mortgage loan deemed outstanding with respect to the Stanford Shopping Center Companion Loan.

          "Stanford Shopping Center Companion Loan": With respect to the Stanford Shopping Center Total Loan, the related A-3 component of such loan, which is not included in the Trust Fund and, as of the Closing Date, directly backs the Series 2003-C5 Certificates. The Stanford Shopping Center Companion Loan is not a "Loan" under this Agreement.

          "Stanford Shopping Center Companion Loan Custodial Account": The meaning assigned thereto in Section 11.04.

          "Stanford Shopping Center Control Group": The holders (and/or, consistent with Section 3.9 of the Stanford Shopping Center Intercreditor Agreement, the respective representatives and/or designees of holders) of such mortgage loans comprising the Stanford Shopping Center Total Loan as represent more than 50% of the unpaid principal balance of the entire Stanford Shopping Center Total Loan; provided that, for purposes of establishing a Stanford Shopping Center Control Group, the mortgage loans constituting the Stanford Shopping Center Total Loan shall be deemed to remain outstanding even if the Stanford Shopping Center Property becomes an REO Property.

          "Stanford Shopping Center Intercreditor Agreement": The intercreditor agreement, dated as of December 1, 2003, by and between Column Financial, Inc., as holder of the Stanford Shopping Center Loan and Column Financial, Inc., as holder of the Stanford Shopping Center Companion Loan.

          "Stanford Shopping Center Loan": With respect to the Stanford Shopping Center Total Loan, the related A-1 and A-2 components of such loan, which are included in the Trust Fund. The Stanford Shopping Center Loan is a "Loan" hereunder.

          "Stanford Shopping Center Master Servicer": The master servicer of the Stanford Shopping Center Total Loan under any Stanford Shopping Center Servicing Agreement.

          "Stanford Shopping Center Property": The Mortgaged Property identified on the Mortgage Loan Schedule as "Stanford Shopping Center".

          "Stanford Shopping Center REO Loan": Any REO Loan related to the Stanford Shopping Center Loan.

          "Stanford Shopping Center REO Property": The Stanford Shopping Center Property, if it is acquired on behalf of the respective holders of the Stanford Shopping Center Total Loan at a time that the Trust is one of those holders.

          "Stanford Shopping Center Servicing Agreement": Any servicing agreement (other than this Agreement) pursuant to which the Stanford Shopping Center Total Loan and any Stanford Shopping Center REO Property is to be serviced and/or administered, which is, as of the Closing Date, in accordance with the Stanford Shopping Center Intercreditor Agreement, the Series 2003-C5 PSA.

          "Stanford Shopping Center Specially Designated Servicing Action":
Any "Stanford Shopping Center Specially Designated Servicing Action" under, and within the meaning of, the Stanford Shopping Center Intercreditor Agreement.

          "Stanford Shopping Center Special Servicer": The special servicer of the Stanford Shopping Center Total Loan under any Stanford Shopping Center Servicing Agreement.

          "Stanford Shopping Center Total Loan": The Stanford Shopping Center Loan and the Stanford Shopping Center Companion Loan, together.

          "Startup Day": The Closing Date.

          "State Tax Laws": The state and local tax laws of any state, the applicability of which to the Trust Fund or the Trust REMICs shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect (which Opinion of Counsel shall not be at the expense of the Trustee), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

          "Stated Principal Balance": With respect to any Loan, Serviced Companion Loan or Junior Loan (other than an REO Loan), as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Loan, Companion Loan or such Junior Loan, as the case may be, or with respect to a Qualified Substitute Mortgage Loan being substituted for another Loan pursuant to or as contemplated by Section 2.03(b) hereof, the outstanding principal balance of such Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, minus (y) the sum of:

          (i) the principal portion of each Monthly Payment due on such Loan, Serviced Companion Loan or Junior Loan, as the case may be, after the Cut-off Date (or, with respect to a Qualified Substitute Mortgage Loan substituted for another Loan pursuant to or as contemplated by Section 2.03(b) hereof, the applicable Due Date during the month of substitution), to the extent received from the Borrower or advanced by the applicable Master Servicer or Trustee, as applicable, and distributed to Certificateholders, or the related Companion Loan Holder or the related Junior Loan Holder, as may be applicable, on or before such date of determination;

          (ii) all Principal Prepayments received with respect to such Loan, Serviced Companion Loan or Junior Loan, as the case may be, after the Cut-off Date (or, with respect to a Qualified Substitute Mortgage Loan substituted for another Loan pursuant to or as contemplated by Section 2.03(b) hereof, the applicable Due Date during the month of substitution), to the extent distributed to Certificateholders, or the related Companion Loan Holder or Junior Loan Holder, as may be applicable, on or before such date of determination;

          (iii) the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Loan, Serviced Companion Loan or Junior Loan, as the case may be, after the Cut-off Date (or, with respect to a Qualified Substitute Mortgage Loan substituted for another Loan pursuant to or as contemplated by Section 2.03(b) hereof, the applicable Due Date during the month of substitution), to the extent distributed to Certificateholders, or the related Companion Loan Holder or the related Junior Loan Holder, as may be applicable, on or before such date of determination;

          (iv) any reduction in the outstanding principal balance of such Loan, Serviced Companion Loan or Junior Loan, as the case may be, resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date; and

          (v) any reduction in the outstanding principal balance of such Loan, Serviced Companion Loan or Junior Loan, as the case may be, due to a modification by the applicable Special Servicer pursuant to this Agreement (or, in the case of the Mayfair Mall Loan, by the Mayfair Mall Special Servicer pursuant to the Mayfair Mall Servicing Agreement, or, in the case of the Stanford Shopping Center Loan, by the Stanford Shopping Center Special Servicer pursuant to the Stanford Shopping Center Servicing Agreement), which reduction occurred prior to the end of the Due Period for the most recent Distribution Date.

          With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Loan, Serviced Companion Loan or Junior Loan, as applicable, as of the related REO Acquisition Date, minus (y) the sum of:

          (i) if such REO Loan relates to a predecessor Loan, the principal portion of any P&I Advance made with respect to such REO Loan on or after the related REO Acquisition Date, to the extent distributed to Certificateholders on or before such date of determination; and

          (ii) the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders, the related Serviced Companion Loan Holder or the related Junior Loan Holder, as applicable, on or before such date of determination.

          Each Loan (and any successor REO Loan with respect thereto) shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof (or any related REO Property) are to be distributed to Certificateholders; and, following such Distribution Date, such Stated Principal Balance shall be zero.

          The Stated Principal Balance of any Loan (or any successor REO Loan with respect thereto) as to which there has been a Final Recovery
Determination shall be, following the application of all amounts received in connection with such Loan (or any related REO Property) in accordance with the terms hereof, zero.

          For avoidance of doubt, any payment or other collection of principal on or with respect to any Loan (or any successor REO Loan with respect thereto) that constitutes part of the Principal Distribution Amount for any Distribution Date, without regard to the proviso to the first sentence of the definition of "Principal Distribution Amount" and, further, without regard to any Principal Distribution Adjustment Amount for such Distribution Date, shall be deemed to be distributed to Certificateholders on such Distribution Date for purposes of this definition.

          "Statement to Certificateholders": As defined in Section 4.02(a).

          "Static Prepayment Premium": A form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time. In no event shall the TVO Yield Maintenance Payment constitute a Static Prepayment Premium.

          "Sub-Servicer": Any Person with which a Master Servicer or a Special Servicer has entered into a Sub-Servicing Agreement, including any Primary Servicer.

          "Sub-Servicing Agreement": The subservicing agreements between a Master Servicer or a Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Loans by such Sub-Servicer as provided in Section 3.22, including any Primary Servicing Agreement.

          "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class R Certificate.

          "Substitution Shortfall Amount": With respect to a substitution pursuant to or as contemplated by Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Loan being replaced calculated as of the date of substitution over the initial Stated Principal Balance of the related Qualified Substitute Mortgage Loan. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Loan or Loans being replaced and the aggregate initial Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Loans.

          "Successor Manager": As defined in Section 3.19(b).

          "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each Loan REMIC and each of the Upper-Tier REMIC and the Lower-Tier REMIC created hereunder due to its classification as a REMIC under the REMIC Provisions, and Forms 1041 for the portions of the Trust Fund intended to be treated as grantor trusts for U.S. federal income tax purposes, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or State Tax Laws.

          "Termination Notice": As defined in Section 7.01(b).

          "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

          "Transfer Affidavit and Agreement": As defined in Section 5.02(d).

          "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

          "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

          "Treasury Rate": With respect to any Principal Prepayment made on a Loan, the yield calculated by the linear interpolation of the yields reported in Federal Reserve Statistical Release H.15 Selected Interest Rates (the "Release") under the heading "U.S. government securities" and the subheading "Treasury constant maturities" for the week ending immediately before the related Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date of such Loan (or, if such Loan is an ARD Loan, the related Anticipated Repayment Date). If the Release is no longer published, the applicable Master Servicer shall select a comparable publication to determine the Treasury Rate in its reasonable discretion.

          "Trust": The trust created hereby.

          "Trust Assets": The assets comprising the Trust Fund.

          "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Loans subject to this Agreement and all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Collection Accounts, the Distribution Account, the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account, the Interest Reserve Account and, if established, the REO Accounts; (iii) any REO Property;
(iv) the rights of the mortgagee under all Insurance Policies with respect to the Loans; (v) the Uncertificated Lower-Tier Interests; (viii) the rights of the Depositor under the Mortgage Loan Purchase Agreements; and (ix) the rights of the Trustee under the Column Performance Guarantee.

          "Trust REMIC": The Upper-Tier REMIC, the Lower-Tier REMIC or any Loan REMIC.

          "Trustee": Wells Fargo Bank, N.A., a national banking association, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

          "Trustee Exception Report": As defined in Section 2.02(e).

          "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement.

          "Trustee Fee Rate": A rate equal to 0.0018% per annum computed on the same basis and in the same manner as interest is computed on the related Loan or REO Loan.

          "TVO Portfolio Loan": The Loan secured by a Mortgage on the TVO Portfolio Property.

          "TVO Portfolio Property": The Mortgaged Property identified on the Mortgage Loan Schedule as "TVO Portfolio".

          "TVO Portfolio Purchase Date": The date on which the TVO Portfolio Loan is repurchased, if at all, by the CSFB Mortgage Loan Seller or the Column Performance Guarantor.

          "TVO Portfolio Yield Maintenance Payment": An amount equal to (1) the present value, as of the TVO Portfolio Purchase Date, of the remaining scheduled payments of principal and interest on the TVO Portfolio Loan from the TVO Portfolio Purchase Date through the related maturity date (together with the entire amount of the unpaid principal balance scheduled to be outstanding with respect to the TVO Portfolio Loan as of the related maturity date, after application of the scheduled payment of principal and interest to be due on such date), determined by discounting such payments and such principal amount at the TVO Discount Rate, less (2) the unpaid principal balance of the TVO Portfolio Loan as of the TVO Portfolio Purchase Date. As used in the preceding sentence, the term "TVO Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually and the term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the TVO Portfolio Purchase Date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date for the TVO Portfolio

Loan; provided that if Release H.15 is no longer published, the applicable Master Servicer will select a comparable publication to determine the Treasury Rate.

          "UCC": The Uniform Commercial Code, as enacted in each applicable state.

          "UCC Financing Statement": A financing statement filed or to be filed pursuant to the UCC, as in effect in the relevant jurisdiction.

          "UCC Financing Statement Amendment": A financing statement amendment filed or to be filed pursuant to the UCC.

          "Uncertificated Accrued Interest Amount": With respect to each Distribution Date and each Uncertificated Lower-Tier Interest, an amount equal to interest for the related Interest Accrual Period at the Lower-Tier Remittance Rate applicable to such Uncertificated Lower-Tier Interest for such Distribution Date, accrued on the related Lower-Tier Principal Amount of such Uncertificated Lower-Tier Interest (or, in the case of the Class LA-Y Lower-Tier Interest, on the Lower-Tier Notional Balance thereof) immediately prior to such Distribution Date. With respect to each Distribution Date and each Loan REMIC Regular Interest, an amount equal to interest for the related Interest Accrual Period at the Loan REMIC Remittance Rate applicable to such Loan REMIC Regular Interest for such Distribution Date, accrued on the related Loan REMIC Principal Amount of such Loan REMIC Regular Interest immediately prior to such Distribution Date. The Uncertificated Accrued Interest Amount for each Uncertificated Lower-Tier Interest and Loan REMIC Regular Interest shall be calculated on a 30/360 Basis.

          "Uncertificated Lower-Tier Interests": The uncertificated "regular interests", within the meaning of Section 860G(a)(1) of the Code, in the Lower-Tier REMIC, which "regular interests" consist of the Class LA-1-1, Class LA-1-2, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-Y, Class LB, Class LC, Class LD-1, Class LD-2, Class LD-3, Class LE-1, Class LE-2, Class LF, Class LG-1, Class LG-2, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO and Class LP Lower-Tier Interests.

          "Uncovered Prepayment Interest Shortfall": With respect to any Loan as to which a Prepayment Interest Shortfall was incurred, the excess, if any, of (i) such Prepayment Interest Shortfall, over (ii) the deposit made by the applicable Master Servicer to the Trustee in respect of such Prepayment Interest Shortfall pursuant to Section 3.02(f).

          "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the amount, if any, by which (i) the sum of the Uncovered Prepayment Interest Shortfalls, if any, incurred with respect to the Loans during the related Due Period, exceeds (ii) the aggregate amount of Prepayment Interest Excesses, if any, received on the Loans during the related Due Period that are applied to offset such Uncovered Prepayment Interest Shortfalls.

          "Underwriter Exemption": PTE 89-90, as amended by PTE 97-34, PTE 200-58 and PTE 2002-41, and as may be subsequently amended following the Closing Date.

          "Underwriters": Collectively, Credit Suisse First Boston LLC, Lehman Brothers Inc., McDonald Investments Inc., WaMu Capital Corp. and PNC Capital Markets, Inc.

          "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsection (vi) of
Section 3.05(b) but that has not been recovered from the Borrower or otherwise from collections on or the proceeds of the Loan or REO Property in respect of which the Advance was made.

          "Unpaid Interest Shortfall Amount": As to any Class of Regular Certificates, any Component of the Class A-X or Class A-SP Certificates, any Uncertificated Lower-Tier Interest or any Loan REMIC Regular Interest, for the first Distribution Date, zero. With respect to any Class of Regular Certificates, any Component of the Class A-X or Class A-SP Certificates, any Uncertificated Lower-Tier Interest or any Loan REMIC Regular Interest, for any Distribution Date after the first Distribution Date, the amount, if any, by which the sum of the Monthly Interest Distribution Amounts for such Class, such Component, such Uncertificated Lower-Tier Interest or such Loan REMIC Regular Interest, as the case may be, for all prior Distribution Dates exceeds the sum of the amounts distributed on such Class or deemed distributed on such Component, such Uncertificated Lower-Tier Interest or such Loan REMIC Regular Interest, as the case may be, on all prior Distribution Dates in respect of accrued interest.

          "United States Securities Person": Any "U.S. person" as defined in Rule 902(k) of Regulation S.

          "United States Tax Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

          "Unrestricted Master Servicer Reports": Collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report, and, if and to the extent filed with the Commission, such reports and files that would, but for such filing, constitute Restricted Master Servicer Reports.

          "Upper-Tier REMIC": One of the multiple separate REMICs comprising the Trust Fund, the primary assets of which consist of the Uncertificated Lower-Tier Interests.

          "Voting Rights": The portion of the voting rights of all of the Certificates, which is allocated to any Certificate. At all times during the term of this Agreement and for any date of determination, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows:
(i) 1% in the case of the Class A-X, Class A-SP and Class A-Y Certificates (based on the respective Class Notional Amount of each such Class relative to the aggregate Certificate Notional Amount of the three such Classes) and (ii) in the case of any Class of Sequential Pay Certificates a percentage equal to the product of 99% and a fraction, the numerator of which is equal to the Class Principal Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate of the Class Principal Balances of all the Classes of Sequential Pay Certificates, each determined as of the

Distribution Date immediately preceding such date of determination. None of the Class V or Class R Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Class Principal Balance of any Class shall be deemed to be reduced by allocation of the Collateral Support Deficit to such Class, but not by Appraisal Reductions allocated to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

          "Website": The internet website maintained by the Trustee (initially located at www.ctslink.com/cmbs) or the internet website of a Master Servicer.

          "Weighted Average Net Mortgage Pass-Through Rate": As to any Distribution Date, the weighted average of the Net Mortgage Pass-Through Rates of all the Loans and REO Loans in the Mortgage Pool, weighted based on their respective Stated Principal Balances immediately prior to such Distribution Date.

          "Withheld Amounts": As defined in Section 3.28(a).

          "Workout-Delayed Reimbursement Amount": With respect to any Loan, the amount of any Advance made with respect to such Loan on or before the date such Loan becomes a Corrected Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Loan becomes a Corrected Loan and (ii) the amount of such Advance becomes an obligation of the Borrower to pay such amount under the terms of the Loan Documents. The fact that any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

          "Workout Fee": The fee paid to the applicable Special Servicer with respect to each Corrected Loan.

          "Workout Fee Rate": As defined in Section 3.11(b).

          "Yield Maintenance Charge": With respect to any Loan, the yield maintenance charge set forth in the related Loan Documents, including but not limited to a yield maintenance charge which is based on the amount of Defeasance Collateral. If a Yield Maintenance Charge becomes due for any particular Loan, the applicable Master Servicer shall be required to follow the terms and provisions contained in the applicable Loan Documents; provided, however, that if the related Loan Documents do not specify which U.S. Treasury obligations are to be used in determining the discount rate or the reinvestment yield to be applied in such calculation, or if the related Loan Documents are ambiguous, the applicable Master Servicer shall be required to use those U.S. Treasury obligations that will generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury obligation, or more than one U.S. Treasury obligation, coincides with the term over which the Yield Maintenance Charge is to be calculated (which, depending on the applicable Loan Documents, is based on the remaining average life of the Loan or the actual term remaining through the Maturity Date or, in the case of an ARD Loan, the Anticipated Repayment Date), the applicable Master Servicer shall use the U.S. Treasury obligations that mature closest to but not exceeding the month in which the term over which the Yield Maintenance Charge is to be calculated ends, and whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in the Treasury Bonds,

Notes and Bills section of The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge becomes due and payable (or, if such bid price is not published on that date, the first preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 x [{(1+BEY/2)^1/6}-1]) x 100 where BEY is defined as the U.S. Treasury Reinvestment Yield in decimal, not percentage, form, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 x [{(1 + 0.055/2)^0.16667}-1]) x 100,
where 0.055 is the decimal version of the percentage 5.50%, and 0.16667 is the decimal version of the exponential power. (The MEY calculated in the above example is 5.438%.). In no event shall the TVO Yield Maintenance Payment constitute a Yield Maintenance Charge.

          "Yield Rate": With respect to any Loan, a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in the most recent "Federal Reserve Statistical Release H.15 - Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities published prior to the date of the relevant prepayment of any Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Loan being prepaid or the monthly equivalent of such rate. If Federal Reserve Statistical Release H.15 - Selected Interest Rates is no longer published, the applicable Master Servicer, on behalf of the Trustee, will select a comparable publication to determine the Yield Rate.

          SECTION 1.02. Certain Calculations.

          Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

               (i) All calculations of interest with respect to interest earned on Advances provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

               (ii) Any payment on a Serviced Loan, a Serviced Companion Loan or a Junior Loan is deemed to be received on the date such payment is actually received by the applicable Master Servicer or the applicable Special Servicer; provided, however, that for purposes of calculating distributions on the Certificates, (i) any voluntary Principal Prepayment made on a date other than the related Due Date and in connection with which the applicable Master Servicer has collected interest thereon through the end of the related Mortgage Interest Accrual Period shall be deemed to have been made, and the applicable Master Servicer shall apply such Principal Prepayment to reduce the outstanding principal balance of the related Loan as if such Principal Prepayment had been received, on the following Due Date and (ii) all other Principal Prepayments with respect to any Serviced Loan, Serviced Companion Loan or Junior Loan are deemed to be received on the date they are applied to reduce the outstanding principal balance of such Serviced Loan, Serviced Companion Loan or Junior Loan, as the case may be.

               (iii) Amounts received by Master Servicer No. 2. on behalf of the Trust as remittances under a Mayfair Mall Servicing Agreement with respect to the Mayfair Mall Loan or the Mayfair Mall REO Loan shall be allocated, subject to the Mayfair Mall Intercreditor Agreement, among interest, principal, prepayment consideration and other amounts due thereon consistent with Section 1.03(a) or Section 1.03(b), as applicable, of the Series 2003-C4 PSA or any comparable provisions of any other Mayfair Mall Servicing Agreement.

               (iv) Amounts received by Master Servicer No. 1 on behalf of the Trust as remittances under a Stanford Shopping Center Servicing Agreement with respect to the Stanford Shopping Center Loan or the Stanford Shopping Center REO Loan shall be allocated, subject to the Stanford Shopping Center Intercreditor Agreement, among interest, principal, prepayment consideration and other amounts due thereon consistent with, as applicable, Section 3.02(b) of, or the definition of "REO Loan" in, the Series 2003-C5 PSA or any comparable provisions of any other Stanford Shopping Center Servicing Agreement.

          SECTION 1.03. General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

               (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

               (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same
     Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

               (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

               (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

          SECTION 1.04. Certain Matters with Respect to the Beverly Center Total Loan.

          (a) The parties hereto acknowledge that, pursuant to the Beverly Center Intercreditor Agreements, if neither the Beverly Center Loan nor an interest in any Beverly Center REO Property is part of the Trust Fund, then the Beverly Center Total Loan or any Beverly Center REO Property, as applicable, shall be serviced and administered in accordance with such successor servicing arrangements as are consistent with the Beverly Center Intercreditor Agreements.

          (b) For the avoidance of doubt, and subject to subsection (a) above (and, in the case of Master Servicer No. 1, further subject to Section 3.1.5 of the Beverly Center Senior Notes Intercreditor Agreement), the parties acknowledge that the rights and duties of each of Master Servicer

No. 1 and Special Servicer No. 1 under this Agreement and the obligation of Master Servicer No. 1 or the Trustee to make Advances (subject to Section 1.04(d)), insofar as such rights, duties and obligations relate to the Beverly Center Total Loan, shall terminate upon the occurrence of a Liquidation Event with respect to the Beverly Center Loan or any Beverly Center REO Property; provided, however, that this statement shall not limit (A) the duty of Master Servicer No. 1 or Special Servicer No. 1 to deliver or make available the reports otherwise required of it hereunder with respect to the period in which such event occurs or (B) the rights of Master Servicer No. 1 or Special Servicer No. 1 that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to the Beverly Center Total Loan prior to the date on which such event occurs.

          (c) In connection with any purchase or other Liquidation Event with respect to the Beverly Center Loan, the Trustee, Master Servicer No. 1 and Special Servicer No. 1 shall each tender to the related purchaser or other appropriate party in accordance with the Beverly Center Intercreditor Agreements, the original Note that relates to the Beverly Center Loan held by the Trustee (unless such Note has been satisfied in connection with a payment in full of the Beverly Center Loan) and copies of the documents contained in the Mortgage File. All portions of the Mortgage File possessed by the Trustee and other documents pertaining to the Beverly Center Total Loan possessed by the Trustee, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned by the Trustee to the relevant party contemplated by the prior sentence in the manner, and pursuant to appropriate forms of assignment prepared by Master Servicer No. 1, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee by the applicable Mortgage Loan Seller, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from Master Servicer No. 1 of a Request for Release in the form of Exhibit D hereto. Master Servicer No. 1 shall, and is also hereby authorized and empowered by the Trustee to, convey to or at the direction of the relevant party contemplated by the second preceding sentence any deposits then held in an Escrow Account relating to the Beverly Center Total Loan. If the Beverly Center Property has become an REO Property, then Special Servicer No. 1 shall, and is also hereby authorized and empowered by the Trustee to, convey to any purchaser thereof, to the extent not needed to pay or reimburse any Master Servicer, any Special Servicer or the Trustee in accordance with this Agreement, deposits then held in the applicable REO Account insofar as they relate to such REO Property.

          (d) None of the Master Servicers or the Trustee shall be required to make P&I Advances as to any Beverly Center Companion Loan or any Beverly Center Junior Loan.

          SECTION 1.05. Certain Considerations Regarding Reimbursements of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts.

          (a) If any party hereto is reimbursed, in accordance with clause
(vii) of Section 3.05(a) and/or clause (v) of Section 3.05(b), out of general collections on the Mortgage Pool on deposit in a Collection Account or the Distribution Account, as applicable, for any Nonrecoverable Advance or for any interest accrued and payable on any such Nonrecoverable Advance, then (for purposes of calculating distributions on the Certificates) such reimbursement and/or such payment of interest shall be deemed to have been made (without regard from which account it is actually made):

               first, out of any amounts representing payments or other collections of principal received by the Trust with respect to the entirety of the Mortgage Pool that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

               second, out of any amounts representing any other payments or other collections received by the Trust with respect to the entirety of the Mortgage Pool that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date; and

               third, out of any other amounts that may be available in the Collection Accounts, as a collective whole, and/or the Distribution Account to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon.

          (b) If any party hereto is reimbursed, in accordance with clause
(vi) of Section 3.05(b), out of general collections on the Mortgage Pool on deposit in the Distribution Account for any Workout-Delayed Reimbursement Amount (together with interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and/or such payment of interest shall be deemed to have been made out of any amounts then on deposit in the Distribution Account that represent payments or other collections of principal received by the Trust with respect to the entirety of the Mortgage Pool that, but for their application to reimburse a Workout-Delayed Reimbursement Amount and/or to pay interest thereon, would be included in the Available Distribution Amount for any Distribution Date. Workout-Delayed Reimbursement Amounts may not be reimbursed, nor may interest thereon be paid, pursuant to clause (vi) of Section 3.05(b), out of general collections on the Mortgage Pool on deposit in the Distribution Account on any Distribution Date, to the extent that such reimbursement, together with such payment of interest, would in the aggregate exceed the aggregate amount (as to such Distribution Date, the "Maximum Reimbursable Workout-Delayed Reimbursement Amount") representing payments or other collections of principal received by the Trust with respect to the Mortgage Pool (net of reimbursements and payments made therefrom pursuant to clause first of Section 1.05(a)) that, but for their application to reimburse a Workout-Delayed Reimbursement Amount and/or to pay interest thereon, would be included in the Available Distribution Amount for such Distribution Date.

          (c) If, as of any Distribution Date, there are any Workout-Delayed Reimbursement Amounts (together with interest accrued and payable thereon) then reimbursable and/or payable to the Trustee and/or any Master Servicer, then the Maximum Reimbursable Workout-Delayed Reimbursement Amount, if any, for the subject Distribution Date shall be allocated to the following Persons and in the following amounts and order of priority, in each case to the extent of the remaining unallocated portion thereof, for purposes of reimbursing the Workout-Delayed Reimbursement Amounts owing to the specified Person (together with interest accrued and payable thereon):

               first, to the Trustee, up to an amount equal to any Workout-Delayed Reimbursement Amounts previously incurred by the Trustee and interest accrued and unpaid thereon that remain unreimbursed and/or unpaid, as the case may be, immediately prior to such Distribution Date;

               second, to each Master Servicer (on a pari passu basis with each other Master Servicer), up to an amount equal to the lesser of (i) the amount of any Workout-Delayed

     Reimbursement Amounts previously incurred by such Master Servicer with respect to the Loans and/or REO Loans for which it is the applicable Master Servicer and interest accrued and unpaid thereon that remain unreimbursed and/or unpaid, as the case may be, as of the end of the Due Period related to such Distribution Date and (ii) the product of (A) the Maximum Reimbursable Workout-Delayed Reimbursement Amount for such Distribution Date (net of the aggregate amount of payments and reimbursements on the subject Distribution Date to the Trustee pursuant to the immediately preceding clause first), multiplied by (B) a fraction, the numerator of which is equal to the greater of (1) zero and (2) the excess, if any, of (x) an amount equal to the Maximum Reimbursable Workout-Delayed Reimbursement Amount of such Distribution Date (calculated solely based on Loans and/or REO Loans for which the subject Master Servicer is the applicable Master Servicer), over (y) that portion, if any, of the aggregate amount of payments and reimbursements on the subject Distribution Date to the Trustee pursuant to the immediately preceding clause first that are attributable to Loans and/or REO Loans for which the subject Master Servicer is the applicable Master Servicer, and the denominator of which is equal to the aggregate of the amounts that would comprise the numerator of such fraction for all Master Servicers and such Distribution Date; and

               third, to each Master Servicer (on a pari passu basis with each other Master Servicer), up to an amount equal to the product of (i) the Maximum Reimbursable Workout-Delayed Reimbursement Amount for such Distribution Date (net of the aggregate amount of payments and reimbursements on the subject Distribution Date to the Trustee and the Master Servicers pursuant to the preceding clauses first and second), multiplied by (ii) a fraction, the numerator of which is equal to the amount of any Workout-Delayed Reimbursement Amounts previously incurred by such Master Servicer with respect to the Loans and/or REO Loans for which it is the applicable Master Servicer and interest accrued and unpaid thereon that remain unreimbursed and/or unpaid, as the case may be, as of the end of the Due Period related to such Distribution Date, net of any portion thereof reimbursed to such Master Servicer under the preceding clause second, and (ii) the denominator of which is equal to the aggregate of the amounts that would comprise the numerator of such fraction for all Master Servicers and such Distribution Date.

                                  ARTICLE II

            CONVEYANCE OF LOANS; ORIGINAL ISSUANCE OF CERTIFICATES


          SECTION 2.01. Conveyance of Loans.

          (a) It is the intention of the parties hereto, that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "Credit Suisse First Boston Mortgage Securities Trust, Series 2004-C1". Wells Fargo is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders, Companion Loan Holders (as their interests may appear) and Junior Loan Holders (as their interests may appear). It is not intended that this Agreement create a partnership or a joint-stock association.

          The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Loans identified on the Mortgage Loan Schedule, (ii) the Mortgage Loan Purchase Agreements, and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date). The transfer of the Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 10.07, is intended by the parties to constitute a sale.

          Under GAAP, the Depositor shall report and cause all of its records to reflect: (i) its acquisition, on the Closing Date, of the CSFB Loans from the CSFB Mortgage Loan Seller, pursuant to the CSFB Mortgage Loan Purchase Agreement, as a purchase of such Loans from the CSFB Mortgage Loan Seller;
(ii) its acquisition, on the Closing Date, of the other Loans from the respective other Mortgage Loan Sellers, pursuant to the respective other Mortgage Loan Purchase Agreements, as a purchase of such other Loans from such other Mortgage Loan Sellers; and (iii) its transfer of the Loans to the Trust, pursuant to this Section 2.01(a), as a sale of such Loans to the Trust; provided that, in the case of the transactions described in clauses (i) and
(iii) of this sentence, the Depositor shall do so only upon the sale of Certificates representing at least 10% of the aggregate fair value of all the Certificates to parties that are not Affiliates of the Depositor. The Depositor shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent clearly to reflect that the Loans have been transferred to the Trust and are no longer available to satisfy claims of the Depositor's creditors.

          (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with the Trustee, on or before the Closing Date, the Mortgage File (except item (a)(xvi) of the definition of Mortgage File, which shall be delivered to and deposited with the applicable Master Servicer (or, in the case of the Group 2 Loans, to the Trustee, provided that the Trustee shall not be responsible for the maintenance or renewal of any original letter of credit that it holds) with, in the case of Group 1 and Group 3 Loans, a copy to the Trustee) for each Loan so assigned.

If a Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit and customary indemnification substantially in the form attached as Exhibit E hereto, certifying that the original thereof has been lost or destroyed.

          If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan), any of the documents and/or instruments referred to in clauses (a)(ii), (a)(iv), (a)(viii), (a)(xi) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement) and
(a)(xii) of the definition of "Mortgage File", with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if: (i) a photocopy or duplicate original of such non-delivered document or instrument (certified by the applicable public recording or filing office, the applicable title insurance company or such Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee on or before the Closing Date; and (ii) either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Trustee or its designee within 120 days after the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that such Mortgage Loan Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate recording or filing office such original or photocopy).

          If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan), any of the documents and/or instruments referred to in clauses (a)(ii), (a)(iv), (a)(viii), (a)(xi) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement) and
(a)(xii) of the definition of "Mortgage File", with evidence of recording or filing thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy or duplicate original of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee or its designee on or before the Closing Date.

          Neither the Trustee nor any Master Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this
Section 2.01(b). Notwithstanding the foregoing, if any Mortgage Loan Seller fails, as to any Loan (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan), to deliver a UCC Financing Statement assignment on or before the Closing Date as required above solely because the related UCC Financing Statement has not been returned to such Mortgage Loan Seller by the applicable filing or recording office, such Mortgage Loan Seller shall not be in breach of its obligations with respect to such delivery, provided that the Mortgage Loan Seller promptly forwards such UCC Financing Statement to the Trustee upon its return, together with the related UCC Financing Statement assignment in a form appropriate for filing or recording.

          (c) Notwithstanding the foregoing, the Trustee (directly or through its designee) shall, as to each Loan (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan), use its best efforts to promptly (and in any event no later than the later of (i) 120 days after the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, the related date of substitution) and (ii) 60 days from receipt of documents in form suitable for recording or filing, as applicable, including, without limitation, all necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, at the expense of the related Mortgage Loan Seller, each assignment referred to in clauses (a)(iii) and
(a)(v) of the definition of "Mortgage File" and each UCC Financing Statement assignment to the Trustee referred to in clause (a)(xi) of the definition of "Mortgage File". Unless otherwise indicated on any documents provided to the Trustee, the Trustee shall file each such UCC Financing Statement assignment in the state of incorporation or organization of the related Borrower; provided that the related Mortgage Loan Seller shall have filed, if necessary, an initial UCC Financing Statement under the Revised Article 9 of the UCC in lieu of continuation in such jurisdiction. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Trustee shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. The Trustee shall seek reimbursement from the applicable Mortgage Loan Seller for any costs and expenses incurred in performing its obligation under this Section 2.01(c). The Depositor hereby represents and warrants that, as to any Loan, the related Responsible Party is required to pay for such costs and expenses, as and to the extent provided under Section 13 of the related Mortgage Loan Purchase Agreement.

          Notwithstanding the foregoing, any Mortgage Loan Seller may elect, at its sole cost and expense, to engage a third party contractor to prepare or complete in proper form for filing and recording any and all of the assignments described in the immediately preceding paragraph, with respect to the Loans conveyed by it to the Depositor under the applicable Mortgage Loan Purchase Agreement (other than, if applicable, the Mayfair Mall Loan and the Stanford Shopping Center Loan), to submit such assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver such assignments to the Trustee or its designee as such assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon. It is hereby acknowledged that the PNC Mortgage Loan Seller has elected to engage such a third party contractor for the preparation, filing and recording and delivery of such assignments to the Trustee in respect of the PNC Loans. The Trustee shall have no duties or obligations described in the immediately preceding paragraph in respect of the PNC Loans.

          (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Loans (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan) (including reserve and escrow agreements, cash management agreements, lockbox agreements, financial statements, operating statements and any other information provided by the respective Borrower from time to time and any other documents in the related Servicing File, but excluding any documents and other writings not enumerated in this parenthetical that have been prepared by the applicable Mortgage Loan Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client privileged communication) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with copies of all instruments and documents which are required to be a part of the related Mortgage File in accordance with the definition thereof, shall be delivered by the Depositor (or the Depositor shall cause them to be delivered) to the applicable Master Servicer within 10 Business Days after the Closing Date and shall be held by the applicable Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Uncertificated Lower-Tier Interests).

          (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the applicable Master Servicer(s), on or before the Closing Date, a fully executed original counterpart or copy of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

          (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Loans (other than with respect to the Mayfair Mall Loan and the Stanford Shopping Center Loan) in the name of such Mortgage Loan Seller or any other name, to be transferred to the applicable Master Servicer (or a Sub-Servicer at the direction of the applicable Master Servicer) for deposit into Servicing Accounts.

          (g) For purposes of this Section 2.01, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File", if there exists with respect to any group of Crossed Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Loans in such group of Crossed Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Loans in such group of Crossed Loans shall be deemed the inclusion of such original or certified copy in the Mortgage Files for each such Crossed Loan.

          (h) Notwithstanding anything to the contrary in this Agreement, each Mortgage Loan Purchase Agreement provides that the related Mortgage Loan Seller shall deliver to the applicable Master Servicer any original letters of credit relating to the Group 1 and/or Group 3 Loans being sold by such Mortgage Loan Seller, and the applicable Master Servicer shall hold such letters of credit on behalf of the Trustee.

          (i) Following consummation of the conveyance of the Loans by the Depositor to the Trustee, the Depositor shall not take any action inconsistent with the Trust Fund's ownership of the Loans, and if a third party, including a potential purchaser of the Loans, should inquire, the Depositor shall promptly indicate that the Loans have been sold and shall claim no ownership interest therein.

          SECTION 2.02. Acceptance by Trustee.

          (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it, subject to the provisions of Sections 2.01 and 2.02(d), to any exceptions noted on the Trustee Exception Report, and to the further review provided for in Section 2.02(b), of the Notes, fully executed original counterparts of the Mortgage Loan Purchase Agreements, originals or copies of all

Letters of Credit and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it holds and will hold such documents and any other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. All references to the "Mortgage File" herein when used in connection with the duties or obligations of the Trustee to hold or certify as to such Mortgage File, shall mean in respect of clause (a)(xvi) of the definition thereof, a copy thereof in the case of Group 1 and Group 3 Loans. To the extent that the contents of the Mortgage File for any A Loan relate to a corresponding Junior Loan, the Trustee will also hold such Mortgage File in trust for the benefit of the related Junior Loan Holder. To the extent that the contents of the Mortgage File for any A Loan relate to a corresponding Companion Loan, the Trustee will also hold such Mortgage File in trust for the benefit of the related Companion Loan Holder. The Trustee or any Custodian appointed by the Trustee pursuant to Section 8.11 shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit which obligation the applicable Master Servicer hereby undertakes.

          (b) Within 60 days of the Closing Date, the Trustee shall review and, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the Master Servicers, the Special Servicers and the applicable Mortgage Loan Seller that, as to each Loan listed in the Mortgage Loan Schedule (other than the Mayfair Mall Loan, the Stanford Shopping Center Loan and other than any Loan paid in full and any Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (a)(i) through (a)(v),
(a)(ix) (without regard to the parenthetical clause), (a)(xi), (a)(xii),
(a)(xvi) and (a)(xviii) of the definition of "Mortgage File" are in its possession, and (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been received, appear to have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the Loans identified on the Mortgage Loan Schedule. Notwithstanding the foregoing, each Mortgage Loan Seller shall deliver copies or originals of the documents referred to in clauses (a)(ii), (a)(ix) and (a)(xviii) of the definition of "Mortgage File" to the Trustee and the original letters of credit referenced in clause (a)(xvi) of the definition of "Mortgage File" to the applicable Master Servicer, each within 30 days after the Closing Date; provided that, in the case of Group 2 Loans, the original letters of credit referenced in clause (a)(xvi) of the definition of "Mortgage File" shall be delivered to the Trustee within 30 days after the Closing Date. If such documents are not delivered within 30 days, the applicable Mortgage Loan Seller shall have an additional 30 days to deliver such document or shall cure such failure in accordance with Section 2.03. With respect to each of the Mayfair Mall Loan and the Stanford Shopping Center Loan, the Trustee shall certify in writing to each of the Depositor, the Master Servicers, the Special Servicers and the applicable Mortgage Loan Seller that the original Note specified in clause (b)(i) or clause (c)(i), as applicable, of the definition of "Mortgage File" (or a copy of such Note, together with a lost note affidavit and indemnity certifying that the original of such Note has been lost) and the originals of all prior and intervening assignments and endorsements referred to in such clause (b)(i) or clause (c)(i), as applicable, and the original or a copy of each document specified in clauses
(b)(ii), (b)(iii) and (b)(iv) or clauses (c)(ii), (c)(iii) and (c)(iv), as applicable, of the definition of "Mortgage File", has been received by the Trustee or a custodian on its behalf.

          (c) The Trustee shall review each of the Loan Documents received after the Closing Date; and, on or about 90 days following the Closing Date, 180 days following the Closing Date, the first anniversary of the Closing Date, 180 days following the first anniversary of the Closing Date, 270 days following the first anniversary of the Closing Date and on the second anniversary of the Closing Date, the Trustee shall, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the Master Servicers, the Special Servicers and the applicable Mortgage Loan Seller that, as to each Loan listed on the Mortgage Loan Schedule (excluding the Mayfair Mall Loan, the Stanford Shopping Center Loan, any Loan as to which a Liquidation Event has occurred and any other Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (a)(i) through (a)(v),
(a)(ix) (without regard to the parenthetical clause), (a)(xi), (a)(xii),
(a)(xvi) and (a)(xviii) of the definition of "Mortgage File" are in its possession, (ii) it has received either a recorded original of each of the assignments specified in clause (a)(iii) and clause (a)(v) of the definition of "Mortgage File", or, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller, a copy of such recorded original certified by the applicable public recording office to be true and complete, and (iii) all such Loan Documents have been received, have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Loans identified on the Mortgage Loan Schedule. The Trustee shall, upon request, provide the applicable Master Servicer with recording and filing information as to recorded Mortgages, Assignments of Lease and UCC Financing Statements to the extent that the Trustee receives them from the related recording and filing offices.

          (d) It is herein acknowledged that the Trustee is not under any duty or obligation (i) to determine whether any of the documents specified in any of clauses (a)(vi), (a)(vii), (a)(viii), (a)(x), (a)(xiii) through (a)(xv),
(a)(xvii) and (a)(xix) through (a)(xxi) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, a Mortgage Loan Seller or any other Person other than to the extent identified on the related Mortgage Loan Schedule, (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face or (iii) to determine whether any omnibus assignment specified in clause (a)(vii) of the definition of "Mortgage File" is effective under applicable law. The Trustee may assume for purposes of certification pursuant to Section 2.02(b), that each Mortgage File should include one state level UCC Financing Statement filing for each Loan (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan).

          (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee finds that (a) any document required to be included in the Mortgage File is not in its possession within the time required under the applicable Mortgage Loan Purchase Agreement or (b) such document has not been properly executed or is otherwise defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the applicable Master Servicer, the applicable Special Servicer and the applicable Mortgage Loan Seller (and, solely with respect to any Loan Combination, the related Companion Loan Holder(s) and/or the related Junior Loan Holder(s), as applicable), by providing a written report (the "Trustee Exception Report") setting forth for each affected Loan, with particularity, the nature of such Defect. The Trustee shall not be required to verify the conformity of any document with the Mortgage Loan Schedule, except that such documents have been properly executed or received, have been recorded or filed (if recordation is specified for such document in the definition of "Mortgage File"), appear to be related to the Loans identified on the Mortgage Loan Schedule, appear to be what they purport to be, or have not been torn, mutilated or otherwise defaced.

          (f) On each anniversary of the Closing Date until all exceptions have been eliminated, the Trustee shall deliver an exception report as to any remaining Defects or required Loan Documents that are not in its possession and that it was required to review pursuant to Section 2.02(c).

          SECTION 2.03. Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Loans by the Responsible Parties for Defects in Mortgage Files, Breaches of Representations and Warranties and Other Matters.

          (a) The Depositor hereby represents and warrants, as of the Closing Date, that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Loans in accordance with this Agreement; the Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

               (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

               (v) The Depositor's transfer of the Loans to the Trustee as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

               (vi) The Depositor is not transferring the Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

               (vii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Loans to the Trustee, pursuant to Section 2.01(a);

               (viii) After giving effect to its transfer of the Loans to the Trustee, pursuant to Section 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business;

               (ix) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature;

               (x) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated;

               (xi) Immediately prior to the transfer of the Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement;

               (xii) The Depositor has not transferred any of its right, title and interest in and to the Loans to any Person other than the Trustee;

               (xiii) The Depositor is transferring all of its right, title and interest in and to the Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor; and

               (xiv) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Loans to the Trustee.

          (b) If any Certificateholder, any Master Servicer, any Special Servicer or the Trustee discovers or receives notice of a Defect or a breach of any representation or warranty made, or required to be made, with respect to a Loan by any Mortgage Loan Seller (or, in the case of the KeyBank Loans as to which the CSFB Mortgage Loan Seller is the related Mortgage Loan Seller and KeyBank is the related Responsible Party, by KeyBank) pursuant to the related Mortgage Loan Purchase Agreement (a "Breach"), it shall give notice to the applicable Master Servicer, the applicable Special Servicer and the Trustee. If the applicable Master Servicer or the applicable Special Servicer determines that such Defect or Breach materially and adversely affects the value of any Loan or REO Loan or the interests of the Holders of any Class of Certificates (any such Defect or Breach, a "Material Document Defect" or a "Material Breach", respectively), it shall give prompt written notice of such Defect or Breach to the Depositor, the Trustee, the applicable Master Servicer, the applicable Special Servicer and the applicable Responsible Party and shall request that such Responsible Party, not later than 90 days after the receipt by the applicable Responsible Party of such request (subject to the second succeeding paragraph, the "Initial Resolution Period"), (i) cure such Defect or Breach in all material respects, (ii) repurchase the affected Loan at the applicable Purchase Price in conformity with the related Mortgage Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Loan (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the applicable Master Servicer for deposit into the applicable Collection Account any Substitution Shortfall Amount in connection therewith in conformity with the related Mortgage Loan Purchase Agreement; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (ii) such Material Document Defect or Material Breach is not related to any Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions and (iii) the applicable Responsible Party has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within the Initial Resolution Period, then the applicable Responsible Party shall have an additional 90 days to cure such Material Document Defect or Material Breach, provided that the applicable Responsible Party has delivered to the applicable Master Servicer, the applicable Special Servicer, the Rating Agencies and the Trustee an officer's certificate from an officer of the applicable Responsible Party that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates that the cure will be effected within the additional 90-day period. Notwithstanding the foregoing, if there exists a Breach of any representation or warranty with respect to a Loan on the part of a Mortgage Loan Seller (or, in the case of the KeyBank Loans as to which the CSFB Mortgage Loan Seller is the related Mortgage Loan Seller and KeyBank is the related Responsible Party, on the part of KeyBank) set forth in, or made pursuant to, Section 6(a) of the related Mortgage Loan Purchase Agreement relating to whether or not the Loan Documents or any particular Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Loan Document(s), then the applicable Responsible Party shall cure such Breach within the Initial Resolution Period by reimbursing the Trust Fund by wire transfer to the applicable Collection Account the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower, provided, however, that in the event any such costs and expenses exceed $10,000, the applicable Responsible Party shall have the option to either repurchase such Loan at the applicable Purchase Price or pay such costs. Except as provided in the proviso to the immediately preceding sentence, the applicable Responsible Party shall make such deposit and upon its making such deposit, the applicable Responsible Party shall be deemed to have cured such Breach in all respects. Provided such payment is made, the second preceding sentence describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, and the applicable Responsible Party shall not be obligated to repurchase, substitute or otherwise cure such Breach under any circumstances.

          Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" (unless cured as contemplated by Section 2.02(b)) and to be conclusively presumed to materially and adversely affect the interests of the Holders of a Class of Certificates and the value of a Loan or any successor REO Loan with respect thereto: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by clause (a)(ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignment required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment as recorded or as sent for recordation, together with a certificate stating that the original intervening assignment was sent for recordation; (e) the absence from the Mortgage File of any required original letter of credit (as required in the parenthetical exception in the first paragraph of Section 2.01(b)), provided that such Defect may be cured by the provision of a substitute letter of credit or a cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required ground lease; provided that clauses (b) through (f) of this sentence shall not apply to the Mayfair Mall Loan or the Stanford Shopping Center Loan. Failure to include a document checklist in a Mortgage File shall in no event constitute a Material Document Defect.

          Any Defect or Breach which causes any Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interests of the Holders of a Class of Certificates, and the Initial Resolution Period for the affected Loan shall be 90 days following the earlier of the related Responsible Party's receipt of notice (pursuant to this Section 2.03(b)) with respect to, and its discovery of, such Defect or Breach (which period shall not be subject to extension).

          If any Loan is to be repurchased by reason of a Material Breach or a Material Document Defect with respect thereto, the applicable Master Servicer shall designate its Collection Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer.

          If (x) a Loan is to be repurchased or substituted for as contemplated above, (y) such Loan is a Crossed Loan and (z) the applicable Defect or Breach does not otherwise constitute a Material Document Defect or a Material Breach, as the case may be, as to any related Crossed Loan, then the applicable Defect or Breach shall be deemed to constitute a Material Document Defect or a Material Breach as to any related Crossed Loan for purposes of the above provisions, and the applicable Responsible Party shall be required to repurchase or substitute for the related Crossed Loan in accordance with the provisions above unless the Crossed Loan Repurchase Criteria would be satisfied if the applicable Responsible Party were to repurchase or substitute for only the affected Crossed Loans as to which a Material Document Defect or Material Breach had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in this Section 2.03 applicable to a repurchase or substitution, as the case may be, would be satisfied. In the event that the Crossed Loan Repurchase Criteria would be so satisfied, the applicable Responsible Party may elect either to repurchase or substitute for only the affected Crossed Loan as to which the Material Document Defect or Material Breach exists or to repurchase or substitute for all the Crossed Loans in the subject Crossed Group. The determination of the applicable Special Servicer as to whether the

Crossed Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. The applicable Special Servicer will be entitled to cause to be delivered, or direct the applicable Responsible Party to cause to be delivered, to the applicable Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether clause (ii) of the definition of Crossed Loan Repurchase Criteria has been satisfied, in each case at the expense of the applicable Responsible Party if the scope and cost of the Appraisal is approved by the applicable Responsible Party (such approval not to be unreasonably withheld).

          With respect to any Crossed Loan conveyed hereunder, to the extent that the applicable Responsible Party repurchases an affected Crossed Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement to modify, upon such repurchase or substitution, the related Loan Documents in a manner such that such affected Crossed Loan repurchased or substituted by the related Mortgage Loan Seller, on the one hand, and any related Crossed Loans held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that the applicable Responsible Party shall have furnished the Trustee, at its expense, with an Opinion of Counsel that such modification shall not cause an Adverse REMIC Event; provided, further, that if such Opinion cannot be furnished, the applicable Responsible Party and the Depositor have agreed in the Mortgage Loan Purchase Agreement that such repurchase or substitution of only the affected Crossed Loan, notwithstanding anything to the contrary herein, shall not be permitted. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Loans in accordance with the Loan Documents. All other terms of the Loans shall remain in full force and effect, without any modification thereof.

          Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Loan, the applicable Responsible Party will not be obligated to repurchase or substitute for the Loan if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents and the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents and (i) the applicable Responsible Party provides an Opinion of Counsel to the effect that such partial release would not cause an Adverse REMIC Event to occur, (ii) such Responsible Party pays (or causes to be paid) the applicable release price required under the Loan Documents and, to the extent not covered by such release price, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Trust Fund and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cures of Material Breach or Material Defect in this Section 2.03(b).

          In the event that the applicable Master Servicer, the applicable Special Servicer or the Trustee is notified or otherwise has actual knowledge that the CSFB Mortgage Loan Seller has an obligation to repurchase the Mayfair Mall Note A-2 Companion Loan from the Series 2003-C4 Trust by reason of a "Material Defect" or a "Material Breach" (as such terms are defined in the Series 2003-C4 PSA), then such party shall promptly notify the other such parties, and the applicable Master Servicer shall, as and to the extent contemplated by the CSFB Mortgage Loan Purchase Agreement, direct the CSFB Mortgage Loan Seller to repurchase the Mayfair Mall Loan at the Purchase Price contemporaneously with any repurchase of the Mayfair Mall Note A-2 Companion Loan.

          In the event that the applicable Master Servicer, the applicable Special Servicer or the Trustee is notified or otherwise has actual knowledge that the CSFB Mortgage Loan Seller has an obligation to repurchase the Stanford Shopping Center Companion Loan from the Series 2003-C5 Trust by reason of a "Material Document Defect" or a "Material Breach" (as such terms are defined in the Series 2003-C5 PSA), then such party shall promptly notify the other such parties, and the applicable Master Servicer shall, as and to the extent contemplated by the CSFB Mortgage Loan Purchase Agreement, direct the CSFB Mortgage Loan Seller to repurchase the Stanford Shopping Center Loan at the related Purchase Price contemporaneously with any repurchase of the Stanford Shopping Center Companion Loan.

          In the event that Master Servicer No. 1 receives notice from the Borrower under the TVO Portfolio Loan that such Borrower intends to defease such Loan on or before the second anniversary of the Closing Date, then Master Servicer No. 1 shall promptly notify the Trustee and the applicable Responsible Party of such Borrower's intention, and Master Servicer No. 1 shall direct the applicable Responsible Party to (i) repurchase such Loan, in accordance with the related Mortgage Loan Purchase Agreement or the Column Performance Guarantee, as applicable, at the Purchase Price applicable to a repurchase thereof pursuant to or as otherwise contemplated by this Section 2.03(b) for a Material Document Defect or a Material Breach and (ii) pay the TVO Portfolio Yield Maintenance Payment, within 30 days after such direction, but in any event no later than one Business Day prior to the related defeasance date.

          In connection with any repurchase of a Loan in a Loan REMIC, pursuant to or as contemplated by this Section 2.03, the Trustee shall effect a "qualified liquidation" of such Loan REMIC in accordance with the REMIC Provisions.

          In connection with any repurchase of or substitution for a Loan contemplated by this Section 2.03, the Trustee, the applicable Master Servicer and the applicable Special Servicer shall each tender to or at the direction of the applicable Responsible Party, upon delivery to each of the Trustee, the applicable Master Servicer and the applicable Special Servicer of a trust receipt executed by such Responsible Party, all portions of the Mortgage File, the Servicing File and other documents pertaining to such Loan possessed by it, and each document that constitutes a part of the related Mortgage File that was endorsed or assigned to the Trustee, shall be endorsed or assigned, as the case may be, to such Responsible Party in the same manner as provided in Section 7 of the related Mortgage Loan Purchase Agreement. The applicable Master Servicer (or, in the case of a Specially Serviced Loan, the applicable Special Servicer) shall notify the related Companion Loan Holder(s) and/or the related Junior Loan Holder(s), as the case may be, of any repurchase regarding any A Loan.

          In connection with a repurchase of a Loan or the substitution of a Qualified Substitute Mortgage Loan for a Loan pursuant to the first paragraph of this Section 2.03(b), Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the Due Date in the month of substitution, and Monthly Payments due with respect to each Loan being repurchased or replaced after the related Due Date in March 2004 and received by the applicable Master Servicer or Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the Due Date in the month of substitution, and Monthly Payments due with respect to each Loan being repurchased or replaced and received by the applicable Master Servicer or Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust

Fund and are to be remitted by the applicable Master Servicer to the applicable Responsible Party promptly following receipt.

          Section 7 of each of the Mortgage Loan Purchase Agreements and, in the case of the CSFB Loans, the Column Performance Guarantee provide the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect or Breach.

          If the applicable Responsible Party defaults on its obligations to repurchase any Loan as contemplated by this Section 2.03(b), the Trustee shall promptly notify the Certificateholders, the Rating Agencies, the applicable Master Servicer and the applicable Special Servicer of such default. If, in connection with any repurchase of the Mayfair Mall Note A-2 Companion Loan from the Series 2003-C4 Trust, the CSFB Mortgage Loan Seller defaults on its obligation to repurchase the Mayfair Mall Loan, then Master Servicer No. 2 or Special Servicer No. 1, as applicable, shall promptly so notify the Trustee and the Directing Certificateholder, and the Trustee shall so notify the Certificateholders. If, in connection with any repurchase of the Stanford Shopping Center Companion Loan from the Series 2003-C5 Trust, the CSFB Mortgage Loan Seller defaults on its obligation to repurchase the Stanford Shopping Center Loan, then Master Servicer No. 1 or Special Servicer No. 1, as applicable, shall promptly notify the Trustee and the Directing Certificateholder, and the Trustee shall so notify the Certificateholders. The Trustee shall enforce the obligations of each Responsible Party under Section 7 of the related Mortgage Loan Purchase Agreement and/or, if applicable, under the Column Performance Guarantee. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as if it were, in its individual capacity, the owner of the affected Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the defaulting Responsible Party; second, pursuant to Section 3.05(a) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a) out of general collections on the Loans on deposit in the applicable Collection Account.

          If the applicable Responsible Party incurs any expense in connection with the curing of a Breach which also constitutes a default under the related Loan, such Responsible Party shall have a right, and shall be subrogated to the rights of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower; provided, however, that such Responsible Party's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the Trust Fund to recover amounts owed by the related Borrower under the terms of such Loan, including the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trust Fund allocable to such Loan; and provided, further, that in the event and to the extent that such expenses of such Responsible Party in connection with any Loan exceed five percent of the then outstanding principal balance of such Loan, then such Responsible Party's rights to reimbursement pursuant to this paragraph with respect to such Loan and such excess expenses shall not be exercised until the payment in full of such Loan (as such Loan may be amended or modified pursuant to the terms of this Agreement). Notwithstanding any other provision of this Agreement to the contrary, no Master Servicer shall have any obligation pursuant to this Agreement to collect such reimbursable amounts on behalf of such Responsible Party; provided, however, that the preceding clause shall not operate to prevent the applicable Master Servicer from using reasonable efforts, exercised in such Master Servicer's sole discretion, to collect such amounts to the extent consistent with the Servicing Standard. A Responsible Party may pursue its rights to reimbursement of such expenses directly against the Borrower, by suit or otherwise, provided that (i) the applicable Master Servicer or, with respect to a Specially Serviced Loan, the applicable Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by such Responsible Party will not impair the applicable Master Servicer's and/or the applicable Special Servicer's collection or recovery of principal, interest and other sums due with respect to the subject Loan and any related Serviced Companion Loan and/or Junior Loan, which would otherwise be payable to the applicable Master Servicer, the applicable Special Servicer, the Trustee, the Certificateholders and any related Companion Loan Holder and/or Junior Loan Holder pursuant to the terms of this Agreement, (ii) such actions will not include an involuntary bankruptcy, receivership or insolvency proceeding against the Borrower, (iii) such actions will not include the foreclosure or enforcement of any lien or security interest under the related Mortgage or other Loan Documents and (iv) such actions will not result in the imposition of an additional lien against the Mortgaged Property.

          SECTION 2.04. Issuance of Uncertificated Lower-Tier Interests and the Loan REMIC Regular Interests; Execution of Certificates.

          Subject to Sections 2.01 and 2.02, the Trustee hereby acknowledges the assignment to it of the Loans and the delivery of the Mortgage Files and fully executed original counterparts of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery, the Trustee (i) hereby declares that it holds the Loans, exclusive of Excess Interest thereon and any TVO Portfolio Yield Maintenance Payment, on behalf of the Lower-Tier REMIC, the Loan REMICs and the Holders of the Certificates, (ii) acknowledges the issuance of the Uncertificated Lower-Tier Interests and the Loan REMIC Regular Interests (together with the residual interest in the Lower-Tier Interest and the residual interest in each Loan REMIC, all of which will be evidenced by the Class R Certificates), in exchange for the Loans, exclusive of Excess Interest thereon and any TVO Portfolio Yield Maintenance Payment, receipt of which is hereby acknowledged, and (iii) pursuant to the written request of the Depositor executed by an officer of the Depositor, acknowledges that (A) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Loans (exclusive of Excess Interest thereon), the Loan REMIC Regular Interests and the Uncertificated Lower-Tier Interests, the Regular Certificates and the Class R Certificates and (B) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Excess Interest, the Class V Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates.

                                  ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND


          SECTION 3.01.  General Servicing Matters.

          (a) Each of the Master Servicers and each of the Special Servicers shall diligently service and administer the Loans (and, if a Loan is part of a Serviced Loan Combination, the related Serviced Companion Loan(s), if any, and the related Junior Loan(s), if any) (and, in the case of a Special Servicer, any related REO Properties) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of a Serviced Loan Combination, the related Companion Loan Holder(s), if any, and the related Junior Loan Holder(s), if any, taken as a collective whole), as determined by such Master Servicer or such Special Servicer, as the case may be, in its reasonable judgment, in accordance with applicable law, the terms of the respective Loans (and, if a Loan is part of a Serviced Loan Combination, the terms of the related Serviced Companion Loan(s), if any, the related Junior Loan(s), if any), and any related intercreditor, co-lender and/or similar agreement(s) and, to the extent consistent with the foregoing, further as follows (the "Servicing Standard"):

               (i) (A) in the same manner in which, and with the same care, skill, prudence and diligence with which such Master Servicer or such Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios or securitization trusts, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (B) with the same care, skill, prudence and diligence with which such Master Servicer or such Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans, if any, owned by such Master Servicer or such Special Servicer, as the case may be, whichever standard is higher;

               (ii) with a view to the timely recovery of principal and interest on such Loans, any such Serviced Companion Loan and any such Junior Loan or, if any such Loan, any such Serviced Companion Loan or any such Junior Loan comes into and continues in default and if, in the good faith and reasonable judgment of the applicable Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Loan to the Trust and Certificateholders (as a collective whole) (or in the case of a Serviced Loan Combination, the maximization of recovery on such Serviced Loan Combination, to the Trust and Certificateholders and the related Junior Loan Holder(s) and/or related Companion Loan Holder(s), as applicable, all taken as a collective whole) on a present value basis; and

               (iii) without regard to--

                    (A) any relationship that such Master Servicer or such
               Special Servicer, as the case may be, or any Affiliate thereof may have with the related Borrower, any Mortgage Loan Seller or any other party to this Agreement,

                    (B) the ownership of any Certificate, mezzanine loan or
               subordinate debt, or of any Companion Loan, Junior Loan or interest therein, by such Master Servicer or such Special Servicer, as the case may be, or by any Affiliate thereof,

                    (C) such Master Servicer's obligation to make Advances,

                    (D) such Special Servicer's obligation to request that the applicable Master Servicer make Servicing Advances,

                    (E) the right of such Master Servicer (or any Affiliate
               thereof) or such Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

                    (F) the ownership, servicing or management for others of
               any other mortgage loans or mortgaged properties by such Master Servicer or such Special Servicer, as the case may be, or any Affiliate of such Master Servicer or such Special Servicer, as the case may be,

                    (G) any obligation of such Master Servicer or any of its
               Affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

                    (H) any debt that such Master Servicer or such Special
               Servicer or any Affiliate of such Master Servicer or such Special Servicer, as applicable, has extended to any Borrower.

          Without limiting the foregoing, subject to Section 3.21, (i) Master Servicer No. 1 shall be obligated to service and administer all Group 1 Loans, any related Serviced Companion Loans and any related Junior Loans which, in each case, do not constitute Specially Serviced Loans, (ii) Master Servicer No. 2 shall be obligated to service and administer all Group 2 Loans, any related Serviced Companion Loans and any related Junior Loans which, in each case, do not constitute Specially Serviced Loans, (iii) Master Servicer No. 3 shall be obligated to service and administer all Group 3 Loans that do not constitute Specially Serviced Loans, (iv) Special Servicer No. 1 shall be obligated to service and administer all Group 1 Loans and Group 2 Loans, any related Serviced Companion Loans and any related Junior Loans as to which a Servicing Transfer Event has occurred and is continuing ("Specially Serviced Loans") and any REO Property acquired in respect of any such Loan, Serviced Companion Loan or Junior Loan, (v) Special Servicer No. 2 shall be obligated to service and administer all Group 3 Loans as to which a Servicing Transfer Event has occurred and is continuing (also "Specially Serviced Loans") and any REO Property acquired in respect of any such Loan. Notwithstanding the foregoing, each Master Servicer shall continue to make all calculations, and prepare, and deliver to the Trustee, all reports required to be prepared by such Master Servicer hereunder with respect to the Loans, Serviced Companion Loans and/or Junior Loans for which it is the applicable Master Servicer and that constitute Specially Serviced Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) related to such Loans, Serviced Companion Loans and/or Junior Loans as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for herein; provided, however, that such Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the applicable Special Servicer to provide information to such Master Servicer that is sufficient for such Master Servicer to comply with such duties or from a failure of the applicable Special Servicer to prepare and deliver to such Master Servicer reports required hereunder to be delivered by such Special Servicer to such Master Servicer. Each Loan, Serviced Companion Loan and Junior Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a).

          (b) Subject only to the Servicing Standard and the terms of this Agreement and of the respective Loans (and, in the case of a Serviced Loan Combination, the terms of the related Serviced Companion Loan(s), if any, the related Junior Loan(s), if any, and the related Intercreditor Agreement), each Master Servicer and, with respect to the Specially Serviced Loans, each Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicers and Special Servicers, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders, the Companion Loan Holder, the Junior Loan Holders and the Trustee or any of them, with respect to each Loan, Serviced Companion Loan or Junior Loan it is obligated to service under this Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall execute and furnish to each Master Servicer and Special Servicer any limited powers of attorney and other documents prepared by such Master Servicer or Special Servicer, as the case may be, necessary or appropriate to enable such Master Servicer or Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by any Master Servicer or Special Servicer; provided, further, notwithstanding anything contained herein to the contrary, none of the Master Servicers and Special Servicers shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating such Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

          (c) The parties hereto acknowledge that, pursuant to the Mayfair Mall Intercreditor Agreement: (i) until the occurrence of a Mayfair Mall Change of Servicing Control Event, the Mayfair Mall Total Loan is to be serviced and administered either (A) by the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer in accordance with the Series 2003-C4 PSA (prior to the occurrence of any event that, in accordance with the Mayfair Mall Intercreditor Agreement, would result in the Mayfair Mall Total Loan being serviced under the Series 2003-C5 PSA rather than under the Series 2003-C4 PSA) or (B) by the Series 2003-C5 Master Servicer and the Series 2003-C5 Special Servicer in accordance with the Series 2003-C5 PSA (from and after the occurrence of any event that, in accordance with the Mayfair Mall Intercreditor Agreement, would result in the Mayfair Mall Total Loan being serviced under the Series 2003-C5 PSA rather than under the Series 2003-C4
PSA); and (ii) from and after the occurrence of a Mayfair Mall Change of Servicing Control Event, the Mayfair Mall Total Loan will be serviced and administered by Master Servicer No. 2 and Special Servicer No. 1 in accordance with Article XII of this Agreement. Notwithstanding the preceding sentence, the parties acknowledge that Master Servicer No. 2 is responsible for performing such services with respect to the Mayfair Mall Loan as are specifically set forth in Articles I through X of this Agreement.

                  For so long as (i) the Mayfair Mall Loan or any Mayfair Mall REO Loan are part of the Mortgage Pool and (ii) the Mayfair Mall Total Loan and/or any Mayfair Mall REO Property are being serviced and administered under any Mayfair Mall Servicing Agreement, Master Servicer No. 2 shall use reasonable efforts to monitor the performance and, to the extent that it has standing to do so, enforce the obligations of the Mayfair Mall Master Servicer and the Mayfair Mall Special Servicer, respectively, under such Mayfair Mall Servicing Agreement. Such enforcement, including the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as Master Servicer No. 2 in its reasonable judgment, determines in accordance with the Servicing Standard. The reasonable costs and expenses incurred by Master Servicer No. 2 in connection with such enforcement shall be paid by, and reimbursable as, Servicing Advances. Master Servicer No. 2 shall exercise the rights of the holder of the "A-3" and "B" components of the Mayfair Mall Total Loan under the Mayfair Mall Intercreditor Agreement.

          (d) The parties hereto acknowledge that, pursuant to the Stanford Shopping Center Intercreditor Agreement: (i) until the occurrence of a Stanford Shopping Center Change of Servicing Control Event, the Stanford Shopping Center Total Loan is to be serviced and administered by the Series 2003-C5 Master Servicer and the Series 2003-C5 Special Servicer in accordance with the Series 2003-C5 PSA; and (ii) from and after the occurrence of a Stanford Shopping Center Change of Servicing Control Event, the Stanford Shopping Center Total Loan will be serviced and administered by Master Servicer No. 1 and Special Servicer No. 1 in accordance with Article XI of this Agreement. Notwithstanding the preceding sentence, the parties acknowledge that Master Servicer No. 1 is responsible for performing such services with respect to the Stanford Shopping Center Loan as are specifically set forth in Articles I through X of this Agreement.

          For so long as (i) the Stanford Shopping Center Loan or any Stanford Shopping Center REO Loan are part of the Mortgage Pool and (ii) the Stanford Shopping Center Total Loan and/or any Stanford Shopping Center REO Property are being serviced and administered under any Stanford Shopping Center Servicing Agreement, Master Servicer No. 1 shall use reasonable efforts to monitor the performance and, to the extent that it has standing to do so, enforce the obligations of the Stanford Shopping Center Master Servicer and the Stanford Shopping Center Special Servicer, respectively, under such Stanford Shopping Center Servicing Agreement. Such enforcement, including the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as Master Servicer No. 1 in its reasonable judgment, determines in accordance with the Servicing Standard. The reasonable costs and expenses incurred by Master Servicer No. 1 in connection with such enforcement shall be paid by, and reimbursable as, Servicing Advances. Master Servicer No. 1 shall exercise the rights of the holder of the "A-1 and "A-2" components of the Stanford Shopping Center Total Loan under the Stanford Shopping Center Intercreditor Agreements.

          (e) The relationship of each Master Servicer and each Special Servicer to the Trustee and, unless they are the same Person, one another (whether between a Master Servicer and another Master Servicer or a Special Servicer and the other Special Servicer or a Master Servicer and a Special Servicer) under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as specifically set forth herein, agent.

          (f) Pursuant to the related Intercreditor Agreement, each Junior Loan Holder has agreed that the applicable Master Servicer and the applicable Special Servicer are authorized and obligated to service and administer the subject Junior Loan pursuant to this Agreement. Pursuant to the related Intercreditor Agreements, each Companion Loan Holder of a Serviced Companion Loan has agreed that the applicable Master Servicer and the applicable Special Servicer are authorized and obligated to service and administer such Serviced Companion Loan pursuant to this Agreement. The applicable Master Servicer shall be entitled, during any period when any Junior Loan or Companion Loan of a Serviced Loan Combination does not constitute a Specially Serviced Loan, to exercise the rights and powers granted under the corresponding Intercreditor Agreement(s) to the holder of the applicable Loan or to any servicer appointed thereby or acting on its behalf, subject to the limitations of such Intercreditor Agreement and to the rights and powers of the related Junior Loan Holder(s), if any, and the related Companion Loan Holder(s), if any, under such Intercreditor Agreement.

          (g) In the event that a CBA A/B Material Default occurs with respect to any CBA A/B Loan Pair, and for so long as such CBA A/B Material Default shall be continuing, the applicable Master Servicer and/or the applicable Special Servicer, as applicable, shall be obligated to service, subject to the terms and conditions of the related CBA A/B Intercreditor Agreement, the related CBA B Loan, on behalf of the related Junior Loan Holder, and all references herein to "Junior Loan" (and, if the related A Loan is a Specially Serviced Loan, all references herein to "Specially Serviced Loan"), other than provisions pertaining to the making of Advances, shall include such CBA B Loan.

          SECTION 3.02.  Collection of Loan Payments.

          (a) The applicable Master Servicer and the applicable Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans (and any Serviced Loan Combination(s)) it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard). Consistent with the foregoing, the applicable Master Servicer or applicable Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Loan (or a Serviced Loan Combination) it is obligated to service hereunder.

          (b) All amounts collected on any Loan, Serviced Companion Loan or Junior Loan in the form of payments from Borrowers, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Note and Mortgage (including any modifications to either of them) in accordance with the express provisions of such Note and Mortgage (unless a payment default exists thereunder and the related Note and Mortgage permit application in the order and priority determined by the lender) and, in the absence of such express provisions (and, in the case of each related Junior Loan or Serviced Companion Loan of any Serviced Loan Combination, subject to the terms of the related Intercreditor Agreement(s)), shall be applied (after payment to the applicable Master Servicer, the holder of the related Excess Servicing Strip, any related Primary Servicer, the applicable Special Servicer, and/or the Trustee for any related Master Servicing Fees (net of the related Excess Servicing Strip), Excess Servicing Strip, Primary Servicing Fees, Special Servicing Fees and Trustee Fees, the application to any related outstanding P&I Advances and/or Servicing Advances, application to recoveries of Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts (in each case, that were paid from principal collections on the Loans and resulted in principal distributed to the Certificateholders being reduced), and payment of interest on all such Advances from such Loan or Serviced Companion Loan): first, as a recovery of accrued and unpaid interest on such

Loan, Serviced Companion Loan or Junior Loan, as the case may be, at the related Mortgage Rate (less portions thereof payable to the applicable Master Servicer, the holder of the related Excess Servicing Strip, the applicable Special Servicer, the Trustee, or, if applicable, the related Primary Servicer) in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Loan, Serviced Companion Loan or Junior Loan, as the case may be; third, to the payment of Yield Maintenance Charges and Static Prepayment Premiums; and fourth, any other amounts due and owing under such Loan, Serviced Companion Loan or Junior Loan, as the case may be (the application to such other amounts to be made in the discretion of the applicable Master Servicer (exercised in accordance with the Servicing Standard)). Notwithstanding the terms of any Loan, Serviced Companion Loan or Junior Loan, the applicable Master Servicer shall not be entitled to the payment of any Penalty Charge in excess of outstanding interest on Advances made with respect to such Loan, Serviced Companion Loan or Junior Loan, until and except to the extent that (i) all reserves required to be established with such Master Servicer and then required to be funded pursuant to the terms of such Loan, Serviced Companion Loan or Junior Loan have been so funded, (ii) all payments of principal and interest then due on such Loan, Serviced Companion Loan or Junior Loan have been paid and (iii) all related operating expenses, if applicable, have been paid to the related Lock-Box or reserved for pursuant to the related Lock-Box Agreement. In no event shall any collections on any ARD Loan be allocated to the payment of Excess Interest until all principal and interest (other than Excess Interest) due, or to become due, under such ARD Loan have been paid in full and any Advances related to such ARD Loan (together with interest thereon) are reimbursed. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

          (c) Promptly following the Closing Date, the Trustee shall send written notice in the form of Exhibit N hereof to the Series 2003-C4 Master Servicer and the Series 2003-C4 Trustee stating that, as of the Closing Date, the Trustee is the holder of the Mayfair Mall Loan and directing the Series 2003-C4 Master Servicer to remit to Master Servicer No. 2 all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to Master Servicer No. 2 all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Mayfair Mall Loan under the Mayfair Mall Intercreditor Agreement and the Series 2003-C4 PSA. If an event occurs that, in accordance with the Mayfair Mall Intercreditor Agreement, results in the Mayfair Mall Total Loan being serviced under the Series 2003-C5 PSA rather than under the Series 2003-C4 PSA and a Responsible Officer of the Trustee is aware of such event or Master Servicer No. 2 or Special Servicer No. 1 is aware of such event, then Master Servicer No. 2 or Special Servicer No. 1, as the case may be, shall notify the Trustee and the Trustee shall promptly send a written notice (comparable to that referred to in the prior sentence) to the Series 2003-C5 Trustee and the Series 2003-C5 Master Servicer. In the event that the Series 2003-C4 PSA or the Series 2003-C5 PSA is otherwise replaced by another Mayfair Mall Servicing Agreement and a Responsible Officer of the Trustee is aware of such replacement or Master Servicer No. 2 or Special Servicer No. 1 is aware of such replacement, then Master Servicer No. 2 or Special Servicer No. 1, as the case may be, shall so notify the Trustee and the Trustee shall promptly send a written notice (comparable to that referred to in the second preceding sentence) to the then holder of the Mayfair Mall Companion Loans and to the Mayfair Mall Master Servicer under such replacement Mayfair Mall Servicing Agreement. Master Servicer No. 2 shall, on the day of receipt thereof, deposit into its Collection Account all amounts received by it from the Mayfair Mall Master Servicer or any other party under any Mayfair Mall Servicing Agreement with respect to the Mayfair Mall Loan, the Mayfair Mall Property or any Mayfair Mall REO Property. In the event that Master Servicer No. 2 fails to so receive any amounts due to the holder of the Mayfair Mall Loan or any Mayfair Mall REO Loan under the Mayfair Mall Intercreditor

Agreement and any Mayfair Mall Servicing Agreement, as and when required thereby, Master Servicer No. 2 promptly shall (i) notify the Mayfair Mall Master Servicer or other applicable party responsible for making such remittances, as well as the respective holders of the Mayfair Mall Companion Loans, that such amounts due with respect to the Mayfair Mall Loan have not been received (specifying the amount of such deficiency) and (ii) if and to the extent that the amount in question is a Monthly Payment or Assumed Monthly Payment with respect to the Mayfair Mall Loan or any Mayfair Mall REO Loan, make a P&I Advance (to the extent such P&I Advance is not a Nonrecoverable Advance) with respect to such amounts as required by the terms of this Agreement in accordance with Section 4.03. Further, in accordance with Section 4.03, in the event that Master Servicer No. 2 fails to make such P&I Advance with respect to the Mayfair Mall Loan or any Mayfair Mall REO Loan, then the Trustee shall make such P&I Advance by the time required pursuant to Section 7.05.

          (d) Promptly following the Closing Date, the Trustee shall send written notice in the form of Exhibit O hereof to the Series 2003-C5 Master Servicer and the Series 2003-C5 Trustee stating that, as of the Closing Date, the Trustee is the holder of the Stanford Shopping Center Loan and directing the Series 2003-C5 Master Servicer to remit to Master Servicer No. 1 all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to Master Servicer No. 1 all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Stanford Shopping Center Loan under the Stanford Shopping Center Intercreditor Agreement and the Series 2003-C5 PSA. In the event that the Series 2003-C5 PSA is otherwise replaced by another Stanford Shopping Center Servicing Agreement and a Responsible Officer of the Trustee is aware of such replacement or Master Servicer No. 1 or Special Servicer No. 1 is aware of such replacement, then Master Servicer No. 1 or Special Servicer No. 1, as the case may be, shall notify the Trustee and the Trustee shall promptly send a written notice (comparable to that referred to in the preceding sentence) to the then holder of the Stanford Shopping Center Companion Loan and to the Stanford Shopping Center Master Servicer under such replacement Stanford Shopping Center Servicing Agreement. Master Servicer No. 1 shall, within one Business Day following receipt thereof, deposit into its Collection Account all amounts received by it from the Series 2003-C5 Master Servicer or any other party under the Series 2003-C5 PSA with respect to the Stanford Shopping Center Loan, the Stanford Shopping Center Property or any Stanford Shopping Center REO Property. In the event that Master Servicer No. 1 fails to so receive any amounts due to the holder of the Stanford Shopping Center Loan or any Stanford Shopping Center REO Loan under the Stanford Shopping Center Intercreditor Agreement and any Stanford Shopping Center Servicing Agreement, as and when required thereby, Master Servicer No. 1 promptly shall (i) notify the Series 2003-C5 Master Servicer or other applicable party responsible for making such remittances, as well as the holder of the Stanford Shopping Center Companion Loan, that such amounts due with respect to the Stanford Shopping Center Loan have not been received (specifying the amount of such deficiency) and (ii) if and to the extent that the amount in question is a Monthly Payment or Assumed Monthly Payment with respect to the Stanford Shopping Center Loan or any Stanford Shopping Center REO Loan, make a P&I Advance (to the extent such P&I Advance is not a Nonrecoverable Advance) with respect to such amounts as required by the terms of this Agreement in accordance with Section 4.03. Further, in accordance with
Section 4.03, in the event that Master Servicer No. 1 fails to make such P&I Advance with respect to the Stanford Shopping Center Loan or any successor REO Loan with respect thereto, then the Trustee shall make such P&I Advance by the time required pursuant to Section 7.05.

          (e) If the applicable Master Servicer or the applicable Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Due Period,


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such Master Servicer or such Special Servicer, as applicable, shall, to the extent Excess Interest is not otherwise reported on the CMSA Loan Periodic Update File, promptly notify the Trustee in writing.

          (f) Subject to Section 3.20, none of the Master Servicers shall accept a Principal Prepayment of any Serviced Loan by the related Borrower on any date other than a Due Date if accepting such payment would cause a Prepayment Interest Shortfall, unless the Borrower is permitted to make such prepayment pursuant to the terms of the related Loan Documents, the prepayment results from a payment of insurance proceeds or condemnation proceeds or the prepayment must be accepted under applicable law or court order. If a Master Servicer accepts a Principal Prepayment by the Borrower of any Serviced Loan for which such Master Servicer is the applicable Master Servicer on any date other than a Due Date thereby causing a Prepayment Interest Shortfall (other than any such Principal Prepayment that occurred in respect of (i) a Specially Serviced Loan, (ii) a payment of insurance proceeds or condemnation proceeds,
(iii) a payment subsequent to a default under the related Loan Documents (provided that such Master Servicer reasonably believes that acceptance of such payment is consistent with the Servicing Standard and such Master Servicer has obtained the consent of the applicable Special Servicer), (iv) a payment pursuant to applicable law or court order, (v) a payment the related Borrower is permitted to make under the terms of the related Loan Documents or
(vi) a payment accepted by such Master Servicer at the request of or with the consent of the Directing Certificateholder), such Master Servicer shall remit to the Trustee on or before 1:00 p.m., New York City time, on the related Master Servicer Remittance Date for deposit in the Distribution Account, an amount equal to the amount of such resulting Prepayment Interest Shortfall. In addition, if an Uncovered Prepayment Interest Shortfall occurs in respect of any Loan during any Due Period, and if the applicable Master Servicer in respect of such Loan receives any Prepayment Interest Excesses during that same Due Period in respect of other Loans as to which such Master Servicer is the applicable Master Servicer, then such Prepayment Interest Excesses shall be applied to offset such Uncovered Prepayment Interest Shortfall to the maximum extent possible and shall not be available as additional servicing compensation. However, no Master Servicer shall be obligated pursuant to this
Section 3.02(f), to make any payment, or apply Prepayment Interest Excesses received on Loans for which it is the applicable Master Servicer, to cover or offset a Prepayment Interest Shortfall on a Loan as to which it is not the applicable Master Servicer.

          SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

          (a) Each Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments received by it with respect to the Serviced Loans, Serviced Companion Loans and/or Junior Loans for which it is the applicable Master Servicer shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the related Loan Documents and the terms of any related Intercreditor Agreement. Each Servicing Account shall be maintained in accordance, or not inconsistent, with the requirements of the related Serviced Loan, Serviced Companion Loan or Junior Loan and in accordance with the Servicing Standard in an Eligible Account. Funds on deposit in the Servicing Accounts may be invested in Permitted Investments in accordance with the provisions of Section
3.06. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and other items for which funds have been escrowed in the Servicing Accounts; (ii) reimburse the applicable Master Servicer or the Trustee for any Servicing Advances and interest thereon; (iii) refund to Borrowers any sums as may be determined to be overages;


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(iv) pay interest to Borrowers on balances in the Servicing Account, if required by applicable law or the terms of the related Loan Documents and as described below or, if not so required, to the applicable Master Servicer pursuant to clause (vii) below; (v) withdraw amounts deposited in error; (vi) clear and terminate the Servicing Accounts at the termination of this Agreement in accordance with Section 9.01; (vii) pay the applicable Master Servicer, as additional servicing compensation in accordance with Section 3.11(a), interest and investment income earned in respect of amounts relating to the Trust Fund held in the Servicing Accounts maintained by such Master Servicer as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Servicing Accounts maintained by such Master Servicer for the relevant period and to the extent not required by law or the terms of the related Loan Documents to be paid to the Borrowers); and
(viii) following a default on the related Serviced Loan or Serviced Loan Combination, for application to amounts due thereunder (to the extent permitted by the related Loan Documents and applicable law).

          (b) The applicable Special Servicer, in the case of Administered REO Properties, and the applicable Master Servicer, in the case of Serviced Loans, Serviced Companion Loans and Junior Loans that do not constitute REO Loans, shall maintain accurate records with respect to each related REO Property or Mortgaged Property, as applicable, reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon (including related penalty or interest charges) and the status of Insurance Policy premiums and any ground rents payable in respect thereof and the status of any letters of credit. The applicable Special Servicer, in the case of Administered REO Properties, and the applicable Master Servicer, in the case of Serviced Loans, Serviced Companion Loans and Junior Loans that do not constitute REO Loans, shall obtain all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the related REO Account or Servicing Account, as applicable, and, if such amounts are insufficient to pay such items in full, the applicable Master Servicer shall make a Servicing Advance prior to the applicable penalty or termination date, as allowed under the terms of the related Loan Documents and, in any event, consistent with the Servicing Standard. Notwithstanding anything to the contrary in the preceding sentence, with respect to Serviced Loans, Serviced Companion Loans and Junior Loans that do not provide for escrows for the payment of taxes and assessments, the applicable Master Servicer shall make a Servicing Advance for the payment of such items upon the earlier of (i) five Business Days after such Master Servicer has received confirmation that such item has not been paid and (ii) the earlier of (A) 30 days after the date such payments first become due and (B) five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items. In no event shall any Master Servicer or Special Servicer be required to make any such Servicing Advance that would, if made, be a Nonrecoverable Servicing Advance. To the extent that a Serviced Loan or Serviced Loan Combination does not require a Borrower to escrow for the payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and similar items, the applicable Special Servicer, in the case of Administered REO Properties, and the applicable Master Servicer, in the case of all Serviced Loans, Serviced Companion Loans and Junior Loans that do not constitute REO Loans shall use reasonable efforts consistent with the Servicing Standard to require that payments in respect of such items be made by the Borrower at the time they first become due.

          (c) In accordance with the Servicing Standard and for all Serviced Loans, Serviced Companion Loans and Junior Loans (other than with respect to any such Serviced Loan, Serviced Companion Loan or Junior Loan after the related principal balance thereof has been reduced to zero) for which it is the applicable Master Servicer, each Master Servicer shall make a Servicing Advance with respect to each related Mortgaged Property (including any REO Property) of all such funds as are


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necessary for the purpose of effecting the payment of (without duplication)
(i) ground rents (if applicable), (ii) premiums on Insurance Policies, (iii) operating, leasing, managing and liquidation expenses for REO Properties, (iv) environmental inspections, (v) real estate taxes, assessments and other similar items that are or may become a lien thereon, (vi) the costs and expenses (including attorneys' fees and expenses) of any enforcement or judicial proceedings, including foreclosure and similar proceedings, and (vii) any other amount specifically required to be paid as a Servicing Advance hereunder, if and to the extent monies in the Servicing Accounts are insufficient to pay such item when due and the related Borrower has failed to pay such item on a timely basis, provided that such Master Servicer shall not be required to make any such Advance that would, if made, constitute a Nonrecoverable Servicing Advance.

          With respect to each Serviced Loan, Serviced Companion Loan and Junior Loan and each related REO Property, the applicable Special Servicer shall give the applicable Master Servicer and the Trustee not less than five Business Days' notice before the date on which such Master Servicer is required to make any Servicing Advance with respect to such Serviced Loan, Serviced Companion Loan or Junior Loan or any related REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis; provided, further, that no Special Servicer shall be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) to any single Master Servicer more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The applicable Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the applicable Special Servicer, in which case such Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the applicable Special Servicer shall provide the applicable Master Servicer and the Trustee with any information in its possession (including any information that such Master Servicer or the Trustee, as applicable, may reasonably request) to enable such Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by a Special Servicer that a Master Servicer make a Servicing Advance shall be deemed to be a determination by such Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the applicable Master Servicer shall be entitled to conclusively rely on such determination, provided that such determination shall not be binding upon such Master Servicer. On the fourth Business Day before each Distribution Date, each Special Servicer shall report to the applicable Master Servicer such Special Servicer's determination as to whether any Servicing Advance previously made by such Master Servicer with respect to a Specially Serviced Loan or REO Property for which such Special Servicer is the applicable Special Servicer is a Nonrecoverable Servicing Advance. Such Master Servicer shall be entitled to conclusively rely on such a determination, provided that such determination shall not be binding upon such Master Servicer.

          Notwithstanding anything to the contrary set forth herein, the applicable Master Servicer shall (at the direction of the applicable Special Servicer if a Specially Serviced Loan or an REO Property is involved) pay directly out of such Master Servicer's Collection Account any servicing expense that, if paid by such Master Servicer or the applicable Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that such payment shall be made only if such Master Servicer (or the applicable Special Servicer, if a Specially Serviced Loan is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole) (and in the case of any Serviced Companion Loan and/or Junior Loan, the related Companion Loan Holder and/or Junior Loan Holder, as applicable, taken as a collective whole), as


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


evidenced by an Officer's Certificate delivered promptly to the Trustee, each Rating Agency and the Directing Certificateholder, setting forth the basis for such determination and accompanied by any information that the applicable Master Servicer or the applicable Special Servicer may have obtained that supports such determination.

          All such Servicing Advances and interest thereon shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05. No costs incurred by a Master Servicer or a Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Loans, notwithstanding that the terms of such Loans so permit. If the applicable Master Servicer fails to make any required Servicing Advance as and when due to the extent a Responsible Officer of the Trustee has been notified of such failure in writing by such Master Servicer, the applicable Special Servicer or the Depositor or a Responsible Officer of the Trustee otherwise has actual knowledge of such failure, then the Trustee shall make such Servicing Advance pursuant to Section 7.05.

          (d) In connection with its recovery of any Servicing Advance out of a Collection Account pursuant to Section 3.05(a) or from a Servicing Account pursuant to Section 3.03(a), the applicable Master Servicer or the Trustee, as the case may be, shall be entitled to receive, out of any amounts then on deposit in such Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not including, the date of reimbursement. Subject to Section 3.19(e), each Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance made by such Master Servicer or the Trustee, as the case may be, in respect of the Servicing Group for which such Master Servicer is the applicable Master Servicer as soon as practically possible after funds available for such purpose are deposited in the applicable account maintained hereunder.

          (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Serviced Loan, Serviced Companion Loan or Junior Loan, the applicable Master Servicer or, if such Serviced Loan, Serviced Companion Loan or Junior Loan constitutes a Specially Serviced Loan, the applicable Special Servicer, shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of a Serviced Loan, Serviced Companion Loan or Junior Loan, the applicable Master Servicer or, if such Serviced Loan, Serviced Companion Loan or Junior Loan constitutes a Specially Serviced Loan, the applicable Special Servicer shall request from the Borrower written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Borrower fails to promptly respond to any inquiry described in this Section 3.03(e), the applicable Master Servicer (with respect to Serviced Loans, Serviced Companion Loans and Junior Loans that are not Specially Serviced Loans) shall determine whether the related Borrower has failed to perform its obligations under the respective Serviced Loan, Serviced Companion Loan or Junior Loan and report any such failure to the applicable Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.


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


          SECTION 3.04. The Collection Accounts, Distribution Account and Excess Interest Distribution Account.

          (a) Each Master Servicer shall establish and maintain, or cause to be established and maintained, a Collection Account, into which such Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections on the Serviced Loans, Serviced Companion Loans (if any) and Junior Loans (if any) for which it is the applicable Master Servicer received after the Cut-off Date (other than payments of principal and interest due and payable on or before the Cut-off Date) and the following payments and collections (other than Principal Prepayments) received on the Serviced Loans, Serviced Companion Loans (if any) and Junior Loans (if any) for which it is the applicable Master Servicer by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal, including Principal Prepayments, on such Serviced Loans, Serviced Companion Loans and Junior Loans; and

               (ii) all payments on account of interest (net of any related Primary Servicing Fees and, in the case of a Serviced Loan, the related Master Servicing Fees) on such Serviced Loans, Serviced Companion Loans and Junior Loans and any Penalty Charges collected thereon (net of any amount thereof utilized to offset interest on Advances); and

               (iii) all Yield Maintenance Charges, all Static Prepayment Premiums and any TVO Portfolio Yield Maintenance Payment received with respect to such Serviced Loans, Serviced Companion Loans and Junior Loans;

               (iv) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any such Serviced Loan, Serviced Companion Loan or Junior Loan (other than Liquidation Proceeds that are to be deposited in the Distribution Account pursuant to Section 9.01) together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of such Serviced Loans; and

               (v) any amounts required to be transferred from (A) any REO Account pursuant to Section 3.16(c), (B) any Junior Loan Custodial Account or Companion Loan Custodial Account pursuant to any applicable provision of this Agreement, (C) any Stanford Shopping Center Companion Loan Custodial Account pursuant to Section 11.04 and (D) any Mayfair Mall Custodial Account pursuant to Section 12.04; and

               (vi) any amounts required to be deposited by such Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Collection Account; and

               (vii) any amounts required to be deposited by such Master Servicer or a Special Servicer pursuant to Section 3.07(b) in connection with losses on any such Serviced Loan, Serviced Companion Loan, Junior Loan or any related REO Property resulting from a deductible clause in a blanket hazard policy or master single interest policy; and

               (viii) any amounts paid by any Junior Loan Holder, Companion Loan Holder or mezzanine lender in respect of the related A Loan in connection with any cure or purchase option exercised pursuant to the terms of the related Intercreditor Agreement.

          Subject to the last paragraph of this Section 3.04(a), and also subject to Articles XI and XII, the foregoing requirements for deposit by a Master Servicer in the Collection Account maintained by such Master Servicer shall be exclusive, it being understood and agreed that actual payments from Borrowers in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that such Master Servicer or a Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by such Master Servicer in its Collection Account. If a Master Servicer shall deposit in its Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

          Within one Business Day of receipt of any of the foregoing amounts with respect to any Specially Serviced Loan, the applicable Special Servicer shall remit such amounts to the applicable Master Servicer for deposit into the Collection Account maintained by such Master Servicer. Any amounts received by the applicable Special Servicer with respect to an REO Property (other than Liquidation Proceeds payable pursuant to Section 9.01 in connection with the termination of the Trust) shall be deposited into the applicable REO Account and remitted to the applicable Master Servicer for deposit into its Collection Account pursuant to Section 3.16(c).

          Promptly (and, in any event, within one Business Day) following receipt of available funds:

               (i) Master Servicer No. 2 shall deposit in its Collection Account all remittances to the Trust under a Mayfair Mall Servicing Agreement with respect to the Mayfair Mall Loan or any Mayfair Mall REO Property;
     and

               (ii) Master Servicer No. 1 shall deposit in its Collection Account all remittances to the Trust under the Stanford Shopping Center Servicing Agreement with respect to the Stanford Shopping Center Loan or any Stanford Shopping Center REO Property.

          (b) The Trustee shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Distribution Account in accordance with the terms of this Agreement. Each Master Servicer shall deliver to the Trustee each month on or before 1:00 p.m., New York City time, on the Master Servicer Remittance Date, for deposit in the Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clauses (a)(iii), (a)(iv), (a)(vii), (c), (d) and (e) of the definition thereof) for the related Distribution Date then on deposit in the Collection Account maintained by such Master Servicer. On each Distribution Date (prior to distributions on the Certificates being made on such date), the Trustee shall deposit in the Distribution Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Distribution Account.

          Subject to Section 3.05, each Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution
Account:

               (i) any P&I Advances required to be made by such Master Servicer in accordance with Section 4.03 (or, if the Trustee succeeds to such Master Servicer's obligations hereunder, Section 7.05);

               (ii) any Liquidation Proceeds (other than with respect to any Serviced Companion Loan) paid by such Master Servicer in connection with the purchase of all of the Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in such Master Servicer's Collection Account or the Excess Interest Distribution Account pursuant to Section 9.01);

               (iii) any payments required to be made by such Master Servicer pursuant to Section 3.02(f); and

               (iv) any other amounts required to be so delivered by such Master Servicer for deposit in the Distribution Account pursuant to any provision of this Agreement.

          The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein (including the withdrawal amount from the Interest Reserve Account pursuant to Section 3.28(b) and such amount from the Excess Liquidation Proceeds Account as required pursuant to Section 3.04(d)). To the extent that any Master Servicer has not delivered to the Trustee for deposit in the Distribution Account such amounts as are required to have been so delivered on the Master Servicer Remittance Date, such Master Servicer shall pay interest thereon to the Trustee at an interest rate equal to the Reimbursement Rate then in effect for the period from and including the Master Servicer Remittance Date to and excluding the date such amounts are received for deposit by the Trustee. (c) The Trustee shall establish, prior to the Master Servicer Remittance Date relating to any Due Period in which Excess Interest is received, and maintain the Excess Interest Distribution Account in the name of the Trustee for the benefit of the Holders of the Class V Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account or, subject to Section 3.04(i), a subaccount of an Eligible Account. On or before each Master Servicer Remittance Date, each Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received by such Master Servicer during the related Due Period on the Loans for which it is the applicable Master Servicer. On each Distribution Date, the Trustee shall withdraw the Excess Interest from the Excess Interest Distribution Account for distribution pursuant to Section 4.01(c). Following the distribution of Excess Interest to Holders of the Class V Certificates on the first Distribution Date after which no Loans or related REO Loans remain outstanding that pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

          (d) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account or, subject to Section 3.04(i), a sub-account of an Eligible Account. Not later than 1:00 p.m. on each Master Servicer Remittance Date, each Master

Servicer shall withdraw from such Master Servicer's Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received by such Master Servicer during the Due Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date on the Loans for which such Master Servicer is the applicable Master Servicer. If any Excess Liquidation Proceeds received by a Master Servicer during any Due Period relate to any Serviced Companion Loan or Junior Loan, such amount shall be deposited in the applicable Companion Loan Custodial Account or the applicable Junior Loan Custodial Account, respectively. On each Master Servicer Remittance Date, the Trustee shall deposit in the Excess Liquidation Proceeds Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess Liquidation Proceeds Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Excess Liquidation Proceeds Account.

          On the Business Day prior to each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Certificates on such Distribution Date pursuant to Section 4.01(a), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

          (e) Funds on deposit in a Collection Account, a Junior Loan Custodial Account, a Companion Loan Custodial Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds and the Distribution Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Each Master Servicer shall give notice to the Trustee, the Special Servicers, the Rating Agencies and the Depositor of any new location of the Collection Account maintained by such Master Servicer prior to any change thereof. As of the Closing Date (or the date such account is established, if later), the Distribution Account, the Excess Liquidation Proceeds Account and the Excess Interest Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Master Servicers and the Depositor of any new location of the Distribution Account, the Excess Liquidation Proceeds Account or the Excess Interest Distribution Account, prior to any change thereof.

          (f) With respect to a CBA B Loan from and after the date, if any, on which any CBA A/B Material Default occurs and is continuing with respect to the subject CBA A/B Loan Pair (and, as a result, such CBA B Loan is being serviced hereunder) or the Mortgaged Property securing the subject CBA A/B Loan Pair has become REO Property, and with respect to each other Serviced Companion Loan and Junior Loan from and after the date hereof, the applicable Master Servicer shall establish and maintain, or cause to be established and maintained, a Companion Loan Custodial Account or a Junior Loan Custodial Account, as the case may be, into which such Master Servicer shall deposit or cause to be deposited (if not otherwise required to be deposited in the Collection Account maintained by such Master Servicer) on a daily basis (and in no event later than the Business Day following the receipt of available funds) or shall transfer from general collections on deposit in the Collection Account maintained by such Master Servicer, except as otherwise specifically provided herein (and provided that the subject payment or collection was not and may not otherwise be withdrawn from such Collection Account for any other purpose contemplated by Section 3.05(a) or any other section of this Agreement), the following payments and collections on the applicable Serviced Companion Loan or Junior Loan received after the Cut-off Date (other than payments of principal and interest due and payable on or before the Cut-off Date) and the following payments and collections (other than Principal Prepayments) received on the applicable Serviced Companion Loan or Junior Loan by such Master Servicer on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments or transfers from a debt service reserve account, on account of principal, including principal prepayments, on such Serviced Companion Loan or Junior Loan; and

               (ii) all payments on account of interest, including Excess Interest and Default Interest, on such Serviced Companion Loan or Junior Loan; and

               (iii) all Insurance and Condemnation Proceeds received that are allocable to such Serviced Companion Loan or Junior Loan; and

               (iv) all Liquidation Proceeds received that are allocable to such Serviced Companion Loan or Junior Loan; and

               (v) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c) that relate to such Serviced Companion Loan or Junior Loan, as applicable; and

               (vi) all yield maintenance charges, prepayment premiums and late payment charges received in respect of such Serviced Companion Loan or Junior Loan; and

               (vii) any amounts required to be deposited by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.07(b) in connection with losses on such Serviced Companion Loan or Junior Loan resulting from a deductible clause in a blanket or master force placed hazard insurance policy relating thereto; and

               (viii) any amounts paid by the holder of any A Loan or any mezzanine lender in connection with any purchase option exercised pursuant to the terms of the related Intercreditor Agreement, that are distributable to the related Companion Loan Holder or Junior Loan Holder; and

               (ix) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Companion Loan Custodial Account or Junior Loan Custodial Account.

          The foregoing requirements for deposit by a Master Servicer in a Junior Loan Custodial Account or Companion Loan Custodial Account shall be exclusive, it being understood and agreed that actual payments from a Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that such Master Servicer or the applicable Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by such Master Servicer in such Junior Loan Custodial Account or such Companion Loan Custodial Account. If a Master Servicer for any reason deposits in any Junior Loan Custodial Account or Companion Loan Custodial Account any amount not required to be deposited therein, such Master Servicer may at any time withdraw such amount from such Junior Loan Custodial Account or Companion Loan Custodial Account, notwithstanding any provision in this Agreement to the contrary.

          (g) With respect to any CBA B Loan from and after the date, if any, on which any CBA A/B Material Default occurs and is continuing with respect to the subject CBA A/B Loan Pair (and, as a result, such CBA B Loan is being serviced hereunder) or the Mortgaged Property securing the subject CBA A/B Loan Pair has become REO Property, and with respect to each other Serviced Companion Loan and Junior Loan from and after the date hereof, the applicable Master Servicer shall, as and when required pursuant to the related Intercreditor Agreement and Section 3.05(a), withdraw from the related Junior Loan Custodial Account or Companion Loan Custodial Account and pay to the applicable parties hereunder such amounts as is permitted under the related Intercreditor Agreement and this Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees and the payment of any other servicing expenses and fees relating to the subject Serviced Companion Loan or Junior Loan or any related REO Property and, further, to pay to the related Companion Loan Holder or Junior Loan Holder, as applicable, all amounts to which each of them is entitled in respect of the subject Companion Loan and Junior Loan, respectively, in accordance with the related Intercreditor Agreement. The foregoing payments shall be made in accordance with the priorities set forth in the related Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to the related Companion Loan Holder or Junior Loan Holder, as applicable, shall be made in accordance with the related Intercreditor Agreement.

          (h) Notwithstanding the foregoing or any other provision to the contrary in this Agreement, each Master Servicer may maintain its Collection Account and the respective Junior Loan Custodial Accounts and Companion Loan Custodial Accounts to be maintained by it (if any) as multiple separate sub-accounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be deemed to have been made in the same manner as would be the case if such Collection Account and such respective Junior Loan Custodial Accounts and Companion Loan Custodial Accounts were maintained as multiple separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if such Collection Account and such respective Junior Loan Custodial Accounts and Companion Loan Custodial Accounts were maintained as multiple separate accounts; (iii) such Master Servicer shall make credits and debits to those multiple sub-accounts in a manner consistent with the provisions of this Agreement governing deposits and withdrawals of funds to and from the Collection Accounts, Junior Loan Custodial Accounts and Companion Loan Custodial Accounts, respectively; (iv) such Master Servicer's maintaining such Collection Account and such respective Junior Loan Custodial Accounts and Companion Loan Custodial Accounts as multiple separate sub-accounts of a single Eligible Account (as opposed to in the form of multiple separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders, any Companion Loan Holder or any Junior Loan Holder; and (v) such single Eligible Account shall be entitled substantially as follows: "[name of subject Master Servicer], in trust for [name of Trustee], as Trustee for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, [names of the respective Companion Loan Holders] and [names of respective Junior Loan Holders], as their interests may appear, Collection/Custodial Account".

          (i) Also notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Trustee may maintain the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as four separate subaccounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as four separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as four separate accounts; (iii) the Trustee shall make debits and credits to those four subaccounts in a manner consistent with the provisions of this Agreement governing transfers of funds between the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, as the case may be; (iv) the Trustee's maintaining the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as four separate subaccounts of a single Eligible Account (as opposed to in the form of four separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders; and (v) such single Eligible Account shall be entitled "[name of Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Distribution Account, Excess Interest Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account".

          SECTION 3.05. Permitted Withdrawals from the Collection Accounts and the Distribution Account.

          (a) Each Master Servicer may, from time to time, make withdrawals from its Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Distribution Account the amount required to be remitted pursuant to the first paragraph of Section 3.04(b) and the amount to be applied to make P&I Advances by such Master Servicer pursuant to Section 4.03(a);

               (ii) to remit Excess Interest to the Trustee for deposit in the Excess Interest Distribution Account pursuant to Section 3.04(c);

               (iii) to pay (x) to such Master Servicer or the holder of such Master Servicer's Excess Servicing Strip (subject to Section 3.11(a)) unpaid Master Servicing Fees and any Primary Servicing Fees to which it or such holder is entitled pursuant to Section 3.11(a), and (y) to any Primary Servicer entitled thereto, the related Primary Servicing Fees with respect to the Loans for which such Master Servicer is the applicable Master Servicer (and any related REO Loans), and, in the case of Master Servicer No. 1's Collection Account, the related Primary Servicing Fees with respect to the Beverly Center Companion Loans and the Beverly Center Junior Loans (and any related REO Loans), and (z) to the applicable Special Servicer, any unpaid Special Servicing Fees earned with respect to Specially Serviced Loans and REO Loans for which such Master Servicer is the applicable Master Servicer, as applicable, such Master Servicer's rights, any Primary Servicer's rights and such Special Servicer's rights to payment pursuant to this clause (iii) with respect to any Loan (including (in the case of the applicable Master Servicer) the Mayfair Mall Loan and the Stanford Shopping Center Loan), Serviced Companion Loan, Junior Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Loan (including (in the case of the applicable Master Servicer) the Mayfair Mall Loan and the Stanford Shopping Center Loan), such Serviced Companion Loan or such Junior Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or on or in respect of such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

               (iv) to pay to the applicable Special Servicer unpaid Liquidation Fees and Workout Fees in respect of Serviced Loans, Serviced Companion Loans and Junior Loans as to which the Master Servicer maintaining the subject Collection Account is the applicable Master Servicer (and any related REO Loans), as applicable;

               (v) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances (to the extent not previously reimbursed in the form of a Cure Payment from any Companion Loan Holder or Junior Loan Holder) made by such party with respect to Loans for which such Master Servicer is the applicable Master Servicer and any related REO Loans, such Master Servicer's or the Trustee's right to receive payment pursuant to this clause (v) being limited to amounts received which represent Late Collections of interest (net of the related Master Servicing Fees and Primary Servicing Fees) on and principal of the particular Loans (including, if applicable, the Mayfair Mall Loan and the Stanford Shopping Center Loan) and REO Loans with respect to which such P&I Advances were made;

               (vi) to reimburse itself or the Trustee, as applicable, for unreimbursed Servicing Advances made by such party with respect to any Loans, Serviced Companion Loans and/or Junior Loans for which such Master Servicer is the applicable Master Servicer and/or related REO Properties, such Master Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (vi) with respect to any Loan (including, if applicable, the Mayfair Mall Loan and the Stanford Shopping Center
     Loan), Serviced Companion Loan, Junior Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues);

               (vii) to reimburse itself or the Trustee, as applicable, for Nonrecoverable Advances incurred by such Master Servicer or the Trustee in respect of the Loans, Serviced Companion Loans and Junior Loans, for which such Master Servicer is the applicable Master Servicer (as well as any related REO Loans) and to pay to itself or the Trustee, as applicable, interest accrued and payable on such reimbursed Nonrecoverable Advances, which reimbursement and payment shall be made (subject to Section 1.05(a)) out of general collections on the Loans for which such Master Servicer is the applicable Master Servicer (including the Mayfair Mall Loan and the Stanford Shopping Center Loan, if applicable) and any related REO Properties;

               (viii) at such time as it reimburses itself or the Trustee, as applicable, for (a) any unreimbursed P&I Advance pursuant to clause (v) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(d), or

     (b) any unreimbursed Servicing Advances pursuant to clause (vi) above or pursuant to Section 3.03(a)(ii), to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with
     Section 3.03(d);

               (ix) to reimburse itself, the applicable Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect relating to a Loan (including the Mayfair Mall Loan and the Stanford Shopping Center Loan), Serviced Companion Loan or Junior Loan required to be serviced by such Master Servicer and giving rise to a repurchase obligation of any Responsible Party under Section 7 of the related Mortgage Loan Purchase Agreement or under the Column Performance Guarantee, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Loan being limited to that portion of the Purchase Price paid for such Loan that represents such expense in accordance with clause (vi) of the definition of Purchase Price;

               (x) subject to Section 2.03(b), to reimburse itself, the Trustee or the applicable Special Servicer, as the case may be, out of general collections on the Loans (including the Mayfair Mall Loan and the Stanford Shopping Center Loan) for which such Master Servicer is the applicable Master Servicer and any related REO Properties for any unreimbursed expense reasonably incurred by such Person relating to a Loan (including the Mayfair Mall Loan and the Stanford Shopping Center
     Loan) required to be serviced by such Master Servicer in connection with the enforcement of any Responsible Party's obligations under Section 7 of the related Mortgage Loan Purchase Agreement or under the Column Performance Guarantee, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise;

               (xi) to pay itself, as additional servicing compensation all amounts specified in the fifth and sixth paragraphs of Section 3.11(a); and to pay the applicable Special Servicer, as additional servicing compensation all amounts specified in the second and last paragraphs of
     Section 3.11(b);

               (xii) if and to the extent allocable to the related Servicing Group and/or any related Serviced Companion Loans, Junior Loans and REO Loans, to pay itself, the applicable Special Servicer, the Depositor or any of their respective directors, officers, employees and agents and various other related Persons, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b);

               (xiii) to pay for the cost of any Opinion of Counsel contemplated by Sections 10.01(a) or 10.01(c) in connection with an amendment to this Agreement requested by the Trustee or such Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders; and, if and to the extent allocable to the related Servicing Group and/or any related Serviced Companion Loans, Junior Loans and REO Loans, to pay for (x) the cost of obtaining the REO Extension contemplated by Section 3.16(a) and (y) the fees of the Trustee or the applicable Master Servicer for confirming a Special Servicer's determination of Fair Value of a Defaulted Loan;

               (xiv) to pay out of general collections on the Loans (including the Mayfair Mall Loan and the Stanford Shopping Center Loan, if applicable) for which such Master Servicer is the applicable Master Servicer and any related REO Properties any and all federal, state and local taxes imposed on any Trust REMIC created hereunder or any of its assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicers, the Special Servicers or the Trustee is liable therefor;

               (xv) to reimburse such Master Servicer and the applicable Special Servicer out of general collections on the Loans (including the Mayfair Mall Loan and the Stanford Shopping Center Loan, if applicable) for which such Master Servicer is the applicable Master Servicer and any related REO Properties for expenses incurred by and reimbursable to them by the Trust Fund (which expenses are not otherwise reimbursable pursuant to any other clause of this Section 3.05(a) or pursuant to Section 3.05(b));

               (xvi) to pay such Master Servicer the applicable Special Servicer, the Directing Certificateholder, any Companion Loan Holder, any Junior Loan Holder or any Responsible Party, as the case may be, with respect to each Loan (including the Mayfair Mall Loan and the Stanford Shopping Center Loan, if applicable), Serviced Companion Loan and Junior Loan, if any, previously purchased or replaced by such Person pursuant to this Agreement or the related Intercreditor Agreement (in each case, if such Master Servicer was the applicable Master Servicer), all amounts received thereon subsequent to the date of purchase or replacement, including, in the case of a Responsible Party, all amounts received thereon to which such Responsible Party is entitled under Section 2.03(b);

               (xvii) to reimburse the applicable Special Servicer for the cost of any environmental testing performed at such Special Servicer's direction pursuant to the last sentence of Section 3.09(c) with respect to any Mortgaged Property or REO Property relating to any Loan, Serviced Companion Loan or Junior Loan for which such Master Servicer is the applicable Master Servicer;

               (xviii) to transfer the Excess Liquidation Proceeds on deposit in such Collection Account to the Trustee for deposit in the Excess Liquidation Proceeds Account in accordance with Section 3.04(d);

               (xix) to transfer to the related Companion Loan Custodial Account or Junior Loan Custodial Account, as applicable, all amounts payable to each Beverly Center Companion Loan Holder, the Beverly Center B Loan Holder and the Beverly Center C Loan Holder, respectively, pursuant to Section 4 or Section 5, as applicable, of the Beverly Center All Notes Intercreditor Agreement and, in the case of the respective Beverly Center Companion Loan Holders, further pursuant to the Beverly Center Senior Notes Intercreditor Agreement;

               (xx) to transfer to the related Junior Loan Custodial Account all amounts payable to the related CBA B Loan Holder in respect of any CBA B Loan being serviced hereunder or in respect of any related REO Loan, pursuant to the related CBA Intercreditor Agreement;

               (xxi) to make any payments, in addition to normal remittances, owing by the Trust Fund to any Companion Loan Holder or Junior Loan Holder under the related Intercreditor Agreement;

               (xxii) to recoup any amounts deposited in such Collection Account in error; and

               (xxiii) to clear and terminate such Collection Account at the termination of this Agreement pursuant to Section 9.01;

provided, however, that, in the case of the Beverly Center Total Loan:

               (A) all Special Servicing Fees, Workout Fees and Liquidation Fees, in respect of the Beverly Center Total Loan, and all Advances, interest on Advances and other items that constitute "Costs" under the Beverly Center All Notes Intercreditor Agreement, that are in any event, payable to the applicable Master Servicer, the applicable Special Servicer, the Trustee or any other third party (including any master servicer, special servicer or trustee involved in the securitization of a Beverly Center Companion Loan) pursuant to
          Section 4 or Section 5, as applicable, of the Beverly Center All Notes Intercreditor Agreement, shall be paid out of any and all payments and other collections on or with respect to the Beverly Center Total Loan or any related REO Property distributable pursuant to Section 4 or Section 5, as applicable, of the Beverly Center All Notes Intercreditor Agreement, in the amounts and priority set forth in Section 4 or Section 5, as applicable, of the Beverly Center All Notes Intercreditor Agreement; and

               (B) P&I Advances or any comparable advance (together with interest thereon), Workout Fees and Liquidation Fees payable or reimbursable in respect of any Beverly Center Senior Loan or any successor REO Loan with respect thereto shall not be payable or reimbursable out of amounts payable on any other Beverly Center Senior Loan or any successor REO Loan with respect thereto; and

               (C) no Primary Servicing Fees, Workout Fees and Liquidation Fees earned, and no Advances, interest on Advances and other items that constitute "Costs" (other than Special Servicing Fees and related Nonrecoverable Servicing Advances made hereunder and interest thereon) under the Beverly Center All Notes Intercreditor Agreement attributable to, the Beverly Center Junior Loans, any successor REO Loans with respect thereto, or any particular such mortgage loan or REO Loan, shall in any event be paid out of payments and other collections on the Loans, the Beverly Center Companion Loans and/or any successor REO Loans with respect thereto, and no Special Servicing Fees earned on the Beverly Center Junior Loans, any successor REO Loans with respect thereto, or any particular such mortgage loan or REO Loan, shall in any event be paid out of payments or other collections on the Loans (exclusive of the Beverly Center Total Loan) and/or any successor REO Loans with respect thereto; and

               (D) no fees, costs or expenses allocable to the Loans, any successor REO Loans with respect thereto, or any particular such Loan or REO Loan (exclusive of the Beverly Center Loan or any successor REO Loan with respect thereto) shall be paid out of payments and other collections on, or amounts otherwise payable to the holders of, the Beverly Center Companion Loans, the Beverly Center Junior Loans or any successor REO Loans with respect thereto; and

provided further, however, that in the case of each CBA A/B Loan Pair:

               (A) to the maximum extent permitted by the related CBA Intercreditor Agreement, Special Servicing Fees, Workout Fees, Liquidation Fees, Advances, interest on Advances and all other servicing costs and expenses relating to such CBA A/B Loan Pair or any related REO Property shall be paid or reimbursed, as applicable, out of amounts otherwise payable to the holder of the related CBA B Loan or any successor REO Loan with respect thereto; and

               (B) no fees, costs or expenses, including servicing compensation, allocable to the related CBA B Loan or any successor REO Loan with respect thereto (other than related Nonrecoverable Servicing Advances made hereunder and interest thereon) shall be paid or reimbursed, as applicable, out of any payments or other collections on the Loans and/or any successor REO Loans with respect thereto (exclusive of the related CBA A Loan or any successor REO Loan with respect thereto); and

               (C) no fees, costs or expenses allocable to the Loans, any successor REO Loans with respect thereto or any particular such Loan or REO Loan (exclusive of the related CBA A Loan or any successor REO Loan with respect thereto) shall be paid out of payments and other collections on, or amounts otherwise payable to the holder of, the related CBA B Loan or any successor REO Loan with respect thereto; and

provided further, however, that in the case of any Junior Loan (to the extent not inconsistent with either of the two preceding provisos):

               (A) the applicable Master Servicer shall be entitled to make transfers from time to time, from the related Junior Loan Custodial Account to the applicable Collection Account, of amounts necessary for the payments and/or reimbursements of amounts described above in this Section 3.05(a), including the foregoing two provisos, but only insofar as the payment or reimbursement described therein arises from or is related solely to the Beverly Center Total Loan or the subject CBA A/B Loan Pair, as applicable, or is allocable to the Beverly Center Total Loan or the subject CBA A/B Loan Pair, as applicable, pursuant to this Agreement and, in either case, is allocable to the related Junior Loan pursuant to the related Intercreditor Agreement(s), and such Master Servicer shall also be entitled to make transfers from time to time, from the related Junior Loan Custodial Account to the applicable Collection Account, of amounts transferred to such related Junior Loan Custodial Account in error, and amounts necessary for the clearing and termination of the related Junior Loan Custodial Account pursuant to Section 9.01;

               (B) the applicable Master Servicer shall on the Business Day following receipt of payment from the related Borrower or otherwise, remit to the related Junior Loan Holder any amounts on deposit in the related Junior Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clause (A) above), to the extent that such Junior Loan Holder is entitled thereto under the related Intercreditor Agreement (including, if applicable, by way of the operation of any provision of the related Intercreditor Agreement(s) that entitles the holder of such Junior Loan to reimbursement of cure payments made by it);

and provided further, however, that in the case of any Serviced Companion Loan (to the extent not inconsistent with the third preceding proviso):

               (A) the applicable Master Servicer shall be entitled to make transfers from time to time, from the related Companion Loan Custodial Account to the applicable Collection Account, of amounts necessary for the payments and/or reimbursements of amounts described above in this Section 3.05(a), including the second and third preceding provisos, but only insofar as the payment or reimbursement described therein arises from or is related solely to the subject Loan Combination or is allocable to the subject Loan Combination pursuant to this Agreement and, in either case, is allocable to such Serviced Companion Loan under the related Intercreditor Agreement(s), and such Master Servicer shall also be entitled to make transfers from time to time, from the related Companion Loan Custodial Account to the applicable Collection Account, of amounts transferred to such related Companion Loan Custodial Account in error, and amounts necessary for the clearing and termination of the related Companion Loan Custodial Account pursuant to Section 9.01; and

               (B) the applicable Master Servicer shall on the Business Day following receipt of payment from the related Borrower or otherwise, remit to the related Companion Loan Holder any amounts on deposit in the related Companion Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clause (A) above), to the extent that such Companion Loan Holder is entitled thereto under the related Intercreditor Agreement(s);

          Expenses incurred with respect to each Serviced Loan Combination shall be allocated in accordance with the corresponding Intercreditor Agreement(s).

          If a Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to a Junior Loan, then such Master Servicer shall, if funds on deposit in such Junior Loan Custodial Account are insufficient therefor, request the related Junior Loan Holder to make such payment or reimbursement to the extent such Junior Loan Holder is obligated to make such payment or reimbursement pursuant to the related Intercreditor Agreement. If such Junior Loan Holder fails to make such payment or reimbursement that it is obligated to make within three Business Days following such request, then (subject to the provisos to the first paragraph of this Section

3.05(a)) such Master Servicer shall be entitled to make such payment or reimbursement from the applicable Collection Account. The applicable Master Servicer shall use reasonable efforts to recover any such payment or reimbursement paid out of general collections on the Mortgage Pool from such Junior Loan Holder, and if such payment or reimbursement is subsequently recovered from such Junior Loan Holder, to the extent that any amounts were previously taken by such Master Servicer from general collections on the Mortgage Pool on deposit in its Collection Account, the amount recovered shall be deposited into such Master Servicer's Collection Account and shall not be deposited into the related Junior Loan Custodial Account.

          If a Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to a Companion Loan, then such Master Servicer shall, if funds on deposit in such Companion Loan Custodial Account are insufficient therefor, request the holder of such Companion Loan to make such payment or reimbursement, to the extent the holder of such Companion Loan is obligated to make such payment or reimbursement pursuant to the related Intercreditor Agreement. If such Companion Loan Holder fails to make such payment or reimbursement within three Business Days following such request, then (subject to the provisos to the first paragraph of this Section 3.05(a)) such Master Servicer shall be entitled to make such payment or reimbursement from its Collection Account. The applicable Master Servicer shall use reasonable efforts to recover any such payment or reimbursement paid out of general collections on the Mortgage Pool from such Companion Loan Holder, and if such payment or reimbursement is subsequently recovered from the holder of such Companion Loan, the amount recovered shall be deposited into such Master Servicer's Collection Account and shall not be deposited into the related Companion Loan Custodial Account.

          Subject to the provisions of Section 3.03(c), each Master Servicer shall pay to the applicable Special Servicer from such Master Servicer's Collection Account on each Master Servicer Remittance Date amounts permitted to be paid to such Special Servicer therefrom based upon an Officer's Certificate received from such Special Servicer on the first Business Day following the immediately preceding Determination Date describing the item and amount to which such Special Servicer is entitled. Each Master Servicer may conclusively rely on any such certificate and shall have no duty to re-calculate the amounts stated therein. Each Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from a Collection Account.

          The applicable Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from each Collection Account, Companion Loan Custodial Account and Junior Loan Custodial Account.

          (b) The Trustee, may, from time to time, make or be deemed to make withdrawals from the Distribution Account for any of the following purposes:

               (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01 or Section9.01, as applicable;

               (ii) to pay the Trustee accrued but unpaid Trustee Fees;


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               (iii) to pay (A) to the Trustee or any of its Affiliates,
     directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person hereunder, including pursuant to Section 3.26, 3.30(o), 6.03(a), 6.03(b), 8.05(a) or 8.05(b),
     and (B) to the Person entitled thereto any amounts that would have been paid out of general collections on deposit in a Collection Account pursuant to any of clauses (ix), (x), (xii), (xiii), (xiv) and (xv) of
     Section 3.05(a) if those general collections had been sufficient;

               (iv) to pay for the cost of the Opinion of Counsel contemplated by Section 10.01(c) in connection with any amendment to this Agreement requested by the Trustee;

               (v) to reimburse and pay to itself and, pro rata based on entitlement, the Master Servicers, in that order, for outstanding and unreimbursed Nonrecoverable Advances and accrued and unpaid interest thereon (consistent with Section 1.05(a));

               (vi) on each Distribution Date, to reimburse and pay to itself and the Master Servicers, in the order provided in Section 1.05(c), any outstanding and unreimbursed Workout-Delayed Reimbursement Amounts incurred thereby (with accrued and unpaid interest thereon), in each case only to the extent that such Person is entitled to such reimbursement pursuant to Section 1.05;

               (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01;

               (viii) to transfer amounts required to be transferred to the Interest Reserve Account pursuant to Section 3.28(a); and

               (ix) to recoup any amounts deposited in the Distribution Account in error.

          (c) Notwithstanding anything herein to the contrary, with respect to any Loan, (i) if amounts on deposit in the respective Collection Accounts and the Distribution Accounts are not sufficient to pay the full amount of the Master Servicing Fees listed in Section 3.05(a)(ii) and the Trustee Fee listed in Section 3.05(b)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Master Servicing Fees payable under Section 3.05(a)(ii) and
(ii) if amounts on deposit in the respective Collection Accounts are not sufficient to reimburse the full amount of Advances listed in Sections 3.05(a)(v), (vi) and (vii), then reimbursements shall be paid first to the Trustee, and then to the applicable Master Servicer.

          SECTION 3.06. Investment of Funds in the Collection Accounts, Companion Loan Custodial Accounts, Junior
                         Loan Custodial Accounts, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, REO Accounts, Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account.

          (a) (i) Each Master Servicer may direct any depository institution maintaining for such Master Servicer a Collection Account, a Junior Loan Custodial Account, a Companion Loan Custodial Account, any Servicing Account, any Cash Collateral Account and any Lock-Box Account (any of the foregoing accounts listed in this clause (i) for purposes of this Section 3.06, a "Master Servicer Account"), (ii) a Special Servicer may direct any depository institution maintaining for such


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Special Servicer an REO Account and (iii) the Trustee may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account (any of the foregoing accounts listed in this clause (iii) for purposes of this Section 3.06, a "Trustee Account"; and any of the Master Servicer Accounts, REO Accounts and Trustee Accounts for purposes of this
Section 3.06, an "Investment Account"), to invest (or if such depository institution is such Master Servicer, such Special Servicer or the Trustee, as applicable, it may itself invest) the funds held therein solely in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (A) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon, and (B) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such).

          The applicable Master Servicer (in the case of any Master Servicer Account) or the applicable Special Servicer (in the case of an REO Account), on behalf of the Trustee, or the Trustee in its capacity as such (in the case of any Trustee Account) shall maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security", as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the applicable Master Servicer (in the case of a Permitted Investment of funds on deposit in any Master Servicer Account) or the applicable Special Servicer (in the case of a Permitted Investment of funds on deposit in an REO Account) shall constitute possession by the Trustee, as secured party, for purposes of
Section 9-313 of the UCC and any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the applicable Master Servicer (in the case of any Master Servicer Account), the applicable Special Servicer (in the case of an REO Account) or the Trustee (in the case of any Trustee Account) shall:

               (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

               (ii) demand payment of all amounts due thereunder promptly upon determination by the applicable Master Servicer, the applicable Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the subject Investment Account.

          (b) Interest and investment income realized on funds and deposited in each of the Master Servicer Accounts to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date shall be for the sole and exclusive benefit of the applicable Master Servicer to the extent not required to be paid to the related Borrower and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03, 3.04 or 3.05, as the case may be. Interest and investment income realized on funds deposited in an REO Account, to the extent of the Net


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Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date, shall be for the sole and exclusive benefit of the related Special Servicer, but shall be subject to withdrawal in accordance with Section 3.16(c). Interest and investment income realized on funds and deposited in each of the Trustee Accounts, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(a), 3.04(d) or 3.28(b), as the case may be. If any loss shall be incurred in respect of any Permitted Investment directed to be made by a Master Servicer, a Special Servicer or the Trustee, as applicable, in connection with funds on deposit in any of the Master Servicer Accounts (in the case of a Master Servicer), any of the REO Accounts (in the case of a Special Servicer) or any of the Trustee Accounts (in the case of the Trustee) maintained by such Master Servicer, such Special Servicer or the Trustee, then such Master Servicer, such Special Servicer or the Trustee, as applicable, shall deposit therein, no later than the next succeeding Master Servicer Remittance Date (or, in the case of the Trustee and the Trustee Accounts (exclusive of the Excess Liquidation Proceeds
Distribution Account), no later than the next succeeding Distribution Date), without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from and including the immediately preceding Distribution Date (or, in the case of the Trustee and the Trustee Accounts (exclusive of the Excess Liquidation Proceeds Distribution Account), from and including the first Business Day following the immediately preceding Distribution Date) to and including such Master Servicer Remittance Date (or, in the case of the Trustee and the Trustee Accounts (exclusive of the Excess Liquidation Proceeds Distribution Account), to and including the subject Distribution Date).

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          (d) Notwithstanding the investment of funds held in a Collection Account or the Distribution Account pursuant to this Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

          SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

          (a) The applicable Master Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to cause the Borrower to maintain the insurance coverage required by the terms of the related Note and Mortgage, or if the Borrower does not so maintain such insurance coverage, shall itself maintain for each Serviced Loan and Serviced Loan Combination any Insurance Policy coverage as is required under the related Mortgage (to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property and to the extent such Insurance Policy coverage is available at commercially reasonable rates, as determined by such Master Servicer in accordance with the Servicing Standard); provided, however, that, subject to
Section 3.07(f), if any Mortgage permits the holder thereof to dictate to the Borrower the Insurance Policy coverage to be maintained on such Mortgaged Property, the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall impose such insurance requirements as are consistent with the Servicing Standard. As to each Serviced Loan and Serviced Loan Combination, the applicable Master Servicer shall use its reasonable efforts to cause the related Borrower to maintain, and if the related Borrower does not so maintain, the applicable Master Servicer shall maintain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar act to the extent not prohibited by the terms of the related Loan Documents; provided, however, that the applicable Master Servicer will not be obligated to require any Borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related Loan Documents or by the related Mortgage Loan Seller immediately prior to the Closing Date, unless such Master Servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the Closing Date (if less than what is required by the related Loan Documents) would not be commercially reasonable for property of the same type, size and/or location as the related Mortgaged Property and the applicable Special Servicer, with the consent of the Directing Certificateholder (which consent shall be obtained by the applicable Special Servicer), approves such determination. Notwithstanding the foregoing, the applicable Master Servicer shall not be required to call a default under a Serviced Loan or Serviced Loan Combination if the related Borrower fails to maintain such insurance, and such Master Servicer shall not be required to maintain such insurance, if, in each case, the applicable Special Servicer consents, after receiving such Master Servicer's recommendation (including a summary of such Master Servicer's efforts and research with respect to such insurance, along with other information the applicable Special Servicer may reasonably request), and with the Directing Certificateholder's (or, in the case of the Beverly Center Total Loan, the Beverly Center Controlling Holder's) approval (which approval shall be obtained by the applicable Special Servicer), to such Master Servicer's determination based upon information reasonably available to such Master Servicer after due inquiry in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located or (b) such insurance is not available at any rate. Subject to Section 3.17(a), the applicable Special Servicer shall maintain for each REO Property acquired in respect of a Serviced Loan or Serviced Loan Combination no less Insurance Policy coverage than was previously required of the Borrower under the related Loan Documents or, at such Special Servicer's election, with the Directing Certificateholder's consent (which consent shall be obtained by the applicable Special Servicer), coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

          All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the applicable Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Serviced Loans and Serviced Loan Combinations) or the applicable Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) include coverage in an amount not less than the lesser of the full replacement cost of the improvements which are a part of the Mortgaged Property or the outstanding principal balance owing on the related Serviced Loan or Serviced Loan Combination, as applicable, but in any case in such an amount so as to avoid the application of any co-insurance clause,
(iii) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Loan Documents) and (iv) be issued by either (x) a Qualified Insurer or (y) for any Insurance Policy being maintained by the related Borrower, an insurance carrier meeting the requirements of the related Mortgage, (provided that such insurance carrier is authorized under applicable law to issue such Insurance Policies). Any amounts collected by a Master Servicer or Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged

Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard and the provisions of the related Loan) shall be deposited in the Collection Account maintained by the applicable Master Servicer, subject to withdrawal pursuant to Section 3.05(a).

          Any costs incurred by the applicable Master Servicer in maintaining any such Insurance Policies in respect of Serviced Loans and Serviced Loan Combinations if the Borrower defaults on its obligation to maintain such Insurance Policies shall be advanced by such Master Servicer as a Servicing Advance. The amounts so advanced shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Loan, notwithstanding that the terms of such Loan so permit. Any cost incurred by the applicable Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust Fund payable out of such Special Servicer's REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the applicable Master Servicer as a Servicing Advance.

          If a Master Servicer or Special Servicer obtains and maintains a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Serviced Loans, Serviced Companion Loans and Junior Loans or related REO Properties, as the case may be, required to be serviced and administered by such Master Servicer or Special Servicer hereunder, and such Insurance Policy provides protection equivalent to the individual policies otherwise required, then such Master Servicer or such Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such blanket Insurance Policy may contain a deductible clause, in which case if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, the applicable Master Servicer or the applicable Special Servicer shall promptly deposit into the Collection Account maintained by the applicable Master Servicer from such Master Servicer's or such Special Servicer's own funds the portion of such loss or losses that would have been covered under the individual policy (giving effect to any deductible limitation or, in the absence of such deductible limitation, the deductible limitation that is consistent with the Servicing Standard) but is not covered under the blanket Insurance Policy because of such deductible clause. In connection with its activities as administrator and servicer of the Serviced Loans, Serviced Companion Loans and Junior Loans for which it is the applicable Master Servicer, each Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders and, in case of a Serviced Loan Combination, the related Companion Loan Holder(s), if any, and the related Junior Loan Holder(s), if any, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. Each Special Servicer, to the extent consistent with the Servicing Standard, may maintain earthquake insurance on REO Properties for which it is the applicable Special Servicer, provided coverage is available at commercially reasonable rates.

          (b) If a Master Servicer or Special Servicer causes any Mortgaged Property to be covered by a master single interest Insurance Policy with a Qualified Insurer naming such Master Servicer or such Special Servicer, as the case may be, as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, such Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties. If a Master Servicer or Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by such master single interest Insurance Policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the applicable Master Servicer as a Servicing Advance. Such master single interest Insurance Policy may contain a deductible clause, in which case the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall, if (A) there shall not have been maintained on the related Mortgaged Property (other than the Mayfair Mall Property or the Stanford Shopping Center Property) or REO Property a policy otherwise complying with the provisions of
Section 3.07(a) and (B) there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Collection Account maintained by the applicable Master Servicer from such Master Servicer's or such Special Servicer's own funds the amount not otherwise payable under the master single interest Insurance Policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Serviced Loan or Serviced Loan Combination, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

          (c) Each of the Master Servicers and Special Servicers shall maintain, at their own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy with a Qualified Insurer, with broad coverage on all of its officers or employees acting in any capacity requiring such persons to handle funds, money, documents or paper relating to the Loans, Companion Loans and/or Junior Loans ("Master Servicer Employees", in the case of a Master Servicer, and "Special Servicer Employees", in the case of a Special Servicer). Any such Fidelity Bond and errors and omissions insurance shall protect and insure such Master Servicer or such Special Servicer, as applicable, against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to the Agreement and negligent acts of such Master Servicer's Master Servicer Employees or such Special Servicer's Special Servicer Employees, as applicable. The errors and omissions policy of a Master Servicer or Special Servicer, as applicable, shall also protect and insure such Master Servicer or such Special Servicer, as applicable, against losses in connection with the release or satisfaction of a Serviced Loan or Serviced Loan Combination without having obtained payment in full of the indebtedness secured thereby. No provision of this Section requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve any Master Servicer or Special Servicer from its duties and obligations as set forth in this Agreement.

          The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the greater of (i) the amount necessary for the applicable Master Servicer or applicable Special Servicer to qualify as a FNMA or FHLMC servicer or in an amount that would meet the requirements of prudent institutional commercial mortgage loan servicers for similar transactions, and (ii) $1,000,000. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of a Master Servicer or Special Servicer (or its immediate or remote parent) is rated at least "A1" by Moody's, "A" by S&P and, solely if Fitch is rating a mortgage-backed securitization that includes any Serviced Companion Loan that is in the applicable Master Servicer's or Special Servicer's Servicing Group, "A" by Fitch, such Master Servicer or such Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a Fidelity Bond and such errors and omissions policy. Coverage of a Master Servicer or a Special Servicer under a policy or bond obtained by an Affiliate of such Master Servicer or such Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

          Each of the Special Servicers and Master Servicers shall promptly report in writing to the Trustee any material changes that may occur in its respective Fidelity Bonds, if any, and/or its respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

          (d) With respect to the Serviced Loans or Serviced Loan Combinations that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the applicable Master Servicer to continue to require the related Borrower to maintain earthquake insurance, the applicable Master Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (i), required by the related Serviced Loan or Serviced Loan Combination and in the amount, in the case of clause (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates.

          (e) Each Master Servicer and each Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action is required to be taken under each insurance policy relating to a Serviced Loan or Serviced Loan Combination for which it is the applicable Master Servicer or the applicable Special Servicer, as the case may be, to realize the full value of such policy for the benefit of Certificateholders (and, if a Serviced Loan Combination is involved, the related Companion Loan Holder(s), if any, and/or Junior Loan Holder(s), if any).

          (f) If, as of the Closing Date, a Mortgaged Property (other than an REO Property) securing a Serviced Loan or Serviced Loan Combination shall be in a federally designated special flood hazard area (if flood insurance has been made available), or if the applicable Master Servicer becomes aware, in performing its duties under this Agreement, that such a Mortgaged Property becomes located in such area by virtue of remapping conducted by the Federal Emergency Management Agency, then the applicable Master Servicer will use its reasonable efforts to cause the related Borrower (in accordance with applicable law and the terms of the related Loan Documents) to maintain, and, if the related Borrower shall default in any such obligation to so maintain, the applicable Master Servicer shall itself maintain, to the extent available at commercially reasonable rates (as determined by such Master Servicer in accordance with the Servicing Standard) and the Trustee as mortgagee has an insurable interest in the subject Mortgaged Property, flood insurance in respect thereof, but only to the extent the related Serviced Loan or Serviced Loan Combination permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the least of (i) the unpaid principal balance of the related Serviced Loan or Serviced Loan Combination,
(ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Loan Documents. If the cost of any insurance described above is not borne by the Borrower, the applicable Master Servicer shall promptly make a Servicing Advance for such costs, subject to Section 3.03(c).

          (g) During all such times as any REO Property acquired in respect of a Serviced Loan or Serviced Loan Combination is located in a federally designated special flood hazard area, the applicable Special Servicer shall cause to be maintained, to the extent available at commercially reasonable rates (as determined by such Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance

Administration in an amount equal to the least of (i) the unpaid principal balance of the related Serviced Loan or Serviced Loan Combination, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Loan Documents. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the applicable Master Servicer as a Servicing Advance.

          (h) The applicable Master Servicer shall, to the extent permitted by the related Loan Documents, require that each policy of business income insurance maintained by a Borrower under any Serviced Loan have a minimum term of at least 12 months.

          (i) Within 45 days after the Closing Date, the applicable Master Servicer shall notify each Environmental Insurer under any Environmental Insurance Policy relating to a Serviced Loan or Serviced Combination Loan for which such Master Servicer is the applicable Master Servicer that (A) both such Master Servicer and the applicable Special Servicer shall be sent notices under such Environmental Insurance Policy and (B) the Trustee, on behalf of the Trust, shall be the loss payee under such Environmental Insurance Policy. The applicable Master Servicer and the applicable Special Servicer shall abide by the terms and conditions precedent to payment of claims under such Environmental Insurance Policy and shall take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, such policy.

          (j) In the event that the applicable Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Serviced Loan or Serviced Combination Loan covered thereby, such Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standards, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standards which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders (and, if such Insured Environmental Event relates to any Serviced Loan Combination, for the benefit of any related Companion Loan Holder and/or related Junior Loan Holder, as the case may be). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standards under an Environmental Insurance Policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a Servicing Advance.

          In the event that the applicable Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more of the Serviced Loans or Serviced Combination Loans, such Master Servicer shall, within three Business Days after receipt of such notice, notify the applicable Special Servicer, the Directing Certificateholder, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the applicable Master Servicer or the applicable Special Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Loan Documents.


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          SECTION 3.08.  Enforcement of Due-On-Sale and Due-On-Encumbrance
                         Clauses; Assumption Agreements; Defeasance Provisions; Other Provisions.

          (a) As to each Serviced Loan or Serviced Loan Combination which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

               (i) provides that such Serviced Loan or Serviced Loan Combination shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related Borrower, or

               (ii) provides that such Serviced Loan or Serviced Loan Combination may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

the applicable Master Servicer shall (for any Loan that is not a Specially Serviced Loan) provide notice to the applicable Special Servicer of any request for a waiver thereof, and the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall enforce such due-on-sale clause, unless such Master Servicer or such Special Servicer, as applicable, determines, in accordance with the Servicing Standard, and subject to Section 3.08(d) and either Section 3.21(e) or Section 3.32, as applicable, that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent. If the applicable Master Servicer or the applicable Special Servicer, as applicable, determines that
(1) not declaring an Event of Default (as defined in the related Mortgage) or
(2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (x) the credit status of the prospective transferee is in compliance with the Servicing Standard and the terms of the related Mortgage and (y) with respect to any Loan which is a Significant Loan, the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall have received written confirmation from each of the Rating Agencies that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates or, if such Loan is the Beverly Center Loan, the certificates issued pursuant to any securitization containing any related Companion Loan. The applicable Master Servicer or the applicable Special Servicer, as the case may be, shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

          (b) None of the Master Servicers or Special Servicers shall (x) consent to the foreclosure of any Mezzanine Loan other than by a Permitted Mezzanine Loan Holder or (y) consent to the transfer of any Mezzanine Loan except to a Permitted Mezzanine Loan Holder, except, in each case, as otherwise provided in Section 3.08(a). Neither the consent of the applicable Master Servicer nor the consent of the applicable Special Servicer shall be required for the foreclosure by a Permitted Mezzanine Loan Holder if an event of default has been declared under the related Serviced Loan or Serviced Loan Combination (and each Rating Agency has been notified of such event of default), if such consent is not required in the related mezzanine intercreditor agreement, and the related mezzanine lender complies with the applicable conditions set forth in the related intercreditor agreement.

          (c) As to each Serviced Loan or Serviced Loan Combination which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

               (i) provides that such Serviced Loan or Serviced Loan Combination shall (or, at the mortgagee's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property, or

               (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

the applicable Master Servicer shall provide notice to the applicable Special Servicer of any request for a waiver thereof, and the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall enforce such due-on-encumbrance clause and in connection therewith shall (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the applicable Master Servicer or the applicable Special Servicer, as the case may be, (x) determines, in accordance with the Servicing Standard, and subject to Section 3.08(d) and either Section 3.21(e) or 3.32, as applicable, that (1) not accelerating payments on such Loan or (2) granting such consent would result in a greater recovery (or an equal recovery, provided the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a present value basis (discounting at the related Mortgage
Rate) than would enforcement of such clause or the failure to grant such consent and (y) with respect to any Loan that is (1) a Significant Loan or (2) together with the proposed subordinate debt would have a combined debt service coverage ratio of less than 1.20x or a combined loan-to-value ratio of 85% or greater, has received written confirmation from each of the Rating Agencies to the effect that (1) not accelerating such payments or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates or, if such Loan is the Beverly Center Loan, the certificates issued pursuant to any securitization containing any Beverly Center Companion Loan. To the extent permitted by the Loan Documents, the applicable Master Servicer or the applicable Special Servicer, as the case may be, will use reasonable efforts to cause the Borrower to pay the costs associated with such Rating Agency confirmation, otherwise it is considered a Trust Fund expense.

          (d) Notwithstanding subsections (a) and (c) above, in no event shall the applicable Master Servicer waive any rights under a "due-on-sale" or "due-on-encumbrance" clause with respect to any Serviced Loan or Serviced Loan Combination unless (i) the applicable Master Servicer shall have notified the applicable Special Servicer of such waiver, (ii) the applicable Master Servicer shall have submitted the applicable Master Servicer's written recommendation and analysis to the applicable Special Servicer, (iii) the applicable Master Servicer shall have submitted to the applicable Special Servicer the documents within the possession of the applicable Master Servicer that are reasonably requested by the applicable Special Servicer, (iv) the applicable Special Servicer shall have approved such waiver (which approval shall, except in the case of the Beverly Center Loan, be deemed granted if not denied within 15 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request), notified the Directing Certificateholder (or, in the case of the Beverly Center Loan, the Beverly Center Controlling Holder) of the request for the waiver and of its own approval and submitted to the

Directing Certificateholder (or, in the case of the Beverly Center Loan, the Beverly Center Controlling Holder) each of the documents submitted to the applicable Special Servicer by the applicable Master Servicer and (v) the Directing Certificateholder (or, in the case of the Beverly Center Loan, the Beverly Center Controlling Holder) shall have informed the applicable Special Servicer that it has approved (such approval subject to the last paragraph of Section 3.21(e) or the penultimate paragraph of Section 3.32(b), as applicable), such waiver; provided, however, that the applicable Special Servicer shall advise the Directing Certificateholder (or, in the case of the Beverly Center Loan, to the Beverly Center Controlling Holder) of its approval (if any) of such waiver promptly (but in no case to exceed 10 Business Days) following its receipt of such notice, recommendations, analysis, and reasonably requested documents from the applicable Master Servicer; and, provided, further, that, except in the case of the Beverly Center Loan, if the Directing Certificateholder does not reject such recommendation within five Business Days of its receipt of the applicable Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request, then the waiver shall be deemed approved.

          Notwithstanding the foregoing provisions, and regardless of whether a particular Co-op Loan in Servicing Group 3 contains specific provisions regarding the incurrence of subordinate debt, or prohibits the incurrence of subordinate debt, or requires the consent of the mortgagee in order to incur subordinate debt, Master Servicer No. 3 may, nevertheless, in accordance with the Servicing Standard, without the need to obtain any consent hereunder (and without the need to obtain a ratings confirmation), permit the related Borrower to incur subordinate debt if the NCB Subordinate Debt Conditions have been met (as certified in writing to the Trustee and the Directing Certificateholder by Master Servicer No. 3 no later than five Business Days prior to the making of the subject subordinate loan without right of reimbursement from the Trust) which certification shall include notice of the circumstances of the waiver, including information necessary for the Directing Certificateholder to determine whether the NCB Subordinate Debt Conditions have been satisfied); provided that, subject to the related Loan Documents and applicable law, Master Servicer No. 3 shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Co-op Loan, pursuant to this paragraph, unless in any such case, all associated costs and expenses are covered without any expense to the Trust; and provided, further, that this paragraph only applies to Co-op Loans that are in Servicing Group 3.

          (e) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Serviced Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

          (f) Except as otherwise permitted by Section 3.20, no Master Servicer or Special Servicer shall agree to modify, waive or amend any term of any Serviced Loan or Serviced Loan Combination in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

          (g) Notwithstanding any other provisions of this Section 3.08, the applicable Master Servicer may grant a Borrower's request for consent to subject the related Mortgaged Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Serviced Loan to such easement, right-of-way or similar agreement, provided that such Master Servicer shall have determined (i) in accordance with the Servicing Standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such Mortgage and will not materially and adversely affect the value of such Mortgaged Property and (ii) that no Trust REMIC will fail to qualify as a REMIC as a result thereof and that no tax on "prohibited transactions" or "contributions" after the Closing Date would be imposed on any Trust REMIC as a result thereof, provided, further, that such Master Servicer shall cause the Borrower to pay the costs (including attorneys' fees and expenses) associated with the determination described in clause (ii).

          (h) With respect to any Serviced Loan, Serviced Companion Loan or Junior Loan that permits release of Mortgaged Properties through defeasance (each, a "Defeasance Loan"), to the extent permitted under the related Loan
Documents:

               (i) The applicable Master Servicer shall effect such defeasance only through the purchase of non-callable government securities satisfying the REMIC Provisions and which are acceptable to the Rating Agencies as defeasance collateral ("Defeasance Collateral"), which purchase shall be made in accordance with the terms of such Defeasance Loan (except that such Master Servicer is authorized to accept Defeasance Collateral meeting the foregoing requirements in spite of more restrictive requirements of the related Loan Documents); provided, however, that such Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until such Defeasance Collateral has been identified, and provided, further, that no defeasance shall be accepted within two years after the Closing Date.

               (ii) If such Serviced Loan, Serviced Companion Loan or Junior Loan permits the assumption of the obligations of the related Borrower by a successor Borrower, the applicable Master Servicer shall cause the Borrower or such successor Borrower to pay all expenses incurred in connection with the establishment of a successor Borrower that shall be a Single-Purpose Entity and to cause an assumption by such successor Borrower of the defeased obligations under the related Note. At Borrower's expense, such Master Servicer shall be permitted to establish a single Single-Purpose Entity to assume the defeased obligations under all of the Serviced Loan(s), Serviced Companion Loan(s) and/or Junior Loan(s) that will be defeased.

               (iii) The applicable Master Servicer shall cause to be delivered an Opinion of Counsel, at such Borrower's expense, to the effect that the assignment of the Defeasance Collateral to the Trustee is valid and enforceable (subject to certain customary limitations) and that the Trustee has a first priority security interest in the Defeasance Collateral.

               (iv) The applicable Master Servicer shall obtain, at the related Borrower's expense, a certificate from an Independent certified public accountant certifying that the Defeasance Collateral is sufficient to make all scheduled payments under the related Note.

               (v) Prior to permitting release of any Mortgaged Property through defeasance, (X) with respect to S&P, (a) if such defeasance or partial defeasance or such Mortgaged Property relates to (1) any Serviced Loan that represents one of the 10 largest Loans (which for purposes of this clause (v) shall include groups of Crossed Loans and groups of Loans made to affiliated Borrowers) or (2) has a Stated Principal Balance at the time of defeasance of more than $20,000,000 or represents more than 5% of the aggregate Stated Principal Balance of all Loans at such time, the applicable Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from S&P that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; provided that, in the case of any Loan that is not a Loan covered by clause (1) or (2), the applicable Master Servicer shall required to obtain confirmation from S&P unless the applicable Master Servicer delivers to S&P a notice in the form attached hereto as Exhibit P and (b) in the case of the Beverly Center Total Loan, the applicable Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from S&P that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the certificates issued pursuant to the securitization containing any related Companion Loan and (Y) with respect to Moody's, if such defeasance or partial defeasance or such Mortgaged Property relates to any Loan that represents one of the 10 largest Loans of all Loans at such time, the applicable Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from Moody's that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

               (vi) Subject to the related Loan Documents, neither the applicable Master Servicer nor the applicable Special Servicer shall permit the release of any Mortgaged Property through defeasance unless the related Borrower establishes to the satisfaction of such Master Servicer or such Special Servicer, as the case may be, that the lien on such Mortgaged Property will be released to facilitate the disposition thereof or to facilitate any other customary commercial transaction.

               (vii) Prior to permitting release of any Mortgaged Property through defeasance, if the related Loan so requires and provides for the related Borrower to pay the cost thereof, the applicable Master Servicer shall require such Borrower to deliver or cause to be delivered an Opinion of Counsel to the effect that such release will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund or any Trust REMIC or, if applicable, any REMIC formed under the securitization which contains the related Companion Loan under the REMIC Provisions.

               (viii) Neither the applicable Master Servicer nor the applicable Special Servicer shall permit a partial defeasance with respect to any Serviced Loan, Serviced Companion Loan or Junior Loan unless the value of the Defeasance Collateral is at least the amount required pursuant to the related Loan Documents with respect to such partial defeasance.

To the extent not prohibited under the related Loan Documents, any costs to the applicable Master Servicer of obtaining legal advice to make the determinations required to be made by it pursuant to this Section 3.08(h), or obtaining the Rating Agency confirmations required by this Section 3.08(h), shall be borne by the related Borrower as a condition to such Master Servicer's obligation to effect the defeasance of the related Serviced Loan, Serviced Companion Loan or Junior Loan or advanced as a Servicing Advance by such Master Servicer, and otherwise shall be a Trust Fund expense. The applicable Master Servicer shall deliver all documents relating to the defeasance of any Serviced Loan to the Trustee for inclusion in the related Mortgage File.

          (i) With respect to any Serviced Loan or Serviced Loan Combination that permits the related Borrower to incur subordinate indebtedness secured by the related Mortgaged Property or by interests in the related Borrower, except for Co-op Loans as to which the NCB Subordinate Debt Conditions are satisfied, the applicable Master Servicer or the applicable Special Servicer shall enforce the rights of the lender, if any, under the Loan Documents to require such Borrower to require the lender of such subordinate indebtedness to enter into a subordination and standstill agreement with the lender. The applicable Master Servicer or Special Servicer, as appropriate, shall process such documentation.

          (j) With respect to any Serviced Loan or Serviced Companion Loan, subject to the related Loan Documents, neither the applicable Master Servicer nor the applicable Special Servicer shall permit the related Borrower to substitute any real property, any rights with respect to real property, or any other real property interest whatsoever for the Mortgaged Property securing such Serviced Loan or Serviced Companion Loan, as applicable, as of the Closing Date without receipt of (i) an Opinion of Counsel, at the expense of the Borrower, to the effect that the substitution will not cause such Serviced Loan or Serviced Companion Loan, as applicable, to fail to qualify as a "qualified mortgage" as defined under Section 860G(a)(3) of the Code while such Serviced Loan is owned by a Trust REMIC or while such Serviced Companion Loan is owned by a REMIC and (ii) with respect to any Loan that, individually or together with all other Loans, if any, that are in the same Crossed Group as such Loan, is one of the 10 largest Loans by Stated Principal Balance of all Loans at such time, confirmation from S&P and Moody's that such substitution of any real property, any rights with respect to real property, or any other property interest whatsoever for the Mortgaged Property securing such Loan will not cause a withdrawal, downgrade or qualification of the then-current ratings of the Certificates.

          SECTION 3.09. Realization Upon Defaulted Loans.

          (a) Each Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of any property securing such Loans (other than the Mayfair Mall Loan and the Stanford Shopping Center
Loan), Serviced Companion Loans and/or Junior Loans for which it is the applicable Special Servicer as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. In any case in which a Mortgaged Property shall have suffered damage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07, the applicable Master Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the applicable Special Servicer has determined in its reasonable judgment in accordance with the Servicing Standard that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders (and, in the case of any Serviced Loan Combination, any related Companion Loan Holder(s) and/or Junior Loan Holder(s), as applicable), taken as a collective whole, after reimbursement to the applicable Master Servicer for such Servicing Advance and interest thereon and such Master Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by such Master Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a). The applicable Master Servicer shall, subject to Section 3.03(c), make Servicing Advances to cover all costs and expenses incurred by the applicable Special Servicer in any such proceedings, provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. The applicable Master Servicer may pay out of such Master Servicer's Collection Account as an expense of the Trust Fund costs or expenses that would otherwise be determined to be a Nonrecoverable Servicing Advance as and to the extent provided in the next to last paragraph of Section 3.03(c).

          Nothing contained in this Section 3.09 shall be construed to require the applicable Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by such Special Servicer in its reasonable judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Loan or Serviced Loan Combination, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the applicable Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Specially Serviced Loan, whether for purposes of bidding at foreclosure or otherwise, such Special Servicer is authorized to have an Appraisal performed with respect to such property, the cost of which Appraisal shall be paid by the applicable Master Servicer as a Servicing Advance.

          (b) The applicable Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the applicable Special Servicer; or

               (ii) the applicable Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on any Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Loan REMIC Regular Interest, Uncertificated Lower-Tier Interest or Certificate is outstanding.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, the applicable Special Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders and, with respect to any Serviced Loan Combination, the related Companion Loan Holder(s) and/or Junior Loan Holder(s), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) such Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed within the preceding 12 months by an Independent Person who regularly conducts Environmental Assessments and/or the existence of an Environmental Insurance Policy covering such Mortgaged Property, that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged

     Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

               (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

          The cost of any such Environmental Assessment and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the applicable Master Servicer as a Servicing Advance. If any such Environmental Assessment so warrants, the applicable Special Servicer shall, at the expense of the Trust Fund (or, if the Beverly Center Total Loan is involved, at the expense of the Trust Fund, the Beverly Center Companion Loan Holders and the Beverly Center Junior Loan Holders, allocable between them as provided in the Beverly Center All Notes Intercreditor Agreement and the Beverly Center Senior Notes Intercreditor Agreement), perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the second preceding sentence have been satisfied.

          (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Specially Serviced Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of the related Mortgage Loan Purchase Agreement for which the related Mortgage Loan Seller or other Responsible Party could be required to repurchase such Defaulted Loan pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or pursuant to the Column Performance Guarantee, then the applicable Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (and in the case of any Serviced Loan Combination, of the related Companion Loan Holder(s) and/or Junior Loan Holder(s)), taken as a collective whole, and consistent with the Servicing Standard (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

          (e) The applicable Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the applicable Master Servicer, the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Serviced Loan Combination, if such Environmental Assessment relates to such Serviced Loan Combination, to each related Companion Loan Holder and/or Junior Loan Holder, as applicable, monthly regarding any actions taken by such Special Servicer with respect to any Mortgaged Property securing a Specially Serviced Loan as to which the environmental testing contemplated in subsection
(c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase or replacement of the related Loan by the related Responsible Party or release of the lien of the related Mortgage on such Mortgaged Property. The

Trustee shall, upon request, forward all such reports to the Certificateholders (at the expense of the requesting party) and each Rating Agency.

          (f) The applicable Master Servicer shall report to the Internal Revenue Service and the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property that is abandoned or foreclosed, the receipt of mortgage interest received in a trade or business and the forgiveness of indebtedness with respect to any Mortgaged Property required by Sections 6050J, 6050H and 6050P, respectively, of the Code. Annually in each January, the applicable Special Servicer shall provide the applicable Master Servicer with all information or reports necessary to enable the applicable Master Servicer to fulfill its obligations under this Section 3.09(f) (and shall from time to time provide additional information or reports promptly upon such Master Servicer's request therefor). The applicable Master Servicer shall deliver a copy of any such report to the Trustee and the applicable Special Servicer.

          (g) The applicable Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the subject Serviced Loan permit such an action.

          (h) The applicable Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the applicable Master Servicer and if related to a Serviced Loan Combination, to each related Companion Loan Holder and/or Junior Loan Holder, as applicable, no later than the next succeeding P&I Advance Determination Date.

          SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

          (a) Upon the payment in full of any Loan, the purchase of an A Loan by a related Junior Loan Holder or Companion Loan Holder pursuant to the related Intercreditor Agreement, the purchase of any Loan by the holder of a related mezzanine loan in connection with a default pursuant to any related mezzanine loan intercreditor agreement or the receipt by the applicable Master Servicer or the applicable Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the applicable Master Servicer or applicable Special Servicer will promptly notify the Trustee and request delivery of the related Mortgage File and, in the case of the payment of in full of any Serviced Companion Loan or Junior Loan or the purchase thereof by the holder of a related mezzanine loan, the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall promptly so notify each related Companion Loan Holder and/or the related Junior Loan Holder and request delivery to it of the related Note. Any such notice and request shall be in the form of a Request for Release (and shall include two copies) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Master Servicer's Collection Account pursuant to Section 3.04(a) or remitted to the applicable Master Servicer to enable such deposit, have been or will be so deposited. Within six Business Days (or within such shorter period as release can reasonably be accomplished if the applicable Master Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee (or, to the extent provided in

Section 3.01(b), the applicable Master Servicer or the applicable Special Servicer, as applicable) shall execute such instruments of satisfaction, deeds of reconveyance and other documents as shall have been furnished to it by the applicable Master Servicer, and the Trustee shall release and deliver the related Mortgage File to the applicable Master Servicer or applicable Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to any account maintained hereunder.

          (b) From time to time as is appropriate for servicing or foreclosure of any Serviced Loan, Serviced Companion Loan or Junior Loan, the applicable Master Servicer or the applicable Special Servicer shall deliver to the Trustee two copies of a Request for Release signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer). Upon receipt of the foregoing, the Trustee shall deliver the Mortgage File or any document therein to the applicable Master Servicer or the applicable Special Servicer (or a designee), as the case may be. Upon return of the Mortgage File to the Trustee, the Trustee shall execute an acknowledgment of receipt.

          (c) The applicable Special Servicer shall be responsible for the preparation of any court pleadings, requests for trustee's sale or, except as otherwise contemplated by Section 3.20, other documents necessary to the release of collateral securing a Serviced Loan, Serviced Companion Loan or Junior Loan, or to foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity and shall forward such documents and pleadings to the Trustee and, if applicable, the related Companion Loan Holder(s) and Junior Loan Holder(s) for execution. Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the applicable Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the applicable Special Servicer any such documents or pleadings. When submitted for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee, any related Companion Loan Holder or any related Junior Loan Holder and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders (and, in the case of any Serviced Loan Combination, the related Companion Loan Holder(s) and/or Junior Loan Holder(s)), in each case, taken as a collective whole, and that the execution and delivery thereof by the Trustee, any related Companion Loan Holder or any related Junior Loan Holder, as the case may be, will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          (d) If from time to time, pursuant to the terms of the Mayfair Mall Intercreditor Agreement and any Mayfair Mall Servicing Agreement, and as appropriate for enforcing the terms of the Mayfair Mall Loan, the Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer requests delivery to it of the original Note for the Mayfair Mall Loan, then the Trustee shall release or cause the release of such original Note to the requesting party or its designee. In connection with the release of the original Note for the Mayfair Mall Loan in accordance with the preceding sentence, the Trustee shall obtain a Request For Release, substantially in the form attached as an Exhibit to the Series 2003-C4 PSA or the Series 2003-C5 PSA, as applicable, to evidence the holding by the Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer of such original Note as custodian on behalf of and for the benefit of the Trustee.

          (e) If from time to time, pursuant to the terms of the Stanford Shopping Center Intercreditor Agreement and any Stanford Shopping Center Servicing Agreement, and as appropriate for enforcing the terms of the Stanford Shopping Center Loan, the Stanford Shopping Center Master Servicer or the Stanford Shopping Center Special Servicer requests delivery to it of the original Note for the Stanford Shopping Center Loan, then the Trustee shall release or cause the release of such original Note to the requesting party or its designee. In connection with the release of the original Note for the Stanford Shopping Center Loan in accordance with the preceding sentence, the Trustee shall obtain a Request For Release, substantially in the form attached as an Exhibit to the Series 2003-C5 PSA to evidence the holding by the Stanford Shopping Center Master Servicer or the Stanford Shopping Center Special Servicer of such original Note as custodian on behalf of and for the benefit of the Trustee.

          SECTION 3.11. Servicing Compensation.

          (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to receive the Master Servicing Fee (subject to the third, fourth and last paragraphs of this Section 3.11(a)) with respect to each Loan (including, if applicable, the Mayfair Mall Loan, the Stanford Shopping Center Loan, Specially Serviced Loans, Defeasance Loans and Additional Collateral Loans) for which it is the applicable Master Servicer and any successor REO Loans with respect thereto at the applicable Master Servicing Fee Rate. The Master Servicing Fee with respect to any Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Master Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on the related Loan and REO Revenues allocable as interest on the related REO Loan. In no event will the applicable Master Servicer or any Primary Servicer be entitled to retain a servicing fee from the amount of any P&I Advance, regardless of whether the related Borrower is obligated to reimburse Master Servicing Fees or Primary Servicing Fees.

          Each initial Master Servicer will also be entitled to a Primary Servicing Fee with respect to each Loan for which it acts as a Primary Servicer and, in the case of the initial Master Servicer No. 1, the Beverly Center Companion Loans and the Beverly Center Junior Loans.

          Each Master Servicer, on behalf of itself, the holder of the related Excess Servicing Strip and the Assignable Primary Servicing Fee, if any, and any related Primary Servicer, shall be entitled to recover unpaid Master Servicing Fees and Primary Servicing Fees in respect of any Loan, Serviced Companion Loan, Beverly Center Companion Loan, Beverly Center Junior Loan or REO Loan (including any Specially Serviced Loan, Defeasance Loan or Additional Collateral Loan) for which such Master Servicer is the applicable Master Servicer out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). Subject to the fourth, ninth and last paragraphs of this Section 3.11(a), the right of any Master Servicer to receive the Master Servicing Fee (and, except to the extent set forth in the Primary Servicing Agreement with respect to a Primary Servicer and except as set forth in this Section 3.11(a), the related Primary Servicing Fee) may not be transferred in whole or in part except in connection with the transfer of all of such Master Servicer's responsibilities and obligations under this Agreement. Master Servicer No. 1 hereby agrees and the other parties hereto acknowledge that the annual fees of each of S&P and Moody's for ongoing surveillance allocable to the KeyBank Loans, the CSFB Loans, the NCB Loans and the PNC Loans will be paid on an ongoing basis by Master Servicer No. 1.

          Notwithstanding anything herein to the contrary, each initial Master Servicer (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the related Excess Servicing Strip, if any, and the related Assignable Primary Servicing Fee, if any; provided, however, that in the event of any resignation or termination of such Master Servicer, all or any portion of such Excess Servicing Strip and/or such Assignable Primary Servicing Fee may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer and/or Primary Servicer, as applicable, with respect to the Loans being master serviced and/or primarily serviced, as applicable, by such resigning or terminated Master Servicer (which successor may include the Trustee) that meets the requirements of
Section 6.4 and that requires market rate servicing compensation that accrues at a per annum rate in excess of 0.005% (0.5 basis points). The applicable Master Servicer shall pay the Excess Servicing Strip, if any, and the Assignable Primary Servicing Fee, if any, for each Servicing Group to the holder of such Excess Servicing Strip or the holder of such Assignable Primary Servicing Fee (i.e., such initial Master Servicer or any such third party), as the case may be, at such time and to the extent that such Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of such Master Servicer hereunder (subject to reduction pursuant to the preceding sentence).

          Additional servicing compensation ("Additional Servicing Compensation") in the form of (i) 100% of all assumption application fees and 50% of all assumption fees paid by the Borrowers on all Serviced Loans and the Beverly Center Total Loan that are not Specially Serviced Loans (but only when and to the extent that all amounts then due and payable with respect to such Loans have been paid), (ii) all Penalty Charges actually collected on each Serviced Loan (other than Specially Serviced Loans) but only when and to the extent that (A) all amounts then due and payable with respect to such Serviced Loan (including outstanding interest on all Advances accrued with respect to such Serviced Loan) have been paid, (B) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Serviced Loan or Serviced Companion Loan, together with interest thereon if such interest was paid to the applicable Master Servicer, from a source of funds other than Penalty Charges collected on such Serviced Loan, and (C) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses incurred since the Closing Date with respect to such Serviced Loan and previously paid from a source other than Penalty Charges on such Serviced Loan, (iii) charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, (iv) all commercially reasonable fees actually collected on or with respect to any Serviced Loan or the Beverly Center Total Loan for modifications, extensions, earnouts and other actions for which the applicable Master Servicer is responsible pursuant to Section 3.20 (but only when and to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Serviced Loan or the Beverly Center Total Loan, as applicable, have been paid), (v) reasonable and customary consent fees and fees in connection with defeasance, if any, of any such Serviced Loan or the Beverly Center Total Loan and (vi) other customary charges, in each case only to the extent actually paid by the related Borrower, shall be retained by the applicable Master Servicer and shall not be required to be deposited in the Collection Account, any Junior Loan Custodial Account or any Companion Loan Custodial Account, as applicable, maintained by such Master Servicer pursuant to Section 3.04(a). Notwithstanding anything to the contrary in clause (ii) of the first sentence of this paragraph or in the last paragraph of Section 3.11(b), (x) the applicable Master Servicer shall be entitled to that portion, if any, of a Penalty Charge collected on a Specially Serviced Loan that accrued prior to the related Servicing Transfer Event and
(y) if the applicable Special Servicer has partially waived any Penalty Charge part of which accrued prior to the related Servicing Transfer Event, any collections in respect of such Penalty Charge shall be shared pro rata by the applicable Master Servicer and the applicable Special Servicer based on the respective portions of such Penalty Charge to which they would otherwise have been entitled. With respect to Serviced Loans which are not Specially Serviced Loans, any fees payable by the related Borrower with respect to the servicing activities set forth in Sections 3.08(a), 3.08(b), 3.20(c) and 3.29(d), shall be considered Additional Servicing Compensation, and such fees that are in the nature of an application fee shall be payable entirely to the applicable Master Servicer and any fee payable by the Borrower upon the completion of the servicing activities set forth in such section shall be shared equally by the applicable Master Servicer and the applicable Special Servicer. Compensation payable with respect to servicing activities set forth under Section 3.20(b) shall be paid entirely to the applicable Master Servicer.

          Each Master Servicer also shall be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits relating to the Trust Fund in the Collection Account, any Junior Loan Custodial Account or Companion Loan Custodial Account maintained by such Master Servicer in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account); (ii) interest earned on deposits in any Cash Collateral Account, any Lockbox Account and the Servicing Accounts maintained by such Master Servicer that is not required by applicable law or the related Loan Documents to be paid to the Borrower; and (iii) collections representing Prepayment Interest Excess for any Distribution Date on the Loans for which such Master Servicer is the applicable Master Servicer (except to the extent necessary to offset Prepayment Interest Shortfalls on such Loans for such Distribution Date).

          The applicable Master Servicer shall not be entitled to any Master Servicing Fees or any other compensation from the Trust Fund hereunder with respect to any CBA B Loan.

          The applicable Master Servicer shall be entitled to the above-described Additional Servicing Compensation (without sharing such Additional Servicing Compensation with the applicable Special Servicer or any other Person) with respect to the Beverly Center Junior Loans and the Beverly Center Companion Loans (as though such loans were Serviced Loans) to the extent not expressly prohibited under the related Intercreditor Agreements; provided that, in no such case, shall the payment of any such compensation with respect to a Beverly Center Junior Loan reduce amounts otherwise payable to the Certificateholders or any Beverly Center Companion Loan Holder; and provided, further, that Penalty Charges with respect to the Beverly Center Companion Loans and the Beverly Center Junior Loans shall not be payable as additional compensation to the applicable Master Servicer with respect to the Beverly Center Loan.

          Each initial Master Servicer in its individual capacity (and its successors and assigns) shall also be entitled to receive all Primary Servicing Fees on any Loan, Beverly Center Companion Loan and Beverly Center Junior Loan (including any Specially Serviced Loan, Additional Collateral Loan and Defeasance Loan) for which it is the applicable Master Servicer and that is not serviced by a Primary Servicer, and on any successor REO Loan with respect to the foregoing, computed on the basis of the related Stated Principal Balance and for the same period and in the same manner respecting which any related interest payment due (or deemed to be due) on the related Loan, Companion Loan, Junior Loan or REO Loan is computed. The right of each such initial Master Servicer (and its successors and assigns) to receive such Primary Servicing Fees in accordance with the provisions hereof shall not be terminated under any circumstance, including transfer of the servicing or subservicing of the Loans to another entity or the termination of such initial Master Servicer in its capacity as a Master Servicer, except to the extent that any portion of such Primary Servicing Fee is needed (as determined by the Trustee in its discretion) to compensate any replacement primary servicer for assuming the duties of such initial Master Servicer as Primary Servicer under this Agreement. Each initial Master Servicer in its individual capacity (and its successors and assigns) shall be permitted to assign such Primary Servicing Fees to any party without restriction, subject to the exception in the immediately preceding sentence. Notwithstanding the foregoing, each Primary Servicer which is not an initial Master Servicer shall be entitled to all Primary Servicing Fees on all Loans primary serviced by it under the applicable Primary Servicing Agreement, whether or not any of such Loans shall become Specially Serviced Loans.

          Except as specifically provided herein, each Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due for premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of any Collection Account, any Junior Loan Custodial Account or any Companion Loan Custodial Account maintained by such Master Servicer, and such Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

          In the event that any initial Master Servicer is terminated or resigns as Master Servicer, such initial Master Servicer in its individual capacity (and its successors and assigns) will be entitled to retain the related Excess Servicing Strip, if any, and the related Assignable Primary Servicing Fee, if any, except to the extent that any portion of such Excess Servicing Strip or such Assignable Primary Servicing Fee is needed (as determined by the Trustee in its discretion) to compensate any replacement Master Servicer for assuming the duties of such initial Master Servicer as a Master Servicer or Primary Servicer, as applicable, under this Agreement.

          (b) As compensation for its activities hereunder, each Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and REO Loan (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan or any successor REO Loan thereto) for which it is the applicable Special Servicer. As to each such Specially Serviced Loan and REO Loan (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan or any successor REO Loan thereto), the Special Servicing Fee shall accrue at the Special Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Loan and for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan or any successor REO Loan thereto) cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a), or as otherwise provided in Section 3.05(a). The right of a Special Servicer to receive the related Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the applicable Special Servicer's responsibilities and obligations under this Agreement.

          Additional servicing compensation in the form of (i) all assumption application and assumption fees on all Specially Serviced Loans (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan), (ii) one-half of all assumption fees on any Loans other than Specially Serviced Loans (and other than the Mayfair Mall Loan and the Stanford Shopping Center Loan) and
(iii) all commercially reasonable extension fees and all fees received on or with respect to loan modifications for which the applicable Special Servicer is responsible pursuant to Section 3.20(a), but only to the extent actually collected from the related Borrower and only when and to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Serviced Loan or Serviced Loan Combination (including those payable to the applicable Master Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the applicable Special Servicer by the applicable Master Servicer and shall not be required to be deposited in any Collection Account, any Junior Loan Custodial Account or any Companion Loan Custodial Account pursuant to Section 3.04(a).

          The applicable Special Servicer shall also be entitled to servicing compensation in the form of a Workout Fee with respect to each Corrected Loan (other than the Mayfair Mall Loan if such Loan has become a Corrected Loan and other than the Stanford Shopping Center Loan if such Loan has become a Corrected Loan) at the Workout Fee Rate. The "Workout Fee Rate" means 1.0% applied to each collection of interest (other than Default Interest) and principal (including scheduled payments, prepayments, Balloon Payments, payments at maturity and payments received with respect to a partial condemnation of a Mortgaged Property securing a Specially Serviced Loan) received on such Loan for so long as it remains a Corrected Loan. The Workout Fee with respect to any Corrected Loan will cease to be payable if the subject Serviced Loan, Serviced Companion Loan or Junior Loan again becomes a Specially Serviced Loan; provided that a new Workout Fee will become payable if and when the subject Serviced Loan, Serviced Companion Loan or Junior Loan again becomes a Corrected Loan. If a Special Servicer is terminated (other than for cause or by resignation), it shall retain the right to receive any and all Workout Fees otherwise payable to it with respect to any Serviced Loan, Serviced Companion Loan and/or Junior Loan

               (i) that became a Corrected Loan during the period that it acted as Special Servicer and that was a Corrected Loan at the time of such termination; or

               (ii) that becomes a Corrected Loan subsequent to the time of such termination if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the subject mortgage loan) which caused the subject mortgage loan to become a Specially Serviced Loan but the subject mortgage loan had not, when the Special Servicer was terminated, become a Corrected Loan because the related Borrower had not then made three consecutive monthly debt service payments (but the related Borrower then makes those three monthly debt service payments, and the subject mortgage loan subsequently becomes a Corrected Loan as a result of the Borrower making those three monthly debt service payments);

in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees).

          A Liquidation Fee will be payable to the applicable Special Servicer with respect to each Specially Serviced Loan or REO Loan (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan or any successor REO Loan thereto) as to which the applicable Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. As to each Specially Serviced Loan or REO Loan (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan or any successor REO Loan thereto), the Liquidation Fee will be payable (subject to the provisos to the first paragraph of Section 3.05(a)) out of, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% of net Liquidation Proceeds received with respect to such Specially

Serviced Loan or REO Loan. Notwithstanding the foregoing, no Liquidation Fee shall be payable under this Agreement based on, or out of, Liquidation Proceeds received in connection with any Liquidation Event involving the Mayfair Mall Loan or any Mayfair Mall REO Property or involving the Stanford Shopping Center Loan or any Stanford Shopping Center REO Property or in connection with any of the exceptions set forth in the definition of "Liquidation Fee".

          Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable under the circumstances provided in the proviso to the definition of Liquidation Fee. If, however, Liquidation Proceeds are received with respect to any Corrected Loan and the applicable Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest (other than Default Interest) on such Corrected Loan; provided, however, that in no event will the applicable Special Servicer receive both a Liquidation Fee and a Workout Fee out of the same Liquidation Proceeds.

          The applicable Special Servicer will also be entitled to additional fees in the form of Penalty Charges on each Specially Serviced Loan (other than, if applicable, a Beverly Center Companion Loan or Beverly Center Junior
Loan) (but only to the extent actually collected from the related Borrower and when and to the extent that all amounts then due and payable with respect to such Specially Serviced Loan (including outstanding interest on all Advances accrued with respect to such Specially Serviced Loan (including, with respect to Penalty Charges collected on the Beverly Center Loan, interest on Advances made by the holder (or any servicer) of any related Companion Loan) have been paid. Each Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of a Collection Account, a Junior Loan Custodial Account, a Companion Loan Custodial Account or such Special Servicer's REO Account, and such Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

          (c) If Master Servicer No. 2 and Special Servicer No. 1 are responsible for servicing and administering the Mayfair Mall Total Loan or any Mayfair Mall REO Property under Article XII, then each of Master Servicer No. 2 and Special Servicer No. 1 shall be entitled to such compensation as is provided for in Section 12.06, which shall be in addition to that provided for in this Section 3.11.

          (d) If Master Servicer No. 1 and Special Servicer No. 1 are responsible for servicing and administering the Stanford Shopping Center Total Loan or any Stanford Shopping Center REO Property under Article XI, then each of Master Servicer No. 1 and Special Servicer No. 1 shall be entitled to such compensation as is provided for in Section 11.06, which shall be in addition to that provided for in this Section 3.11.

          SECTION 3.12. Reports to the Trustee; Collection Account Statements.

          (a) Each Master Servicer shall deliver to the Trustee and the applicable Special Servicer, no later than 1:00 p.m. New York City time on the second Business Day prior to each Distribution Date beginning in April 2004, the CMSA Loan Periodic Update File with respect to its respective Loans (including, if applicable, the Mayfair Mall Loan and the Stanford Shopping Center Loan) and Serviced Loan Combinations and any successor REO Loans with respect thereto for the related Distribution Date, including the anticipated P&I Advances and Servicing Advances for the related Distribution Date and any accrued but unpaid interest on Advances. Such Master Servicer shall, subject to Section 3.12(h), contemporaneously provide a copy of such report as it relates to any Companion Loan or Junior Loan of a Serviced Loan Combination to the related Companion Loan Holder and/or related Junior Loan Holder, as applicable (provided that, in the case of a Beverly Center Companion Loan Holder, such delivery shall be made on the Business Day following the related Due Date for the subject Beverly Center Companion Loan in the subject calendar month). Each Master Servicer's responsibilities under this Section 3.12(a) with respect to Specially Serviced Loans and REO Loans shall be subject to the satisfaction of the applicable Special Servicer's obligations under Section 3.21. For the purposes of the production by a Master Servicer or Special Servicer of any report, such Master Servicer or Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Depositor, by the Trustee, by the Mayfair Mall Master Servicer, by the Mayfair Mall Special Servicer, by the Stanford Shopping Center Master Servicer, by the Stanford Shopping Center Special Servicer, by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of such a report produced by a Master Servicer, by the applicable Special Servicer (if other than the applicable Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by a Special Servicer, by the applicable Master Servicer (if other than the applicable Special Servicer or an Affiliate thereof).

          Notwithstanding the foregoing, because each Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by each Master Servicer in April 2004 (insofar as it relates to CSFB Loans) will be based solely upon information generated from actual collections received by the applicable Master Servicer and from information the Depositor delivers or causes to be delivered to the applicable Master Servicer (including but not limited to information prepared by third-party servicers of the subject Loans with respect to the period prior to the Closing Date).

          (b) For so long as a Master Servicer makes deposits into and withdrawals from the Collection Account maintained by it, such Master Servicer shall, upon request, forward to the Trustee a statement setting forth the status of its Collection Account (and, shall deliver to each Junior Loan Holder and Companion Loan Holder a statement setting forth the status of the related Junior Loan Custodial Account and Companion Loan Custodial Account) as of the close of business on the last Business Day of the related Due Period showing the aggregate amount of deposits into and withdrawals from such account of each category of deposit specified in Section 3.04 and each category of withdrawal specified in Section 3.05 for the related Due Period.

          (c) No later than 1:00 p.m. New York City time on each Master Servicer Remittance Date beginning in June 2004, each Master Servicer shall deliver or cause to be delivered to the Trustee the following reports for its respective Loans (including, if applicable, the Mayfair Mall Loan and the Stanford Shopping Center Loan) and Serviced Loan Combinations (and, if applicable, the related REO Properties, providing the required information as of the related Determination Date): (i) a CMSA Comparative Financial Status Report, (ii) a CMSA Delinquent Loan Status Report; (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (iv) a CMSA Historical Liquidation Report; (v) a CMSA REO Status Report; (vi) a CMSA Servicer Watch List; (vii) a CMSA Property File; (viii) a CMSA Financial File; and (ix) a CMSA Loan Level Reserve/LOC Report. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably

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acceptable to both the Trustee and such Master Servicer. The applicable Master
Servicer shall contemporaneously provide a copy of such reports as they relate to any loan component in a Serviced Loan Combination to the related Junior
Loan Holder and related Companion Loan Holder (provided that, in the case of a Beverly Center Companion Loan Holder, such delivery shall be made on the Business Day following the related Due Date for the subject Beverly Center Companion Loan in the subject calendar month).

          For the purposes of the production by a Master Servicer or a Special Servicer of any reports, documents or information required under this Section
3.12 or under any other provision of this Agreement, such Master Servicer or Special Servicer, as the case may be, may (absent bad faith or manifest error) conclusively rely on (without investigation, inquiry, independent verification or any duty or obligation to recompute, verify or recalculate any of the amounts and other information contained in) any reports, documents or information provided to it by the Depositor, by the Trustee, by the Mayfair Mall Master Servicer, by the Mayfair Mall Special Servicer, by the Stanford Shopping Center Master Servicer, by the Stanford Shopping Center Special Servicer, by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of any such reports, documents or information produced by a Master Servicer, by the applicable Special Servicer (if other than the applicable Master Servicer or an Affiliate thereof) and (y) in the case of any such reports, documents and information produced by a Special Servicer, by the applicable Master Servicer (if other than the applicable Special Servicer or an Affiliate thereof). The Trustee shall be entitled to conclusively rely on and shall not be responsible for the accuracy of any information provided to it by the applicable Master Servicer or the applicable Special Servicer pursuant to this Agreement, but shall (in the absence of bad faith) be entitled to conclusively rely on such information without any investigation, independent verification or inquiry or any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

          The reporting obligations of each Master Servicer in connection with a Serviced Loan Combination shall be construed to require such Master Servicer to only provide information regarding such Serviced Loan Combination, but whenever such Master Servicer remits funds to the related Junior Loan Holder(s) or the related Companion Loan Holder(s), it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance. The applicable Master Servicer shall contemporaneously with any related delivery to the Trustee or the applicable Special Servicer, as applicable, provide any such reports which contain information related to the Mortgaged Property securing any Serviced Loan Combination, or financial information regarding any related Borrower to the related Companion Loan Holder(s) and/or the related Junior Loan Holder(s), as applicable, unless an earlier delivery is expressly required hereunder.

          Within 30 days following the Closing Date, each Master Servicer shall deliver to the Trustee the CMSA Loan Setup File for the Loans for which such Master Servicer is the applicable Master Servicer; provided that the Depositor shall, within 20 days following the Closing Date deliver to such Master Servicer the information to be included therein with respect to CSFB Loans.

          The applicable Special Servicer shall from time to time (and, in any event, upon request) provide the applicable Master Servicer with such information in its possession regarding the Specially Serviced Loans and Administered REO Properties as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such Master Servicer to the Trustee or any other Person pursuant to this Agreement. Without limiting the generality of the foregoing, by 4:00 p.m. New York City time on the fourth Business Day prior to the applicable Master

Servicer Remittance Date, beginning in April 2004, the applicable Special Servicer shall prepare and deliver or cause to be delivered to each Master Servicer the CMSA Special Servicer Loan File that contains the information called for in, or that will enable such Master Servicer to provide, the CMSA files and reports required to be delivered by such Master Servicer to the Trustee, in each case with respect to any applicable Specially Serviced Loans and REO Properties.

          (d) Each Master Servicer shall deliver or cause to be delivered to the Trustee the following materials (and shall contemporaneously provide a copy of such materials and related reports as they relate to a Companion Loan or Junior Loan, as applicable, of a Serviced Loan Combination, to the related Companion Loan Holder and/or the related Junior Loan Holder, as applicable), in each case to the extent that such materials or the information on which they are based are required to be delivered pursuant to the Loan Documents for the Loans (including, if applicable, the Mayfair Mall Loan and the Stanford Shopping Center Loan) and Serviced Companion Loans for which such Master Servicer is the applicable Master Servicer and any related REO Properties and have been received by such Master Servicer:

               (i) At least annually by May 31, commencing May 31, 2004, or as soon thereafter as reasonably practicable based upon when, and the format in which, such Master Servicer receives the subject information, with respect to each Loan for which such Master Servicer is the applicable Master Servicer and each related REO Loan (to the extent prepared by and timely received from the applicable Special Servicer in the case of any Specially Serviced Loan or REO Loan), a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (for properties other than residential cooperative properties) (but only to the extent the related Borrower delivers such information to the applicable Master Servicer (or, in the case of the Mayfair Mall Loan, only to the extent the Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer has delivered such information pursuant to the Mayfair Mall Servicing Agreement, or, in the case of the Stanford Shopping Center Loan, only to the extent the Stanford Shopping Center Master Servicer or the Stanford Shopping Center Special Servicer has delivered such information pursuant to the Stanford Shopping Center Servicing Agreement) and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, to the extent timely delivered by the applicable Special Servicer to the applicable Master Servicer), for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year.

               (ii) Such Master Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual (or, in the case of Co-op Loans, annual only) operating statements and rent rolls (for properties other than residential cooperative properties) with respect to each of such Loans for which it is the applicable Master Servicer, other than Specially Serviced Loans or REO Loans and other than the Mayfair Mall Loan and the Stanford Shopping Center Loan or any successor REO Loan thereto, which efforts shall include sending a letter to the related Borrower each quarter (followed up with telephone calls) requesting such quarterly and/or annual operating statements and rent rolls by no later than 60 days after the subject calendar quarter, or 90 days after the subject calendar year, to the extent such action is consistent with applicable law, the terms of such Loans and the Servicing Standard. Subject to the provisions of
     Section 3.12(h) below, the applicable Master Servicer shall (to the extent not otherwise delivered pursuant to clause (i) above) deliver copies of all of the foregoing items so collected to the applicable Special Servicer, the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), and upon request, the Trustee and the Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 45 days following receipt of such operating statements and rent rolls, and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) May 31 of each calendar year and (B) 45 days following receipt of such operating statements and rent rolls.

               (iii) Such Master Servicer shall maintain a CMSA Operating Statement Analysis Report for each Mortgaged Property securing each Loan for which it is the applicable Master Servicer (other than any such Mortgaged Property which is an REO Property or constitutes security for a Specially Serviced Loan) that shall be updated by the applicable Master Servicer and delivered to the Trustee, any related Serviced Companion Loan Holder and any related Junior Loan Holder within 30 days after receipt by the applicable Master Servicer of updated operating statements for such Mortgaged Property beginning in June 2004, provided that the applicable Master Servicer shall not be required to update the CMSA Operating Statement Analysis Reports more often than quarterly (or annually with respect to Co-op Loans) or such other longer period as operating statements are required to be delivered to the lender by the Borrower pursuant to the Loan Documents.

          The applicable Master Servicer shall promptly forward to the parties described above (and may satisfy its obligations described above by so forwarding) any comparable reports that are received by such Master Servicer from the Mayfair Mall Master Servicer with respect to the Mayfair Mall Loan or any Mayfair Mall REO Loan or the Stanford Shopping Center Master Servicer with respect to the Stanford Shopping Center Loan or any Stanford Shopping Center REO Loan, as applicable.

          The applicable Special Servicer will be required pursuant to Section 3.12(f) to deliver in a reasonable electronic format to the applicable Master Servicer the information required pursuant to this Section 3.12(d) with respect to Specially Serviced Loans and REO Loans for which such Special Servicer is the applicable Special Servicer on or before April 30 of each year, commencing on April 30, 2005, and within 10 days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

          (e) Each Special Servicer shall report to the applicable Master Servicer any events affecting, or which may affect, the most recent CMSA Servicer Watch List for the Loans and Serviced Loan Combinations for which such Special Servicer is the applicable Special Servicer promptly upon such Special Servicer having knowledge of such event. In addition, in connection with their servicing of the respective Serviced Loans, the applicable Master Servicer and the applicable Special Servicer shall provide to each other and to the Trustee (and solely with respect to any Serviced Loan Combination, if any Companion Loan or Junior Loan of such Serviced Loan Combination is listed on the CMSA Servicer Watch List, the related Companion Loan Holder and/or related Junior Loan Holder, as applicable) written notice of any event that comes to their knowledge with respect to a Serviced Companion Loan, Junior Loan or REO Property that the applicable Master Servicer or the applicable Special Servicer, respectively, determines, in accordance with Servicing Standard, would have a material adverse effect on such loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

          (f) Each Special Servicer shall deliver or cause to be delivered to the applicable Master Servicer and, upon the request of the Trustee, the Depositor, the holders of any Serviced Companion Loan and any Junior Loan Holder or any Rating Agency, to any such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based are required to be delivered by the Borrower pursuant to the Loan Documents for the Loans and Serviced Loan Combinations for which such Special Servicer is the applicable Special Servicer and have been received by such Special Servicer:

               (i) Annually, on or before April 30 of each year, commencing April 30, 2004, or as soon thereafter as reasonably practicable based upon when, and the format in which, such Master Servicer receives the subject information, with respect to each Specially Serviced Loan and REO Loan for which such Special Servicer is the applicable Special Servicer (other than, if applicable, the Mayfair Mall Loan and the Stanford Shopping Center Loan or any successor REO Loan thereto), a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet, both in written form and in electronic format reasonably acceptable to the applicable Master Servicer, such Special Servicer and the Trustee for the related Mortgaged Property or REO Property as of the end of the preceding calendar year (but only to the extent that such Special Servicer has received such information from the applicable Master Servicer at the time of the servicing transfer pursuant to Section 3.21 necessary to prepare the related CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet on a prospective basis), together with copies of the operating statements and rent rolls (for properties other than residential cooperative properties) for the related Mortgaged Property or REO Property as of the end of the preceding calendar year.

               (ii) Such Special Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual (or, in the case of Co-op Loans, annual only) operating statements and rent rolls (for properties other than residential cooperative properties) with respect to each Mortgaged Property constituting security for a Specially Serviced Loan and each REO Property for which it is the applicable Special Servicer (other than, if applicable, with respect to the Mayfair Mall Loan and the Stanford Shopping Center Loan, if either such Loan shall become specially serviced, and other than any Mayfair Mall REO Property and any Stanford Shopping Center REO Property), which efforts shall include sending a letter to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such quarterly and/or annual operating statements and rent rolls by no later than 60 days after the subject calendar quarter, or 90 days after the subject calendar year. Such Special Servicer shall (to the extent not otherwise delivered pursuant to clause (i) above) deliver copies of all of the foregoing items so collected to the applicable Master Servicer, the holders of any related Serviced Companion Loan(s) and/or any Junior Loan(s), the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), and upon request, the Trustee and the Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 45 days following receipt of such operating statements and rent rolls, and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) April 30 of each calendar year and (B) 45 days following receipt of such operating statements and rent rolls.

               (iii) Such Special Servicer shall maintain a CMSA Operating Statement Analysis Report, both in written form and in electronic format reasonably acceptable to the applicable Master Servicer, such Special Servicer and the Trustee, for each Mortgaged Property which constitutes security for a Specially Serviced Loan or is a REO Property for which it is the applicable Special Servicer (other than, if applicable, with respect to the Mayfair Mall Loan if it shall become a Specially Serviced Loan and any Mayfair Mall REO Property and other than, if applicable, the Stanford Shopping Center Loan if it shall become a Specially Serviced Loan and any Stanford Shopping Center REO Property) that shall be updated by such Special Servicer and delivered to the applicable Master Servicer, the Trustee and the holders of any related Serviced Companion Loan and/or Junior Loan within 10 days after receipt by the applicable Special Servicer of updated operating statements for each such Mortgaged Property, provided that the applicable Special Servicer shall not be required to update any CMSA Operating Statement Analysis Report more often than quarterly or, in the case of Co-op Loans, annually.

          (g) Each Master Servicer and each Special Servicer hereby agrees to deliver to each Rating Agency any information such Rating Agency may reasonably request with respect to the Loans and Serviced Loan Combinations for which such Master Servicer or such Special Servicer is the applicable Master Servicer or the applicable Special Servicer, as the case may be. The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the applicable Master Servicer or the applicable Special Servicer pursuant to this Agreement.

          (h) If a Master Servicer or a Special Servicer is required to deliver any statement, report or information under any provision of this Agreement (including Section 3.15 and Section 3.26(h)), then, notwithstanding anything to the contrary herein, such Master Servicer or such Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the applicable Master Servicer's Website, unless this Agreement expressly specifies a particular method of delivery; provided that all reports required to be delivered to the Trustee shall be delivered in accordance with clause
(x) or (y).

          SECTION 3.13.  Annual Statement as to Compliance.

          The Master Servicers and the Special Servicers shall each deliver to the Trustee and to the Rating Agencies, the Depositor, the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), any Serviced Companion Loan Holder and any Junior Loan Holder (at such Junior Loan Holder's expense) on or before May 1 of each year, beginning May 1, 2005, an officer's certificate of such Master Servicer or Special Servicer stating that, among other things, to the best of such officer's knowledge, such Master Servicer or Special Servicer has fulfilled its obligations under this Agreement in all material respects throughout the preceding year (or such shorter period) or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto, and whether it has received any notice regarding qualification, or challenging the status, of any Trust REMIC as a REMIC from the IRS or any other governmental agency or body; provided that each Master Servicer and Special Servicer shall be required to deliver its Annual Performance Certification by March 20 in 2005 or any given year thereafter if it has received confirmation from the Trustee or the Depositor by January 31 of that year that a report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. The Trustee shall deliver such Officer's Certificate, upon request, to any Certificateholder. If the same entity acts as a Master Servicer and a Special Servicer, the foregoing may be delivered as a single certificate.

          SECTION 3.14.  Reports by Independent Public Accountants.

          On or before May 1 of each year, beginning with May 1, 2005, each of the Master Servicers and the Special Servicers (the "reporting person"), at the reporting person's expense, shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants ("AICPA") to furnish a statement (an "Accountant's Statement") to the Trustee, the Depositor and the Rating Agencies, the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), any Serviced Companion Loan Holder and any Junior Loan Holder (at such Junior Loan Holder's expense) to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans under similar agreements and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported; provided that each Master Servicer and Special Servicer shall be required to cause the delivery of its Annual Accountants' Report by March 20 in 2005 or any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year.

          Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in Section 3.27 hereof. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

          SECTION 3.15.  Access to Certain Information.

          Each Master Servicer and each Special Servicer shall provide reasonable access during its normal business hours at each of its principal servicing offices to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, to the Trustee, to the Depositor, to each Rating Agency, to each Companion Loan Holder and Junior Loan Holder, to the other Master Servicers and Special Servicers, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, to any documentation regarding the Loans and the Trust Fund within its control (but with respect to a Companion Loan Holder or Junior Loan Holder, relating to the corresponding Loan Combination only) which may be required by this Agreement or by applicable law.

          Such access shall be afforded without charge (except that each Master Servicer and Special Servicer may charge a reasonable fee for copies and out-of-pocket costs to parties other than the Rating Agencies) but only upon reasonable prior written request and during normal business hours at the offices of the applicable Master Servicer or the applicable Special Servicer, as the case may be, designated by it.

          Nothing in this Section 3.15 shall detract from the obligation of each Master Servicer and Special Servicer to observe any applicable law or agreement prohibiting disclosure of information with respect to the Borrowers, and the failure of a Master Servicer or Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15. Nothing herein shall be deemed to require the any Master Servicer or Special Servicer to confirm, represent or warrant the accuracy of any other Person's information or report, included in any communication from such Master Servicer or Special Servicer or from any other Person. No Master Servicer or Special Servicer may be held liable for the dissemination of information in accordance with this Agreement. None of the Master Servicers and Special Servicers shall have any liability to the Depositor, the Trustee, any Certificateholder, any Certificate Owner, any Companion Loan Holder or Junior Loan Holder, the Initial Purchaser, any Underwriter, any Rating Agency or any other Person to whom such Master Servicer or Special Servicer, as applicable, delivers information pursuant to and in accordance with this Section 3.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. Each Master Servicer and Special Servicer may disclaim responsibility for any information distributed by the Trustee or any other Master Servicer or Special Servicer for which such Master Servicer or Special Servicer is not the original source. Each Master Servicer and Special Servicer may deny any of the foregoing Persons access to confidential information or any intellectual property which such Master Servicer or Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, each Master Servicer and Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Loans that is not confidential.

          SECTION 3.16.  Title to REO Property; REO Account.

          (a) If title to any REO Property (other than any Mayfair Mall REO Property and any Stanford Shopping Center REO Property) is acquired, the deed or certificate of sale shall be issued to the Trustee (or its nominee) on behalf of the Certificateholders (and for the benefit of the related Companion Loan Holder(s) and/or the related Junior Loan Holder(s), as applicable, if such REO Property is related to any CBA A/B Loan Pair or the Beverly Center Total Loan). The applicable Special Servicer, on behalf of the Trust Fund, shall sell any such REO Property in accordance with Section 3.18(d) and, in any event, prior to the close of the third calendar year beginning after the year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the applicable Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property (a copy of which shall be delivered to the Trustee) or (ii) obtains for the Trustee and the applicable Master Servicer an Opinion of Counsel (the cost of which shall be paid as a Servicing Advance), addressed to the Trustee and the applicable Master Servicer, to the effect that the holding by the Trust Fund of such REO Property after such period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or any Trust REMIC as defined in
Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the applicable Special Servicer is granted the REO Extension or obtains the Opinion of Counsel contemplated by clause (ii) above, the applicable Special Servicer shall sell such REO Property within such period as is permitted by such REO Extension or such Opinion of Counsel. Any expense incurred by the applicable Special Servicer in connection with its being granted the REO Extension or its obtaining the Opinion of Counsel contemplated by clause (ii) above shall be an expense of the Trust Fund payable out of the Collection Account pursuant to
Section 3.05(a).

          (b) The applicable Special Servicer shall segregate and hold all funds collected and received in connection with any Administered REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Administered REO Property, the applicable Special Servicer shall establish and maintain an REO Account, held on behalf of the Trustee in trust for the benefit of the Certificateholders (and for the benefit of the related Companion Loan Holder(s) and/or the related Junior Loan Holder(s), as applicable, if such REO Property is related to any CBA A/B Loan Pair or the Beverly Center Loan), for the retention of revenues and other proceeds derived from each Administered REO Property for which such Special Servicer is the applicable Special Servicer. Each REO Account shall be an Eligible Account. The applicable Special Servicer shall deposit, or cause to be deposited, in its REO Account, within one Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in an REO Account may be invested only in Permitted Investments in accordance with
Section 3.06. Each Special Servicer shall give notice to the Trustee and the applicable Master Servicer(s) of the location of its REO Account when first established and of the new location of its REO Account prior to any change thereof.

          (c) The applicable Special Servicer shall withdraw from its REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property. On each Determination Date, the applicable Special Servicer shall withdraw from its REO Account and remit to the applicable Master Servicer for deposit into its Collection Account the aggregate of all amounts received in respect of each Administered REO Property during the most recently ended Due Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided, however, that the applicable Special Servicer may retain in its REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for each Administered REO Property. In addition, on each Determination Date, the applicable Special Servicer shall provide the applicable Master Servicer with a written accounting of amounts deposited in such Master Servicer's Collection Account on such date.

          (d) Each Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, such Special Servicer's REO Account pursuant to Section 3.16(b) or (c).

          SECTION 3.17. Management of REO Property.

          (a) If title to any REO Property (other than any Mayfair Mall REO Property and any Stanford Shopping Center REO Property) is acquired, the applicable Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (and for the benefit of the related Companion Loan Holder(s) and/or the related Junior Loan Holder(s), as applicable, if such REO Property is related to any CBA A/B Loan Pair or the Beverly Center Total

Loan) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the applicable Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (and for the benefit of the related Companion Loan Holder(s) and/or the related Junior Loan Holder(s), as applicable, if such REO Property is related to any CBA A/B Loan Pair or the Beverly Center Total Loan) (as determined by the applicable Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall withdraw from the applicable Special Servicer's REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

               (i) all Insurance Policy premiums due and payable in respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property, if applicable; and

               (iv) all costs and expenses necessary to maintain and lease such REO Property.

          To the extent that amounts on deposit in the related REO Account in respect of any Administered REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, subject to Section 3.03(c), the applicable Master Servicer shall advance from its own funds, as a Servicing Advance, such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Depositor) such advances would, if made, constitute Nonrecoverable Servicing Advances.

          (b) Without limiting the generality of the foregoing, the applicable Special Servicer shall not:

               (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any Administered REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on any Administered REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

               (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any Administered REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the applicable Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance unless non-recoverable) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the applicable Special Servicer may take such actions as are specified in such Opinion of Counsel. Except as limited above in this Section 3.17 and by Section 3.17(c), the applicable Special Servicer shall be permitted to cause the Trust Fund to earn "net income from foreclosure property", subject to the Servicing Standard.

          (c) The applicable Special Servicer shall contract with any Independent Contractor for the operation and management of any Administered REO Property within 90 days of the Acquisition Date thereof, provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund and, in the case of an REO Property related to a Serviced Loan Combination, of the related Companion Loan Holder(s) and/or the related Junior Loan Holder(s)) shall be reasonable and customary in light of the nature and locality of such REO Property;

               (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection
     (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the applicable Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the applicable Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

               (v) the applicable Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

          A Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of such Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

          (d) When and as necessary, the applicable Special Servicer shall send to the Trustee and the applicable Master Servicer a statement prepared by the applicable Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

          SECTION 3.18. Sale of Defaulted Loans and REO Properties.

          (a) None of the Master Servicers, the Special Servicers and/or the Trustee may sell or purchase, or permit the sale or purchase of, a Loan or REO Property except on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b) and Section 9.01 or in any related Intercreditor Agreement or mezzanine loan intercreditor agreement.

          (b) If any Loan becomes a Defaulted Loan, then the applicable Special Servicer shall promptly so notify in writing the Trustee, the applicable Master Servicer and the Directing Certificateholder, and with respect to any related Companion Loan or Junior Loan of a Serviced Loan Combination, any related Companion Loan Holder(s) and/or any related Junior Loan Holder(s), as applicable. The Directing Certificateholder may, at its option, purchase any Defaulted Loan out of the Trust Fund at a cash price equal to the applicable purchase price. The Directing Certificateholder may, after receipt of the notice described in the first sentence of this Section 3.18(b), assign its option under the preceding sentence to any Person (including, without limitation, in connection with an A Loan, any related Junior Loan Holder and/or Companion Loan Holder), provided that the Directing Certificateholder, in connection therewith, shall deliver to the Trustee and the applicable Special Servicer a copy of the related written assignment executed by the Directing Certificateholder, provided, further, that with respect to any A Loan, the option holder's rights under this Section 3.18(b) are subject to Section 3.32 and to the rights of the holder of the related Junior Loan and, in some cases, a related Companion Loan or mezzanine loan to purchase such A Loan pursuant to the terms of a related Intercreditor Agreement or by a mezzanine lender pursuant to the related mezzanine loan intercreditor agreement. The option with respect to an A Loan shall terminate upon the purchase of such A Loan, subject to Section 3.32, by the holder of the related Junior Loan or a related Companion Loan pursuant to the related Intercreditor Agreement or by a mezzanine lender pursuant to the related mezzanine loan intercreditor agreement. The Purchase Price for any Defaulted Loan purchased under this Section 3.18(b) shall be deposited into the applicable Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the applicable Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or to its or their designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Certificateholder(s) ownership of such Loan. In connection with any such purchase, the applicable Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or to its or their designee).

          If not exercised sooner, such purchase option with respect to any Defaulted Loan will automatically terminate upon (i) the related Borrower's (or, subject to Section 3.32 and the related Intercreditor Agreement, any Companion Loan Holder's or Junior Loan Holder's) cure of all defaults on the Defaulted Loan, (ii) the acquisition on behalf of the Trust, among others, of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification, waiver or pay-off (full or discounted) of the Defaulted Loan in connection with a workout.

          The purchase price for any Defaulted Loan purchased under this
Section 3.18(b) or any Defaulted Loan purchased by the applicable Special Servicer under Section 3.18(c) shall, (i) pending determination of the Fair Value thereof pursuant to the succeeding sentence, be the Purchase Price calculated in accordance with the definition of Purchase Price, and (ii) following determination of the Fair Value pursuant to the succeeding sentence, be the Fair Value. The applicable Special Servicer shall promptly obtain an Appraisal (unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the applicable Special Servicer's judgment would materially affect the validity of such Appraisal), and shall, within 60 days following the date on which a Loan becomes a Defaulted Loan, determine the "Fair Value" thereof in accordance with the Servicing Standard. In determining the Fair Value of any Defaulted Loan the applicable Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the expected recovery of such Loan if the applicable Special Servicer were to pursue workout or foreclosure strategies instead of the purchase option being exercised. In addition, the applicable Special Servicer shall refer to all relevant information contained in the Servicing File, including the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property and available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the applicable Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located based on the Appraisal. The applicable Special Servicer must give prompt written notice of its Fair Value determination to the Trustee, the applicable Master Servicer, the Directing Certificateholder and, with respect to any Serviced Loan Combination, each related Companion Loan Holder and/or Junior Loan Holder, as applicable.

          The applicable Special Servicer shall be required to change from time to time thereafter, its determination of the Fair Value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. If the most recent Fair Value calculation was made more than 90 days prior to the exercise date of a purchase option (under this Section 3.18(b) or Section 3.18(c), then the applicable Special Servicer shall confirm or revise the Fair Value determination, which Fair Value may be higher or lower. In the event that the applicable Special Servicer or a Directing Certificateholder or assignee thereof that is an affiliate of the applicable Special Servicer proposes to purchase a Defaulted Loan, the applicable Master Servicer or, if the applicable Master Servicer is then an Affiliate of the applicable Special Servicer, Master Servicer No. 1 shall determine whether the applicable Special Servicer's determination of Fair Value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The Master Servicer making such determination in accordance with the preceding sentence shall be entitled to receive from the applicable Special Servicer all information in the applicable Special Servicer's possession relevant to making such determination and shall be further entitled to a fee of $1,000 in connection with each such Fair Value determination. All reasonable costs and expenses of the applicable Special Servicer and Master Servicer in connection with the determination of the Fair Value of a Defaulted Loan will be reimbursable as Servicing Advances.

          Unless and until the purchase option granted hereunder with respect to a Defaulted Mortgage Loan is exercised, the applicable Special Servicer will be required to pursue such other resolution strategies available hereunder, including workout and foreclosure, consistent with the

Servicing Standard, but the applicable Special Servicer will not be permitted to sell such Defaulted Loan other than pursuant to the exercise of such purchase option.

          In addition, in connection with the foregoing, (i) if the Beverly Center Loan is a Defaulted Loan, the applicable Special Servicer shall provide to each Beverly Center Companion Loan Holder such reports, documents and information as is reasonably sufficient for such Beverly Center Companion Loan Holder or its servicing agent to determine the fair value of the related Beverly Center Companion Loan; (ii) if the Stanford Shopping Center Loan is a Defaulted Loan, the applicable Special Servicer shall request from the Stanford Shopping Center Special Servicer its determination of the fair value of the Stanford Shopping Center Loan under the provisions of the Stanford Shopping Center Servicing Agreement or such information as is reasonably sufficient for such Special Servicer to determine the Fair Value of the Stanford Shopping Center Loan; and (iii) if the Mayfair Mall Loan is a Defaulted Loan, the applicable Special Servicer shall request from the Mayfair Mall Special Servicer its determination of the fair value of the Mayfair Mall Loan under the provisions of the Mayfair Mall Servicing Agreement or such information as is reasonably sufficient for such Special Servicer to determine the Fair Value of the Mayfair Mall Loan.

          (c) If the Directing Certificateholder or an assignee thereof has not purchased any Defaulted Loan provided in Section 3.18(b) within 20 days of such Holders' having received notice of the calculation of Fair Value pursuant to Section 3.18(b), then the Trustee shall within five days of the end of such 20-day period send notice to the applicable Special Servicer that such Loan was not purchased by such Directing Certificateholder, and the applicable Special Servicer may, at its option, within 20 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Loan out of the Trust Fund at a cash price equal to the applicable purchase price contemplated under Section 3.18(b). The purchase price for any such Loan purchased under Section 3.18 shall be deposited into the Collection Account maintained by the applicable Master Servicer, and the Trustee, upon receipt of an Officer's Certificate from the applicable Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the applicable Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the applicable Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Loan. Upon the expiration of the right of the applicable Special Servicer to purchase such Defaulted Loan, the Directing Certificateholder shall have such option, exclusively. Nothing in this Section 3.18(c) shall be deemed to limit the ability of any Companion Loan Holder or Junior Loan Holder to purchase the related A Loan in accordance with Section
3.32 or the related Intercreditor Agreement.

          (d) The applicable Special Servicer shall use reasonable efforts to solicit bids for each Administered REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The applicable Special Servicer shall accept the highest cash bid received from any Person for such Administered REO Property in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the applicable Special Servicer shall accept the highest cash bid received from any Person that is determined by the applicable Special Servicer to be a fair price for such Administered REO Property. If the applicable Special Servicer reasonably believes that it will be unable to realize a fair price for any Administered REO Property within the time constraints imposed by Section 3.16(a), then the applicable Special Servicer shall dispose of such

Administered REO Property upon such terms and conditions as the applicable Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. If the applicable Special Servicer determines with respect to any Administered REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders (or the related Companion Loan Holder(s) and/or the related Junior Loan Holder(s), as applicable, if such Administered REO Property is related to any CBA A/B Loan Pair or the Beverly Center Total
Loan), in each case, taken as a collective whole, and that the end of the period referred to in Section 3.16(a) with respect to such Administered REO Property is approaching, the applicable Special Servicer shall seek an extension of such period in the manner described in Section 3.16(a); provided, however, that the applicable Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any Administered REO Property prior to three years prior to the Rated Final Distribution Date.

          The applicable Special Servicer shall give the Trustee, the applicable Master Servicer and, with respect to any Serviced Loan Combination, each related Companion Loan Holder, if any, and/or Junior Loan Holder, if any, not less than three Business Days' prior written notice of its intention to sell any Administered REO Property. No Interested Person shall be obligated to submit a bid to purchase any Administered REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Administered REO Property pursuant hereto.

          (e) Whether any cash bid constitutes a fair price for any Administered REO Property for purposes of Section 3.18(d), shall be determined by the applicable Special Servicer, if the highest bidder is a Person other than the applicable Special Servicer or an Affiliate thereof, and by the applicable Master Servicer or, if the applicable Master Servicer is then an Affiliate of the applicable Special Servicer, Master Servicer No. 1, if the highest bidder is the applicable Special Servicer or an Affiliate thereof. In determining whether any bid received from the applicable Special Servicer or an Affiliate thereof represents a fair price for any Administered REO Property, the applicable Special Servicer and the applicable Master Servicer shall obtain and may conclusively rely on the opinion of an Appraiser (the fees and costs of which shall be covered by a Servicing Advance by the applicable Master Servicer) retained by (i) the applicable Master Servicer, if the highest bidder is the applicable Special Servicer or an Affiliate thereof or (ii) the applicable Special Servicer, in any other case. In determining whether any bid constitutes a fair price for any Administered REO Property, such Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected REO Loan, the occupancy level and physical condition of the Administered REO Property, the state of the local economy and the obligation to dispose of any Administered REO Property within the time period specified in Section 3.16(a). The Purchase Price for any Administered REO Property shall in all cases be deemed a fair price.

          Subject to subsections (a) through (d) above, the applicable Special Servicer shall act on behalf of the Trustee and, in the case of any Serviced Loan Combination, the related Companion Loan Holder(s) and/or Junior Loan Holder(s), as applicable, in negotiating and taking any other action necessary or appropriate in connection with the sale of any Administered REO Property, and the collection of all amounts payable in connection therewith. Any sale of any Administered REO Property shall be final and without recourse to the Trustee or the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the applicable Special Servicer nor the applicable Master Servicer shall have any liability to any Certificateholder and, with respect to any Serviced Loan

Combination, to any Companion Loan Holder or Junior Loan Holder, with respect to the purchase price therefor accepted by the applicable Special Servicer or the applicable Master Servicer.

          SECTION 3.19. Additional Obligations of the applicable Master Servicer and Special Servicer; Inspections; Appraisals.

          (a) The applicable Master Servicer (or, with respect to each Specially Serviced Loan and Administered REO Property and each Serviced Loan described in Section 3.19(b) below, the applicable Special Servicer at the expense of the Trust Fund) shall physically inspect or cause to be physically inspected (which inspection may be conducted by an independent third party contractor), at its own expense, each Mortgaged Property (other than the Mayfair Mall Property and other than the Stanford Shopping Center Property) with respect to each Loan for which it is the applicable Master Servicer at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property (other than the Mayfair Mall Property and other than the Stanford Shopping Center Property) (A) with a Stated Principal Balance equal to or greater than $2,500,000 at least once every 12 months and (B) with a Stated Principal Balance of less than $2,500,000 at least once every 24 months, in each case commencing in April 2004 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the applicable Master Servicer, will not result a downgrade, qualification or withdrawal of then-current ratings assigned to any Class of the Certificates) and (C) if the Loan becomes a Specially Serviced Loan, as soon as practicable and thereafter at least once every 12 months for so long as such condition exists. The applicable Master Servicer or applicable Special Servicer, as applicable, shall send or make available on its website each inspection report (i) to Moody's and S&P within 20 days of completion, in the case of inspection reports for Significant Loans, (ii) to the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), (iii) to the Trustee upon request and (iv) solely as it relates to any related Junior Loan or Companion Loan of a Serviced Loan Combination, to the related Junior Loan Holder and/or related Companion Loan Holder.

          (b) With respect to each Loan (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan) that allows the mortgagee to terminate, or cause the related Borrower to terminate, the related Manager upon the occurrence of certain events specified in such Loan, the applicable Master Servicer or Special Servicer may enforce the Trustee's rights with respect to the Manager under the related Loan and Management Agreement, provided that, if such right accrues under the related Loan or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the applicable Master Servicer or Special Servicer may in its sole discretion, in accordance with the Servicing Standard, waive such right with respect to such date. If the applicable Master Servicer or Special Servicer is entitled to terminate the Manager, the applicable Master Servicer or Special Servicer shall promptly give notice to the Directing Certificateholder and, with respect to Significant Loans, to each Rating Agency and, with respect to any Serviced Loan Combination, to the related Companion Loan Holder(s) and/or Junior Loan Holder(s), as applicable; provided, however, that such notice shall not be required in respect of the Co-op Loans. In accordance with the Servicing Standard, and, with the consent of the Directing Certificateholder (which consent shall be deemed granted if not denied within 10 Business Days) or, in the case of the Beverly Center Total Loan, the Beverly Center Controlling Holder (such consent subject to the last paragraph of Section 3.21(e) or the penultimate paragraph of Section 3.32(b), as applicable), the applicable Master Servicer or Special Servicer shall cause the Borrower to terminate the Manager, and to recommend a Successor Manager (meeting the requirements set forth below) only if it determines in its reasonable discretion that such termination is not likely to result in successful litigation against the Trust Fund by such Manager or the related Borrower, or create a defense to the enforcement of remedies under such Loan; provided, however, no such consent of the Directing Certificateholder shall be required in connection with the termination of a Manager of a residential cooperative property with a Stated Principal Balance less than $5,000,000.

          The applicable Master Servicer or Special Servicer shall effect such termination only if the applicable Special Servicer has, in the case of any Specially Serviced Loan that is a Significant Loan, received a written confirmation from each of the Rating Agencies, that the appointment of such Successor Manager would not cause such Rating Agency to withdraw, downgrade or qualify any of the then-current ratings on the Certificates. If a Manager is otherwise terminated or resigns under the related Management Agreement and the related Borrower does not appoint a Successor Manager, the applicable Master Servicer or Special Servicer shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained. For the purposes of this paragraph, a "Successor Manager" shall be a professional management corporation or business entity reasonably acceptable to the applicable Master Servicer or Special Servicer which (i) manages, and is experienced in managing, other comparable commercial and/or multifamily properties, (ii) in the case of Significant Loans, will not result in a downgrade, qualification or withdrawal of then-current ratings assigned to the Certificates by each Rating Agency, as confirmed by such Rating Agency in writing (if required pursuant to the first sentence of this paragraph), and (iii) otherwise satisfies any criteria set forth in the Mortgage and related documents.

          (c) The applicable Special Servicer shall be required to obtain any Appraisal (the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, an expense of the Trust Fund) required in connection with an Appraisal Reduction Event or perform an internal valuation (which Appraisal or internal valuation shall ascribe a value for any residential cooperative property based on the value of such property as if operated as a residential cooperative) within 60 days after the occurrence of such Appraisal Reduction Event (provided that in no event shall the period to receive such Appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event) with respect to any Serviced Loan, Serviced Companion Loan and Junior Loan for which such Special Servicer is the applicable Special Servicer. Upon receipt, the applicable Special Servicer shall send a copy of such Appraisal or internal valuation to the Certificate Owners of the Controlling Class, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Serviced Loan Combination, each related Companion Loan Holder, if any, and Junior Loan Holder, if any; provided, however, that as to each such Appraisal or internal valuation, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the applicable Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Controlling Class for the expense of any additional copies so provided. If neither a required Appraisal is received, nor an internal valuation completed, by such date, the Appraisal Reduction Amount for the subject Serviced Loan or Serviced Loan Combination shall be conclusively established to be 25% of the Stated Principal Balance of such Serviced Loan or Serviced Loan Combination as of the date of the related Appraisal Reduction Event; provided that the obligation of the applicable Special Servicer to obtain such Appraisal or complete such internal valuation shall continue until such Appraisal is obtained or such internal valuation is completed. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter, the applicable Special Servicer shall calculate and report (using the CMSA's appraisal reduction template, if any) to the applicable Master Servicer and the Trustee and, with respect to any Serviced Loan Combination, each related Companion Loan Holder, if any, and Junior Loan Holder, if any, the Appraisal Reduction Amount taking into account such Appraisal or internal valuation. The applicable Master Servicer shall verify the accuracy of the mathematical computation of the Appraisal Reduction Amount by the applicable Special Servicer and that the amounts used therein are consistent with the applicable Master Servicer's records. Subject to the immediately preceding sentence, the applicable Master Servicer may conclusively rely on any report by the applicable Special Servicer of an Appraisal Reduction Amount.

          (d) With respect to each Serviced Loan, Serviced Companion Loan or Junior Loan as to which an Appraisal Reduction Event has occurred (unless such loan has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments for such purposes, taking into account any amendment or modification of such Loan) and with respect to which no other Appraisal Reduction Event or Servicing Transfer Event has occurred and is continuing, the applicable Special Servicer shall, within 30 days of each annual anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Serviced Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance. Upon receipt, the applicable Special Servicer shall send a copy of such Appraisal to the Certificate Owners of the Controlling Class, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Serviced Loan Combination, each related Companion Loan Holder, if any, and Junior Loan Holder, if any; provided, however, that as to each such Appraisal, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the applicable Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. Such Appraisal or internal valuation or percentage calculation of the Appraisal Reduction described in the preceding paragraph, as the case may be, shall be used to determine the amount of the Appraisal Reduction Amount with respect to the subject Serviced Loan or Serviced Loan Combination for each Determination Date until the next Appraisal is required pursuant to this Section 3.19(d), and such redetermined Appraisal Reduction Amount shall replace the prior Appraisal Reduction Amount with respect to the subject Serviced Loan or Serviced Loan Combination. Notwithstanding the foregoing, the applicable Special Servicer will not be required to obtain an Appraisal or perform an internal valuation, as the case may be, with respect to a Serviced Loan or Serviced Loan Combination which is the subject of an Appraisal Reduction Event if the applicable Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event, unless the applicable Special Servicer, in the exercise of its reasonable judgment, has reason to believe there has been a material adverse change in the value of the related Mortgaged Property. Instead, the applicable Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction Amount with respect to such Serviced Loan or Serviced Loan Combination.

          With respect to any Serviced Loan, Serviced Companion Loan or Junior Loan as to which an Appraisal Reduction Event has occurred and which has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments, taking into account any amendment or modification of such Loan, and with respect to which no other Appraisal Reduction Event or Servicing Transfer Event has occurred and is continuing, the applicable Special Servicer may within 30 days after the date of such twelfth Monthly Payment, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance. Based upon such Appraisal or internal valuation, the applicable Special Servicer shall redetermine and report to the Trustee, the applicable Master Servicer and, with respect to any Serviced Loan Combination, each related Companion Loan Holder, if any, and/or Junior Loan Holder, if any, the amount of the Appraisal Reduction with respect to the subject Serviced Loan or Serviced Loan Combination and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to the subject Serviced Loan or Serviced Loan Combination.

          (e) Upon the determination that a previously made Advance in respect of any Loan or Serviced Loan Combination is a Nonrecoverable Advance, to the extent that the reimbursement thereof (together with interest accrued and payable thereon) would exceed the full amount of the principal portion of general collections deposited in the Collection Account maintained by the applicable Master Servicer and (after giving effect to similar such reimbursements and payments by the other Master Servicers from their respective Collection Accounts) the principal portion of general collections deposited in the Collection Accounts maintained by such other Master Servicers, the applicable Master Servicer or the Trustee, in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance (together with interest accrued thereon) pursuant to Section 3.05(a)(vii) or Section 3.05(b)(v) immediately, may elect to obtain such reimbursement over a period of time (not to exceed 6 months without the consent of the Directing Certificateholder or 12 months in any event) for such portion of the Nonrecoverable Advance. If the applicable Master Servicer (or the Trustee) makes such an election in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable (together with interest accrued thereon) in the subsequent Due Period (subject, again, to the same option, exercisable in its sole discretion, to defer; it being acknowledged that, in such a Due Period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the applicable Master Servicer (or the Trustee) to refrain from the reimbursement of a particular Nonrecoverable Advance (together with interest accrued thereon) or portion thereof during the Due Period for any Distribution Date, the applicable Master Servicer (or the Trustee) shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance (together with interest accrued thereon) or portion thereof) until the end of such Due Period. The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection or to comply with the terms of this subsection and the other provisions of this Agreement that apply once such an election, if any, has been made. Any election by the applicable Master Servicer (or the Trustee) to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any collection period shall not be construed to impose on the applicable Master Servicer (or the Trustee) any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Due Periods or to constitute a waiver or limitation on the right of the applicable Master Servicer (or the Trustee) to otherwise be reimbursed for such Nonrecoverable Advance (together with interest thereon). Any such election by the applicable Master Servicer or the Trustee shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Due Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the applicable Master Servicer, the Trustee or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Companion Loan Holders or Junior Loan Holders for any such election that such party makes or does not make as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from making or not making such an election.

          SECTION 3.20.  Modifications, Waivers, Amendments and Consents.

          (a) Subject to the provisions of this Section 3.20, the applicable Master Servicer and the applicable Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Loan without the consent of the Trustee or any Certificateholder.

          (b) For any Serviced Loan or Serviced Loan Combination, other than a Specially Serviced Loan, and subject to the rights of the applicable Special Servicer, Directing Certificateholder and the Beverly Center Controlling Holder set forth below, the applicable Master Servicer shall be responsible, subject to the other requirements of this Agreement (and, if applicable, any related Intercreditor Agreement or mezzanine loan intercreditor agreement) with respect thereto, for any request by a Borrower for the consent of the mortgagee or a modification, waiver or amendment of any term thereof; provided that such consent or modification, waiver or amendment would not (except as set forth in Section 3.02 or as set forth in Sections 3.20(e) and 3.20(g)) affect the amount or timing of any of the payment terms of such Serviced Loan or Serviced Loan Combination, result in the release of the related Borrower from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof or relate to the release or substitution of any material collateral for such Loan; provided that this Section 3.20(b) shall not apply to any waiver contemplated by Sections 3.07 or 3.08. To the extent consistent with the foregoing, the applicable Master Servicer shall have the right to grant approvals or waivers or otherwise take actions with respect to, as applicable, the following (the following items not to be considered exclusive):

               (i) approving routine leasing activity with respect to: (1) leases for properties that are residential cooperative properties; and
     (2) leases for properties other than residential cooperative properties and for less than the lesser of (A) 30,000 square feet and (b) 20% of the related Mortgaged Property;

               (ii) approving annual budgets for the related Mortgaged Property, provided that no such budget (1) relates to a fiscal year in which an Anticipated Repayment Date occurs, (2) except with respect to Co-op Loans, provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (3) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

               (iii) waiving any provision of a Loan not requiring the receipt of a rating confirmation if such Loan is not a Significant Loan and the related provision of such Loan does not relate to a "due-on-sale" or "due-on-encumbrance" clause or defeasance (which shall be subject to the terms of Section 3.08 hereof) except for waivers of "due-on-encumbrance" clauses for Co-op Loans as to which the NCB Subordinate Debt Conditions are satisfied;

               (iv) subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Loan requiring a specified number of days notice prior to a Principal Prepayment;

               (v) releases of non-material parcels of a Mortgaged Property (provided that any such releases (1) are related to a pending or threatened condemnation action or (2) are releases as to which the related Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions which shall be made as required by the Loan Documents);

               (vi) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the related Borrower's ability to make any payment with respect to the related Loan; and

               (vii) consistent with Section 3.02(a), waive any Penalty Charges in connection with any delinquent payment on a Loan.

provided, however, that if in the reasonable judgment of the applicable Master Servicer any request by a Borrower for consent of the Mortgagee or any modification, waiver or amendment is not included within the scope of this subsection (b), the applicable Special Servicer shall approve or otherwise be responsible for, as the case may be, such request in accordance with subsection (c) below.

          (c) With respect to any request by a Borrower (to the extent such request is not included within the scope of Section 3.20(b)) for the consent of the mortgagee under, or for any modification, waiver or amendment of any term of any Serviced Loan or Serviced Loan Combination that is not a Specially Serviced Loan, or if such consent, request, modification, waiver or amendment relates to a Serviced Loan that is on the most recent CMSA Servicer Watch List, has a Debt Service Coverage Ratio (based on the most recently received financial statements and calculated on a trailing twelve month basis) less than the greater of 1.1x (or, in respect of Co-op Loans, 0.9x) and 20% less than the Debt Service Coverage Ratio as of the Cut-off Date or with respect to which an event of default has occurred in the preceding 12 months, the applicable Master Servicer shall receive any such request from Borrower, and shall forward its analysis and recommendation to the applicable Special Servicer. The applicable Special Servicer shall approve any such recommendation (which approval, except in the case of the Beverly Center Total Loan, shall be deemed granted if not denied within 15 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request), if required by Section 3.21(e) or Section 3.32(b), as applicable, forward such analysis and recommendation to the Directing Certificateholder or, in the case of the Beverly Center Total Loan, the Beverly Center Controlling Party, who (subject to the last paragraph of Section 3.21(e) or the penultimate paragraph of Section 3.32(b), as applicable) shall approve or reject such recommendation. The Directing Certificateholder shall, if applicable, except in the case of the Beverly Center Total Loan, be deemed to have approved such recommendation if not denied within five Business Days of its receipt of the applicable Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. The applicable Master Servicer shall then process the required documentation.

          The applicable Special Servicer shall be responsible for, and shall (when required under Section 3.21(e) or Section 3.32, as applicable) obtain the consent of the Directing Certificateholder or, in the case of the Beverly Center Total Loan, the Beverly Center Controlling Holder (such consent to be subject to the last paragraph of Section 3.21(e) or the penultimate paragraph of Section 3.32(b), as applicable) with respect to, any Specially Serviced Loan.

          (d) All modifications, waivers or amendments of any Loan shall be
(i) in writing (except for waivers of Penalty Charges) and (ii) effected in accordance with the Servicing Standard.

          (e) Neither the applicable Master Servicer nor the applicable Special Servicer, on behalf of the Trustee, shall agree or consent to (or consent to a Primary Servicer performing), any modification, waiver or amendment of any term of any Serviced Loan, Serviced Companion Loan or Junior Loan that is not a Specially Serviced Loan if such modification, waiver or amendment would:

               (i) affect the amount or timing of any related payment of principal, interest or other amount (including Yield Maintenance Charges, but excluding Penalty Charges and/or other amounts payable as additional servicing compensation) payable thereunder;

               (ii) affect the obligation of the related Borrower to pay a Yield Maintenance Charge or Static Prepayment Premium or permit a Principal Prepayment during any period in which the related Note prohibits Principal Prepayments;

               (iii) except as expressly contemplated by the related Loan Documents or pursuant to Section 3.09(e), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Appraiser delivered at the expense of the related Borrower and upon which the applicable Master Servicer and the applicable Special Servicer, as applicable, may conclusively rely) of the property to be released; or

               (iv) in the judgment of the applicable Master Servicer or applicable Special Servicer, as applicable, otherwise materially impair the security for such Serviced Loan, Serviced Companion Loan or Junior Loan, as the case may be, or reduce the likelihood of timely payment of amounts due thereon;

The applicable Special Servicer may agree to any such modification, waiver or amendment only if: (i) in the applicable Special Servicer's reasonable judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery (or equal recovery) to Certificateholders (and, in the case of any Serviced Companion Loan or Junior Loan, the related Companion Loan Holder(s), if any, and/or related Junior Loan Holder(s), if any, as applicable), taken as a collective whole, on a net present value basis; and
(ii) unless the Serviced Loan, Serviced Companion Loan or Junior Loan is in default or default is reasonably foreseeable, the applicable Special Servicer has determined (and may rely upon an Opinion of Counsel in making such determination) that the modification, waiver or amendment will not be a "significant modification" of such Serviced Loan, Serviced Companion Loan or Junior Loan within the meaning of Treasury regulations section 1.860G-2(b)

          (f) None of the applicable Master Servicer, the applicable Special Servicer or the Trustee shall agree to any amendment or supplement to or modification or termination of either the Mayfair Mall Intercreditor Agreement or any Mayfair Mall Servicing Agreement or of either the Stanford Shopping Center Intercreditor Agreement or the Stanford Shopping Center Servicing Agreement, unless (i) the applicable Master Servicer has provided its written analysis and recommendation regarding the pending amendment, supplement to or modification of the Mayfair Mall Intercreditor Agreement, Mayfair Mall Servicing Agreement, Stanford Shopping Center Intercreditor Agreement or the Stanford Shopping Center Servicing Agreement to the applicable Special Servicer and the applicable Special Servicer has prepared its recommendation and provides any information that the Directing Certificateholder reasonably requests and thereafter obtains (A) subject to the last paragraph of Section 3.21(e), the consent of the Directing Certificateholder within 10 Business Days of having received the applicable Special Servicer's recommendation (which consent shall be deemed given if the subject servicing action is not disapproved by the Directing Certificateholder within 10 Business Days of having received the applicable Special Servicer's recommendation) and (B) written confirmation from each Rating Agency that such amendment, supplement or modification will not result in an adverse rating event with respect to any Class of rated Certificates and (ii) it shall have received an Opinion of Counsel to the effect that such amendment, supplement or modification will not result in an Adverse REMIC Event.

          (g) Notwithstanding Section 3.20(e), but subject to Sections 3.20(h), 3.20(i), 3.21 and 3.32, the applicable Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge or Static Prepayment Premium, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Loan, (iv) extend the maturity of any Specially Serviced Loan, (v) waive Excess Interest if such waiver conforms to the Servicing Standard, (vi) permit the release or substitution of collateral for a Specially Serviced Loan and/or (vii) accept a Principal Prepayment during any Lockout Period; provided that the related Borrower is in default with respect to the Specially Serviced Loan or, in the judgment of the applicable Special Servicer, such default is reasonably foreseeable.

          (h) Neither the applicable Master Servicer nor the applicable Special Servicer shall consent to, make or permit (i) any modification with respect to any Serviced Loan, Serviced Companion Loan or Junior Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final Maturity Date of such Loan, Serviced Companion Loan or Junior Loan, as the case may be, unless both (A) the related Borrower is in default with respect to the Loan, Serviced Companion Loan or Junior Loan, as the case may be, or, in the judgment of the applicable Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the applicable Special Servicer and in accordance with the Servicing Standard, such modification would increase the recovery on the subject Serviced Loan or Serviced Loan Combination, as applicable, to Certificateholders (and, in the case of any Serviced Loan Combination, the related Companion Loan Holder(s) and/or related Junior Loan Holder(s), as applicable), taken as a collective whole, on a present value basis (the relevant discounting of amounts that will be distributable to Certificateholders, any related Companion Loan Holder(s) and/or any related Junior Loan Holder(s) to be performed at the related Mortgage Rate) or (ii) any modification, waiver or amendment of any term of any Serviced Loan, Serviced Companion Loan or Junior Loan that would either
(A) unless there shall exist a default with respect to such Serviced Loan, Serviced Companion

Loan or Junior Loan (or unless the applicable Special Servicer determines that a default is reasonably foreseeable), constitute a "significant modification" under Treasury regulations section 1.860G-2(b) or (B) cause any Trust REMIC or REMIC under any securitization containing a related Companion Loan to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

          The determination of the applicable Special Servicer contemplated by clause (i)(B) of the first paragraph of this Section 3.20(h) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the applicable Master Servicer and describing in reasonable detail the basis for the applicable Special Servicer's determination and the considerations of the applicable Special Servicer forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls (for properties other than residential cooperative properties), occupancy status and property inspections, and shall include an Appraisal of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the applicable Master Servicer as a Servicing Advance).

          (i) In no event shall the applicable Special Servicer: (i) extend the Maturity Date of a Serviced Loan or Serviced Companion Loan beyond a date that is three years prior to the Rated Final Distribution Date; (ii) extend the Maturity Date of any Serviced Loan or Serviced Companion Loan at an interest rate less than the lower of (A) the interest rate in effect prior to such extension or (B) then prevailing interest rate for comparable loans, as determined by the applicable Special Servicer by reference to available indices for commercial mortgage lending; (iii) if the subject Serviced Loan or Serviced Companion Loan is secured by a ground lease, extend the Maturity Date of such Serviced Loan or Serviced Companion Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease (after giving effect to all extension options that have been exercised at that time or may thereafter be exercised by the lender either pursuant to the applicable Loan Documents or if the lender shall have succeeded to the rights of the Borrower under the ground lease through foreclosure or otherwise); or (iv) defer interest due on any Serviced Loan or Serviced Companion Loan in excess of 5% of the Stated Principal Balance of such Serviced Loan or Serviced Companion Loan; provided that with respect to clause (iii) above, the applicable Special Servicer gives due consideration to the term of such ground lease prior to any extension beyond a date 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options that have been exercised at that time or may thereafter be exercised by the lender either pursuant to the applicable Loan Documents or if the lender shall have succeeded to the rights of the Borrower under the ground lease through foreclosure or otherwise). In addition, no Special Servicer shall consent to any Master Servicer taking any of the actions referred to in clauses (i)-(iv) of the prior sentence.

          (j) Neither the applicable Master Servicer nor the applicable Special Servicer may permit or modify a Loan or Serviced Companion Loan to permit a voluntary Principal Prepayment of a Loan or Serviced Companion Loan (other than a Specially Serviced Loan) on any day other than its Due Date, unless (i) the applicable Master Servicer or applicable Special Servicer also collects interest thereon through the Due Date following the date of such Principal Prepayment, (ii) otherwise permitted under the related Loan Documents, (iii) such Principal Prepayment would not result in a Prepayment Interest Shortfall, (iv) such Principal Prepayment is accepted by the applicable Master Servicer or the applicable Special Servicer at the request of or with the consent of the Directing Certificateholder, or if accepted by the applicable Master Servicer, with the consent of the applicable Special Servicer (subject to Section 3.20(c)) or (v) it is consistent with the Servicing Standard to do so.

          (k) The applicable Master Servicer and the applicable Special Servicer may, as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the subject Serviced Loan or Serviced Companion Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request (provided that such fee does not constitute a "significant modification" of such Serviced Loan or Serviced Companion Loan under Treasury regulations section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it. In no event shall the applicable Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

          (l) The applicable Special Servicer shall, except with respect to waivers of Penalty Charges, notify the applicable Master Servicer, any related Sub-Servicers, the Trustee and, with respect to any Serviced Loan Combination, the related Companion Loan Holder(s) and/or Junior Loan Holder(s), as applicable, in writing, of any modification, waiver or amendment of any term of any Serviced Loan, Serviced Companion Loan or Junior Loan (including fees charged the Borrower) and the date thereof, and shall deliver to the Trustee (with a copy to the applicable Master Servicer) for deposit in the related Mortgage File and, with respect to any Serviced Companion Loan or Junior Loan, to the related Companion Loan Holder or Junior Loan Holder, as applicable, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. The applicable Master Servicer or applicable Special Servicer, as applicable, shall notify the Rating Agencies of any modification, waiver or amendment of any term of any Significant Loan or Serviced Companion Loan. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Serviced Loan, Serviced Companion Loan or Junior Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the applicable Master Servicer or applicable Special Servicer, as applicable, pursuant to Section 3.26 hereof.

          (m) With respect to any Serviced Loan which permits the related Borrower, with the consent or grant of a waiver by the mortgagee, to amend or modify the related Borrower's organizational documents, the Special Servicer may, in accordance with the Servicing Standard, consent to such action, or grant a waiver with respect thereto, provided, however, with respect to any such amendment or modification that the applicable Master Servicer or Special Servicer shall deem material, the applicable Special Servicer may grant such consent only if it (i) determines that such consent or grant of waiver is likely to result in an equal or greater recovery on a present value basis (discounted at the related Mortgage Rate) than the withholding of such consent or grant of waiver, and (ii) with respect to Significant Loans, first obtains
(A) written confirmation from each Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates and
(B) the consent of the Directing Certificateholder or, in the case of the Beverly Center Total Loan, the Beverly Center Controlling Holder (subject to the last paragraph of Section 3.21(e) or the penultimate paragraph of Section 3.32(b), as applicable).

          Notwithstanding the foregoing, with respect to any request by a Borrower under any Serviced Loan which is not a Specially Serviced Loan that has been established as a "bankruptcy-remote entity", for the applicable Master Servicer's consent to (x) the amendment by such Borrower of its organizational documents that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity or (y) any other action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity, the applicable Master Servicer shall receive such request from the Borrower and shall forward its analysis and recommendation to the applicable Special Servicer. The applicable Special Servicer shall approve or deny any such recommendation in accordance with, and subject to the conditions set forth in, the prior paragraph, such approval (except in the case of the Beverly Center Loan) to be deemed granted if not denied within 10 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request.

          (n) Any modification, waiver or amendment of any term of the Loan Documents with respect to a Serviced Loan Combination (i) shall be performed subject to the terms and conditions of, and (ii) shall not alter, and shall be structured so as to preserve, the priority and preference among the applicable A Loan, Companion Loan(s), if any, and Junior Loan(s), if any, set forth in, the related Intercreditor Agreement(s).

          (o) If there are any conflicts between this Section 3.20 and a CBA Intercreditor Agreement, then such CBA Intercreditor Agreement shall control.

          SECTION 3.21. Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Asset Status Report.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Loan, Serviced Companion Loan or Junior Loan, the applicable Master Servicer shall immediately give notice thereof to the applicable Special Servicer, the Trustee, each Rating Agency, the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) (and, solely as it relates to any related Junior Loan or Companion Loan of a Serviced Loan Combination, any related Junior Loan Holder and/or any related Companion Loan Holder, as applicable), shall deliver copies of the related Mortgage File and Servicing File to the applicable Special Servicer and shall use its reasonable efforts to provide the applicable Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the subject Serviced Loan, Serviced Companion Loan or Junior Loan, as applicable, that are in the possession of the applicable Master Servicer or available to the applicable Master Servicer without undue burden or expense, and reasonably requested by the applicable Special Servicer to enable it to assume its functions hereunder with respect thereto. The applicable Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Master Servicer and administrator of the subject Serviced Loan, Serviced Companion Loan or Junior Loan, as applicable, until the applicable Special Servicer has commenced the servicing of such Loan or Serviced Companion Loan. The Trustee shall deliver to the Underwriters, the Initial Purchasers and each Holder of a Certificate of the Controlling Class, a copy of the notice of such Servicing Transfer Event provided by the applicable Master Servicer to the applicable Special Servicer pursuant to this Section.

          Upon determining that a Specially Serviced Loan (other than an REO
Loan) has become a Corrected Loan (provided no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the applicable Special Servicer) and that no other Servicing Transfer Event is continuing with respect thereto, the applicable Special Servicer shall immediately give notice thereof and shall return the related Mortgage File and Servicing File to the applicable Master Servicer and, upon giving such notice and returning such Mortgage File and Servicing File to the applicable Master Servicer, the applicable Special Servicer's obligation to service such Corrected Loan shall terminate and the obligations of the applicable Master Servicer to service and administer such Loan shall re-commence. With respect to any CBA A/B Loan Pair or the Beverly Center Total Loan(s), if any, in determining whether such loan has become a Corrected Loan, the related Junior Loan(s), if any, and the related Serviced Companion Loan(s), if any, must also be determined to be Corrected Loans for the applicable Special Servicer's obligation to terminate for such loans.

          (b) In servicing any Specially Serviced Loan, the applicable Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the applicable Master Servicer and, with respect to any Serviced Loan Combination, to each related Companion Loan Holder and/or Junior Loan Holder, as applicable), and provide the applicable Master Servicer and, with respect to any Loan Combination, to each related Companion Loan Holder and/or Junior Loan Holder, as applicable, with copies of any additional related Loan information including correspondence with the related Borrower.

          (c) No later than the fourth Business Day prior to each Determination Date, by 4:00 p.m. New York City time, each Special Servicer shall deliver to the applicable Master Servicer a statement, both written and in computer readable format reasonably acceptable to such Master Servicer and such Special Servicer (upon which the applicable Master Servicer may conclusively rely) describing, on a loan-by-loan and property-by-property basis, with respect to the Specially Serviced Loans and REO Properties for which such Special Servicer is the applicable Special Servicer, (1) the amount of all payments, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each such Specially Serviced Loan during the related Due Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property during the related Due Period, (2) the amount, purpose and date of all Servicing Advances made by the applicable Master Servicer with respect to each such Specially Serviced Loan and REO Property during the related Due Period,
(3) the CMSA Special Servicer Loan File and (4) such additional information or data relating to such Specially Serviced Loans and REO Properties as the applicable Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement which is in the applicable Special Servicer's possession or is reasonably obtainable by the applicable Special Servicer.

          (d) Notwithstanding the provisions of the preceding clause (c), with respect to each of the Specially Serviced Loans and REO Properties for which it is the applicable Master Servicer, each Master Servicer shall maintain ongoing payment records and shall provide the applicable Special Servicer with any information in its possession required by the applicable Special Servicer to perform its duties under this Agreement.

          (e) No later than 30 days after receipt by the applicable Special Servicer of the information reasonably required by the applicable Special Servicer after a Servicing Transfer Event for a Serviced Loan, Serviced Companion Loan or Junior Loan (exclusive, however, of the Beverly Center Total Loan or any Loan, Serviced Companion Loan or Junior Loan comprising the Beverly Center Total Loan), the applicable Special Servicer shall deliver to each Rating Agency, the applicable Master Servicer and the Directing Certificateholder a report (the "Asset Status Report") with respect to such

Serviced Loan, Serviced Companion Loan or Junior Loan and the related Mortgaged Property. Any Asset Status Report with respect to any CBA A/B Loan Pair will also be delivered to the related Junior Loan Holder. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) summary of the status of such Specially Serviced Loan;

               (ii) a discussion of the legal and environmental considerations reasonably known to the applicable Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Serviced Loan or Serviced Loan Combination and whether outside legal counsel has been retained;

               (iii) the most current rent roll (for properties other than residential cooperative properties) and income or operating statement available for the related Mortgaged Property;

               (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

               (v) a recommendation by the applicable Special Servicer as to how such Specially Serviced Loan might be returned to performing status, returned to the applicable Master Servicer for regular servicing or otherwise realized upon;

               (vi) a summary of any proposed actions and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the applicable Special Servicer made such determination;

               (vii) a status report on any foreclosure actions or other proceedings undertaken with respect to such mortgaged real property, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional events of default thereon; and

               (viii) such other information as the applicable Special Servicer deems relevant in light of the Servicing Standard.

          With respect to any Serviced Loan (other than the Beverly Center
Loan) that becomes a Specially Serviced Loan, if within 10 Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the applicable Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the applicable Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Loan Documents. If the Directing Certificateholder disapproves such Asset Status Report, the applicable Special Servicer shall revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies and the applicable Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

          The applicable Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(e) until the earlier of (a) the failure of the Directing Certificateholder to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report; (b) a determination by the applicable Special Servicer as set forth below or (c) the passage of 60 days from the date of preparation of the first Asset Status Report. The applicable Special Servicer shall deliver such finalized Asset Status Report to the Directing Certificateholder, the Rating Agencies, the applicable Master Servicer and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder). The applicable Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the applicable Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the applicable Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether any affirmative disapproval by the Directing Certificateholder described in this paragraph is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

          The applicable Special Servicer shall have the authority to meet with the Borrower for any Specially Serviced Loan and, subject to Section 3.32 and the next paragraph, take such actions consistent with the Servicing Standard and any related Asset Status Report. Subject to Section 3.32 and the next paragraph, the applicable Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

          In addition to the foregoing, the applicable Special Servicer is required to obtain the consent of the Directing Certificateholder (subject to the last paragraph of Section 3.21(e) and any express provisions of this Agreement deeming such consent to be given if there is no objection or response within a specified time period) prior to the taking by the applicable Special Servicer of the following actions: (i) any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any Specially Serviced Loans in the Trust Fund (other than the Mayfair Mall Loan, the Stanford Shopping Center Loan and the Beverly Center Loan) as come into and continue in default; (ii) any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by clause (ix) below) of a Loan (other than the Mayfair Mall Loan, the Stanford Shopping Center Loan and the Beverly Center
Loan); (iii) any acceptance of a discounted payoff with respect to a Specially Serviced Loan in the Trust Fund (other than the Mayfair Mall Loan, the Stanford Shopping Center Loan and the Beverly Center Loan); (iv) any proposed or actual sale of an Administered REO Property (other than any Beverly Center REO Property) out of the Trust Fund for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess Interest) on, the related Loan, except in connection with a termination of the Trust Fund; (v) any determination to bring an Administered REO Property (other than any Beverly Center REO Property) held by the Trust Fund into compliance with applicable environmental laws or to otherwise address hazardous material located at such REO Property; (vi) any release of material collateral for a Loan (other than the Mayfair Mall Loan, the Stanford

Shopping Center Loan and the Beverly Center Loan), other than in accordance with the specific terms of, or upon satisfaction of, that Loan; (vii) any acceptance of substitute or additional collateral for a Specially Serviced Loan in the Trust Fund (other than the Mayfair Mall Loan, the Stanford Shopping Center Loan and the Beverly Center Loan), other than in accordance with the specific terms of that Loan; (viii) any releases of earn-out reserves or related letters of credit with respect to a Mortgaged Property securing a Loan (other than the Mayfair Mall Loan, the Stanford Shopping Center Loan and the Beverly Center Loan), other than in accordance with the specific terms of, or upon satisfaction of, that Loan; and (ix) any waiver of a due-on-sale or due-on-encumbrance clause in a Loan (other than the Mayfair Mall Loan, the Stanford Shopping Center Loan and the Beverly Center Loan and, in the case of a Co-op Loan in Servicing Group 3, other than any waiver thereof the effect of which is to permit the related Borrower to incur subordinate debt if the NCB Subordinate Debt Conditions have been satisfied). If any of the previous listed items is set forth as proposed action in any Asset Status Report, the applicable Special Servicer is required to follow the approval procedures set forth above in this paragraph.

          Notwithstanding anything to the contrary contained in this Agreement, no direction of the Directing Certificateholder or failure to consent to any action requiring its or their consent under this Agreement shall (i) require or cause the applicable Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including the applicable Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC, or (ii) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or
(iii) expose the applicable Master Servicer, the applicable Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund, the Trustee, any other Companion Loan Holder or Junior Loan Holder or their Affiliates, officers, directors, employees or agents to any claim, suit or liability, or
(iv) materially expand the scope of the applicable Special Servicer's or the applicable Master Servicer's responsibilities under this Agreement; and the applicable Special Servicer (1) shall not follow any such direction if given by the Directing Certificateholder, (2) shall not initiate any such actions having any of the effects in clauses (i)-(iv) of this paragraph and (3) shall not refrain from taking any action if the failure to take such action would violate the Servicing Standard.

          (f) Upon receiving notice of the filing of a case under any federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a Serviced Loan or Serviced Loan Combination or the related Borrower, the applicable Master Servicer shall promptly give notice thereof, and shall deliver a copy of the related Servicing File to the applicable Special Servicer and shall use its reasonable efforts to provide the applicable Special Servicer with all information in its possession relating to such Serviced Loan or Serviced Loan Combination and reasonably requested by the applicable Special Servicer to enable it to negotiate with the related Borrower and prepare for any such proceedings. The applicable Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each such event, and upon receiving such documents and information, the applicable Special Servicer shall use its reasonable efforts to cause the related Borrower to cure any default and/or remedy any such event, work out or modify the subject Serviced Loan or Serviced Loan Combination consistent with the terms of this Agreement, and/or prepare for such proceedings. Notwithstanding the foregoing, the occurrence of any of the above-referenced events shall not in and of itself be considered a Servicing Transfer Event.

          SECTION 3.22.  Sub-Servicing Agreements.

          (a) Each Master Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under this Agreement; provided that the Sub-Servicing Agreement:
(i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if such Master Servicer shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to such Master Servicer may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such Master Servicer under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that a Primary Servicing Agreement may not be terminated except for cause pursuant to such Primary Servicing Agreement); (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third-party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of such Master Servicer thereunder as contemplated by the immediately preceding clause
(ii), and except with respect to the obligations of any successor Master Servicer thereto under the Primary Servicing Agreements) none of the Trust Fund, the Trustee, any successor or other Master Servicer, any Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) except with respect to the Primary Servicing Agreements, permits any purchaser of a Serviced Loan or the Trustee pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Serviced Loan at its option and without penalty; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund except to the extent of its rights of indemnification, if any, as an agent of such Master Servicer; (vi) does not permit the Sub-Servicer to foreclose on the related Mortgaged Property or consent to the modification of any Serviced Loan without the prior consent of such Master Servicer or the applicable Special Servicer, as applicable; (vii) provides that the Sub-Servicer shall act in accordance with the Servicing Standard; and (viii) provides that in the event of an act or failure to act by the Sub-Servicer that causes such Master Servicer to be in default of its obligations under this Agreement, the Sub-Servicer shall be in default of its obligations under such Sub-Servicing Agreement. Any successor Master Servicer, upon becoming successor Master Servicer, shall have the right to be assigned and shall have the right to assume any Sub-Servicing Agreements from the predecessor Master Servicer. Upon a termination of a Master Servicer pursuant to this Agreement, the successor to such Master Servicer (other than the Trustee or its designee) shall automatically succeed to the rights and obligations of the prior Master Servicer, under each related Primary Servicing Agreement, subject to the termination rights set forth therein, it being understood that any such succession by the Trustee or its designee shall not be automatic but shall be in the discretion of the Trustee or such designee.

          In addition, each Sub-Servicing Agreement entered into by a Master Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Loan serviced thereunder at the time such Loan becomes a Specially Serviced Loan. Each Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. For purposes of this Agreement, each Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. Each Master Servicer shall notify the applicable Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. Each Special Servicer shall notify the applicable Master Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

          (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

          (c) As part of its servicing activities hereunder, each Master Servicer, for the benefit of the Trustee, the Certificateholders and, with respect to any Serviced Loan Combination, each related Companion Loan Holder and/or Junior Loan Holder, as applicable, shall (at no expense to the Trustee, the Certificateholders, Companion Loan Holders, Junior Loan Holders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement entered into by such Master Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Master Servicer would require were it the owner of the subject Serviced Loans and/or Serviced Loan Combinations. Each Master Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement upon the events of default and other termination events specified in the related Sub-Servicing Agreement.

          (d) If the Trustee or its designee becomes successor to a Master Servicer and elects or is required to assume the rights and obligations of such Master Servicer under any Sub-Servicing Agreement, such Master Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Serviced Loans and/or Serviced Loan Combinations then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

          (e) Notwithstanding the provisions of any Sub-Servicing Agreement, each Master Servicer shall remain obligated and liable to the Trustee, the Certificateholders and, with respect to any Serviced Loan Combination, each related Companion Loan Holder and/or Junior Loan Holder, as applicable, for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Serviced Loans and/or Serviced Loan Combinations for which it is responsible, and such Master Servicer shall pay the fees of any Sub-Servicer thereunder from its own funds or, with respect to the related Primary Servicers, shall permit each to retain the Primary Servicing Fees and any additional servicing compensation payable pursuant to the related Sub-Servicing Agreement from amounts collected by such Primary Servicer. Such additional servicing compensation shall not exceed the Additional Servicing Compensation payable to the applicable Master Servicer under this Agreement, shall be paid out of such Additional Servicing Compensation and shall not be paid from any amount otherwise payable to the applicable Special Servicer hereunder. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

          SECTION 3.23. Representations, Warranties and Covenants of the Master Servicers.

          (a) Each Master Servicer hereby represents and warrants to the Trustee for its own benefit and the benefit of the Certificateholders, and to the other Master Servicers, the Depositor, the Special Servicers, the Companion Loan Holders and the Junior Loan Holders, as of the Closing Date, that:

               (i) Such Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of Delaware (in the case of Master Servicer No. 1) or Ohio (in the case of Master Servicer No. 2), or a federal savings bank duly organized, validly existing and in good standing under the laws of the United States (in the case of Master Servicer No. 3), and such Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of such Master Servicer to perform its obligations hereunder;

               (ii) The execution and delivery of this Agreement by such Master Servicer, and the performance and compliance with the terms of this Agreement by such Master Servicer, will not (A) violate the Master Servicer's certificate of incorporation or charter and by-laws or other comparable organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, or (C) result in the violation of any law, rule, regulation, order, judgment or decree binding on such Master Servicer which, in the case of either (B) or (C) is likely to materially and adversely affect such Master Servicer's ability to perform hereunder;

               (iii) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) Such Master Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are reasonably likely to have consequences that would materially and adversely affect the financial condition or operations of such Master Servicer or its properties taken as a whole or are reasonably likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

               (v) No litigation is pending or, to the best of such Master Servicer's knowledge, threatened against such Master Servicer which would prohibit such Master Servicer from entering into this Agreement or, in such Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of such Master Servicer to perform its obligations under this Agreement;

               (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Master Servicer, or compliance by such Master Servicer with, this Agreement or the consummation of such Master Servicer's transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by such Master Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of such Master Servicer to perform its obligations hereunder;

               (vii) Such Master Servicer has full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (viii) Such Master Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by such Master Servicer at a future date, will not be, materially inconsistent with the terms of this Agreement; and

               (ix) Each officer and employee of such Master Servicer that has responsibilities concerning the servicing and administration of Loans, Serviced Companion Loans and/or Junior Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by Section 3.07(c).

          (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

          SECTION 3.24. Representations, Warranties and Covenants of the Special Servicers.

          (a) Each Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the other Special Servicer, the Depositor, the Master Servicers, the Companion Loan Holders and the Junior Loan Holders, as of the Closing Date and as to such Special Servicer, that:

               (i) Such Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida (in the case of Special Servicer No. 1) or a corporation duly organized, validly existing and in good standing under the laws of the United States (in the case of Special Servicer No. 2), and such Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

               (ii) The execution and delivery of this Agreement by such Special Servicer, and the performance and compliance with the terms of this Agreement by such Special Servicer, will not violate such Special Servicer's certificate of incorporation and by-laws or comparable organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Special Servicer or its property is subject;

               (iii) Such Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Special Servicer, enforceable against such Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) Such Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of such Special Servicer to perform its obligations under this Agreement or the financial condition of such Special Servicer;

               (vi) No litigation is pending or, to the best of such Special Servicer's knowledge, threatened against such Special Servicer which would prohibit such Special Servicer from entering into this Agreement or, in such Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Special Servicer to perform its obligations under this Agreement or the financial condition of such Special Servicer;

               (vii) Each officer, director or employee of such Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Loans, Serviced Companion Loans and/or Junior Loans is covered by errors and omissions insurance and fidelity bond in the amounts and with the coverage required by Section 3.07(c). Neither such Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Loans has been refused such coverage or insurance;

               (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Special Servicer, or compliance by such Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by such Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of such Special Servicer to perform its obligations hereunder;

               (ix) The Special Servicing Fee payable to such Special Servicer represents reasonable servicing compensation for its services hereunder;

               (x) Such Special Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by such Special Servicer at a future date, will not, be materially inconsistent with the terms of this Agreement; and

               (xi) solely in the case of Special Servicer No. 1, such Special Servicer has a special servicer rating of not less than "CSS3" from Fitch, Inc., such Special Servicer is on S&P's approved list of special servicers and such Special Servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by Moody's within twelve months prior to the date hereof and Moody's has not (during such period) downgraded or withdrawn then current ratings on any class of the commercial mortgage securities issued pursuant to such securitization or placed any class of such securities on "watch" citing the continuation of such special servicer as special servicer as a factor in such downgrade or withdrawal or such placement.

          (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

          SECTION 3.25. Limitation on Liability of the Directing
                        Certificateholder.

          By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, that the Directing Certificateholder shall have no liability to any Certificateholder other than a Controlling Class Certificateholder for any action taken or not taken and shall have no liability to a Controlling Class Certificateholder absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Directing Certificateholder, it being acknowledged that actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates shall be deemed to not constitute willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Directing Certificateholder) and each Certificateholder agrees to take no action against the Directing Certificateholder as a result of such a special relationship or conflict. Nothing in this section shall relieve a Special Servicer of any liability it may have under this Agreement.

          SECTION 3.26. Reports to the Securities and Exchange Commission; Available Information.

          (a) With respect to the Trust's fiscal year 2004 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Trustee shall:

               (i) with respect to each Distribution Date during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Statement to Certificateholders;

               (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 10.10 and/or Section 3.26(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee; and

               (iii) prepare, execute and properly file with the Commission on or before the due date specified by the Commission, with respect to the Trust, an Annual Report on Form 10-K which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits the Annual Performance Certification and Annual Accountant's Report delivered pursuant to Section 3.13 and Section 3.14, respectively, with respect to each Master Servicer and Special Servicer for such fiscal year, and which shall further include such certification(s) as may be required under the Sarbanes-Oxley Act of 2002 (the "Sarbanes Act") and any rules promulgated by, or interpretive guidance from, the Commission (such certification(s), individually and collectively, insofar as they are required to be part of any particular Annual Report on Form 10-K, a "Sarbanes-Oxley Certification") (which Sarbanes-Oxley Certifications shall be signed by the party or parties contemplated by this Section 3.26);

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it and those items delivered to it in a format readily convertible to a format suitable for electronic filing via the EDGAR system) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee or the applicable Master Servicer, as applicable, in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this
Section 3.26(a), to the extent it is otherwise required to deliver such items to the Trustee or the applicable Master Servicer, as applicable.

          (b) At all times during the Trust's fiscal year 2004 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository

Participants having accounts with the Depository, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

               (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

               (ii) any acquisition or disposition by the Trust of a Loan or an REO Property (or, in the case of any Mayfair Mall REO Property or the Stanford Shopping Center REO Property, any interest therein), which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

               (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Loans and REO Properties), other than in the normal course of business;

               (iv) any change in the fiscal year of the Trust;

               (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

               (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

               (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 3.26(b) unless such Responsible Officer was notified in writing.

          (c) The Form 10-K shall include the Sarbanes-Oxley Certification required to be included therewith pursuant to the Sarbanes Act, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file such annual report on Form 10-K on behalf of the Depositor, which power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written notice terminating such power of attorney or (ii) the termination of the Trust. Each Master Servicer, each Special Servicer (who shall certify to the Master Servicer) and the Trustee (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification or, in the case of a Master Servicer, who relies on the applicable Special Servicer's Performance Certification (in each case, the "Certifying Person") a certification (each, a "Performance Certification"), in the form set forth on Exhibit L hereto (with respect to a Master Servicer and the Trustee) or in the form set forth on Exhibit A to Exhibit L hereto (with respect to a Special Servicer), as applicable, on which the Certifying Person, the applicable Master Servicer (with respect to the Performance Certification executed by a Special Servicer), the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. The Trustee's certification with respect to items 1 through 3 of Exhibit L hereto shall relate to distribution information, and each Master Servicer's certification with respect to items 4 and 5 of Exhibit L hereto shall relate to servicing information with respect to the Loans serviced by it hereunder. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the applicable Master Servicer (if the terminated or resigning Performing Party is a Special Servicer) or the Depositor pursuant to this Section 3.26(c) with respect to the period of time such Performing Party was subject to this Agreement.

          (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2004), the Public Certificates are held (directly or, in the case of Public Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act.

          (e) Nothing contained in this Section 3.26 shall be construed to require any party to this Agreement (other than the Depositor), or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Performing Party and the Trustee hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section 10.01.

          (f) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) an actual breach by the applicable Performing Party of its obligations under this Section 3.26, (ii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of such obligations or (iii) any inaccuracy made in the Performance Certification resulting from such Performing Party's negligence, bad faith or willful misconduct. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for in this Section
3.26 is unavailable or insufficient to hold harmless a Certification Party (on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such Certification Party on the one hand and each Performing Party on the other. The obligations of the Performing Parties in this subsection (f) to contribute are several in the proportions described in the preceding sentence and not joint.

          Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Agreement except to the extent that such omission to notify materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, after the indemnifying party has been notified of the commencement of such action, such indemnifying party shall be entitled to participate therein (at its own expense) and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails within a reasonable period of time to designate counsel that is reasonably satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in any one jurisdiction separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement to the extent that the indemnifying party is otherwise required to do so under this Agreement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party (which consent shall not be unreasonably withheld) or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

          Unless the other parties hereto receive written notice from the Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, at least 10 Business Days prior to the date on which the Trustee intends to file any Annual Report on Form 10-K as contemplated by Section 3.26, any items required to be delivered by such party that are to be an Exhibit to such Annual Report on Form 10-K. The Trustee hereby notifies the Master Servicer and the Special Servicer that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2004.

          (g) Each Master Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also make available through its Website or otherwise, any additional information relating to the Loans for which it is the applicable Master Servicer, the related Mortgaged Properties or the related Borrowers, for review by the Depositor, the Rating Agencies and any other Persons to whom such Master Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Loan.

          (h) Each of the Master Servicers and Special Servicers shall make the following items available at its offices during normal business hours, or shall send such items to any requesting party at the expense of such requesting party (other than the Rating Agencies, the Depositor and the Underwriters, and except as otherwise provided in the last sentence of this paragraph) for review by the Depositor, the Trustee, the Rating Agencies, any Certificateholder, any Person identified to such Master Servicer or Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom such Master Servicer or Special Servicer, as applicable, believes such disclosure to be appropriate: (i) all financial statements, occupancy information, rent rolls, maintenance schedules, if applicable, retail sales information, average daily room rates and similar information received by such Master Servicer or such Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of such Master Servicer or such Special Servicer, as applicable, in connection with the property inspections pursuant to Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Loan entered into by such Master Servicer or such Special Servicer, as applicable, (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support such Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance, (v) any and all information similar to the information described in the preceding clauses (i) through (iv) relating to the Mayfair Mall Loan and delivered to such Master Servicer or Special Servicer, as applicable, by the Mayfair Mall Master Servicer, the Mayfair Mall Special Servicer or any of the other parties to the Mayfair Mall Servicing Agreement and (vi) any and all information similar to the information described in the preceding clauses (i) through (iv) relating to the Stanford Shopping Center Loan and delivered to such Master Servicer or Special Servicer, as applicable, by the Stanford Shopping Center Master Servicer, the Stanford Shopping Center Special Servicer or any of the other parties to the Stanford Shopping Center Servicing Agreement. Copies of any and all of the foregoing items shall be available from the applicable Master Servicer or the applicable Special Servicer, as the case may be, or the Trustee, upon request. Copies of all such information shall be delivered by the applicable Master Servicer or the applicable Special Servicer, as the case may be, upon request, not more frequently than quarterly to the Certificate Owners of the Controlling Class (as identified by the related Depository Participant and for so long as such Class remains outstanding) at the address specified by such Certificate Owners; provided, however, that if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall be responsible only for the expense of providing the first such copy of such information and shall be entitled to reimbursement from the requesting Holder of Controlling Class Certificates for the expense of any additional copies so provided.

          (i) Notwithstanding the obligations of the Master Servicers set forth in the preceding provisions of this Section 3.26, each Master Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or such Master Servicer has determined that such withholding is appropriate.

          (j) Notwithstanding any provisions in this Agreement to the contrary, but subject to the last sentence of this subsection, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Master Servicers, the Special Servicers and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Master Servicers, the Special Servicers and the Trustee and their respective Affiliates, shareholders, partners, members, managers, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicers and the Master Servicers shall have any responsibility or liability with respect to any Exchange Act Report filed by the Depositor, and each of the Master Servicers, the Special Servicers and the Trustee and their respective Affiliates, shareholders, partners, members, managers, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. Notwithstanding the foregoing, however, this
Section 3.26(j) is subject to (and no Performing Party will be entitled to indemnification for any payments made by it pursuant to) Section 3.26(f) and/or Section 3.26(l), and each Performing Party shall be responsible for any Performance Certification delivered by it.

          (k) Notwithstanding anything to the contrary herein, as a condition to a Master Servicer or a Special Servicer making any report or information under this Agreement available upon request to any Person other than the parties hereto, such Master Servicer or such Special Servicer may (i) indicate the source of such information and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) require that the recipient of such information acknowledge that such Master Servicer or such Special Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Initial Purchaser, any Underwriter, any Rating Agency and/or Certificateholders or Certificate Owners. Each of the Master Servicers and the Special Servicers shall condition such disclosure upon the recipient entering into a reasonable and customary confidentiality agreement that is reasonably acceptable to such servicer regarding such disclosure and that may provide indemnification to such Master Servicer or Special Servicer. Without limiting the foregoing, in connection with providing access to or copies of any information or reports in accordance with this Agreement to Certificateholders, Certificate Owners, prospective purchasers of Certificates or interests therein or investment advisors of any of the foregoing, each Master Servicer may require a confirmation executed by the requesting Person substantially in the form contemplated by Section 8.12(c). In addition, any transmittal of information by a Master Servicer or Special Servicer to any Person other than the Trustee, the Rating Agencies or the Depositor may be accompanied by a letter from such Master Servicer or Special Servicer containing the following provision:

          By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein.

          Each Master Servicer and each Special Servicer may, at its discretion, make available by hard copy, electronic media, internet website and bulletin board service certain information and may make available by hard copy, electronic media, internet website or bulletin board service any reports or information required by this Agreement that such Master Servicer or such Special Servicer is required to provide to the Trustee, any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

          (l) If any Beverly Center Companion Loan is included in a securitization trust and backs publicly offered securities, then each Performing Party agrees that any Performance Certificate delivered by it hereunder that covers the Beverly Center Loan shall also cover such Beverly Center Companion Loan, may be delivered to, and (solely insofar as it relates to such Beverly Center Companion Loan) may be relied upon by, any Person performing substantially the same function with respect to such securitization trust as a Certification Party hereunder.

          SECTION 3.27.  Lock-Box Accounts and Servicing Accounts.

          (a) The applicable Master Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any. Each Lock-Box Account, Cash Collateral Account and Servicing Account shall be an Eligible Account, except to the extent provided in the related Loan Documents.

          (b) For any Loan (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan, if otherwise applicable) that provides that a Lock-Box Account will be established upon the occurrence of certain events specified in the related Loan Documents, the applicable Master Servicer shall establish or cause to be established on behalf of the Trust such Lock-Box Account upon the occurrence of such events unless the Master Servicer determines, in accordance with the Servicing Standard, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the applicable Master Servicer shall establish or cause to be established a Lock-Box Account for each ARD Loan no later than its Anticipated Repayment Date (other than the Mayfair Mall Loan and the Stanford Shopping Center Loan, if otherwise applicable).

          (c) With respect to each Loan requiring the establishment of a Lock-Box Account, the applicable Master Servicer, upon receipt of the annual financial statements of each Borrower, shall compare the gross revenue for the related Mortgaged Property, as set forth in such financial statements, with the history of the related Borrower's deposits (on an annual basis) into such Lock-Box Account and shall report any discrepancies over 10% to the applicable Special Servicer.

          (d) Within 60 days after a Servicing Account has been established on behalf of a Borrower pursuant to the terms of the related Loan Documents, the applicable Master Servicer (in accordance with the Uniform Commercial Code) shall notify the financial institution maintaining such account of the Trustee's security interest in the funds in such account in those jurisdictions where required in order to perfect or maintain perfection of the related security interest.

          SECTION 3.28.  Interest Reserve Account.

          (a) The Trustee shall establish, on or before the Closing Date, and maintain the Interest Reserve Account on behalf of the Lower-Tier REMIC and the Loan REMICs. The Trustee shall give notice to the Master Servicers, the Special Servicers and the Depositor of the location of the Interest Reserve Account and, prior to any change thereof, any new location of the Interest Reserve Account. On each Distribution Date during February and on each Distribution Date during a January which occurs in a year which is not a leap year, the Trustee shall withdraw from the Distribution Account and deposit into the Interest Reserve Account in respect of each Loan and REO Loan accruing interest on an Actual/360 Basis, an amount withheld from the related Monthly Payment or P&I Advance equal to one day's interest on the Stated Principal Balance of such Loan as of the Distribution Date occurring in the month preceding the month in which the Distribution Date occurs at the related Original Net Mortgage Rate (or, in the case of a Specially Designated Co-op Loan, at 5.05% per annum), to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any January, except in the case of a leap year, and in any February, "Withheld Amounts").

          (b) On each Distribution Date occurring in March (prior to any distributions on the Certificates on such date), the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February Distribution Dates, if any, and deposit such amount (excluding any net investment income thereon) into the Distribution Account. On each Distribution Date (prior to any distributions on the Certificates on such date), the Trustee shall deposit any Net Investment Loss into the Interest Reserve Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Interest Reserve Account.

          SECTION 3.29. Limitations on and Authorizations of the Master Servicers and Special Servicers with Respect to Certain Loans.

          (a) Prior to taking any action with respect to a Serviced Loan secured by any Mortgaged Properties located in a "one-action" state, the applicable Special Servicer shall consult with legal counsel, the fees and expenses of which shall be a Servicing Advance.

          (b) [RESERVED]

          (c) With respect to any ARD Loan, so long as no event of default beyond applicable notice and grace periods has occurred and is continuing, the applicable Master Servicer and the

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applicable Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the date on which principal and all accrued interest (other than Excess Interest) has been paid in full (the failure of the Borrower to pay Excess Interest shall not be considered an event of default for purposes of this paragraph). Nothing in this paragraph shall limit the obligation of the applicable Master Servicer and the applicable Special Servicer to establish a Lock-Box Account pursuant to Section 3.28.

          (d) Neither the applicable Master Servicer nor the applicable Special Servicer shall consent (to the extent it is entitled to withhold such consent under the terms of the Loan) to a change of franchise affiliation with respect to any hotel property that in whole or in part constitutes the Mortgaged Property securing a Serviced Loan unless it obtains (in the case of a Significant Loan) written confirmation from each Rating Agency that such change of franchise affiliation would not, in and of itself, result in a downgrade, qualification or withdrawal of then-current ratings on any Class of Certificates and further obtains (in all cases) the consent of the Directing Certificateholder (such consent subject to the last paragraph of Section 3.21(e)). The applicable Master Servicer shall receive any such request from any Borrower under a Loan that is not a Specially Serviced Loan, and shall forward its analysis and recommendation to the applicable Special Servicer. The applicable Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request) forward such analysis and recommendation to the Directing Certificateholder, who shall approve or reject such recommendation (such approval subject to the last paragraph of Section 3.21(e)). The Directing Certificateholder shall be deemed to have approved such recommendation if not denied within five Business Days of its receipt of the applicable Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. The applicable Master Servicer shall then process such documentation. Neither the applicable Master Servicer nor the applicable Special Servicer shall be required to obtain such written consent from Moody's if then-current principal balance of such Serviced Loan is less than 2% of then-current aggregate principal balance of the Mortgage Pool.

          (e) The applicable Master Servicer (or, in the case of CSFB Loans only, the Depositor) shall, as to each Serviced Loan which is secured by the interest of the related Borrower under a ground lease, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related ground lease should thereafter be forwarded to the related Master Servicer.

          (f) [RESERVED]

          (g) The applicable Master Servicer shall not grant any discretionary consent to a transfer of any Junior Loan pursuant to the related Intercreditor Agreement or to any additional cure beyond those specifically provided for in the related Intercreditor Agreement unless it obtains the consent of the Directing Certificateholder (which consent with respect to the transfer of such Junior Loan shall not be unreasonably withheld, conditioned or delayed) (such consent subject to the last paragraph of Section 3.21(e)). The applicable Master Servicer shall receive any such request for a discretionary consent from any Junior Loan Holder, and shall forward its analysis and recommendation to the applicable Special Servicer. The applicable Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request) forward such analysis and recommendation to the Directing Certificateholder, who (subject to the last paragraph of Section 3.21(e)) shall approve or reject such recommendation. The Directing Certificateholder shall be deemed to have approved such recommendation if not denied within five Business Days of its receipt of the applicable Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. The applicable Master Servicer shall then process such documentation. Notwithstanding the foregoing, the applicable Master Servicer shall not grant any discretionary consent to a transfer of any Junior Loan pursuant to the related Intercreditor Agreement unless it receives the rating agency confirmation required pursuant to such Intercreditor Agreement.

          SECTION 3.30.  REMIC Administration.

          (a) The Trustee shall make or cause to be made elections to treat each of the Trust REMICs as a REMIC (except for any portion constituting amounts allocable to any Junior Loan and any Companion Loan) under the Code and if necessary, under State Tax Laws. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, which in each case shall be signed by the Trustee. The Trustee shall designate the "regular interests" and the "residual interests", within the meaning of the REMIC Provisions, in each Trust REMIC as set forth in the Preliminary Statement hereto. To the extent the affairs of the Trust Fund are within their control, none of the Master Servicers, the Special Servicers and the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any Trust REMIC other than those interests outstanding on the Closing Date.

          (b) The Closing Date is hereby designated as the "startup day", within the meaning of Section 860G(a)(9) of the Code, of each Trust REMIC.

          (c) The Holder of the largest Percentage Interest of the Class R Certificates is hereby designated, and by the acceptance of its Class R Certificate agrees to act, as Tax Matters Person for each Trust REMIC. Any Holder of a Class R Certificate must at all times hold at least a 1.0% Percentage Interest therein. The Trustee is hereby designated as the agent of the Tax Matters Person of each Trust REMIC and shall perform all the functions thereof, and the Holders of the Class R Certificates, by their acceptance of such Certificates, agree to such designation.

          (d) The Trustee shall prepare or cause to be prepared all of the Tax Returns that it reasonably determines are required with respect to each Trust REMIC and, as specified in Section 4.07, the grantor trusts created hereunder and shall sign and file or cause to be filed such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

          (e) The Trustee shall provide (i) upon request by any Transferor of a Class R Certificate, such information to such Transferor and the IRS as is
(x) reasonably necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Disqualified Organization or (y) otherwise required to be provided by Treasury regulations section 1.860E-2 (and in the time and manner required to be provided to such person under such Regulations), (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) pursuant to Section 3.30(l), to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the Trust REMICs.

          (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions (and each of the Master Servicers and Special Servicers shall assist the Trustee, to the extent reasonably requested by the Trustee to do
so). None of the Master Servicers, the Special Servicers and the Trustee shall knowingly or intentionally take any action, cause any Trust REMIC to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could, in such Person's reasonable judgment, (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon any Trust REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless such party receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and such party determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of such party) to the effect that the contemplated action will not, with respect to any Trust REMIC, cause such Trust REMIC to fail to qualify as a REMIC or, unless such party (which is acceptable to the Trustee) determines that the monetary expense to such Trust REMIC is not material and in its sole discretion agrees to indemnify (to the extent reasonably acceptable to the Trustee) the Trust Fund against such tax, result in the imposition of such a tax; provided, however, that the Opinion of Counsel rendered in connection with formation of the Loan REMICs shall serve as the required Opinion of Counsel for the applicable Master Servicer, the applicable Special Servicer and the Trustee to initiate a qualified liquidation of any Loan REMIC in the event such action is undertaken in accordance with Section 2.03(b). Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may be taken only pursuant to an Opinion of Counsel that such action would impose a tax on the Trust Fund, such action may nonetheless be taken so long as (x) the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and (y) all other preconditions to the taking of such action have been satisfied. The Trustee shall not take any action (whether or not authorized hereunder) as to which any Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or the assets thereof, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and such party shall not take any such action, or cause the Trust Fund to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of the Trust Fund as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (g) In the event that any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any Trust REMIC as defined in
Section 860G(c) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged
(i) to the applicable Master Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of such Master Servicer, by such Master Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party,
(ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (iii) to the applicable Special Servicer, if such tax arises out of or results from a breach by such Special Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party and (iv) otherwise, against amounts on deposit in the applicable Collection Account.

          (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the Trust REMICs on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

          (i) Following the Startup Day, none of the Master Servicers, the Special Servicers and the Trustee shall accept any contributions of assets to any Trust REMIC unless the Master Servicers, the Special Servicers and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such Trust REMIC will not cause such Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (j) None of the Master Servicers, the Special Servicers and the Trustee shall enter into any arrangement by which any Trust REMIC created hereunder will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit any Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (k) For the purposes of Treasury regulations section
1.860G-1(a)(4)(iii), the "latest possible maturity date" of the Loan REMIC Regular Interests, the Uncertificated Lower-Tier Interests and the Regular Certificates is the Rated Final Distribution Date.

          (l) Within 30 days after the Closing Date, the Trustee shall obtain a taxpayer identification number for each Trust REMIC on Form SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits

(REMIC) and Issuers of Collateralized Debt Obligations" (or applicable successor form) for each REMIC created hereunder.

          (m) None of the Trustee, the Master Servicers and the Special Servicers shall sell or dispose of or substitute for any of the Loans (except in connection with (i) the default, imminent default or foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund created hereunder pursuant to
Article X of this Agreement or (iv) a purchase of Loans pursuant to or as contemplated by Article II, Section 3.18 or Section 3.32 of this Agreement or pursuant to any Intercreditor Agreement or mezzanine intercreditor agreement) nor acquire any assets for any Trust REMIC, nor sell or dispose of any investments in any account maintained by it hereunder for gain, nor accept any contributions to any Trust REMIC after the Closing Date, unless it has received an Opinion of Counsel (which opinion shall be the expense of the party seeking to take such action) that such sale or disposition will not affect adversely the status of any Trust REMIC as a REMIC or cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

          (n) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including without limitation, the price, yield, original issue discount, issue premium and projected cash flow of the Certificates. In addition, each of the Master Servicers, the Special Servicers and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section. The Trustee shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation.

          (o) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Section but shall be reimbursed, except as otherwise expressly provided for herein, by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments including any expenses involved in any tax examination, audit or proceeding.

          SECTION 3.31.  Master Servicer and Special Servicer May Own
                         Certificates.

          (a) Each Master Servicer and any agent of such Master Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not a Master Servicer or such agent, except with respect to Voting Rights, as set forth in the definition of "Certificateholder".

          (b) Each Special Servicer and any agent of such Special Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Special Servicer or such agent, except with respect to Voting Rights, as set forth in the definition of "Certificateholder".

          SECTION 3.32. Certain Matters with Respect to the Beverly Center Total Loan.

          (a) Master Servicer No. 1 (or, if the Beverly Center Loan is a Specially Serviced Loan, then Special Servicer No. 1) shall service and administer the Beverly Center Total Loan in a manner consistent with the Beverly Center Intercreditor Agreements and, unless another party is expressly responsible hereunder, shall (subject to the Servicing Standard) satisfy all of the obligations required to be performed by the "Note A Holder" or contemplated to be performed by a "Servicer" under Sections 3, 6, 17 and 21 of the Beverly Center All Notes Intercreditor Agreement. If and for so long as
Section 11 of the Beverly Center All Notes Intercreditor Agreement is in effect, Master Servicer No. 1 (or, if the Beverly Center Loan is a Specially Serviced Loan, then Special Servicer No. 1) shall satisfy all of the obligations required to be performed by the "Note A Holder" or contemplated to be performed by a "Servicer" under such Section 11. Master Servicer No. 1 hereby acknowledges and agrees to Section 3.1.5 of the Beverly Center Senior Notes Intercreditor Agreement.

          (b) Prior to taking any of the Beverly Center Consultation Actions or the Beverly Center Specially Designated Servicing Actions, Master Servicer No. 1 (or, if the Beverly Center Loan is a Specially Serviced Loan, then Special Servicer No. 1) shall provide notice of its intent to take such particular action to the Directing Certificateholder and the Beverly Center Companion Loan Holders. In connection with the foregoing, such Master Servicer or such Special Servicer, as the case may be, shall promptly provide to the Directing Certificateholder and each Beverly Center Companion Loan Holder all information in its possession with respect to any proposed Beverly Center Consultation Action or Beverly Center Specially Designated Servicing Action, as the case may be, including its reasons for determining to take or permit a proposed action, in each case as such Directing Certificateholder or Beverly Center Companion Loan Holder may reasonably request. For 10 Business Days following its receipt of any notice delivered by Master Servicer No. 1 or Special Servicer No. 1 pursuant to the prior sentence, and subject to Section 20(d) of the Beverly Center All Notes Intercreditor Agreement, the Directing Certificateholder and each Beverly Center Companion Loan Holder shall have the right, as and to the extent permitted under the Beverly Center Intercreditor Agreements, to contact and consult with Master Servicer No. 1 or Special Servicer No. 1, as applicable, regarding any Beverly Center Consultation Actions and/or Beverly Center Specially Designated Servicing Actions; provided that if such Master Servicer or Special Servicer, as the case may be, determines that immediate action is necessary to protect the interests of the Certificateholders and the Beverly Center Companion Loan Holders (as a collective whole), then such Master Servicer or Special Servicer, as the case may be, may take any Beverly Center Consultation Action or Beverly Center Specially Designated Servicing Action without waiting for a response to such notice; and provided that (i) unless and until the holders of the Beverly Center Senior Loans (or any successor REO Loans with respect thereto) become the Beverly Center Controlling Holder, (ii) unless the proposed action is a Beverly Center Specially Designated Servicing Action and (iii) unless such Directing Certificateholder or such Beverly Center Companion Loan Holder, as the case may be, or its designee is acting as, or as part of, the Beverly Center Senior Control Group, Master Servicer No. 1 or Special Servicer No. 1 shall have no obligation to follow any advice of, or take any direction from, such Directing Certificateholder or such Beverly Center Companion Loan Holder, as the case may be, with respect to any Beverly Center Consultation Action, any Beverly Center Specially Designated Servicing Action or otherwise.

          Notwithstanding anything to the contrary contained herein (but subject to the penultimate paragraph of this Section 3.32(b)), Master Servicer No. 1 (or, if the Beverly Center Loan is a Specially Serviced Loan, then Special Servicer No. 1) shall: (1) consult with the Beverly Center Controlling

Holder at any time (whether or not an "event of default" (as defined in the Beverly Center All Notes Intercreditor Agreement) has occurred) with respect to proposals to take any significant action with respect to the Beverly Center Total Loan or the related Mortgaged Property and to consider alternative actions recommended by the Beverly Center Controlling Holder in connection with (i) any adoption or implementation of a business plan submitted by the related Borrower with respect to the related Mortgaged Property, (ii) the execution or renewal of any lease (if a lender approval is provided for in the applicable Loan Documents), (iii) the release of any escrow held in conjunction with the Beverly Center Total Loan to the related Borrower not expressly required by the related Loan Documents or under applicable law, (iv) material alterations on the related Mortgaged Property, if approval by the lender is required by the related Loan Documents, (v) material change in any ancillary Loan Documents, or (vi) the waiver of any notice provisions related to prepayment; and (2) prior to taking any of the Beverly Center Specially Designated Servicing Actions, notify in writing the Beverly Center Controlling Holder of any proposal to take any of such actions (and to provide the Beverly Center Controlling Holder with such information reasonably requested by the Beverly Center Controlling Holder as may be necessary in the reasonable judgment of the Beverly Center Controlling Holder in order to make a judgment) and receive the written approval of the Beverly Center Controlling Holder (which approval may be withheld in its sole good faith discretion) with respect thereto; provided that, if the Beverly Center Controlling Holder fails to notify Master Servicer No. 1 or Special Servicer No. 1, as applicable, of its approval or disapproval of any such proposed action within 10 Business Days after delivery to the Beverly Center Controlling Holder by Master Servicer No. 1 or Special Servicer No. 1, as applicable, of written notice of such a proposed action and such information as reasonably requested by the Beverly Center Controlling Holder, such action by such Master Servicer or such Special Servicer shall be deemed to have been approved by the Beverly Center Controlling Holder. Notwithstanding the foregoing, any amounts funded by Master Servicer No. 1 or the Trustee or any Beverly Center Companion Loan Holder or Beverly Center Junior Loan Holder as a result of (i) the making of any protective Advances or (ii) interest accruals or accretions and any compounding thereof (including default interest) with respect to the related Notes shall not at any time be deemed to contravene this subsection.

          With respect to any proposed action requiring consultation with or approval of the Beverly Center Controlling Holder pursuant to the second paragraph of this Section 3.32(b) and Section 20(b) of the Beverly Center All Notes Intercreditor Agreement, Master Servicer No. 1 or Special Servicer No. 1, as the case may be, shall prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which such Master Servicer or such Special Servicer, as the case may be, made such determination, and shall provide to the Directing Certificateholder, each Beverly Center Companion Loan Holder, the Beverly Center B Loan Holder and the Beverly Center C Loan Holder copies of such summary by hard copy or electronic means on a timely basis. If any such proposed action is disapproved by the Beverly Center Controlling Holder, Master Servicer No. 1 or Special Servicer No. 1 shall propose an alternate action (based on any counter-proposals received from the Beverly Center Controlling Holder, to the extent such counter-proposal is consistent with the immediately succeeding paragraph of Section 3.32(b) and Section 20(d) of the Beverly Center All Notes Intercreditor Agreement or, if no such counter-proposal is received, then based on any alternate course of action that such Master Servicer or such Special Servicer may deem appropriate) until the approval of the Beverly Center Controlling Holder is obtained; provided that if such Master Servicer or such Special Servicer, as the case may be, and the Beverly Center Controlling Holder do not agree on a proposed course of action within 60 days after the date on which such Master Servicer or such Special Servicer, as the case may be, first proposed a course of action, then such Master

Servicer or such Special Servicer, as the case may be, shall take such action as it deems appropriate in accordance with the Servicing Standard.

          Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Beverly Center Controlling Holder, as contemplated by the foregoing provisions of Section 3.32(b), may (and Master Servicer No. 1 or Special Servicer No. 1, as the case may be, shall ignore and act without regard to any such advice, direction or objection that such Master Servicer or such Special Servicer, as the case may be, has determined, in its reasonable, good faith judgment, will) require or cause such Master Servicer or such Special Servicer, as the case may be, the Trustee or any Beverly Center Companion Loan Holder to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard or violate the REMIC Provisions or violate any other provisions of this Agreement, the Loan Documents, or any provisions of the Beverly Center All Notes Intercreditor Agreement.

          With respect to the matters contemplated by the foregoing provisions of this Section 3.32(b) and the corresponding provisions of the Beverly Center Senior Notes Intercreditor Agreement, the Directing Certificateholder is hereby designated, on behalf of the Trust Fund, as holder of the Beverly Center Loan to exercise the rights of the holder of such Loan or any successor REO Loan with respect thereto and to constitute part of the Beverly Center Senior Control Group.

          (c) The parties acknowledge that no Beverly Center Controlling Holder or designee thereof shall owe any fiduciary duty to the Trustee, Master Servicer No. 1, Special Servicer No. 1 or any Certificateholder and that no Beverly Center Controlling Holder or designee thereof will have any liability to the Trustee, Master Servicer No. 1, Special Servicer No. 1, any Certificateholders or any other holder of an interest in the Beverly Center Total Loan for any action taken, or for refraining from the taking of any action pursuant to the Beverly Center All Notes Intercreditor Agreement, the Beverly Center Senior Notes Intercreditor Agreement or this Agreement, or the giving of any consent or for errors in judgment. By its acceptance of a Certificate, each Certificateholder will be deemed to have confirmed its understanding that (i) a Beverly Center Controlling Holder may take or refrain from taking actions that favor the interests of the Beverly Center Controlling Holder or its Affiliates over the other holders of interests in the Beverly Center Total Loan, (ii) a Beverly Center Controlling Holder may take or refrain from taking actions (or cause its designee to take or refrain from taking actions) that favor its interest or the interests of its affiliates over the other holders of interests in the Beverly Center Total Loan, (iii) that a Beverly Center Controlling Holder or its designee may have special relationships and interests that conflict with the interests of the other holders of interests in the Beverly Center Total Loan and will be deemed to have agreed to take no action against a Beverly Center Controlling Holder, any designee thereof or any of their officers, directors, employees, principals or agents as a result of such special relationships or conflicts, (iv) that no Beverly Center Controlling Holder shall be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates and (v) that no designee of the Beverly Center Controlling Holder shall be liable by reason of its having acted or refrained from acting solely in the interests of the related Beverly Center Controlling Holder or its affiliates.

          (d) (i) By written notice to Master Servicer No. 1, Special Servicer No. 1 and the Trustee (a "Beverly Center Loan Purchase Notice") delivered during any period (a "Beverly Center Loan Purchase Period") that a monetary event of default has occurred with respect to the Beverly Center Loan or the Beverly Center Loan has become a Specially Serviced Loan due to the commencement of bankruptcy, foreclosure or similar proceedings with respect to the related Borrower, any Beverly Center Companion Loan Holder may elect to purchase the Beverly Center Loan; provided that any such Beverly Center Companion Loan Holder's election to purchase the Beverly Center Loan shall be rendered null and void if the Directing Certificateholder elects to purchase the Beverly Center Companion Loans pursuant to the rights granted to it under Section 3.32(e). If any Beverly Center Companion Loan Holder's election to purchase the Beverly Center Loan has not been so rendered null and void, then the Trustee shall sell (and such Beverly Center Companion Loan Holder shall purchase) the Beverly Center Loan at the related Purchase Price, on a date (the "Beverly Center Loan Purchase Date") to be established by Special Servicer No. 1, which shall be not less than five Business Days nor more than 10 Business Days after the date on which such Special Servicer receives a copy of the Beverly Center Loan Purchase Notice. The Purchase Price shall be calculated by Master Servicer No. 1 or Special Servicer No. 1, as the case may be, three Business Days prior to the Beverly Center Loan Purchase Date (and such calculation shall be accompanied by reasonably detailed back-up documentation explaining how such price was determined) and shall, absent manifest error, be binding upon the Beverly Center Companion Loan Holders and any designees thereof. Notwithstanding the foregoing, the right of a Beverly Center Companion Loan Holder or its designee to elect to purchase the Beverly Center Loan under this subsection will automatically terminate upon the earlier of (a) the expiration of the Beverly Center Loan Purchase Period and
(b) a foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property. The purchase option set forth in this subsection shall be in addition to the purchase option set forth in subsection (ii) of this Section 3.32(d).

               (ii) Prior to entering into any modification of the Beverly Center Senior Loans that would materially affect the monetary terms of the Beverly Center Senior Loans, Special Servicer No. 1 shall provide each Beverly Center Companion Loan Holder with notice thereof and with all information that such Special Servicer considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. Each Beverly Center Companion Loan Holder shall have the right to purchase the Beverly Center Loan at a price equal to the Purchase Price therefor by delivering notice to Master Servicer No. 1 and Special Servicer No. 1, within five Business Days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option (such purchase option to terminate at the end of such five Business Day period or upon receipt of notice by Special Servicer No. 1 that the Beverly Center Loan will be otherwise sold pursuant to this Agreement); provided that any such Beverly Center Companion Loan Holder's election to purchase the Beverly Center Loan shall be rendered null and void if the Directing Certificateholder elects to purchase the Beverly Center Companion Loans pursuant to the rights granted to it under Section 3.32(e). If any such Beverly Center Companion Loan Holder's election to purchase the Beverly Center Loan has not been so rendered null and void, then such Beverly Center Companion Loan Holder shall deliver such Purchase Price (in respect of the Beverly Center Loan) to Master Servicer No. 1 within three Business Days of the end of the five Business Day period referred to in the prior sentence.

               (iii) If multiple Beverly Center Companion Loan Holders elect to purchase the Beverly Center Loan pursuant to subsection (i) or subsection (ii) of this Section 3.32(d), then priority among them shall be determined on a "first in time, first in right" basis.

          (e) Consistent with the Beverly Center Senior Notes Intercreditor Agreement, the Directing Certificateholder is hereby designated as the Person (solely in its individual capacity, and not on behalf of the Trust) entitled to exercise the purchase option of the holder of the Beverly Center Loan with respect to the Beverly Center Companion Loans under circumstances similar to those contemplated by Section 3.32(d)(i) and the purchase option of the holder of the Beverly Center Loan with respect to the Beverly Center Companion Loans under circumstances similar to those contemplated by Section 3.32(d)(ii), and the parties hereto shall reasonably cooperate in connection with any exercise of that purchase option.

          (f) If a Beverly Center Triggering Event of Default has occurred and is continuing, then, upon written notice from Master Servicer No. 1 (a "Beverly Center Repurchase Option Notice") of such occurrence (which notice Master Servicer No. 1 shall give promptly to the Beverly Center Junior Loan Holders), each Beverly Center Junior Loan Holder shall have the right, prior to any other party, by written notice to Master Servicer No. 1 and Special Servicer No. 1 and the Beverly Center Companion Loan Holders (a "Beverly Center Junior Loan Holder Repurchase Notice"), at any time after the occurrence of the Beverly Center Triggering Event of Default and prior to the earliest to occur of (a) the cure of the Beverly Center Triggering Event of Default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property, (c) the modification of the related Loan Documents effected in accordance with the terms of this Agreement (and subject to the approval rights of the Beverly Center Controlling Holder set forth herein and in the Beverly Center All Notes Intercreditor Agreement) and (d) the date that is 90 days after such Beverly Center Junior Loan Holder's receipt of the written notice of the occurrence of the Beverly Center Triggering Event of Default, (A) if the Beverly Center C Loan Holder is the purchasing Beverly Center Junior Loan Holder, to purchase the Beverly Center Loan, the Beverly Center Companion Loans and the Beverly Center B Loan at the applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the Beverly Center All Notes Intercreditor Agreement) or (B) if the Beverly Center B Loan Holder is the purchasing Beverly Center Junior Loan Holder, to purchase the Beverly Center Loan and the Beverly Center Companion Loans at the applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the Beverly Center All Notes Intercreditor Agreement). Upon the delivery of the Beverly Center Junior Loan Holder Repurchase Notice to Master Servicer No. 1, Special Servicer No. 1, the Trustee, the Beverly Center Companion Loan Holders and, if applicable, the other Beverly Center Junior Loan Holder shall sell (and the applicable Beverly Center Junior Loan Holder shall purchase) the Beverly Center Senior Loans and, if applicable, the other Beverly Center Junior Loan, free and clear of any sub-interests therein or any other liens, claims or encumbrances for the applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the Beverly Center All Notes Intercreditor Agreement), on a date (the "Beverly Center Repurchase Date") not less than five Business Days nor more than 30 Business Days after the date of the Beverly Center Junior Loan Holder Repurchase Notice, as shall be established by Special Servicer No. 1 and reasonably acceptable to the purchasing Beverly Center Junior Loan Holder. If more than one Beverly Center Junior Loan Holder provides a Beverly Center Junior Loan Holder Repurchase Notice to Master Servicer No. 1 and Special Servicer No. 1, then the Beverly Center C Loan Holder shall have the right to consummate the purchase contemplated by this Section, and the Beverly Center Junior Loan Holder Repurchase Notice delivered by the Beverly Center B Loan Holder shall be deemed revoked and of no further force and effect. The applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the Beverly Center All Notes Intercreditor Agreement) shall be calculated by Special Servicer No. 1 three Business Days prior to the Beverly Center Repurchase Date (and such calculation shall be accompanied by reasonably detailed back-up documentation explaining how such price was determined) and shall, absent manifest error, be binding upon the Certificateholders, the Beverly Center B Loan Holder and the Beverly Center C Loan Holder. The right of a Beverly Center Junior Loan Holder to purchase the Beverly Center Senior Loans and the Beverly Center B Loan, if applicable, shall automatically terminate upon the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property. For the avoidance of doubt, neither Beverly Center Junior Loan Holder shall have any option to purchase the Beverly Center Loan under Section
3.18 (without a direct assignment of such right to such Beverly Center Junior Loan Holder from the Directing Certificateholder).

          (g) In connection with any purchase of the Beverly Center Loan, together with any Beverly Center Companion Loan and/or any Beverly Center Junior Loan, pursuant to or as contemplated by the Section 3.32(d) or Section 3.32(f), then Master Servicer No. 1 or Special Servicer No. 1 shall (i) if it receives the related Purchase Price or "Defaulted Mortgage Loan Purchase Price" (as defined in the Beverly Center All Notes Intercreditor Agreement) and/or any other amounts payable in connection with the purchase, deposit same, or remit same to Master Servicer No. 1 for deposit, as applicable, into Master Servicer No. 1's Collection Account, the related Companion Loan Custodial Account and/or the related Junior Loan Custodial Account, as applicable, and so notify the Trustee; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of a Request for Release from Master Servicer No. 1, the Trustee shall: (i) deliver the Mortgage File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of the Beverly Center Loan in the appropriate transferee, without recourse, representations or warranties.

          (h) The parties hereto acknowledge the purchase options of the respective Beverly Center Companion Loan Holders and the Beverly Center Junior Loan Holders (and/or their respective designees and/or representatives) in respect of the Beverly Center Loan pursuant to Beverly Center Senior Notes Intercreditor Agreement and the Beverly Center All Notes Intercreditor Agreement. Upon its receipt of any notice from a Beverly Center Companion Loan Holder or Beverly Center Junior Loan Holder or its designee expressing an intent to exercise any such purchase option, each party hereto shall promptly forward a copy of such notice to the Directing Certificateholder.

          (i) In the event any monetary default beyond applicable notice and grace periods or non-monetary default beyond applicable notice and grace periods (of which Master Servicer No. 1 or applicable Special Servicer has knowledge) shall exist with respect to the Beverly Center Total Loan, then, upon notice from such Master Servicer or such Special Servicer, as the case may be (a "Beverly Center Cure Option Notice") of the occurrence of such default beyond applicable notice and grace periods (which notice such Master Servicer or such Special Servicer, as the case may be, shall promptly give to the Beverly Center Controlling Junior Loan Holder upon receipt of knowledge thereof), the Beverly Center Controlling Junior Loan Holder shall have the right, exercisable by the Beverly Center Controlling Junior Loan Holder giving written notice of its intent to cure a default within five Business Days of receipt of the Beverly Center Cure Option Notice, to cure such default; provided, in the event that the Beverly Center Controlling Junior Loan Holder has elected to cure any default, the default must be cured by the Beverly Center Controlling Junior Loan Holder within, in the case of a monetary default, five Business Days of receipt of such Beverly Center Cure Option Notice and, in the case of a non-monetary default, 30 days of receipt of such Beverly Center Cure Option Notice. In the event that the Beverly Center Controlling Junior Loan Holder elects to cure a default that can be cured by the payment of money (each such payment, a "Beverly Center Cure Payment"), the Beverly Center

Controlling Junior Loan Holder shall make such Beverly Center Cure Payment as directed by Master Servicer No. 1 or Special Servicer No. 1, as the case may be, and each such Beverly Center Cure Payment shall include all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against the Trustee, Master Servicer No. 1, Special Servicer No. 1 or any Beverly Center Companion Loan Holder (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance) and any interest charged thereon, Penalty Charges, default interest and any unpaid Master Servicing Fees (and Primary Servicing Fees) with respect to the Beverly Center Total Loan) during the period of time from the expiration of the grace period under the Beverly Center Total Loan until such Beverly Center Cure Payment is made or such other cure is otherwise effected. The right of the Beverly Center Controlling Junior Loan Holder to reimbursement of any Beverly Center Cure Payment shall be subordinate in all respects to the rights of the holders of the Beverly Center Senior Loans to distributions with respect to the Beverly Center Total Loan and to all amounts distributable to them. So long as a default exists that is being cured by the Beverly Center Controlling Junior Loan Holder pursuant to this paragraph of this Section 3.32(i) and
Section 10(b) of the Beverly Center All Notes Intercreditor Agreement and the cure period has not expired and the Beverly Center Controlling Junior Loan Holder is permitted to cure under the terms of such provisions, such default shall not constitute a default or an event of default (i) for purposes of Sections 4 or 5 of the Beverly Center All Notes Intercreditor Agreement; (ii) for purposes of accelerating the Beverly Center Total Loan, modifying, amending or waiving any provisions of the related Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Mortgaged Property; or (iii) for purposes of treating the Beverly Center Total Loan as a Specially Serviced Loan; provided that such limitations shall not prevent Master Servicer No. 1 or Special Servicer No. 1 from sending notices of the default to the related Borrower or any related guarantor or making demands on the related Borrower or any related guarantor or from collecting default interest or late payment charges from the related Borrower. Notwithstanding anything to the contrary contained in this subsection, (A) the Beverly Center Controlling Junior Loan Holder's right to cure a monetary default or non-monetary default shall be limited to six Beverly Center Cure Events over the life of the Beverly Center Total Loan and (B) no single Beverly Center Cure Event may exceed three consecutive months. Notwithstanding the foregoing, the making of a Beverly Center Cure Payment by any Person entitled to do so shall not act as a waiver of any amounts due under the related Loan Documents by the related Borrower.

          (j) Any decisions made by Master Servicer No. 1 or Special Servicer No. 1, as the case may be, with respect to the Beverly Center Total Loan pursuant to and in accordance with the Servicing Standard and the other provisions of this Agreement shall automatically be deemed to be reasonably exercised for purposes of this Section 3.32 and this Agreement.

          (k) Master Servicer No. 1 and Special Servicer No. 1 each shall provide to each Beverly Center Companion Loan Holder and Beverly Center Junior Loan Holder or its designee, with respect to its Beverly Center Companion Loan or Beverly Center Junior Loan, as applicable, or any related REO Property, subject to the same conditions and restrictions on the distribution of information as apply with respect to the Loans, the same reports, documents and other information that Master Servicer No. 1 or Special Servicer No. 1, as the case may be, provides to the Trustee with respect to the Beverly Center Loan or any related REO Property, and on a concurrent basis (unless an earlier delivery is otherwise expressly provided for herein). The Trustee, Master Servicer No. 1 and Special Servicer No. 1 each shall provide to each Beverly Center Companion Loan Holder and each Beverly Center

Junior Loan Holder or its designee, with respect to its Beverly Center Companion Loan or Beverly Center Junior Loan or any related REO Property, the same reports, documents and other information that the Trustee, Master Servicer No. 1 or Special Servicer No. 1, as the case may be, provides to the Directing Certificateholder with respect to the Beverly Center Loan or any related REO Property, and on a concurrent basis. In addition, the Trustee, Master Servicer No. 1 or Special Servicer No. 1, as applicable, shall, upon receipt of a written request, provide to each Beverly Center Companion Loan Holder and each Beverly Center Junior Loan Holder or its designee (at such holder's cost) all other reports, documents and information that such holder or its designee may reasonably request with respect to its Beverly Center Companion Loan or Beverly Center Junior Loan or any related REO Property; provided, however, that in no event shall a Beverly Center Junior Loan Holder be provided with any Fair Value calculation in respect of the Beverly Center Loan. Notwithstanding the foregoing, none of the Trustee, Master Servicer No. 1 or Special Servicer No. 1 shall be required to deliver to any Beverly Center Companion Loan Holder or Beverly Center Junior Loan Holder or its designee any particular report, document or other information pursuant to this Section 3.32(k) if and to the extent that (but only if and to the extent that) such particular report, document or other information is otherwise delivered to such Beverly Center Companion Loan Holder or such Beverly Center Junior Loan Holder within the same time period contemplated by this Section 3.32(k) pursuant to any other section of this Agreement. In addition, Master Servicer No. 1 shall provide to the Beverly Center Junior Loan Holders, subject to the same conditions and restrictions on the distribution of information as apply with respect to the Loans, (a) a summary of the current status of principal and interest payment on the Beverly Center Total Loan, (b) copies of the related Borrower's current financial statements, to the extent then in the possession of such Master Servicer, (c) current information, if any, as to the value of the related Mortgaged property, to the extent in such Master Servicer's possession, (d) agreements that govern the administration of the Beverly Center Total Loan by Master Servicer No. 1, (e) copies of any default or acceleration notices sent to the related Borrower with respect to the Beverly Center Total Loan and all material correspondence related thereto, (f) to the extent not otherwise provided above, copies of each other report provided to the Certificateholder in accordance with the express provisions of this Agreement (but only to the extent such other reports related to the Beverly Center Total Loan or the related Borrower) and (g) other information with respect to the related Borrower or the Beverly Center Total Loan, reasonably request by any such Beverly Center Junior Loan Holder, to the extent in Master Servicer No. 1's possession and within 10 days of Master Servicer No. 1's receipt of such Holder's request, in each case at the sole cost and expense of the requesting Beverly Center Junior Loan Holder (with respect to all out-of-pocket and the reasonable and administrative and photocopying costs of Master Servicer No. 1); provided, however, that Master Servicer No. 1 shall send any notices referred to in clause (e) above to the Beverly Center Junior Loan Holder simultaneously with the sending of any such notices to the related Borrower without the need for any request by any Beverly Center Junior Loan Holder.

          (l) Each of the rights of the respective Beverly Center Companion Loan Holders and Beverly Center Junior Loan Holders under or contemplated by this Section 3.32 shall be assignable to, and/or exercisable by, a designee thereof; provided that Master Servicer No. 1, Special Servicer No. 1 and the Trustee are provided with written notice by the assignor of such assignment (upon which such party may conclusively rely) and the contact details of the assignee.

          (m) (1) The Beverly Center Controlling Holder shall be entitled to terminate the rights and obligations of Special Servicer No. 1 under this Agreement, with or without cause, solely in respect of the Beverly Center Total Loan and/or any related REO Property upon 10 Business Days prior written notice to Master Servicer No. 1, Special Servicer No. 1 and the Trustee, which shall, if the termination of Special Servicer No. 1 is for cause, set forth the Event of Default that gave rise to such termination, provided, however, that (i) such successor shall meet the requirements set forth in Section 7.02,
(ii) as evidenced in writing by each of the Rating Agencies (at the cost of such Beverly Center Controlling Holder), such proposed replacement of Special Servicer No. 1 shall not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies (including, if applicable, Fitch) with respect to any Class of then outstanding Certificates (or any class of securities evidencing an interest in, or secured by, a Beverly Center Companion Loan or any successor REO Loan with respect thereto) that is rated, and (iii) the Trustee shall have received
(A) an Acknowledgment of Proposed Special Servicer substantially in the form attached hereto as Exhibit R, executed by the Person designated to be the successor to Special Servicer No. 1 in its capacity as special servicer for the Beverly Center Total Loan and/or any related REO Property, and (B) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) such removal of Special Servicer No. 1 and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section 3.32(m), (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the applicable Acknowledgment of Proposed Special Servicer has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the applicable Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms. Any Person terminated in its capacity as Special Servicer No. 1 pursuant to this Section 3.32(m) shall be deemed to have been so terminated simultaneously with the designated successor's becoming Special Servicer No. 1 hereunder; provided that (i) the terminated Special Servicer No. 1 shall be entitled to receive, in connection with its termination, payment out of the applicable Collection Account and, if and to the extent applicable, the related Companion Loan Custodial Accounts and/or related Junior Loan Custodial Accounts of all of its accrued and unpaid Special Servicing Fees in respect of the Beverly Center Total Loan and/or any related REO Property, and reimbursement from the successor to such terminated Special Servicer No. 1 of all outstanding Servicing Advances made by such terminated Special Servicer No. 1 in respect of the Beverly Center Total Loan and/or any related REO Property and all unpaid interest on Advances accrued on such outstanding Servicing Advances (in which case the successor to such terminated Special Servicer No. 1 shall be deemed to have made such Servicing Advances at the same time that such terminated Special Servicer No. 1 had actually made them),
(ii) such terminated Special Servicer No. 1 shall thereafter be entitled to any Workout Fees in respect of the Beverly Center Total Loan, as and to the extent expressly permitted by Section 3.11(b), and (iii) such terminated Special Servicer No. 1 shall continue to be entitled to the benefits of
Section 6.03, notwithstanding any such termination; and provided, further, that such terminated Special Servicer No. 1 shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer No. 1 shall cooperate with the Trustee and the replacement to such terminated Special Servicer No. 1 in effecting the transfer of such terminated Special Servicer No. 1's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to this Section 3.32(m), to the replacement to such terminated Special Servicer No. 1 for administration by it of all cash amounts that at the time are or should have been credited by such terminated Special Servicer No. 1 to the REO Account or to any Servicing Account or should have been delivered to Master Servicer No. 1 or that are thereafter received by or on behalf of such terminated Special Servicer No. 1, in any event with respect to the Beverly Center Total Loan or any related REO

Property. No penalty or fee shall be payable to Special Servicer No. 1 with respect to any termination pursuant to this Section 3.32(m). Any expenses of the Trust as a result of any termination pursuant to this Section 3.32(m) shall be paid by the Persons who effected such termination.

          Following a termination and replacement of Special Servicer No. 1 with respect to the Beverly Center Total Loan and/or any related REO Property as contemplated by this Section 3.32(m), Special Servicer No. 1 hereunder shall collectively consist of: (i) such replacement of Special Servicer No. 1 as the party hereunder responsible for performing the duties of special servicer with respect to the Beverly Center Total Loan and/or any related REO Property; and (ii) the existing Special Servicer No. 1 (or any successor thereto) as the party hereunder responsible for performing the duties of special servicer with respect to the rest of the Loans, Serviced Companion Loans, Junior Loans and/or REO Properties for which Special Servicer No. 1 is expressly responsible hereunder, and their duties and obligations set forth hereunder shall be construed accordingly; provided that (i) when used in the context of granting Special Servicer No. 1 the right to purchase Defaulted Loans pursuant to Section 3.18, the term "Special Servicer No. 1" shall mean the replacement for Special Servicer No. 1 appointed pursuant to this Section 3.32(n) if such Defaulted Loan is the Beverly Center Loan, and shall mean the existing Special Servicer No. 1 (or any successor thereto), in all other cases; and (ii) when used in the context of granting Special Servicer No. 1 (or any successor thereto) the right to purchase all of the Loans and any REO Properties remaining in the Trust Fund pursuant to Section 9.01, the term "Special Servicer No. 1" shall mean the existing Special Servicer No. 1 (or any successor thereto) only and not the replacement for Special Servicer No. 1 appointed pursuant to this Section 3.32(m).

          With respect to the matters contemplated by this Section 3.32(m),
Section 20(f) of the Beverly Center All Notes Intercreditor Agreement and
Section 3.1.2 of the Beverly Center Senior Notes Intercreditor Agreement, the Directing Certificateholder is hereby designated, on behalf of the Trust Fund, as holder of the Beverly Center Loan, to exercise the rights of the holder of the Beverly Center Loan or any successor REO Loan with respect thereto and to constitute part of a Beverly Center Senior Control Group (whenever the Beverly Center Senior Control Group constitutes the Beverly Center Controlling Holder).

          (n) If any Beverly Center Junior Loan Holder or Beverly Center Companion Loan Holder purchases the Beverly Center Loan pursuant to Section 3.32(d) or Section 3.32(f), or if any Person purchases the Beverly Center Loan as a Defaulted Loan pursuant to Section 3.18, then the Person effecting the purchase must also pay and/or reimburse to Master Servicer No. 1, Special Servicer No. 1, the Trustee and the Depositor the respective amounts then currently due and owing to them hereunder with respect to the Beverly Center Companion Loans and the Beverly Center Junior Loans and that, pursuant to the Beverly Center Intercreditor Agreements, would otherwise have been payable out of future collections on the Beverly Center Companion Loans and the Beverly Center Junior Loans. Notwithstanding anything herein to the contrary, any such purchase shall be subject to such reimbursements.

          (o) Notwithstanding anything herein to the contrary, but subject to the next sentence, if any Beverly Center Companion Loan or any successor REO Loan with respect thereto is included in a rated commercial mortgage securitization, and if any particular servicing action with respect to the Beverly Center Total Loan or any related REO Property requires confirmation of ratings of the Certificates in connection therewith under any provision of this Agreement, then Master Servicer No. 1 or Special Servicer No. 1, as applicable, shall likewise obtain a similar confirmation of ratings from

Moody's, S&P and/or Fitch, as applicable, with respect to any rated securities evidencing an interest in, or secured by, such Beverly Center Companion Loan or any successor REO Loan with respect thereto (regardless of whether or not expressly required under such provision of this Agreement). Also notwithstanding anything to the contrary contained herein, any costs associated with confirmation of the ratings of any rated securities evidencing an interest in, or secured by, any Beverly Center Companion Loan or any successor REO Loan with respect thereto (whether pursuant to the prior sentence or otherwise pursuant to this Agreement or a Beverly Center Intercreditor Agreement) shall, to the extent not recoverable from the related Borrower or other party seeking to take the action that requires such Rating Confirmation or another source besides the Trust, shall be borne by the trust that holds such Beverly Center Companion Loan or any successor REO Loan with respect thereto, and if such trust is unwilling to cover the cost of obtaining such confirmation of ratings, then no party hereto shall be obligated to obtain such confirmation of ratings (notwithstanding anything herein to the contrary).

          (p) If there are any conflicts between this Section 3.32 and any of the Loan Documents relating to the Beverly Center Total Loan or between this
Section 3.32 and either Beverly Center Intercreditor Agreement, then such Loan Documents or such Beverly Center Intercreditor Agreement shall control. The parties hereto recognize and acknowledge the respective rights of the Beverly Center Junior Loan Holders and the Beverly Center Companion Loan Holders under the Beverly Center Intercreditor Agreements.

          SECTION 3.33.  Certain Matters Related to the Mayfair Mall Total
                         Loan.

          (a) If the Mayfair Mall Total Loan becomes specially serviced in accordance with the terms of a Mayfair Mall Servicing Agreement and, pursuant to the Mayfair Mall Intercreditor Agreement, the Series 2003-C4 Trustee, the Series 2003-C5 Trustee or other holders of any Mayfair Mall Companion Loan or its servicing agent notifies the Trustee or Master Servicer No. 2 that the Trustee, as holder of the Mayfair Mall Loan, or its designee, is entitled to certain consultation rights with respect to the Mayfair Mall Loan or any Mayfair Mall REO Mortgage Loan to the Trustee or Master Servicer No. 2, then the Trustee or Master Servicer No. 2, as the case may be, shall promptly so notify, and forward a copy of any accompanying documentation to, Special Servicer No. 1 and the Directing Certificateholder. For so long as the Trustee or its designee is entitled to such consultation rights under the terms of the Mayfair Mall Intercreditor Agreement, the Trustee hereby delegates such consultation rights to the Directing Certificateholder.

          (b) If pursuant to the terms of the Mayfair Mall Intercreditor Agreement, upon receipt of notice given to a Responsible Officer of the Trustee, the Trustee, as holder of the Mayfair Mall Loan, has the right to purchase any Mayfair Mall Companion Loan at the price set forth in the Mayfair Mall Intercreditor Agreement, then the Trustee shall promptly so notify the Directing Certificateholder. If the Directing Certificateholder indicates to the Trustee in writing its intent to purchase the Mayfair Mall Companion Loans in accordance with Section 3.6 of the Mayfair Mall Intercreditor Agreement and/or any corresponding provision of a Mayfair Mall Servicing Agreement, whereupon the Trustee shall designate the Directing Certificateholder as its designee to so purchase the Mayfair Mall Companion Loans, in its individual capacity and not on behalf of the Trust, in accordance with such Section 3.6 of the Mayfair Mall Intercreditor Agreement and/or any corresponding provision of a Mayfair Mall Servicing Agreement. Any such purchase will be subject to all applicable provisions of, and at the price set forth in, the Mayfair Mall Intercreditor Agreement (including those provisions that mandate who may be a permitted transferee of any Mayfair Mall Companion Loan). Upon any such purchase of the

Mayfair Mall Companion Loans, the Directing Certificateholder shall constitute the "A-1 Noteholder" and the "A-2 Noteholder" under the Mayfair Mall Intercreditor Agreement, and the Mayfair Mall Loan shall be serviced and administered in accordance with Article XII of this Agreement. The Trustee shall reasonably cooperate with the Directing Certificateholder in effecting such purchase.

          (c) The parties acknowledge the cure rights granted to the Trust as the holder of the Mayfair Mall Loan under Section 3.8 of the Mayfair Mall Intercreditor Agreement, and the Directing Certificateholder is hereby designated to exercise (in its individual capacity and not on behalf of the Trust) such cure rights of the holder of the Mayfair Mall Loan or any successor REO Loan with respect thereto.

          (d) The Directing Certificateholder is hereby designated to exercise the rights granted to the Trust as the holder of the Mayfair Mall Loan to constitute a member of the "Majority Lenders" (as defined in the Mayfair Mall Intercreditor Agreement).

          (e) Consistent with Section 3.5 of the Mayfair Mall Intercreditor Agreement, the Depositor hereby certifies to Wells Fargo Bank, N.A., in its capacity as trustee for the registered holders of the Series 2003-C4 Certificates and the Series 2003-C5 Certificates, respectively, each of which series of commercial mortgage pass-through certificates evidences an interest in a trust fund that includes a Mayfair Mall Companion Loan as an asset, as follows: the Trust created hereby constitutes a "Qualified Institutional Lender" for purposes of the Mayfair Mall Intercreditor Agreement, and this Agreement is intended to constitute an assignment and assumption of the obligations of the holder of the Mayfair Mall Loan under the Mayfair Mall Intercreditor Agreement (as contemplated by clause (y) of the second paragraph of Section 3.5 of the Mayfair Mall Intercreditor Agreement).

          SECTION 3.34. Certain Matters Related to the Stanford Shopping Center Total Loan.

          (a) If the Stanford Shopping Center Total Loan becomes specially serviced in accordance with the terms of a Stanford Shopping Center Servicing Agreement and, pursuant to the Stanford Shopping Center Intercreditor Agreement, the Series 2003-C5 Trustee or other holder of the Stanford Shopping Center Companion Loan or its servicing agent notifies the Trustee or Master Servicer No. 1 that the Trustee, as holder of the Stanford Shopping Center Loan, or its designee, is entitled to certain consultation rights with respect to the Stanford Shopping Center Loan or any Stanford Shopping Center REO Mortgage Loan and/or forwards a copy of its "Asset Status Report" (as defined in the Series 2003-C5 PSA) to the Trustee or Master Servicer No. 1, then the Trustee or Master Servicer No. 1, as the case may be, shall promptly so notify, and shall forward the copy of such Asset Status Report to, Special Servicer No. 1 and the Directing Certificateholder. For so long as the Trustee or its designee is entitled to such consultation rights under the terms of the Stanford Shopping Center Intercreditor Agreement, the Trustee hereby delegates such consultation rights to the Directing Certificateholder.

          (b) If pursuant to the terms of the Stanford Shopping Center Intercreditor Agreement, upon receipt of notice given to a Responsible Officer of the Trustee, the Trustee, as holder of the Stanford Shopping Center Loan, has the right to purchase the Stanford Shopping Center Companion Loan at the price set forth in the Stanford Shopping Center Intercreditor Agreement, then the Trustee shall promptly so notify the Directing Certificateholder. If the Directing Certificateholder indicates to the Trustee in writing its intent to purchase the Stanford Shopping Center Companion Loan in accordance with
Section 3.6 of the Stanford Shopping Center Intercreditor Agreement and/or any corresponding provision of a Stanford Shopping Center Servicing Agreement, whereupon the Trustee shall designate the Directing Certificateholder as its designee to so purchase the Stanford Shopping Center Companion Loan, in its or their individual capacity and not on behalf of the Trust, in accordance with such Section 3.6 of the Stanford Shopping Center Intercreditor Agreement and/or any corresponding provision of a Stanford Shopping Center Servicing Agreement. Any such purchase will be subject to all applicable provisions of, and at the price set forth in, the Stanford Shopping Center Intercreditor Agreement (including those provisions that mandate who may be a permitted transferee of the Stanford Shopping Center Companion Loan). Upon any such purchase of the Stanford Shopping Center Securitized Companion Loan, the Directing Certificateholder shall constitute the "A-3 Noteholder" under the Stanford Shopping Center Intercreditor Agreement, and the Stanford Shopping Center Loan shall be serviced and administered in accordance with Article XI of this Agreement. The Trustee shall reasonably cooperate with the Directing Certificateholder in effecting such purchase.

          (c) The parties acknowledge the cure rights granted to the Trust as the holder of the Stanford Shopping Center Loan under Section 3.8 of the Stanford Shopping Center Intercreditor Agreement, and the Directing Certificateholder is hereby designated to exercise (in its individual capacity and not on behalf of the Trust) such cure rights of the holder of the Stanford Shopping Center Loan or any successor REO Loan with respect thereto.

          (d) The Directing Certificateholder is hereby designated to exercise the rights granted to the Trust as the holder of the Stanford Shopping Center Loan to constitute a member of the "Majority Lenders" (as defined in the Stanford Shopping Center Intercreditor Agreement).

          (e) Consistent with Section 3.5 of the Stanford Shopping Center Intercreditor Agreement, the Depositor hereby certifies to Wells Fargo Bank, N.A., in its capacity as trustee for the registered holders of the Series 2003-C5 Certificates, which series of commercial mortgage pass-through certificates evidences an interest in a trust fund that includes the Stanford Shopping Center Companion Loan as an asset, as follows: the Trust created hereby constitutes a "Qualified Institutional Lender" for purposes of the Stanford Shopping Center Intercreditor Agreement, and this Agreement is intended to constitute an assignment and assumption of the obligations of the holder of the Stanford Shopping Center Loan under the Stanford Shopping Center Intercreditor Agreement (as contemplated by clause (y) of the second paragraph of Section 3.5 of the Stanford Shopping Center Intercreditor Agreement).

                                  ARTICLE IV

                        PAYMENTS TO CERTIFICATEHOLDERS


           SECTION 4.01. Distributions.

           (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for such Distribution Date:

               (i) to make distributions of interest to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-X, Class A-SP and Class A-Y Certificates, pro rata (based on their respective entitlements under this clause (i)), up to the respective Optimal Interest Distribution Amounts for such Classes for such Distribution Date;

               (ii) to make distributions of principal to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in reduction of the Class Principal Balances thereof, up to, in the aggregate, the Principal Distribution Amount for such Distribution Date, in the following order of priority:

               First, to the Holders of the Class A-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

               Second, to the Holders of the Class A-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

               Third, to the Holders of the Class A-3 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

               Fourth, to the Holders of the Class A-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;

provided, however, that, notwithstanding the immediately preceding subclauses First through Fourth, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with the termination of the Trust Fund, the Trustee shall make distributions of principal to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro rata basis, in accordance with the respective Class Principal Balances of those Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero, up to, in the aggregate, the entire Principal Distribution Amount for such Distribution Date;

               (iii) to reimburse the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based on the aggregate unreimbursed amounts of Collateral Support Deficit previously allocated to each such Class), until all amounts of such amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

               (iv) to make distributions of interest to the Holders of the Class B Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (v) to make distributions of principal to the Holders of the Class B Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

               (vi) to reimburse the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

               (vii) to make distributions of interest to the Holders of the Class C Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (viii) to make distributions of principal to the Holders of the Class C Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

               (ix) to reimburse the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

               (x) to make distributions of interest to the Holders of the Class D Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xi) to make distributions of principal to the Holders of the Class D Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xii) to reimburse the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

               (xiii) to make distributions of interest to the Holders of the Class E Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xiv) to make distributions of principal to the Holders of the Class E Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xv) to reimburse the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

               (xvi) to make distributions of interest to the Holders of the Class F Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xvii) to make distributions of principal to the Holders of the Class F Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xviii) to reimburse the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

               (xix) to make distributions of interest to the Holders of the Class G Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xx) to make distributions of principal to the Holders of the Class G Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xxi) to reimburse the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxii) to make distributions of interest to the Holders of the Class H Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxiii) to make distributions of principal to the Holders of the Class H Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xxiv) to reimburse the Holders of the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxv) to make distributions of interest to the Holders of the Class J Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxvi) to make distributions of principal to the Holders of the Class J Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xxvii) to reimburse the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxviii) to make distributions of interest to the Holders of the Class K Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxix) to make distributions of principal to the Holders of the Class K Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xxx) to reimburse the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxxi) to make distributions of interest to the Holders of the Class L Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxxii) to make distributions of principal to the Holders of the Class L Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xxxiii) to reimburse the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxxiv) to make distributions of interest to the Holders of the Class M Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxxv) to make distributions of principal to the Holders of the Class M Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xxxvi) to reimburse the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxxvii) to make distributions of interest to the Holders of the Class N Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxxviii) to make distributions of principal to the Holders of the Class N Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xxxix) to reimburse the Holders of the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

               (xl) to make distributions of interest to the Holders of the Class O Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xli) to make distributions of principal to the Holders of the Class O Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xlii) to reimburse the Holders of the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

               (xliii) to make distributions of interest to the Holders of the Class P Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xliv) to make distributions of principal to the Holders of the Class P Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xlv) to reimburse the Holders of the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full; and

               (xlvi) to make distributions to the Holders of the Class R Certificates of any portion of the Available Distribution Amount for such Distribution Date, remaining after all other distributions pursuant to this Section 4.01(a) and Section 4.01(e).

           Any distributions of interest made with respect to the Class A-SP Certificates or the Class A-X Certificates on any Distribution Date pursuant to clause (i) of the prior paragraph of this Section 4.01(a) shall be deemed allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the respective Optimal Interest Distribution Amounts of such Components for such Distribution Date.

           All distributions made in respect of each Class of Sequential Pay Certificates on each Distribution Date pursuant to the foregoing provisions of this Section 4.01(a) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to the Corresponding Uncertificated Lower-Tier Interest(s) for such Class of Sequential Pay Certificates; all distributions made with respect to the Class A-X or Class A-SP Certificates on each Distribution Date pursuant to the foregoing provisions of this Section 4.01(a) and allocable to any particular Component of such Class of Interest-Only Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the corresponding Uncertificated Lower-Tier Interest for such Component; and all distributions made with respect to the Class A-Y Certificates on each Distribution Date pursuant to the foregoing provisions of this Section 4.01(a) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LA-Y Lower-Tier Interest. In each case, if such distribution on any such Class of Certificates was a distribution of accrued interest, of principal or in reimbursement of any Collateral Support Deficit previously allocated to such Class of Certificates, then the corresponding distribution deemed to be made on an Uncertificated Lower-Tier Interest pursuant to the preceding sentence (and, if applicable, the following paragraph of this Section 4.01(a)) shall be deemed to also be, respectively, a distribution of accrued interest, of principal or in reimbursement of any Collateral Support Deficit previously allocated to the Upper-Tier REMIC in respect of such Uncertificated Lower-Tier Interest.

           If a Class of Sequential Pay Certificates has two or more Corresponding Uncertificated Lower-Tier Interests, then:

               (i) deemed distributions of accrued interest made on such Corresponding Uncertificated Lower-Tier Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective Optimal Interest Distribution Amounts in respect of such Corresponding Uncertificated Lower-Tier Interests for such Distribution Date;

               (ii) deemed distributions of principal made on such Corresponding Uncertificated Lower-Tier Interests on any Distribution Date shall be allocated to them in numeric order (i.e., from lowest number to highest number) of the respective ending numbers of the respective alphanumeric designations for such Corresponding Uncertificated Lower-Tier Interests, in each case up to an amount equal to the Lower-Tier Principal Amount of the subject Corresponding Uncertificated Lower-Tier Interest outstanding immediately prior to such Distribution Date (such that no deemed distributions of principal will be made on any such Corresponding Uncertificated Lower-Tier Interest until the Lower-Tier Principal Amount of each other such Corresponding Uncertificated Lower-Tier Interest, if any, with an alphanumeric designation that ends in a lower number, has been paid in full); and

               (iii) deemed distributions made on such Corresponding Uncertificated Lower-Tier Interests on any Distribution Date in reimbursement of Collateral Support Deficits previously allocated to the Upper-Tier REMIC with respect thereto shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective aggregate unreimbursed amounts of Collateral Support Deficits previously allocated to the Upper-Tier REMIC with respect to such Corresponding Uncertificated Lower-Tier Interests.

           (b) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Distribution Account that represent Yield Maintenance Charges actually collected on Loans and/or REO Loans in the Mortgage Pool during the related Due Period and shall distribute each such Yield Maintenance Charge as follows:

               (i) a portion of such Yield Maintenance Charge shall be distributed to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, respectively, in an amount that shall, as to each such Class, equal the product of (A) a fraction whose numerator is the amount distributed as principal with respect to such Class on such Distribution Date, and whose denominator is the Principal Distribution Amount for such Distribution Date, (B) the Base Interest Fraction for the related Principal Prepayment or other related early collection of principal and such Class of Certificates and (C) the entire amount of such Yield Maintenance Charge (net of any Liquidation Fee payable therefrom); and

               (ii) either (A) if such Distribution Date is one of the first 37 Distribution Dates, and if the Class A-SP Certificates are still outstanding immediately prior to such Distribution Date, then the remaining portion of such Yield Maintenance Charge (net of any Liquidation Fee payable therefrom) shall be paid to the Holders of the Class A-SP Certificates in an amount equal to 5.50% of such remaining portion and to the Holders of the Class A-X Certificates in an amount equal to 94.50% of such remaining portion, or (B) if such Distribution Date is after the 37th Distribution Date, or if the Class A-SP Certificates are not still outstanding immediately prior to such Distribution Date, then the entire remaining portion of such Yield Maintenance Charge (net of any Liquidation Fee payable therefrom) shall be paid to the Holders of the Class A-X Certificates;

provided, however, that, if the subject Yield Maintenance Charge was collected in respect of a Specially Designated Co-op Loan or any successor REO Loan with respect thereto, then the amount distributable in accordance with clauses (i) and (ii) of this sentence shall equal the amount of the Yield Maintenance Charge that would have been payable with respect to such Co-op Loan or any successor REO Loan with respect thereto if the related Mortgage Rate was equal to 5.05% per annum, and the remaining portion of such Yield Maintenance Charge shall be distributed to the Holders of the Class A-Y Certificates, in each such case net of a proportionate share of any Liquidation Fee payable from such Yield Maintenance Charge.

           On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Distribution Account that represent Static Prepayment Premiums actually collected on Loans and/or REO Loans in the Mortgage Pool during the related Due Period and shall distribute each such Static Prepayment Premium as follows:

               (i) a portion of such Static Prepayment Premium shall be distributed to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in an amount that shall, as to each such Class, equal the product of (A) a fraction whose numerator is the amount distributed as principal with respect to such Class on such Distribution Date, and whose denominator is the Principal Distribution Amount for such Distribution Date, (B) the Base Interest Fraction for the related Principal Prepayment or other related early collection of principal and such Class of Certificates and

     (C) the entire amount of such Static Prepayment Premium (exclusive of any Liquidation Fee payable therefrom); and

               (ii) the entire remaining portion of such Static Prepayment Premium (exclusive of any Liquidation Fee payable therefrom) shall be distributed to the Class A-X Certificates;

provided, however, that, if such Static Prepayment Premium was collected with respect to a Specially Designated Co-op Loan or any successor REO Loan with respect thereto, then only 50% of such Static Prepayment Premium shall be distributable pursuant to clauses (i) and (ii) of this sentence, and the other 50% of such Static Prepayment Premium shall be distributed to the Holders of the Class A-Y Certificates, in each case net of a proportionate share of any Liquidation Fee payable from such Static Prepayment Premium.

           Any distributions of additional interest, in the form of Static Prepayment Premiums and Yield Maintenance Charges, made with respect to the Class A-X or Class A-SP Certificates on any Distribution Date pursuant to this
Section 4.01(b) shall be allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the relative amounts by which their respective Component Notional Amounts declined as a result of deemed distributions of principal on the Uncertificated Lower-Tier Interests on such Distribution Date pursuant to Section 4.01(a) (or, if there were no such declines, then on a pro rata basis in accordance with the relative sizes of their respective Component Notional Amounts).

           All distributions of Static Prepayment Premiums and/or Yield Maintenance Charges made on any Distribution Date in respect of a Class of Sequential Pay Certificates with a single Corresponding Uncertificated Lower-Tier Interest shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to such Corresponding Uncertificated Lower-Tier Interest; all distributions of Static Prepayment Premiums and/or Yield Maintenance Charges made on any Distribution Date in respect of a Class of Sequential Pay Certificates with two or more Corresponding Uncertificated Lower-Tier Interests shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to such Corresponding Uncertificated Lower-Tier Interests, on a pro rata basis in accordance with the respective amounts of deemed distributions of principal made with respect to such Corresponding Uncertificated Lower-Tier Interests on such Distribution Date pursuant to Section 4.01(a); all distributions of Static Prepayment Premiums and/or Yield Maintenance Charges made on any Distribution Date in respect of the Class A-X or Class A-SP Certificates and allocable to any particular Component of such Class of Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to such Component's Corresponding Uncertificated Lower-Tier Interest; and all distributions of Static Prepayment Premiums and/or Yield Maintenance Charges made on any Distribution Date in respect of the Class A-Y Certificates shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to the Class LA-Y Lower-Tier Interest.

           (c) On any applicable Distribution Date, any Excess Interest collected during the related Due Period shall be distributed from the Excess Interest Distribution Account to the Holders of the Class V Certificates. On any applicable Distribution Date, any TVO Portfolio Yield Maintenance Payment collected during the related Due Period shall be distributed from the Distribution Account to the Holders of the Class A-X Certificates.

           (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(e), 4.01(f) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of record of the respective Class at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions on or prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) shall be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

           Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor, the Master Servicers, the Special Servicers, the Underwriters or the Initial Purchasers shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

           (e) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, 30 days prior to the final Distribution Date for such Class, post a notice on the Website to the effect that no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

           Any funds not distributed to any Holder or Holders of Certificates of any Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Definitive Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Definitive Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such

Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

           (f) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Sequential Pay Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, however, that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Sequential Pay Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 10.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(e) as if such Holder had failed to surrender its Certificates.

           SECTION 4.02. Statements to Certificateholders; Reports by
                         Trustee; Other Information Available to the Holders and Others.

           (a) On each Distribution Date, based solely upon the information regarding the Loans delivered to the Trustee by the Master Servicers, the Trustee shall prepare and make available, and, upon request, forward, to any Privileged Person, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex Solutions, a statement substantially in the form of and containing the information set forth in, Exhibit M hereto (the "Statement to Certificateholders"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Loans and the Mortgaged Properties; provided that the Trustee need not deliver to any Privileged Person any Statement to Certificateholders that has been made available to such Person via the Trustee's internet website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Statement to Certificateholders shall be deemed to have agreed to keep confidential the information therein until such Statement to Certificateholders is filed with the Commission.

           On each Distribution Date, the Trustee shall provide or make available electronically (or, upon request, by first class mail) to each Privileged Person each file and report comprising the CMSA Investor Reporting Package and any other report at the direction of the Depositor, to the extent received by the Trustee since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date); provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the Commission.

           The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicers provided for herein, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by a Master Servicer's or Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicers, the Special Servicers or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by such Master Servicer, such Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicers or the Special Servicers shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

           The Trustee shall make available each month, to the general public, the related Statement to Certificateholders via its internet website initially located at "www.ctslink.com/cmbs". In addition, the Trustee shall make available each month, via its internet website on a restricted basis solely to Privileged Persons, (i) the Unrestricted Master Servicer Reports, (ii) the CMSA Bond Level File, CMSA Loan Periodic Update File, CMSA Loan Setup File and the CMSA Collateral Summary File, (iii) any other report at the direction of the Depositor and (iv) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement. Upon notification by the Depositor that the Initial Purchaser has sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to the general public. The Trustee shall also make available each month, on a restricted basis to any Privileged Person via its internet website, (i) the Restricted Master Servicer Reports, and (ii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential any such information that has not been filed with the Commission.

           The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

           In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600 or such other number as the Trustee may hereinafter specify.

           The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Statement to Certificateholders and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

           Within a reasonable period of time after the end of each calendar year, upon request, the Trustee shall make available, and, upon written request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items set forth on page 2 to Exhibit M hereto and such other information as may be required to enable such Certificateholder to prepare its federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

           (b) No less often than on a monthly basis, each Master Servicer and Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder regarding the performance and servicing of the Loans and/or REO Properties for which such Master Servicer or Special Servicer, as the case may be, is responsible. Each Master Servicer and Special Servicer shall condition such disclosure upon the Directing Certificateholder entering into a reasonable and customary confidentiality agreement reasonably acceptable to such servicer regarding such disclosure to it.

           No Master Servicer or Special Servicer shall be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from such Master Servicer or Special Servicer under this Agreement.

           (c) No Master Servicer or Special Servicer shall be required to conduct research or obtain information that is not available to such Master Servicer or Special Servicer, as the case may be, in the ordinary course of its servicing activities hereunder. In addition, no Master Servicer or Special Servicer shall be required to (i) answer commercially unreasonable questions,
(ii) answer questions relating to matters that extend beyond the scope of its duties as a Master Servicer or Special Servicer, as applicable, (iii) answer questions that would, in such Master Servicer's or Special Servicer's sole discretion, require such Master Servicer or Special Servicer, as the case may be, to devote an unreasonable amount of time or resources to answer, (iv) disclose information that would violate the terms of any of the Loan Documents or applicable law or initiate contact with Borrowers or third parties except in connection with the ordinary course of its servicing duties hereunder or
(v) express opinions or make recommendations under this Section 4.02(c) (it being understood that each Master Servicer and Special Servicer may limit its responses to factual matters). Provision of information pursuant to this
Section 4.02(c) by a Master Servicer or Special Servicer shall be subject to Sections 3.26(i) and 3.26(k).

           SECTION 4.03. P&I Advances.

           (a) On or before 2:30 p.m. New York City time on each Master Servicer Remittance Date, each Master Servicer shall (i) remit to the Trustee for deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in such Master Servicer's Collection Account that are not required to be part of the Available Distribution Amount for such Distribution Date or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by such Master Servicer. Any amounts held in any Master Servicer's Collection Account not required to be a part of the Available Distribution Amount for such Distribution Date and so used to make P&I Advances shall be appropriately reflected in such Master Servicer's records and replaced by such Master Servicer by deposit in such Collection Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I

Advances were made). To the extent that a Master Servicer fails to make a P&I Advance required to be made by such Master Servicer hereunder on the Distribution Date (other than a P&I Advance that such Master Servicer or the Trustee determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance unless the Trustee determines that any such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent the Trustee is required hereunder to make P&I Advances on the Mortgage Pool, it shall deposit the amount thereof in the Distribution Account on or before 11:00 a.m. New York City time on the related Distribution Date.

           (b) Subject to Sections 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by a Master Servicer with respect to any Distribution Date shall equal the aggregate of: (i) with respect to the Loans as to which such Master Servicer is the applicable Master Servicer, all Monthly Payments (in each case, net of related Primary Servicing Fees, Master Servicing Fees and Workout Fees, if any), other than Balloon Payments, that were due on such Loans during any related Due Period and delinquent as of the close of business on the Determination Date preceding the related Master Servicer Remittance Date; and (ii) with respect to each Loan as to which such Master Servicer is the applicable Master Servicer and as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period, and also with respect to each successor REO Loan with respect to a Loan as to which such Master Servicer was the applicable Master Servicer, any uncollected portion of the Assumed Scheduled Payment (in each case, net of related Primary Servicing Fees, Master Servicing Fees and Workout Fees, if any) deemed due thereon during the related Due Period. All P&I Advances for any Loans that have been modified shall be calculated on the basis of their terms as modified. Subject to subsection (c) and (e) below, the obligation of each Master Servicer to make such P&I Advances is mandatory and, with respect to any Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed. None of the Master Servicers or the Trustee shall be required or permitted to make P&I Advances as to any Companion Loan or any Junior Loan. For avoidance of doubt, for purposes of this Section 4.03, Master Servicer No. 1 shall be the applicable Master Servicer with respect to the Stanford Shopping Center Loan and any Stanford Shopping Center REO Loan, and Master Servicer No. 2 shall be the applicable Master Servicer with respect to the Mayfair Mall Loan and any Mayfair Mall REO Loan.

           (c) Notwithstanding anything herein to the contrary, neither a Master Servicer nor the Trustee shall be required to make a P&I Advance, if such Master Servicer or the Trustee determines, in accordance with the definition thereof, that any such P&I Advance would be a Nonrecoverable Advance. The Trustee may conclusively rely on any determination of nonrecoverability by the applicable Master Servicer. No Special Servicer shall be required to make P&I Advances under this Agreement. On each Determination Date, the applicable Special Servicer shall report to the applicable Master Servicer such Special Servicer's determination as to whether any P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Loan or REO Loan is a Nonrecoverable P&I Advance. A Master Servicer shall be entitled to conclusively rely on (but shall not be bound by) such determination. Any determination made by any party obligated to make delinquency advances with respect to a Mayfair Mall or Stanford Shopping Center Companion Loan included in a rated commercial mortgage securitization regarding the nonrecoverability of any monthly debt service advance with respect to such Companion Loan (or any successor REO Loan or similar deemed mortgage loan with respect thereto) will be binding on the Trust Fund; provided that the Master Servicer for such commercial mortgage securitization is approved in such capacity by S&P. The applicable Master Servicer shall notify each related Companion Loan Holder and Junior Loan Holder in respect of the Mayfair Mall Total Loan and the Stanford Shopping Center Total Loan whenever any P&I Advance in respect of the related A Loan (or any successor REO Loan with respect thereto) is or, if made, would be a Nonrecoverable P&I Advance hereunder (without regard to the last sentence of the definition of "Nonrecoverable P&I Advance") and when, if ever, P&I Advances in respect of such A Loan cease to be Nonrecoverable P&I Advances (without regard to the last sentence of the definition of "Nonrecoverable P&I Advance"). Master Servicer No. 1 and the Trustee hereby recognize and agree to comply with the terms of Section 3.2.8 of the Beverly Center Senior Notes Intercreditor Agreement.

           (d) In connection with the recovery of any P&I Advance out of any Collection Account pursuant to Section 3.05(a), or out of the Distribution Account pursuant to Section 3.05(b), the Master Servicer or other party (which may include the Trustee) that made such P&I Advance shall be entitled to receive, out of any amounts then on deposit in such Collection Account or Distribution Account (subject to any limitations pursuant to Section 1.05 and/or Section 3.05), interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided that such interest shall not accrue on any P&I Advance made in respect of a delinquent Monthly Payment until after the expiration of any applicable grace period relating thereto. Subject to Section 3.19(e), a Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance made in respect of any Loan for which such Master Servicer is the applicable Master Servicer (or in respect of any successor REO Loan with respect thereto), as soon as practicably possible after funds available for such purpose are deposited in such Master Servicer's Collection Account. In no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related Master Servicer Remittance Date. In addition, the Master Servicer shall not be entitled to Advance Interest on any particular P&I Advance made thereby to the extent a payment is received but is being held by or on behalf of the Master Servicer in suspense.

           (e) Notwithstanding the foregoing, (i) neither a Master Servicer nor the Trustee shall be required or permitted to make a P&I Advance for any Companion Loan or Junior Loan or an advance for Penalty Charges, Yield Maintenance Charges, Balloon Payments or Excess Interest, (ii) the amount required to be advanced in respect of the interest portion of delinquent Monthly Payments and Assumed Scheduled Payments on any Loan or REO Loan in the Mortgage Pool that has been subject to an Appraisal Reduction will equal, with respect to any Distribution Date, the amount of interest that would be required to be advanced by the applicable Master Servicer without giving effect to the Appraisal Reduction Amount, multiplied by a fraction, the numerator of which is equal to the Stated Principal Balance of such Loan or REO Loan, as the case may be, net of the Appraisal Reduction Amount (or, in the case of an A Loan or any successor REO Loan with respect thereto, the portion of the Appraisal Reduction Amount in respect of the subject Loan Combination allocable to such A Loan or REO Loan, as the case may be), and the denominator of which is equal to the Stated Principal Balance of such Loan or REO Loan, as the case may be, for such Distribution Date, and (iii) if the monthly payment on any Loan has been reduced or the final maturity extended, in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment granted or agreed to by the applicable Special Servicer pursuant to Section 3.20, and the monthly payment due and owing during the extension period is less than the amount of the Monthly Payments prior to such modification, then the applicable Master Servicer shall, as to such Loan, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Primary Servicing Fees, Master Servicing Fees and Workout Fees), in the event of subsequent delinquencies thereon.

           SECTION 4.04. Allocation of Collateral Support Deficit.

           (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments and other collections of principal on the Mortgage Pool that were used to reimburse any Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts pursuant to
Section 3.05(a) and/or Section 3.05(b), other than payments and other collections of principal used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts with respect to Loans and REO Loans as to which a Final Recovery Determination has been made) of the Mortgage Pool expected to be outstanding immediately following such Distribution Date is less than (ii) then aggregate Certificate Principal Balance of the Sequential Pay Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Sequential Pay Certificates shall be made by reducing the Class Principal Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Sequential Pay Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Class Principal Balance of the Class of Sequential Pay Certificates in respect of which any such reimbursement is made.

           (b) On each Distribution Date, the Class Principal Balances of the Sequential Pay Certificates will be reduced without distribution to the extent of the portion of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Such reductions shall be allocated among the respective Classes of Sequential Pay Certificates as follows: first, to the Class P Certificates, second, to the Class O Certificates, third, to the Class N Certificates; fourth, to the Class M Certificates; fifth, to the Class L Certificates; sixth, to the Class K Certificates; seventh, to the Class J Certificates; eighth, to the Class H Certificates; ninth, to the Class G Certificates; tenth, to the Class F Certificates; eleventh, to the Class E Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C Certificates; and fourteenth, to the Class B Certificates, in each case, until the remaining Class Principal Balance of each such Class of Certificates has been reduced to zero. Following the reduction of the Class Principal Balances of all such Classes to zero, any remaining Collateral Support Deficit shall be allocated among the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based upon the Class Principal Balance of each such Class), until the remaining Class Principal Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

           (c) If, on any Distribution Date, any portion of a Collateral Support Deficit is allocated to any particular Class of Sequential Pay Certificates, then such portion of such Collateral Support Deficit shall, on such Distribution Date, also be deemed allocated to such Class' Corresponding Uncertificated Lower-Tier Interest(s), in reduction of the related Lower-Tier Principal Amount(s). If a Class of Sequential Pay Certificates has two or more Corresponding Uncertificated Lower-Tier Interests, then any portion of a Collateral Support Deficit allocable to such Corresponding Uncertificated Lower-Tier Interests, as contemplated by the preceding sentence, shall be so allocated in the same sequential order that deemed distributions of principal are to be made on such Corresponding Uncertificated Lower-Tier Interests in accordance with Section 4.01(a), in each case until the Lower-Tier Principal Amount of the subject Corresponding Uncertificated Lower-Tier Interest is reduced to zero.

           SECTION 4.05. Allocations of Uncovered Prepayment Interest
                         Shortfall Amounts.

           (a) The portion of any Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to any particular Class of Regular Certificates (other than the Class A-Y Certificates) shall equal the product of:

               (i) the total amount of such Uncovered Prepayment Interest Shortfall Amount (exclusive of any portion thereof allocable to the Class A-Y Certificates in accordance with the next paragraph), multiplied by

               (ii) a fraction, the numerator of which is the Accrued Certificate Interest Amount with respect to the subject Class of Regular Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest Amount with respect to all of the Classes of Regular Certificates (other than the Class A-Y Certificates) for such Distribution Date.

           The portion of any Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to the Class A-Y Certificates shall equal the sum of the products obtained by multiplying, in the case of each Specially Designated Co-op Loan that was the subject of a Prepayment Interest Shortfall incurred during the related Due Period:

               (iii) the total amount of such Uncovered Prepayment Interest Shortfall Amount attributable to such Specially Designated Co-op Loan, multiplied by

               (iv) a fraction, the numerator of which is the Net Mortgage Rate for such Specially Designated Co-op Loan, over 5.05%, and the denominator of which is the Net Mortgage Rate for such Specially Designated Co-op Loan.

           Any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to the Class A-SP Certificates or the Class A-X Certificates shall, in turn, be deemed allocated to the respective Components of such Class of Certificates on a pro rata basis in accordance with the respective Accrued Component Interest Amounts of such Components for such Distribution Date.

           (b) Any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to any Class of Sequential Pay Certificates with a single Corresponding Uncertificated Lower-Tier Interest shall be deemed to have first been allocated to such Corresponding Uncertificated Lower-Tier Interest; any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to any Class of Sequential Pay Certificates with two or more Corresponding Uncertificated Lower-Tier Interests shall be deemed to have first been allocated to such Corresponding Uncertificated Lower-Tier Interests, on a pro rata basis in accordance with their respective Uncertificated Accrued Interest Amounts for such Distribution Date; any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to any Component of the Class A-SP or Class A-X Certificates shall be deemed to have first been allocated to the Corresponding Uncertificated Lower-Tier Interest for such Component; and any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to the Class A-Y Certificates shall be deemed to have first been allocated to the Class LA-Y Lower-Tier Interest.

           SECTION 4.06. Certain Deemed Distributions and Allocations
                         Relating to Loan REMICs.

           (a) On each Distribution Date, the portion of the Available Distribution Amount for such Distribution Date that is attributable to any Loan in a Loan REMIC or any successor REO Loan with respect thereto shall be deemed to have been distributed from such Loan REMIC to the Lower-Tier REMIC for the following purposes and in the following order of priority, in each case to the extent of the remainder of such funds:

               (i) as deemed distributions of interest with respect to the related Loan REMIC Regular Interest, up to the Optimal Interest Distribution Amount for such Loan REMIC Regular Interest for such Distribution Date;

               (ii) as deemed distributions of principal with respect to the related Loan REMIC Regular Interest, up to the excess, if any, of the Loan REMIC Principal Amount of such Loan REMIC Regular Interest immediately prior to such Distribution Date, over the Stated Principal Balance of the related Loan or REO Loan that will be outstanding immediately following such Distribution Date; and

               (iii) as deemed distributions with respect to the related Loan REMIC Regular Interest, up to an amount equal to, and in reimbursement of, any unreimbursed reductions in the related Loan REMIC Principal Amount pursuant to Section 4.06(b) (with compounded interest on the aggregate unreimbursed amount of such reductions in respect of such Loan REMIC Regular Interest from time to time at the related Loan REMIC Remittance Rate in effect from time to time).

           Any Yield Maintenance Charge or Static Prepayment Premium distributed to any Class of Regular Certificates on any Distribution Date that is allocable to any Loan in a Loan REMIC or any successor REO Loan with respect thereto shall, in each case, be deemed to have been distributed from such Loan REMIC to the Lower-Tier REMIC in respect of the related Loan REMIC Regular Interest.

           Amounts distributed on any Loan REMIC Regular Interest, pursuant to this Section 4.06(a), on any Distribution Date shall constitute part of the amounts distributable on such Distribution Date pursuant to Section 4.01(a) and/or Section 4.01(b).

           (b) On each Distribution Date, following the deemed distributions to be made in respect of the Loan REMIC Regular Interests pursuant to Section 4.06(a), the Loan REMIC Principal Amount of each Loan REMIC Regular Interest (after taking account of such deemed distributions) shall be reduced, if and to the extent necessary, to equal the Stated Principal Balance of the related Loan or REO Loan, as applicable, that will be outstanding immediately following such Distribution Date. Any such unfunded reduction in the Loan REMIC Principal Amount of any Loan REMIC Regular Interest shall be deemed to constitute an allocation of losses and Additional Trust Fund Expenses.

           (c) The portion, if any, of any Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is attributable to any Loan in a Loan REMIC shall be allocated to the related Loan REMIC Regular Interest.

           SECTION 4.07. Grantor Trust Reporting.

           (a) The parties intend that the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify such portion as, a "grantor trust" under subpart E, Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Class V Certificateholders information returns with respect to income relating to their share of Excess Interest, and such other information as may be required pursuant to the Code, and shall file or cause to be filed with the Internal Revenue Service, such information returns, schedules and other information, together with Form 1041 or such other form as may be applicable, at the time or times and in the manner required by the Code.

           (b) The parties intend that the portion of the Trust Fund consisting of the right to receive the TVO Portfolio Yield Maintenance Payment shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify such portion as, a "grantor trust" under subpart E, Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Class A-X Certificateholders information returns with respect to income relating to their share of any TVO Portfolio Yield Maintenance Payment, and such other information as may be required pursuant to the Code, and shall file or cause to be filed with the Internal Revenue Service, such information returns, schedules and other information, together with Form 1041 or such other form as may be applicable, at the time or times and in the manner required by the Code.

                                   ARTICLE V

                               THE CERTIFICATES


           SECTION 5.01. The Certificates.

           (a) The Certificates shall consist of 23 Classes with the following respective alphabetic or alphanumeric Class designations: "A-X", "A-SP", "A-Y", "A-1", "A-2", "A-3", "A-4", "B", "C", "D", "E", "F", "G", "H", "J",
"K", "L", "M", "N", "O", "P", "R" and "V", respectively. Any reference in any other section or subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in this Section 5.01(a).

           (b) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-5; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates (other than the Class A-Y Certificates) initially shall (and, at the option of the Depositor, following the Closing Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depository. The Class A-Y Certificates shall be initially issued as Definitive Certificates. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Interest-Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 (or, in the case of the Interest-Only Certificates, $100,000) and any whole dollar denomination in excess thereof. The Class R and Class V Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

           (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

           SECTION 5.02. Registration of Transfer and Exchange of
                         Certificates.

           (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe; provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicers and the Special Servicers shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

           If three or more Certificateholders make a written request to the Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

           (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

           If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, either Special Servicer, the

Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

           Each Global Certificate shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

           If a transfer of an interest in any Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in such Rule 144A Global Certificate by the Depositor or an Affiliate of the Depositor), then (except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b)) the Certificate Owner desiring to effect such transfer shall require from its prospective
Transferee: (i) a certificate substantially in the form attached as Exhibit F-2C hereto; or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in a Rule 144A Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject transfer, true and correct.

           Notwithstanding the preceding paragraph, any interest in any Rule 144A Global Certificate may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1D and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2D and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate with respect to the subject Class of Book-Entry Certificates, as applicable, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

           Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), beneficial interests in any Regulation S Global Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in such Regulation S Global Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such prospective Transferee a certification substantially in the form attached hereto as Exhibit F-2D. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream.

           Notwithstanding the preceding paragraph, any interest in any Regulation S Global Certificate may be transferred (without delivery of any certificate described in the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as such Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1C and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate with respect to the subject Class of Book-Entry Certificates, as applicable, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

           Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

           None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchaser, the Master Servicers, the Special Servicers and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

           (c) No transfer of any Certificate or interest therein shall be made to a Plan or to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

           Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) in the case of a Non-Registered Certificate (other than a Class R or Class V Certificate) that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on PTE 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any Exemption-Favored Party, the Depositor, any Mortgage Loan Seller, any Master Servicer, either Special Servicer, any Primary Servicer, any Sub-Servicer, any Person responsible for the servicing and administration of the Mayfair Mall Loan and/or the Stanford Shopping Center Loan or any Borrower with respect to Loans constituting more than 5% of the aggregate unamortized principal of all the Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Sections 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

           Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) a
           certification to the effect that the purchase and continued holding of an interest in such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if such Certificate is not a Class R or Class V Certificate, if such Certificate is rated investment grade by at least one of the Rating Agencies and if the interest in such Certificate is being acquired by or on behalf of a Plan in reliance on PTE 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any applicable Master Servicer, either Special Servicer, any Primary Servicer, any Sub-Servicer, any Person responsible for the servicing and administration of the Mayfair Mall Loan and/or the Stanford Shopping Center loan or any Borrower with respect to Loans constituting more than 5% of the aggregate unamortized principal of all the Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

           Each Transferee of any Registered Certificate or interest therein or of an interest in any Book-Entry Non-Registered Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code.

           (d) (i) Each Person who has or acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                    (A) Each Person holding or acquiring any Ownership
               Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                    (B) In connection with any proposed Transfer of any
               Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R

               Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                    (C) Notwithstanding the delivery of a Transfer Affidavit
               and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                    (D) Each Person holding or acquiring any Ownership
               Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit H-1 from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                    (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

               (ii) (A) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such

      Class R Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

               (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" for the sole class of residual interests in each Trust REMIC and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee the following:

                    (A) written confirmation from each Rating Agency to the
               effect that the modification of, addition to or elimination of such provisions will not result in the downgrading, withdrawal or qualification of the then-current rating assigned by such Rating Agency to any Certificate; and

                    (B) an Opinion of Counsel, in form and substance
               satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not (1) cause any Trust REMIC to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

           (e) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

           (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

           (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

           (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

           (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax, expense or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

           (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

           (k) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request, an updated copy of the Certificate Register.

           SECTION  5.03. Book-Entry Certificates.

           (a) The Regular Certificates (exclusive of the Class A-Y Certificates) shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) or Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02, transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository; and, except as provided in Section 5.02(b) or Section 5.03(c) below, such Certificate Owners shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Trustee nor the Certificate Registrar shall have any responsibility to monitor or restrict the transfer of any ownership interest in a Book-Entry Certificate transferable through the book-entry facilities of the Depository.

           (b) Except as expressly provided to the contrary herein, the Depositor, each Master Servicer, each Special Servicer, the Trustee and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

           (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, any Master Servicer, either Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

           SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

           If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

           SECTION  5.05. Persons Deemed Owners.

           Prior to due presentment for registration of transfer, the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, any Master Servicer, either Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

           SECTION 5.06. Certification by Certificateholders and
                         Certificate Owners.

           (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02.

           (b) To the extent that it is necessary, pursuant to the terms of this Agreement, to determine whether any Person is a Certificateholder or a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person, which certificate shall be in such form as shall be reasonably acceptable to the Trustee and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of
Section 5.02, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner (although the Trustee has no obligation to obtain any such information). The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

           (c) From time to time, upon the request of and at no expense to the Trustee, the Certificate Registrar shall deliver to the Trustee the list of Certificateholders and their addresses as currently reflected in the Certificate Register.

                                  ARTICLE VI

         THE DEPOSITOR, THE MASTER SERVICERS AND THE SPECIAL SERVICERS


           SECTION 6.01. Liability of the Depositor, the Master Servicers
                         and the Special Servicers.

           The Depositor, the Master Servicers and the Special Servicers shall each be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, each Master Servicer and each Special Servicer herein.

           SECTION 6.02. Merger, Consolidation or Conversion of the
                         Depositor, the Master Servicers or the Special
                         Servicers.

           (a) Subject to subsection (b) below, the Depositor, each Master Servicer and each Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or limited partnership in each jurisdiction in which such qualification is or shall be necessary to protect the enforceability of the Loans and to perform its respective duties under this Agreement.

           (b) The Depositor, each Master Servicer and each Special Servicer may each be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets to any Person (other than the Trustee), in which case any Person resulting from any merger or consolidation to which the Depositor, such Master Servicer or such Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, such Master Servicer or such Special Servicer, shall be the successor of the Depositor, such Master Servicer or such Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, Master Servicer No.1, Master Servicer No. 2, Master Servicer No. 3, Special Servicer No. 1 or Special Servicer No. 2, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not or has not resulted in a withdrawal, downgrading or qualification of then-current ratings of the Classes of Certificates and, in the case of the Master Servicer or Special Servicer for the Beverly Center Total Loan or any related REO Property, the classes of securities evidencing interests in, or secured by, any Beverly Center Companion Loan or any successor REO Loan with respect thereto) that have been so rated (as evidenced by a letter to such effect from each Rating Agency, including, if applicable, Fitch, obtained at the expense of the Person resulting from such merger or consolidation or succeeding to such business).

           SECTION 6.03. Limitation on Liability of the Trustee, the
                         Depositor, the Master Servicers, the Special Servicers and Others.

           (a) None of the Depositor, the Trustee, any Master Servicer, either Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the Certificateholders, the holder of any Junior Loan, the holder of any Serviced Companion Loan or any other Person for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any of the Depositor, the Trustee, any Master Servicer and/or either Special Servicer against any breach of warranties or representations made by such party herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of its obligations and duties hereunder. The Depositor, each Master Servicer, each Special Servicer, the Trustee and any director, officer, employee or agent of the Depositor, the Trustee, any Master Servicer or either Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

           The Depositor, each Master Servicer, each Special Servicer, the Trustee and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund and/or any affected Companion Loan Holder(s) and/or Junior Loan Holder(s), out of amounts on deposit in a Collection Account, the Distribution Account or, if applicable, a Companion Loan Custodial Account or a Junior Loan Custodial Account, all as provided in
Section 3.04 and Section 3.05, against any loss, liability or expense incurred in connection with or relating to this Agreement, the Loans, any Serviced Companion Loan, any Junior Loan or the Certificates (including the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense: (i) specifically required to be borne by such party pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties; or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law; provided that this provision is in no way intended to apply to the payment of servicing compensation, the reimbursement of Advances or the payment of interest on Advances, which the parties hereto acknowledge are expressly addressed elsewhere in this Agreement; and provided, further, that this provision is not intended to apply to ordinary expenses (including allocable overhead) incurred in the customary performance by a Master Servicer or Special Servicer of its duties hereunder or any expenses that would not constitute "unanticipated expenses incurred by the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(iii).

           (b) None of the Depositor, the Trustee, any Master Servicer or either Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability which it is not reasonably assured of reimbursement thereof by the Trust; provided, however, that the Depositor, any Master Servicer, either Special Servicer or the Trustee may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, such Master Servicer, such Special Servicer and the Trustee shall be entitled to be reimbursed therefor out of amounts on deposit in a Collection Account, the Distribution Account or, if applicable, a Companion Loan Custodial Account or a Junior Loan Custodial Account, all as provided in Section 3.04 and Section 3.05.

           (c) Each Master Servicer and Special Servicer agrees to indemnify the Depositor, the Trust Fund and the Trustee, and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of such Master Servicer or Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by such Master Servicer or Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. Master Servicer No. 1 agrees to indemnify each Beverly Center Companion Loan Holder to the same extent that it agrees to indemnify the Trust Fund pursuant to the preceding sentence. Each Master Servicer and Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this Agreement under
Article X, (iii) the defeasance of any Defeasance Loan or (iv) any matter involving legal proceeding with a Borrower.

           The Trustee shall immediately notify the applicable Master Servicer or the applicable Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Loans entitling the Trust Fund or the Trustee to indemnification hereunder, whereupon such Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify a Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Trust Fund or the Trustee may have to indemnification under this Agreement or otherwise, unless such Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party hereunder.

           The Depositor shall immediately notify the Trustee, the applicable Master Servicer or the applicable Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Loans entitling the Depositor to indemnification hereunder, whereupon such Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify a Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless such Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

           The Depositor agrees to indemnify each Master Servicer, each Special Servicer and the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or failure in the performance of the Depositor's obligations and duties under this Agreement. The applicable Master

Servicer, the applicable Special Servicer or the Trustee, as applicable, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

           The Trustee agrees to indemnify each Master Servicer, each Special Servicer and the Depositor and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, the applicable Master Servicer or the applicable Special Servicer, as applicable, shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

           SECTION    6.04. Master Servicers and Special Servicers Not to
                      Resign.

           Subject to the provisions of Section 6.02, no Master Servicer or Special Servicer shall resign from its obligations and duties hereunder except upon (a) a determination that such party's duties hereunder are no longer permissible under applicable law or (b) upon the appointment of, and the acceptance of such appointment by, a successor to the resigning Master Servicer or Special Servicer, as applicable, and, at the expense of the resigning Master Servicer or Special Servicer, as applicable, receipt by the Trustee of written confirmation from each applicable Rating Agency (including, if applicable, Fitch) that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then-current ratings assigned by such Rating Agency to any Class of Certificates (or, in the case of the Master Servicer or Special Servicer for the Beverly Center Total Loan or any related REO Property, any class of securities evidencing an interest in, or secured by, any Beverly Center Companion Loan or any successor REO Loan with respect thereto). Any such determination permitting the resignation of a Master Servicer or Special Servicer pursuant to above clause
(a) of the preceding sentence shall be evidenced by an Opinion of Counsel (the cost of which, together with any other expenses of such resignation, shall be at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by a Master Servicer or Special Servicer shall become effective until the Trustee or another successor thereto shall have assumed the resigning Master Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with

Section 7.02. This section shall not apply to any "deemed resignation" imposed under any other section of this Agreement except to the extent expressly set forth in that other section.

           SECTION 6.05. Rights of the Depositor in Respect of the Master
                         Servicers and the Special Servicers.

           The Depositor may, but is not obligated to, enforce the obligations of the Master Servicers and the Special Servicers hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of a Master Servicer or Special Servicer hereunder or exercise the rights of a Master Servicer or Special Servicer, as applicable, hereunder; provided, however, that any such Master Servicer or Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by a Master Servicer or Special Servicer and is not obligated to supervise the performance of the Master Servicers or the Special Servicers under this Agreement or otherwise.

                                  ARTICLE VII

                                    DEFAULT


           SECTION 7.01. Events of Default; Master Servicer and Special
                         Servicer Termination.

           (a) "Event of Default", wherever used herein, means any one of the following events:

               (i) any failure by a Master Servicer to (A) deposit into a Collection Account, a Companion Loan Custodial Account, a Junior Loan Custodial Account, a Servicing Account, a Cash Collateral Account or a Lock-Box Account any amount required to be so deposited by it pursuant to this Agreement, which failure is not cured within two Business Days after such deposit was required to be made, or (B) deposit into, or remit to the Trustee for deposit into, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account or the Distribution Account, as applicable, any amount (including a P&I Advance or a payment to cover a Prepayment Interest Shortfall) required to be so deposited or remitted by it on any Master Servicer Remittance Date, which failure is not cured by 11:00 a.m. New York City time on the related Distribution Date (and such Master Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance at the Reimbursement Rate from and including the subject Master Servicer Remittance Date to but excluding the subject Distribution Date), or (C) make any Servicing Advance required to be made by it pursuant to this Agreement, which failure remains uncured for 15 days (or such shorter time as is necessary to avoid the lapse of any required Insurance Policy or the foreclosure of any tax lien on the related Mortgaged Property), or
     (D) any failure to make a required remittance to a Serviced Companion Loan Holder, which failure remains uncured for two Business Days following receipt of notice thereof; or

               (ii) any failure by a Special Servicer to deposit into, or to remit to the applicable Master Servicer for deposit into, a Collection Account, a Junior Loan Custodial Account, a Companion Loan Custodial Account, a Servicing Account or an REO Account, or to deposit into, or to remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted by such Special Servicer pursuant to the terms of this Agreement, which failure is not cured within two Business Days after such deposit or remittance was required to be made, provided, however, that if a Special Servicer fails to make any deposit or remittance so required to be made by such Special Servicer, and the applicable Master Servicer is required to make an Advance for such amount, such Special Servicer shall pay to the applicable Master Servicer for deposit into the applicable Collection Account, interest on such late deposit or remittance at the Prime Rate from and including the date such payment was due until the date such payment was actually made; or

               (iii) any failure on the part of a Master Servicer or Special Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer or Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days (15 days in the case of a failure to pay the premium for any Insurance Policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such

     Master Servicer or Special Servicer, as the case may be, by any other party hereto and, with respect to any Loan Combination, by any related Companion Loan Holder or Junior Loan Holder, as applicable, or to such Master Servicer or Special Servicer, as the case may be, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, that, with respect to any such failure which is not curable within such 30-day period or 15-day period, as applicable, such Master Servicer or Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as such Master Servicer or Special Servicer, as the case may be, has commenced to cure such failure within such initial 30-day period or 15-day period, as applicable, and has diligently pursued, and is continuing to pursue, a full cure; or

               (iv) any breach on the part of a Master Servicer or a Special Servicer of any representation or warranty contained in Section 3.23 or
     Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such Master Servicer or Special Servicer, as the case may be, by any other party hereto and, with respect to any Loan Combination, by any related Companion Loan Holder or Junior Loan Holder, as applicable, or to such Master Servicer or Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, that with respect to any such breach which is not curable within such 30-day period, such Master Servicer or Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as such Master Servicer or Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure; or

               (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Master Servicer or a Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, such Master Servicer or Special Servicer, as the case may be, shall have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

               (vi) a Master Servicer or Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Master Servicer or Special Servicer or relating to all or substantially all of its property; or

               (vii) a Master Servicer or Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable


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     bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

               (viii) a Master Servicer is removed from S&P's approved master servicer list or a Special Servicer (other than National Consumer Cooperative Bank acting in its capacity as Special Servicer of those Group 3 Loans that are secured by Mortgaged Properties other than residential cooperative properties) is removed from S&P's approved special servicer list, and such Master Servicer or Special Servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom or, with respect to National Consumer Cooperative Bank acting in its capacity as Special Servicer of those Group 3 Loans that are secured by Mortgaged Properties other than residential cooperative properties, S&P has notified the Trustee in writing that National Consumer Cooperative Bank is no longer acceptable as Special Servicer for those Group 3 Loans, unless, within 60 days of the Trustee's receipt of such notice, either (x) S&P has notified the Trustee in writing that National Consumer Cooperative Bank is once again acceptable as Special Servicer for those Loans or (y) an acceptable successor has been appointed and approved by S&P (provided that no approval by S&P shall be required if Special Servicer No. 1 shall act as successor Special Servicer of such Group 3 Loans as provided below) in respect of those Loans; provided, however, that National Consumer Cooperative Bank may elect to cure any such Event of Default with respect to it acting in the capacity of Special Servicer in respect of those Group 3 Loans that are secured by Mortgaged Properties other than residential cooperative properties by requiring that the special servicing of such Group 3 Loans be transferred to Special Servicer No. 1 hereunder (and in such event, Special Servicer No. 1 shall accept such appointment) (provided that National Consumer Cooperative Bank shall bear all costs and expenses associated with such transfer of special servicing for those Group 3 Loans that are secured by Mortgaged Properties other than residential cooperative properties and for any amendments to this Agreement necessary to effectuate the servicing of such Loans or any related REO Properties by a Special Servicer other than National Consumer Cooperative Bank); or

               (ix) Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such placement), and, in case of either of clause (A) or (B), citing servicing concerns with a Master Servicer or a Special Servicer as the sole or a material factor in such rating action; or

               (x) Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of securities evidencing interest in, or secured by, a Beverly Center Companion Loan or any successor REO Loan with respect thereto, or (B) placed one or more classes of such securities on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such placement), and, in case of either of clause (A) or (B), citing servicing concerns with the Master Servicer or Special Servicer for the Beverly Center Total Loan or any related REO Property as the sole or a material factor in such rating action; or


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


               (xi) the Master Servicer for the Beverly Center Total Loan or any related REO Property fails to be rated at least "CMS3" by Fitch or the Special Servicer for the Beverly Center Total Loan or any related REO Property fails to be rated at least "CSS3" by Fitch, in each case at any time that any Beverly Center Companion Loan or any successor REO Loan with respect thereto is included in a commercial mortgage securitization rated by Fitch.

           When a single entity acts in two or more of the capacities of Master Servicer No. 1, Master Servicer No. 2, Master Servicer No. 3, Special Servicer No. 1 and Special Servicer No. 2, an Event of Default (other than an event described in clauses (viii) and (ix) above) in one capacity shall constitute an Event of Default in all such capacities.

           If any Event of Default shall have occurred with respect to a Master Servicer or a Special Servicer and a Responsible Officer has actual knowledge of such Event of Default, the Trustee shall provide notice of such Event of Default to each affected Companion Loan Holder and Junior Loan Holder.

           (b) If any Event of Default with respect to a Master Servicer or Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied , the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, shall, terminate, by notice in writing to the Defaulting Party (a "Termination Notice"), with a copy of such notice to the Depositor, the Certificate Registrar and, with respect to any Loan Combination, each related Companion Loan Holder and/or Junior Loan Holder, as applicable, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Loans, the Serviced Companion Loans and the Junior Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of any and all compensation, indemnities and reimbursements accrued by or owing to it on or prior to the date of such termination, as well as such similar amounts due to it thereafter, if any, including (subject to reduction in accordance with Section 3.11(a)) with respect to the related Excess Servicing Strip and Assignable Primary Servicing Fees (in the case of a Master Servicer), as provided for under this Agreement for services rendered and expenses incurred.

           From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans, the Serviced Companion Loans, the Junior Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans, the Serviced Companion Loans, the Junior Loans and related documents, or otherwise.

           Each Master Servicer and each Special Servicer agrees that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days after its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable the Trustee to assume such Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall reasonably cooperate with the Trustee in effecting the termination of such Master

Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by such Master Servicer to the applicable Collection Account or any Companion Loan Custodial Account, Junior Loan Custodial Account, Servicing Account, Cash Collateral Account or Lock-Box Account or by such Special Servicer to the applicable REO Account, as the case may be, or thereafter be received with respect to any Loan, any Serviced Companion Loan, any Junior Loan or any REO Property (provided, however, that such Master Servicer or Special Servicer, as the case may be, shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of a terminated Master Servicer) or otherwise, as well as amounts due to it thereafter, if any, and it and its directors, partners, members, managers, shareholders, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

           (c) The Holder or Holders of Certificates more than 50% of the Class Principal Balance of the Controlling Class shall, subject to the provisions of the following paragraph, be entitled to terminate the rights and obligations of either Special Servicer under this Agreement, with or without cause, upon 10 Business Days' notice to the Master Servicers, the Special Servicers and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor shall meet the requirements set forth in Section 7.02, (ii) as evidenced in writing by each of the Rating Agencies (such writing to be obtained by and at the expense of such Holders), the proposed replacement of a Special Servicer shall not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies (including, if applicable, Fitch) with respect to any Class of then outstanding Certificates (or, in the case of the Special Servicer for the Beverly Center Total Loan, any related REO Property, any class of securities evidencing an interest in, or secured by, a Beverly Center Companion Loan or any successor REO Loan with respect thereto) that is rated, and (iii) the Trustee shall have received (A) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit R, executed by the Person designated to be the successor to such terminated Special Servicer, and (B) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such terminated Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section 7.01(c), (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit R, has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms. Any Special Servicer terminated pursuant to this Section 7.01(c) shall be deemed to have been so terminated simultaneously with the designated successor's becoming such Special Servicer hereunder. Such terminated Special Servicer shall take all reasonable actions necessary to promptly transfer its rights and obligations hereunder to its successor.

           The foregoing paragraph notwithstanding, the Holder or Holders of more than 50% of the Class Principal Balance of the Controlling Class shall not have the right to terminate Special Servicer No. 1 in respect of the Beverly Center Total Loan if the Beverly Center Controlling Holder has, pursuant to Section 3.32 previously terminated and replaced Special Servicer No. 1 in respect of the Beverly


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Center Total Loan. If a Special Servicer has been appointed specifically for the Beverly Center Total Loan pursuant to Section 3.32, then any replacement of Special Servicer No. 1 pursuant to the prior paragraph shall apply solely to Special Servicer No. 1 and the portion of the Mortgage Pool (exclusive of the Beverly Center Total Loan or any successor REO Loans with respect thereto) for which Special Servicer No. 1 is responsible.

           No penalty or fee shall be payable to a Special Servicer with respect to any termination pursuant to this Section 7.01(c). Any expenses of the trust as a result of any termination pursuant to this Section 7.01(c) shall be paid by the Persons who effected such termination, if the termination was without cause, and otherwise by the terminated Special Servicer.

           If the Controlling Class Certificates are held in book-entry form, then the related Certificate Owners with beneficial interests in Controlling Class Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, may exercise the same rights set forth above in this
Section 7.01(c) to which they would otherwise be entitled if they were Certificateholders.

           (d) Each Master Servicer and Special Servicer shall, from time to time, take all such actions as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable, and as pertains to this transaction, with each of the Rating Agencies. If Master Servicer No. 1's servicer rating is downgraded by Moody's, S&P or, if any Beverly Center Companion Loan or any successor REO Loan with respect thereto is included in a commercial mortgage securitization rated by Fitch, Fitch, Master Servicer No. 1 shall, within 30 Business Days thereof, notify the Trustee and each Beverly Center Companion Loan Holder of such downgrade.

           (e) If any Event of Default occurs under Section 7.01(a)(i) with respect to any deposit, payment or remittance with respect to any Beverly Center Companion Loan or any Event of Default occurs under Section 7.01(a)(viii), 7.01(a)(x) or 7.01(a)(xi) with respect to Master Servicer No. 1 and Master Servicer No. 1 is not otherwise terminated in accordance with this
Section 7.01(b), then, at the request of any affected Beverly Center Companion Loan Holder, the Trustee shall require Master Servicer No. 1 to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the Beverly Center Total Loan is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the Beverly Center Total Loan; provided that none of the Beverly Center Companion Loan Holders, may terminate, or require the Trustee to terminate, Master Servicer No. 1. Master Servicer No. 1 may not so appoint a Sub-Servicer until it has obtained a confirmation of no downgrade, withdrawal or qualification of the ratings of the Certificates and of any securities backed by a Beverly Center Companion Loan from each Rating Agency (including, if applicable, Fitch). The related Sub-Servicing Agreement shall provide that any Sub-Servicer so appointed by Master Servicer No. 1 shall be responsible for all duties, and shall be entitled to all compensation, of Master Servicer No. 1 under this Agreement with respect to the Beverly Center Total Loan. Such Sub-Servicing Agreement shall also provide that such Sub-Servicer shall agree to become the master servicer under a separate servicing agreement (as contemplated by the related Intercreditor Agreement) if neither the Beverly Center Total Loan nor any related REO Property is being serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the Beverly Center Total Loan and/or the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any Sub-Servicer so appointed by Master Servicer No. 1 shall at any time resign or be terminated, Master Servicer No. 1 shall promptly appoint a substitute Sub-Servicer, which appointment shall be subject to the Master Servicer No. 1's having obtained a confirmation of no downgrade, withdrawal or qualification of the ratings of the Certificates and of any securities backed by a Beverly Center Companion Loan from each Rating Agency (including, if applicable, Fitch) prior to such appointment. If a successor Master Servicer No. 1 is acting hereunder and desires to terminate any Sub-Servicer appointed pursuant to this paragraph, the terminated Master Servicer No.1 that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee. The appointment of any Sub-Servicer as provided in this Section 7.01(e) shall be deemed a cure of the Event of Default that led to the appointment of such Sub-Servicer, but only insofar as such Event of Default relates to a Beverly Center Companion Loan or any securities backed thereby and does not adversely affect any Class of Certificateholders. Such cure shall not extend to any other Event of Default hereunder.

           SECTION 7.02. Trustee to Act; Appointment of Successor.

           On and after the time a Master Servicer or Special Servicer, as the case may be, either resigns pursuant to clause (a) of the first sentence of
Section 6.04(a) or receives a notice of termination for cause pursuant to
Section 7.01(b), and provided that no acceptable successor has been appointed in accordance with the requirements of this Agreement, the Trustee shall be and become the successor to such Master Servicer or Special Servicer, as the case may be, in all respects in its capacity as a Master Servicer or Special Servicer, as applicable, under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of such Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder.

           The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as a Master Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as a Special Servicer. The Trustee in its capacity as successor to a Master Servicer or Special Servicer shall not be liable for any of the representations and warranties of such Master Servicer or Special Servicer, as the case may be, herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer, as the case may be, or for any losses incurred by the predecessor Master Servicer or Special Servicer, as the case may be, pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Loan hereunder.

           As compensation therefor, the Trustee as a successor Master Servicer shall be entitled to all Master Servicing Fees and other compensation relating to the applicable Loans, Serviced Companion Loans, Junior Loans and REO Loans to which the predecessor Master Servicer would have been entitled to if such Master Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment of funds in a Master Servicer Account maintained thereby pursuant to Section 3.06), and as successor to a Special Servicer shall be entitled to the Special Servicing Fees to which the predecessor Special Servicer would have been entitled if such Special

Servicer had continued to act hereunder. Notwithstanding the foregoing, the Trustee shall not (subject to Section 3.11(a)) be entitled to receive any Excess Servicing Strip or Assignable Primary Servicing Fees. If the Trustee succeeds to the capacity of a Master Servicer or Special Servicer hereunder, the Trustee shall be afforded the same standard of care and liability hereunder as such Master Servicer or Special Servicer, as the case may be, notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as a successor Master Servicer or successor Special Servicer as the case may be, and not with respect to its role as Trustee hereunder.

           Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to a Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act or if the Trustee is not approved as a servicer or special servicer, as applicable, by each Rating Agency, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth herein, as the successor hereunder to the departing Master Servicer or Special Servicer, as applicable, in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer or Special Servicer, as the case may be, hereunder. No appointment of a successor to a Master Servicer or Special Servicer under this Section 7.02 shall be effective until (i) each of the Rating Agencies (including, if applicable, Fitch) shall have confirmed in writing that its then-current rating (if any) of each Class of Certificates (and, in the case of the Master Servicer or Special Servicer for the Beverly Center Total Loan or any related REO Property, each class of rated securities evidencing an interest in, or secured by, a Beverly Center Companion Loan or any successor REO Loan with respect thereto) will not be qualified (as applicable), downgraded or withdrawn by reason thereof and (ii) the assumption in writing by the successor to such Master Servicer or Special Servicer, as the case may be, of all the responsibilities, duties and liabilities as a Master Servicer or Special Servicer, as the case may be, hereunder that arise thereafter. Pending the appointment of a successor to a Master Servicer or Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided.

           In connection with such appointment and assumption of a successor to a Master Servicer or Special Servicer as described herein, subject to
Section 3.11(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Master Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder; provided, further, that if no successor can be obtained for such compensation, then, subject to approval by the Rating Agencies, additional amounts shall be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, shall be treated as Additional Trust Fund Expenses. The Trustee, the Master Servicers, the Special Servicers and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Master Servicer or Special Servicer.

           SECTION 7.03. Notification to Certificateholders.

           (a) Upon any resignation of a Master Servicer or Special Servicer pursuant to Section 6.04, any termination of a Master Servicer or Special Servicer pursuant to Section 7.01 or any appointment of a successor to a Master Servicer or Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and, to the extent that a Responsible Officer of the Trustee has actual knowledge of the identities thereof, to each affected Companion Loan Holder, if any, and Junior Loan Holder, if any.

           (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii) a Responsible Officer of the Trustee shall transmit by mail to the Depositor, all Certificateholders and, to the extent that a Responsible Officer of the Trustee has actual knowledge of the identities thereof, each affected Companion Loan Holder, if any, and Junior Loan Holder, if any, notice of such occurrence, unless such default shall have been cured.

           SECTION 7.04. Waiver of Events of Default.

           The Holders of Certificates representing at least 662/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) or (ii) of
Section 7.01(a) may only be waived by 100% of the Certificateholders of the affected Classes and the Trustee. Upon any such waiver of an Event of Default and reimbursement by the party requesting such waiver to the Trustee of all costs and expenses incurred by it in connection with such Event of Default and prior to its waiver, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

           SECTION    7.05. Trustee Advances.

           If a Master Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) within one Business Day of such failure (a failure only occurring after the Master Servicer's cure period under Section 7.01(a)(i)(C) has expired) by such Master Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has been notified in writing or a Responsible Officer of the Trustee otherwise has actual knowledge of such failure with respect to such Servicing Advances and (y) by 1:00 p.m., New York City time, on the related Distribution Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the applicable Master Servicer's rights with respect to Advances hereunder, including, without limitation, such Master Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be; provided, however, that if Advances made by both the Trustee and a Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the applicable Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                                 ARTICLE VIII

                            CONCERNING THE TRUSTEE


           SECTION 8.01. Duties of Trustee.

           (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, then (subject to Section 8.02(vii) below) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

           (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, any Master Servicer or either Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

           (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action); and

               (iv) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as a successor Master Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of any Master Servicer or either Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

           SECTION 8.02. Certain Matters Affecting the Trustee.

           Except as otherwise provided in Section 8.01:

           (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

           (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless, in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

           (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the applicable Master Servicer or, if paid by the Trustee, shall be repaid by the applicable Master Servicer upon demand;

           (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

           (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

           (viii) The Trustee shall not be responsible for any act or omission of the any Master Servicer, either Special Servicer or the Directing Certificateholder (unless the Trustee is acting as a Master Servicer, a Special Servicer or the Directing Certificateholder, as the case may be) or of the Depositor; and

           (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

           SECTION  8.03. Trustee Not Liable for Validity or Sufficiency of
                          Certificates or Loans.

           The recitals contained herein and in the Certificates, other than the acknowledgments and expressed intentions of the Trustee in Sections 2.01, 2.02, 2.04 and 10.07 and the representations and warranties of the Trustee in
Section 8.13, shall be taken as the statements of the Depositor, the applicable Master Servicer or the applicable Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee does not make any representations as to the validity or sufficiency of this Agreement or of any Certificate or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Loans to the Trust Fund, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the Depositor, any Master Servicer or either Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, any Master Servicer or either Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

           SECTION 8.04. Trustee May Own Certificates.

           The Trustee in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, any Master Servicer, either Special Servicer, the Initial Purchaser and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

           SECTION 8.05. Fees and Expenses of Trustee; Reimbursements and
                         Other Payments to Trustee.

           (a) As compensation for the performance of its duties, the Trustee shall be paid the Trustee Fee, equal to one month's interest at the Trustee Fee Rate on the Stated Principal Balance of each Loan and REO Loan in the Mortgage Pool, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. With respect to each Loan and REO Loan in the Mortgage Pool, the Trustee Fee shall accrue from time to time on the same interest accrual basis (i.e., either an Actual/360 Basis or a 30/360 Basis, as applicable) as is applicable to such Loan or REO Loan, as the case may be. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

           (b) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that, subject to Section 8.02(iii), the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses. Notwithstanding the foregoing, this Section 8.05(b) shall not apply to the reimbursement of Advances or the payment of interest thereof, it being acknowledged that such reimbursement and/or payment is otherwise expressly provided for herein.

           SECTION 8.06. Eligibility Requirements for Trustee.

           The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, trust company or national banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Depositor, any Master Servicer or either Special Servicer (except during any period when the Trustee is acting as, or has become successor to, a Master Servicer or Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P and "Aa3" or higher by Moody's (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates).

           If such corporation, national bank, trust company or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank, trust company or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the Trust REMICs is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust Fund or (iii) administer the Trust REMICs from a state and local jurisdiction that does not impose such a tax.

           SECTION 8.07. Resignation and Removal of the Trustee.

           (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicers, the Special Servicers and all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicers, in their reasonable discretion, and the Rating Agencies (as evidenced in writing by such Rating Agency that such appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicers, the Special Servicers, the Certificateholders, the Companion Loan Holders and the Junior Loan Holders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The resigning Trustee shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee

           (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 or if the Depositor has received notice from the Rating Agencies that failure to remove the Trustee will result in a downgrade or withdrawal of the then-current rating assigned to any Class of Certificates, and shall fail to resign after written request therefor by the Depositor or any of the Master Servicers, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicers and the Rating Agencies (as evidenced in writing by such Rating Agency that such removal and appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicers, the Special Servicers, the Certificateholders, the Companion Loan Holders and the Junior Loan Holders by the Depositor.

           (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to Master Servicer No. 1, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicers and the remaining Master Servicers and Certificateholders by Master Servicer No. 1. The Trustee shall be reimbursed for all costs and expenses incurred by it in connection with such removal within 30 days of demand therefor from amounts on deposit in the Distribution Account (provided the Trustee is removed without cause).

           Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

           Within 30 days following any succession of the Trustee under this Agreement, the predecessor Trustee shall be paid all accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee shall be liable for any action or omission of any successor Trustee.

           SECTION  8.08. Successor Trustee.

           (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicers, the Special Servicers and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicers, the Special Servicers and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

           (b) No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or shall be eligible under the provisions of Section 8.06.

           (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, Master Servicer No. 1 shall mail notice of the succession of such Trustee hereunder to the Depositor, the Special Servicers, the remaining Master Servicers and the Certificateholders. Each Master Servicer shall mail a copy of such notice to each holder of a Companion Loan or Junior Loan as to which such Master Servicer is the applicable Master Servicer. If any Master Servicers shall fail to so mail such notice or a copy thereof, as applicable, within 10 days (or, in the case of a mailing to a Companion Loan Holder or Junior Loan Holder, 20 days) after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the defaulting Master Servicer.

           SECTION  8.09. Merger or Consolidation of Trustee.

           Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder (provided that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto), anything herein to the contrary notwithstanding.

           SECTION  8.10. Appointment of Co-Trustee or Separate Trustee.

           (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicers and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as Master Servicers and the Trustee may consider necessary or desirable. If a Master Servicer shall not have joined in such appointment within 15 days after the receipt by it or them, as applicable, of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee (together with the joining Master Servicer(s) or, if none of the Master Servicers have so joined, alone) shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

           (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Master Servicer or Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

           (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

           (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

           (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

           SECTION  8.11. Appointment of Custodians.

           The Trustee may appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that the Trustee shall inform the Master Servicers of such appointment. Each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of FHLMC or FNMA. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

           SECTION  8.12. Access to Certain Information.

           (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.

           The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Certificateholder, Certificate Owner or prospective purchaser of a Certificate or any interest therein, the Depositor, the Master Servicers, the Special Servicers, the Directing Certificateholder, any Rating Agency, the Underwriters, with respect to any Loan Combination, the related Companion Loan Holder(s) and/or Junior Loan Holder(s), as applicable, or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the
Trustee: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 10.01, (B) all statements required to be delivered, or otherwise required to be made available, to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (C) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (D) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (E) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Loan are part of the Trust Fund), (F) any and all modifications, waivers and amendments of the terms of a Serviced Loan, Serviced Companion Loan or Junior Loan entered into by a Master Servicer or a Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Loan is part of the Trust Fund), (G) any and all Officer's Certificates delivered to the Trustee to support a Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (H) any and all of the Loan Documents contained in the Mortgage File, (I) any and all Appraisals obtained pursuant to this Agreement and delivered to the Trustee, (J) information provided to the Trustee regarding the occurrence of Servicing Transfer Events as to the Loans, (K) any and all Sub-Servicing Agreements provided to the Trustee and any amendments thereto and modifications thereof, (L) any and all property inspection reports conducted by or on behalf of any Master Servicer or Special Servicer in respect of any Mortgaged Property or REO Property, to the extent delivered to the Trustee, (M) any and all operating statements, rent rolls and/or maintenance schedules collected or obtained by any Master Servicer or Special Servicer in respect of any Mortgaged Property or REO Property, to the extent delivered to the Trustee and (N) copies of the Series 2003-C4 PSA, the Series 2003-C5 PSA and, to the extent in the possession of the Trustee, all amendments thereof and supplements thereto.

           Copies of any and all of the foregoing items will be available from the Trustee upon written request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Requesting Subordinate Certificateholder may upon written request from the Trustee obtain a copy of any report delivered to the Rating Agencies under this Agreement.

           (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), each of the Master Servicers and the Trustee shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be kept confidential and used solely for purposes of evaluating the investment characteristics of the Certificates be executed) also make the reports available to Certificateholders pursuant to Section 4.02, and, with respect to any Loan Combination, the related Companion Loan Holder(s) and/or Junior Loan Holder(s), as applicable, as well as certain additional information received by any Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Initial Purchasers, any Certificate Owner, any Companion Loan Holder, any Junior Loan Holder or any prospective investor identified as such by a Certificateholder, a Certificate Owner, the Underwriters, the Initial Purchaser or, with respect to any Loan Combination, a related Companion Loan Holder or Junior Loan Holder, as applicable, that requests such reports or information; provided that the applicable Master Servicer or the Trustee, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information; and provided, further, that no Companion Loan Holder, Junior Loan Holder or prospective investor in a Companion Loan or Junior Loan shall be entitled to any such report or information except to the extent that it relates to the subject Loan Combination.

           (c) With respect to any information furnished by the Trustee or any Master Servicer pursuant to this Agreement, the Trustee or such Master Servicer, as the case may be, shall be entitled to indicate the source of such information and the Trustee or such Master Servicer, as applicable, may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee or the applicable Master Servicer, as applicable, shall notify Certificateholders, Certificate Owners and, with respect to any Loan Combination, the related Companion Loan Holder(s) and/or Junior Loan Holder(s), as applicable, of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in this Section 8.12, the Trustee or the applicable Master Servicer, as the case may be, may require:
(i) in the case of Certificateholders and Certificate Owners and the Directing Certificateholder, a confirmation executed by the requesting Person substantially in the form of Exhibit I attached hereto or otherwise in form and substance reasonably acceptable to such Master Servicer or the Trustee, as applicable, generally to the effect that such Person is a registered or beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or an investment advisor representing such Person, confirmation executed by the requesting Person substantially in the form of Exhibit I attached hereto or otherwise in form and substance reasonably acceptable to the Trustee or the applicable Master Servicer, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. None of the Master Servicers or the Trustee shall be liable for the dissemination of information in accordance with this Agreement.

           SECTION 8.13. Representations, Warranties and Covenants of the
                         Trustee.

           (a) The Trustee hereby represents and warrants to the Depositor, the Master Servicers and the Special Servicers and for the benefit of the Certificateholders, the Companion Loan Holders and the Junior Loan Holders, as of the Closing Date, that:

               (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;

               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

               (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution,


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


     delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

               (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement;

               (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder; and

               (viii) The Trustee is a "Qualified Trustee" within the meaning of each of the Mayfair Mall Intercreditor Agreement and the Stanford Shopping Center Intercreditor Agreement.



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                                  ARTICLE IX

                                  TERMINATION


           SECTION 9.01. Termination Upon Repurchase or Liquidation of All
                         Loans.

           (a) Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicers, the Special Servicers and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earliest to occur of (i) the purchase (in the manner provided for in Section 9.01(b)) by the Holders of a majority of the Percentage Interests of the Controlling Class, Master Servicer No. 3, Special Servicer No. 2, Master Servicer No. 1, Master Servicer No. 2 or Special Servicer No. 1 of all the Loans and each REO Property remaining in the Trust Fund at a price equal to (A) the sum of (1) the aggregate Purchase Price of all the Loans (exclusive of REO Loans) included in the Trust Fund and (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in this subclause (2) to be conducted by an Appraiser selected and mutually agreed upon by the applicable Master Servicer(s), the applicable Special Servicer(s) and the Trustee), minus (B) if the purchaser is a Master Servicer or Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to such Master Servicer or Special Servicer, as the case may be, in connection with such purchase), (ii) the exchange by the Sole Certificateholder pursuant to the terms of subsection (c), (iii) the Distribution Date in January 2037 and (iv) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the Rated Final Distribution Date and (ii) expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

           (b) The Holders of a majority of the Percentage Interests of the Controlling Class, Master Servicer No. 3, Special Servicer No. 2, Master Servicer No. 1, Master Servicer No. 2 and Special Servicer No. 1, in that order of preference at its (or their) option, may each elect to purchase all of the Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a), by giving written notice to the Trustee and the other parties hereto (and NCB, FSB if it is not then a Master Servicer) no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the aggregate Cut-off Date Principal Balance of the Loans set forth in the Preliminary Statement; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so; and provided, further, that if any of the Holders of a majority of the Percentage Interests of the Controlling Class, Special Servicer No. 2, Master Servicer No. 1, Master Servicer No. 2, Master Servicer No. 3 (if not then NCB, FSB) or Special Servicer No. 1 makes such an election, then NCB, FSB will have the option, by giving written notice to the other parties hereto and to the Holders of the Controlling Class no later than 30 days prior to the anticipated date of purchase, to purchase all of the Group 3 Loans and each related REO Property remaining in the

Trust Fund, and the electing party will then have the option to purchase all of the other Loans and other REO Properties remaining in the Trust Fund. It is agreed that NCB, FSB (if it is not then a Master Servicer at the time of the anticipated purchase) is a third-party beneficiary of the provisions of this paragraph.

           If all of the Loans and each REO Property remaining in the Trust Fund are to be purchased in accordance with the preceding paragraph, the party or parties effecting such purchase shall remit to the Trustee for deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of (i) any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the respective Collection Accounts and (ii) any respective portion thereof representing accrued and unpaid Excess Interest, which shall be deposited in the Excess Interest Distribution Account). In addition, the Master Servicers shall remit to the Trustee for deposit in the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from their respective Collection Accounts pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in their respective Collection Accounts that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the party or parties effecting the purchase of all of the Loans and each REO Property remaining in the Trust Fund, the Mortgage Files for the remaining Loans purchased thereby, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by the party or parties effecting the purchase of all of the Loans and each REO Property remaining in the Trust Fund, as applicable, as shall be necessary to effectuate transfer of the Loans and REO Properties remaining in the Trust Fund and its rights under the related Mortgage Loan Purchase Agreement(s).

           (c) Following the date on which the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero and provided that the Beverly Center Property is not an REO Property, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class V and Class R Certificates) for all of the Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class V and Class R Certificates) for all of the Loans and each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Master Servicer Remittance Date related to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the respective Collection Accounts an aggregate amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicers, the Special Servicers and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Accounts, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Collection Accounts. In addition, the Master Servicers shall remit to the Trustee for deposit into the Distribution Account all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from their respective Collection Accounts pursuant to Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class V and

Class R Certificates) on the Final Distribution Date, the Trustee shall, upon receipt of a Request for Release from each Master Servicer as to the Loans for which it is the applicable Master Servicer and any related REO Properties, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC (and, if then applicable, each Loan REMIC) for an amount equal to the remaining aggregate Certificate Principal Balance of its Certificates (other than the Class V and Class R Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amount against amounts distributable in respect of such Certificates. The remaining Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to Section 9.02.

           For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

           In connection with any exchange of Certificates for Loans and/or REO Properties contemplated by this Section 9.01(c) and a corresponding termination of the Trust Fund, the Holders of the Class V and Class R Certificates shall likewise surrender their Certificates.

           (d) Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to the Certificateholders, the Companion Loan Holders, the Junior Loan Holders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Trustee or such other location therein designated.

           (e) Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account and/or the Excess Interest Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts distributed from the Distribution Account as of the final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a) and 4.01(b). Anything in this Section 9.01 to the contrary notwithstanding, the Holders of the Class V Certificates shall receive that portion, if any, of the proceeds of a sale of the assets of the Trust Fund allocable to accrued and unpaid Excess Interest. Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this
Section 9.01 and Section 4.01(e).

           SECTION  9.02. Additional Termination Requirements.

           (a) If any one or more of the Persons specified in Section 9.01 purchases all of the Loans and each REO Property remaining in the Trust Fund or the Sole Certificateholder causes the distribution of all the property of the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" of each Trust REMIC, within the meaning of Section 860F(a)(4) of the Code:

               (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each of the Trust REMIC's final Tax Returns pursuant to Treasury regulations section 1.860F-1;

               (ii) within such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall either (A) sell all of the assets of the Lower-Tier REMIC and, if then applicable, each Loan REMIC, which shall be liquidated to Person(s) purchasing all of the Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01 for cash or (B) distribute all such assets to the Sole Certificateholder on the designated exchange date in exchange for its Certificates; and

               (iii) immediately following the making of the final payment on the Loan REMIC Regular Interests, the Uncertificated Lower-Tier Interests and the Regular Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, all cash on hand in the Trust Fund (other than cash retained to meet claims) to the Holders of the Class R Certificates any amounts remaining in the Trust REMICs, and each Trust REMIC shall terminate at that time.

           The foregoing requirements of this Section 9.02 shall also apply, mutatis mutandis, to the repurchase of the TVO Portfolio Loan or any successor REO Loan in respect thereof, pursuant to or as contemplated by Section 2.03, and liquidation of the related Loan REMIC.

           (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

           SECTION 9.03. Mayfair Mall and Stanford Shopping Center REO
                         Properties.

           References to "REO Property" and "REO Properties" in Sections 9.01 and 9.02 shall be deemed to include the Trust's rights with respect to any REO Property relating to the Mayfair Mall Loan or the Stanford Shopping Center Loan and such rights shall be taken into account in calculating the Purchase Price.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS


           SECTION  10.01. Amendment.

           (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any of the Companion Loan Holders or any of the Junior Loan Holders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, each Master Servicer and each Special Servicer, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any Trust REMIC or any other portion of the Trust Fund at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any Trust REMIC or any portion of the Trust Fund that constitutes a Grantor Trust, (vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), (vii) to avoid the downgrading, withdrawal or qualification of then-current rating assigned by a Rating Agency to any Class of Certificates, or (viii) to allow any Mortgage Loan Seller and its Affiliates to obtain accounting "sale" treatment for the Loans sold by such Mortgage Loan Seller to the Depositor under FAS 140; provided that no such amendment may significantly change the activities of the Trust in a manner that would adversely affect the Trust's status as a "qualifying special purpose entity" for purposes of FAS 140; and provided, further, that any such amendment for the specific purposes described in clause (iii), (iv), (vii) or
(viii) above shall not adversely affect in any material respect the interests of any Certificateholder, any Companion Loan Holder, any Junior Loan Holder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel to that effect or, alternatively, in the case of any particular Certificateholder, Companion Loan Holder, Junior Loan Holder or third-party beneficiary, an acknowledgment to that effect from such Person or, alternatively, in the case of a Class of Certificates rated by either or both of the Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in the downgrading, withdrawal or qualification of the then-current rating assigned by such Rating Agency to such Class of Certificates; and provided, further, that with respect to any such amendment for the specific purposes described in clause (iii) above, the Trustee shall receive written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in a downgrade, withdrawal or qualification of the then-current rating assigned by such Rating Agency to any Class of Certificates.

           (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, or which are required to be distributed to any Companion Loan Holder, without the consent of such Companion Loan Holder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of any Companion Loan Holder or Junior Loan Holder in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class or the consent of any such Companion Loan Holder or Junior Loan Holder, as applicable, (iii) modify the provisions of this Section 10.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding and the consent of all the holders of Serviced Companion Loans and/or Junior Loans, (iv) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to not less than 662/3% of all the Voting Rights (not taking into account Certificates held by the Depositor or any of its Affiliates or agents), or (v) adversely affect in any material respect the interests of any third-party beneficiary to this Agreement or any provision herein, without the consent of such third-party beneficiary. Notwithstanding any other provision of this Agreement (except as contemplated by clause (iv) of the prior sentence), for purposes of the giving or withholding of consents pursuant to this Section 10.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

           (c) Notwithstanding any contrary provision of this Agreement, the Trustee, the Master Servicers and the Special Servicers shall not consent to any amendment to this Agreement unless each of them shall first have received from the party requesting the amendment an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any Trust REMIC or adversely affecting the remaining portion of the Trust Fund as one or more Grantor Trusts or result in a tax on any such Grantor Trust.

           (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder, Companion Loan Holder, Junior Loan Holder and Rating Agency.

           (e) It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

           (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 10.01 that affects its rights, duties and immunities under this Agreement or otherwise.

           (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 10.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 10.01(a) or (c) shall be payable out of the Distribution Account.

           (h) Notwithstanding anything to the contrary contained in this
Section 10.01, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have a material adverse effect on the Companion Loan Holders and the Junior Loan Holders without first obtaining the written consent of those parties. The applicable Master Servicer may obtain, and each of the Master Servicers may rely upon, an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of the Companion Loan Holders and the Junior Loan Holders.

           SECTION  10.02. Recordation of Agreement; Counterparts.

           (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Master Servicer No. 1 at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor or, to the extent that such recordation is for the benefit of a Companion Loan Holder or a Junior Loan Holder, by such Companion Loan Holder or Junior Loan Holder, as the case may
be) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or one or more Companion Loan Holders and/or Junior Loan Holders.

           (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

           SECTION  10.03. Limitation on Rights of Certificateholders.

           (a) The death or incapacity of a Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

           (b) Except as expressly provided herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

           (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.

           It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

           SECTION  10.04. Governing Law.

           This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

           SECTION  10.05. Notices.

           Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) (a) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Tessa Peters, Esq., Compliance Department, telecopy number: (212) 325-8282; (ii) in the case of the Underwriters and the Initial Purchasers, (A) Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Tessa Peters, Esq., Compliance Department, telecopy number: (212) 325-8282 and (B) if sent to PNC Capital Markets, Inc., shall be mailed, delivered or telecopied to it at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Craig Grenci, telecopy No.: (412) 762-9124, with a copy to Leonard Ferleger, telecopy number: (412) 705-2148; (iii) in the case of Master Servicer No.1, Midland Loan Services, Inc., 10851 Mastin, Suite 300, Overland Park, Kansas 66210 (for deliveries), and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for communications by United States mail), Attention: President, telecopy number: (913) 253-9001;
(iv) in the case of Master Servicer No. 2, KeyCorp Real Estate Capital Markets, Inc., 911 Main Street, Suite 1500, Kansas City, Missouri 64105,
Attention: Senior Vice President of Loan Servicing, Re: CSFB 2004-C1, telecopy number: (816) 221-8051, with a copy to Robert C. Bowes, KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, telecopy number: (216) 689-5681, and with a copy to Polsinelli Shalton & Welte, P.C., 700 West 47th Street, Suite 1000, Kansas City, Missouri 64112, Attention: Kraig Kohring, telecopy number: (816) 753-1536; (v) in the case of Master Servicer No. 3, NCB, FSB, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Kathleen Luzik, telecopy number: (202) 336-7800; (vi) in the case of Special Servicer No. 1, Lennar Partners, Inc., 1601 Washington Avenue, Miami Beach, Florida 33139, Attention: Ron Schrager, telecopy number: (305) 695-5449; (vii) in the case of Special Servicer No. 2, National Consumer Cooperative Bank, FSB, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Kathleen Luzik, telecopy number: (202) 336-7800; (viii) in the case of the Trustee and Certificate Registrar, Wells Fargo Bank, N.A., to the Corporate Trust Office, telecopy number: (410) 715-2380; (ix) in the case of the Rating Agencies, (A) Moody's Investors Service Inc., 99 Church Street, New York, New York 10007, Attention:
Commercial MBS Monitoring Department, telecopy number: (212) 553-0300 and (B) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: CMBS Surveillance Department, telecopy number: (212) 438-2662; (x) in the case of any Mortgage Loan Seller, the address and telecopy number for notices to such Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement; and (xi) in the case of the initial Directing Certificateholder, Cadim TACH, Inc. c/o CDP Capital Real Estate Advisors, CDP Capital Center, 1000 Jean-Paul-Rjopelle Place, Suite A-300, Montreal, Quebec H2Z 2B6, Canada, Attention: Guy Charette, telecopy number: (514) 875-3328, with a copy to CW Capital, One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02492, Attention: Charles Spetka, telecopy number: (781) 707-9399; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

           SECTION  10.06. Severability of Provisions.

           If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

           SECTION  10.07. Grant of a Security Interest.

           The Depositor and the Trustee intend that the conveyance of the Depositor's right, title and interest in and to the Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such


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


event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Loans, all principal and interest received or receivable with respect to the Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts with respect to the Loans held from time to time in the Collection Accounts, the Distribution Account and, if established, the REO Accounts, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 10.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

           SECTION  10.08. Successors and Assigns; Beneficiaries.

           The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. The Companion Loan Holders, the Junior Loan Holders, each party under the Series 2003-C4 PSA, each party under the Series 2003-C5 PSA and each party under a pooling and servicing agreement, trust agreement or other agreement that sets forth the terms of a securitization which holds any Beverly Center Companion Loan or any Junior Loan are each an intended third-party beneficiary in respect of the rights afforded it hereunder. No other person, including, without limitation, any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

           SECTION  10.09. Article and Section Headings.

           The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

           SECTION  10.10. Notices to Rating Agencies.

           (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured;

               (iii) the resignation or termination of any Master Servicer or Special Servicer;

               (iv) any change in the location of the Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account or the Interest Reserve Account;

               (v) the repurchase of Loans by or on behalf of any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or pursuant to the Column Performance Guarantee; and

               (vi) the final payment to any Class of Certificateholders.

           (b) Each Master Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee; and

               (ii) any change in the location of such Master Servicer's Collection Account.

           (c) Each of the Master Servicers and Special Servicers shall promptly furnish to each Rating Agency copies of the following (to the extent not already delivered pursuant to the terms of this Agreement):

               (i) each of its annual statements as to compliance described in
     Section 3.13;

               (ii) all reports and other items for Loans delivered by such Master Servicer and Special Servicer, as the case may be, pursuant to
     Section 3.12 (to the extent requested by such Rating Agency);

               (iii) each of its annual independent public accountants' servicing reports described in Section 3.14;

               (iv) each waiver and consent provided by such Master Servicer or Special Servicer, as the case may be, pursuant to Section 3.08 for Loans representing 2% or more of the pool balance;

               (v) any officers' certificates delivered by such Master Servicer or Special Servicer, as the case may be, to the Trustee (to the extent requested by such Rating Agency);

               (vi) all site inspections conducted by or on behalf of such Master Servicer or Special Servicer, as the case may be (to the extent requested by such Rating Agency);

               (vii) all operating statements collected or obtained by such Master Servicer or Special Servicer, as the case may be (to the extent requested by such Rating Agency);

               (viii) all rent rolls and sales reports (to the extent provided by the Borrowers to such Master Servicer or Special Servicer, as the case may be, and requested by such Rating Agency);

               (ix) any proposed no downgrade request by such Master Servicer or Special Servicer, as the case may be;

               (x) any extension or modification of the Maturity Date of any Loan by such Master Servicer or Special Servicer, as the case may be;

               (xi) any modification, waiver or amendment of any material term of any Loan that exceeds $5,000,000 by such Master Servicer or Special Servicer, as the case may be; and

               (xii) any other document in its possession that shall be reasonably requested by any Rating Agency.

           (d) If any Beverly Center Companion Loan is included in a rated securitization, each of Master Servicer No. 1 and Special Servicer No. 1 shall (at no expense to the Trust Fund) furnish to any of the rating agencies monitoring securities backed by such Beverly Center Companion Loan information with respect to the Beverly Center Total Loan or the Beverly Center Property as such rating agency shall reasonably request and which such Master Servicer or Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Loan Documents and without waiving any attorney-client privilege relating to such information. In any event, Master Servicer No. 1 and Special Servicer No. 1 shall notify such rating agencies with respect to each of the following events of which it has actual knowledge:

               (i) any change in the lien priority of the Mortgage securing the Beverly Center Total Loan;

               (ii) any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at the Beverly Center Property used for retail purposes or any change in the terms of the lease for an anchor tenant at the Beverly Center Property;

               (iii) any assumption of, or release or substitution of, real property collateral for the Beverly Center Total Loan;

               (iv) any defeasance of such Beverly Center Companion Loan or material damage to the Beverly Center Property;

               (v) any related Borrower subject to bankruptcy proceedings; and

               (vi) any release of a letter of credit or debt service reserve with respect to such Beverly Center Companion Loan.

           (e) The Trustee shall promptly after each Distribution Date make available to each Rating Agency a copy of the related Statement to Certificateholders.

                                  ARTICLE XI

             SERVICING OF THE STANFORD SHOPPING CENTER TOTAL LOAN


           SECTION  11.01. General.

           (a) The terms of this Article XI shall apply only if and when a Stanford Shopping Center Change of Servicing Control Event occurs, and shall remain in effect only for so long as the Stanford Shopping Center Loan or any interest in any Stanford Shopping Center REO Property remains an asset of the Trust.

           (b) If and when a Stanford Shopping Center Change of Servicing Control Event occurs, each of Master Servicer No. 1 and Special Servicer No. 1 shall diligently service and administer the Stanford Shopping Center Total Loan (and, with respect to Special Servicer No. 1, any Stanford Shopping Center REO Property) as and when it is required to do so pursuant to this
Article XI on behalf of the Trustee and in the best interests of, and for the benefit of, the Certificateholders and the holder of the Stanford Shopping Center Companion Loan, taken as a collective whole (as determined by Master Servicer No. 1 or Special Servicer No. 1, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of the Stanford Shopping Center Total Loan, the terms of the Stanford Shopping Center Intercreditor Agreement and, to the extent consistent with the foregoing, the Servicing Standard. Without limiting the foregoing, subject to Section 3.21(a) hereunder, Special Servicer No. 1 shall be obligated to service and administer the Stanford Shopping Center Total Loan while a Servicing Transfer Event has occurred and is continuing with respect thereto and to service and administer any Stanford Shopping Center REO Property; provided that Master Servicer No. 1 shall continue to make all calculations, and prepare, and deliver to the Trustee all reports required to be prepared by Master Servicer No. 1 hereunder with respect to the Stanford Shopping Center Total Loan as if no Servicing Transfer Event had occurred with respect thereto or as if the Stanford Shopping Center Property had not become an REO Property, as the case may be, and to render such incidental services with respect to the Stanford Shopping Center Total Loan while any Servicing Transfer Event exists with respect thereto or while the Stanford Shopping Center Property constitutes an REO Property, as the case may be. Consistent with the foregoing, Master Servicer No. 1 shall be obligated to service and administer the Stanford Shopping Center Total Loan prior to the occurrence of any related Servicing Transfer Event and after all related Servicing Transfer Events have ceased to exist, in either case with respect to the Stanford Shopping Center Total Loan. In connection with the foregoing, Master Servicer No. 1 and Special Servicer No. 1 shall have all right, power and authority granted to, and all duties and obligations imposed upon it, pursuant to Section 3.01(b).

           (c) Master Servicer No. 1 and Special Servicer No. 1 shall be responsible for servicing and administering the Stanford Shopping Center Loan, the Stanford Shopping Center Companion Loan, the Stanford Shopping Center Total Loan and any Stanford Shopping Center REO Property in accordance with this Article XI in all respects as it would otherwise be responsible for servicing and administering (and, in connection therewith, shall have all of the same rights, duties and obligations (including with respect to advances and reporting) that it would otherwise have with respect to) a Serviced Loan, a Serviced Companion Loan, a Serviced Loan Combination and an Administered REO Property, respectively, in accordance with Articles I through X; provided that
(i) any conflicting provisions of this Article XI shall supersede any particular provisions of Articles I through X,

(ii) Section 3.21(e) shall not apply to the Stanford Shopping Center Loan, the Stanford Shopping Center Companion Loan, the Stanford Shopping Center Total Loan or any Stanford Shopping Center REO Property and (iii) any requirement to obtain the consent, approval or direction of the Directing Certificateholder, insofar as it relates to the Stanford Shopping Center Loan, the Stanford Shopping Center Companion Loan, the Stanford Shopping Center Total Loan or any Stanford Shopping Center REO Property, instead shall be interpreted as a requirement to obtain the consent, approval or direction, as the case may be, of a Stanford Shopping Center Control Group (and there shall be no time periods after which such consent, approval or direction is deemed given unless the Stanford Shopping Center Intercreditor Agreement so provides).

           (d) The Directing Certificateholder shall have all of the same rights and powers with respect to the Stanford Shopping Center Loan, the Stanford Shopping Center Companion Loan, the Stanford Shopping Center Total Loan and any Stanford Shopping Center REO Property in accordance with this
Article XI as it would otherwise have with respect to a Serviced Loan, a Serviced Companion Loan, a Serviced Loan Combination and an Administered REO Property, respectively, in accordance with Articles I through X; provided that
(i) any conflicting provisions of this Article XI shall supersede any particular provisions of Articles I through X, (ii) Section 3.21(e) shall not apply to the Stanford Shopping Center Loan, the Stanford Shopping Center Companion Loan, the Stanford Shopping Center Total Loan or any Stanford Shopping Center REO Property and (iii) any requirement to obtain the consent, approval or direction of the Directing Certificateholder, insofar as it relates to the Stanford Shopping Center Loan, the Stanford Shopping Center Companion Loan, the Stanford Shopping Center Total Loan or any Stanford Shopping Center REO Property, instead shall be interpreted as a requirement to obtain the consent, approval or direction, as the case may be, of a Stanford Shopping Center Control Group (and there shall be no time periods after which such consent, approval or direction is deemed given unless the Stanford Shopping Center Intercreditor Agreement so provides).

           SECTION  11.02. Application of Loan Payments.

           Amounts collected with respect to the Stanford Shopping Center Total Loan or any Stanford Shopping Center REO Property shall, subject to the Stanford Shopping Center Intercreditor Agreement, be applied as contemplated by the Series 2003-C5 PSA.

           SECTION  11.03. Inapplicable Provisions.

           Any provisions of this Agreement that apply solely on the basis of the Stanford Shopping Center Total Loan or any Stanford Shopping Center REO Property being serviced and administered under a separate agreement shall be of no further force and effect.

           SECTION 11.04. The Collection Account and the Stanford Shopping
                          Center Companion Loan Custodial Account.

           (a) Master Servicer No. 1 shall, subject to Section 3.04(h), establish and maintain, or cause to be established and maintained, with respect to the Stanford Shopping Center Companion Loan, a Companion Loan Custodial Account (in all respects as if it was a Serviced Companion Loan) for purposes of holding the same types of collections with respect to such Stanford Shopping Center Companion Loan as were to be deposited into the Series 2003-C5 Companion Loan Custodial Account with respect to the Stanford Shopping Center Loan, and such Companion Loan Custodial Account shall constitute the "Stanford Shopping Center Companion Loan Custodial Account". Master Servicer No. 1 shall, with respect to the Stanford Shopping Center Companion Loan, make deposits to the Stanford Shopping Center Custodial Account in the same manner and at the same times as the Series 2003-C5 Master Servicer would have been required to make such deposits to the Series 2003-C5 Companion Loan Custodial Account with respect to the Stanford Shopping Center Loan, pursuant to Sections 3.04(f) and 3.05 of the Series 2003-C5 PSA. The Stanford Shopping Center Companion Loan Custodial Account (i) shall be held in trust for the benefit of the holder of the related Stanford Shopping Center Companion Loan,
(ii) shall not be part of any REMIC created under this Agreement, and (iii) for purposes of this Agreement, except as otherwise specified in Section 11.04(b), shall be administered such that all references to the holder of the Stanford Shopping Center Companion Loan with respect to such account under the Series 2003-C5 PSA shall be deemed to be references to the holder of the related Stanford Shopping Center Companion Loan.

           (b) Master Servicer No. 1 may, from time to time, make withdrawals from the Stanford Shopping Center Companion Loan Custodial Account in respect of the Stanford Shopping Center Companion Loan or any successor REO Loan with respect thereto for the same purposes, in the same amounts and at the same times as the Series 2003-C5 Master Servicer would have been permitted to make such withdrawals from the Series 2003-C5 Companion Loan Custodial Account with respect to the Stanford Shopping Center Loan or any successor REO Loan with respect thereto, pursuant to Section 3.04(f) and/or Section 3.05(a) of the Series 2003-C5 PSA; provided that any such withdrawals that would have been made pursuant to Section 3.04(f) or 3.05(a) of the Series 2003-C5 PSA to pay compensation and/or interest on advances and/or to reimburse any costs or expenses incurred by a party to the Series 2003-C5 PSA shall instead be paid or reimbursed, as the case may be, to the corresponding party under this Agreement. Master Servicer No. 1 shall account for all withdrawals from the Stanford Shopping Center Companion Loan Custodial Account contemplated by this
Section 11.04 in the same manner as the Series 2003-C5 Master Servicer is required to account for withdrawals from the Series 2003-C5 Companion Loan Custodial Account under the Series 2003-C5 PSA.

           (c) Master Servicer No. 1 may retain investment earnings on the Stanford Shopping Center Companion Loan Custodial Account to the same extent set forth in Section 3.06 of the Series 2003-C5 PSA.

           (d) Master Servicer No. 1 shall make deposits to, and withdrawals from, its Collection Account (and Special Servicer No. 1 shall transfer funds to Master Servicer No. 1 for deposit in Master Servicer No. 1's Collection Account) with respect to the Stanford Shopping Center Loan, the Stanford Shopping Center Companion Loan and any Stanford Shopping Center REO Property to the same extent that Master Servicer No. 1 and Special Servicer No. 1, respectively, otherwise would with respect to any other Loan and Companion Loans that are part of a Serviced Loan Combination and/or any related REO Property, subject, however, to the terms and conditions of the Stanford Shopping Center Intercreditor Agreement.

           SECTION 11.05. Loan Documents.

           Master Servicer No. 1 and Special Servicer No. 1 shall use reasonable efforts to obtain from the respective holders of the Stanford Shopping Center Loan and the Stanford Shopping Center Companion Loans such documentation as is necessary to perform servicing and administration of the Stanford Shopping Center Total Loan. If and to the extent that the Trustee holds any loan documents with respect to the Stanford Shopping Center Total Loan, and if the Stanford Shopping Center Total

Loan is being serviced under this Article XI, then the Trustee is authorized to release any or all of such loan documents to Master Servicer No. 1 and Special Servicer No. 1 under the same circumstances as it would release such Loan Documents to Master Servicer No. 1 or Special Servicer No. 1, as the case may be, with respect to a Serviced Loan.

           SECTION  11.06. Servicing Compensation.

           Master Servicer No. 1 and Special Servicer No. 1 shall be entitled, for performing their respective servicing and administration duties with respect to the Stanford Shopping Center Total Loan and any Stanford Shopping Center REO Property, to the same compensation as would the Series 2003-C5 Master Servicer and the Series 2003-C5 Special Servicer pursuant to Section
3.11 of the Series 2003-C5 PSA, in addition to the Master Servicing Fee payable hereunder with respect to the Stanford Shopping Center Loan.

           SECTION 11.07. Annual Statement as to Compliance; Reports by
                          Independent Public Accountants; Access to Certain Information.

           Master Servicer No. 1 and Special Servicer No. 1 shall, in fulfilling their obligations pursuant to Sections 3.13, 3.14 and 3.15 of this Agreement, take into account their respective obligations under this Article XI and treat the Stanford Shopping Center Loan as a Serviced Loan, the Stanford Shopping Center Total Loan as a Serviced Loan Combination and any Stanford Shopping Center REO Property as an Administered REO Property.

           SECTION 11.08. Certain Matters with Respect to the Stanford
                          Shopping Center Total Loan.

           (a) Section 3.32 of the Series 2003-C5 PSA, insofar as it applies to the Stanford Shopping Center Loan, the Stanford Shopping Center Companion Loan, the Stanford Shopping Center Total Loan or any Stanford Shopping Center REO Property, shall continue to be applicable thereto under this Article XI, and Master Servicer No. 1 and Special Servicer No. 1 shall perform all of the duties and obligations that would have been required of the Series 2003-C5 Master Servicer and the Series 2003-C5 Special Servicer, respectively, under such Section 3.32; provided that (i) all references to "Certificateholders", "Directing Certificateholder", "Trustee" and other terms defined under this Agreement that are used in such Section 3.32 shall have the meanings assigned to them in this Agreement, (ii) the provisions of such Section 3.32 that apply to the Stanford Shopping Center Loan (as defined herein) or any holder thereof under the Series 2003-C5 PSA shall now apply to the Stanford Shopping Center Companion Loan (as defined herein) or any related Companion Loan Holder (as defined herein) and (iii) the provisions of such Section 3.32 that apply to the Stanford Shopping Center Companion Loan (as defined herein) or any holder thereof under the Series 2003-C5 PSA shall now apply to the Stanford Shopping Center Loan (as defined herein) or the Trust (as defined herein).

           (b) All of the rights delegated to the Directing Certificateholder pursuant to Section 3.34 of this Agreement shall continue to remain in full force and effect for purposes of interpreting and applying Section 11.08(a) above and the Stanford Shopping Center Intercreditor Agreement.

           SECTION  11.09. P&I Advances.

           Master Servicer No. 1 shall have the same advancing obligations with respect to the Stanford Shopping Center Loan or any successor REO Loan with respect thereto under Section 4.03 of this Agreement that it does with respect to any other Serviced Loan in Servicing Group No. 1 or any successor REO Loan with respect thereto.

           SECTION  11.10. Events of Default.

           (a) If any Event of Default shall occur under this Agreement that materially and adversely affects the rights and interests of the holder of any Stanford Shopping Center Companion Loan, then such holder shall have the same rights (and be subject to the same constraints, including the obtaining of any required rating confirmations) in respect of such Event of Default as did the holder of the Stanford Shopping Center Loan upon the occurrence of a Series 2003-C5 Event of Default.

           (b) In the event that Master Servicer No. 1 or Special Servicer No. 1 may be terminated as contemplated under this Section 11.10, but is not otherwise terminated under Article VII hereof, then such party shall be replaced solely as to its duties and obligations, and its right, power and authority, with respect to the Stanford Shopping Center Total Loan and any Stanford Shopping Center REO Property, to the same extent and subject to the same terms and conditions as any termination and replacement under Article VII hereof, and all references to "Master Servicer No. 1" or "Special Servicer No. 1" in this Article XI shall be deemed to refer to its successor under this
Article XI. Articles I through XI hereof shall apply to such successor master servicer or special servicer, as applicable, but only to the extent that they would if the Stanford Shopping Center Total Loan and/or any Stanford Shopping Center REO Property were the only asset being serviced and administered under this Agreement and there were no Serviced Loans or Administered REO Properties. The Master Servicer No. 1 or Special Servicer No. 1, as the case may be, that was so replaced with respect to the Stanford Shopping Center Total Loan and/or any Stanford Shopping Center REO Property, shall continue to have the same duties and obligations, and the same right, power and authority, with respect to the Serviced Loans and/or any Administered REO Properties that it otherwise would without regard to this Article XI, and Articles I through XI and XII hereof shall apply to such replaced Master Servicer No. 1 or Special Servicer No. 1, as the case may be, as if this Article XI did not exist.

           SECTION 11.11. Amendments to the Series 2003-C5 PSA.

           All references to the Series 2003-C5 PSA throughout this Article XI are intended to be references to such agreement as in effect on the Closing Date, with such amendments and modifications as either (i) have been agreed to by Master Servicer No. 1 in accordance with Section 3.20 hereof or (ii) do not materially and adversely affect the interests of Master Servicer No. 1 or the holder of the Stanford Shopping Center Loan.

                                  ARTICLE XII

                   SERVICING OF THE MAYFAIR MALL TOTAL LOAN


           SECTION 12.01. General.

           (a) The terms of this Article XII shall apply only if and when a Mayfair Mall Change of Servicing Control Event occurs, and shall remain in effect only for so long as the Mayfair Mall Loan or any interest in any Mayfair Mall REO Property remains an asset of the Trust.

           (b) If and when a Mayfair Mall Change of Servicing Control Event occurs, each of Master Servicer No. 2 and Special Servicer No. 1 shall diligently service and administer the Mayfair Mall Total Loan (and, with respect to Special Servicer No. 1, any Mayfair Mall REO Property) as and when it is required to do so pursuant to this Article XII on behalf of the Trustee and in the best interests of, and for the benefit of, the Certificateholders and the holders of the Mayfair Mall Companion Loans, taken as a collective whole (as determined by Master Servicer No. 2 or Special Servicer No. 1, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of the Mayfair Mall Total Loan, the terms of the Mayfair Mall Intercreditor Agreement and, to the extent consistent with the foregoing, the Series 2003-C4 Servicing Standard. Without limiting the foregoing, subject to
Section 3.21(a) hereunder, Special Servicer No. 1 shall be obligated to service and administer the Mayfair Mall Total Loan while a Servicing Transfer Event has occurred and is continuing with respect thereto and to service and administer any Mayfair Mall REO Property; provided that Master Servicer No. 2 shall continue to make all calculations, and prepare, and deliver to the Trustee all reports required to be prepared by Master Servicer No. 2 hereunder with respect to the Mayfair Mall Total Loan as if no Servicing Transfer Event had occurred with respect thereto or as if the Mayfair Mall Property had not become an REO Property, as the case may be, and to render such incidental services with respect to the Mayfair Mall Total Loan while any Servicing Transfer Event exists with respect thereto or while the Mayfair Mall Property constitutes an REO Property, as the case may be. Consistent with the foregoing, Master Servicer No. 2 shall be obligated to service and administer the Mayfair Mall Total Loan prior to the occurrence of any related Servicing Transfer Event and after all related Servicing Transfer Events have ceased to exist, in either case with respect to the Mayfair Mall Total Loan. In connection with the foregoing, Master Servicer No. 2 and Special Servicer No. 1 shall have all right, power and authority granted to, and all duties and obligations imposed upon it, pursuant to Section 3.01(b).

           (c) Master Servicer No. 2 and Special Servicer No. 1 shall be responsible for servicing and administering the Mayfair Mall Loan, each Mayfair Mall Companion Loan, the Mayfair Mall Total Loan and any Mayfair Mall REO Property in accordance with this Article XII in all respects as it would otherwise be responsible for servicing and administering (and, in connection therewith, shall have all of the same rights, duties and obligations (including with respect to advances and reporting) that it would otherwise have with respect to) a Serviced Loan, a Serviced Companion Loan, a Serviced Loan Combination and an Administered REO Property, respectively, in accordance with Articles I through X; provided that (i) any conflicting provisions of this Article XII shall supersede any particular provisions of Articles I through X, (ii) Section 3.21(e) shall not apply to the Mayfair Mall Loan, a Mayfair Mall Companion Loan, the Mayfair Mall Total Loan or any

Mayfair Mall REO Property and (iii) any requirement to obtain the consent, approval or direction of the Directing Certificateholder, insofar as it relates to the Mayfair Mall Loan, a Mayfair Mall Companion Loan, the Mayfair Mall Total Loan or any Mayfair Mall REO Property, instead shall be interpreted as a requirement to obtain the consent, approval or direction, as the case may be, of a Mayfair Mall Control Group (and there shall be no time periods after which such consent, approval or direction is deemed given unless the Mayfair Mall Intercreditor Agreement so provides).

           (d) The Directing Certificateholder shall have all of the same rights and powers with respect to the Mayfair Mall Loan, each Mayfair Mall Companion Loan, the Mayfair Mall Total Loan and any Mayfair Mall REO Property in accordance with this Article XII as it would otherwise have with respect to a Serviced Loan, a Serviced Companion Loan, a Serviced Loan Combination and an Administered REO Property, respectively, in accordance with Articles I through X; provided that (i) any conflicting provisions of this Article XII shall supersede any particular provisions of Articles I through X, (ii) Section 3.21(e) shall not apply to the Mayfair Mall Loan, a Mayfair Mall Companion Loan, the Mayfair Mall Total Loan or any Mayfair Mall REO Property and (iii) any requirement to obtain the consent, approval or direction of the Directing Certificateholder, insofar as it relates to the Mayfair Mall Loan, a Mayfair Mall Companion Loan, the Mayfair Mall Total Loan or any Mayfair Mall REO Property, instead shall be interpreted as a requirement to obtain the consent, approval or direction, as the case may be, of a Mayfair Mall Control Group (and there shall be no time periods after which such consent, approval or direction is deemed given unless the Mayfair Mall Intercreditor Agreement so provides).

           SECTION 12.02. Application of Loan Payments.

           Amounts collected with respect to the Mayfair Mall Total Loan or any Mayfair Mall REO Property shall, subject to the Mayfair Mall Intercreditor Agreement, be applied as contemplated by the Series 2003-C4 PSA.

           SECTION 12.03. Inapplicable Provisions.

           Any provisions of this Agreement that apply solely on the basis of the Mayfair Mall Total Loan or any Mayfair Mall REO Property being serviced and administered under a separate agreement shall be of no further force and effect.

           SECTION 12.04. Mayfair Mall Custodial Account.

           (a) Master Servicer No. 2 shall establish and maintain, or cause to be established and maintained, solely with respect to the Mayfair Mall Total Loan, an Eligible Account for purposes of holding the same types of collections with respect to the Mayfair Mall Total Loan as were to be deposited into the Series 2003-C4 Mayfair Mall Custodial Account and such Eligible Account shall constitute the "Mayfair Mall Custodial Account". Master Servicer No. 2 shall, solely with respect to the Mayfair Mall Total Loan, make deposits to the Mayfair Mall Custodial Account in the same manner and at the same times as the Series 2003-C4 Master Servicer would have been required to make such deposits to the Series 2003-C4 Mayfair Mall Custodial Account pursuant to Section 3.04(f) of the Series 2003-C4 PSA. In connection with the foregoing, Master Servicer No. 2 shall establish and maintain one sub-account of the Mayfair Mall Custodial Account that is substantially similar to the sub-account of the Series 2003-C4 Mayfair Mall Custodial Account. Master Servicer No. 2 shall deposit from the Mayfair Mall Custodial Account into such sub-account thereof any amounts described in Section 3.04(f) of the Series 2003-C4 PSA that are required to be paid to the holders of the Mayfair Mall Companion Loans pursuant to the terms of the Mayfair Mall Intercreditor Agreement, in each case on the same day as the deposit thereof into the Mayfair Mall Custodial Account. The sub-account of the Mayfair Mall Custodial Account (i) shall be held in trust for the benefit of the holders of the Mayfair Mall Companion Loans, (ii) shall not be part of any REMIC created under this Agreement, and (iii) for purposes of this Agreement, except as otherwise specified in Section 12.04(b), shall be administered such that all references to the holder of the Mayfair Mall Loan with respect to such account under the Series 2003-C4 PSA shall be deemed to be references to the holders of the Mayfair Mall Companion Loans.

           (b) Master Servicer No. 2 may, from time to time, make withdrawals from the Mayfair Mall Custodial Account and the various sub-accounts thereof contemplated by Section 12.04(a) in respect of the Mayfair Mall Total Loan or any Mayfair Mall REO Property for the same purposes, in the same amounts and at the same times as the Series 2003-C4 Master Servicer would have been permitted to make such withdrawals from the similar accounts/sub-accounts pursuant to Section 3.04(f) of the Series 2003-C4 PSA; provided that no withdrawals shall be made from the Mayfair Mall Custodial Account for purposes of making P&I Advances; and provided, further, that any remittance that would otherwise be required to be made to the holder of the Mayfair Mall Loan shall be made through a transfer on the relevant date from the Mayfair Mall Custodial Account to the applicable Collection Account; and provided, further, that any other remittances that would have been made to the Series 2003-C4 Trustee as the holder of the Mayfair Mall Note A-2 Companion Loan shall instead be remitted from the sub-account of the Mayfair Mall Custodial Account to the holder of such Mayfair Mall Companion Loan pursuant to Section 3.04(f) of the Series 2003-C4 PSA; and provided, further, that any withdrawals that would have been made pursuant to Section 3.04(f) or 3.05(a) of the Series 2003-C4 PSA to pay compensation and/or interest on advances and/or to reimburse any costs or expenses incurred by a party to the Series 2003-C4 PSA shall instead be paid or reimbursed, as the case may be, to the corresponding party under this Agreement. Master Servicer No. 2 shall account for all withdrawals from the Mayfair Mall Custodial Account and the various sub-accounts thereof contemplated by Section 12.04(a) in the same manner as the Series 2003-C4 Master Servicer is required to account for withdrawals from the similar accounts/sub-accounts under the Series 2003-C4 PSA.

           (c) Master Servicer No. 2 may retain investment earnings on the Mayfair Mall Custodial Account to the same extent set forth in Section 3.06 of the Series 2003-C4 PSA.

           SECTION 12.05. Loan Documents.

           Master Servicer No. 2 and Special Servicer No. 1 shall use reasonable efforts to obtain from the respective holders of the Mayfair Mall Loan and the Mayfair Mall Companion Loans such documentation as is necessary to perform servicing and administration of the Mayfair Mall Total Loan. If and to the extent that the Trustee holds any loan documents with respect to the Mayfair Mall Total Loan, and if the Mayfair Mall Total Loan is being serviced under this Article XII, then the Trustee is authorized to release any or all of such loan documents to Master Servicer No. 2 and Special
Servicer No. 1 under the same circumstances as it would release such Loan Documents to Master Servicer No. 2 or Special Servicer No. 1, as the case may be, with respect to a Serviced Loan.

           SECTION 12.06. Servicing Compensation.

           Master Servicer No. 2 and Special Servicer No. 1 shall be entitled, for performing their respective servicing and administration duties with respect to the Mayfair Mall Total Loan and any Mayfair Mall REO Property, to the same compensation as would the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer pursuant to Section 3.11 of the Series 2003-C4 PSA (in addition to the Master Servicing Fee otherwise payable hereunder with respect to the Mayfair Mall Loan).

           SECTION 12.07. Annual Statement as to Compliance; Reports by
                          Independent Public Accountants; Access to Certain Information.

           Master Servicer No. 2 and Special Servicer No. 1 shall, in fulfilling their obligations pursuant to Sections 3.13, 3.14 and 3.15 of this Agreement, take into account their respective obligations under this Article XII and treat the Mayfair Mall Total Loan as Serviced Loans and any Mayfair Mall REO Property as an Administered REO Property.

           SECTION 12.08. Certain Matters with Respect to the Mayfair Mall
                          Total Loan.

           (a) Section 3.31 of the Series 2003-C4 PSA, insofar as it applies to the Mayfair Mall Loan, a Mayfair Mall Companion Loan, the Mayfair Mall Total Loan or any Mayfair Mall REO Property, shall continue to be applicable thereto under this Article XII, and Master Servicer No. 2 and Special Servicer No. 1 shall perform all of the duties and obligations that would have been required of the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer, respectively, under such Section 3.31; provided that (i) all references to "Certificateholders", "Trustee" and other terms defined under this Agreement that are used in such Section 3.31 shall have the meanings assigned to them in this Agreement, (ii) the Directing Certificateholder shall have all of the rights and powers under such Section 3.31 that were granted to the "Series 2003-C4 Directing Certificateholder" and/or the "Class MM Directing Certificateholder" thereunder (except that the Directing Certificateholder may not purchase the Mayfair Mall Loan under this Section 12.08), (iii) the provisions of such Section 3.31 that apply to the Mayfair Mall Loan (as defined herein) or any holder thereof under the Series 2003-C4 PSA shall now apply to the Mayfair Mall Note A-2 Companion Loan or any related Companion Loan Holder and (iv) the provisions of such Section 3.31 that apply to the Mayfair Mall Note A-2 Companion Loan or any holder thereof under the Series 2003-C4 PSA shall now apply to the Mayfair Mall Loan (as defined herein) or the Trust (as defined herein).

           (b) All of the rights delegated to the Directing Certificateholder pursuant to Section 3.33 of this Agreement shall continue to remain in full force and effect for purposes of interpreting and applying Section 12.08(a) above and the Mayfair Mall Intercreditor Agreement.

           SECTION 12.09. P&I Advances.

           Master Servicer No. 2 shall have the same advancing obligations with respect to the Mayfair Mall Loan or any successor REO Loan with respect thereto under Section 4.03 of this Agreement as it does with respect to any other Serviced Loan in Servicing Group No. 2 or any successor REO Loan with respect thereto.

           SECTION 12.10.   Events of Default.

           (a) If any Event of Default shall occur under this Agreement that materially and adversely affects the rights and interests of the holder of any Mayfair Mall Companion Loan, then such holder shall have the same rights (and be subject to the same constraints, including the obtaining of any required rating confirmations) in respect of such Event of Default as did the holder of the Mayfair Mall Loan upon the occurrence of a Series 2003-C4 Event of Default.

           (b) In the event that Master Servicer No. 2 or Special Servicer No. 1 may be terminated as contemplated under this Section 12.10, but is not otherwise terminated under Article VII hereof, then such party shall be replaced solely as to its duties and obligations, and its right, power and authority, with respect to the Mayfair Mall Total Loan and any Mayfair Mall REO Property, to the same extent and subject to the same terms and conditions as any termination and replacement under Article VII hereof, and all references to "Master Servicer No. 2" or "Special Servicer No. 1" in this
Article XII shall be deemed to refer to its successor under this Article XII. Articles I through X hereof and this Article XII shall apply to such successor master servicer or special servicer, as applicable, but only to the extent that they would if the Mayfair Mall Total Loan and/or any Mayfair Mall REO Property were the only asset being serviced and administered under this Agreement and there were no Serviced Loans or Administered REO Properties. The Master Servicer No. 2 or Special Servicer No. 1, as the case may be, that was so replaced with respect to the Mayfair Mall Total Loan and/or any Mayfair Mall REO Property shall continue to have the same duties and obligations, and the same right, power and authority, with respect to the Serviced Loans and/or any Administered REO Properties that it otherwise would without regard to this
Article XII, and Articles I through XI hereof shall apply to such replaced Master Servicer No. 2 or Special Servicer No. 1, as the case may be, as if this Article XII did not exist.

           SECTION 12.11.   Amendments to the Series 2003-C4 PSA.

           All references to the Series 2003-C4 PSA throughout this Article XII are intended to be references to such agreement as in effect on the Closing Date, with such amendments and modifications as either (i) have been agreed to by Master Servicer No. 2 in accordance with Section 3.20 hereof or
(ii) do not materially and adversely affect the interests of the holder of the Mayfair Mall Loan.

           IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                   CREDIT SUISSE FIRST BOSTON MORTGAGE
                                   SECURITIES CORP.
                                   Depositor


                                   By:/s/ Jeffrey Altabef
                                      ------------------------------------------
                                   Name: Jeffrey Altabef
                                   Title: Vice President



                                   MIDLAND LOAN SERVICES, INC.
                                   Master Servicer No. 1


                                   By: /s/ Lawrence D. Ashley
                                       -----------------------------------------
                                   Name: Lawrence D. Ashley
                                   Title: Senior Vice President



                                   KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                   Master Servicer No. 2


                                   By: /s/ Clay M. Sublett
                                       -----------------------------------------
                                   Name: Clay M. Sublett
                                   Title: Senior Vice President



                                   NCB, FSB
                                   Master Servicer No. 3


                                   By: /s/ Kathleen M. Luzik
                                       -----------------------------------------
                                   Name: Kathleen M. Luzik
                                   Title: Chief Operating Officer

                                   LENNAR PARTNERS, INC.
                                   Special Servicer  No. 1


                                   By: /s/ Ronald E. Schrager
                                       -----------------------------------------
                                   Name: Ronald Schrager
                                   Title: Vice President



                                   NATIONAL CONSUMER COOPERATIVE BANK
                                   Special Servicer  No. 2


                                   By: /s/ Kathleen M. Luzik
                                       -----------------------------------------
                                   Name: Kathleen M. Luzik
                                   Title: Managing Director



                                   WELLS FARGO BANK, N.A.
                                   Trustee


                                   By: /s/ Deborah Daniels
                                       -----------------------------------------
                                   Name: Deborah Daniels
                                   Title: Vice President

STATE OF NEW YORK __________)
                            )    ss.:
COUNTY OF NEW YORK _________)



           On the _____ day of March 2004, before me, a notary public in and for said State, personally appeared ______________________________________, known to me to be a __________________________ of Credit Suisse First Boston Mortgage Securities Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                      __________________________________________
                                      Notary Public

STATE OF  _____________________)
                               )    ss.:
COUNTY OF _____________________)




           On the _____ day of March 2004, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of Midland Loan Services, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                      __________________________________________
                                      Notary Public

STATE OF  _____________________)
                               )    ss.:
COUNTY OF _____________________)



           On the _____ day of March 2004, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of KeyCorp Real Estate Capital Markets, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                    ____________________________________________
                                    Notary Public

STATE OF  _____________________)
                               )    ss.:
COUNTY OF _____________________)



           On the _____ day of March 2004, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of NCB, FSB, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                     ___________________________________________
                                     Notary Public

STATE OF  _____________________)
                               )    ss.:
COUNTY OF _____________________)



           On the _____ day of March 2004, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of Lennar Partners, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                      __________________________________________
                                      Notary Public

STATE OF  _____________________)
                               )    ss.:
COUNTY OF _____________________)



           On the _____ day of March 2004, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of National Consumer Cooperative Bank, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                      __________________________________________
                                      Notary Public

STATE OF  _____________________)
                               )    ss.:
COUNTY OF _____________________)



           On the _____ day of March 2004, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of Wells Fargo Bank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                        ________________________________________
                                        Notary Public

                                  EXHIBIT A-1

                FORM OF CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
                       CLASS B AND CLASS C CERTIFICATES


    CLASS [A-1] [A-2] [A-3] [A-4] [B] [C] COMMERCIAL MORTGAGE PASS-THROUGH
                                 CERTIFICATE,
                                SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.



Pass-Through Rate: [____% per annum]          Class Principal Balance of the Class
[variable]                                    [A-1] [A-2] [A-3] [A-4] [B] [C]
                                              Certificates as of the Closing Date:
                                              $_____________

Closing Date:  March 12, 2004                 Initial Certificate Principal Balance of
                                              this Certificate as of the Closing Date:
First Distribution Date:  April 16, 2004      $_____________

Master Servicers:                             Aggregate Stated Principal Balance of
Midland Loan Services, Inc.                   the Mortgage Loans as of the Closing
KeyCorp Real Estate Capital Markets, Inc.     Date ("Initial Pool Balance"): $1,621,325,236
NCB, FSB

Special Servicers:                            Trustee:
Lennar Partners, Inc.                         Wells Fargo Bank, N.A.
National Consumer Cooperative Bank

Certificate No. [A-1][A-2][A-3][A-4][B][C]    CUSIP No.: _______________
                                              Common Code: _______________
                                              ISIN No.: ________________




                                    A-1-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., MIDLAND LOAN SERVICES, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., NCB, FSB, LENNAR PARTNERS, INC., NATIONAL CONSUMER COOPERATIVE BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[FOR CLASS B AND CLASS C CERTIFICATES: THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the



                                    A-1-2

Class [A-1] [A-2] [A-3] [A-4] [B] [C] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] [A-2] [A-3] [A-4] [B] [C]Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 11, 2004 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB as master servicers (in such capacity, the "Master Servicers", which term includes any successor entity or entities under the Agreement), Lennar Partners, Inc. and National Consumer Cooperative Bank as special servicers (in such capacity, the "Special Servicers", which term includes any successor entity or entities under the Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2] [A-3] [A-4] [B] [C] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Collateral Support Deficit previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, any Collection Account and, if established, any REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate



                                    A-1-3
issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

            The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the



                                    A-1-4

Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund,
(iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iv) the Distribution Date in January 2037. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                    A-1-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                    as Trustee


                                    By: ____________________________________
                                         Authorized Representative



                         CERTIFICATE OF AUTHENTICATION


            This is one of the Class [A-1] [A-2] [A-3] [A-4] [B] [C] Certificates referred to in the within-mentioned Agreement.

Dated:


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By: ____________________________________
                                         Authorized Representative



                                    A-1-6

                                  ASSIGNMENT
                                  ----------


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor



                                    ____________________________________________
                                    Signature Guaranteed



                           DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ ________________________________________ for the account of ____________________
_____________________________________________________.

            Distributions made by check (such check to be made payable to _____________________________) and all applicable statements and notices should be mailed to __________________________________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.



                                    A-1-7

                                  EXHIBIT A-2

                   FORM OF CLASS [A-X] [A-SP] [A-Y] CERTIFICATES


    CLASS [A-X] [A-SP] [A-Y] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.



Pass-Through Rate: [Variable]              Class Notional Amount of the Class [A-X]
                                           [A-SP][A-Y] Certificates as of the
                                           Closing Date:
                                           $__________________

Closing Date:  March 12, 2004              Initial Certificate Notional Amount of
                                           this Certificate as of the Closing Date:
First Distribution Date: April 16, 2004    $__________________

Master Servicers:                          Aggregate Stated Principal Balance of
Midland Loan Services, Inc.                the Mortgage Loans as of the Closing
KeyCorp Real Estate Capital Markets, Inc.  Date ("Initial Pool Balance"): $1,621,325,236
NCB, FSB

Special Servicers:                         Trustee:
Lennar Partners, Inc.                      Wells Fargo Bank, N.A.
National Consumer Cooperative Bank

Certificate No. [A-X] [A-SP] [A-Y]         CUSIP No.: __________________
                                           Common Code: _________________
                                           ISIN No.: __________________





                                    A-2-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., MIDLAND LOAN SERVICES, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., NCB, FSB, LENNAR PARTNERS, INC., NATIONAL CONSUMER COOPERATIVE BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.



                                    A-2-2

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

            This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class [A-X] [A-SP] [A-Y] Certificates (their "Class Notional Amount") as of the Closing
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-X] [A-SP] [A-Y] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 11, 2004 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB as master servicers (in such capacity, the "Master Servicers", which term includes any successor entity or entities under the Agreement), Lennar Partners, Inc. and National Consumer Cooperative Bank as special servicers (in such capacity, the "Special Servicers", which term includes any successor entity or entities under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-X] [A-SP] [A-Y] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.



                                    A-2-3

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, any Collection Account and, if established, any REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in this Rule 144A Global Certificate.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in a Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the



                                    A-2-4

Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in a Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and
(ii) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a



                                    A-2-5

Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [A-X] [A-SP] [A-Y] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Initial Purchaser, the Depositor, the Trustee, the Master Servicers, the Special Servicers and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

            No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Exemption-Favored Party, any Master Servicer, any Special Servicer, any Primary Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written



                                    A-2-6
agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or
(iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

            The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iv) the Distribution Date in January 2037. Section 9.01 of the Agreement permits, but



                                    A-2-7
does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                    A-2-8

                                  EXHIBIT A-3

 FORM OF CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L,
              CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES


   CLASS [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATE,
                                SERIES 2004-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.



Pass-Through                                 Rate: Variable Class Principal
                                             Balance of the Class [D] [E][F]
                                             [G] [H] [J] [K] [L] [M] [N] [O]
                                             [P] Certificates as of the
                                             Closing Date:
                                             $__________________

Closing Date:  March 12, 2004                Initial Certificate Principal Balance of
                                             this Certificate as of the Closing Date:
First Distribution Date:  April 16, 2004     $__________________

Master Servicers:                            Aggregate Stated Principal Balance of
Midland Loan Services, Inc.                  the Mortgage Loans as of the Closing
KeyCorp Real Estate Capital Markets, Inc.    Date: ("Initial Pool Balance"): $1,621,325,236
NCB, FSB

Special Servicers:                           Trustee:
Lennar Partners, Inc.                        Wells Fargo Bank, N.A.
National Consumer Cooperative Bank

Certificate No. [D][E][F][G][H][J][K][L]     CUSIP No.: _______________
[M][N][O][P]                                 Common Code: _______________
                                             ISIN No.: ________________



                                    A-3-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., MIDLAND LOAN SERVICES, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., NCB, FSB, LENNAR PARTNERS, INC., NATIONAL CONSUMER COOPERATIVE BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.



                                    A-3-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

            This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 11,2004 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB, as master servicers (in such capacity, the "Master Servicers", which term includes any successor entity or entities under the Agreement), Lennar Partners, Inc. and National Consumer Cooperative Bank as special servicers (in such capacity, the "Special Servicers", which term includes any successor entity or entities under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all



                                    A-3-3
subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Collateral Support Deficit previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, any Collection Account and, if established, any REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee



                                    A-3-4
substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in this Rule 144A Global Certificate.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in a Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in a Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the



                                    A-3-5

Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and
(ii) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchaser, the Trustee, the Master Servicers, the Special Servicers and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

            No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited



                                    A-3-6
transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Exemption-Favored Party, any Master Servicer, any Special Servicer, any Primary Servicer, any Sub-Servicer, or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

            The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special



                                    A-3-7

Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iv) the Distribution Date in January 2037. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicers, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                    A-3-8

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                    as Trustee


                                    By:________________________________________
                                        Authorized Representative



                         CERTIFICATE OF AUTHENTICATION


            This is one of the Class [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates referred to in the within-mentioned Agreement.

Dated:


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By:________________________________________
                                        Authorized Representative



                                    A-3-9

                                  ASSIGNMENT
                                  ----------


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
     (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor



                                    ____________________________________________
                                    Signature Guaranteed



                           DISTRIBUTION INSTRUCTIONS


            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ ____________________________________ for the account of ________________________
________________________________________.


            Distributions made by check (such check to be made payable to ________________________) and all applicable statements and notices should be mailed to __________________________________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.



                                    A-3-10

                                  EXHIBIT A-4

                         FORM OF CLASS V CERTIFICATES


               CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.



Closing Date:  March 12, 2004              Initial Certificate Principal Balance of
                                           this Certificate as of the Closing Date:
First Distribution Date:  April 16, 2004   $____________________

Master Servicers:                          Aggregate Stated Principal Balance of
Midland Loan Services, Inc.                the Mortgage Loans as of the Closing
KeyCorp Real Estate Capital Markets, Inc.  Date ("Initial Pool Balance"): $1,621,325,236
NCB, FSB

Special Servicers:                         Trustee:
Lennar Partners, Inc.                      Wells Fargo Bank, N.A.
National Consumer Cooperative Bank

Certificate No. V-____                     CUSIP No.: _______________




                                    A-4-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., MIDLAND LOAN SERVICES, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., NCB, FSB, LENNAR PARTNERS, INC., NATIONAL CONSUMER COOPERATIVE BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS IN THE TRUST FUND, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 11, 2004 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB, as master servicers (in such capacity, the "Master Servicers", which term includes any successor entity or entities under the Agreement), Lennar Partners, Inc. and National Consumer Cooperative Bank, as special servicers (in such capacity, the "Special Servicers", which term includes any successor entity or entities under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of



                                    A-4-2
the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, any Collection Account and, if established, any REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, any Special Servicer, the Trustee or the



                                    A-4-3

Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston LLC, the Trustee, the Master Servicers, the Special Servicers and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.



                                    A-4-4

            The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iv) the Distribution Date in January 2037. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                    A-4-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                    as Trustee


                                    By:_________________________________________
                                       Authorized Representative



                         CERTIFICATE OF AUTHENTICATION


            This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By:_________________________________________
                                       Authorized Representative



                                    A-4-6

                                  ASSIGNMENT
                                  ----------


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
     (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor



                                    ____________________________________________
                                    Signature Guaranteed



                           DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to __________________________________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.



                                    A-4-7

                                  EXHIBIT A-5

                         FORM OF CLASS R CERTIFICATES


               CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.



Closing Date:  March 12, 2004              Initial Certificate Principal Balance of
                                           this Certificate as of the Closing Date:
First Distribution Date:  April 16, 2004   $________________

Master Servicers:                          Aggregate Stated Principal Balance of
Midland Loan Services, Inc.                the Mortgage Loans as of the Closing
KeyCorp Real Estate Capital Markets, Inc.  Date ("Initial Pool Balance"): $1,621,325,236
NCB, FSB

Special Servicers:                         Trustee:
Lennar Partners, Inc.                      Wells Fargo Bank, N.A.
National Consumer Cooperative Bank

Certificate No. R-___                      CUSIP No.: __________________



                                    A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., MIDLAND LOAN SERVICES, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., NCB, FSB, LENNAR PARTNERS, INC., NATIONAL CONSUMER COOPERATIVE BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE SOLE "RESIDUAL INTEREST" IN EACH OF MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH, A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.



                                    A-5-2

            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 11, 2004 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB, as master servicers (in such capacity, the "Master Servicers", which term includes any successor entity or entities under the Agreement), Lennar Partners, Inc. and National Consumer Cooperative Bank, as special servicers (in such capacity, the "Special Servicers", which term includes any successor entity or entities under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, any Collection Account and, if established, any REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.



                                    A-5-3

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston LLC, the Trustee, the Master Servicers, the Special Servicers and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this



                                    A-5-4

Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person (as defined below). In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a Permitted Transferee if, among other things, all of its beneficial owners are United States Tax Persons.

            A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC,



                                    A-5-5
a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381 of the Code and (v) any other Person so designated by a Master Servicer or the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause any Trust REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special



                                    A-5-6

Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iv) the Distribution Date in January 2037. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                    A-5-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                    as Trustee


                                    By:_________________________________________
                                       Authorized Representative



                         CERTIFICATE OF AUTHENTICATION


            This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By:_________________________________________
                                       Authorized Representative



                                    A-5-8

                                  ASSIGNMENT
                                  ----------


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
     (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor



                                    ____________________________________________
                                    Signature Guaranteed



                           DISTRIBUTION INSTRUCTIONS


            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to __________________________________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.



                                    A-5-9

                                   EXHIBIT B

                            MORTGAGE LOAN SCHEDULE






   #     Crossed   Servicing Pool  Loan Name                                                Address                 City
------------------------------------------------------------------------------------------------------------------------------
   1                      2        Bay Plaza Community Center                      2100 Bartow Avenue         Bronx
------------------------------------------------------------------------------------------------------------------------------
   2                      1        Beverly Center                                  8500 Beverly Boulevard     Los Angeles
------------------------------------------------------------------------------------------------------------------------------
                          1
   3                               Stanford Shopping Center                        180 El Camino Real         Palo Alto
------------------------------------------------------------------------------------------------------------------------------
   4                      2        Mayfair Mall
------------------------------------------------------------------------------------------------------------------------------
  4A                      2        Mayfair Mall - Retail                           2500 North Mayfair Road    Wauwatosa
------------------------------------------------------------------------------------------------------------------------------
  4B                      2        Mayfair Mall - Office                           2500 North Mayfair Road    Wauwatosa
------------------------------------------------------------------------------------------------------------------------------
   5                      1        Meristar Hospitality Portfolio
------------------------------------------------------------------------------------------------------------------------------
  5A     MD               1        MeriStar Columbia                               10207 Wincopin Circle      Columbia
------------------------------------------------------------------------------------------------------------------------------
  5B     VA               1        MeriStar Arlington                              950 North Stafford Street  Arlington
------------------------------------------------------------------------------------------------------------------------------
   6                      2        Northfield Square Mall                          1600 North State Route 50  Bourbonnais
------------------------------------------------------------------------------------------------------------------------------
   7                      1        TVO Portfolio
------------------------------------------------------------------------------------------------------------------------------
  7A                      1        TVO Portfolio - French Quarter                  4201 Cedar Elm Lane        Wichita Falls
------------------------------------------------------------------------------------------------------------------------------
  7B                      1        TVO Portfolio - Garden Pointe Apartments        8619 East 61st Terrace     Kansas City
------------------------------------------------------------------------------------------------------------------------------
  7C                      1        TVO Portfolio - Timbers Apartments              4615 South Virginia Street Amarillo
------------------------------------------------------------------------------------------------------------------------------
  7D                      1        TVO Portfolio - Sycamore Village Apartments     1945 Everett's Folly       Memphis
------------------------------------------------------------------------------------------------------------------------------
  7E                      1        TVO Portfolio - Hillside Park Apartments        11026 College Lane         Kansas City
------------------------------------------------------------------------------------------------------------------------------
   8       (A)            1        Red Lion Hotel Pasco                            2525 North 20th Avenue     Pasco
------------------------------------------------------------------------------------------------------------------------------
   9       (A)            1        Red Lion Hotel Salt Lake Downtown               161 West 600 South         Salt Lake City
------------------------------------------------------------------------------------------------------------------------------
  10       (A)            1        Red Lion Hotel Redding                          1830 Hilltop Drive         Redding
------------------------------------------------------------------------------------------------------------------------------
  11       (A)            1        Red Lion Hotel Richland Hanford House           802 George Washington Way  Richland
------------------------------------------------------------------------------------------------------------------------------
                          1                                                        21303 Encino Commons
  12                               Bristol Park at Encino Commons Apartments       Boulevard                  San Antonio
------------------------------------------------------------------------------------------------------------------------------
                          2
  13                               Canterbury Apartments                           21 Congress Street         Nashua
------------------------------------------------------------------------------------------------------------------------------
  14                      2        Easton Square Shopping Center                   3840-3890 Morse Road       Columbus
------------------------------------------------------------------------------------------------------------------------------
  15                      1        Claremore Apartment Homes                       18777 Stone Oak Parkway    San Antonio
------------------------------------------------------------------------------------------------------------------------------
  16                      1        Bank One Office Building                        100 North Broadway         Oklahoma City
------------------------------------------------------------------------------------------------------------------------------
  17                      1        Northland Portfolio
------------------------------------------------------------------------------------------------------------------------------
  17A                     1        Northland Portfolio - Coppermill                5827 Northwest Loop 410    San Antonio
------------------------------------------------------------------------------------------------------------------------------
  17B                     1        Northland Portfolio - Candlewood                2002 Airline Road          Corpus Christi
------------------------------------------------------------------------------------------------------------------------------
  17C                     1        Northland Portfolio - Randolph Park             4516 Randolph Road         Charlotte
------------------------------------------------------------------------------------------------------------------------------
  18                      1        McAlpine Place Apartments                       6800 Fishers Farm Lane     Charlotte
------------------------------------------------------------------------------------------------------------------------------
  19                      1        Belmont Landing Apartments                      8104 Webb Road             Riverdale
------------------------------------------------------------------------------------------------------------------------------
  20                      2        Villages at Waggoner Park                       8181 Herald Cove           Blacklick
------------------------------------------------------------------------------------------------------------------------------
  21                      1        1144 Eastlake Building                          1144 Eastlake Avenue E.    Seattle
------------------------------------------------------------------------------------------------------------------------------
  22                      1        Scripps Northridge Technology Plaza             10636 Scripps Summit Court San Diego
------------------------------------------------------------------------------------------------------------------------------
  23                      2        Hawthorne Valley Shopping Center                23100-23840 Broadway       Oakwood Village
------------------------------------------------------------------------------------------------------------------------------
  24                      2        The Atrium Business Tower                       333 North Rancho Drive     Las Vegas
------------------------------------------------------------------------------------------------------------------------------
                          2                                                                                   Palm Beach
  25                               Northlake Commons Shopping Center               3804 Northlake Boulevard   Gardens
------------------------------------------------------------------------------------------------------------------------------
  26                      1       Sportmart/Westwood Self Storage                  1901 South Sepulveda       Los Angeles
------------------------------------------------------------------------------------------------------------------------------


                                                      Original      Cut-off Date    Original      Remaining    Original  Remaining
                     Zip       Units/Sq.Ft//          Principal      Principal    Amortization  Amortization    Term to    Term to
   #    State       Code        Rooms/ Pads            Balance        Balance       on Term        on Term      Maturity   Maturity
-----------------------------------------------------------------------------------------------------------------------------------
   1    NY          10475        509,710             $141,750,000   $141,318,867           360         357           120       117
-----------------------------------------------------------------------------------------------------------------------------------
   2    CA          90048        855,015             $100,000,000   $100,000,000           360         360           120       119
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      Interest    Interest
   3    CA          94304      1,387,369              $90,000,000    $90,000,000          Only        Only            60        54
-----------------------------------------------------------------------------------------------------------------------------------
   4                                                  $70,000,000    $69,072,487           360         352            60        52
-----------------------------------------------------------------------------------------------------------------------------------
  4A    WI          53226        858,165
-----------------------------------------------------------------------------------------------------------------------------------
  4B    WI          53226        419,318
-----------------------------------------------------------------------------------------------------------------------------------
   5                                                  $50,000,000    $49,701,334           300         295           120       115
-----------------------------------------------------------------------------------------------------------------------------------
  5A    MD          21044            209
-----------------------------------------------------------------------------------------------------------------------------------
  5B    VA          22203
-----------------------------------------------------------------------------------------------------------------------------------
   6    IL          60914        381,877              $32,000,000    $31,948,769           300         299           120       119
-----------------------------------------------------------------------------------------------------------------------------------
   7                                                  $25,881,000    $25,537,632           360         346            60        46
-----------------------------------------------------------------------------------------------------------------------------------
  7A    TX          76308            372
-----------------------------------------------------------------------------------------------------------------------------------
  7B    MO          64129            200
-----------------------------------------------------------------------------------------------------------------------------------
  7C    TX          79109            224
-----------------------------------------------------------------------------------------------------------------------------------
  7D    TN          38134            114
-----------------------------------------------------------------------------------------------------------------------------------
  7E    MO          64137            128
-----------------------------------------------------------------------------------------------------------------------------------
   8    WA          99301            279              $10,300,000    $10,199,113           300         292           120       112
-----------------------------------------------------------------------------------------------------------------------------------
   9    UT          84101            393               $6,000,000     $5,941,231           300         292           120       112
-----------------------------------------------------------------------------------------------------------------------------------
  10    CA          96002            192               $5,000,000     $4,951,026           300         292           120       112
-----------------------------------------------------------------------------------------------------------------------------------
  11    WA          99352            149               $4,100,000     $4,059,841           300         292           120       112
-----------------------------------------------------------------------------------------------------------------------------------
  12    TX          78259            324              $24,000,000    $24,000,000           360         360           120       117
-----------------------------------------------------------------------------------------------------------------------------------
  13    NH          03062            480              $23,000,000    $23,000,000      Interest    Interest           120       115
                                                                                          Only        Only
-----------------------------------------------------------------------------------------------------------------------------------
  14    OH          43219        235,474              $21,950,000    $21,896,373            360        358            60        58
-----------------------------------------------------------------------------------------------------------------------------------
  15    TX          78258            332              $21,800,000    $21,800,000            360        360           120       119
-----------------------------------------------------------------------------------------------------------------------------------
  16    OK          73102        514,642              $21,500,000    $21,464,068            300        299           120       119
-----------------------------------------------------------------------------------------------------------------------------------
  17                                                  $20,407,410    $20,329,310            360        356           120       116
-----------------------------------------------------------------------------------------------------------------------------------
  17A   TX          78238            344
-----------------------------------------------------------------------------------------------------------------------------------
  17B   TX          78412            288
-----------------------------------------------------------------------------------------------------------------------------------
  17C   NC          28211            152
-----------------------------------------------------------------------------------------------------------------------------------
  18    NC          28277            400              $19,000,000    $18,960,772            360        358           120       118
-----------------------------------------------------------------------------------------------------------------------------------
  19    GA          30274            424              $18,862,000    $18,770,673            360        355           120       115
-----------------------------------------------------------------------------------------------------------------------------------
  20    OH          43004            327              $18,000,000    $17,960,149            360        358           120       118
-----------------------------------------------------------------------------------------------------------------------------------
  21    WA          98109         81,524              $17,050,000    $17,016,948            360        358           120       118
-----------------------------------------------------------------------------------------------------------------------------------
  22    CA          92131         95,579              $15,525,000    $15,492,641            360        358           120       118
-----------------------------------------------------------------------------------------------------------------------------------
  23    OH          44146        317,380              $15,000,000    $14,969,440            360        358           120       118
-----------------------------------------------------------------------------------------------------------------------------------
  24    NV          89106        138,543              $14,025,000    $13,996,372            360        358           120       118
-----------------------------------------------------------------------------------------------------------------------------------
  25    FL          33403        146,816              $13,376,000    $13,376,000       Interest   Interest            84        82
                                                                                           Only       Only
-----------------------------------------------------------------------------------------------------------------------------------
  26    CA          90025         97,600              $13,000,000    $12,953,548            360        356           120       116
-----------------------------------------------------------------------------------------------------------------------------------



   #     Crossed   Servicing Pool  Loan Name                                                Address                 City
-------------------------------------------------------------------------------------------------------------------------------
                                                                                   Boulevard and 1910
                                                                                   Pontius Avenue
-------------------------------------------------------------------------------------------------------------------------------
                          2                                                        5760 - 5810 South 108th
  27                               Village Market Shopping Center                  Street                     Hales Corners
-------------------------------------------------------------------------------------------------------------------------------
                          1                                                        1200 South Dairy Ashford
  28                               Ashford Lakes Apartments                        Road                       Houston
-------------------------------------------------------------------------------------------------------------------------------
  29                      1        Arlington Square/Wisteria Downs Portfolio
-------------------------------------------------------------------------------------------------------------------------------
                          1                                                        207 Southeast 2nd Place,
                                                                                   320 & 321 Southeast 3rd
  29A                              Arlington Square Apartments                     Street                     Gainesville
-------------------------------------------------------------------------------------------------------------------------------
  29B                     1        Wisteria Downs Apartments                       405 Southeast 2nd Avenue   Gainesville
-------------------------------------------------------------------------------------------------------------------------------
  30                      2        Irving Towne Center                             3401 West Airport Freeway  Irving
-------------------------------------------------------------------------------------------------------------------------------
  31                      1        Ashford Park Apartments                         1700 East Date Street      San Bernardino
-------------------------------------------------------------------------------------------------------------------------------
                          2                                                        173 Morris Avenue, 175
                                                                                   Morris Avenue, 185 Morris
                                                                                   Avenue and 50 Middle
  32                               National Amusements Anchored Center             Avenue                     Holtsville
-------------------------------------------------------------------------------------------------------------------------------
                          1                                                        305-407 South Telegraph
                                                                                   Road and 1170-1190 West
  33                               Riverbend Commons                               Front Street               Monroe
-------------------------------------------------------------------------------------------------------------------------------
  34                      2        Shoppes of Kenwood                              7710-7724 Montgomery Road  Cincinnati
-------------------------------------------------------------------------------------------------------------------------------
  35                      1        Warner Courtyards                               301 West Warner Road       Tempe
-------------------------------------------------------------------------------------------------------------------------------
  36                      2        Klein Portfolio
-------------------------------------------------------------------------------------------------------------------------------
                          2                                                        1005 and 1007 East Spruce
  36A                              Klein Mitchell                                  Avenue                     Mitchell
-------------------------------------------------------------------------------------------------------------------------------
  36B                     2        Klein Baraboo                                   102 4th Street             Baraboo
-------------------------------------------------------------------------------------------------------------------------------
  36C                     2        Klein Springdale                                2002 South Pleasant Street Springdale
-------------------------------------------------------------------------------------------------------------------------------
  36D                     2        Klein Joplin                                    2405 West 7th Street       Joplin
-------------------------------------------------------------------------------------------------------------------------------
  36E                     2        Klein Ocean Springs                             3907 Bienville Boulevard   Ocean Springs
-------------------------------------------------------------------------------------------------------------------------------
  36F                     2        Klein Fort Smith                                5441 South 24th Street     Fort Smith
-------------------------------------------------------------------------------------------------------------------------------
  36G                     2        Klein Jackson                                   2050 Walton Drive          Jackson
-------------------------------------------------------------------------------------------------------------------------------
  36H                     2        Klein Angola                                    2200 North Wayne Street    Angola
-------------------------------------------------------------------------------------------------------------------------------
  36I                     2        Klein Lima                                      771 Lost Creek Boulevard   Lima
-------------------------------------------------------------------------------------------------------------------------------
                          1                                                        8100, 8130-64 & 8200 La
                                                                                   Mesa Blvd & 4700 Spring
  37                               La Mesa Village Plaza                           Street                     La Mesa
-------------------------------------------------------------------------------------------------------------------------------
  38                      2        32-50 Cooper Square                             32-50 Cooper Square        New York
-------------------------------------------------------------------------------------------------------------------------------
                          3
  39                               173-175 Tenants Corp.                           173-175 Riverside Drive    New York
-------------------------------------------------------------------------------------------------------------------------------
                          1                                                        1300-1366 Madonna Road &
  40                               Laguna Village Shopping Center                  11560 Los Osos Valley Road San Luis Obispo
-------------------------------------------------------------------------------------------------------------------------------
                          3
  41                               500 East 83rd Street Corp.                      500 East 83rd Street       New York
-------------------------------------------------------------------------------------------------------------------------------
  42                      3        Chatham Park Village Cooperative                737 East 83rd Place        Chicago
-------------------------------------------------------------------------------------------------------------------------------
                          2
  43                               Marketplace at Cascades - Park Place            21050 Southbank Street     Sterling
-------------------------------------------------------------------------------------------------------------------------------
  44                      3        Forest Hills South Owners, Inc.                 112-50 78th Avenue         Forest Hills
-------------------------------------------------------------------------------------------------------------------------------
  45                      1        Northaven Park Apartments                       11457 Dennis Road          Dallas
-------------------------------------------------------------------------------------------------------------------------------
  46                      1        Union Pines Office Building                     4700 South Garnett Road    Tulsa
-------------------------------------------------------------------------------------------------------------------------------
  47                      2        Timbers of Deerbrook Apartments                 9814 F.M. 1960 Bypass      Humble
-------------------------------------------------------------------------------------------------------------------------------


                                                      Original      Cut-off Date    Original      Remaining    Original  Remaining
                     Zip       Units/Sq.Ft//          Principal      Principal    Amortization  Amortization    Term to    Term to
   #    State       Code        Rooms/ Pads            Balance        Balance       on Term        on Term      Maturity   Maturity
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

  27    WI          53130             90,252         $12,240,000    $12,225,140         360         359            120         119
-----------------------------------------------------------------------------------------------------------------------------------

  28    TX          77077                 192        $12,000,000    $12,000,000         360         360            120         118
-----------------------------------------------------------------------------------------------------------------------------------
  29                                                 $11,900,000    $11,885,241         360         359            120         119
-----------------------------------------------------------------------------------------------------------------------------------


  29A   FL          32601                 157
-----------------------------------------------------------------------------------------------------------------------------------
  29B   FL          32601                  48
-----------------------------------------------------------------------------------------------------------------------------------
  30    TX          75062             118,487        $11,750,000    $11,673,842         300         295            300         295
-----------------------------------------------------------------------------------------------------------------------------------
  31    CA          92404                 251        $11,700,000    $11,561,867         360         349             60          49
-----------------------------------------------------------------------------------------------------------------------------------



  32    NY          11742             84,810         $11,600,000    $11,513,492         300         294            120         114
-----------------------------------------------------------------------------------------------------------------------------------


  33    MI          48161             94,852         $11,200,000    $11,118,186         300         295            120         115
-----------------------------------------------------------------------------------------------------------------------------------
  34    OH          45236             80,096         $11,100,000    $11,048,405         360         355            120         115
-----------------------------------------------------------------------------------------------------------------------------------
  35    AZ          85284            113,788         $10,426,000    $10,386,753         360         356            120         116
----------------------------------------------------------------------------------------------------------------------------------
  36                                                 $10,400,000    $10,383,400         300         299            120         119
---------------------------------------------------------------------------------------------------------------------------------

  36A   SD          57301             23,892
-----------------------------------------------------------------------------------------------------------------------------------
  36B   WI          53913             18,452
-----------------------------------------------------------------------------------------------------------------------------------
  36C   AR          73764             14,035
-----------------------------------------------------------------------------------------------------------------------------------
  36D   MO          64801             13,649
-----------------------------------------------------------------------------------------------------------------------------------
  36E   MS          39564             12,916
-----------------------------------------------------------------------------------------------------------------------------------
  36F   AR          72901             12,072
-----------------------------------------------------------------------------------------------------------------------------------
  36G   MO          63755             11,827
-----------------------------------------------------------------------------------------------------------------------------------
  36H   IN          46703             10,054
-----------------------------------------------------------------------------------------------------------------------------------
  36I   OH          45804             10,846
-----------------------------------------------------------------------------------------------------------------------------------


  37    CA          91941             87,029         $10,250,000    $10,220,847         360         357            120         117
-----------------------------------------------------------------------------------------------------------------------------------
  38    NY          10003            161,207         $10,000,000     $9,938,080         360         354            120         114
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   Interest    Interest
  39    NY          10024                164          $9,800,000     $9,800,000        Only        Only            120         112
-----------------------------------------------------------------------------------------------------------------------------------

  40    CA          93405             43,487          $9,545,000     $9,525,218         360         358            120         118
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   Interest    Interest
  41    NY          10028                171          $9,500,000     $9,500,000        Only        Only            120         118
-----------------------------------------------------------------------------------------------------------------------------------
  42    IL          60619                553          $9,300,000     $9,256,143         480         471            120         111
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   Interest    Interest
  43    VA          20165             99,702          $9,240,000     $9,240,000        Only        Only             60          57
-----------------------------------------------------------------------------------------------------------------------------------
  44    NY          11375                605          $9,300,000     $9,234,331         360         354            120         114
-----------------------------------------------------------------------------------------------------------------------------------
  45    TX          75229                344          $9,100,000     $9,055,562         360         355            120         115
-----------------------------------------------------------------------------------------------------------------------------------
  46    OK          74146            134,298          $9,060,000     $9,023,060         360         356            120         116
-----------------------------------------------------------------------------------------------------------------------------------
  47    TX          77338                260          $8,700,000     $8,609,355         360         349            120         109
-----------------------------------------------------------------------------------------------------------------------------------



   #     Crossed   Servicing Pool  Loan Name                                                Address                 City
--------------------------------------------------------------------------------------------------------------------------------
  48                      2        Big Pine Key Shopping Center                    151-287 Key Deer Boulevard Big Pine Key
--------------------------------------------------------------------------------------------------------------------------------
  49                      1        Metaldyne Automotive Building                   6491 Franz Warner Parkway  Whitesett
--------------------------------------------------------------------------------------------------------------------------------
                          2                                                        1401, 1403, 1407, 1411,
  50                               North Batavia Business Park                     and 1415 Batavia Street    Orange
--------------------------------------------------------------------------------------------------------------------------------
  51                      1        Far North Shopping Center                       6300 San Mateo Boulevard   Albuquerque
--------------------------------------------------------------------------------------------------------------------------------
  52                      1        Greens at Alvamar                               3700 Clinton Parkway       Lawrence
--------------------------------------------------------------------------------------------------------------------------------
                          1                                                        2171 Junipero Serra
  53                               Junipero Serra Office Building                  Boulevard                  Daly City
--------------------------------------------------------------------------------------------------------------------------------
  54                      1        TownePlace Suites Dearborn                      6141 Mercury Drive         Dearborn
--------------------------------------------------------------------------------------------------------------------------------
  55                      1        Mallory Corners                                 1701 Mallory Lane          Brentwood
--------------------------------------------------------------------------------------------------------------------------------
  56                      2        Canal Overlook                                  430 Indiana Avenue         Indianapolis
--------------------------------------------------------------------------------------------------------------------------------
  57                      1        Kohl's Department Store                         1611 North Dysart Road     Avondale
--------------------------------------------------------------------------------------------------------------------------------
                          2                                                                                   Egg Harbor
  58                               Raymour and Flanigan Furniture Store            6115 Black Horse Pike      Township
--------------------------------------------------------------------------------------------------------------------------------
  59                      3        Penny Lane Owners Corp.                         215 East 24th Street       New York
--------------------------------------------------------------------------------------------------------------------------------
  60                      3        196 Owner's Corp.                               196 East 75th Street       New York
--------------------------------------------------------------------------------------------------------------------------------
  61                      1        30 Buxton Farms Road                            30 Buxton Farm Road        Stamford
--------------------------------------------------------------------------------------------------------------------------------
  62                      3        605 Apartment Corp.                             605 Park Avenue            New York
--------------------------------------------------------------------------------------------------------------------------------
  63                      3        Station at Vinings                              2810 Paces Ferry Road      Atlanta
--------------------------------------------------------------------------------------------------------------------------------
  64                      1        Bluemound Centre                                17335 West Bluemound Road  Brookfield
--------------------------------------------------------------------------------------------------------------------------------
  65                      2        Somerset Village Shopping Center                1915-1989 West Avenue L    Lancaster
--------------------------------------------------------------------------------------------------------------------------------
  66                      2        Columbus Greens                                 5050 Columbus Street SE    Albany
--------------------------------------------------------------------------------------------------------------------------------
  67                      1        Blackhawk Apartments                            3010 Simcoe Drive          Fort Wayne
--------------------------------------------------------------------------------------------------------------------------------
  68                      2        Oakwood Village Apartments                      2735 East Highway 80       Mesquite
--------------------------------------------------------------------------------------------------------------------------------
  69                      3        The Hermitage at Napeague, Ltd.                 2148 Montauk Highway       Amagansett
--------------------------------------------------------------------------------------------------------------------------------
  70                      3        Esplanade Gardens Tenants Corp.                 531 East Lincoln Avenue    Mount Vernon
--------------------------------------------------------------------------------------------------------------------------------
  71                      3        Carol House Apartments, Inc.                    64-34 102nd Street         Rego Park
--------------------------------------------------------------------------------------------------------------------------------
  72       (B)            1        Avgeris-RBX Industries                          16800 South Canal Street   South Holland
--------------------------------------------------------------------------------------------------------------------------------
  73       (B)            1        Avgeris-IVEX Packaging                          3100 Randolph Street       Bellwood
--------------------------------------------------------------------------------------------------------------------------------
  74       (B)            1        Avgeris-Ultra Care                              2001 North Janice Avenue   Melrose Park
--------------------------------------------------------------------------------------------------------------------------------
  75                      2        Bammelwood Apartments                           2402 Bammelwood Drive      Houston
--------------------------------------------------------------------------------------------------------------------------------
  76                      2        Storage USA - Calvine                           8392 Power Inn Road        Elk Grove
--------------------------------------------------------------------------------------------------------------------------------
  77                      1        The Creekwood Village Apartments                7655 Park North Drive      Beaumont
--------------------------------------------------------------------------------------------------------------------------------
  78                      1        Ala Moana Tower                                 1617 Kapiolani Boulevard   Honolulu
--------------------------------------------------------------------------------------------------------------------------------
                          1                                                        51458 Southeast Westlake
  79                               Springlake Park Mobile Home Park                Drive                      Scappoose
--------------------------------------------------------------------------------------------------------------------------------
  80                      2        Macedon Commons Shopping Center                 1503 Canandaigua Road      Macedon
--------------------------------------------------------------------------------------------------------------------------------
                          1                                                        11100 Gibson Boulevard
  81                               South Pointe Village Mobile Home Park           Southeast                  Albuquerque
--------------------------------------------------------------------------------------------------------------------------------
  82                      2        Fountain Brook Apartments                       100 Brookhaven Circle      Fort Oglethorpe
--------------------------------------------------------------------------------------------------------------------------------
  83                      3        3135 Johnson Tenant Owners Corp.                3135 Johnson Avenue        Riverdale
--------------------------------------------------------------------------------------------------------------------------------
  84                      1        Lakeside Villas                                 4846 Cherry Road           West Palm Beach
--------------------------------------------------------------------------------------------------------------------------------
  85                      2        Westpark Place Office Building                  6250-6260 Westpark Drive   Houston
--------------------------------------------------------------------------------------------------------------------------------
  86                      1        TownePlace Suites Livonia                       17450 Fox Drive            Livonia
--------------------------------------------------------------------------------------------------------------------------------
  87                      2        Border City Mills                               2 Weaver Street            Fall River
--------------------------------------------------------------------------------------------------------------------------------
  88                      2        Nacogdoches Marketplace                         4604-4610 North Street     Nacogdoches
--------------------------------------------------------------------------------------------------------------------------------
                          2                                                        710-1100 Paseo del Pueblo
  89                               Cruz Alta Plaza                                 Sur                        Taos
--------------------------------------------------------------------------------------------------------------------------------
  90                      1        Warwick Apartments                              2400 Arrowhead Drive       Abilene
--------------------------------------------------------------------------------------------------------------------------------


                                                    Original      Cut-off Date    Original      Remaining    Original  Remaining
                   Zip       Units/Sq.Ft//          Principal      Principal    Amortization  Amortization    Term to    Term to
   #  State       Code        Rooms/ Pads            Balance        Balance       on Term        on Term      Maturity   Maturity
---------------------------------------------------------------------------------------------------------------------------------
  48  FL          33043            93,151          $8,325,000     $8,294,813         360         356            120         116
---------------------------------------------------------------------------------------------------------------------------------
  49  NC          27377           216,244          $8,300,000     $8,276,507         300         298            120         118
---------------------------------------------------------------------------------------------------------------------------------

  50  CA          92867           129,426          $8,200,000     $8,183,230         360         358            120         118
---------------------------------------------------------------------------------------------------------------------------------
  51  NM          87109           132,933          $8,050,000     $8,021,235         360         356            120         116
---------------------------------------------------------------------------------------------------------------------------------
  52  KS          66047               152          $7,840,000     $7,821,981         360         358             84          82
---------------------------------------------------------------------------------------------------------------------------------

  53  CA          94014            50,476          $7,800,000     $7,768,582         360         356            120         116
---------------------------------------------------------------------------------------------------------------------------------
  54  MI          48126               148          $7,650,000     $7,621,384         300         297            120         117
---------------------------------------------------------------------------------------------------------------------------------
  55  TN          37027            70,000          $7,200,000     $7,170,464         360         356            120         116
---------------------------------------------------------------------------------------------------------------------------------
  56  IN          46202               125          $7,100,000     $7,066,926         360         355            120         115
---------------------------------------------------------------------------------------------------------------------------------
  57  AZ          85323            88,302          $7,000,000     $7,000,000         360         360            120         120
---------------------------------------------------------------------------------------------------------------------------------

  58  NJ          08234            79,602          $7,025,000     $6,989,477         300         296            120         116
---------------------------------------------------------------------------------------------------------------------------------
  59  NY          10010               179          $7,000,000     $6,969,827         360         356            120         116
---------------------------------------------------------------------------------------------------------------------------------
  60  NY          10021               126          $6,800,000     $6,791,421         540         537            120         117
---------------------------------------------------------------------------------------------------------------------------------
  61  CT          06905            62,148          $6,750,000     $6,713,918         360         354            120         114
---------------------------------------------------------------------------------------------------------------------------------
  62  NY          10021               106          $6,625,000     $6,618,255         600         597            120         117
---------------------------------------------------------------------------------------------------------------------------------
  63  GA          30339            33,877          $6,400,000     $6,392,457         360         359            120         119
---------------------------------------------------------------------------------------------------------------------------------
  64  WI          53045            66,064          $6,375,000     $6,348,740         300         297            120         117
---------------------------------------------------------------------------------------------------------------------------------
  65  CA          93534            76,183          $6,207,000     $6,166,492         300         295            144         139
---------------------------------------------------------------------------------------------------------------------------------
  66  OR          97321               268          $6,100,000     $6,076,170         360         356            120         116
---------------------------------------------------------------------------------------------------------------------------------
  67  IN          46815               209          $6,000,000     $5,949,503         360         352            120         112
---------------------------------------------------------------------------------------------------------------------------------
  68  TX          75150               288          $6,000,000     $5,944,873         360         352            120         112
---------------------------------------------------------------------------------------------------------------------------------
  69  NY          11930                56          $5,800,000     $5,784,089         300         298            120         118
---------------------------------------------------------------------------------------------------------------------------------
  70  NY          10553               139          $5,800,000     $5,782,425         360         357            120         117
---------------------------------------------------------------------------------------------------------------------------------
  71  NY          11374               158          $5,800,000     $5,781,029         480         474            120         114
---------------------------------------------------------------------------------------------------------------------------------
  72  IL          60473            91,504          $2,500,000     $2,475,746         360         350            120         110
---------------------------------------------------------------------------------------------------------------------------------
  73  IL          60104            71,498          $2,130,000     $2,109,336         360         350            120         110
---------------------------------------------------------------------------------------------------------------------------------
  74  IL          60160            37,280          $1,170,000     $1,158,649         360         350            120         110
---------------------------------------------------------------------------------------------------------------------------------
  75  TX          77014               226          $5,680,000     $5,650,027         360         354            120         114
---------------------------------------------------------------------------------------------------------------------------------
  76  CA          95624            93,720          $5,550,000     $5,533,700         300         298            120         118
---------------------------------------------------------------------------------------------------------------------------------
  77  TX          77708               152          $5,500,000     $5,488,427         360         358            120         118
---------------------------------------------------------------------------------------------------------------------------------
  78  HI          96814               134          $5,500,000     $5,469,842         300         296            300         296
---------------------------------------------------------------------------------------------------------------------------------

  79  OR          97056               147          $5,490,000     $5,450,752         300         295            120         115
---------------------------------------------------------------------------------------------------------------------------------
  80  NY          14502            76,278          $5,300,000     $5,118,150         240         224            120         104
---------------------------------------------------------------------------------------------------------------------------------

  81  NM          87123               282          $5,000,000     $5,000,000         324         324            120         116
-----------------------------------------------------------------------------------------------------------------------------------
  82  GA          30742               112          $5,025,000     $4,999,455         360         355            120         115
-----------------------------------------------------------------------------------------------------------------------------------
  83  NY          10463               120          $5,000,000     $4,988,974         480         476            120         116
-----------------------------------------------------------------------------------------------------------------------------------
  84  FL          33417               104          $5,000,000     $4,959,702         300         294            120         114
-----------------------------------------------------------------------------------------------------------------------------------
  85  TX          77057           113,857          $4,975,000     $4,902,416         360         345             60          45
-----------------------------------------------------------------------------------------------------------------------------------
  86  MI          48152                95          $4,725,000     $4,707,326         300         297            120         117
-----------------------------------------------------------------------------------------------------------------------------------
  87  MA          02720               107          $4,700,000     $4,685,646         360         357            120         117
-----------------------------------------------------------------------------------------------------------------------------------
  88  TX          75965            57,413          $4,500,000     $4,500,000         288         288             84          78
-----------------------------------------------------------------------------------------------------------------------------------

  89  NM          87571           127,003          $4,500,000     $4,479,871         300         297            120         117
-----------------------------------------------------------------------------------------------------------------------------------
  90  TX          79606               152          $4,500,000     $4,474,361         360         354             60          54
-----------------------------------------------------------------------------------------------------------------------------------



   #     Crossed   Servicing Pool  Loan Name                                                Address                 City
--------------------------------------------------------------------------------------------------------------------------------
  91                      2        Safe Self Storage - Van Nuys                    14601 Sherman Way          Van Nuys
--------------------------------------------------------------------------------------------------------------------------------
                          1                                                        1350 Northwest 118th
  92                               Country Inns & Suites Clive                     Street                     Clive
--------------------------------------------------------------------------------------------------------------------------------
  93                      1        Huntington Plaza                                8907 Warner Avenue         Huntington Beach
--------------------------------------------------------------------------------------------------------------------------------
  94                      1        Hampton Inn Mechanicsville                      7433 Bell Creek Road       Mechanicsville
--------------------------------------------------------------------------------------------------------------------------------
                          2                                                        706 Dennis Street
  95                               Thunderbird Village Mobile Home Park            Southeast                  Tumwater
--------------------------------------------------------------------------------------------------------------------------------
  96                      1        Physicians Plaza II                             8042 Wurzbach Road         San Antonio
--------------------------------------------------------------------------------------------------------------------------------
  97                      2        Timbers of Keegan's Bayou Apartments            11650 West Bellfort Avenue Houston
--------------------------------------------------------------------------------------------------------------------------------
  98                      1        Redbird Towers                                  3203 Camp Wisdom Road      Dallas
--------------------------------------------------------------------------------------------------------------------------------
  99                      2        Hampton Inn Midlothian                          800 Research Road          Richmond
--------------------------------------------------------------------------------------------------------------------------------
  100                     2        Arlington Farms Apartments                      1800 Primrose Drive        Waco
--------------------------------------------------------------------------------------------------------------------------------
                          3                                                        139-09 84th Drive,
                                                                                   140-18, 140-21 & 140-35
  101                              Briarwood Owners' Corp.                         Burden Crescent            Briarwood
--------------------------------------------------------------------------------------------------------------------------------
  102                     2        Storage USA - Rocklin                           5951 West Oaks Boulevard   Rocklin
--------------------------------------------------------------------------------------------------------------------------------
  103                     3        Bethpage Apartment Corp.                        301 Hicksville Road        Bethpage
--------------------------------------------------------------------------------------------------------------------------------
                          2                                                        2009 - 2099 Wadsworth
  104                              Parkridge Plaza                                 Boulevard                  Lakewood
--------------------------------------------------------------------------------------------------------------------------------
  105                     3        HSM, LLC                                        10400 Premier Court        Burke
--------------------------------------------------------------------------------------------------------------------------------
  106                     1        Buckner Village Apartments                      1810 John West Road        Dallas
--------------------------------------------------------------------------------------------------------------------------------
                          2                                                        1631 and 1700 Stanton
  107                              Chastain Manor Apartments                       Road Southwest             Atlanta
--------------------------------------------------------------------------------------------------------------------------------
                          2                                                        4820-4860 South 76th
  108                              Outback Steakhouse Plaza                        Street                     Greenfield
--------------------------------------------------------------------------------------------------------------------------------
  109                     2        Park Towers Apartments                          106-112 Union Road         Spring Valley
--------------------------------------------------------------------------------------------------------------------------------
  110                     1        Katonah Shopping Center                         262-294 Katonah Avenue     Katonah
--------------------------------------------------------------------------------------------------------------------------------
  111                     2        Valleywide Self Storage                         851 West Esplanade Avenue  San Jacinto
--------------------------------------------------------------------------------------------------------------------------------
                          1                                                        1801 - 1811 North Harlem
  112                              Osco Drug Retail Center                         Avenue                     Chicago
--------------------------------------------------------------------------------------------------------------------------------
                          1                                                        1807 North Hartford,
                                                                                   1401-10 East Willham and
  113                              Chapel Ridge of Stillwater Phase I              1407-24 East Cimarron      Stillwater
--------------------------------------------------------------------------------------------------------------------------------
  114                     3        Village Townhouses Cooperative                  5937 Haverhill Drive       Lansing
--------------------------------------------------------------------------------------------------------------------------------
  115                     1        Chestnut Hill                                   7700 Germantown Avenue     Philadelphia
--------------------------------------------------------------------------------------------------------------------------------
  116                     2        Village Center at Marshall's Creek              Route 209 & 402            Marshall's Creek
--------------------------------------------------------------------------------------------------------------------------------
  117                     2        Assured Storage                                 2453 Midway Road           Carrollton
--------------------------------------------------------------------------------------------------------------------------------
  118                     1        6600 Building                                   6600 Southwest 92nd Avenue Portland
--------------------------------------------------------------------------------------------------------------------------------
  119                     1        Liberty Square                                  9852-9938 Bolsa Avenue     Westminster
--------------------------------------------------------------------------------------------------------------------------------
  120                     2        12 Greenridge Avenue                            12 Greenridge Avenue       White Plains
--------------------------------------------------------------------------------------------------------------------------------
  121                     1        Yahara Landing Apartments                       1624-1630 Fordem Avenue    Madison
--------------------------------------------------------------------------------------------------------------------------------
  122                     2        Sierra Verde Apartments                         2600 East Idaho Avenue     Las Cruces
--------------------------------------------------------------------------------------------------------------------------------
  123                     1        Pepper Ridge Apartments                         1011 Vance Jackson Road    San Antonio
--------------------------------------------------------------------------------------------------------------------------------
                          3
  124                              131 East 66th Street Corporation                131 East 66th Street       New York
--------------------------------------------------------------------------------------------------------------------------------
  125                     2        Pine Tree Apartments                            1435 Bernath Parkway       Toledo
--------------------------------------------------------------------------------------------------------------------------------
  126                     2        Richton Trail Apartments                        4522 Heartland Drive       Richton Park
--------------------------------------------------------------------------------------------------------------------------------
  127                     2        Tiny Town Village                               2354 Loupin Drive          Clarksville
--------------------------------------------------------------------------------------------------------------------------------


                                                     Original     Cut-off Date    Original      Remaining    Original  Remaining
                 Zip       Units/Sq.Ft//            Principal      Principal    Amortization  Amortization    Term to    Term to
   #  State       Code        Rooms/ Pads            Balance        Balance       on Term        on Term      Maturity   Maturity
---------------------------------------------------------------------------------------------------------------------------------
  91  CA          91405             54,403          $4,400,000     $4,390,846         360         358            120         118
---------------------------------------------------------------------------------------------------------------------------------

  92  IA          50325                104          $4,345,000     $4,328,747         300         297            120         117
---------------------------------------------------------------------------------------------------------------------------------
  93  CA          92647             48,117          $4,300,000     $4,287,659         300         298            120         118
---------------------------------------------------------------------------------------------------------------------------------
  94  VA          23111                 80          $4,300,000     $4,268,584         300         294            120         114
---------------------------------------------------------------------------------------------------------------------------------

  95  WA          98501                115          $4,300,000     $4,263,338         300         294            120         114
---------------------------------------------------------------------------------------------------------------------------------
  96  TX          78229             63,759          $4,200,000     $4,200,000         348         348            120         115
---------------------------------------------------------------------------------------------------------------------------------
  97  TX          77099                152          $4,200,000     $4,179,534         360         355            120         115
---------------------------------------------------------------------------------------------------------------------------------
  98  TX          75237             50,951          $4,150,000     $4,129,167         360         354            120         114
---------------------------------------------------------------------------------------------------------------------------------
  99  VA          23236                 80          $4,100,000     $4,070,046         300         294            120         114
---------------------------------------------------------------------------------------------------------------------------------
  100 TX          76706                168          $4,044,000     $4,026,436         300         297            120         117
---------------------------------------------------------------------------------------------------------------------------------


  101 NY          11435                235          $4,000,000     $3,990,747         480         475            120         115
---------------------------------------------------------------------------------------------------------------------------------
  102 CA          95765             76,082          $4,000,000     $3,988,252         300         298            120         118
---------------------------------------------------------------------------------------------------------------------------------
  103 NY          11714                 73          $4,000,000     $3,981,952         360         356            120         116
---------------------------------------------------------------------------------------------------------------------------------

  104 CO          80214             61,794          $3,937,500     $3,919,551         360         355            120         115
---------------------------------------------------------------------------------------------------------------------------------
  105 VA          22015             70,500          $3,900,000     $3,879,713         300         296            120         116
---------------------------------------------------------------------------------------------------------------------------------
  106 TX          75228                172          $3,900,000     $3,861,290         300         293            120         113
---------------------------------------------------------------------------------------------------------------------------------

  107 GA          30311                157          $3,900,000     $3,829,647         240         232            120         112
---------------------------------------------------------------------------------------------------------------------------------

  108 WI          53220             23,990          $3,825,000     $3,805,694         324         320             84          80
---------------------------------------------------------------------------------------------------------------------------------
  109 NY          10977                169          $3,800,000     $3,780,588         360         354            120         114
---------------------------------------------------------------------------------------------------------------------------------
  110 NY          10536             28,072          $3,800,000     $3,699,329         120         116            120         116
---------------------------------------------------------------------------------------------------------------------------------
  111 CA          92582            120,005          $3,700,000     $3,688,521         300         298             84          82
---------------------------------------------------------------------------------------------------------------------------------

  112 IL          60707             21,400          $3,680,000     $3,672,517         360         358            120         118
---------------------------------------------------------------------------------------------------------------------------------


  113 OK          74075                120          $3,536,000     $3,529,481         360         358            180         178
---------------------------------------------------------------------------------------------------------------------------------
  114 MI          48911                315          $3,500,000     $3,494,871         480         477            120         117
---------------------------------------------------------------------------------------------------------------------------------
  115 PA          19118             34,294          $3,500,000     $3,482,981         360         355            120         115
---------------------------------------------------------------------------------------------------------------------------------
  116 PA          18301             64,110          $3,400,000     $3,378,870         360         353            120         113
---------------------------------------------------------------------------------------------------------------------------------
  117 TX          75006             65,520          $3,330,000     $3,303,915         300         294            120         114
---------------------------------------------------------------------------------------------------------------------------------
  118 OR          97008             36,148          $3,285,000     $3,269,862         360         355            120         115
---------------------------------------------------------------------------------------------------------------------------------
  119 CA          92683             48,866          $3,250,000     $3,246,286         360         359            120         119
---------------------------------------------------------------------------------------------------------------------------------
  120 NY          10605             23,742          $3,200,000     $3,185,975         360         356             84          80
---------------------------------------------------------------------------------------------------------------------------------
  121 WI          53704                 72          $3,125,000     $3,106,550         360         354            120         114
---------------------------------------------------------------------------------------------------------------------------------
  122 NM          88011                130          $3,100,000     $3,074,309         276         271            120         115
---------------------------------------------------------------------------------------------------------------------------------
  123 TX          78201                144          $3,060,000     $3,034,840         300         294            120         114
---------------------------------------------------------------------------------------------------------------------------------
                                                                                 Interest    Interest
  124 NY          10021                 36          $3,000,000     $3,000,000        Only        Only            120         117
---------------------------------------------------------------------------------------------------------------------------------
  125 OH          43615                 90          $2,850,000     $2,828,660         300         295            120         115
---------------------------------------------------------------------------------------------------------------------------------
  126 IL          60471                 72          $2,820,000     $2,803,739         300         296            120         116
---------------------------------------------------------------------------------------------------------------------------------
  127 TN          37042                 80          $2,800,000     $2,791,211         336         333            120         117
---------------------------------------------------------------------------------------------------------------------------------



   #     Crossed   Servicing Pool  Loan Name                                                Address                 City
-------------------------------------------------------------------------------------------------------------------------------
  128                     2        Arch Creek Run Apartments                       139 Rachel Street          Melbourne
-------------------------------------------------------------------------------------------------------------------------------
  129                     2        Storage Center                                  4080 Mariner Boulevard     Spring Hill
-------------------------------------------------------------------------------------------------------------------------------
  130                     1        Cy Fair Plaza                                   13203 Jones Road           Houston
-------------------------------------------------------------------------------------------------------------------------------
  131                     2        Durant Shopping Center                          519 University Place       Durant
-------------------------------------------------------------------------------------------------------------------------------
                          3                                                        111-119 East Hartsdale
  132                              111-119 Hartsdale Corp.                         Avenue                     Hartsdale
-------------------------------------------------------------------------------------------------------------------------------
  133                     1        Presidential Suites Apartments
-------------------------------------------------------------------------------------------------------------------------------
 133A                     1        Presidential Suites - The Arbors I              3569 Ivy Hill Circle       Cortland
-------------------------------------------------------------------------------------------------------------------------------
 133B                     1        Presidential Suites - The Arbors II             3500 Boston Avenue         Warren
-------------------------------------------------------------------------------------------------------------------------------
 133C                     1        Presidential Suites - The Arbors III            1150 Salt Springs Road     Lordstown
-------------------------------------------------------------------------------------------------------------------------------
  134                     1        St. Paul Shopping Center                        2140 West St. Paul Avenue  Waukesha
-------------------------------------------------------------------------------------------------------------------------------
  135                     1        Century Plaza                                   1700-1746 Woolco Way       Orlando
-------------------------------------------------------------------------------------------------------------------------------
  136                     1        7611 State Line Road Building                   7611 State Line Road       Kansas City
-------------------------------------------------------------------------------------------------------------------------------
  137                     2        Chevy Chase Apartments                          1710 Logansport Road       Nacogdoches
-------------------------------------------------------------------------------------------------------------------------------
  138                     2        Archway Village                                 212 - 232 West 42nd Street Kearney
-------------------------------------------------------------------------------------------------------------------------------
  139                     3        6035 Broadway Owners Corp.                      6035 Broadway              Bronx
-------------------------------------------------------------------------------------------------------------------------------
                          1                                                        10309 South Padre Island
  140                              Flour Bluff Shopping Center                     Drive                      Corpus Christi
-------------------------------------------------------------------------------------------------------------------------------
  141                     3        110-150 Draper Owners Corp.                     110-150 Draper Lane        Dobbs Ferry
-------------------------------------------------------------------------------------------------------------------------------
  142                     1        Park on Vista Apartments                        201 Vista Road             Pasadena
-------------------------------------------------------------------------------------------------------------------------------
  143                     2        Fort Security Self Storage                      2208 Contractor's Way      Fort Wayne
-------------------------------------------------------------------------------------------------------------------------------
  144                     1        Hibert Office                                   9948 Hibert Street         San Diego
-------------------------------------------------------------------------------------------------------------------------------
  145                     1        Raffin Executive Center                         1112 Ocean Drive           Manhattan Beach
-------------------------------------------------------------------------------------------------------------------------------
  146                     2        The Gilman Terrace II Apartments                2572 Gilman Drive West     Seattle
-------------------------------------------------------------------------------------------------------------------------------
  147                     1        Monterey Apartments / Sherbrooke Apartments
-------------------------------------------------------------------------------------------------------------------------------
 147A                     1        Sherbrooke Apartments                           90 - 118 Sherbrooke Avenue Hartford
-------------------------------------------------------------------------------------------------------------------------------
 147B                     1        Monterey Apartments                             748-768 New Britain Avenue Hartford
-------------------------------------------------------------------------------------------------------------------------------
  148                     2        Hidden Hollow Apartments                        1800 Beacon Drive          Saginaw
-------------------------------------------------------------------------------------------------------------------------------
  149                     2        Geist Self Storage                              11575 Fox Road             Indianapolis
-------------------------------------------------------------------------------------------------------------------------------
  150                     2        Medford Shopping Center                         3429 Horse Block Road      Medford
-------------------------------------------------------------------------------------------------------------------------------
  151                     1        Catalina Apartments                             3425 South Polk Street     Dallas
-------------------------------------------------------------------------------------------------------------------------------
  152                     1        Crestridge Apartments                           3200 Walnut Street         Garland
-------------------------------------------------------------------------------------------------------------------------------
  153      (C)            2        Richlawn Acres Apartments                       1059 Richmond Road         Painesville
-------------------------------------------------------------------------------------------------------------------------------
  154      (C)            2        Grant Street Apartments                         55 Grant Street            Painesville
-------------------------------------------------------------------------------------------------------------------------------
  155                     3        Park Terrace Owners Corp.                       48-50 Park Terrace East    New York
-------------------------------------------------------------------------------------------------------------------------------
  156                     1        DP Building One                                 10200 Lantern Road         Fishers
-------------------------------------------------------------------------------------------------------------------------------
  157                     3        83-84 116th Owners Corp.                        83-84 116th Street         Kew Gardens
-------------------------------------------------------------------------------------------------------------------------------
  158                     1        Mesa Grande                                     2912 East McKellips Rd     Mesa
-------------------------------------------------------------------------------------------------------------------------------
  159                     1        Greylock Apartments                             117-119 South Chester Road Swarthmore
-------------------------------------------------------------------------------------------------------------------------------
  160                     2        Swarthmore Apartments                           111 South Chester Road     Swarthmore
-------------------------------------------------------------------------------------------------------------------------------
  161                     1        Royalwood Apartments                            5261-5301 Royalwood Road   North Royalton
-------------------------------------------------------------------------------------------------------------------------------
                          3
  162                              Inverness Housing Corp.                         294 Bronxville Road        Yonkers
-------------------------------------------------------------------------------------------------------------------------------
  163                     1        Burnet House                                    8935 Burnet Avenue         North Hills
-------------------------------------------------------------------------------------------------------------------------------
  164                     3        Crestwood Apartment Owners Corp.                124-16 84th Road           Kew Gardens
-------------------------------------------------------------------------------------------------------------------------------
  165                     1        Lake Springs Shops                              1440 Nashville Road        Franklin
-------------------------------------------------------------------------------------------------------------------------------
  166                     1        Northpoint Apartments                           74 Lyerly Street           Houston
-------------------------------------------------------------------------------------------------------------------------------


                                                     Original      Cut-off Date    Original      Remaining    Original  Remaining
                    Zip       Units/Sq.Ft//          Principal      Principal    Amortization  Amortization    Term to    Term to
   #   State       Code        Rooms/ Pads            Balance        Balance       on Term        on Term      Maturity   Maturity
----------------------------------------------------------------------------------------------------------------------------------
  128  FL          32901                 96          $2,800,000     $2,779,580         300         295            120         115
----------------------------------------------------------------------------------------------------------------------------------
  129  FL          33609             68,835          $2,750,000     $2,735,426         360         354            120         114
----------------------------------------------------------------------------------------------------------------------------------
  130  TX          77070             49,388          $2,750,000     $2,734,872         300         296            120         116
----------------------------------------------------------------------------------------------------------------------------------
  131  OK          74701             32,200          $2,700,000     $2,692,498         360         357            120         117
----------------------------------------------------------------------------------------------------------------------------------

  132  NY          10530                107          $2,700,000     $2,683,183         300         296            120         116
----------------------------------------------------------------------------------------------------------------------------------
  133                                                $2,700,000     $2,678,762         360         353            120         113
----------------------------------------------------------------------------------------------------------------------------------
 133A  OH          44410                 59
----------------------------------------------------------------------------------------------------------------------------------
 133B  OH          44484                 48
----------------------------------------------------------------------------------------------------------------------------------
 133C  OH          44481                 39
----------------------------------------------------------------------------------------------------------------------------------
  134  WI          53188             25,070          $2,625,000     $2,620,785         300         299            120         119
----------------------------------------------------------------------------------------------------------------------------------
  135  FL          32822             28,700          $2,625,000     $2,608,391         300         295            120         115
----------------------------------------------------------------------------------------------------------------------------------
  136  MO          64114             46,108          $2,600,000     $2,600,000         300         300            120         120
----------------------------------------------------------------------------------------------------------------------------------
  137  TX          75961                120          $2,600,000     $2,584,553         360         354             60          54
----------------------------------------------------------------------------------------------------------------------------------
  138  NE          68845             25,740          $2,540,000     $2,518,087         240         236            120         116
----------------------------------------------------------------------------------------------------------------------------------
  139  NY          10471                103          $2,500,000     $2,489,384         240         238            240         238
----------------------------------------------------------------------------------------------------------------------------------

  140  TX          78418             39,200          $2,475,000     $2,470,266         360         358            120         118
----------------------------------------------------------------------------------------------------------------------------------
  141  NY          10522                 82          $2,500,000     $2,466,158         240         234            120         114
----------------------------------------------------------------------------------------------------------------------------------
  142  TX          77504                108          $2,425,000     $2,404,111         360         352            120         112
----------------------------------------------------------------------------------------------------------------------------------
  143  IN          46825             62,550          $2,343,000     $2,332,973         300         297            120         117
----------------------------------------------------------------------------------------------------------------------------------
  144  CA          92131             19,250          $2,325,000     $2,316,338         360         356            120         116
----------------------------------------------------------------------------------------------------------------------------------
  145  CA          90266              8,877          $2,300,000     $2,291,449         360         356            120         116
----------------------------------------------------------------------------------------------------------------------------------
  146  WA          98119                 42          $2,300,000     $2,291,033         360         356            120         116
----------------------------------------------------------------------------------------------------------------------------------
  147                                                $2,230,000     $2,222,369         276         274            120         118
-----------------------------------------------------------------------------------------------------------------------------------
 147A  CT          06106                 38
-----------------------------------------------------------------------------------------------------------------------------------
 147B  CT          06106                 52
-----------------------------------------------------------------------------------------------------------------------------------
  148  MI          48602                 84          $2,224,000     $2,219,630         360         358            120         118
-----------------------------------------------------------------------------------------------------------------------------------
  149  IN          46236             51,795          $2,200,000     $2,193,944         300         298            120         118
-----------------------------------------------------------------------------------------------------------------------------------
  150  NY          11763             56,040          $2,200,000     $2,183,565         300         294            120         114
-----------------------------------------------------------------------------------------------------------------------------------
  151  TX          75224                123          $2,200,000     $2,169,216         300         291             60          51
-----------------------------------------------------------------------------------------------------------------------------------
  152  TX          75042                102          $2,167,500     $2,155,242         300         296             60          56
-----------------------------------------------------------------------------------------------------------------------------------
  153  OH          44077                 48          $1,175,000     $1,160,445         240         234            120         114
-----------------------------------------------------------------------------------------------------------------------------------
  154  OH          44077                 36            $950,000       $938,232         240         234            120         114
-----------------------------------------------------------------------------------------------------------------------------------
  155  NY          10034                 72          $2,100,000     $2,091,254         360         356            120         116
-----------------------------------------------------------------------------------------------------------------------------------
  156  IN          46038             29,954          $2,100,000     $2,090,634         360         355            120         115
-----------------------------------------------------------------------------------------------------------------------------------
  157  NY          11418                 57          $2,100,000     $2,089,240         360         355            120         115
-----------------------------------------------------------------------------------------------------------------------------------
  158  AZ          85213                110          $2,056,000     $2,045,394         300         296            120         116
-----------------------------------------------------------------------------------------------------------------------------------
  159  PA          19081                 49          $2,060,000     $2,043,006         300         294            120         114
-----------------------------------------------------------------------------------------------------------------------------------
  160  PA          19081                 41          $2,060,000     $2,043,006         300         294            120         114
-----------------------------------------------------------------------------------------------------------------------------------
  161  OH          44133                 66          $2,050,000     $2,027,779         360         350            120         110
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  Interest    Interest
  162  NY          10708                 47          $2,000,000     $2,000,000        Only        Only            120         115
-----------------------------------------------------------------------------------------------------------------------------------
  163  CA          91343                 36          $2,000,000     $1,994,104         360         357            120         117
-----------------------------------------------------------------------------------------------------------------------------------
  164  NY          11415                 70          $2,000,000     $1,991,183         360         356            120         116
-----------------------------------------------------------------------------------------------------------------------------------
  165  KY          42134             21,800          $2,000,000     $1,989,717         360         354            120         114
-----------------------------------------------------------------------------------------------------------------------------------
  166  TX          77022                101          $2,000,000     $1,988,541         300         296             60          56
-----------------------------------------------------------------------------------------------------------------------------------




  #     Crossed   Servicing Pool  Loan Name                                                Address                 City
-------------------------------------------------------------------------------------------------------------------------------
 167                     3        360 Riverside Owners Corp.                      360 Riverside Drive        New York
-------------------------------------------------------------------------------------------------------------------------------
 168                     2        66 Fort Point Street                            66 Fort Point Street       Norwalk
-------------------------------------------------------------------------------------------------------------------------------
 169                     2        1-7 Journal Square                              1-7 Journal Square         Jersey City
-------------------------------------------------------------------------------------------------------------------------------
 170                     1        Amistad Apartments                              202 South Avenue           Donna
-------------------------------------------------------------------------------------------------------------------------------
 171                     1        Melnick Drive                                   2-16 Melnick Drive         Monsey
-------------------------------------------------------------------------------------------------------------------------------
 172                     1        Desert Plaza Apartments                         217 South Maryland Parkway Las Vegas
-------------------------------------------------------------------------------------------------------------------------------
 173                     1        Burleson Plaza                                  620 SW Wilshire Boulevard  Burleson
-------------------------------------------------------------------------------------------------------------------------------
 174                     1        Chapel Ridge of Forrest City Phase II           Holiday Drive              Forrest City
-------------------------------------------------------------------------------------------------------------------------------
 175                     3        9 East 96th Street Apartment Corp.              9 East 96th Street         New York
-------------------------------------------------------------------------------------------------------------------------------
 176                     1        Budget Self Storage                             3445 Collins Avenue        Richmond
-------------------------------------------------------------------------------------------------------------------------------
 177                     1        Imperial Marshwood Mobile Home Park             300 State Route 236        Eliot
-------------------------------------------------------------------------------------------------------------------------------
 178                     3        Windsor Equities Owners, Inc.                   37-16/20 83rd Street       Jackson Heights
-------------------------------------------------------------------------------------------------------------------------------
 179                     3        84-49 Owners Corp.                              84-49 168th Street         Jamaica
-------------------------------------------------------------------------------------------------------------------------------
 180                     2        300 West Coleman Boulevard                      300 West Coleman Boulevard Mount Pleasant
-------------------------------------------------------------------------------------------------------------------------------
                         3
 181                              129-131 Fifth Avenue Corp.                      129-131 Fifth Avenue       New York
-------------------------------------------------------------------------------------------------------------------------------
 182                     1        Tiffany Office Building                         10700 Old Country Road 15  Plymouth
-------------------------------------------------------------------------------------------------------------------------------
                         2                                                        6201 Bert Kouns
 183                              Forest Mobile Estates Mobile Home Park          Industrial Loop            Shreveport
-------------------------------------------------------------------------------------------------------------------------------
 184                     1        Country Club Village Apartments                 7100 South Gessner Drive   Houston
-------------------------------------------------------------------------------------------------------------------------------
 185                     1        Vista Pacifica Industrial Park                  2625 Temple Heights Drive  Oceanside
-------------------------------------------------------------------------------------------------------------------------------
 186                     2        Alexandria Shopping Center                      2071 North Mall Drive      Alexandria
-------------------------------------------------------------------------------------------------------------------------------
                         1                                                        1019-1045 North Center
 187                              Oak Manor Apartments                            Street                     Stockton
-------------------------------------------------------------------------------------------------------------------------------
                         1                                                        401 G Street, 627 & 655
 188                              Carriage Works                                  4th Avenue                 San Diego
-------------------------------------------------------------------------------------------------------------------------------
 189                     1        Northridge Apartments                           17925 Devonshire Street    Northridge
-------------------------------------------------------------------------------------------------------------------------------
 190                     1        Courtyard Apartments                            6700 West 76th Street      Overland Park
-------------------------------------------------------------------------------------------------------------------------------
 191                     2        Candlewood Apartments - TN                      538 Harding Place          Nashville
-------------------------------------------------------------------------------------------------------------------------------
 192                     2        Clipper Ridge Apartments                        595 May Street             Oregon City
-------------------------------------------------------------------------------------------------------------------------------
 193                     1        Chapel Ridge of Stillwater Phase II             1807 North Hartford        Stillwater
-------------------------------------------------------------------------------------------------------------------------------
                         3
 194                              345 West 88th Apartment Corp.                   345 West 88th Street       New York
-------------------------------------------------------------------------------------------------------------------------------
 195                     3        The Indian Harbor House Owners Corporation      630 & 636 Steamboat Road   Greenwich
-------------------------------------------------------------------------------------------------------------------------------
 196                     2        Draper Crossing II                              62 & 64 East 12300 South   Draper
-------------------------------------------------------------------------------------------------------------------------------
 197                     2        Siesta and Julia Mobile Home Parks
-------------------------------------------------------------------------------------------------------------------------------
197A                     2        Julia Mobile Home Park                          16500 Slater Road          North Fort Myers
-------------------------------------------------------------------------------------------------------------------------------
197B                     2        Siesta Mobile Home Park                         309 West Buell Drive       Fort Myers
-------------------------------------------------------------------------------------------------------------------------------
 198                     2        Mark IV Apartments                              2895 West 3500 South       West Valley City
-------------------------------------------------------------------------------------------------------------------------------
 199                     2        Crosby Town Center Plaza                        6500 FM 2100 North         Crosby
-------------------------------------------------------------------------------------------------------------------------------
                         2                                                        2140 Southwest Gatlin
 200                              Discount Personal Storage                       Boulevard                  Port Saint Lucie
-------------------------------------------------------------------------------------------------------------------------------
 201                     1        Harbor Building                                 100 2nd Avenue South       Edmonds
-------------------------------------------------------------------------------------------------------------------------------
                         2                                                        1506-1508 Whitesboro
 202                              Highland Court Apartments-NY                    Street                     Utica
-------------------------------------------------------------------------------------------------------------------------------
 203                     1        Turner Plaza Shopping Center                    3351 Turner Plaza Drive    Abilene
-------------------------------------------------------------------------------------------------------------------------------
 204                     2        Miami Hills Apartments                          3534 High Street           South Bend
-------------------------------------------------------------------------------------------------------------------------------


                                                       Original      Cut-off Date    Original      Remaining    Original  Remaining
                     Zip        Units/Sq.Ft//          Principal      Principal    Amortization  Amortization    Term to    Term to
  #     State       Code        Rooms/ Pads            Balance        Balance       on Term        on Term      Maturity   Maturity
-----------------------------------------------------------------------------------------------------------------------------------
 167    NY          10025                 39          $2,000,000     $1,981,912         240         236            120         116
-----------------------------------------------------------------------------------------------------------------------------------
 168    CT          06855             23,991          $2,000,000     $1,977,867         300         292            120         112
-----------------------------------------------------------------------------------------------------------------------------------
 169    NJ          07306              8,885          $1,950,000     $1,944,497         300         298             60          58
-----------------------------------------------------------------------------------------------------------------------------------
 170    TX          78537                 76          $1,946,500     $1,928,292         360         344            216         200
-----------------------------------------------------------------------------------------------------------------------------------
 171    NY          10952             59,800          $1,925,000     $1,915,619         300         296            120         116
-----------------------------------------------------------------------------------------------------------------------------------
 172    NV          89101                 88          $1,920,000     $1,910,062         300         296            120         116
-----------------------------------------------------------------------------------------------------------------------------------
 173    TX          76028             73,700          $1,875,000     $1,841,504         300         287            120         107
-----------------------------------------------------------------------------------------------------------------------------------
 174    AR          73120                 68          $1,825,000     $1,820,267         360         357            180         177
-----------------------------------------------------------------------------------------------------------------------------------
 175    NY          10128                 45          $1,815,000     $1,810,621         360         358            120         118
-----------------------------------------------------------------------------------------------------------------------------------
 176    CA          94806             83,212          $1,800,000     $1,790,189         240         237            240         237
-----------------------------------------------------------------------------------------------------------------------------------
 177    ME          03903                108          $1,800,000     $1,785,876         300         294            120         114
-----------------------------------------------------------------------------------------------------------------------------------
 178    NY          11372                 83          $1,750,000     $1,745,747         480         475            120         115
-----------------------------------------------------------------------------------------------------------------------------------
 179    NY          11432                119          $1,730,000     $1,722,764         360         356            120         116
-----------------------------------------------------------------------------------------------------------------------------------
 180    SC          29464             23,636          $1,725,000     $1,705,551         360         348            120         108
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   Interest    Interest
 181    NY          10003                 23          $1,700,000     $1,700,000        Only        Only            120         116
-----------------------------------------------------------------------------------------------------------------------------------
 182    MN          55441             27,131          $1,700,000     $1,692,856         300         297            120         117
-----------------------------------------------------------------------------------------------------------------------------------

 183    LA          71129                550          $1,700,000     $1,686,276         300         294            120         114
-----------------------------------------------------------------------------------------------------------------------------------
 184    TX          77036                 88          $1,736,000     $1,685,480         300         274            120          94
-----------------------------------------------------------------------------------------------------------------------------------
 185    CA          92056             43,150          $1,710,000     $1,672,762         360         329            120          89
-----------------------------------------------------------------------------------------------------------------------------------
 186    LA          71301             20,400          $1,646,000     $1,641,269         360         357             84          81
-----------------------------------------------------------------------------------------------------------------------------------

 187    CA          95202                 47          $1,625,000     $1,620,400         300         298            120         118
-----------------------------------------------------------------------------------------------------------------------------------

 188    CA          92101             19,222          $1,600,000     $1,600,000         336         336            120         118
-----------------------------------------------------------------------------------------------------------------------------------
 189    CA          91325                 28          $1,600,000     $1,595,283         360         357            120         117
-----------------------------------------------------------------------------------------------------------------------------------
 190    KS          66204                 40          $1,600,000     $1,593,744         300         297            120         117
-----------------------------------------------------------------------------------------------------------------------------------
 191    TN          37211                 70          $1,600,000     $1,592,187         360         355            120         115
-----------------------------------------------------------------------------------------------------------------------------------
 192    OR          97045                 52          $1,580,000     $1,571,298         360         354            120         114
-----------------------------------------------------------------------------------------------------------------------------------
 193    OK          74075                 32          $1,500,000     $1,500,000         360         360            120         120
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   Interest    Interest
 194    NY          10024                 52          $1,500,000     $1,500,000        Only        Only            120         115
-----------------------------------------------------------------------------------------------------------------------------------
 195    CT          06870                 38          $1,500,000     $1,493,750         360         356            120         116
-----------------------------------------------------------------------------------------------------------------------------------
 196    UT          84020             10,015          $1,500,000     $1,493,655         360         355            120         115
-----------------------------------------------------------------------------------------------------------------------------------
 197                                                  $1,500,000     $1,492,066         360         355             84          79
-----------------------------------------------------------------------------------------------------------------------------------
197A    FL          33917                 96
-----------------------------------------------------------------------------------------------------------------------------------
197B    FL          33905                 55
-----------------------------------------------------------------------------------------------------------------------------------
 198    UT          84119                 38          $1,500,000     $1,488,211         300         294            120         114
-----------------------------------------------------------------------------------------------------------------------------------
 199    TX          77532             58,035          $1,500,000     $1,482,384         300         291            120         111
------------------------------------------------------------------------------------------------------------------------------------

 200    FL          34953             26,362          $1,462,500     $1,443,807         300         291             60          51
-----------------------------------------------------------------------------------------------------------------------------------
 201    WA          98020             15,404          $1,477,000     $1,425,864         300         267            120          87
-----------------------------------------------------------------------------------------------------------------------------------

 202    NY          13502                 88          $1,440,000     $1,425,054         240         235            120         115
-----------------------------------------------------------------------------------------------------------------------------------
 203    TX          79606             29,283          $1,430,000     $1,418,949         300         294            120         114
-----------------------------------------------------------------------------------------------------------------------------------
 204    IN          46614                151          $1,420,000     $1,404,345         240         235            120         115
-----------------------------------------------------------------------------------------------------------------------------------




 #     Crossed   Servicing Pool  Loan Name                                                Address                 City
------------------------------------------------------------------------------------------------------------------------------

 205                     3        136 East 36th Street Apartments Corp.           136 East 36th Street       New York
------------------------------------------------------------------------------------------------------------------------------
 206                     3        Quarante Deux, Inc.                             42 West 15th Street        New York
------------------------------------------------------------------------------------------------------------------------------
 207                     3        Gracemere Owners Corporation                    420 Palisade Avenue        Yonkers
------------------------------------------------------------------------------------------------------------------------------
 208                     1        Rufe Snow Depot Self Storage                    6707 Rufe Snow Drive       Watauga
------------------------------------------------------------------------------------------------------------------------------
 209                     3        Fountain Gardens Owners Corp.                   4499 Henry Hudson Parkway  Riverdale
------------------------------------------------------------------------------------------------------------------------------
 210                     2        Westwind Mobile Home Park                       11270 Konocti Vista Drive  Lower Lake
------------------------------------------------------------------------------------------------------------------------------
 211                     2        6950 Cypress Road                               6950 Cypress Road          Fort Lauderdale
------------------------------------------------------------------------------------------------------------------------------
 212                     1        Germantown Plaza                                3695-3723 Riverdale Road   Memphis
------------------------------------------------------------------------------------------------------------------------------
 213                     1        86 Christopher Street                           86 Christopher Street      New York
------------------------------------------------------------------------------------------------------------------------------
                         2                                                        3335 - 3389 Knickerbocker
 214                              Knickerbocker Square Shopping Center            Road                       San Angelo
------------------------------------------------------------------------------------------------------------------------------
 215                     3        370 Riverside Tenants' Corp.                    370 Riverside Drive        New York
------------------------------------------------------------------------------------------------------------------------------
 216                     1        1677 Eureka Road                                1677 Eureka Road           Roseville
------------------------------------------------------------------------------------------------------------------------------
 217                     2        Lakewood Village Apartments - TX                200 East Lakewood Street   Nacogdoches
------------------------------------------------------------------------------------------------------------------------------
 218                     3        315 West 232nd Street Corp.                     315 West 232nd Street      Bronx
------------------------------------------------------------------------------------------------------------------------------
                         1                                                        315-345 West Jefferson
 219                              Brooke Hall Apartments                          Street                     Media
------------------------------------------------------------------------------------------------------------------------------
 220                     3        Archer Cooperative, Inc.                        1430 & 1480 Theriot Avenue Bronx
------------------------------------------------------------------------------------------------------------------------------
 221                     3        Shady Glen Owners' Corp.                        20-25-35 Shady Glen Court  New Rochelle
------------------------------------------------------------------------------------------------------------------------------
 222                     3        434 East 58th Street Owners Inc.                434-436 East 58th Street   New York
------------------------------------------------------------------------------------------------------------------------------
 223                     1        Shadow Wood Apartments                          120 South Jupiter Road     Garland
------------------------------------------------------------------------------------------------------------------------------
 224                     2        Paddington Mobile Home Park                     1720 Hurricane Road        Cottondale
------------------------------------------------------------------------------------------------------------------------------
 225                     3        Bradlee Tenants Corp.                           69-09 108th Street         Forest Hills
------------------------------------------------------------------------------------------------------------------------------
 226                     2        American Storage                                420 East 620 South         American Fork
------------------------------------------------------------------------------------------------------------------------------
 227                     3        48-10 45th Street Owners, Inc.                  48-10 45th Street          Woodside
------------------------------------------------------------------------------------------------------------------------------
                         3
 228                              878 Residents Corp.                             878 West End Avenue        New York
------------------------------------------------------------------------------------------------------------------------------
 229                     3        Ivy League Apt Corp.                            675 Academy Street         New York
------------------------------------------------------------------------------------------------------------------------------
 230                     2        Storage Max                                     5922 Cameron Street        Scott
------------------------------------------------------------------------------------------------------------------------------
 231                     1        Mount Ephraim Plaza                             2750 Mount Ephraim Avenue  Camden
------------------------------------------------------------------------------------------------------------------------------
 232                     3        Concordia Apartments, Ltd.                      5-7 West 107th Street      New York
------------------------------------------------------------------------------------------------------------------------------
 233                     3        28 East 4th Street Housing Corp.                28-30 East 4th Street      New York
------------------------------------------------------------------------------------------------------------------------------
 234                     2        Woodland Estates Mobile Home Park               8113 Minors Lane           Louisville
------------------------------------------------------------------------------------------------------------------------------
 235                     1        Shady Acres Mobile Home Park                    310 Hester Avenue          Donna
------------------------------------------------------------------------------------------------------------------------------
 236                     3        121-125 Park Owners Corp.                       121-125 Park Avenue        Amityville
------------------------------------------------------------------------------------------------------------------------------
 237                     1        Colonial Crest Apartments                       1000 East Lafayette Street Sturgis
------------------------------------------------------------------------------------------------------------------------------
 238                     1        Pleasanton Village Apartments                   3735 Pleasanton Road       San Antonio
------------------------------------------------------------------------------------------------------------------------------
 239                     1        Cedar Bayou Mobile Home Park                    6310 Highway 146 North     Baytown
------------------------------------------------------------------------------------------------------------------------------
 240                     2        487 Central Avenue                              487 Central Avenue         Cedarhurst
------------------------------------------------------------------------------------------------------------------------------
                         3        94-11 69th Avenue Corp. a/k/a 94-11 69th
 241                              Avenue Corporation                              94-11 69th Avenue          Forest Hills
------------------------------------------------------------------------------------------------------------------------------
 242                     3        261 West 22nd Street Tenant Owners Corp.        261 West 22nd Street       New York
------------------------------------------------------------------------------------------------------------------------------
 243                     3        Big Deal Realty on Greene Street, Inc.          133-137 Greene Street      New York
------------------------------------------------------------------------------------------------------------------------------
 244                     1        Town and Country Crossing                       1023-1135 Lovett Street    Tomball
------------------------------------------------------------------------------------------------------------------------------
 245                     2        132 Mitchell Street                             132 Mitchell Street        Atlanta
------------------------------------------------------------------------------------------------------------------------------
                         3        300 West 17th Street Housing Development
 246                              Fund Corporation                                300 West 17th Street       New York
------------------------------------------------------------------------------------------------------------------------------
 247                     3        55 East Owners Corp.                            55 East 65th Street        New York
------------------------------------------------------------------------------------------------------------------------------


                                                    Original      Cut-off Date    Original      Remaining     Original  Remaining
                   Zip       Units/Sq.Ft//          Principal      Principal    Amortization  Amortization    Term to    Term to
 #    State       Code        Rooms/ Pads            Balance        Balance       on Term        on Term      Maturity   Maturity
----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Interest       Interest
 205   NY         10016                71          $1,400,000     $1,400,000         Only           Only           120       116
----------------------------------------------------------------------------------------------------------------------------------
 206   NY         10011                 7          $1,400,000     $1,397,425          480            477           120       117
----------------------------------------------------------------------------------------------------------------------------------
 207   NY         10703                48          $1,400,000     $1,395,464          360            357           120       117
----------------------------------------------------------------------------------------------------------------------------------
 208   TX         76148            43,336          $1,400,000     $1,386,597          240            235           240       235
----------------------------------------------------------------------------------------------------------------------------------
 209   NY         10471                57          $1,350,000     $1,347,586          480            477           120       117
----------------------------------------------------------------------------------------------------------------------------------
 210   CA         95457                43          $1,350,000     $1,344,019          360            355           120       115
----------------------------------------------------------------------------------------------------------------------------------
 211   FL         33317            29,683          $1,350,000     $1,340,942          300            294           120       114
----------------------------------------------------------------------------------------------------------------------------------
 212   TN         38115            14,583          $1,350,000     $1,339,529          360            352           120       112
----------------------------------------------------------------------------------------------------------------------------------
 213   NY         10014             3,400          $1,300,000     $1,289,230          324            317           120       113
----------------------------------------------------------------------------------------------------------------------------------

 214   TX         76904            26,863          $1,290,000     $1,280,030          300            294           120       114
----------------------------------------------------------------------------------------------------------------------------------
 215   NY         10025                75          $1,250,000     $1,247,538          360            358           120       118
----------------------------------------------------------------------------------------------------------------------------------
 216   CA         95661            11,701          $1,250,000     $1,244,364          360            355           120       115
----------------------------------------------------------------------------------------------------------------------------------
 217   TX         75965                72          $1,240,000     $1,231,441          300            295           120       115
----------------------------------------------------------------------------------------------------------------------------------
 218   NY         10463                72          $1,225,000     $1,222,522          360            358           120       118
----------------------------------------------------------------------------------------------------------------------------------

 219   PA         19063                32          $1,230,000     $1,219,853          300            294           120       114
----------------------------------------------------------------------------------------------------------------------------------
 220   NY         10460               168          $1,200,000     $1,197,421          360            358           120       118
----------------------------------------------------------------------------------------------------------------------------------
 221   NY         10805                85          $1,200,000     $1,196,899          480            475           120       115
----------------------------------------------------------------------------------------------------------------------------------
 222   NY         10022                47          $1,200,000     $1,192,316          240            237           240       237
----------------------------------------------------------------------------------------------------------------------------------
 223   TX         75042                60          $1,200,000     $1,191,662          300            295            60        55
----------------------------------------------------------------------------------------------------------------------------------
 224   AL         35453               123          $1,207,000     $1,191,004          180            176           180       176
----------------------------------------------------------------------------------------------------------------------------------
 225   NY         11375                72          $1,150,000     $1,144,818          300            297           120       117
----------------------------------------------------------------------------------------------------------------------------------
 226   UT         84003            47,900          $1,150,000     $1,140,812          240            236           120       116
----------------------------------------------------------------------------------------------------------------------------------
 227   NY         11377                62          $1,125,000     $1,123,376          420            418           120       118
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Interest       Interest
 228   NY         10025                59          $1,100,000     $1,100,000         Only           Only           120       118
----------------------------------------------------------------------------------------------------------------------------------
 229   NY         10034                60          $1,100,000     $1,097,613          480            476           120       116
----------------------------------------------------------------------------------------------------------------------------------
 230   LA         70583            33,050          $1,100,000     $1,091,839          300            294           120       114
----------------------------------------------------------------------------------------------------------------------------------
 231   NJ         08104            21,550          $1,100,000     $1,091,332          240            236           120       116
----------------------------------------------------------------------------------------------------------------------------------
 232   NY         10025                19          $1,050,000     $1,048,823          480            478           120       118
----------------------------------------------------------------------------------------------------------------------------------
 233   NY         10003                14          $1,000,000       $997,958          360            358           120       118
----------------------------------------------------------------------------------------------------------------------------------
 234   KY         40219                88          $1,000,000       $993,574          300            295           120       115
----------------------------------------------------------------------------------------------------------------------------------
 235   TX         78537               149          $1,000,000       $991,571          300            294            84        78
----------------------------------------------------------------------------------------------------------------------------------
 236   NY         11701                35            $985,000       $974,433          240            235           120       115
----------------------------------------------------------------------------------------------------------------------------------
 237   MI         49091                48            $950,000       $945,636          360            354           120       114
----------------------------------------------------------------------------------------------------------------------------------
 238   TX         78221                64            $920,000       $914,168          360            353           120       113
----------------------------------------------------------------------------------------------------------------------------------
 239   TX         77520               111            $900,000       $894,520          240            237           120       117
----------------------------------------------------------------------------------------------------------------------------------
 240   NY         11516             8,338            $900,000       $888,497          300            291            60        51
----------------------------------------------------------------------------------------------------------------------------------

 241   NY         11375                30            $850,000       $847,415          360            357           120       117
------------------------------------------------------------------------------------------------------------------------------------
 242   NY         10011                35            $850,000       $846,492          360            356           120       116
------------------------------------------------------------------------------------------------------------------------------------
 243   NY         10012                14            $850,000       $846,382          480            471           120       111
------------------------------------------------------------------------------------------------------------------------------------
 244   TX         77375                30            $850,000       $846,016          300            296           120       116
------------------------------------------------------------------------------------------------------------------------------------
 245   GA         30303            18,096            $825,000       $820,918          300            296           120       116
------------------------------------------------------------------------------------------------------------------------------------

 246   NY         10011                31            $775,000       $771,271          360            355           120       115
------------------------------------------------------------------------------------------------------------------------------------
 247   NY         10021                35            $765,000       $759,671          240            237           120       117
------------------------------------------------------------------------------------------------------------------------------------




 #     Crossed   Servicing Pool  Loan Name                                                Address                 City
----------------------------------------------------------------------------------------------------------------------------
 248                   1         Harrison Terrace Apartments                     10751-10753 Harrison Ave.  Harrison
----------------------------------------------------------------------------------------------------------------------------
 249                   3         120 East 85th Street Owners, Inc.               120 East 85th Street       New York
----------------------------------------------------------------------------------------------------------------------------
 250                   2         Creekside Manor Apartments                      61 Myrtle Street           Le Roy
----------------------------------------------------------------------------------------------------------------------------
 251                   3         326 West 83rd Owners Corp.                      326 West 83rd Street       New York
----------------------------------------------------------------------------------------------------------------------------
 252                   3         Herald Square Loft Corporation                  31 West 31st Street        New York
----------------------------------------------------------------------------------------------------------------------------
 253                   3         131-133 Owners Corp.                            131-133 Thompson Street    New York
----------------------------------------------------------------------------------------------------------------------------
 254                   2         Sandia Mobile Home Park                         2419 Paluxy Street         Nacogdoches
----------------------------------------------------------------------------------------------------------------------------
 255                   1         Stone Green Apartments                          1210 Stone Road            Tallahassee
----------------------------------------------------------------------------------------------------------------------------
 256                   3         325 West 83 Owners Corp.                        325 & 327 West 83rd Street New York
----------------------------------------------------------------------------------------------------------------------------
 257                   3         345 West 70th Tenants Corp.                     345 West 70th Street       New York
----------------------------------------------------------------------------------------------------------------------------
 258                   2         Melbourne Plaza                                 1212-1220 Melbourne Drive  Hurst
----------------------------------------------------------------------------------------------------------------------------
 259                   3         Landau Apartments, Inc.                         200 Bay 22nd Street        Brooklyn
----------------------------------------------------------------------------------------------------------------------------
 260                   3         240 Prospect Pl. Apt. Corp.                     240 Prospect Place         Brooklyn
----------------------------------------------------------------------------------------------------------------------------
 261                   3         Ninth Street Apartments, Inc.                   425 East Ninth Street      New York
----------------------------------------------------------------------------------------------------------------------------
 262                   3         331 West 84th Owners Corp.                      331 West 84th Street       New York
----------------------------------------------------------------------------------------------------------------------------


                                                   Original      Cut-off Date    Original      Remaining    Original  Remaining
                  Zip        Units/Sq.Ft//         Principal      Principal    Amortization  Amortization    Term to    Term to
 #     State      Code        Rooms/ Pads           Balance        Balance       on Term        on Term      Maturity   Maturity
----------------------------------------------------------------------------------------------------------------------------------
 248    OH        45030                35          $750,000       $747,844             300          298           120        118
----------------------------------------------------------------------------------------------------------------------------------
 249    NY        10028                12          $750,000       $747,723             360          357           120        117
----------------------------------------------------------------------------------------------------------------------------------
 250    NY        14482                32          $750,000       $745,981             300          296           120        116
----------------------------------------------------------------------------------------------------------------------------------
 251    NY        10024                28          $700,000       $698,807             480          477           120        117
----------------------------------------------------------------------------------------------------------------------------------
 252    NY        10001                11          $700,000       $697,068             480          472           120        112
----------------------------------------------------------------------------------------------------------------------------------
 253    NY        10012                38          $700,000       $693,757             240          236           120        116
----------------------------------------------------------------------------------------------------------------------------------
 254    TX        75964                90          $700,000       $691,421             300          291           120        111
----------------------------------------------------------------------------------------------------------------------------------
 255    FL        32303                17          $660,000       $654,899             300          294           120        114
----------------------------------------------------------------------------------------------------------------------------------
 256    NY        10024                24          $650,000       $648,006             300          298           120        118
----------------------------------------------------------------------------------------------------------------------------------
 257    NY        10023                36          $650,000       $647,987             360          357           120        117
----------------------------------------------------------------------------------------------------------------------------------
 258    TX        76053            10,050          $650,000       $644,294             300          293           120        113
----------------------------------------------------------------------------------------------------------------------------------
 259    NY        11214                16          $400,000       $398,042             360          355           120        115
----------------------------------------------------------------------------------------------------------------------------------
 260    NY        11238                 9          $370,000       $369,034             360          357           120        117
----------------------------------------------------------------------------------------------------------------------------------
 261    NY        10009                 8          $360,000       $358,607             360          356           120        116
----------------------------------------------------------------------------------------------------------------------------------
 262    NY        10024                 4          $340,000       $338,620             360          356           120        116
----------------------------------------------------------------------------------------------------------------------------------


                                                                           Interest
                                                    Mortgage     Net     Calculation               First
                Servicing                           Interest   Mortgage   (30/360 /    Monthly   Payment     Maturity
  #   Crossed     Pool     Loan Name                  Rate       Rate    Actual/360)   Payment     Date        Date        ARD
----------------------------------------------------------------------------------------------------------------------------------
   1               2       Bay Plaza Community                 5.6282%
                           Center                    5.6600%             Actual/360    $819,128  1/11/2004  12/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
   2               1       Beverly Center            5.0901%   5.0583%   Actual/360    $538,156  3/11/2004   2/11/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
   3               1       Stanford Shopping Center  3.3000%   3.2682%   Actual/360    $251,625 10/11/2003   9/11/2008     N/A
----------------------------------------------------------------------------------------------------------------------------------
   4               2       Mayfair Mall              3.1080%   3.0747%   Actual/360    $299,216  8/11/2003   7/11/2008     N/A
----------------------------------------------------------------------------------------------------------------------------------
  4A               2       Mayfair Mall - Retail
----------------------------------------------------------------------------------------------------------------------------------
  4B               2       Mayfair Mall - Office
----------------------------------------------------------------------------------------------------------------------------------
   5               1       Meristar Hospitality                6.8482%
                           Portfolio                 6.8800%             Actual/360    $349,571 11/11/2003  10/11/2028  10/11/2013
----------------------------------------------------------------------------------------------------------------------------------
  5A               1       MeriStar Columbia
----------------------------------------------------------------------------------------------------------------------------------
  5B               1       MeriStar Arlington
----------------------------------------------------------------------------------------------------------------------------------
   6               2       Northfield Square Mall    6.0450%   6.0132%   Actual/360    $207,058  3/11/2004   2/11/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
   7               1       TVO Portfolio             6.1000%   6.0682%   Actual/360    $156,838  2/11/2003   1/11/2008     N/A
----------------------------------------------------------------------------------------------------------------------------------
  7A               1       TVO Portfolio - French
                           Quarter
----------------------------------------------------------------------------------------------------------------------------------
  7B               1       TVO Portfolio - Garden
                           Pointe Apartments
----------------------------------------------------------------------------------------------------------------------------------
  7C               1       TVO Portfolio - Timbers
                           Apartments
----------------------------------------------------------------------------------------------------------------------------------
  7D               1       TVO Portfolio - Sycamore
                           Village Apartments
----------------------------------------------------------------------------------------------------------------------------------
  7E               1       TVO Portfolio - Hillside
                           Park Apartments
----------------------------------------------------------------------------------------------------------------------------------
   8       (A)     1       Red Lion Hotel Pasco      6.7000%   6.6682%   Actual/360     $70,839  8/11/2003   7/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
   9       (A)     1       Red Lion Hotel Salt Lake            6.6682%
                           Downtown                  6.7000%             Actual/360     $41,265  8/11/2003   7/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  10       (A)     1       Red Lion Hotel Redding    6.7000%   6.6682%   Actual/360     $34,388  8/11/2003   7/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  11       (A)     1       Red Lion Hotel Richland             6.6682%
                           Hanford House             6.7000%             Actual/360     $28,198  8/11/2003   7/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  12               1       Bristol Park at Encino              5.5182%
                           Commons Apartments        5.6200%             Actual/360    $138,082   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  13               2       Canterbury Apartments     5.3800%   5.3482%   Actual/360    $104,835 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  14               2       Easton Square Shopping              4.8182%
                           Center                    4.9200%             Actual/360    $116,761   2/1/2004    1/1/2034  1/1/2009
----------------------------------------------------------------------------------------------------------------------------------
  15               1       Claremore Apartment Homes 5.6000%   5.5182%   Actual/360    $125,149   3/1/2004    2/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  16               1       Bank One Office Building  5.6900%   5.5782%   Actual/360    $134,479   3/1/2004    2/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  17               1       Northland Portfolio       6.0200%   5.9882%   Actual/360    $122,615 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  17A              1       Northland Portfolio -
                           Coppermill
----------------------------------------------------------------------------------------------------------------------------------
  17B              1       Northland Portfolio -
                           Candlewood
----------------------------------------------------------------------------------------------------------------------------------
  17C              1       Northland Portfolio -
                           Randolph Park
----------------------------------------------------------------------------------------------------------------------------------
  18               1       McAlpine Place Apartments 5.8200%   5.7382%   Actual/360    $111,725   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  19               1       Belmont Landing                     5.8182%
                           Apartments                5.8500%             Actual/360    $111,275 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------





      Prepayment                                          Servicing
      Provision                               Letter of      and        Co-op                            Environmental
        as of         Fee/       Defeasance    Credit      Trustee     LTV as    Letter of   Earthquake   Insurnace
  #   Origination   Leasehold      Option                    Fees       Co-op      Credit     Insurance    Policy
----------------------------------------------------------------------------------------------------------------------
   1                   Fee                     $0.00       0.0318%       N/A         N/A          N/A
          116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
   2      116       Leasehold       Yes          N/A       0.0318%       N/A         N/A          Yes         No
----------------------------------------------------------------------------------------------------------------------
   3       53       Leasehold       Yes          N/A       0.0318%       N/A         N/A          Yes         No
----------------------------------------------------------------------------------------------------------------------
   4       56                       Yes          N/A       0.0333%                   N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  4A                   Fee                       N/A                     N/A
----------------------------------------------------------------------------------------------------------------------
  4B                   Fee                                               N/A
----------------------------------------------------------------------------------------------------------------------
   5                                                       0.0318%                   N/A          N/A
          116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  5A                   Fee                       N/A                     N/A
----------------------------------------------------------------------------------------------------------------------
  5B                   Fee                                               N/A
----------------------------------------------------------------------------------------------------------------------
   6      113          Fee          Yes                    0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
   7       54                       Yes          N/A       0.0318%                   N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  7A                   Fee                       N/A                     N/A

----------------------------------------------------------------------------------------------------------------------
  7B                   Fee                                               N/A

----------------------------------------------------------------------------------------------------------------------
  7C                   Fee                                               N/A

----------------------------------------------------------------------------------------------------------------------
  7D                   Fee                                               N/A

----------------------------------------------------------------------------------------------------------------------
  7E                   Fee                                               N/A

----------------------------------------------------------------------------------------------------------------------
   8
----------------------------------------------------------------------------------------------------------------------
   9                   Fee                       N/A       0.0318%       N/A         N/A          N/A
          117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  10      117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  11                   Fee                       N/A       0.0318%       N/A         N/A          N/A
          117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  12                   Fee                       N/A       0.1018%       N/A         N/A          N/A
           35                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  13      117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  14                   Fee                       N/A       0.1018%       N/A         N/A          N/A
           56                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  15       35          Fee          No           N/A       0.0818%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  16      116          Fee          Yes          N/A       0.1118%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  17      113                       Yes          N/A       0.0318%                   N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  17A                  Fee                       N/A                     N/A

----------------------------------------------------------------------------------------------------------------------
  17B                  Fee                                               N/A

----------------------------------------------------------------------------------------------------------------------
  17C                  Fee                                               N/A

----------------------------------------------------------------------------------------------------------------------
  18      116          Fee          Yes                    0.0818%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  19                   Fee                       N/A       0.0318%       N/A         N/A          N/A
          117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------




                                                                           Interest
                                                    Mortgage     Net     Calculation               First
                Servicing                           Interest   Mortgage   (30/360 /    Monthly   Payment     Maturity
  #   Crossed     Pool     Loan Name                  Rate       Rate    Actual/360)   Payment     Date        Date        ARD
----------------------------------------------------------------------------------------------------------------------------------
  20               2       Villages at Waggoner Park 5.4500%   5.3982%   Actual/360    $101,638   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  21               1       1144 Eastlake Building    6.1500%   6.0682%   Actual/360    $103,873   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  22               1       Scripps Northridge                  5.6882%
                           Technology Plaza          5.7700%             Actual/360     $90,797   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  23               2       Hawthorne Valley                    5.8382%
                           Shopping Center           5.8900%             Actual/360     $88,875   2/1/2004    1/1/2034  1/1/2014
----------------------------------------------------------------------------------------------------------------------------------
  24               2       The Atrium Business Tower 5.8800%   5.8282%   Actual/360     $83,008   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  25               2       Northlake Commons                   4.9082%
                           Shopping Center           4.9600%             30/360         $55,287   2/1/2004    1/1/2011     N/A
----------------------------------------------------------------------------------------------------------------------------------
  26               1       Sportmart/Westwood Self             6.3182%
                           Storage                   6.3500%             Actual/360     $80,891 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  27               2       Village Market Shopping             5.6382%
                           Center                    5.6900%             Actual/360     $70,963   3/1/2004    2/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  28               1       Ashford Lakes Apartments  5.5300%   5.4282%   Actual/360     $68,361   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  29               1       Arlington                           5.4382%
                           Square/Wisteria Downs
                           Portfolio                 5.5400%             Actual/360     $67,866   3/1/2004    2/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  29A              1       Arlington Square
                           Apartments
----------------------------------------------------------------------------------------------------------------------------------
  29B              1       Wisteria Downs Apartments
----------------------------------------------------------------------------------------------------------------------------------
  30               2       Irving Towne Center       6.4100%   6.3782%   Actual/360     $78,677 11/11/2003  10/11/2028     N/A
----------------------------------------------------------------------------------------------------------------------------------
  31               1       Ashford Park Apartments   5.3900%   5.3582%   Actual/360     $65,626  5/11/2003   4/11/2008     N/A
----------------------------------------------------------------------------------------------------------------------------------
  32               2       National Amusements                 6.6982%
                           Anchored Center           6.7300%             Actual/360     $79,999 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  33               1       Riverbend Commons         5.7000%   5.6682%   Actual/360     $70,122 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  34               2       Shoppes of Kenwood        6.0400%   6.0082%   Actual/360     $66,836 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  35               1       Warner Courtyards         6.1000%   5.9882%   Actual/360     $63,181  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  36               2       Klein Portfolio           6.0700%   5.9682%   Actual/360     $67,453   3/1/2004    2/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  36A              2       Klein Mitchell
----------------------------------------------------------------------------------------------------------------------------------
  36B              2       Klein Baraboo
----------------------------------------------------------------------------------------------------------------------------------
  36C              2       Klein Springdale
----------------------------------------------------------------------------------------------------------------------------------
  36D              2       Klein Joplin
----------------------------------------------------------------------------------------------------------------------------------
  36E              2       Klein Ocean Springs
----------------------------------------------------------------------------------------------------------------------------------
  36F              2       Klein Fort Smith
----------------------------------------------------------------------------------------------------------------------------------
  36G              2       Klein Jackson
----------------------------------------------------------------------------------------------------------------------------------
  36H              2       Klein Angola
----------------------------------------------------------------------------------------------------------------------------------
  36I              2       Klein Lima
----------------------------------------------------------------------------------------------------------------------------------
  37               1       La Mesa Village Plaza     5.9800%   5.8682%   Actual/360     $61,322   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  38               2       32-50 Cooper Square       5.6100%   5.5782%   Actual/360     $57,471 10/11/2003   9/11/2033  9/11/2013
----------------------------------------------------------------------------------------------------------------------------------
  39               3       173-175 Tenants Corp.     5.8800%   5.7982%   30/360         $48,020   8/1/2003    7/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  40               1       Laguna Village Shopping             5.6982%
                           Center                    5.8000%             Actual/360     $56,006   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  41               3       500 East 83rd Street                5.4582%
                           Corp.                     5.5400%             30/360         $43,858   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  42               3       Chatham Park Village                5.7182%
                           Cooperative               5.8000%             Actual/360     $50,398   7/1/2003    6/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  43               2       Marketplace at Cascades   4.5100%   4.4582%   30/360         $34,727   1/1/2004   12/1/2008     N/A
----------------------------------------------------------------------------------------------------------------------------------





      Prepayment                                          Servicing
      Provision                               Letter of      and        Co-op                            Environmental
        as of         Fee/       Defeasance    Credit      Trustee     LTV as    Letter of   Earthquake   Insurnace
  #   Origination   Leasehold      Option                    Fees       Co-op      Credit     Insurance    Policy
----------------------------------------------------------------------------------------------------------------------
  20     117          Fee          Yes          N/A       0.0518%       N/A     $1,000,000       N/A         No
----------------------------------------------------------------------------------------------------------------------
  21     116          Fee          Yes      $1,000,000    0.0818%       N/A         N/A          No          No
----------------------------------------------------------------------------------------------------------------------
  22                  Fee                       N/A       0.0818%       N/A         N/A          No
         116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  23                  Fee                       N/A       0.0518%       N/A         N/A          N/A
         116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  24     117          Fee          Yes          N/A       0.0518%       N/A      $400,000        N/A         No
----------------------------------------------------------------------------------------------------------------------
  25                  Fee                    $400,000     0.0518%       N/A         N/A          N/A
           0                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  26                  Fee                       N/A       0.0318%       N/A         N/A          No
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  27                  Fee                       N/A       0.0518%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  28      35          Fee          No           N/A       0.1018%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  29                                            N/A       0.1018%                   N/A          N/A

         116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  29A                 Fee                       N/A                     N/A

----------------------------------------------------------------------------------------------------------------------
  29B                 Fee                                               N/A
----------------------------------------------------------------------------------------------------------------------
  30      41          Fee          No                     0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  31      54          Fee          Yes          N/A       0.0318%       N/A         N/A          Yes         No
----------------------------------------------------------------------------------------------------------------------
  32                  Fee                       N/A       0.0318%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  33     117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  34     117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  35     116          Fee          Yes          N/A       0.1118%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  36     117                       Yes          N/A       0.1018%                   N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  36A                 Fee                       N/A                     N/A
----------------------------------------------------------------------------------------------------------------------
  36B                 Fee                                               N/A
----------------------------------------------------------------------------------------------------------------------
  36C                 Fee                                               N/A
----------------------------------------------------------------------------------------------------------------------
  36D                 Fee                                               N/A
----------------------------------------------------------------------------------------------------------------------
  36E                 Fee                                               N/A
----------------------------------------------------------------------------------------------------------------------
  36F                 Fee                                               N/A
----------------------------------------------------------------------------------------------------------------------
  36G                 Fee                                               N/A
----------------------------------------------------------------------------------------------------------------------
  36H                 Fee                                               N/A
----------------------------------------------------------------------------------------------------------------------
  36I                 Fee                                               N/A
----------------------------------------------------------------------------------------------------------------------
  37     116          Fee          Yes                    0.1118%       N/A         N/A          No          No
----------------------------------------------------------------------------------------------------------------------
  38     116          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  39      47          Fee          No           N/A       0.0818%       3.8%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  40     116          Fee          Yes          N/A       0.1018%       N/A         N/A          No          No
----------------------------------------------------------------------------------------------------------------------
  41     116          Fee          Yes          N/A       0.0818%       9.4%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  42     116          Fee          Yes          N/A       0.0818%      22.3%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  43       0          Fee          No           N/A       0.0518%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------




                                                                           Interest
                                                    Mortgage     Net     Calculation               First
                Servicing                           Interest   Mortgage   (30/360 /    Monthly   Payment     Maturity
  #   Crossed     Pool     Loan Name                  Rate       Rate    Actual/360)   Payment     Date        Date        ARD
----------------------------------------------------------------------------------------------------------------------------------
                           - Park Place
----------------------------------------------------------------------------------------------------------------------------------
  44               3       Forest Hills South                  5.0882%
                           Owners, Inc.              5.1700%             30/360         $50,895  10/1/2003    9/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  45               1       Northaven Park            5.8100%   5.7782%   Actual/360     $53,452 11/11/2003  10/11/2013     N/A
                           Apartments
----------------------------------------------------------------------------------------------------------------------------------
  46               1       Union Pines Office                  5.5982%
                           Building                  5.7100%             Actual/360     $52,642  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  47               2       Timbers of Deerbrook                5.9482%
                           Apartments                5.9800%             Actual/360     $52,049  5/11/2003   4/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  48               2       Big Pine Key Shopping               6.2482%
                           Center                    6.2800%             Actual/360     $51,421 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  49               1       Metaldyne Automotive                6.0582%
                           Building                  6.1400%             Actual/360     $54,190   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  50               2       North Batavia Business              5.7682%
                           Park                      5.8700%             Actual/360     $48,480   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  51               1       Far North Shopping Center 6.3500%   6.3182%   Actual/360     $50,090 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  52               1       Greens at Alvamar         5.2500%   5.1482%   Actual/360     $43,293   2/1/2004    1/1/2011     N/A
----------------------------------------------------------------------------------------------------------------------------------
  53               1       Junipero Serra Office               5.7382%
                           Building                  5.7700%             Actual/360     $45,618 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  54               1       TownePlace Suites                   6.6282%
                           Dearborn                  6.6600%             Actual/360     $52,421  1/11/2004  12/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  55               1       Mallory Corners           5.6800%   5.6482%   Actual/360     $41,698 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  56               2       Canal Overlook            6.0300%   5.9982%   Actual/360     $42,705 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  57               1       Kohl's Department Store   5.6400%   5.5582%   Actual/360     $40,362   4/1/2004    3/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  58               2       Raymour and Flanigan                6.6182%
                           Furniture Store           6.6700%             Actual/360     $48,182  12/1/2003   11/1/2028  11/1/2013
----------------------------------------------------------------------------------------------------------------------------------
  59               3       Penny Lane Owners Corp.   5.6200%   5.5382%   30/360         $40,274  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  60               3       196 Owner's Corp.         5.5400%   5.4582%   30/360         $34,240   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  61               1       30 Buxton Farms Road      6.3100%   6.2782%   Actual/360     $41,825 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  62               3       605 Apartment Corp.       5.3000%   5.2182%   30/360         $31,499   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  63               3       Station at Vinings        5.9000%   5.8182%   Actual/360     $37,961   3/1/2004    2/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  64               1       Bluemound Centre          6.0900%   5.9582%   Actual/360     $41,426   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  65               2       Somerset Village                    6.3182%
                           Shopping Center           6.3700%             Actual/360     $41,407  11/1/2003   10/1/2015     N/A
----------------------------------------------------------------------------------------------------------------------------------
  66               2       Columbus Greens           5.9200%   5.8882%   Actual/360     $36,259 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  67               1       Blackhawk Apartments      5.4200%   5.3882%   Actual/360     $33,767  8/11/2003   7/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  68               2       Oakwood Village                     4.9682%
                           Apartments                5.0000%             Actual/360     $32,209  8/11/2003   7/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  69               3       The Hermitage at                    6.5382%
                           Napeague, Ltd.            6.6200%             Actual/360     $39,934   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  70               3       Esplanade Gardens                   5.8682%
                           Tenants Corp.             5.9500%             30/360         $34,588   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  71               3       Carol House Apartments,             5.6582%
                           Inc.                      5.7400%             30/360         $30,868  10/1/2003    9/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  72       (B)     1       Avgeris-RBX Industries    5.8200%   5.7882%   Actual/360     $14,701  6/11/2003   5/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  73       (B)     1       Avgeris-IVEX Packaging    5.8200%   5.7882%   Actual/360     $12,525  6/11/2003   5/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  74       (B)     1       Avgeris-Ultra Care        5.8200%   5.7882%   Actual/360      $6,880  6/11/2003   5/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  75               2       Bammelwood Apartments     6.3700%   6.3382%   Actual/360     $35,417 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------





      Prepayment                                          Servicing
      Provision                               Letter of      and        Co-op                            Environmental
        as of         Fee/       Defeasance    Credit      Trustee     LTV as    Letter of   Earthquake   Insurnace
  #   Origination   Leasehold      Option                    Fees       Co-op      Credit     Insurance    Policy
----------------------------------------------------------------------------------------------------------------------
  44                  Fee                       N/A       0.0818%       8.5%        N/A          N/A
         102                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  45     117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  46                  Fee                       N/A       0.1118%       N/A         N/A          N/A
         116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  47                  Fee                       N/A       0.0318%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  48                  Fee                       N/A       0.0318%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  49                  Fee                       N/A       0.0818%       N/A         N/A          N/A
         116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  50                  Fee                       N/A       0.1018%       N/A         N/A          No
         117                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  51     117          Fee          Yes          N/A       0.0318%       N/A     $1,700,000       N/A         No
----------------------------------------------------------------------------------------------------------------------
  52      80          Fee          Yes      $1,700,000    0.1018%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  53     117          Fee                       N/A       0.0318%       N/A         N/A          Yes         No
----------------------------------------------------------------------------------------------------------------------
  54                  Fee                       N/A       0.0318%       N/A         N/A          N/A
         114                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  55     117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  56     117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  57     116          Fee          Yes          N/A       0.0818%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  58                  Fee                       N/A       0.0518%       N/A         N/A          N/A
         116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  59     116          Fee          Yes          N/A       0.0818%      15.7%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  60     116          Fee          Yes          N/A       0.0818%      12.0%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  61      97          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  62     102          Fee          No           N/A       0.0818%       6.1%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  63     116          Fee          Yes          N/A       0.0818%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  64     116          Fee          Yes          N/A       0.1318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  65                  Fee                       N/A       0.0518%       N/A         N/A          No
         141                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  66     117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  67     114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  68                  Fee                       N/A       0.0318%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  69                  Fee                       N/A       0.0818%      19.9%        N/A          N/A
         116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  70                  Fee                       N/A       0.0818%      36.0%        N/A          N/A
         116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  71                  Fee                       N/A       0.0818%      26.2%        N/A          N/A
         116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  72     117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  73     117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  74     117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  75     117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------




                                                                           Interest
                                                    Mortgage     Net     Calculation               First
                Servicing                           Interest   Mortgage   (30/360 /    Monthly   Payment     Maturity
  #   Crossed     Pool     Loan Name                  Rate       Rate    Actual/360)   Payment     Date        Date        ARD
----------------------------------------------------------------------------------------------------------------------------------
  76               2       Storage USA - Calvine     5.9000%   5.7982%   Actual/360     $35,420   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  77               1       The Creekwood Village               5.6182%
                           Apartments                5.7200%             Actual/360     $31,992   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  78               1       Ala Moana Tower           6.1800%   6.1482%   Actual/360     $36,044 12/11/2003  11/11/2028     N/A
----------------------------------------------------------------------------------------------------------------------------------
  79               1       Springlake Park Mobile              5.7982%
                           Home Park                 5.8300%             Actual/360     $34,804 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  80               2       Macedon Commons Shopping            6.1182%
                           Center                    6.1500%             Actual/360     $38,431 12/11/2002  11/11/2012     N/A
----------------------------------------------------------------------------------------------------------------------------------
  81               1       South Pointe Village                5.4682%
                           Mobile Home Park          5.5000%             Actual/360     $29,657 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  82               2       Fountain Brook Apartments 5.6200%   5.5882%   Actual/360     $28,911 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  83               3       3135 Johnson Tenant                 5.5982%
                           Owners Corp.              5.6800%             30/360         $26,404  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  84               1       Lakeside Villas           6.2700%   6.2382%   Actual/360     $33,045 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  85               2       Westpark Place Office               5.9182%
                           Building                  5.9500%             Actual/360     $29,668  1/11/2003  12/11/2007     N/A
----------------------------------------------------------------------------------------------------------------------------------
  86               1       TownePlace Suites Livonia 6.6600%   6.6282%   Actual/360     $32,378  1/11/2004  12/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  87               2       Border City Mills         5.6400%   5.5882%   Actual/360     $27,100   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  88               2       Nacogdoches Marketplace   5.0000%   4.9682%   Actual/360     $26,860 10/11/2003   9/11/2028  9/11/2010
----------------------------------------------------------------------------------------------------------------------------------
  89               2       Cruz Alta Plaza           5.5900%   5.4882%   Actual/360     $27,876   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  90               1       Warwick Apartments        6.0100%   5.9782%   Actual/360     $27,009 10/11/2003   9/11/2008     N/A
----------------------------------------------------------------------------------------------------------------------------------
  91               2       Safe Self Storage - Van             5.7282%
                           Nuys                      5.7800%             Actual/360     $25,761   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  92               1       Country Inns & Suites               6.6282%
                           Clive                     6.6600%             Actual/360     $29,774  1/11/2004  12/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  93               1       Huntington Plaza          6.0500%   5.9182%   Actual/360     $27,837   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  94               1       Hampton Inn                         6.8182%
                           Mechanicsville            6.8500%             Actual/360     $29,981 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  95               2       Thunderbird Village                 5.8982%
                           Mobile Home Park          5.9300%             Actual/360     $27,521 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  96               1       Physicians Plaza II       6.1000%   6.0382%   Actual/360     $25,762 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  97               2       Timbers of Keegan's                 5.7882%
                           Bayou Apartments          5.8200%             Actual/360     $24,697 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  98               1       Redbird Towers            6.6000%   6.5682%   Actual/360     $26,504 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  99               2       Hampton Inn Midlothian    6.8500%   6.8182%   Actual/360     $28,587 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  100              2       Arlington Farms                     5.6682%
                           Apartments                5.7700%             Actual/360     $25,490   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  101              3       Briarwood Owners' Corp.   6.2700%   6.1882%   Actual/360     $23,012  11/1/2003   10/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  102              2       Storage USA - Rocklin     5.9000%   5.7982%   Actual/360     $25,528   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  103              3       Bethpage Apartment Corp.  5.4200%   5.3382%   Actual/360     $22,700  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  104              2       Parkridge Plaza           6.1300%   6.0982%   Actual/360     $23,937 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  105              3       HSM, LLC                  6.5000%   6.4182%   Actual/360     $26,333  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  106              1       Buckner Village                     5.8582%
                           Apartments                5.8900%             Actual/360     $24,866  9/11/2003   8/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  107              2       Chastain Manor Apartments 5.5000%   5.4682%   Actual/360     $26,828  8/11/2003   7/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  108              2       Outback Steakhouse Plaza  5.7500%   5.6982%   Actual/360     $23,274  12/1/2003   11/1/2010     N/A
----------------------------------------------------------------------------------------------------------------------------------





      Prepayment                                          Servicing
      Provision                               Letter of      and        Co-op                            Environmental
        as of         Fee/       Defeasance    Credit      Trustee     LTV as    Letter of   Earthquake   Insurnace
  #   Origination   Leasehold      Option                    Fees       Co-op      Credit     Insurance    Policy
----------------------------------------------------------------------------------------------------------------------
  76     117          Fee          Yes          N/A       0.1018%       N/A         N/A          No          No
----------------------------------------------------------------------------------------------------------------------
  77                  Fee                       N/A       0.1018%       N/A         N/A          N/A
          35                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  78     297          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  79                  Fee                       N/A       0.0318%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  80                  Fee                       N/A       0.0318%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  81                  Fee                       N/A       0.0318%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  82     117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  83                  Fee                       N/A       0.0818%      18.3%        N/A          N/A
         102                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  84     114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  85                  Fee                       N/A       0.0318%       N/A         N/A          N/A
          57                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  86     114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  87     117          Fee          Yes          N/A       0.0518%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  88      81          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  89       0          Fee          No           N/A       0.1018%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  90      54          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  91                  Fee                       N/A       0.0518%       N/A         N/A          No
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  92                  Fee                       N/A       0.0318%       N/A         N/A          N/A
         114                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  93     116          Fee          Yes          N/A       0.1318%       N/A         N/A          No          No
----------------------------------------------------------------------------------------------------------------------
  94                  Fee                       N/A       0.0318%       N/A      $150,000        N/A
         116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  95                  Fee                    $150,000     0.0318%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  96     116          Fee          Yes          N/A       0.0618%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  97                  Fee                       N/A       0.0318%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  98     117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  99     116          Fee          Yes          N/A       0.0318%       N/A      $150,000        N/A         No
----------------------------------------------------------------------------------------------------------------------
  100                 Fee                    $150,000     0.1018%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  101    102          Fee          No           N/A       0.0818%      17.1%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  102    117          Fee          Yes          N/A       0.1018%       N/A         N/A          No          No
----------------------------------------------------------------------------------------------------------------------
  103    116          Fee          Yes          N/A       0.0818%      32.1%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  104    117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  105    116          Fee          Yes          N/A       0.0818%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  106                 Fee                       N/A       0.0318%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  107    117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  108     59          Fee          No           N/A       0.0518%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------




                                                                           Interest
                                                    Mortgage     Net     Calculation               First
                Servicing                           Interest   Mortgage   (30/360 /    Monthly   Payment     Maturity
  #   Crossed     Pool     Loan Name                  Rate       Rate    Actual/360)   Payment     Date        Date        ARD
----------------------------------------------------------------------------------------------------------------------------------
  109              2       Park Towers Apartments    6.5200%   6.4882%   Actual/360     $24,069 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  110              1       Katonah Shopping Center   4.4900%   4.4582%   Actual/360     $39,364 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  111              2       Valleywide Self Storage   5.5400%   5.4882%   Actual/360     $22,810   2/1/2004    1/1/2011     N/A
----------------------------------------------------------------------------------------------------------------------------------
  112              1       Osco Drug Retail Center   5.9000%   5.7182%   Actual/360     $21,827   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  113              1       Chapel Ridge of                     6.2782%
                           Stillwater Phase I        6.4100%             Actual/360     $22,141   2/1/2004    1/1/2019     N/A
----------------------------------------------------------------------------------------------------------------------------------
  114              3       Village Townhouses                  6.0382%
                           Cooperative               6.1200%             30/360         $19,551   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  115              1       Chestnut Hill             5.8300%   5.7982%   Actual/360     $20,603 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  116              2       Village Center at                   6.2182%
                           Marshall's Creek          6.2500%             Actual/360     $20,934  9/11/2003   8/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  117              2       Assured Storage           6.4400%   6.4082%   Actual/360     $22,360 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  118              1       6600 Building             6.0800%   5.9682%   Actual/360     $19,865  11/1/2003   10/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  119              1       Liberty Square            6.1200%   5.9882%   Actual/360     $19,737   3/1/2004    2/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  120              2       12 Greenridge Avenue      5.3500%   5.3182%   Actual/360     $17,869 12/11/2003  11/11/2010     N/A
----------------------------------------------------------------------------------------------------------------------------------
  121              1       Yahara Landing Apartments 5.8400%   5.8082%   Actual/360     $18,416 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  122              2       Sierra Verde Apartments   5.9200%   5.8882%   Actual/360     $20,586 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  123              1       Pepper Ridge Apartments   6.1500%   6.1182%   Actual/360     $19,997 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  124              3       131 East 66th Street                5.2682%
                           Corporation               5.3500%             30/360         $13,375   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  125              2       Pine Tree Apartments      5.5500%   5.5182%   Actual/360     $17,587 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  126              2       Richton Trail Apartments  5.8700%   5.7682%   Actual/360     $17,946  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  127              2       Tiny Town Village         6.2600%   6.1582%   Actual/360     $17,685   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  128              2       Arch Creek Run Apartments 5.7100%   5.6782%   Actual/360     $17,547 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  129              2       Storage Center            6.3500%   6.3182%   Actual/360     $17,111 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  130              1       Cy Fair Plaza             6.1600%   6.1282%   Actual/360     $17,988 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  131              2       Durant Shopping Center    6.0900%   6.0382%   Actual/360     $16,344   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  132              3       111-119 Hartsdale Corp.   5.5800%   5.4982%   Actual/360     $16,835  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  133              1       Presidential Suites                 5.1082%
                           Apartments                5.1400%             Actual/360     $14,726  9/11/2003   8/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
 133A              1       Presidential Suites -
                           The Arbors I
----------------------------------------------------------------------------------------------------------------------------------
 133B              1       Presidential Suites -
                           The Arbors II
----------------------------------------------------------------------------------------------------------------------------------
 133C              1       Presidential Suites -
                           The Arbors III
----------------------------------------------------------------------------------------------------------------------------------
  134              1       St. Paul Shopping Center  6.0200%   5.8882%   Actual/360     $16,945   3/1/2004    2/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  135              1       Century Plaza             6.5500%   6.5182%   Actual/360     $17,806 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  136              1       7611 State Line Road                5.6882%
                           Building                  5.8200%             Actual/360     $16,467   4/1/2004    3/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  137              2       Chevy Chase Apartments    5.8100%   5.7782%   Actual/360     $15,272 10/11/2003   9/11/2008     N/A
----------------------------------------------------------------------------------------------------------------------------------
  138              2       Archway Village           5.9300%   5.8782%   Actual/360     $18,095  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  139              3       6035 Broadway Owners                6.3082%
                           Corp.                     6.3900%             Actual/360     $18,608   2/1/2004    1/1/2024     N/A
----------------------------------------------------------------------------------------------------------------------------------
  140              1       Flour Bluff Shopping                6.0882%
                           Center                    6.2200%             Actual/360     $15,191   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  141              3       110-150 Draper Owners               5.6382%
                           Corp.                     5.7200%             Actual/360     $17,623  10/1/2003    9/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  142              1       Park on Vista Apartments  5.3100%   5.2782%   Actual/360     $13,481  8/11/2003   7/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------





      Prepayment                                          Servicing
      Provision                               Letter of      and        Co-op                            Environmental
        as of         Fee/       Defeasance    Credit      Trustee     LTV as    Letter of   Earthquake   Insurnace
  #   Origination   Leasehold      Option                    Fees       Co-op      Credit     Insurance    Policy
----------------------------------------------------------------------------------------------------------------------
  109    114          Fee          Yes          N/A       0.0318%      37.1%        N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  110    117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  111     81          Fee          Yes          N/A       0.0518%       N/A         N/A          No          No
----------------------------------------------------------------------------------------------------------------------
  112    116          Fee          Yes          N/A       0.1818%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  113                 Fee                       N/A       0.1318%       N/A         N/A          N/A
         176                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  114                 Fee                       N/A       0.0818%      19.9%        N/A          N/A
         103                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  115    117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  116                 Fee                       N/A       0.0318%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  117    117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  118    113          Fee          Yes          N/A       0.1118%       N/A         N/A          No          No
----------------------------------------------------------------------------------------------------------------------
  119    116       Leasehold       Yes          N/A       0.1318%       N/A         N/A          No          No
----------------------------------------------------------------------------------------------------------------------
  120     81          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  121    117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  122    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  123    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  124                 Fee                       N/A       0.0818%       4.1%        N/A          N/A
          84                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  125    117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  126    117          Fee          Yes          N/A       0.1018%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  127    117          Fee          Yes          N/A       0.1018%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  128    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  129    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  130    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  131      0          Fee          No           N/A       0.0518%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  132    102          Fee          No           N/A       0.0818%      16.7%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  133                                           N/A       0.0318%                   N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
 133A                 Fee                       N/A                     N/A

----------------------------------------------------------------------------------------------------------------------
 133B                 Fee                                               N/A

----------------------------------------------------------------------------------------------------------------------
 133C                 Fee                                               N/A

----------------------------------------------------------------------------------------------------------------------
  134    116          Fee          Yes                    0.1318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  135    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  136                 Fee                       N/A       0.1318%       N/A      $150,000        N/A
         116                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  137     54          Fee          Yes       $150,000     0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  138    117          Fee          Yes          N/A       0.0518%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  139                 Fee                       N/A       0.0818%      19.1%        N/A          N/A
         180                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  140                 Fee                       N/A       0.1318%       N/A         N/A          N/A
         116                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  141                 Fee                       N/A       0.0818%      13.3%        N/A          N/A
         102                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  142    117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------




                                                                           Interest
                                                    Mortgage     Net     Calculation               First
                Servicing                           Interest   Mortgage   (30/360 /    Monthly   Payment     Maturity
  #   Crossed     Pool     Loan Name                  Rate       Rate    Actual/360)   Payment     Date        Date        ARD
----------------------------------------------------------------------------------------------------------------------------------
  143              2       Fort Security Self                  5.8082%
                           Storage                   5.8600%             Actual/360     $14,896   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  144              1       Hibert Office             6.1500%   6.1182%   Actual/360     $14,165 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  145              1       Raffin Executive Center   6.1600%   6.1282%   Actual/360     $14,027 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  146              2       The Gilman Terrace II               5.8782%
                           Apartments                5.9300%             Actual/360     $13,686  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  147              1       Monterey Apartments /               5.8882%
                           Sherbrooke Apartments     5.9200%             Actual/360     $14,809  2/11/2004   1/11/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
 147A              1       Sherbrooke Apartments
----------------------------------------------------------------------------------------------------------------------------------
 147B              1       Monterey Apartments
----------------------------------------------------------------------------------------------------------------------------------
  148              2       Hidden Hollow Apartments  6.0800%   6.0482%   Actual/360     $13,449  2/11/2004   1/11/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  149              2       Geist Self Storage        6.3200%   6.2682%   Actual/360     $14,608   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  150              2       Medford Shopping Center   6.7200%   6.6882%   Actual/360     $15,158 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  151              1       Catalina Apartments       5.3500%   5.3182%   Actual/360     $13,314  7/11/2003   6/11/2008     N/A
----------------------------------------------------------------------------------------------------------------------------------
  152              1       Crestridge Apartments     5.9900%   5.9582%   Actual/360     $13,952 12/11/2003  11/11/2008     N/A
----------------------------------------------------------------------------------------------------------------------------------
  153      (C)     2       Richlawn Acres Apartments 6.2700%   6.2382%   Actual/360      $8,602 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  154      (C)     2       Grant Street Apartments   6.2700%   6.2382%   Actual/360      $6,955 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  155              3       Park Terrace Owners Corp. 5.8600%   5.7782%   Actual/360     $12,512  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  156              1       DP Building One           6.2300%   6.1982%   Actual/360     $12,903 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  157              3       83-84 116th Owners Corp.  5.8300%   5.7482%   Actual/360     $12,471  11/1/2003   10/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  158              1       Mesa Grande               6.5500%   6.5182%   Actual/360     $13,947 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  159              1       Greylock Apartments       6.1300%   6.0982%   Actual/360     $13,437 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  160              2       Swarthmore Apartments     6.1300%   6.0982%   Actual/360     $13,437 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  161              1       Royalwood Apartments      5.3000%   5.2682%   Actual/360     $11,384  6/11/2003   5/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  162              3       Inverness Housing Corp.   5.7600%   5.6782%   30/360          $9,600  11/1/2003   10/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  163              1       Burnet House              5.8100%   5.7782%   Actual/360     $11,748  1/11/2004  12/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  164              3       Crestwood Apartment                 5.4182%
                           Owners Corp.              5.5000%             30/360         $11,356  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  165              1       Lake Springs Shops        6.4900%   6.3582%   Actual/360     $12,628  10/1/2003    9/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  166              1       Northpoint Apartments     5.9100%   5.8782%   Actual/360     $12,776 12/11/2003  11/11/2008     N/A
----------------------------------------------------------------------------------------------------------------------------------
  167              3       360 Riverside Owners                5.6082%
                           Corp.                     5.6900%             30/360         $13,973  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  168              2       66 Fort Point Street      6.0000%   5.9682%   Actual/360     $12,886  8/11/2003   7/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  169              2       1-7 Journal Square        6.1600%   6.1282%   Actual/360     $12,755  2/11/2004   1/11/2009     N/A
----------------------------------------------------------------------------------------------------------------------------------
  170              1       Amistad Apartments        8.2300%   8.1482%   Actual/360     $14,596  12/1/2002   11/1/2020     N/A
----------------------------------------------------------------------------------------------------------------------------------
  171              1       Melnick Drive             6.8900%   6.8582%   Actual/360     $13,471 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  172              1       Desert Plaza Apartments   6.5300%   6.4982%   Actual/360     $13,000 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  173              1       Burleson Plaza            6.2700%   6.2382%   Actual/360     $12,392  3/11/2003   2/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  174              1       Chapel Ridge of Forrest             6.2782%
                           City Phase II             6.4100%             Actual/360     $11,427   1/1/2004   12/1/2018     N/A
----------------------------------------------------------------------------------------------------------------------------------
  175              3       9 East 96th Street                  4.9082%
                           Apartment Corp.           4.9900%             30/360          $9,732   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  176              1       Budget Self Storage       7.2000%   7.1682%   Actual/360     $14,172  1/11/2004  12/11/2023     N/A
----------------------------------------------------------------------------------------------------------------------------------
  177              1       Imperial Marshwood                  6.3982%
                           Mobile Home Park          6.4300%             Actual/360     $12,075 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  178              3       Windsor Equities Owners,            6.0082%
                           Inc.                      6.0900%             Actual/360      $9,843  11/1/2003   10/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  179              3       84-49 Owners Corp.        5.7800%   5.6982%   30/360         $10,129  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------





      Prepayment                                          Servicing
      Provision                               Letter of      and        Co-op                            Environmental
        as of         Fee/       Defeasance    Credit      Trustee     LTV as    Letter of   Earthquake   Insurnace
  #   Origination   Leasehold      Option                    Fees       Co-op      Credit     Insurance    Policy
----------------------------------------------------------------------------------------------------------------------
  143                 Fee                       N/A       0.0518%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  144    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  145    114          Fee          Yes          N/A       0.0318%       N/A         N/A          No          Yes
----------------------------------------------------------------------------------------------------------------------
  146                 Fee                       N/A       0.0518%       N/A         N/A          N/A
           0                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  147                                           N/A       0.0318%                   N/A          N/A
         114                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
 147A                 Fee                       N/A                     N/A
----------------------------------------------------------------------------------------------------------------------
 147B                 Fee                                               N/A
----------------------------------------------------------------------------------------------------------------------
  148    114          Fee          Yes                    0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  149    117          Fee          Yes          N/A       0.0518%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  150    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  151     54          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  152     54          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  153    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  154    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  155     84          Fee          No           N/A       0.0818%      14.8%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  156    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  157    116          Fee          Yes          N/A       0.0818%      28.1%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  158     40          Fee          No           N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  159    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  160    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  161    117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  162     84          Fee           No          N/A       0.0818%      20.6%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  163    114          Fee          Yes          N/A       0.0318%       N/A         N/A          No          Yes
----------------------------------------------------------------------------------------------------------------------
  164                 Fee                       N/A       0.0818%      22.2%        N/A          N/A
         102                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  165    116          Fee          Yes          N/A       0.1318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  166     57          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  167                 Fee                       N/A       0.0818%       8.3%        N/A          N/A
         116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  168    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  169     54          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  170    212          Fee          Yes          N/A       0.0818%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  171    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  172    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  173    117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  174                 Fee                       N/A       0.1318%       N/A         N/A          No
         176                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  175                 Fee                       N/A       0.0818%       5.0%        N/A          N/A
         116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  176     39          Fee          No           N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  177                 Fee                       N/A       0.0318%       N/A         N/A          N/A
         114                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  178                 Fee                       N/A       0.0818%      24.2%        N/A          N/A
         102                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  179    102          Fee          No           N/A       0.0818%      14.4%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------




                                                                           Interest
                                                    Mortgage     Net     Calculation               First
                Servicing                           Interest   Mortgage   (30/360 /    Monthly   Payment     Maturity
  #   Crossed     Pool     Loan Name                  Rate       Rate    Actual/360)   Payment     Date        Date        ARD
----------------------------------------------------------------------------------------------------------------------------------
  180              2       300 West Coleman                    5.9582%
                           Boulevard                 5.9900%             Actual/360     $10,331  4/11/2003   3/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  181              3       129-131 Fifth Avenue                5.6182%
                           Corp.                     5.7000%             30/360          $8,075  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  182              1       Tiffany Office Building   5.9700%   5.9382%   Actual/360     $10,922  1/11/2004  12/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  183              2       Forest Mobile Estates               6.2282%
                           Mobile Home Park          6.2600%             Actual/360     $11,225 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  184              1       Country Club Village                7.6182%
                           Apartments                7.6500%             Actual/360     $12,999  2/11/2002   1/11/2012     N/A
----------------------------------------------------------------------------------------------------------------------------------
  185              1       Vista Pacifica                      7.5782%
                           Industrial Park           7.6100%             Actual/360     $12,086  9/11/2001   8/11/2011     N/A
----------------------------------------------------------------------------------------------------------------------------------
  186              2       Alexandria Shopping                 5.8782%
                           Center                    5.9300%             Actual/360      $9,795   1/1/2004   12/1/2010     N/A
----------------------------------------------------------------------------------------------------------------------------------
  187              1       Oak Manor Apartments      6.1400%   6.1082%   Actual/360     $10,609  2/11/2004   1/11/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  188              1       Carriage Works            5.5700%   5.5382%   Actual/360      $9,413  2/11/2004   1/11/2034  1/11/2014
----------------------------------------------------------------------------------------------------------------------------------
  189              1       Northridge Apartments     5.8100%   5.7782%   Actual/360      $9,398  1/11/2004  12/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  190              1       Courtyard Apartments      6.4000%   6.3682%   Actual/360     $10,704  1/11/2004  12/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  191              2       Candlewood Apartments -             5.7782%
                           TN                        5.8100%             Actual/360      $9,398 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  192              2       Clipper Ridge Apartments  6.1700%   6.1382%   Actual/360      $9,646 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  193              1       Chapel Ridge of                     5.4782%
                           Stillwater Phase II       5.6100%             Actual/360      $8,621   4/1/2004    3/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  194              3       345 West 88th Apartment             5.4482%
                           Corp.                     5.5300%             30/360          $6,913  11/1/2003   10/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  195              3       The Indian Harbor House             5.7182%
                           Owners Corporation        5.8000%             30/360          $8,801  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  196              2       Draper Crossing II        6.4700%   6.4382%   Actual/360      $9,451 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  197              2       Siesta and Julia Mobile             5.3982%
                           Home Parks                5.4300%             Actual/360      $8,451 11/11/2003  10/11/2010     N/A
----------------------------------------------------------------------------------------------------------------------------------
 197A              2       Julia Mobile Home Park
----------------------------------------------------------------------------------------------------------------------------------
 197B              2       Siesta Mobile Home Park
----------------------------------------------------------------------------------------------------------------------------------
  198              2       Mark IV Apartments        6.4200%   6.3882%   Actual/360     $10,053 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  199              2       Crosby Town Center Plaza  6.4000%   6.3682%   Actual/360     $10,035  7/11/2003   6/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  200              2       Discount Personal Storage 5.9000%   5.8682%   Actual/360      $9,334  7/11/2003   6/11/2008     N/A
----------------------------------------------------------------------------------------------------------------------------------
  201              1       Harbor Building           8.1000%   8.0682%   Actual/360     $11,498  7/11/2001   6/11/2011     N/A
----------------------------------------------------------------------------------------------------------------------------------
  202              2       Highland Court                      6.1282%
                           Apartments-NY             6.1600%             Actual/360     $10,450 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  203              1       Turner Plaza Shopping               6.4882%
                           Center                    6.5200%             Actual/360      $9,673 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  204              2       Miami Hills Apartments    5.6800%   5.6482%   Actual/360      $9,913 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  205              3       136 East 36th Street                5.3982%
                           Apartments Corp.          5.4800%             30/360          $6,393  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  206              3       Quarante Deux, Inc.       5.2700%   5.1882%   Actual/360      $7,072   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  207              3       Gracemere Owners                    5.4982%
                           Corporation               5.5800%             Actual/360      $8,088   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  208              1       Rufe Snow Depot Self                6.7582%
                           Storage                   6.7900%             Actual/360     $10,678 11/11/2003  10/11/2023     N/A
----------------------------------------------------------------------------------------------------------------------------------
  209              3       Fountain Gardens Owners             5.2982%
                           Corp.                     5.3800%             Actual/360      $6,921   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------





      Prepayment                                          Servicing
      Provision                               Letter of      and        Co-op                            Environmental
        as of         Fee/       Defeasance    Credit      Trustee     LTV as    Letter of   Earthquake   Insurnace
  #   Origination   Leasehold      Option                    Fees       Co-op      Credit     Insurance    Policy
----------------------------------------------------------------------------------------------------------------------
  180                 Fee                       N/A       0.0318%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  181                 Fee                       N/A       0.0818%       7.1%        N/A          N/A
         116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  182    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  183                 Fee                       N/A       0.0318%       N/A         N/A          N/A
         114                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  184                 Fee                       N/A       0.0318%       N/A         N/A          N/A
          36                       No                                                                        Yes
----------------------------------------------------------------------------------------------------------------------
  185                 Fee                       N/A       0.0318%       N/A         N/A          No
         114                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  186                 Fee                       N/A       0.0518%       N/A         N/A          N/A
           0                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  187    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  188    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  189    114          Fee          Yes          N/A       0.0318%       N/A         N/A          No          Yes
----------------------------------------------------------------------------------------------------------------------
  190     39          Fee          No           N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  191                 Fee                       N/A       0.0318%       N/A         N/A          N/A
         114                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  192    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  193                 Fee                       N/A       0.1318%       N/A         N/A          N/A
         116                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  194                 Fee                       N/A       0.0818%       5.5%        N/A          N/A
         116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  195                 Fee                       N/A       0.0818%       3.9%        N/A          N/A
         102                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  196    117          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  197                                           N/A       0.0318%                   N/A          N/A
          78                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
 197A                 Fee                       N/A                     N/A
----------------------------------------------------------------------------------------------------------------------
 197B                 Fee                                               N/A
----------------------------------------------------------------------------------------------------------------------
  198    114          Fee          Yes                    0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  199    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  200     54          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  201    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  202                 Fee                       N/A       0.0318%       N/A         N/A          N/A
         114                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  203                 Fee                       N/A       0.0318%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  204    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  205                 Fee                       N/A       0.0818%       5.3%        N/A          N/A
         116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  206    102          Fee          No           N/A       0.0818%      12.9%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  207                 Fee                       N/A       0.0818%      24.5%        N/A          N/A
         102                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  208                 Fee                       N/A       0.0318%       N/A         N/A          N/A
          41                       No                                                                        Yes
----------------------------------------------------------------------------------------------------------------------
  209                 Fee                       N/A       0.0818%      13.5%        N/A          N/A
         102                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------




                                                                           Interest
                                                    Mortgage     Net     Calculation               First
                Servicing                           Interest   Mortgage   (30/360 /    Monthly   Payment     Maturity
  #   Crossed     Pool     Loan Name                  Rate       Rate    Actual/360)   Payment     Date        Date        ARD
----------------------------------------------------------------------------------------------------------------------------------
  210              2       Westwind Mobile Home Park 6.2600%   6.2282%   Actual/360      $8,321 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  211              2       6950 Cypress Road         7.3400%   7.3082%   Actual/360      $9,836 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  212              1       Germantown Plaza          5.8000%   5.7682%   Actual/360      $7,921  8/11/2003   7/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  213              1       86 Christopher Street     6.0100%   5.9782%   Actual/360      $8,120  9/11/2003   8/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  214              2       Knickerbocker Square                6.4882%
                           Shopping Center           6.5200%             Actual/360      $8,726 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  215              3       370 Riverside Tenants'              5.9882%
                           Corp.                     6.0700%             30/360          $7,551   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  216              1       1677 Eureka Road          6.1800%   6.1482%   Actual/360      $7,640 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  217              2       Lakewood Village                    6.0082%
                           Apartments - TX           6.0400%             Actual/360      $8,020 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  218              3       315 West 232nd Street               5.8482%
                           Corp.                     5.9300%             30/360          $7,289   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  219              1       Brooke Hall Apartments    6.1300%   6.0982%   Actual/360      $8,023 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  220              3       Archer Cooperative, Inc.  5.6100%   5.5282%   30/360          $6,897   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  221              3       Shady Glen Owners' Corp.  5.9300%   5.8482%   30/360          $6,544  11/1/2003   10/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  222              3       434 East 58th Street                6.0782%
                           Owners Inc.               6.1600%             30/360          $8,708   1/1/2004   12/1/2023     N/A
----------------------------------------------------------------------------------------------------------------------------------
  223              1       Shadow Wood Apartments    6.0000%   5.9682%   Actual/360      $7,732 11/11/2003  10/11/2008     N/A
----------------------------------------------------------------------------------------------------------------------------------
  224              2       Paddington Mobile Home              6.3382%
                           Park                      6.3700%             Actual/360     $10,428 12/11/2003  11/11/2018     N/A
----------------------------------------------------------------------------------------------------------------------------------
  225              3       Bradlee Tenants Corp.     5.7700%   5.6882%   30/360          $7,249   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  226              2       American Storage          6.5500%   6.5182%   Actual/360      $8,608 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  227              3       48-10 45th Street                   5.8082%
                           Owners, Inc.              5.8900%             30/360          $6,332   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  228              3       878 Residents Corp.       4.9900%   4.9082%   30/360          $4,574   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  229              3       Ivy League Apt Corp.      5.7400%   5.6582%   30/360          $5,854  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  230              2       Storage Max               6.7600%   6.7282%   Actual/360      $7,607 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  231              1       Mount Ephraim Plaza       6.6600%   6.6282%   Actual/360      $8,305 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  232              3       Concordia Apartments,               5.5182%
                           Ltd.                      5.6000%             30/360          $5,487   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  233              3       28 East 4th Street                  5.7982%
                           Housing Corp.             5.8800%             30/360          $5,919   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  234              2       Woodland Estates Mobile             6.4282%
                           Home Park                 6.4600%             Actual/360      $6,727 11/11/2003  10/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  235              1       Shady Acres Mobile Home             5.9682%
                           Park                      6.0000%             Actual/360      $6,443 10/11/2003   9/11/2010     N/A
----------------------------------------------------------------------------------------------------------------------------------
  236              3       121-125 Park Owners Corp. 6.1600%   6.0782%   30/360          $7,148  11/1/2003   10/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  237              1       Colonial Crest Apartments 7.0000%   6.9682%   Actual/360      $6,320 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  238              1       Pleasanton Village                  6.1282%
                           Apartments                6.1600%             Actual/360      $5,611  9/11/2003   8/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  239              1       Cedar Bayou Mobile Home             6.3082%
                           Park                      6.3400%             Actual/360      $6,626  1/11/2004  12/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  240              2       487 Central Avenue        5.9000%   5.8682%   Actual/360      $5,744  7/11/2003   6/11/2008     N/A
----------------------------------------------------------------------------------------------------------------------------------
  241              3       94-11 69th Avenue Corp.             5.8482%
                           a/k/a 94-11 69th Avenue
                                                     5.9300%             30/360          $5,058   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------





      Prepayment                                          Servicing
      Provision                               Letter of      and        Co-op                            Environmental
        as of         Fee/       Defeasance    Credit      Trustee     LTV as    Letter of   Earthquake   Insurnace
  #   Origination   Leasehold      Option                    Fees       Co-op      Credit     Insurance    Policy
----------------------------------------------------------------------------------------------------------------------
  210    116          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  211     42          Fee          No           N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  212    114          Fee          Yes          N/A       0.0318%       N/A      $150,000        N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  213    114          Fee          Yes       $150,000     0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  214                 Fee                       N/A       0.0318%       N/A         N/A          N/A
         117                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------
  215                 Fee                       N/A       0.0818%       1.8%        N/A          N/A
         102                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  216    114          Fee          Yes          N/A       0.0318%       N/A         N/A          No          Yes
----------------------------------------------------------------------------------------------------------------------
  217                 Fee                       N/A       0.0318%       N/A         N/A          N/A
         114                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  218                 Fee                       N/A       0.0818%      17.4%        N/A          N/A
          84                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  219    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  220    102       Fee/Leasehold   No           N/A       0.0818%      10.7%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  221    102          Fee          No           N/A       0.0818%      10.7%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  222                 Fee                       N/A       0.0818%      12.4%        N/A          N/A
         180                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  223     54          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  224                 Fee                       N/A       0.0318%       N/A         N/A          N/A
         174                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  225    116          Fee          Yes          N/A       0.0818%       9.3%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  226     40          Fee          No           N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  227                 Fee                       N/A       0.0818%      14.9%        N/A          N/A
          84                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  228    102          Fee          No           N/A       0.0818%       4.2%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  229    116          Fee          Yes          N/A       0.0818%      14.1%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  230    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  231    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  232                 Fee                       N/A       0.0818%       9.8%        N/A          N/A
          84                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  233                 Fee                       N/A       0.0818%       6.9%        N/A          N/A
          36                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  234                 Fee                       N/A       0.0318%       N/A         N/A          N/A
          36                       No                                                                        Yes
----------------------------------------------------------------------------------------------------------------------
  235                 Fee                       N/A       0.0318%       N/A         N/A          N/A
          78                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  236    116          Fee          Yes          N/A       0.0818%      30.9%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  237    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  238                 Fee                       N/A       0.0318%       N/A         N/A          N/A
         114                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  239                 Fee                       N/A       0.0318%       N/A         N/A          N/A
         114                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  240     54          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  241                 Fee                       N/A       0.0818%      11.6%        N/A          N/A

         116                       Yes                                                                       No
----------------------------------------------------------------------------------------------------------------------




                                                                           Interest
                                                    Mortgage     Net     Calculation               First
                Servicing                           Interest   Mortgage   (30/360 /    Monthly   Payment     Maturity
  #   Crossed     Pool     Loan Name                  Rate       Rate    Actual/360)   Payment     Date        Date        ARD
----------------------------------------------------------------------------------------------------------------------------------
                           Corporation
----------------------------------------------------------------------------------------------------------------------------------
  242              3       261 West 22nd Street                5.8282%
                           Tenant Owners Corp.       5.9100%             Actual/360      $5,092  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  243              3       Big Deal Realty on                  6.0882%
                           Greene Street, Inc.       6.1700%             Actual/360      $4,829  7/1/2003     6/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  244              1       Town and Country Crossing 7.1200%   7.0882%   Actual/360      $6,073 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  245              2       132 Mitchell Street       6.8000%   6.7682%   Actual/360      $5,726 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  246              3       300 West 17th Street                6.1482%
                           Housing Development Fund
                           Corporation               6.2300%             30/360          $4,762  11/1/2003   10/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  247              3       55 East Owners Corp.      5.4100%   5.3282%   Actual/360      $5,256   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  248              1       Harrison Terrace                    6.0082%
                           Apartments                6.0400%             Actual/360      $4,851  2/11/2004   1/11/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  249              3       120 East 85th Street                5.8582%
                           Owners, Inc.              5.9400%             30/360          $4,468   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  250              2       Creekside Manor                     6.2882%
                           Apartments                6.3200%             Actual/360      $4,980 12/11/2003  11/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  251              3       326 West 83rd Owners                5.4782%
                           Corp.                     5.5600%             30/360          $3,639   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  252              3       Herald Square Loft                  5.6482%
                           Corporation               5.7300%             Actual/360      $3,759   8/1/2003    7/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  253              3       131-133 Owners Corp.      5.8100%   5.7282%   30/360          $4,939  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  254              2       Sandia Mobile Home Park   6.1500%   6.1182%   Actual/360      $4,575  7/11/2003   6/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  255              1       Stone Green Apartments    6.5200%   6.4882%   Actual/360      $4,465 10/11/2003   9/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  256              3       325 West 83 Owners Corp.  5.8300%   5.7482%   Actual/360      $4,153   2/1/2004    1/1/2014     N/A
----------------------------------------------------------------------------------------------------------------------------------
  257              3       345 West 70th Tenants               5.7382%
                           Corp.                     5.8200%             Actual/360      $3,856   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  258              2       Melbourne Plaza           6.6100%   6.5782%   Actual/360      $4,434  9/11/2003   8/11/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  259              3       Landau Apartments, Inc.   6.1400%   6.0582%   30/360          $2,434  11/1/2003   10/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  260              3       240 Prospect Pl. Apt.               6.6382%
                           Corp.                     6.7200%             Actual/360      $2,415   1/1/2004   12/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  261              3       Ninth Street Apartments,            6.1782%
                           Inc.                      6.2600%             Actual/360      $2,239  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------
  262              3       331 West 84th Owners                5.9182%
                           Corp.                     6.0000%             Actual/360      $2,057  12/1/2003   11/1/2013     N/A
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------





      Prepayment                                          Servicing
      Provision                               Letter of      and        Co-op                            Environmental
        as of         Fee/       Defeasance    Credit      Trustee     LTV as    Letter of   Earthquake   Insurnace
  #   Origination   Leasehold      Option                    Fees       Co-op      Credit     Insurance    Policy
----------------------------------------------------------------------------------------------------------------------
  242                 Fee                       N/A       0.0818%       6.5%        N/A          N/A
         102                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  243                 Fee                       N/A       0.0818%       3.8%        N/A          N/A
          83                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  244    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  245    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  246                 Fee                       N/A       0.0818%       5.9%        N/A          N/A

           0                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  247    116          Fee          Yes          N/A       0.0818%       3.6%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  248                 Fee                       N/A       0.0318%       N/A         N/A          N/A
         114                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  249                 Fee                       N/A       0.0818%      10.0%        N/A          N/A
          84                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  250                 Fee                       N/A       0.0318%       N/A         N/A          N/A
         114                       Yes                                                                       Yes
----------------------------------------------------------------------------------------------------------------------
  251                 Fee                       N/A       0.0818%       7.7%        N/A          N/A
          84                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  252                 Fee                       N/A       0.0818%       6.0%        N/A          N/A
         101                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  253    102          Fee          No           N/A       0.0818%       9.2%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  254    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  255    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  256    102          Fee          No           N/A       0.0818%       8.1%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  257                 Fee                       N/A       0.0818%       3.1%        N/A          N/A
         102                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  258    114          Fee          Yes          N/A       0.0318%       N/A         N/A          N/A         Yes
----------------------------------------------------------------------------------------------------------------------
  259    102          Fee          No           N/A       0.0818%      15.5%        N/A          N/A         No
----------------------------------------------------------------------------------------------------------------------
  260                 Fee                       N/A       0.0818%      11.3%        N/A          N/A
         102                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  261                 Fee                       N/A       0.0818%       8.6%        N/A          N/A
         102                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
  262                 Fee                       N/A       0.0818%       7.0%        N/A          N/A
         102                       No                                                                        No
----------------------------------------------------------------------------------------------------------------------
                                                N/A
----------------------------------------------------------------------------------------------------------------------



                                               Loan Name                    Due Date        Original         Lockout
                                                                                            Lockout        Expiration
                                                                                             Period           Date
                    Servicing                                                               (Months)
    #    Crossed      Pool
  ------------------------------------------------------------------------------------------------------------------------
    1                   2       Circle Centre Mall                             11             116           9/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    1                   1       Bay Plaza Community Center                     11             116          11/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    2                   1       Beverly Center                                 11              53           3/11/2008
  ------------------------------------------------------------------------------------------------------------------------
    3                   2       Stanford Shopping Center                       11              56           4/11/2008
  ------------------------------------------------------------------------------------------------------------------------
    4                   2       Mayfair Mall
  ------------------------------------------------------------------------------------------------------------------------
    4A                  2       Mayfair Mall - Retail
  ------------------------------------------------------------------------------------------------------------------------
    4B                  1       Mayfair Mall - Office                          11             116           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    5                   1       Meristar Hospitality Portfolio
  ------------------------------------------------------------------------------------------------------------------------
    5A                  1       MeriStar Columbia
  ------------------------------------------------------------------------------------------------------------------------
    5B                  2       MeriStar Arlington                             11             113           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    6                   1       Northfield Square Mall                         11              54           8/11/2007
  ------------------------------------------------------------------------------------------------------------------------
    7                   1       TVO Portfolio
  ------------------------------------------------------------------------------------------------------------------------
    7A                  1       TVO Portfolio - French Quarter
  ------------------------------------------------------------------------------------------------------------------------
    7B                  1       TVO Portfolio - Garden Pointe Apartments
  ------------------------------------------------------------------------------------------------------------------------
    7C                  1       TVO Portfolio - Timbers Apartments
  ------------------------------------------------------------------------------------------------------------------------
    7D                  1       TVO Portfolio - Sycamore Village
                                Apartments
  ------------------------------------------------------------------------------------------------------------------------
    7E                  1       TVO Portfolio - Hillside Park Apartments       11             117           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    8      (A)          1       Red Lion Hotel Pasco                           11             117           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    9      (A)          1       Red Lion Hotel Salt Lake Downtown              11             117           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    10     (A)          1       Red Lion Hotel Redding                         11             117           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    11     (A)          1       Red Lion Hotel Richland Hanford House           1              35           12/1/2006
  ------------------------------------------------------------------------------------------------------------------------
    12                  2       Bristol Park at Encino Commons                 11             117           8/11/2013
                                Apartments
  ------------------------------------------------------------------------------------------------------------------------
    13                  2       Canterbury Apartments                          11              56           10/1/2008
  ------------------------------------------------------------------------------------------------------------------------
    14                  1       Easton Square Shopping Center                   1              35           2/1/2007
  ------------------------------------------------------------------------------------------------------------------------
    15                  1       Claremore Apartment Homes                       1             116           11/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    16                  1       Bank One Office Building                       11             113           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    17                  1       Northland Portfolio
  ------------------------------------------------------------------------------------------------------------------------
   17A                  1       Northland Portfolio - Coppermill
  ------------------------------------------------------------------------------------------------------------------------
   17B                  1       Northland Portfolio - Candlewood
  ------------------------------------------------------------------------------------------------------------------------
   17C                  1       Northland Portfolio - Randolph Park             1             116           10/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    18                  1       McAlpine Place Apartments                      11             117           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    19                  2       Belmont Landing Apartments                      1             117           11/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    20                  1       Villages at Waggoner Park                       1             116           10/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    21                  1       1144 Eastlake Building                          1             116           10/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    22                  2       Scripps Northridge Technology Plaza            11             116           10/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    23                  2       Hawthorne Valley Shopping Center               11             117           11/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    24                  2       The Atrium Business Tower                       1              0               N/A
  ------------------------------------------------------------------------------------------------------------------------
    25                  1       Northlake Commons Shopping Center              11             117           9/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    26                  2       Sportmart/Westwood Self Storage                 1             117           12/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    27                  1       Village Market Shopping Center                  1              35           1/1/2007
  ------------------------------------------------------------------------------------------------------------------------
    28                  1       Ashford Lakes Apartments                        1             116           11/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    29                  1       Arlington Square/Wisteria Downs
                                Portfolio
  ------------------------------------------------------------------------------------------------------------------------
   29A                  1       Arlington Square Apartments
  ------------------------------------------------------------------------------------------------------------------------
   29B                  2       Wisteria Downs Apartments                      11              41           4/11/2007
  ------------------------------------------------------------------------------------------------------------------------
    30                  1       Irving Towne Center                            11              54          11/11/2007
  ------------------------------------------------------------------------------------------------------------------------
    31                  2       Ashford Park Apartments                        11             117           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    32                  1       National Amusements Anchored Center            11             117           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    33                  2       Riverbend Commons                              11             117           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    34                  1       Shoppes of Kenwood                              1             116           8/1/2013
  ------------------------------------------------------------------------------------------------------------------------


                                               Loan Name                    Due Date        Original         Lockout
                                                                                            Lockout        Expiration
                                                                                             Period           Date
                    Servicing                                                               (Months)
    #    Crossed      Pool
  ------------------------------------------------------------------------------------------------------------------------
    35                  2       Warner Courtyards                               1             117           12/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    36                  2       Klein Portfolio
  ------------------------------------------------------------------------------------------------------------------------
   36A                  2       Klein Mitchell
  ------------------------------------------------------------------------------------------------------------------------
   36B                  2       Klein Baraboo
  ------------------------------------------------------------------------------------------------------------------------
   36C                  2       Klein Springdale
  ------------------------------------------------------------------------------------------------------------------------
   36D                  2       Klein Joplin
  ------------------------------------------------------------------------------------------------------------------------
   36E                  2       Klein Ocean Springs
  ------------------------------------------------------------------------------------------------------------------------
   36F                  2       Klein Fort Smith
  ------------------------------------------------------------------------------------------------------------------------
   36G                  2       Klein Jackson
  ------------------------------------------------------------------------------------------------------------------------
   36H                  2       Klein Angola
  ------------------------------------------------------------------------------------------------------------------------
   36I                  1       Klein Lima                                      1             116           9/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    37                  2       La Mesa Village Plaza                          11             116           6/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    38                  3       32-50 Cooper Square                             1              47           7/1/2007
  ------------------------------------------------------------------------------------------------------------------------
    39                  1       173-175 Tenants Corp.                           1             116           10/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    40                  3       Laguna Village Shopping Center                  1             116           10/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    41                  3       500 East 83rd Street Corp.                      1             116           3/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    42                  2       Chatham Park Village Cooperative               11              0               N/A
  ------------------------------------------------------------------------------------------------------------------------
    43                  3       Marketplace at Cascades - Park Place            1             102           4/1/2012
  ------------------------------------------------------------------------------------------------------------------------
    44                  1       Forest Hills South Owners, Inc.                11             117           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    45                  1       Northaven Park Apartments                       1             116           8/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    46                  2       Union Pines Office Building                    11             117           2/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    47                  2       Timbers of Deerbrook Apartments                11             117           9/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    48                  1       Big Pine Key Shopping Center                    1             116           10/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    49                  2       Metaldyne Automotive Building                   1             117           11/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    50                  1       North Batavia Business Park                    11             117           9/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    51                  1       Far North Shopping Center                       1              80           10/1/2010
  ------------------------------------------------------------------------------------------------------------------------
    52                  1       Greens at Alvamar                              11             117           9/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    53                  1       Junipero Serra Office Building                 11             114           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    54                  1       TownePlace Suites Dearborn                     11             117           9/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    55                  2       Mallory Corners                                11             117           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    56                  1       Canal Overlook                                  1             116           12/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    57                  2       Kohl's Department Store                        11             116           8/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    58                  3       Raymour and Flanigan Furniture Store            1             116           8/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    59                  3       Penny Lane Owners Corp.                         1             116           9/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    60                  1       196 Owner's Corp.                              11              97          11/11/2011
  ------------------------------------------------------------------------------------------------------------------------
    61                  3       30 Buxton Farms Road                            1             102           7/1/2012
  ------------------------------------------------------------------------------------------------------------------------
    62                  3       605 Apartment Corp.                             1             116           11/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    63                  1       Station at Vinings                              1             116           9/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    64                  2       Bluemound Centre                                1             141           8/1/2015
  ------------------------------------------------------------------------------------------------------------------------
    65                  2       Somerset Village Shopping Center               11             117           9/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    66                  1       Columbus Greens                                11             114           2/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    67                  2       Blackhawk Apartments                           11             117           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    68                  3       Oakwood Village Apartments                      1             116           10/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    69                  3       The Hermitage at Napeague, Ltd.                 1             116           9/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    70                  3       Esplanade Gardens Tenants Corp.                 1             116           6/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    71                  1       Carol House Apartments, Inc.                   11             117           3/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    72     (B)          1       Avgeris-RBX Industries                         11             117           3/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    73     (B)          1       Avgeris-IVEX Packaging                         11             117           3/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    74     (B)          2       Avgeris-Ultra Care                             11             117           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    75                  2       Bammelwood Apartments                           1             117           11/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    76                  1       Storage USA - Calvine                           1              35           1/1/2007
  ------------------------------------------------------------------------------------------------------------------------


                                               Loan Name                    Due Date        Original         Lockout
                                                                                            Lockout        Expiration
                                                                                             Period           Date
                    Servicing                                                               (Months)
    #    Crossed      Pool
  ------------------------------------------------------------------------------------------------------------------------
    77                  1       The Creekwood Village Apartments               11             297           9/11/2028
  ------------------------------------------------------------------------------------------------------------------------
    78                  1       Ala Moana Tower                                11             117           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    79                  2       Springlake Park Mobile Home Park               11             117           9/11/2012
  ------------------------------------------------------------------------------------------------------------------------
    80                  1       Macedon Commons Shopping Center                11             117           9/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    81                  2       South Pointe Village Mobile Home Park          11             117           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    82                  3       Fountain Brook Apartments                       1             102           6/1/2012
  ------------------------------------------------------------------------------------------------------------------------
    83                  1       3135 Johnson Tenant Owners Corp.               11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    84                  2       Lakeside Villas                                11              57          10/11/2007
  ------------------------------------------------------------------------------------------------------------------------
    85                  1       Westpark Place Office Building                 11             114           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    86                  2       TownePlace Suites Livonia                      11             117           10/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    87                  2       Border City Mills                              11              81           7/11/2010
  ------------------------------------------------------------------------------------------------------------------------
    88                  2       Nacogdoches Marketplace                        11              0               N/A
  ------------------------------------------------------------------------------------------------------------------------
    89                  1       Cruz Alta Plaza                                11              54           4/11/2008
  ------------------------------------------------------------------------------------------------------------------------
    90                  2       Warwick Apartments                              1             117           11/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    91                  1       Safe Self Storage - Van Nuys                   11             114           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    92                  1       Country Inns & Suites Clive                     1             116           10/1/2013
  ------------------------------------------------------------------------------------------------------------------------
    93                  1       Huntington Plaza                               11             116           6/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    94                  2       Hampton Inn Mechanicsville                     11             117           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    95                  1       Thunderbird Village Mobile Home Park           11             116           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    96                  2       Physicians Plaza II                            11             117           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    97                  1       Timbers of Keegan's Bayou Apartments           11             117           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    98                  2       Redbird Towers                                 11             116           6/11/2013
  ------------------------------------------------------------------------------------------------------------------------
    99                  2       Hampton Inn Midlothian                          1             117           10/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   100                  3       Arlington Farms Apartments                      1             102           5/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   101                  2       Briarwood Owners' Corp.                        11             117           11/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   102                  3       Storage USA - Rocklin                           1             116           8/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   103                  2       Bethpage Apartment Corp.                       11             117           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   104                  3       Parkridge Plaza                                 1             116           8/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   105                  1       HSM, LLC                                       11             117           6/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   106                  2       Buckner Village Apartments                     11             117           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   107                  2       Chastain Manor Apartments                       1              59           11/1/2008
  ------------------------------------------------------------------------------------------------------------------------
   108                  2       Outback Steakhouse Plaza                       11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   109                  1       Park Towers Apartments                         11             117           9/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   110                  2       Katonah Shopping Center                        11              81           11/1/2010
  ------------------------------------------------------------------------------------------------------------------------
   111                  1       Valleywide Self Storage                         1             116           10/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   112                  1       Osco Drug Retail Center                         1             176           10/1/2018
  ------------------------------------------------------------------------------------------------------------------------
   113                  3       Chapel Ridge of Stillwater Phase I              1             103           8/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   114                  1       Village Townhouses Cooperative                 11             117           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   115                  2       Chestnut Hill                                  11             117           6/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   116                  2       Village Center at Marshall's Creek             11             117           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   117                  1       Assured Storage                                 1             113           4/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   118                  1       6600 Building                                   1             116           11/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   119                  2       Liberty Square                                 11              81           9/11/2010
  ------------------------------------------------------------------------------------------------------------------------
   120                  1       12 Greenridge Avenue                           11             117           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   121                  2       Yahara Landing Apartments                      11             114           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   122                  1       Sierra Verde Apartments                        11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   123                  3       Pepper Ridge Apartments                         1              84           1/1/2011
  ------------------------------------------------------------------------------------------------------------------------
   124                  2       131 East 66th Street Corporation               11             117           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   125                  2       Pine Tree Apartments                           11             117           9/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   126                  2       Richton Trail Apartments                       11             117           10/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   127                  2       Tiny Town Village                              11             114           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------


                                               Loan Name                    Due Date        Original         Lockout
                                                                                            Lockout        Expiration
                                                                                             Period           Date
                    Servicing                                                               (Months)
    #    Crossed      Pool
  ------------------------------------------------------------------------------------------------------------------------
   128                  2       Arch Creek Run Apartments                      11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   129                  1       Storage Center                                 11             114           6/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   130                  2       Cy Fair Plaza                                  11              0               N/A
  ------------------------------------------------------------------------------------------------------------------------
   131                  3       Durant Shopping Center                          1             102           6/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   132                  1       111-119 Hartsdale Corp.                        11             117           6/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   133                  1       Presidential Suites Apartments
  ------------------------------------------------------------------------------------------------------------------------
   133A                 1       Presidential Suites - The Arbors I
  ------------------------------------------------------------------------------------------------------------------------
   133B                 1       Presidential Suites - The Arbors II
  ------------------------------------------------------------------------------------------------------------------------
   133C                 1       Presidential Suites - The Arbors III            1             116           11/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   134                  1       St. Paul Shopping Center                       11             114           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   135                  1       Century Plaza                                   1             116           12/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   136                  2       7611 State Line Road Building                  11              54           4/11/2008
  ------------------------------------------------------------------------------------------------------------------------
   137                  2       Chevy Chase Apartments                         11             117           9/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   138                  3       Archway Village                                 1             180           2/1/2019
  ------------------------------------------------------------------------------------------------------------------------
   139                  1       6035 Broadway Owners Corp.                      1             116           10/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   140                  3       Flour Bluff Shopping Center                     1             102           4/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   141                  1       110-150 Draper Owners Corp.                    11             117           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   142                  2       Park on Vista Apartments                       11             117           10/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   143                  1       Fort Security Self Storage                     11             114           6/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   144                  1       Hibert Office                                  11             114           6/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   145                  2       Raffin Executive Center                        11              0               N/A
  ------------------------------------------------------------------------------------------------------------------------
   146                  1       The Gilman Terrace II Apartments               11             114           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   147                  1       Monterey Apartments / Sherbrooke
                                Apartments
  ------------------------------------------------------------------------------------------------------------------------
   147A                 1       Sherbrooke Apartments
  ------------------------------------------------------------------------------------------------------------------------
   147B                 2       Monterey Apartments                            11             114           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   148                  2       Hidden Hollow Apartments                       11             117           11/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   149                  2       Geist Self Storage                             11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   150                  1       Medford Shopping Center                        11              54           1/11/2008
  ------------------------------------------------------------------------------------------------------------------------
   151                  1       Catalina Apartments                            11              54           6/11/2008
  ------------------------------------------------------------------------------------------------------------------------
   152                  2       Crestridge Apartments                          11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   153     (C)          2       Richlawn Acres Apartments                      11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   154     (C)          3       Grant Street Apartments                         1              84           12/1/2010
  ------------------------------------------------------------------------------------------------------------------------
   155                  1       Park Terrace Owners Corp.                      11             114           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   156                  3       DP Building One                                 1             116           7/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   157                  1       83-84 116th Owners Corp.                       11              40           4/11/2007
  ------------------------------------------------------------------------------------------------------------------------
   158                  1       Mesa Grande                                    11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   159                  2       Greylock Apartments                            11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   160                  1       Swarthmore Apartments                          11             117           3/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   161                  3       Royalwood Apartments                            1              84           11/1/2010
  ------------------------------------------------------------------------------------------------------------------------
   162                  1       Inverness Housing Corp.                        11             114           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   163                  3       Burnet House                                    1             102           6/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   164                  1       Crestwood Apartment Owners Corp.                1             116           6/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   165                  1       Lake Springs Shops                             11              57           9/11/2008
  ------------------------------------------------------------------------------------------------------------------------
   166                  3       Northpoint Apartments                           1             116           8/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   167                  2       360 Riverside Owners Corp.                     11             114           2/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   168                  2       66 Fort Point Street                           11              54           8/11/2008
  ------------------------------------------------------------------------------------------------------------------------
   169                  1       1-7 Journal Square                              1             212           8/1/2020
  ------------------------------------------------------------------------------------------------------------------------
   170                  1       Amistad Apartments                             11             114           6/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   171                  1       Melnick Drive                                  11             114           6/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   172                  1       Desert Plaza Apartments                        11             117          12/11/2012
  ------------------------------------------------------------------------------------------------------------------------
   173                  1       Burleson Plaza                                  1             176           9/1/2018
  ------------------------------------------------------------------------------------------------------------------------


                                               Loan Name                    Due Date        Original         Lockout
                                                                                            Lockout        Expiration
                                                                                             Period           Date
                    Servicing                                                               (Months)
    #    Crossed      Pool
  ------------------------------------------------------------------------------------------------------------------------
   174                  3       Chapel Ridge of Forrest City Phase II           1             116           10/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   175                  1       9 East 96th Street Apartment Corp.             11              39           4/11/2007
  ------------------------------------------------------------------------------------------------------------------------
   176                  1       Budget Self Storage                            11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   177                  3       Imperial Marshwood Mobile Home Park             1             102           5/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   178                  3       Windsor Equities Owners, Inc.                   1             102           6/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   179                  2       84-49 Owners Corp.                             11             117           1/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   180                  3       300 West Coleman Boulevard                      1             116           8/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   181                  1       129-131 Fifth Avenue Corp.                     11             114           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   182                  2       Tiffany Office Building                        11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   183                  1       Forest Mobile Estates Mobile Home Park         11              36           2/11/2005
  ------------------------------------------------------------------------------------------------------------------------
   184                  1       Country Club Village Apartments                11             114           3/11/2011
  ------------------------------------------------------------------------------------------------------------------------
   185                  2       Vista Pacifica Industrial Park                 11              0               N/A
  ------------------------------------------------------------------------------------------------------------------------
   186                  1       Alexandria Shopping Center                     11             114           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   187                  1       Oak Manor Apartments                           11             114           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   188                  1       Carriage Works                                 11             114           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   189                  1       Northridge Apartments                          11              39           4/11/2007
  ------------------------------------------------------------------------------------------------------------------------
   190                  2       Courtyard Apartments                           11             114           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   191                  2       Candlewood Apartments - TN                     11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   192                  1       Clipper Ridge Apartments                        1             116           12/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   193                  3       Chapel Ridge of Stillwater Phase II             1             116           7/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   194                  3       345 West 88th Apartment Corp.                   1             102           6/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   195                  2       The Indian Harbor House Owners                 11             117           8/11/2013
                                Corporation
  ------------------------------------------------------------------------------------------------------------------------
   196                  2       Draper Crossing II                             11              78           5/11/2010
  ------------------------------------------------------------------------------------------------------------------------
   197                  2       Siesta and Julia Mobile Home Parks
  ------------------------------------------------------------------------------------------------------------------------
   197A                 2       Julia Mobile Home Park
  ------------------------------------------------------------------------------------------------------------------------
   197B                 2       Siesta Mobile Home Park                        11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   198                  2       Mark IV Apartments                             11             114           1/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   199                  2       Crosby Town Center Plaza                       11              54           1/11/2008
  ------------------------------------------------------------------------------------------------------------------------
   200                  1       Discount Personal Storage                      11             114           1/11/2011
  ------------------------------------------------------------------------------------------------------------------------
   201                  2       Harbor Building                                11             114           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   202                  1       Highland Court Apartments-NY                   11             117           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   203                  2       Turner Plaza Shopping Center                   11             114           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   204                  3       Miami Hills Apartments                          1             116           8/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   205                  3       136 East 36th Street Apartments Corp.           1             102           7/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   206                  3       Quarante Deux, Inc.                             1             102           7/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   207                  1       Gracemere Owners Corporation                   11              41           4/11/2007
  ------------------------------------------------------------------------------------------------------------------------
   208                  3       Rufe Snow Depot Self Storage                    1             102           7/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   209                  2       Fountain Gardens Owners Corp.                  11             116           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   210                  2       Westwind Mobile Home Park                      11              42           4/11/2007
  ------------------------------------------------------------------------------------------------------------------------
   211                  1       6950 Cypress Road                              11             114           2/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   212                  1       Germantown Plaza                               11             114           3/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   213                  2       86 Christopher Street                          11             117           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   214                  3       Knickerbocker Square Shopping Center            1             102           8/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   215                  1       370 Riverside Tenants' Corp.                   11             114           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   216                  2       1677 Eureka Road                               11             114           5/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   217                  3       Lakewood Village Apartments - TX                1              84           2/1/2011
  ------------------------------------------------------------------------------------------------------------------------
   218                  1       315 West 232nd Street Corp.                    11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   219                  3       Brooke Hall Apartments                          1             102           8/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   220                  3       Archer Cooperative, Inc.                        1             102           5/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   221                  3       Shady Glen Owners' Corp.                        1             180           1/1/2019
  ------------------------------------------------------------------------------------------------------------------------
   222                  1       434 East 58th Street Owners Inc.               11              54           5/11/2008
  ------------------------------------------------------------------------------------------------------------------------


                                               Loan Name                    Due Date        Original         Lockout
                                                                                            Lockout        Expiration
                                                                                             Period           Date
                    Servicing                                                               (Months)
    #    Crossed      Pool
  ------------------------------------------------------------------------------------------------------------------------
   223                  2       Shadow Wood Apartments                         11             174           6/11/2018
  ------------------------------------------------------------------------------------------------------------------------
   224                  3       Paddington Mobile Home Park                     1             116           9/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   225                  2       Bradlee Tenants Corp.                          11              40           4/11/2007
  ------------------------------------------------------------------------------------------------------------------------
   226                  3       American Storage                                1              84           2/1/2011
  ------------------------------------------------------------------------------------------------------------------------
   227                  3       48-10 45th Street Owners, Inc.                  1             102           8/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   228                  3       878 Residents Corp.                             1             116           8/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   229                  2       Ivy League Apt Corp.                           11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   230                  1       Storage Max                                    11             114           6/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   231                  3       Mount Ephraim Plaza                             1              84           2/1/2011
  ------------------------------------------------------------------------------------------------------------------------
   232                  3       Concordia Apartments, Ltd.                      1              36           2/1/2007
  ------------------------------------------------------------------------------------------------------------------------
   233                  2       28 East 4th Street Housing Corp.               11              36          11/11/2006
  ------------------------------------------------------------------------------------------------------------------------
   234                  1       Woodland Estates Mobile Home Park              11              78           4/11/2010
  ------------------------------------------------------------------------------------------------------------------------
   235                  3       Shady Acres Mobile Home Park                    1             116           7/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   236                  1       121-125 Park Owners Corp.                      11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   237                  1       Colonial Crest Apartments                      11             114           3/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   238                  1       Pleasanton Village Apartments                  11             114           7/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   239                  2       Cedar Bayou Mobile Home Park                   11              54           1/11/2008
  ------------------------------------------------------------------------------------------------------------------------
   240                  3       487 Central Avenue                              1             116           9/1/2013
  ------------------------------------------------------------------------------------------------------------------------
   241                  3       94-11 69th Avenue Corp. a/k/a 94-11             1             102           6/1/2012
                                69th Avenue Corporation
  ------------------------------------------------------------------------------------------------------------------------
   242                  3       261 West 22nd Street Tenant Owners Corp.        1              83           6/1/2010
  ------------------------------------------------------------------------------------------------------------------------
   243                  1       Big Deal Realty on Greene Street, Inc.         11             114           6/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   244                  2       Town and Country Crossing                      11             114           6/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   245                  3       132 Mitchell Street                             1              0               N/A
  ------------------------------------------------------------------------------------------------------------------------
   246                  3       300 West 17th Street Housing                    1             116           9/1/2013
                                Development Fund Corporation
  ------------------------------------------------------------------------------------------------------------------------
   247                  1       55 East Owners Corp.                           11             114           8/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   248                  3       Harrison Terrace Apartments                     1              84           1/1/2011
  ------------------------------------------------------------------------------------------------------------------------
   249                  2       120 East 85th Street Owners, Inc.              11             114           6/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   250                  3       Creekside Manor Apartments                      1              84           1/1/2011
  ------------------------------------------------------------------------------------------------------------------------
   251                  3       326 West 83rd Owners Corp.                      1             101           1/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   252                  3       Herald Square Loft Corporation                  1             102           6/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   253                  2       131-133 Owners Corp.                           11             114           1/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   254                  1       Sandia Mobile Home Park                        11             114           4/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   255                  3       Stone Green Apartments                          1             102           8/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   256                  3       325 West 83 Owners Corp.                        1             102           7/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   257                  2       345 West 70th Tenants Corp.                    11             114           3/11/2013
  ------------------------------------------------------------------------------------------------------------------------
   258                  3       Melbourne Plaza                                 1             102           5/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   259                  3       Landau Apartments, Inc.                         1             102           7/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   260                  3       240 Prospect Pl. Apt. Corp.                     1             102           6/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   261                  3       Ninth Street Apartments, Inc.                   1             102           6/1/2012
  ------------------------------------------------------------------------------------------------------------------------
   262                          331 West 84th Owners Corp.
  ------------------------------------------------------------------------------------------------------------------------





  ------------------------------------------------------------------------------------------------------------------------


(A)   The underlying mortgage loans secured by Red Lion Hotel Pasco, Red Lion Hotel Salt Lake Downtown, Red Lion Hotel
        Redding and Red Lion Hotel Richland Hanford House are cross-collaterilized and cross-defaulted, respectively.

(B)   The underlying mortgage loans secured by Avgeris-RBX Industries, Avgeris-IVEX Packaging and Avgeris-Ultra Care are
                                     cross-collaterilized and cross-defaulted, respectively.

(C)   The underlying mortgage loans secured by Richlawn Acres Apartments and Grant Street Apartments are cross-collaterilized and cross-defaulted, respectively.



                                                            EXHIBIT C-1

                                                 LIST OF ADDITIONAL COLLATERAL LOANS



               Servicing                                                                                                Zip
  #   Crossed    Pool      Property Name                       Address                City           County    State    Code
-------------------------------------------------------------------------------------------------------------------------------
  6               2        Northfield Square Mall    1600 North State Route 50     Bourbonnais      Kankakee     IL     60914
-------------------------------------------------------------------------------------------------------------------------------
 33               1        Riverbend Commons         305-407 South Telegraph       Monroe           Monroe       MI     48161
                                                     Road and 1170-1190
                                                     West Front Street
-------------------------------------------------------------------------------------------------------------------------------
 34               2        Shoppes of Kenwood        7710-7724 Montgomery Road     Cincinnati       Hamilton     OH     45236
-------------------------------------------------------------------------------------------------------------------------------
 58               2        Raymour and Flanigan      6115 Black Horse Pike         Egg Harbor       Atlantic     NJ     08234
                           Furniture Store                                         Township
-------------------------------------------------------------------------------------------------------------------------------
 63               3        Station at Vinings        2810 Paces Ferry Road         Atlanta          Cobb         GA     30339
-------------------------------------------------------------------------------------------------------------------------------
 85               2        Westpark Place Office     6250-6260 Westpark Drive      Houston          Harris       TX     77057
                           Building
-------------------------------------------------------------------------------------------------------------------------------
 96               1        Physicians Plaza II       8042 Wurzbach Road            San Antonio      Bexar        TX     78229
-------------------------------------------------------------------------------------------------------------------------------
 135              1        Century Plaza             1700-1746 Woolco Way          Orlando          Orange       FL     32822
-------------------------------------------------------------------------------------------------------------------------------
 144              1        Hibert Office             9948 Hibert Street            San Diego        San Diego    CA     92131
-------------------------------------------------------------------------------------------------------------------------------
 169              2        1-7 Journal Square        1-7 Journal Square            Jersey City      Hudson       NJ     07306
-------------------------------------------------------------------------------------------------------------------------------
 193              1        Chapel Ridge of           1807 North Hartford           Stillwater       Payne        OK     74075
                           Stillwater Phase II
-------------------------------------------------------------------------------------------------------------------------------
 211              2        6950 Cypress Road         6950 Cypress Road             Fort Lauderdale  Broward      FL     33317
-------------------------------------------------------------------------------------------------------------------------------
 231              1        Mount Ephraim Plaza       2750 Mount Ephraim Avenue     Camden           Camden       NJ     08104
-------------------------------------------------------------------------------------------------------------------------------
 240              2        487 Central Avenue        487 Central Avenue            Cedarhurst       Nassau       NY     11516
-------------------------------------------------------------------------------------------------------------------------------



                                      C-1-1


                                                         EXHIBIT C-2

                                                  LIST OF MEZZANINE LOANS


               Servicing                                                                                                Zip
  #   Crossed    Pool      Property Name                       Address                City           County    State    Code
-------------------------------------------------------------------------------------------------------------------------------

 19               1        Belmont Landing           8104 Webb Road                Riverdale        Clayton      GA     30274
                           Apartments
-------------------------------------------------------------------------------------------------------------------------------
 24               2        The Atrium Business       333 North Rancho Drive        Las Vegas        Clark        NV     89106
                           Tower
-------------------------------------------------------------------------------------------------------------------------------
 34               2        Shoppes of Kenwood        7710-7724 Montgomery Road     Cincinnati       Hamilton     OH     45236

-------------------------------------------------------------------------------------------------------------------------------
 36               2        Klein Portfolio
-------------------------------------------------------------------------------------------------------------------------------
 36A              2        Klein Mitchell            1005 and 1007 East            Mitchell         Davison      SD     57301
                                                     Spruce Avenue
-------------------------------------------------------------------------------------------------------------------------------
 36B              2        Klein Baraboo             102 4th Street                Baraboo          Sauk         WI     53913
-------------------------------------------------------------------------------------------------------------------------------
 36C              2        Klein Springdale          2002 South Pleasant Street    Springdale       Washington   AR     73764
-------------------------------------------------------------------------------------------------------------------------------
 36D              2        Klein Joplin              2405 West 7th Street          Joplin           Jasper       MO     64801
-------------------------------------------------------------------------------------------------------------------------------
 36E              2        Klein Ocean Springs       3907 Bienville Boulevard      Ocean Springs    Jackson      MS     39564
-------------------------------------------------------------------------------------------------------------------------------
 36F              2        Klein Fort Smith          5441 South 24th Street        Fort Smith       Sebastian    AR     72901
-------------------------------------------------------------------------------------------------------------------------------
 36G              2        Klein Jackson             2050 Walton Drive             Jackson          Cape         MO     63755
                                                                                                    Girardeau
-------------------------------------------------------------------------------------------------------------------------------
 36H              2        Klein Angola              2200 North Wayne Street       Angola           Steuben      IN     46703

-------------------------------------------------------------------------------------------------------------------------------
 36I              2        Klein Lima                771 Lost Creek Boulevard      Lima             Allen        OH     45804

-------------------------------------------------------------------------------------------------------------------------------
 79               1        Springlake Park Mobile    51458 Southeast               Scappoose        Columbia     OR     97056
                           Home Park                 Westlake Drive
-------------------------------------------------------------------------------------------------------------------------------
 82               2        Fountain Brook            100 Brookhaven Circle         Fort Oglethorpe  Catoosa      GA     30742
                           Apartments
-------------------------------------------------------------------------------------------------------------------------------
 97               2        Timbers of Keegan's       11650 West Bellfort Avenue    Houston          Harris       TX     77099
                           Bayou Apartments
-------------------------------------------------------------------------------------------------------------------------------



                                      C-2-1

                                   EXHIBIT D

                          FORM OF REQUEST FOR RELEASE


                                    [DATE]



Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention:  Principal Transactions Group

        Credit Suisse First Boston Mortgage Securities Corp.
                Commercial Mortgage Pass-Through Certificates, Series 2004-C1 REQUEST FOR RELEASE

Dear _______________,

     In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement dated as of March 11, 2004 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Midland Loan Services Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB, as Master Servicers, and Lennar Partners, Inc. and National Consumer Cooperative Bank, as Special Servicers, and you, as Trustee, the undersigned [Master] [Special] Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Loan for the reason indicated below.

     Mortgagor's Name:

     Property Address:

     Loan No.:

     If only particular documents in the Mortgage File are requested, please specify which:

     Reason for requesting Mortgage File (or portion thereof):

     _____1. Loan paid in full. The undersigned [Master] [Special] Servicer hereby certifies that all amounts received in connection with the Loan have been or will be credited to the applicable Collection Account pursuant to the Pooling and Servicing Agreement.

     _____2. The Loan is being foreclosed.

     _____3. Other. (Describe)

     The undersigned [Master] [Special] Servicer acknowledges that the above Mortgage File (or requested portion thereof) will be held by it in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                    [MIDLAND LOAN SERVICES INC.]

                                    [KEYCORP REAL ESTATE CAPITAL MARKETS,
                                    INC.]

                                    [NCB, FSB]

                                    [LENNAR PARTNERS, INC.]

                                    [NATIONAL CONSUMER COOPERATIVE BANK]



                                    By:____________________________________
                                    Name:
                                    Title:

                                   EXHIBIT E

                        FORM OF AFFIDAVIT OF LOST NOTE



STATE OF                )
                        )  ss.:
COUNTY OF               )


     ________________________________________, being duly sworn, deposes and says:

     1. that he/she is an authorized signatory of _________________________ (the "Noteholder");

     2. that the Noteholder is the owner and holder of a mortgage loan in the original principal amount of $____________________ secured by a mortgage (the "Mortgage") on the premises known as __________________________, located in ____________________;

     3. that the Noteholder, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

          a note in the original sum of $___________ made by _____________________, to __________________________, under date of
          ___________ (the "Note");

     4. that the Note is now owned and held by the Noteholder;

     5. that the copy of the Note attached hereto is a true and correct copy thereof;

     6. that the Note has not been paid-off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

     7. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except the Noteholder; and

     8. upon assignment of the Note by the Noteholder to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by the Depositor to the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by the Noteholder to the Trustee), the Noteholder covenants and agrees (a) to promptly deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of the Noteholder's or the Depositor's failure to deliver said original Note to the Trustee.

                                    [NAME OF NOTEHOLDER]


                                    By:________________________________________
                                       Authorized Signatory


Sworn to before me this
______  day of ____________, 20__

                                 EXHIBIT F-1A

                       FORM I OF TRANSFEROR CERTIFICATE
                 FOR TRANSFERS OF NON-REGISTERED CERTIFICATES


                                       [Date]


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class ________ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 12, 2004 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of March 11, 2004 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB, as master servicers (in such capacity, the "Master Servicers"), Lennar Partners, Inc. and National Consumer Cooperative Bank, as special servicers (in such capacity, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by


                                    F-1A-1
means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

          3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

     ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

     ___  (e) Other. (Please specify brief description of method) ____________
          ____________________________________________________________________
          ____________________________________________________________________


                                    F-1A-2

          4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

          (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

          (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

          (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

          5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

          6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.


                                    Very truly yours,

                                    ________________________________________
                                    (Transferor)

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________



                                    F-1A-3

                                 EXHIBIT F-1B

                       FORM II OF TRANSFEROR CERTIFICATE
                 FOR TRANSFERS OF NON-REGISTERED CERTIFICATES



                                      [Date]


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class ________ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 12, 2004 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of March 11, 2004 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB, as master servicers (in such capacity, the "Master Servicers"), Lennar Partners, Inc. and National Consumer Cooperative Bank, as special servicers (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

               1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

               2. Neither the Transferor nor anyone acting on its behalf has
     (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any


                                    F-1B-1
     manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.


                                    Very truly yours,

                                    ________________________________________
                                    (Transferor)

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________


                                    F-1B-2

                                 EXHIBIT F-1C

                       FORM I OF TRANSFEROR CERTIFICATE
       FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES FOR CLASSES OF
                         NON-REGISTERED CERTIFICATES


                                    [Date]


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 12, 2004 (the "Issue Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of March 11, 2004 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB, as master servicers (in such capacity, the "Master Servicers"), Lennar Partners, Inc. and National Consumer Cooperative Bank, as special servicers (in such capacity, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred


                                    F-1C-1

Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                    Very truly yours,

                                    ________________________________________
                                    (Transferor)

                                    By:_____________________________________
                                       Name:________________________________



                                    F-1C-2

                                 EXHIBIT F-1D

                       FORM II OF TRANSFEROR CERTIFICATE
       FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES FOR CLASSES OF
                         NON-REGISTERED CERTIFICATES


                                       [Date]


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

               Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class ______, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 12, 2004 (the "Issue Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of March 11, 2004 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB, as master servicers (in such capacity, the "Master Servicers"), Lennar Partners, Inc. and National Consumer Cooperative Bank, as special servicers (in such capacity, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. At the time the buy order was originated, the Transferor reasonably believed that the Transferee was outside the United States, its territories and possessions.

          3. If the Transferor is a distributor (within the meaning of Rule 902(d) under the Securities Act of 1933, as amended (the "Securities Act")) with respect to the Transferred Certificates,


                                    F-1D-1
or an affiliate of such a distributor or of the Depositor, or a person acting on behalf of such a distributor, the Depositor or any affiliate of such distributor or of the Depositor, then:

               (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, its territories and possessions;

               (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

               (c) all offers and sales, if any, of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, have been and will be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

               (d) all offering materials and documents (other than press releases), if any, used in connection with offers and sales of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, complied with the requirements of Rule 902(g)(2) under the Securities Act; and

               (e) if the Transferee is a distributor, a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee that the Transferee is subject to the same restrictions on offers and sales that apply to a distributor.

          4. If the Transferor is not a distributor with respect to the Transferred Certificates or an affiliate of such a distributor or of the Depositor or acting on behalf of such a distributor, the Depositor or any affiliate of such a distributor or of the Depositor, then:

               (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 under the Securities Act, and neither the Transferor nor anyone acting on its behalf knows that such transaction has been prearranged with a buyer in the United States, its territories and possessions;

               (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

               (c) if the Transferee is a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior


                                   F-1D-2
     to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee stating that the Transferred Certificates may be offered and sold during the distribution compliance period only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

                                    Very truly yours,

                                    ________________________________________
                                    (Transferor)

                                    By:_____________________________________
                                       Name:________________________________
                                       Title:_______________________________


                                    F-1D-3

                                 EXHIBIT F-2A

               FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
               NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM



                                         [Date]


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention: Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 12, 2004 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of March 11, 2004 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB, as master servicers (in such capacity, the "Master Servicers"), Lennar Partners, Inc. and National Consumer Cooperative Bank, as special servicers (in such capacity, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified


                                    F-2A-1

Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                    Very truly yours,

                                    ________________________________________
                                    (Transferor)

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________



                            Nominee Acknowledgment
                            ----------------------


          The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                    ________________________________________
                                    (Nominee)

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________


                                    F-2A-2

                                                       ANNEX 1 TO EXHIBIT F-2A
                                                       -----------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees Other Than Registered Investment Companies]



          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16


________________

1   Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                    F-2A-3
          months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.) ___________________________________________________
          ___________________________________________________________________
          ___________________________________________________________________

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned,


                                    F-2A-4
consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

          ___ ___   Will the Transferee be purchasing the Transferred
          Yes No    Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                    _______________________________________
                                    Print Name of Transferee

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________
                                    Date:__________________________________


                                    F-2A-5

                                                       ANNEX 2 TO EXHIBIT F-2A
                                                       -----------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees That Are Registered Investment Companies]



          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ____ The Transferee owned and/or invested on a discretionary basis
          $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii)


                                    F-2A-6
bank deposit notes and certificates of deposit, (iii) loan participations,
(iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ___ ___   Will the Transferee be purchasing the Transferred
          Yes No    Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                    Print Name of Transferee or Adviser


                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________



                                    IF AN ADVISER:

                                    Print Name of Transferee


                                    Date:__________________________________


                                    F-2A-7

                                 EXHIBIT F-2B

              FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
               NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM



                                    [Date]


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

         Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class ------ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 12, 2004 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of March 11, 2004 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB, as master servicers (in such capacity, the "Master Servicers"), Lennar Partners, Inc. and National Consumer Cooperative Bank, as special servicers (in such capacity, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or


                                    F-2B-1
in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred


                                    F-2B-2

Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

          5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                               Very truly yours,

                               By:_________________________________________
                                  (Transferee)

                               Name:
                               Title:


                                    F-2B-3

                            Nominee Acknowledgment
                            ----------------------


          The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                   __________________________________________
                                   (Nominee)

                                   By:______________________________________
                                      Name:
                                      Title:


                                    F-2B-4

                                 EXHIBIT F-2C

                       FORM I OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                            HELD IN BOOK-ENTRY FORM


                                    [Date]


[TRANSFEROR]

         Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates,
              Series 2004-C1, Class ------ Certificates [having an initial aggregate Certificate [Principal Balance]
              [Notional Amount] as of March 12, 2004 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of March 11, 2004 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB, as master servicers (in such capacity, the "Master Servicers"), Lennar Partners, Inc. and National Consumer Cooperative Bank, as special servicers (in such capacity, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities


                                    F-2C-1

Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                    F-2C-2

          4. The Transferee has been furnished with all information regarding
(a) The Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

                               Very truly yours,

                               (Transferee)


                               By: __________________________________________
                                   Name:
                                   Title:


                                    F-2C-3

                                                     ANNEX 1 TO EXHIBIT F-2C
                                                     -----------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees other than Registered Investment Companies]


          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________/2/ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual


____________

/2/ Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                    F-2C-4
            financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-


                                    F-2C-5
owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

         ____  ____ Will the Transferee be acquiring interests in the
         Yes   No   Transferred Certificates only for the Transferee's
                    own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                 (Transferee)


                                 By: ________________________________________
                                 Name:
                                 Title:
                                 Date:


                                    F-2C-6

                                                       ANNEX 2 TO EXHIBIT F-2C
                                                       -----------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees that are Registered Investment Companies]



          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

    ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

    ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                    F-2C-7

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
(vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

         ____  ____   Will the Transferee be acquiring interests in the
         Yes   No     Transferred Certificates only for the Transferee's
                      own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                (Transferee or Adviser)


                                By:_________________________________________
                                Name:
                                Title:



                                IF AN ADVISER:

                                ____________________________________________
                                Print Name of Transferee

                                Date:


                                    F-2C-8

                                 EXHIBIT F-2D

                     FORM II OF TRANSFEREE CERTIFICATE FOR
             TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                            HELD IN BOOK ENTRY FORM


                                    [Date]


[TRANSFEROR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial
              Mortgage Pass-Through Certificates, Series 2004-C1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 12, 2004 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of March 11, 2004 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB, as master servicers (in such capacity, the "Master Servicers"), Lennar Partners, Inc. and National Consumer Cooperative Bank, as special servicers (in such capacity, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

          1. The Transferee is not a United States Securities Person. For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States;
(iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and so settler if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or


                                    F-2D-1
banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organization, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE


                                    F-2D-2

          "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorized you to produce this certification to any interested party in such proceedings.

Dated: ______________, ____


                              By:__________________________________________
                              As, or agent for, the beneficial owner(s) of the Certificates to which this certificate relates


                                    F-2D-3

                                  EXHIBIT G-1

            FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
             (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
           CERTIFICATES HELD IN FULLY REGISTERED, CERTIFICATED FORM)


                                    [Date]


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial
              Mortgage Pass-Through Certificates, Series 2004-C1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 12, 2004 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of March 11, 2004 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB, as master servicers (in such capacity, the "Master Servicers"), Lennar Partners, Inc. and National Consumer Cooperative Bank, as special servicers (in such capacity, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

    ___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or


                                    G-1-1

    ___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

    ___ The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act,
          (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Master Servicer, any Special Servicer, any Exemption-Favored Party, any Primary Servicer, any Sub-Servicer, any Person responsible for the servicing and administration of the Mayfair Mall Loan and/or the Stanford Shopping Center Loan or any Borrower with respect to any Trust Mortgage Loan or group of Trust Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Trust Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


                               Very truly yours,

                               ______________________________________________
                               (Transferee)

                               By:___________________________________________
                                  Name:______________________________________
                                  Title:_____________________________________


                                     G-1-2

                                  EXHIBIT G-2

            FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
             (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)


                                    [Date]


[TRANSFEROR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class ------ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 12, 2004 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of March 11, 2004 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB, as master servicers (in such capacity, the "Master Servicers"), Lennar Partners, Inc. and National Consumer Cooperative Bank, as special servicers (in such capacity, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

    ___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

    ___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or


                                    G-2-1

    ___ The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act,
          (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Master Servicer, any Special Servicer, any Exemption-Favored Party, any Primary Servicer, any Sub-Servicer, any Person responsible for the servicing and administering of the Mayfair Mall Loan and/or the Stanford Shopping Center Loan or any Borrower with respect to any Trust Mortgage Loan or group of Trust Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Trust Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


                               ______________________________________________
                               (Transferee)

                               By:___________________________________________
                                  Name:______________________________________
                                  Title:_____________________________________


                                    G-2-2

                                  EXHIBIT H-1

               FORM OF RESIDUAL TRANSFER AFFIDAVIT AND AGREEMENT
                     FOR TRANSFERS OF CLASS R CERTIFICATES



STATE OF                      )
                              ) ss:
COUNTY OF                     )

          ____________________, being first duly sworn, deposes and says that:

          1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class R, evidencing a ___% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

          2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a Disqualified Organization, a possession of the United States, Non-United States Tax Person, domestic partnership whose beneficial interests are not all held by United States Persons (as defined below) or a foreign permanent establishment or fixed based (each within the meaning of an applicable tax treaty) of a United States Person. (For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

          3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the


                                    H-1-1
income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

          6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee. In addition, the Transferee will honor all the restrictions set forth herein upon any subsequent transfers of the Class R Certificates.

          7. The Transferee's taxpayer identification number is
-----------------.

          8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

          9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

          10. In accordance with Treasury Regulation Section 1.860E-1 [check the statement that applies]:

              (a) The consideration paid to the Transferee for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, the Transferee has regularly borrowed, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Transferee is greater than the Tax Liability Present Value using such lower interest rate as the discount rate and the transactions in question with unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or,


                                    H-1-2
      in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately reflected in Exhibit A to this letter; _______

            or

              (b) the Transferee (i) is an "eligible corporation" as defined in Section 1.860E-1(c)(6)(i) of the Treasury Regulations, as to which the income of the Residual Interest Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(i) of the Treasury Regulations or any other assets if a principal purpose for holding or acquiring such other assets is to satisfy this condition) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in this letter. _______

          11. The Transferee will not cause the income from the Residual Interest certificate to be attributed to a foreign permanent establishment or fixed base.

          12. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

          For purposes of this affidavit, a "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust.


                                     H-1-3

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.


                                 [TRANSFEREE]


                                 By:_______________________________________
                                 [Name of Officer]
                                 [Title of Officer]


[Corporate Seal]

ATTEST:

____________________________________
[Assistant] Secretary


          Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

          Subscribed and sworn before me this ______ day of __________________, ________.


__________________________________
NOTARY PUBLIC

COUNTY OF ________________________

STATE OF _________________________

My Commission expires the _________ day of ___________, 20__.


                                    H-1-4

                                  EXHIBIT H-2

                FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                             CLASS R CERTIFICATES


                                    [Date]


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp.,
              Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class R Certificates, evidencing a ____%
              Percentage Interest in such Class (the "Residual Interest Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement dated as of March 11, 2004 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB, as master servicers (in such capacity, the "Master Servicers"), Lennar Partners, Inc. and National Consumer Cooperative Bank, as special servicers (in such capacity, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for


                                     H-2-1

United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.


                               Very truly yours,

                               [TRANSFEROR]



                               By: _______________________________________
                               (Transferor)
                               Name:
                               Title:


                                    H-2-2

                                   EXHIBIT I

                            INVESTOR CERTIFICATION


                                    [Date]


[TRUSTEE]

[APPLICABLE MASTER SERVICER]

[APPLICABLE SPECIAL SERVICER]

          In accordance with Section ____ of the Pooling and Servicing Agreement, dated as of March 11, 2004 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB as Master Servicers, Lennar Partners, Inc. and National Consumer Cooperative Bank as Special Servicers, and you, as Trustee, with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

              1. The undersigned is a [registered holder] [beneficial owner] [prospective purchaser] of Class ____ Certificates.

              2. The undersigned is requesting, pursuant to Section ___ of the Agreement, is requesting access to certain information (the "Information") on [the Trustee's] [Master Servicer No.___'s] [Special Servicer No.___'s] website and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to Section 4.02 of the Agreement.

              3. In consideration of [the Trustee's] [Master Servicer No.___'s] [Special Servicer No.___'s] [disclosure to the undersigned of the Information, or providing access in connection therewith, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation [of its investment in] in connection with purchasing] the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

              4. The undersigned will not use or disclose the Information in any manner which could result in a violation of, or any rule or regulation promulgated under, any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

              5. Investor hereby acknowledges and agrees that:

          (a) Neither the Master Servicer nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its Website;

          (b) Neither the Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

          (c) Any transmittal of any report, document or other information to Investor by the Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                    By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein;

          (d) When delivering any report, document or other information pursuant to this request, the Master Servicer or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, the Initial Purchaser, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

              6. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicers, the Special Servicers and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

          Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.


                                    Beneficial Owner or Prospective Purchaser


                                    Name: ___________________________________
                                    Title:
                                    Company:
                                    Phone:

                                  EXHIBIT J-1

                  FORM OF INTERMEDIATE TRUSTEE CERTIFICATION


                                    [Date]


To:  The Parties Listed on Schedule A Attached Hereto.

     Intermediate Review of Mortgage Files by the Trustee Pursuant to the
               Pooling and Servicing Agreement (dated March 11, 2004)


Ladies and Gentlemen:

          In accordance with Sections 2.02 (b) of the Pooling and Servicing Agreement, dated March 11, 2004, by and among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB as master servicers, Lennar Partners, Inc. and National Consumer Cooperative Bank as special servicers, and Wells Fargo Bank, N.A., as trustee (the "Agreement"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, the undersigned, as Trustee, hereby certifies as to each Loan subject to the Agreement (other than the Mayfair Mall Loan, the Stanford Shopping Center Loan and other than any Loan paid in full and any Loan specifically identified in any exception report annexed hereto as not being covered by this certification), (i) all documents specified in clauses (a)(i) through (a)(v), (a)(ix) (without regard to the parenthetical clause), (a)(xi), (a)(xii), (a)(xvi) and (a)(xviii) of the definition of "Mortgage File" in the Agreement are in its possession, and (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been received, appear to have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the subject Loan.

          In completing said review, the Trustee is authorized to rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon and upon the delivery of such documents to the Title Company as provided for in Section 2.01. The Trustee shall be under no duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 2.01(a)), or whether the recordation of any document complies with the recordation requirements of any applicable jurisdiction, nor shall the Trustee be responsible for determining whether there are any documents which are required to be included in each such Mortgage File pursuant to the Agreement.

          Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in any such Mortgage File indicating otherwise, the Trustee shall assume for purposes of the certifications


                                    J-1-1
delivered pursuant to Sections 2.01 and 2.02 of the Agreement, that filings were made for each Mortgaged Property in the appropriate public recording or filing office(s).

          Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.


                                 Respectfully,

                                 WELLS FARGO BANK, N.A.,
                                 as Trustee,


                                 By: _____________________________________
                                 Name:
                                 Title:


                                    J-1-2

                                  Schedule A


Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, NY  10010

Midland Loan Services, Inc.
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210

KeyBank National Association
c/o KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105

Column Financial, Inc.
3414 Peachtree Road,
N.E. Suite 1140
Atlanta, Georgia 30326

PNC Bank, National Association
249 Fifth Avenue
One PNC Plaza
Pittsburgh, Pennsylvania 15222

NCB, FSB
1725 I Street,  N.W.
Washington, D.C. 20006

Lennar Partners, Inc.
1601 Washington Avenue
Miami Beach, FL 33139

National Consumer Cooperative Bank
1725 I Street, N.W.
Washington, D.C. 20006


                                    J-1-3

                                  EXHIBIT J-2

                      FORM OF FINAL TRUSTEE CERTIFICATION


                                    [Date]


To:  The Parties Listed on Schedule A Attached Hereto.

   Receipt and Final Review of Mortgage Files by the Trustee Pursuant to the
            Pooling and Servicing Agreement (dated March 11, 2004)


Ladies and Gentlemen:

          In accordance with Section 2.02(c) of the Pooling and Servicing Agreement, dated March 11, 2004, by and among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB as master servicers, Lennar Partners, Inc. and National Consumer Cooperative Bank as special servicers and Wells Fargo Bank, N.A., as trustee (the "Agreement"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, the undersigned, as trustee, hereby certifies that, subject to Section 2.02(d), as to each Loan subject to the Agreement (excluding the Mayfair Mall Loan, the Stanford Shopping Center Loan, any Loan as to which a Liquidation Event has occurred and any Loan specifically identified in any exception report annexed hereto), (i) all documents specified in clauses (a)(i) through (a)(v), (a)(ix) (without regard to the parenthetical clause), (a)(xi), (a)(xii), (a)(xvi) and (a)(xviii) of the definition of "Mortgage File" in the Agreement, are in its possession,
(ii) it has received either a recorded original of each of the assignments specified in clause (a)(iii) and clause (a)(v) of the definition of "Mortgage File" in the Agreement, or, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller, a copy of such recorded original certified by the applicable public recording office to be true and complete, and (iii) all such Loan Documents have been received, have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Loans identified on the Mortgage Loan Schedule.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement. This Certificate is qualified in all respects by the terms of the Agreement.


                                    J-2-1

                                    WELLS FARGO BANK, N.A., as Trustee,


                                    By: ____________________________________
                                    Name:
                                    Title:


                                    J-2-2

                                  Schedule A


Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, NY  10010

Midland Loan Services, Inc.
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210

KeyBank National Association
c/o KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105

Column Financial, Inc.
3414 Peachtree Road,
N.E. Suite 1140
Atlanta, Georgia 30326

PNC Bank, National Association
249 Fifth Avenue
One PNC Plaza
Pittsburgh, Pennsylvania 15222

NCB, FSB
1725 I Street,  N.W.
Washington, D.C. 20006

Lennar Partners, Inc.
1601 Washington Avenue
Miami Beach, FL 33139

National Consumer Cooperative Bank
1725 I Street, N.W.
Washington, D.C. 20006


                                    J-2-3

                                   EXHIBIT K

                          SCHEDULE OF REFERENCE RATES


 Distribution Date      Reference Rate     Distribution Date     Reference Rate
 -----------------      --------------     -----------------     --------------
     April 2004            5.62560%          October 2007           5.43987%
      May 2004             5.45574%          November 2007          5.60691%
     June 2004             5.62531%          December 2007          5.43892%
     July 2004             5.45547%          January 2008           5.60723%
    August 2004            5.62502%          February 2008          5.43775%
   September 2004          5.62489%           March 2008            5.43780%
    October 2004           5.45508%           April 2008            5.60586%
   November 2004           5.62460%            May 2008             5.43793%
   December 2004           5.45480%            June 2008            5.60614%
    January 2005           5.45463%            July 2008            5.43715%
   February 2005           5.45450%           August 2008           5.71343%
     March 2005            5.45487%         September 2008          5.71313%
     April 2005            5.62374%          October 2008           5.69447%
      May 2005             5.45399%          November 2008          5.87190%
     June 2005             5.62342%          December 2008          5.69596%
     July 2005             5.45368%          January 2009           5.70486%
    August 2005            5.62309%          February 2009          5.71399%
   September 2005          5.62294%           March 2009            5.71937%
    October 2005           5.45323%           April 2009            5.89363%
   November 2005           5.62260%            May 2009             5.71777%
   December 2005           5.45291%            June 2009            5.89433%
    January 2006           5.45272%            July 2009            5.71781%
   February 2006           5.45257%           August 2009           5.89436%
     March 2006            5.45297%         September 2009          5.89438%
     April 2006            5.62167%          October 2009           5.71788%
      May 2006             5.45206%          November 2009          5.89435%
     June 2006             5.62135%          December 2009          5.71775%
     July 2006             5.45176%          January 2010           5.71763%
    August 2006            5.62103%          February 2010          5.71753%
   September 2006          5.62089%           March 2010            5.71831%
    October 2006           5.45133%           April 2010            5.89371%
   November 2006           5.62055%            May 2010             5.71703%
   December 2006           5.45102%            June 2010            5.89346%
    January 2007           5.45084%            July 2010            5.71696%
   February 2007           5.45070%           August 2010           5.89320%
     March 2007            5.45118%         September 2010          5.89308%
     April 2007            5.61962%          October 2010           5.71890%
      May 2007             5.45014%          November 2010          5.89548%
     June 2007             5.61925%          December 2010          5.72018%
     July 2007             5.44980%          January 2011           5.71989%
    August 2007            5.61888%          February 2011          5.73044%
   September 2007          5.60877%           March 2011            5.73219%

                                   EXHIBIT L

                     FORM OF SARBANES-OXLEY CERTIFICATION



          Re: CSFB Commercial Mortgage Trust 2004-C1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2004-C1
               -------------------------------------------------------------

          I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as [Trustee/Master Servicer] certify to [identify the individual signing the Sarbanes Oxley Certification], Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of March 11, 2004 and relating to the Trust (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification, that:

                1. [To be certified by the Trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing statements to certificateholders filed in respect of periods included in the year covered by that Annual Report (collectively with the Annual Reports, the "Reports"), of the Trust;]

                2. [To be certified by the Trustee] [To the best of my knowledge, the information in the Reports, to the extent prepared by the [Trustee] (but not including any information provided to the [Trustee] by any master servicers or special servicers, other than to the extent that such information has been aggregated or manipulated by [Trustee]), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

                3. [To be certified by the Trustee] [To the best of my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicers and the Special Servicers under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;]

                4. [To be certified by each Master Servicer] [I am responsible for reviewing the activities performed by [Midland Loan Services, Inc./KeyCorp Real Estate Capital Markets, Inc./NCB, FSB] in its capacity as Master Servicer No.__ under the Pooling and Servicing Agreement and based upon the annual compliance review required under the Pooling and Servicing Agreement with respect to the [Midland Loan Services, Inc./KeyCorp Real Estate Capital Markets, Inc./NCB, FSB] in its capacity as Master Servicer No.__ and a certificate in the form attached as Exhibit A hereto from [Lennar Partners, Inc./National Consumer Cooperative Bank] in its capacity as Special Servicer No.__, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information), and except as disclosed in the annual report on Form 10-K for the fiscal year [___], or in any reports on Form 8-K containing statements to certificateholders of the Trust filed in respect of periods included in the year covered by that annual report, [Midland Loan Services, Inc./ KeyCorp Real Estate Capital Markets, Inc./ NCB, FSB] in its capacity as
      Master Servicer No.__, has fulfilled its obligations under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted to the Trustee thereunder, and that, to the knowledge of [Midland Loan Services, Inc./ KeyCorp Real Estate Capital Markets, Inc./ NCB, FSB] in its capacity as Master Servicer No.__, based upon the annual compliance review required under the Pooling and Servicing Agreement with respect to [Midland
      Loan Services, Inc./ KeyCorp Real Estate Capital Markets, Inc./ NCB, FSB] in its capacity as Master Servicer No. __ and a certificate in the form attached as Exhibit A hereto [Lennar Partners, Inc./
      National Consumer Cooperative Bank] in its capacity as Special
      Servicer No.__, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information), such reports do not contain any material misstatements or omissions; and]

                5. [To be certified by each Master Servicer] [We have disclosed to [Midland Loan Services, Inc.'s/ KeyCorp Real Estate Capital Markets, Inc.'s/ NCB, FSB's] certified public accountants all significant deficiencies relating to (a) the compliance of [Midland Loan Services, Inc./ KeyCorp Real Estate Capital Markets, Inc./ NCB, FSB] in its capacity as Master Servicer No.__ with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement and (b) the compliance of [Lennar Partners, Inc./ National Consumer Cooperative Bank] in its capacity as Special Servicer No.__ with the minimum servicing standards based on a certificate in the form attached as Exhibit A hereto from such entity.]

                Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

Date: ___________________________

[NAME OF COMPANY]

_________________________________
[Signature]
[Title]

                                                       EXHIBIT A to EXHIBIT L
                                                       ----------------------


                          FORM OF CERTIFICATION TO BE
                       PROVIDED TO THE MASTER SERVICERS
                       --------------------------------



          Re: CSFB Commercial Mortgage Trust 2004-C1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2004-C1
               -------------------------------------------------------------

          I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as Special Servicer No.__ certify to the Master Servicer No.__ and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of March 11, 2004 and relating to the Trust (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification, that:

                1. [To be certified by each Special Servicer] [I am responsible for reviewing the activities performed by [Lennar Partners, Inc./ National Consumer Cooperative Bank] in its capacity as Special Servicer No.__ under the Pooling and Servicing Agreement and based upon the annual compliance review required under the Pooling and Servicing Agreement with respect to Special Servicer No.__, except as disclosed in the annual report on Form 10-K for the fiscal year [___], or in any reports on Form 8-K containing statements to certificateholders of the Trust filed in respect of periods included in the year covered by that annual report, [Lennar Partners, Inc./ National Consumer Cooperative Bank] in its capacity as Special Servicer No.__, has fulfilled its obligations as Special Servicer No. 1 under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted by Special Servicer No.__ to the Trustee thereunder, and that, to the knowledge of [Lennar Partners, Inc./ National Consumer Cooperative Bank] in its capacity as Special Servicer No.__, such reports do not contain any material misstatements or omissions; and]

                2. [To be certified by each Special Servicer] [I have disclosed to [Lennar Partners, Inc.'s / National Consumer Cooperative Bank's] certified public accountants all significant deficiencies relating to the compliance of [Lennar Partners, Inc.'s/ National Consumer Cooperative Bank's] in its capacity as Special Servicer No.__ with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.]

                Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

Date: _________________________

[NAME OF COMPANY]

_______________________________
[Signature]
[Title]

                                   EXHIBIT M

                    FORM OF STATEMENT TO CERTIFICATEHOLDERS

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004


                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

STATEMENT SECTIONS                                                   PAGE(s)
------------------                                                   -------
Certificate Distribution Detail                                         2
Certificate Factor Detail                                               3
Reconciliation Detail                                                   4
Other Required Information                                              5
Ratings Detail                                                          6
Current Mortgage Loan and Property Stratification Tables              7 - 9
Mortgage Loan Detail                                                   10
Principal Prepayment Detail                                            11
Historical Detail                                                      12
Delinquency Loan Detail                                                13
Specially Serviced Loan Detail                                       14 - 15
Modified Loan Detail                                                   16
Liquidated Loan Detail                                                 17

                                 MASTER SERVICER

Midland Loan Services, Inc.
10851 Mastin Street, Bldg. 82
Suite 700
Overland Park, KS 66210


Contact:      Brad Hauger
Phone Number: (913) 253-9000

                                 MASTER SERVICER

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105


Contact:      Marty O'Conner
Phone Number: (816) 221-8800

                            MASTER & SPECIAL SERVICER

National Cooperative Bank, FSB
1725 Eye Street, NW
Washington, DC 20006


Contact:      Kathleen Luzik
Phone Number: (202) 336-7633

                                SPECIAL SERVICER

Lennar Partners, Inc.
1601 Washington Avenue
Suite 800
Miami Beach, FL 33139


Contact: Steve Bruha
Phone Number: (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicers, Special Servicers and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 2003, Wells Fargo Bank, N.A.                              Page 1 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                         CERTIFICATE DISTRIBUTION DETAIL

  Class\            Pass-Through   Original   Beginning     Principal      Interest     Prepayment
Component   CUSIP       Rate       Balance     Balance    Distribution   Distribution    Premium
--------------------------------------------------------------------------------------------------
   A-1                 0.000000%       0.00        0.00           0.00           0.00         0.00
   A-2                 0.000000%       0.00        0.00           0.00           0.00         0.00
   A-3                 0.000000%       0.00        0.00           0.00           0.00         0.00
   A-4                 0.000000%       0.00        0.00           0.00           0.00         0.00
    B                  0.000000%       0.00        0.00           0.00           0.00         0.00
    C                  0.000000%       0.00        0.00           0.00           0.00         0.00
    D                  0.000000%       0.00        0.00           0.00           0.00         0.00
    E                  0.000000%       0.00        0.00           0.00           0.00         0.00
    F                  0.000000%       0.00        0.00           0.00           0.00         0.00
    G                  0.000000%       0.00        0.00           0.00           0.00         0.00
    H                  0.000000%       0.00        0.00           0.00           0.00         0.00
    J                  0.000000%       0.00        0.00           0.00           0.00         0.00
    K                  0.000000%       0.00        0.00           0.00           0.00         0.00
    L                  0.000000%       0.00        0.00           0.00           0.00         0.00
    M                  0.000000%       0.00        0.00           0.00           0.00         0.00
    N                  0.000000%       0.00        0.00           0.00           0.00         0.00
    O                  0.000000%       0.00        0.00           0.00           0.00         0.00
    P                  0.000000%       0.00        0.00           0.00           0.00         0.00
    R                  0.000000%       0.00        0.00           0.00           0.00         0.00
    V                  0.000000%       0.00        0.00           0.00           0.00         0.00
--------------------------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------------------------

            Realized Loss /                                Current
  Class\    Additional Trust      Total       Ending    Subordination
Component    Fund Expenses     Distribution   Balance       Level
---------------------------------------------------------------------
   A-1                  0.00           0.00      0.00           0.00%
   A-2                  0.00           0.00      0.00           0.00%
   A-3                  0.00           0.00      0.00           0.00%
   A-4                  0.00           0.00      0.00           0.00%
    B                   0.00           0.00      0.00           0.00%
    C                   0.00           0.00      0.00           0.00%
    D                   0.00           0.00      0.00           0.00%
    E                   0.00           0.00      0.00           0.00%
    F                   0.00           0.00      0.00           0.00%
    G                   0.00           0.00      0.00           0.00%
    H                   0.00           0.00      0.00           0.00%
    J                   0.00           0.00      0.00           0.00%
    K                   0.00           0.00      0.00           0.00%
    L                   0.00           0.00      0.00           0.00%
    M                   0.00           0.00      0.00           0.00%
    N                   0.00           0.00      0.00           0.00%
    O                   0.00           0.00      0.00           0.00%
    P                   0.00           0.00      0.00           0.00%
    R                   0.00           0.00      0.00           0.00%
    V                   0.00           0.00      0.00           0.00%
====================================================================
  Totals
====================================================================

                                   Original   Beginning                                                 Ending
                    Pass-Through   Notional   Notional      Interest      Prepayment       Total       Notional
  Class     CUSIP       Rate        Amount     Amount     Distribution     Premium      Distribution    Amount
---------------------------------------------------------------------------------------------------------------
   A-X                 0.000000%       0.00        0.00           0.00           0.00           0.00       0.00
   A-SP                0.000000%       0.00        0.00           0.00           0.00           0.00       0.00
   A-Y                 0.000000%       0.00        0.00           0.00           0.00           0.00       0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 2003, Wells Fargo Bank, N.A.                              Page 2 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                           CERTIFICATE FACTOR DETAIL

                                                                               Realized Loss /
                        Beginning     Principal      Interest     Prepayment  Additional Trust    Ending
 Class        CUSIP      Balance    Distribution   Distribution    Premium     Fund Expenses      Balance
------------------------------------------------------------------------------------------------------------
  A-1                   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
  A-2                   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
  A-3                   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
  A-4                   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   B                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   C                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   D                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   E                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   F                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   G                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   H                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   J                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   K                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   L                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   M                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   N                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   O                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   P                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   R                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   V                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000

                        Beginning                                   Ending
                         Notional     Interest      Prepayment     Notional
 Class        CUSIP       Amount    Distribution     Premium        Amount
------------------------------------------------------------------------------
  A-X                   0.00000000    0.00000000     0.00000000   0.00000000
  A-SP                  0.00000000    0.00000000     0.00000000   0.00000000
  A-Y                   0.00000000    0.00000000     0.00000000   0.00000000

Copyright 2003, Wells Fargo Bank, N.A.                              Page 3 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                             RECONCILIATION DETAIL

ADVANCE SUMMARY

P & I Advances Outstanding                                       0.00
Servicing Advances Outstanding                                   0.00

Reimbursement for Interest on P & I
Advances paid from general collections                           0.00

Reimbursement for Interest on Servicing
Advances paid from general collections                           0.00

                          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees for Delinquent Payments Received      0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

          Accrued         Uncovered                             Certificate         Unpaid         Optimal Interest   Interest
        Certificate       Prepayment       Indemnification   Deferred Interest     Interest          Distribution     Shortfall
Class     Interest    Interest Shortfall      Expenses             Amount       Shortfall Amount        Amount         Amount
---------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-X
 A-SP
 A-Y
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
---------------------------------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------------------------------

                          Appraisal
          Interest        Reduction
 Class  Distribution        Amount
---------------------------------------
  A-1
  A-2
  A-3
  A-4
  A-X
  A-SP
  A-Y
   B
   C
   D
   E
   F
   G
   H
   J
   K
   L
   M
   N
   O
   P
---------------------------------------
 Total
---------------------------------------

Copyright 2003, Wells Fargo Bank, N.A.                              Page 4 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                                       0.00

Aggregate Number of Outstanding Loans                                  0
Aggregate Unpaid Principal Balance of Loans                         0.00
Aggregate Stated Principal Balance of Loans                         0.00

Aggregate Amount of Servicing Fee                                   0.00
Aggregate Amount of Special Servicing Fee                           0.00
Aggregate Amount of Trustee Fee                                     0.00
Aggregate Amount of Primary Servicing Fee Fee                       0.00
Aggregate Trust Fund Expenses                                       0.00

Specially Serviced Loans not Delinquent
  Number of Outstanding Loans                                          0
  Aggregate Unpaid Principal Balance                                0.00

Appraisal Reduction Amount

               Appraisal    Cumulative   Most Recent
   Loan        Reduction       ASER       App. Red.
  Number         Amount       Amount         Date
----------------------------------------------------
----------------------------------------------------
  Total
----------------------------------------------------

Copyright 2003, Wells Fargo Bank, N.A.                              Page 5 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                                 RATINGS DETAIL

                         Original Ratings        Current Ratings (1)
                     -----------------------   -----------------------
Class      CUSIP     Fitch   Moody's   S & P   Fitch   Moody's   S & P
----------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-X
 A-SP
 A-Y
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P

  NR  - Designates that the class was not rated by the above agency at the time of original issuance.
   X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
  N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

Copyright 2003, Wells Fargo Bank, N.A.                              Page 6 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE

                                        % of
 Scheduled      # of      Scheduled     Agg.      WAM              Weighted
  Balance       Loans      Balance      Bal.      (2)      WAC    Avg DSCR (1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------

                                   STATE (3)

                                        % of
                # of      Scheduled     Agg.      WAM              Weighted
   State        Props      Balance      Bal.      (2)      WAC    Avg DSCR (1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright 2003, Wells Fargo Bank, N.A.                              Page 7 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                            DEBT SERVICE COVERAGE RATIO (1)

                                           % of
   Debt Service      # of    Scheduled     Agg.    WAM            Weighted
  Coverage Ratio     Loans    Balance      Bal.    (2)    WAC   Avg DSCR (1)
------------------------------------------------------------------------------
------------------------------------------------------------------------------
     Totals
------------------------------------------------------------------------------

                               PROPERTY TYPE (3)

                                           % of
     Property        # of    Scheduled     Agg.    WAM            Weighted
       Type          Loans    Balance      Bal.    (2)    WAC   Avg DSCR (1)
------------------------------------------------------------------------------
------------------------------------------------------------------------------
     Totals
------------------------------------------------------------------------------

                                   NOTE RATE

                                           % of
      Note           # of    Scheduled     Agg.    WAM            Weighted
      Rate           Loans    Balance      Bal.    (2)    WAC   Avg DSCR (1)
------------------------------------------------------------------------------
------------------------------------------------------------------------------
     Totals
------------------------------------------------------------------------------

                                   SEASONING

                                           % of
                     # of    Scheduled     Agg.    WAM            Weighted
      Seasoning      Loans    Balance      Bal.    (2)    WAC   Avg DSCR (1)
------------------------------------------------------------------------------
------------------------------------------------------------------------------
     Totals
------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright 2003, Wells Fargo Bank, N.A.                              Page 8 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                        % of
Anticipated Remaining  # of  Scheduled  Agg.  WAM       Weighted
      Term (2)         Loans  Balance   Bal.  (2) WAC  Avg DSCR(1)
------------------------------------------------------------------
------------------------------------------------------------------
      Totals
------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                   % of
Remaining Stated  # of   Scheduled  Agg. WAM         Weighted
      Term        Loans   Balance   Bal. (2)  WAC   Avg DSCR(1)
---------------------------------------------------------------
---------------------------------------------------------------
      Totals
---------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                        % of
Remaining Amortization # of  Scheduled   Agg. WAM       Weighted
         Term          Loans  Balance    Bal. (2) WAC  Avg DSCR(1)
------------------------------------------------------------------
------------------------------------------------------------------
        Totals
------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                   % of
    Age of Most   # of   Scheduled Agg.  WAM         Weighted
    Recent NOI    Loans  Balance   Bal.  (2)  WAC   Avg DSCR(1)
---------------------------------------------------------------
---------------------------------------------------------------
      Totals
---------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright 2003, Wells Fargo Bank, N.A.                              Page 9 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                              MORTGAGE LOAN DETAIL

                                                                Anticipated              Neg.  Beginning    Ending    Paid
  Loan         Property              Interest  Principal Gross   Repayment    Maturity  Amort  Scheduled   Scheduled  Thru
 Number  ODCR  Type (1)  City  State Payment    Payment  Coupon    Date         Date    (Y/N)   Balance     Balance   Date
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------------------------------------------------

         Appraisal    Appraisal   Res.   Mod.
  Loan   Reduction    Reduction  Strat.  Code
 Number     Date       Amount     (2)    (3)
---------------------------------------------
---------------------------------------------
 Totals
---------------------------------------------

                             (1) PROPERTY TYPE CODE

MF -  Multi-Family
RT -  Retail
HC -  Health Care
IN -  Industrial
WH -  Warehouse
MH -  Mobile Home Park
OF -  Office
MU -  Mixed Use
LO -  Lodging
SS -  Self Storage
OT -  Other

                          (2) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                              (3) MODIFICATION CODE

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright 2003, Wells Fargo Bank, N.A.                             Page 10 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004


                           PRINCIPAL PREPAYMENT DETAIL

                                              Principal Prepayment Amount                      Prepayment Premium
                     Offering Document    -------------------------------------------------------------------------------------
     Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount   Percentage Premium    Yield Maintenance Charge
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
        Totals
-------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank, N.A.                             Page 11 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004


                                HISTORICAL DETAIL

                                        Delinquencies
------------------------------------------------------------------------------------------------
Distribution   30-59 Days   60-89 Days  90 Days or More  Foreclosure      REO      Modifications
    Date      #   Balance  #   Balance   #    Balance    #   Balance   #   Balance #     Balance
------------------------------------------------------------------------------------------------
                 Prepayments          Rate and Maturities
------------------------------------------------------------
Distribution Curtailments   Payoff   Next Weighted Avg.
    Date     #     Amount  #   Amount  Coupon  Remit     WAM
------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright 2003, Wells Fargo Bank, N.A.                             Page 12 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045



              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004


                             DELINQUENCY LOAN DETAIL

                  Offering      # of                    Current    Outstanding  Status of  Resolution
                  Document      Months   Paid Through    P & I       P & I      Mortgage    Strategy    Servicing     Foreclosure
 Loan Number   Cross-Reference  Delinq.     Date        Advances   Advances**    Loan (1)   Code (2)   Transfer Date     Date
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
 Totals
----------------------------------------------------------------------------------------------------------------------------------

               Actual     Outstanding
              Principal   Servicing    Bankruptcy   REO
 Loan Number   Balance     Advances       Date      Date
---------------------------------------------------------
---------------------------------------------------------
 Totals
---------------------------------------------------------

                           (1) STATUS OF MORTGAGE LOAN

A - Payment Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Balloon)
7 - Foreclosure
9 - REO

                          (2) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

** Outstanding P & I Advances include the current period advance.

Copyright 2003, Wells Fargo Bank, N.A.                             Page 13 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004


                     SPECIALLY SERVICED LOAN DETAIL - PART 1

           Offering      Servicing  Resolution                                                 Net
 Loan      Document      Transfer   Strategy   Scheduled  Property        Interest  Actual   Operating  DSCR          Note
Number  Cross-Reference    Date     Code (1)   Balance    Type (2)  State   Rate    Balance   Income    Date   DSCR   Date
----------------------------------------------------------------------------------------------------------------------------
                   Remaining
 Loan   Maturity  Amortization
Number    Date       Term
------------------------------

                          (1) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) PROPERTY TYPE CODE

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

Copyright 2003, Wells Fargo Bank, N.A.                             Page 14 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                Offering     Resolution     Site
  Loan          Document      Strategy   Inspection                Appraisal  Appraisal      Other REO
 Number      Cross-Reference   Code (1)     Date     Phase 1 Date    Date       Value      Property Revenue       Comment
------------------------------------------------------------------------------------------------------------------------------------

                          (1) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright 2003, Wells Fargo Bank, N.A.                             Page 15 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                              MODIFIED LOAN DETAIL

                 Offering
    Loan         Document       Pre-Modification
   Number     Cross-Reference        Balance         Modification Date       Modification Description
-----------------------------------------------------------------------------------------------------
 Totals

Copyright 2003, Wells Fargo Bank, N.A.                             Page 16 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                             LIQUIDATED LOAN DETAIL

                    Final
                   Recovery      Offering                                                   Gross Proceeds    Aggregate
       Loan      Determination    Document     Appraisal  Appraisal   Actual     Gross        as a % of       Liquidation
      Number         Date      Cross-Reference   Date      Value      Balance   Proceeds    Actual Balance    Expenses*
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------------------------------------------
 Cumulative Total
------------------------------------------------------------------------------------------------------------------------

                     Net         Net Proceeds               Repurchased
       Loan       Liquidation     as a % of     Realized    by Seller
      Number       Proceeds     Actual Balance    Loss        (Y/N)
----------------------------------------------------------------------
----------------------------------------------------------------------
  Current Total
----------------------------------------------------------------------
 Cumulative Total
----------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright 2003, Wells Fargo Bank, N.A.                             Page 17 of 17

                                   EXHIBIT N

                    FORM OF NOTICE FROM TRUSTEE TO MAYFAIR MALL
                          MASTER SERVICER AND TRUSTEE


KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105
Attention: E.J. Burke

Midland Loan Services, Inc.
10851 Mastin Street, Suite 700
Kansas City, Missouri 64105

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attention:  Credit Suisse First Boston Mortgage Securities Corp.,
            Commercial Mortgage Pass-Through Certificates, Series 2003-C4 and Series 2003-C5

            Re:   Credit Suisse First Boston Mortgage Securities Corp.,
                  Commercial  Mortgage   Pass-Through   Certificates,   Series
                  2004-C1


Ladies and Gentlemen:

            Pursuant to Section 3.02(c) of the Pooling and Servicing Agreement dated as of March 11, 2004, relating to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank, N.A. as trustee under the Agreement (in such capacity, the "Trustee"), hereby notifies KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Series 2003-C4 Master Servicer") and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Series 2003-C4 Trustee"), under the Pooling and Servicing Agreement, dated September 11, 2003, relating to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2003-C4 (the "Series 2003-C4 PSA"), as well as Midland Loan Services, Inc. as master servicer (in such capacity, the "Series 2003-C5 Master Servicer") and Wells Fargo Bank, N.A. as trustee (in such capacity, the "Series 2003-C5 Trustee") under the Pooling and Servicing Agreement dated as of December 1, 2003 relating to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5 (the "Series 2003-C5 PSA") that, as of March 12, 2004, the Trustee is the holder of the Mayfair Mall Loan (as defined in the Agreement).

            Furthermore, the Trustee hereby directs the Series 2003-C4 Master Servicer (or, if it is ever responsible for servicing the Mayfair Mall Loan, the Series 2003-C5 Master Serivcer) to remit to KeyCorp Real Estate Capital Markets, Inc. or any successor thereto, as Master Servicer No.2 under the Agreement (the "Series 2004-C1 Master Servicer"), all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Series 2004-C1 Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Mayfair Mall Loan under the Mayfair Mall Intercreditor Agreement and the Series 2003-C4 PSA (or, if it ever governs the servicing of the Mayfair Mall Loan, the Series 2003-C5 PSA).


                                    WELLS FARGO BANK, N.A., as Trustee


                                    By:________________________________________
                                    Name
                                    Title:

                                   EXHIBIT O

              FORM OF NOTICE FROM TRUSTEE TO STANFORD SHOPPING CENTER
                          MASTER SERVICER AND TRUSTEE


Midland Loan Services, Inc.
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210

Clarion Partners, LLC
230 Park Avenue
12th Floor
New York, NY  10169

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attention:  Credit Suisse First Boston Mortgage Securities Corp.,
            Commercial Mortgage Pass-Through Certificates, Series 2003-C5

            Re:   Credit Suisse First Boston Mortgage Securities Corp.,
                  Commercial  Mortgage   Pass-Through   Certificates,   Series
                  2004-C1


Ladies and Gentlemen:

            Pursuant to Section 3.02(d) of the Pooling and Servicing Agreement dated as of March 11, 2004, relating to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank, N.A. as trustee under the Agreement (the "Trustee"), hereby notifies Midland Loan Services, Inc., as master servicer (the "Series 2003-C5 Master Servicer"), Clarion Partners, LLC, as special servicer (the "Series 2003-C5 Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Series 2003-C5 Trustee") under the Pooling and Servicing Agreement, dated December 1, 2003, relating to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2003-C5 (the "Series 2003-C5 PSA"), that, as of March 12, 2004, the Trustee is the holder of the loans referred to in the Series 2003-C5 Pooling and Servicing Agreement as the "Stanford Shopping Center Companion Loans" (the "Stanford Shopping Center Companion Loan").

            Furthermore, the Trustee hereby directs the Series 2003-C5 Master Servicer to remit to Midland Loan Services, Inc. or its successor as the applicable master servicer under the Agreement (the "Series 2004-C1 Master Servicer") all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Series 2004-C1 Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Stanford Shopping Center Companion Loans under the Stanford Shopping Center Intercreditor Agreement and the Series 2003-C5 PSA.

                                    WELLS FARGO BANK, N.A., as Trustee


                                    By:________________________________________
                                    Name
                                    Title:

                                   EXHIBIT P

              FORM OF NOTICE REGARDING DEFEASANCE OF MORTGAGE LOAN



  For loans not among ten largest and having a principal balance of less than
            (a) $20,000,000 and (b) 5% of outstanding pool balance

To: Standard & Poor's Ratings Services
55 Water Street
New York, New York 10041
Attn: Commercial Mortgage Surveillance

From: _________, in its capacity as Servicer No.__ (the "Servicer") under the Pooling and Servicing Agreement dated as of March 11, 2004 (the "Pooling and Servicing Agreement"), among the Servicer, Wells Fargo Bank, N.A. as Trustee, and others.

                            Date: _________, 20___



            Re: Commercial Mortgage Pass-Through Certificates, Series Mortgage Loan (the "Mortgage Loan") heretofore secured by real property known as _______.

            Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. [Note: all terms in this notice should be conformed to terms used in the Pooling and Servicing Agreement]

            THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND (B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR STANDARD OF CARE GREATER THAN THE DUTIES OF SERVICER UNDER THE POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD

            We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                 1. The related borrower (the "Borrower") has consummated a defeasance of the Mortgage Loan of the type checked below:

     ____ a full defeasance of the entire outstanding principal balance
          ($___________) of the Mortgage Loan; or

     ____ a partial defeasance of a portion ($__________) of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan ($________);

                 2. The defeasance was consummated on __________, 20__.

                 3. The defeasance was completed in all material respects in accordance with the conditions for defeasance specified in the Loan Documents and in accordance with the Servicing Standard.

                 4. The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii) direct debt obligations of the Federal National Mortgage Association,
     (iii) direct debt obligations of the Federal Home Loan Mortgage Corporation, or (iv) interest-only direct debt obligations of the Resolution Funding Corporation. Such defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not subject to prepayment, call or early redemption.

                 5. After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original Borrower, (ii) is a Single-Purpose Entity (as defined in the S&P Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original Borrower with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Mortgage Loan pursuant to the terms of the Mortgage Loan Documents, or (v) has delivered a letter from S&P confirming that the organizational documents of such Defeasance Obligor were previously approved by S&P. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Borrower) real property securing one or more Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the "Pool").

                 6. If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $20 million or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent Statement to Certificateholders received by the Servicer (the "Current Report").

                 7. The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in the S&P Criteria) that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in the S&P Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement).

                 8. The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Servicer's collection account, all scheduled payments on the Mortgage Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled Payments").

                 9. The Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early redemption, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

                 10. The Servicer received opinions of counsel that, subject to customary qualifications, (i) the defeasance will not cause any Trust REMIC to fail to qualify as a REMIC for purpose of the Code, (ii) the agreements executed by the Borrower and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

                 11. The agreements executed in connection with the defeasance
     (i) prohibit subordinate liens against the defeasance collateral, (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the Mortgage Loan has been paid in full,
     (iv) include representations and/or covenants of the Borrower and/or securities intermediary substantially as set forth on Exhibit B hereto,
     (v) provide for survival of such representations; and (vi) do not permit waiver of such representations and covenants.

                 12. The outstanding principal balance of the Mortgage Loan immediately before the defeasance was less than $20,000,000 and less than 5% of the aggregate certificate balance of the Certificates as of the date of the Current Report. The Mortgage Loan is not one of the ten (10) largest loans in the Pool.

                 13. Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be provided to you upon request.

                 14. The individual executing this notice is an authorized officer or a servicing officer of the Servicer.


            IN WITNESS WHEREOF, the Servicer has caused this notice to be executed as of the date captioned above.

                                    [APPLICABLE MASTER SERVICER]


                                    By: _______________________________________
                                    Name:
                                    Title:

                                   EXHIBIT A

                                   EXHIBIT B

                  Perfected Security Interest Representations


General:

            1. [The defeasance agreements] create a valid and continuing security interest (as defined in the applicable UCC) in the [name specified accounts] in favor of the [Secured Party], which security interest is prior to all other [Liens], and is enforceable as such as against creditors of and purchasers from [Debtor].

            Note that "Collateral" means securities, permitted investments and other assets credited to securities accounts.

            2. The [Deposit Account], constitutes a "deposit account" within the meaning of the applicable UCC.

            3. All of the [Collateral] has been and will have been credited to a [Securities Account]. The securities intermediary for the [Securities Account] has agreed to treat all assets credited to the [Securities Account] as "financial assets" within the meaning of the UCC.

Creation:

            4. [Debtor] owns and has good and marketable title to the [Collateral, Securities Account and Deposit Account] free and clear of any [Lien], claim or encumbrance of any Person.

            5. [Debtor] has received all consents and approvals required by the terms of the [Collateral] to the transfer to the [Secured Party] of its interest and rights in the [Collateral] hereunder.

Perfection:

            6. [Debtor] has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the [Collateral, Securities Account and Deposit Account] to the [Secured Party] hereunder.

            7. [Debtor] has delivered to[Secured Party] a fully executed agreement pursuant to which the securities intermediary or the account bank has agreed to comply with all instructions originated by the [Secured Party] relating to the [Securities Account] or directing disposition of the funds in the [Deposit Account] without further consent by the [Debtor].

            8. [Debtor] has taken all steps _necessary to cause the securities intermediary to identify in its records the [Secured Party] as the person :having a security entitlement against the securities intermediary in the [Securities Account].

            9. [Debtor] has taken all steps necessary to cause [Secured Party] to become the account holder of the [Deposit Account].

Priority:

            10. Other than the security interest granted to the [Secured Party] pursuant to this Agreement, [Debtor] has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Collateral, Securities Account and Deposit Account]. [Debtor] has not authorized the filing of and is not aware of any financing statements against [Debtor] that include a description of collateral covering the [Collateral, Securities Account and Deposit Account] other than any financing statement relating to the security interest granted to the [Secured Party] hereunder or that has been terminated. Debtor is not aware of any judgment or tax lien filings against [Debtor].

            11. The [Securities Account and Deposit Account] are not in the name of any person other than the [Debtor] or the [Secured Party]. The [Debtor] has not consented to the securities intermediary of any [Securities Account] or the account bank of any [Deposit Account] to comply with entitlement orders or instructions of any person other than the [Secured Party].

                                   EXHIBIT Q

                 FORM OF SUBORDINATION AGREEMENT OF CO-OP LOANS



            THIS Agreement made this _____ day of ___, 20__, between [_______], a ____________ having an address at __________ (the "Subordinate Mortgagee"), and ___________, a ___________, having an office at ____________ (the "Superior
Mortgagee").

                             W I T N E S S E T H:


            WHEREAS, Superior Mortgagee is the owner of a certain $__________ mortgage and note secured thereby, dated ________ __, ____, made by __________________________________ (the "Borrower") to Subordinate Mortgagee
(the "Superior Mortgage") covering the premises located at ____________________________________________ more particularly described in the
Superior Mortgage and Schedule "A" attached hereto (the "Premises"); and

            WHEREAS, Subordinate Mortgagee is the holder of a certain $____________ mortgage and the note secured thereby, dated ________ __, ____, made by the Borrower to Subordinate Mortgagee (the "Subordinate Mortgage") covering the Premises; and

            WHEREAS, the Superior Mortgagee has purchased the Superior Mortgage from Subordinate Mortgagee and as a condition thereto has required that the Subordinate Mortgage be fully subordinated to the Superior Mortgage.

            NOW, THEREFORE, the parties hereto agree as follows:

            The Subordinate Mortgagee hereby covenants and agrees that (i) the Subordinate Mortgage and all of its terms and provisions and the loan it secures are and shall remain in all respects subject and subordinate to the Superior Mortgage, its lien and all of its terms and provisions and to the loan it secures and to any modifications, consolidations, extension or renewals thereof and to any increases therein resulting from advances to protect or preserve the lien of the Superior Mortgage on the Premises encumbered thereby but not any other increases therein; (ii) no tenant under any lease of any portion of the Premises, other than tenant shareholders under proprietary leases, will be made a party defendant in any foreclosure of the Subordinate Mortgage, nor will any other action be taken in connection with such foreclosure which would have the effect of terminating any such lease;
(iii) no portion of the accounts, accounts receivable, rents, issues and profits of the Premises shall be collected in connection with the foreclosure of the Subordinate Mortgage or any other enforcement action except through a receiver appointed by the court in which such foreclosure action is brought, after due notice of the application of the appointment of such receiver shall have been given to the Superior Mortgagee; (iv) the accounts, accounts receivable, rents, issues and profits collected by any such receiver (or which shall under any circumstances come into possession of the holder of the Subordinate Mortgage at a time when Subordinate Mortgagee has received written notice of a default under the Superior Mortgage) shall be applied, at Superior Mortgagee's direction, to the payment of taxes, maintenance and operating charges and disbursements incurred in connection with the operation and maintenance of the Premises and to the payment of principal, interest and other amounts due under the Superior Mortgage at the time of such application, in such order and priority as Superior Mortgagee shall direct, before any portion of such accounts, accounts receivable, rents, issues and profits shall be applied to the Subordinate Mortgage; (v) during the pendency of any such foreclosure action, if an action shall be brought for the foreclosure of the Superior Mortgage and an application shall be made for an extension of such receivership for the benefit of the Superior Mortgagee, the Subordinate Mortgagee shall consent to the extension of such receivership and all accounts, accounts receivable, rents, issues and profits held by such receiver as of the date of such application shall be applied by the receiver solely for the benefit of the Superior Mortgagee, and the Subordinate Mortgagee in their respective order of priority; (vi) due notice of the commencement of any foreclosure of the Subordinate Mortgage shall be given to the Superior Mortgagee and true copies of all papers served or entered in such action will be delivered to the Superior Mortgagee upon such service or entry; (vii) no payments shall be made to the holder of the Subordinate Mortgage during the period in which any default exists under the Superior Mortgage in respect of any monthly payment or balloon payment due thereunder beyond any applicable grace period, provided that the Subordinate Mortgagee has received written notice of such default and all payments otherwise payable to the Subordinate Mortgagee during such period shall be paid to the Superior Mortgagee and, if any such payments are received by the Subordinate Mortgagee at any time after which the Subordinate Mortgagee has received written notice of the existence of such default, they shall be held in trust for the Superior Mortgagee and turned over to the Superior Mortgagee on demand; (viii) any distributions made or to be made to the Subordinate Mortgagee pursuant to any bankruptcy or insolvency proceeding of the borrower representing amounts due under the Superior Mortgage shall be paid by the borrower, or, if such payments are nonetheless received by the Subordinate Mortgagee, by the Subordinate Mortgagee immediately upon their receipt, to the Superior Mortgagee for application, at Superior Mortgagee's direction, to the payment of principal, interest and other amounts due under the Superior Mortgage at the time of such application, in such order and priority as Superior Mortgagee shall direct, before any portion of such accounts, accounts receivable, rents, issues and profits shall be applied to the Subordinate Mortgage; and (ix) all condemnation, casualty or similar payments with respect to the premises shall be applied, for so long as the Superior Mortgage remains outstanding, in accordance with the Superior Mortgage.

            This Agreement is governed by and is to be construed under the laws of the state in which the Premises is located.

            So long as the Superior Mortgage shall remain a lien upon the Premises or any part thereof, Subordinate Mortgagee shall execute, acknowledge and deliver, upon Superior Mortgagee's reasonable demand, at any time or from time to time, any and all further subordinations, agreements or other instruments in recordable form (and in form reasonably satisfactory to Subordinate Mortgagee) as Superior Mortgagee may reasonably require for carrying out the purpose and intent of the covenants contained herein; provided, however, that no such subordinations, agreements or other instruments shall increase Subordinate Mortgagee's obligations or decrease Subordinate Mortgagee's rights under this Agreement or the Subordinate Mortgage.

            So long as the Superior Mortgage shall remain a lien upon the Premises or any part thereof, Subordinate Mortgagee shall not enter into any agreement to amend or modify the Subordinate Mortgage in a manner material to Superior Mortgagee without notice to, and the prior consent of, Superior Mortgagee.

            In order to enable Superior Mortgagee to enforce any claims by the Subordinate Mortgagee against the Borrower in any liquidation or dissolution of Borrower, or any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relative to the Borrower or its property, for so long as the Superior Mortgage shall remain outstanding, Superior Mortgagee is hereby irrevocably authorized and empowered in its discretion to make and present, for and on behalf of the undersigned Subordinate Mortgagee, such proofs of claims against the Borrower on account of the Subordinate Mortgage as Superior Mortgagee may deem expedient or proper, and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued. Subordinate Mortgagee further agrees to execute and deliver to Superior Mortgagee such assignments or other instruments as may be reasonably required by Superior Mortgagee (and in form reasonably satisfactory to Subordinate Mortgagee) in order to enable Superior Mortgagee to enforce any and all such claims and to collect any and all such payments or disbursements provided, however, that no such assignments or other instruments shall increase Subordinate Mortgagee's obligations or decrease Subordinate Mortgagee's rights under this Agreement or the Subordinate Mortgage.

            This Agreement shall not be amended or modified except by an agreement in writing, signed by the party against whom enforcement is sought.

            Except for notices in a foreclosure action, which shall be given as provided by applicable rule of court, all notices hereunder shall be given to each party in the same manner as provided in its mortgage or, if there are no such notice provisions, at the address set forth above by personal delivery or first class, certified mail, return receipt requested. Notices shall be deemed to have been given when received. Either party may change its address for notices hereunder by written notice to the other party.

            This Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns. Any assignee of the Subordinate Mortgage shall be deemed by acceptance thereof to have assumed the obligations of Subordinate Mortgagee hereunder. Subordinate Mortgagee hereby agrees to have such assignee execute a formal assumption agreement upon such assignment but no failure of an assignee to execute an assumption agreement shall affect such assignee's assumption of the obligations of the Subordinate Mortgagee.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Subordination Agreement the day and year first above written.


                                    [Subordinate Mortgagee]


                                    By: ________________________________________
                                    Name:
                                    Title:



                                    [Superior Mortgagee]


                                    By: ________________________________________
                                    Name:
                                    Title:




      [PRIOR TO EXECUTION, THIS FORM SHOULD BE MODIFIED TO ADD APPROPRIATE ACKNOWLEDGEMENTS AND INCORPORATE OTHER REVISIONS REQUIRED FOR RECORDING]

                                   EXHIBIT R

              FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER


                                    [Date]


[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICER]
[DEPOSITOR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1

Ladies and Gentlemen:

            Pursuant to Section [___________] of the Pooling and Servicing Agreement, dated as of March 11, 2004, relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as [Special Servicer No.__] under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of [Special Servicer No.__]. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section [3.24] of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.


                                       _________________________________________


                                       By: _____________________________________
                                       Name:
                                       Title: